                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-135084

                       MORTGAGE PASS-THROUGH CERTIFICATES

                             FREE WRITING PROSPECTUS
                                January 22, 2007
                       (to PROSPECTUS dated July 20, 2006)

                                  $702,206,000
                         Luminent Mortgage Trust, 2007-1
                                 Issuing Entity

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
             FOR THIS OFFERING OF MORTGAGE PASS-THROUGH CERTIFICATES

         The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.
Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-884-2071.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

         This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

         The securities referred to in this free writing prospectus are being offered when, as and if issued. The depositor is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the depositor and the availability of such security when, as and if issued by the depositor. You are advised that the terms of the securities, and the characteristics of the mortgage loans backing them, may change (due, among other things, to the possibility that mortgage loans comprising the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes or securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the mortgage loans and securities having the characteristics described in this free writing prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities that you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

         Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(a) these materials not constituting an offer (or a solicitation of an offer),
(b) no representation that these materials are accurate or complete and may not be updated, or
(c) these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

FREE WRITING PROSPECTUS DATED JANUARY 22, 2007
(TO PROSPECTUS DATED JULY 20, 2006)

                           $702,206,000 (Approximate)
                         LUMINENT MORTGAGE TRUST 2007-1
                                 Issuing Entity
                Mortgage Pass-Through Certificates, Series 2007-1
Lares Asset Securitization, Inc.,               Luminent Mortgage Capital, Inc.
             Depositor                                        Sponsor
                             Wells Fargo Bank, N.A.
                  Master Servicer and Securities Administrator
                                ----------------

------------------------------------ ------------------------------ ------------------------- ------------------------
Consider carefully the                                                   Approximate Initial            Credit Ratings:
risk factors beginning on                       Class                   Principal Balance ($)             Moody's/S&P
page S-14 of this free writing
prospectus and page 10 in the           ------------------------------ ------------------------- ------------------------
accompanying prospectus.                          I-A-1                    $371,114,000                Aaa/AAA
                                        ------------------------------ ------------------------- ------------------------
The certificates will represent                   I-A-2                     $41,235,000                Aaa/AAA
obligations of the issuing entity       ------------------------------ ------------------------- ------------------------
only and will not represent                       I-B-1                      $8,204,000                Aa2/AA+
interests in or obligations of          ------------------------------ ------------------------- ------------------------
Luminent Mortgage Capital,                        I-B-2                      $4,750,000                A2/AA+
Inc., Lares Asset Securitization,       ------------------------------ ------------------------- ------------------------
Inc., any of their affiliates or                  I-B-3                      $2,159,000               Baa1/AA+
any other entity.                       ------------------------------ ------------------------- ------------------------
                                                  I-B-4                      $2,159,000                Baa3/AA
Neither the certificates nor the        ------------------------------ ------------------------- ------------------------
underlying mortgage loans are
insured or guaranteed by any            ------------------------------ ------------------------- ------------------------
governmental agency or                           II-A-1                    $153,898,000                Aaa/AAA
instrumentality or by any other         ------------------------------ ------------------------- ------------------------
person.                                          II-A-2                     $76,948,000                Aaa/AAA
                                        ------------------------------ ------------------------- ------------------------
This free writing prospectus                     II-A-3                     $25,649,000                Aaa/AAA
may be used to offer and sell           ------------------------------ ------------------------- ------------------------
the offered certificates only if                 II-B-1                      $5,776,000                Aaa/AA+
accompanied by the prospectus.          ------------------------------ ------------------------- ------------------------
                                                 II-B-2                      $3,438,000                Aa1/AA
                                        ------------------------------ ------------------------- ------------------------
                                                 II-B-3                      $1,375,000                Aa2/AA-
                                        ------------------------------ ------------------------- ------------------------
                                                 II-B-4                      $2,613,000                 A1/A+
                                        ------------------------------ ------------------------- ------------------------
                                                 II-B-5                      $1,513,000                 A3/A-
                                        ------------------------------ ------------------------- ------------------------
                                                 II-B-6                      $1,375,000               Baa2/BBB+
                                        ------------------------------ ------------------------- ------------------------
                                        The classes of certificates offered by
                                        this free writing prospectus are listed,
                                        together with the interest rates and
                                        certain other terms and material
                                        characteristics of these certificates,
                                        in the table on page (iv) of this free
                                        writing prospectus. This free writing
                                        prospectus and the accompanying
                                        prospectus relate only to the offering
                                        of the offered certificates listed in
                                        the table and not to the other classes
                                        of certificates that will be issued by
                                        the issuing entity as described in this
                                        free writing prospectus.

The assets of the issuing entity primarily will consist of two pools of residential, conventional, first lien adjustable rate mortgage loans. Group I consists of hybrid adjustable rate mortgage loans and group II consists primarily of pay option adjustable rate mortgage loans. The loan groups are not cross-collateralized, and the class I certificates evidence an interest only in the group I mortgage loans, and the class II certificates evidence an interest only in the group II mortgage loans. Distributions on the offered certificates will be made monthly as described in this free writing prospectus, commencing
February 25, 2007. Credit enhancement for the offered certificates includes subordination, excess interest, overcollateralization and allocation of losses.

Greenwich Capital Markets, Inc., Lehman Brothers Inc. and WaMu Capital Corp., as
underwriters, intend to distribute the offered certificates by selling them at varying prices to be determined at the time of sale. Total proceeds to the depositor for the offered certificates are anticipated to be approximately ____%
of their aggregate initial certificate principal balance, plus accrued interest, before deducting expenses payable by the depositor and estimated to be approximately $________. Delivery of the offered certificates will be made only in book-entry facilities of the Depository Trust Company and, upon request, through Clearstream Banking Luxembourg and the Euroclear System on or about
January 25, 2007.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this free writing prospectus or the accompanying prospectus is accurate or complete.
Any representation to the contrary is a criminal offense.

RBS Greenwich Capital Lehman Brothers WaMu Capital Corp.  Important notice about information presented in this free writing prospectus and the accompanying prospectus:

         We provide information to you about the certificates offered by this free writing prospectus in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates; and (2) this free writing prospectus, which describes the specific terms of your certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this free writing prospectus as to the applicable option.

         You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We have filed preliminary information regarding the issuing entity's assets and your certificates with the Securities and Exchange Commission. The information contained in this free writing prospectus and the accompanying prospectus supersedes all such preliminary information.

         We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this free writing prospectus and the accompanying prospectus is accurate as of any date other than the dates stated on the front of this free writing prospectus.

         In this free writing prospectus, the terms "depositor," "we," "us" and
"our" refer to Lares Asset Securitization, Inc.

                              --------------------

         This free writing prospectus and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings "Risk Factors" and "Yield, Prepayment and Weighted
Average Life Considerations." Forward-looking statements are also found in other places throughout this free writing prospectus and the prospectus, and may be identified by accompanying language, including "expects," "intends,"
"anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the control of the depositor, the sponsor, the servicers, the master servicer, the securities administrator or any of their affiliates. These forward-looking statements speak only as of the date of this free writing prospectus. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

         Defined terms used but not defined in this free writing prospectus will have the meanings set forth in the prospectus. We include cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further related discussions. The tables of contents to free writing prospectus and prospectus provide the pages on which these captions are located.

                                        i

                             European Economic Area

         In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant Member State it has not made and will not make an offer of securities to the public in that relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another relevant Member State and notified to the competent authority in that relevant Member State, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of securities to the public in that relevant Member State at any time:

        (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

        (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
(euro)50,000,000, as shown in its last annual or consolidated accounts; or

        (c) in any other circumstances which do not require the publication by the ssuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

         For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any relevant Member
State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the
Prospectus Directive in that Member State and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant Member State.

                                 United Kingdom

         Each Underwriter has represented and agreed that:

        (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the Financial Services and
Markets Act does not apply to the Issuer; and

        (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

                                     Belgium

         The information contained in this free writing prospectus may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of (euro)50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred

                                       ii

to in Article 3, 2(degree) of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account.

         This free writing prospectus has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission
(Commission bancaire, financiere et des assurances/Commissie voor het Bank-,
Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

                                Hong Kong Warning

         The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This free writing prospectus has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this free writing prospectus or any other document other than: (a) to "professional investors" as such term is defined in the Securities and Futures Ordinance, Cap. 571 of the
laws of Hong Kong; or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the such ordinance. Offers of the securities will not be and may not be made to any person in Hong Kong other than a person to whom this free writing prospectus has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above.
No person to whom this free writing prospectus is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this free writing prospectus to any person.

                                       iii

                                The Certificates

         The certificates consist of the classes of certificates listed in the tables below. Only the offered certificates are offered by this free writing prospectus.

   Offered Certificates(1)

                           Interest Rate Formula  Interest Rate Formula
                Class        (on or prior to       (after Optional     Final Scheduled  Expected Final                Initial
              Principal          Optional          Termination         Distribution     Distribution             Certificate Ratings
 Class      Balance(2)     Termination Date)(3)     Date)(4)            Date(5)         Date(6)     CUSIP Number    Moody's      S&P

 I-A-1       $371,114,000   LIBOR + __%(7) (8)    Libor + __%(7) (8)   November 2036                              Aaa         AAA
 I-A-2        $41,235,000   LIBOR + __%(7) (8)    LIBOR + __%(7) (8)   November 2036                              Aaa         AAA
 I-B-1         $8,204,000   LIBOR + __%(7) (8)    LIBOR + __%(7) (8)   November 2036                              Aa2         AA+
 I-B-2         $4,750,000   LIBOR + __%(7) (8)    LIBOR + __%(7) (8)   November 2036                              A2          AA+
 I-B-3         $2,159,000   LIBOR + __%(7) (8)    LIBOR + __%(7) (8)   November 2036                             Baa1         AA+
 I-B-4         $2,159,000   LIBOR + __%(7) (8)    LIBOR + __%(7) (8)   November 2036                             Baa3          AA
---------- --------------- --------------------- --------------------- --------------- --------------- ----------------- -----------
---------- --------------- --------------------- --------------------- --------------- --------------- ----------------- -----------
 Subtotal
             $429,621,000

 II-A-1                     LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              Aaa         AAA
             $153,898,000
 II-A-2       $76,948,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              Aaa         AAA
 II-A-3       $25,649,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              Aaa         AAA
 II-B-1        $5,776,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              Aaa         AA+
 II-B-2        $3,438,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              Aa1          AA
 II-B-3        $1,375,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              Aa2         AA-
 II-B-4        $2,613,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              A1           A+
 II-B-5        $1,513,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                              A3           A-
 II-B-6        $1,375,000   LIBOR + __%(8)        LIBOR + __%(8)      January 2037                             Baa2         BBB+
---------- --------------- --------------------- --------------------- --------------- --------------- ----------------- -----------

Subtotal
             $272,585,000
   Total

  Non-Offered Certificates
  ------------------------
     I-C-1                 N/A
     I-C-2                $100
     II-C                  N/A
     I-P                  $100
     II-P                 $100
     R                    $100
     RX                   $100

(1)  The offered certificates are offered in minimum denominations of $100,000 and increments of $1 in excess thereof. The record date for the offered certificates is the close of business on the business date immediately preceding each distribution date.
(2)  These balances are approximate and subject to a variance of up to 5%. (3)
     Reflects the interest rate formula up to and including the earliest possible distribution date on which the Class I-C-1 or Class II-C certificateholder has the option to purchase the mortgage loans as described in this free writing prospectus under "The Pooling
     Agreement--Optional Termination."
(4)  Reflects the interest rate formula for each distribution date if the option to purchase the mortgage loans is not exercised by the Class I-C-1 or Class
     II-C certificateholder at the earliest possible distribution date as described in this free writing prospectus under "The Pooling
     Agreement--Optional Termination."
(5)  The final scheduled distribution date for the Class I certificates is based upon the first distribution date following the month of the last scheduled payment of the latest maturing group I mortgage loan. The final scheduled distribution date for the Class II certificates is based upon an assumed mortgage loan maturity of 30 years, and a final maturity reserve account.

                                       iv

(6)  The expected final distribution date, based upon (a) 25% CPR and the structuring assumptions used in this free writing prospectus, each as described herein under "Yield, Prepayment and Weighted Average Life
     Considerations--Structuring Assumptions" and (b) the assumption that the option to purchase the mortgage loans is exercised by the Class I-C-1 or
     Class II-C certificateholders on the earliest possible distribution date as described in this free writing prospectus under "The Pooling
     Agreement--Optional Termination." The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.
(7)  The Class I certificates will have the benefit of a swap agreement and a cap agreement described herein. (8) Subject to a maximum interest rate equal to the lesser of 10.50% and the related net rate cap.

                                        v

                             FREE WRITING PROSPECTUS

                                       vi

       Certain Matters Regarding the Depositor, the Master Servicer, the Securities Administrator and the

                                       vii

ANNEX A-1            Certain Characteristics of the Group I Mortgage Loans

ANNEX A-2            Certain Characteristics of the Group II Mortgage Loans

ANNEX B-1            Assumed Group I Mortgage Loan Characteristics

ANNEX B-2            Assumed Group II Mortgage Loan Characteristics

ANNEX C-1            Class I Principal Balance Decrement Tables

ANNEX C-2            Class II Principal Balance Decrement Tables

ANNEX D              Hybrid and Option ARM Assumptions

ANNEX E              Washington Mutual Bank Static Pool Information

                                      viii

                                   PROSPECTUS

ORIGINATION AND SALE OF
   ASSETS.........................................76
SERVICING OF THE ASSETS...........................83
CERTAIN TERMS OF THE POOLING
   AND SERVICING AGREEMENT,
   THE TRANSFER AND SERVICING AGREEMENT AND THE
   INDENTURE......................................93
CERTAIN LEGAL ASPECTS OF THE
   ASSETS........................................105
FEDERAL INCOME TAX

LEGAL INVESTMENT

                                       ix

                                SUMMARY OF TERMS

   o     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

   o     While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations and the underlying assumptions, cash flow priorities and other information in this free writing prospectus and the accompanying prospectus before making any investment decision.

   o     Some of the information that follows consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties, such as general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters that are beyond the control of the parties to the transaction.
         Accordingly, what actually occurs may be very different from the projections included in this free writing prospectus.

   o     Whenever we refer to a percentage of some or all of the mortgage loans of the issuing entity, that percentage has been calculated on the basis of the aggregate scheduled principal balance of those mortgage loans in relation to all of the mortgage loans as of the cut-off date unless we specify otherwise. We explain in this free writing prospectus under
         "Description of the Mortgage Loans--General" how the scheduled principal balance of a mortgage loan is determined.

Issuing Entity

     Luminent Mortgage Trust 2007-1, a common law trust. See "The Pooling
Agreement--The Issuing Entity" in this free writing prospectus.

Sponsor

     Luminent Mortgage Capital, Inc., a Maryland corporation. The sponsor is the ultimate parent of the depositor and the seller.  See "The Sponsor" in this free writing prospectus.

Depositor

     Lares Asset Securitization, Inc., a Delaware corporation, will transfer the mortgage loans to the issuing entity. See "The Depositor" in this free writing prospectus.

Seller

     Maia Mortgage Finance Statutory Trust, a Maryland business trust, will sell the mortgage loans to the depositor.

Originators

     All of the group I mortgage loans were originated (or acquired from correspondent lenders or in the secondary market) by Washington Mutual Mortgage
Securities Corp. Of these, Metrocities Mortgage LLC originated approximately
11.84%. All of the group II mortgage loans were originated (or acquired from correspondent lenders in the secondary market) by IndyMac Bank, F.S.B. The originators or their affiliates have made representations in respect of the mortgage loans, which will be assigned to the trust. Washington Mutual Mortgage
Securities Corp. is an affiliate of WaMu Capital Corp., one of the underwriters.
See "Description of the Mortgage Loans" in this free writing prospectus.

                                       S-1

Master Servicer

     Wells Fargo Bank, N.A. will monitor the servicing of the mortgage loans by the servicers.  See "The Master Servicer" in this free writing prospectus.

Servicers

     All of the group I mortgage loans will be serviced by Washington Mutual
Bank. All of the group II mortgage loans will be serviced by IndyMac Bank,
F.S.B. Washington Mutual Bank is the parent of Washington Mutual Mortgage
Securities Corp., the transferor of the group I mortgage loans, and of WaMu
Capital Corp., one of the underwriters. See "The Servicers" in this free writing prospectus.

Trustee

     HSBC Bank USA, National Association. See "The Pooling Agreement - The
Trustee" in this free writing prospectus.

Securities Administrator

     Wells Fargo Bank, N.A.  See "The Pooling Agreement - The Securities
Administrator" in this free writing prospectus.

Custodian

     Wells Fargo Bank, N.A. See "The Pooling Agreement - Custody of the Mortgage
Files; Custodian" in this free writing prospectus.

Swap and Cap Provider

     The Royal Bank of Scotland plc will provide a swap agreement and a cap agreement for the benefit of the Class I certificates. The swap and cap provider is an affiliate of Greenwich Capital Markets, Inc., the lead underwriter. See
"The Swap and Cap Agreements" in this free writing prospectus.

Supplemental Interest Trustee

     Wells Fargo Bank, N.A., in its capacity as securities administrator.

Closing Date

     On or about January 25, 2007.

Cut-off Date

     January 1, 2007.

Distribution Date

     Distributions on the certificates will be made on the 25th day of each month beginning in February 2007. If the 25th day is not a business day, then the distribution date will be the next business day.

The Offered Certificates

     On the closing date, the seller will sell the mortgage loans described below to the depositor, and the depositor will sell the mortgage loans to the issuing entity. The issuing entity will be formed pursuant to a pooling agreement dated as of the cut-off date, among the depositor, the seller, the master servicer, the securities administrator and the trustee.

     The transfer of the mortgage loans from the seller to the depositor to the issuing entity in exchange for the certificates are illustrated below:

                                       S-2

------------------   Variable Rate                          ------------
|  Swap Provider |   Payments                               |          |
------------------                                          |   Cap    |
                                                            | Provider |
                  Fixed Rate                                |          |
                   Payments                       Cap       ------------
                                                payments
------------------              ------------------
|     Seller      |             |  Supplemental  |
------------------    Class I   | Interest Trust |    Class I
          |   ^    Certificates |  (for Class I  | Certificates
Mortgage  |   |                 |  Certificates) |
Loans     |   |  Cash           ------------------ --------->---------------
          V   |            Class II Certificates             |             |
------------------ ----------------------------------------->|             |
|                |                                           | Underwriter |
|    Depositor   |                                           |             |
|                |                                           |             |
------------------ {---------------------------------------- ---------------
          |  ^                     Cash                            |   ^
Mortgage  |  |                                          Offered    |   |
Loans     |  |  All Certificates                      Certificates |   |   Cash
          V  |                                                     V   |
------------------                                            -------------
|     Issuing     |                                           |           |
|     Entity      |                                           | Investors |
------------------                                            |           |
                                                              -------------

     The Class I certificates will represent an ownership interest in the group
I mortgage loans, which, as of the cut-off date, will consist of hybrid adjustable rate mortgage loans. The Class II certificates will represent an ownership interest in the group II mortgage loans, which, as of the cut-off date, will consist of pay option adjustable rate mortgage loans.

     The Class I-A-1 and Class I-A-2 certificates are herein referred to as the
Class I-A certificates. The Class I-B-1, Class I-B-2, Class I-B-3 and Class
I-B-4 certificates are herein referred to as the Class I-B certificates. The
Class I-A and Class I-B certificates are herein referred to as the Class I certificates.

     The Class II-A-1, Class II-A-2 and Class II-A-3 certificates are herein referred to as the Class II-A certificates. The Class II-B-1, Class II-B-2,
Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 certificates are herein referred to as the Class II-B certificates. The Class II-A and Class II-B certificates are herein referred to as the Class II certificates.

     The Class I-A and Class II-A certificates are herein referred to as the
Class A or senior certificates. The Class I-B and Class II-B certificates are herein referred to as the Class B or subordinated certificates.

     The Class I and Class II certificates are herein referred to as the offered certificates.

     The offered certificates will be issued in book-entry form and will have the initial certificate principal balances and other features set forth in the table on page (iv). The offered certificates will be issued in authorized minimum denominations of $100,000 and integral multiples of $1 in excess thereof. See "Description of the Offered Certificates--General" in this free writing prospectus.

                                       S-3

Other Certificates

     In addition to the offered certificates, the issuing entity will issue
Class I-C-1, Class I-C-2, Class II-C, Class I-P, Class II-P, Class R and Class
 RX certificates. These certificates are not being offered by this free writing prospectus and the accompanying prospectus. Any information contained in this free writing prospectus and the accompanying prospectus with respect to such certificates is provided only to permit a better understanding of the offered certificates. See "Description of the Offered Certificates" in this free writing prospectus.

Final Scheduled Distribution Date

     The final scheduled distribution date for the offered certificates will be the applicable distribution date specified in the table on page (iv). The actual final distribution date for each class of offered certificates may be earlier and could be substantially earlier, than the applicable final scheduled distribution date.

Final Maturity Reserve Account

     On the distribution date occurring in February 2017, and or on any distribution date thereafter, up to and including the final distribution date for the Class II certificates in January 2037, in the event that the aggregate stated principal balance of the group II mortgage loans with original terms to maturity of more than 30 years is greater than the amount shown for such distribution date in the final maturity reserve schedule set forth herein, the securities administrator, as trustee of the final maturity reserve trust, will be required to deposit, from interest funds relating to the group II mortgage loans, into the final maturity reserve account on each such distribution date, the related final maturity reserve amount for such distribution date. Amounts on deposit in the final maturity reserve account will not be an asset of any REMIC but will be owned by the final maturity reserve trust. Amounts on deposit in the final maturity reserve account will be used to pay the outstanding certificate principal balance of the Class II certificates then outstanding on the distribution date in January 2037 (or such earlier date upon which the final distribution of payments on the mortgage loans and other assets of the trust is expected to be made). See "Description of the Certificates--Final Maturity
Reserve Account" in this prospectus supplement.

Interest Distributions

     Interest will accrue on each class of offered certificates at the pass-through rate for that class as described in this free writing prospectus.
On each distribution date, holders of the offered certificates will be entitled to receive interest accrued on the offered certificates during the related interest accrual period and any interest accrued in prior interest accrual periods that was not received on prior distribution dates, together with interest thereon at the applicable stated pass-through rate.

The pass-through rate on each class of offered certificates will equal the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii)
the related net rate cap. The Class I certificates will have the benefit of a swap agreement and cap agreement, designed to provide some interest rate protection to the Class I certificateholders while those agreements are in effect.
See "The Swap and Cap Agreements in this free writing prospectus."

     For any distribution date, interest distributions on the class II offered certificates will be further limited to the group II adjusted rate cap, which is equal to the group II weighted average net mortgage loan rate minus the per annum equivalent of any negative amortization on the mortgage loans in excess of the principal prepayments received. Any shortfalls arising from the application of the group II net rate cap will be payable from group II excess cash flow to holders of the Class II offered certificates. Any shortfalls due to the group II adjusted rate cap will be added to the principal balance of the related Class II certificates as described herein.

     On each distribution date, the interest collections on the mortgage loans remaining after the payment of certain administrative fees and expenses of the

                                       S-4

issuing entity will be applied to pay interest on the certificates and the excess, if any, will be applied as excess cash flow in the manner described in this free writing prospectus.

Priority of Interest Distributions

     In general, on each distribution date, the interest collections on the related group of mortgage loans remaining after the payments of certain issuing entity fees and expenses will be distributed in the following order of priority:

     o first, pro rata, to the related Class A certificates, o second, sequentially, to the related Class B certificates, and o third, to related excess cashflow.

See "Description of the Offered Certificates--Distributions to
Certificateholders" in this free writing prospectus.

Principal Distributions

     Principal distributions on the offered certificates will generally reflect principal collections on the related mortgage loans held by the issuing entity, and with respect to the Class II certificates, net of any negative amortization on the mortgage loans. Principal distributions on the offered certificates may include a portion of interest collections on the mortgage loans, after they have been applied to pay certain administrative fees and expenses of the issuing entity and interest due on the offered certificates, to the extent necessary to improve or maintain overcollateralization at the required level as described under "Description of the Offered Certificates--Credit Enhancement" in this free writing prospectus.

Priority of Principal Distributions

     In general, on each distribution date, the principal collections from the related group (with respect to group II, reduced by any negative amortization of the group II mortgage loans) will be distributed initially in the following order of priority:

     o first, pro rata, to the related Class A certificates, and o second, sequentially, to the related Class B certificates.

     After the applicable group I or group II stepdown date, the Class A certificates will receive their related Class I-A or Class II-A principal distribution amount, as applicable, and each class of Class I-B or Class II-B certificates will receive its respective principal distribution amount, unless a
"trigger event" for that group is in effect. The group I stepdown date is the later to occur of the February 2010 distribution date and the first distribution date on which the credit enhancement percentage is at least 9.00% (if such distribution date is prior to the first distribution date after the Class I-A
Certificates have been paid in full). The group II stepdown date is the later to occur of the February 2010 distribution date and the first distribution date on which the credit enhancement percentage is at least 16.875% (if such distribution date is prior to February 2013) and 13.500% (on or after the distribution date in February 2013) (in either case, if such distribution date is prior to the first distribution date after which the Class II-A Certificates are paid in full).

See "Description of the Offered Certificates--Distributions to
Certificateholders" in this free writing prospectus.

Trigger Events

     A trigger event will exist if after the stepdown date (1) the principal amount of group I or group II mortgage loans that are 60 days or more delinquent
(including foreclosed properties, REO and bankruptcy) on a three-month rolling average exceeds approximately 40% (with respect to each group of mortgage loans)
of the sum of the aggregate certificate principal balance of the related Class B certificates and the related overcollateralization amount, or (2) the cumulative realized losses with respect to the related mortgage loans, as applicable, exceeds certain specified percentages as of specified distribution dates.

                                       S-5

See "Description of the Offered Certificates--Distributions to
Certificateholders" in this free writing prospectus.

Special Foreclosure Rights

     The 100% holder of the most junior class of subordinate certificates will have the right to object to foreclosure of any mortgage loan that is more than
60 or 90 days delinquent. If the holder of the most junior subordinated certificates objects to the servicer's course of action, it will be required to purchase the delinquent mortgage loan from the trust fund at fair market value as provided in the servicing agreements. See "Servicing of the Mortgage
Loans--Special Foreclosure Rights" in this free writing prospectus for additional information.

Fees and Expenses

     Before distributions are made on the certificates, each servicer will be paid a monthly fee from the collections on the mortgage loans. The servicing fees accrue at the servicing fee rate or rates set forth under "Fees and
Expenses" in the free writing prospectus. In addition to the servicing fees, the servicers will be entitled to retain as additional servicing compensation (i)
all service-related fees, including assumption fees, modification fees, extension fees, bad check fees and late payment charges (and, in certain cases, prepayment premiums), (ii) any interest or other income earned on funds held in the custodial account and any escrow accounts, and (iii) in certain cases, REO disposition fees.

     The master servicer will be paid a monthly fee equal to 1/12 of 0.0185% of the stated principal balance of the mortgage loans. The fees of the trustee, securities administrator and custodian will be paid by the master servicer.

Limited Recourse

     The only source of cash available to make interest and principal distributions on the class I certificates will be the group I mortgage loans and, to a limited extent, payments received pursuant to the swap agreement and cap agreement. The only source of cash available to make interest and principal distributions on the class II certificates will be the group II mortgage loans.

Credit Enhancement

     Credit enhancement is intended to reduce the loss caused to holders of the certificates as a result of shortfalls in payments received and losses realized on the mortgage loans. The credit enhancement for each of the Class I and Class
II offered certificates includes subordination, excess interest, overcollateralization and realized loss allocation with respect to the related group of mortgage loans. In addition, substantially all of the mortgage loans with loan-to-value ratios equal to or greater than 75% are covered by one or more primary mortgage insurance policies that, subject to compliance with the terms of the policy, would cover a portion of any losses on a covered loan. See
"Risk Factors--Risks Related to the Certificates" and "Description of the
Offered Certificates--Credit Enhancement" in this free writing prospectus.

Subordination

     The rights of the holders of the more junior class I and class II of certificates to receive distributions will be subordinated to the rights of the holders of the more senior classes of related certificates to receive distributions. The rights of priority on distributions are intended to increase the likelihood that the holders of Class A certificates of each class will receive regular distributions of interest and principal. See "Description of the
Offered Certificates--Credit Enhancement--Subordination" in this free writing prospectus.

Excess Interest

     Each of the group I and group II mortgage loans bears an amount of interest that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the related certificates and certain fees and expenses of the issuing entity. This "excess interest" received from the mortgage loans each month will be available to absorb losses realized on the mortgage loans, abate any impairment and maintain overcollateralization at the required levels. See

                                       S-6

"Risk Factors--Risks Related to the Certificates" and "Description of the
Offered Certificates--Credit Enhancement--Excess Interest" in this free writing prospectus.

Overcollateralization

     The overcollateralization amount is the excess, if any, of the aggregate stated principal balance of the group I or group II mortgage loans over the aggregate certificate principal balance of the class I or class II certificates, as applicable. On the closing date, the aggregate scheduled principal balance of the group I mortgage loans is expected to exceed the aggregate certificate principal balance of the class I certificates by approximately $2,157,438 which represents approximately 0.50% of the aggregate scheduled principal balance of the group I mortgage loans as of the cut-off date. On the closing date, the aggregate scheduled principal balance of the group II mortgage loans is expected to exceed the aggregate certificate principal balance of the class II certificates by approximately $2,476,348, which represents approximately 0.90%
of the aggregate scheduled principal balance of the mortgage loans as of the cut-off date. This excess in each case is referred to in this free writing prospectus as "overcollateralization." After the closing date, to the extent described in this free writing prospectus, a portion of the excess cash flow of a group may be distributed as principal on the related certificates, which may
(a) reduce the aggregate certificate principal balance of the related certificates at a faster rate than the aggregate scheduled principal balance of the mortgage loans is being reduced and (b) maintain or restore the required level of overcollateralization for the related class of certificates. We cannot assure you, however, that sufficient excess cash flow will be generated by the mortgage loans to maintain or restore the required level of
overcollateralization. See "Risk Factors--Risks Related to the Certificates" and
"Description of the Offered Certificates--Credit
Enhancement--Overcollateralization" in this free writing prospectus.

Allocation of Realized Losses

     As described in this free writing prospectus, realized losses on each group of mortgage loans (to the extent that such losses exceed excess interest and any overcollateralization, as described in this free writing prospectus) will be applied to first reduce the certificate principal balances of the related classes of class B certificates sequentially, in reverse numerical order, until the certificate principal balance of each such class of certificates has been reduced to zero. Thereafter, (i) realized losses on the group I mortgage loans will be applied to reduce the certificate principal balance of the Class I-A-2 certificates, and the Class I-A-1 Certificates sequentially, in that order, in each case until the certificate principal balances thereof have been reduced to zero and (ii) realized losses on the group II mortgage loans will be applied to reduce the certificate principal balances of the Class II-A-3 certificates, the
Class II-A-2 certificates and the Class II-A-1 certificates, sequentially, in each case until the certificate principal balances thereof have been reduced to zero. If a realized loss has been allocated to reduce the certificate principal balance of a class, such certificate principal balance will not be reinstated
(except in the case of subsequent recoveries) and it is unlikely that holders of such class of certificates will receive any payment in respect of that reduction. See "Description of the Offered Certificates--Credit
Enhancement--Realized Losses" in this free writing prospectus.

Primary Mortgage Insurance

     Substantially all of the mortgage loans with loan-to-value ratios equal to or greater than 75% are covered by primary mortgage insurance policies that, subject to compliance with the terms of the policy, would cover a portion of any losses on a covered loan. See "Description of the Mortgage Loans--Attributes of the Mortgage Loans" and "--The LPMI Insurer" and "--The LPMI Policy."

Swap Agreement

     The Class I certificates will have the benefit of a swap agreement with the swap provider. Pursuant to the swap agreement, before distributions are made on the Class I Certificates, the supplemental interest trust

                                       S-7

will make payments monthly to the swap provider based on the applicable fixed rate and applicable notional balance, as set forth herein, and the supplemental interest trust will receive payments monthly based upon one-month LIBOR and the applicable notional balance. Payments under the swap agreement commence with the first distribution date and terminate on the distribution date occurring in
January 2014. See "The Swap and Cap Agreements" in this free writing prospectus.

Cap Agreement

     The Class I certificates also will have the benefit of a cap agreement that will be entered into with the cap provider. For each distribution date that the cap contract is in effect, the cap provider will be obligated to make a payment to the supplemental interest trust equal to the product of (a) the excess, if any, of (i) one-month LIBOR (up to 10.50%) over (ii) the cap rate, as set forth herein, (b) the notional amount for such distribution date, as set forth herein, and (c) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as set forth in the cap agreement), and the denominator of which is 360. Payments from the cap provider under the cap agreement will commence with the March 2007 distribution date and terminate on the distribution date in January 2015. See "The Swap and Cap Agreements" in this free writing prospectus.

The Mortgage Loans

General

     On the closing date, the assets of the issuing entity will consist primarily of two pools of mortgage loans. The group I mortgage loans consist of hybrid adjustable rate mortgage loans with an aggregate stated principal balance of approximately $431,778,638. The group II mortgage loans consist of pay option adjustable rate mortgage loans with an aggregate stated principal balance of approximately $275,061,549. The mortgage loans will be secured by first lien mortgages, deeds of trust, or other security instruments, all of which are referred to in this free writing prospectus as mortgages.

     All of the group I mortgage loans have an initial fixed-rate period of six months, or one, two, three, five, seven or ten years. After the fixed rate period, if any, the interest rate on each group I mortgage loan will be adjusted semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR, to equal the related index plus a fixed percentage set forth or computed in accordance with the related note, subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate.

     As of the cut-off date, approximately 85.90% group I mortgage loans have an initial interest only period of three, five, seven or ten years. During this period, the payments made by the related mortgagor will be less than they would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

     All of the group II mortgage loans have a negative amortization feature, under which accrued interest on a mortgage loan will be deferred and added to the principal balance of that mortgage loan if the minimum monthly payment on such mortgage loan on its interest payment date is less than the amount of accrued interest due on that mortgage loan on that payment date.

     While the interest rate on each group II mortgage loan will adjust monthly, the minimum monthly payment due on the Mortgage Loans generally will only adjust annually. After a fixed payment period of one year, on each annual payment adjustment date, the minimum monthly payment due on such mortgage loan will be reset to fully amortize such mortgage loan over its remaining term to maturity,

                                       S-8

subject to the conditions that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment on such mortgage loan prior to such adjustment, (ii) as of the fifth anniversary of the first due date with respect to such mortgage loan, and on every fifth anniversary thereafter, and if stated in the related mortgage note, on the last payment date prior to the related mortgage loan's scheduled maturity date, the minimum monthly payment on the related mortgage loan will be reset without regard to the limitation described in clause (i) above, and (iii) if the unpaid principal balance on such mortgage loan exceeds 110% or 115%, as the case may be, of the original principal balance on such mortgage loan due to deferred interest having been added to the principal balance of such mortgage loan, then the monthly payment on such mortgage loan will be reset on that payment date without regard to the limitation described in clause (i) above to amortize fully the then unpaid principal balance of such mortgage loan over its remaining term to maturity.

     All of the group II mortgage loans accrue interest at a mortgage rate which adjusts monthly based upon 1 Year MTA. The interest rate for each mortgage loan will adjust monthly to equal the sum of the related index and the gross margin.
None of the group II mortgage loans is subject to a periodic rate adjustment cap.

     Approximately 38.66% of the group II mortgage loans have original terms to stated maturity of approximately 40 years.

     See the Summary of Mortgage Loans. Also, see "Description of the Mortgage
Loans" in this free writing prospectus.

                                       S-9

COLLATERAL SUMMARY:  GROUP I MORTGAGE LOANS

                                                           Minimum             Maximum
Scheduled Principal Balance              $431,778,638      $24,871             $2,000,000
Average Scheduled Principal Balance      $351,898
Number of Mortgage Loans                 1,227

Weighted Average Gross Coupon            6.837%            5.000%              9.250%
Weighted Average FICO Score              721               621                 817
Weighted Average Original LTV            70.93%            15.00%              95.00%

Weighted Average Original Term           360 months        360 months          360 months
Weighted Average Stated Remaining Term   355 months        338 months          357 months
Weighted Average Seasoning               5   months        3   months          22  months

Weighted Average Gross Margin            2.358%            2.250%              6.250%
Weighted Average Minimum Interest Rate   2.388%            2.250%              8.875%
Weighted Average Maximum Interest Rate   12.106%           10.125%             14.875%
Weighted Average Initial Rate Cap        5.119%            1.000%              6.000%
Weighted Average Subsequent Rate Cap     1.959%            1.000%              2.000%
Weighted Average Months to Roll          69  months        1   month           116 months

Maturity Date                                              Mar  1 2035         Oct  1 2036
Maximum Zip Code Concentration           0.76%             94080

ARM                                      100.00%           First Lien          100.00%

1 YR LIBOR                               3.61%             Full Documentation  37.17%
10/1 YR LIBOR                            1.75%             No Documentation    18.08%
10/1 YR LIBOR IO                         12.56%            No Ratio            12.50%
10/6 MO LIBOR                            0.38%             SIVA                32.25%
10/6 MO LIBOR IO                         4.58%
2/28 6 MO LIBOR                          0.07%             Cash Out Refinance  33.72%
2/28 6 MO LIBOR IO                       0.18%             Purchase            49.56%
                                                           Rate/Term
3/1 YR LIBOR                             0.30%             Refinance           16.72%
3/27 6 MO LIBOR                          0.50%
3/27 6 MO LIBOR IO                       1.18%             2 Units             6.23%
5/1 LIBOR IO                             28.35%            3 Units             3.56%
5/1 YR LIBOR                             4.13%             4 Units             3.38%
5/25 6 MO LIBOR                          1.35%             Condominium         8.96%
5/25 6 MO LIBOR IO                       19.44%            PUD                 18.30%
6 MO LIBOR ARM IO                        0.03%             Single Family       59.57%
7/1 YR LIBOR                             1.87%
7/1 YR LIBOR IO                          18.36%            Investor            21.34%
7/23 6 MO LIBOR                          0.14%             Primary             75.51%
7/23 6 MO LIBOR IO                       1.21%             Second Home         3.15%

Interest Only                            85.90%            Top 5 States:
Not Interest Only                        14.10%            California          53.88%
                                                           Nevada              5.62%
Prepay Penalty:  0 months                82.07%            Washington          5.32%
Prepay Penalty:  6 months                3.45%             Illinois            5.04%
Prepay Penalty: 12 months                2.06%             Florida             3.82%
Prepay Penalty: 24 months                0.42%
Prepay Penalty: 36 months                11.57%
Prepay Penalty: 60 months                0.43%

                                      S-10

COLLATERAL SUMMARY:  GROUP II MORTGAGE LOANS

                                                                    Minimum              Maximum
        Scheduled Principal Balance                $275,061,549     $70,211              $2,963,736
        Average Scheduled Principal Balance        $411,153
        Number of Mortgage Loans                   669

        Weighted Average Gross Coupon              8.257%           1.750%               9.375%
        Weighted Average FICO Score                716              628                  817
        Weighted Average Original LTV              75.88%           15.38%               90.00%

        Weighted Average Original Term             406 months       360 months           480 months
        Weighted Average Stated Remaining Term     402 months       348 months           478 months
        Weighted Average Seasoning                 4   months       2   months           12  months

        Weighted Average Gross Margin              3.431%           2.275%               4.600%
        Weighted Average Minimum Interest Rate     3.431%           2.275%               4.600%
        Weighted Average Maximum Interest Rate     9.976%           8.950%               12.450%
        Weighted Average Initial Rate Cap          0.000%           0.000%               0.000%
        Weighted Average Subsequent Rate Cap       0.000%           0.000%               0.000%
        Weighted Average Months to Roll            1   month        1   month            1   month

        Maturity Date                                               Jan  1 2036          Nov  1 2046
        Maximum Zip Code Concentration             1.08%            85253

        ARM                                        100.00%          Cash Out Refinance   51.76%
                                                                    Purchase             20.63%
        Negam MTA                                  100.00%          Rate/Term Refinance  27.61%

        Not Interest Only                          100.00%          2 Units              5.32%
                                                                    3 Units              1.18%
        Prepay Penalty:  0 months                  10.51%           4 Units              0.85%
        Prepay Penalty: 12 months                  48.47%           Condominium          6.83%
        Prepay Penalty: 24 months                  2.76%            PUD                  20.64%
        Prepay Penalty: 36 months                  38.26%           Single Family        65.17%

        First Lien                                 100.00%          Investor             10.32%
                                                                    Primary              86.44%
        Full Documentation                         4.48%            Second Home          3.24%
        Reduced Documentation                      1.01%
        SISA                                       2.42%            Top 5 States:
        SIVA                                       92.09%           California           66.36%
                                                                    Florida              4.30%
                                                                    Arizona              4.06%
                                                                    Nevada               3.38%
                                                                    Washington           3.16%

                                      S-11

Removal and Substitution of Assets

     Upon the discovery of the breach of any representation or warranty made by an originator or the seller in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders, the originator or the seller, as the case may be, will be obligated to repurchase or, in certain cases, substitute, if within two years of the closing date, a new mortgage loan for the affected mortgage loan. These removals and/or substitutions may result in changes in the mortgage loan characteristics from that disclosed herein.
These changes may affect the weighted average lives and yields to maturity of the related offered certificates.

Optional Termination

     The majority holder of the Class I-C-1 or II-C certificates may, at its option, purchase the group I or group II mortgage loans, respectively, and related REO properties on any distribution date on which the aggregate stated
principal balance of the group I or group II mortgage loans, as applicable, and related REO properties equals 10% or less of the aggregate stated principal balance of such mortgage loans as of the cut-off date, which purchase would effect an early retirement of the related certificates; however, such optional termination will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as
amended. See "The Pooling Agreement--Optional Termination" in this free writing prospectus.

Advances

     Pursuant to the terms of its servicing agreement, each servicer will be obligated to make monthly advances of the "minimum payment" as set forth in the related mortgage note, in the event that the borrower does not make such payment and the servicer deems such advances to be recoverable from expected proceeds of the mortgage loan. If a servicer does not make such advances, the master servicer, in its capacity as successor servicer, will make such advances subject to limitations described in this free writing prospectus unless the master servicer deems such advances to be nonrecoverable from expected proceeds of the mortgage loan. The servicers also will make certain servicing advances with respect to payments of taxes and other servicing items.

Tax Status

     Elections will be made to treat certain designated portions of the issuing entity as one or more "real estate mortgage investment conduits" or REMICs for federal income tax purposes. Each of the Class I offered certificates will represent an interest in two assets for federal income tax purposes: (i) a
"regular interest" in a REMIC, which will be treated as newly originated debt instruments for most federal income tax purposes and (ii) the right to receive payments in respect of basis risk shortfall carryover amounts and the obligation to make payments to the supplemental interest trust, which are expected to represent an interest in a notional principal contract for federal income tax purposes. Each of the Class II offered certificates will represent an interest in two assets for federal income tax purposes: (i) a "regular interest" in a
REMIC, which will be treated as newly originated debt instruments for most federal income tax purposes and (ii) the right to receive payments in respect of basis risk shortfall carryover amounts, which is expected to represent an interest in a notional principal contract for federal income tax purposes. The class R certificates and class RX certificates will be designated as the sole class of "residual interest" in one or more related REMICs. See "Federal Income
Tax Considerations" in this free writing prospectus and in the accompanying prospectus.

ERISA Considerations

     The Class I certificates and the Class II-A-1 certificates are expected to be eligible for purchase by certain benefit plans subject to certain conditions.
Prior to the termination of the supplemental interest trust, a purchase of a
Class I certificate by such a plan must meet the requirements of an investor-based class exemption or a statutory exemption. Prior

                                      S-12

to the termination of the final maturity reserve trust a purchase of a Class
II-A-1 certificate by such a plan must meet the requirements of an investor-
based class exemption or a statutory exemption. The Class II-A-2, Class II-A-3 and Class II-B certificates are expected to be eligible for purchase by certain insurance company general accounts that meet certain conditions. Prospective investors should review with their legal advisors whether the purchase and holding of the offered certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or similar laws. See "ERISA Considerations" in this free writing prospectus and the accompanying prospectus.

Legal Investment Considerations

     The Class I, Class II-A, Class II-B-1, Class II-B-2 and Class II-B-3
certificates offered by this free writing prospectus will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984 or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

     Prospective investors also should consider other restrictions on the ability of certain types of investors to purchase the certificates.

     See "Legal Investment Considerations" in this free writing prospectus and in the accompanying prospectus.

Ratings of the Certificates

     It is a condition of the issuance of the certificates that they initially be assigned ratings by Moody's Investors Service, Inc., and Standard & Poor's
Rating Services, a division of The McGraw-Hill Companies, Inc. These ratings are set forth in the table on page (iv) of this free writing prospectus.

o    These ratings are not recommendations to buy, sell or hold the certificates. A rating may be changed, withdrawn or qualified at any time by the assigning rating agency.

o    These ratings do not address the possibility that, as a result of principal prepayments, the yields on the certificates may be lower than anticipated.

     See "Ratings" in this free writing prospectus.

Listing

     The certificates are not listed, and no party to the transaction intends to list the certificates, on any exchange or to quote them in the automated quotation system of a registered securities organization.

                                      S-13

                                  RISK FACTORS

         An investment in the offered certificates described in this free writing prospectus involves significant risks. The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also carefully consider the information set forth under "Risk Factors" in the accompanying prospectus.

        Risks Related to the Offered Certificates

        The credit enhancement may be inadequate to avoid a loss on the offered certificates.

        The excess interest, overcollateralization, subordination, realized loss allocation and other credit enhancement features described in this free writing prospectus are limited in nature and may be insufficient to cover all losses on the mortgage loans.

        Excess Interest and Overcollateralization

             We expect that the mortgage loans of each group will generate more interest than is needed to pay interest accrued on the related certificates and the fees, expenses and indemnification obligations of the issuing entity, at least during certain periods, because the weighted average of the net interest rates on the mortgage loans of each group is expected to be higher than the interest rates on the related certificates and the rate of expected expenses. Any remaining interest generated by the mortgage loans will be available as part of the excess cashflow applied (a) to reimburse the related offered certificates on account of losses on the mortgage loans and (b) to pay down the class principal amount of the related offered certificates in order to restore and maintain overcollateralization at the required levels and to pay certain interest shortfalls. Any remaining excess interest together with any other remaining excess cash flow will be paid to the holder of the certificates not offered hereby.

             The aggregate scheduled principal balance of the group I mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the class I certificates. The aggregate scheduled principal balance of the group II mortgage loans as of the cut-off date will exceed the aggregate certificate principal balance of the class II certificates. The excess in each case is referred to in this free writing prospectus as "overcollateralization." Overcollateralization will be available to absorb realized losses on the mortgage loans.
         Excess interest will be applied as part of excess cash flow to pay down principal on the certificates to restore and maintain the
         overcollateralization amount at the required levels. We cannot assure you, however, that the mortgage loans will generate enough excess cash flow in all periods to restore and maintain the overcollateralization level required by the rating agencies. The following factors will affect the amount of excess cash flow that the mortgage loans will generate:

              o       Prepayments. Every time a mortgage loan is prepaid,
                      aggregate interest flow after the date of prepayment will
                      be reduced because that mortgage loan will no longer be
                      outstanding and generating interest. The effect of this
                      reduction on the offered certificates will be influenced
                      by the amount of prepaid mortgage loans and their
                      characteristics. Prepayment of a disproportionately high
                      number of high interest rate mortgage loans would have a
                      negative effect on future excess cash flow.

              o       Defaults, Delinquencies and Liquidations. Delinquencies,
                      defaults or losses on the mortgage loans reduce excess
                      cash flow by the amount necessary to compensate for any
                      shortfalls in cash available to distribute to
                      certificateholders. Every time a mortgage loan is
                      liquidated or written off, excess cash flow is reduced

                                      S-14

                      because such mortgage loan will no longer be outstanding
                      and generating interest. Liquidations of high interest
                      rate mortgage loans will have a greater negative effect on future excess interest than liquidations of lower interest rate mortgage loans.

              o       Increases in LIBOR. If one-month LIBOR increases, more
                      cash will be needed to make distributions of interest to
                      the certificateholders, and less cash will be available as excess cash flow to cover realized losses and to restore
                      and maintain required levels of overcollateralization.

              o       Extraordinary Expenses. The master servicer, securities
                      administrator, custodian, servicers and the trustee will
                      be entitled to indemnification and reimbursement of
                      expenses prior to payment of any amount to
                      certificateholders. Payment of those expenses would have a negative effect on excess cash flow and may result in the
                      inability to make distributions in full on the offered
                      certificates.

         See "Description of the Offered Certificates--Credit
Enhancement--Excess Interest" and "--Overcollateralization" in this free writing prospectus.

              Subordination and Realized Losses

                  In general, distributions on the Class I-B or Class II-B
         certificates on any distribution date will be subordinated to distributions on the related Class A certificates on such distribution date. After the stepdown date for a mortgage loan group, principal distributions will be made on the related Class B certificates as long as no trigger event is in effect. There can be no assurance that the trigger events will operate to prevent distributions to the lower-ranking classes while more senior classes remain outstanding.

                  Realized losses on the mortgage loans of a group in excess of the amount of excess interest and overcollateralization for such group will be applied to the related Class B certificates in reverse numerical order. To the extent that realized losses have been applied to a class of certificates, investors may not fully recover their initial investment.

         See "Description of the Offered Certificates--Credit
Enhancement--Subordination" and "--Realized Losses" in this free writing prospectus.

         Certain classes of offered certificates lack eligibility and may lack liquidity, which may limit your ability to sell.

         The Class I, Class II-A, Class II-B-1, Class II-B-2 and Class II-B-3
certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. The other classes of offered certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in SMMEA securities will not be able to invest in those offered certificates, thereby limiting the market for such offered certificates. In light of those risks, you should consult your own counsel as to whether you have the legal authority to invest in non-SMMEA certificates. See "Legal Investment
Considerations" in this free writing prospectus and the accompanying prospectus.

                                      S-15

         Risks Related to Prepayment and Yield

         Loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates.

         The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, prepayments may increase due to the availability of refinancing at lower interest rates. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the interest rate on the offered certificates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease. This could result in a slower return of principal to you at a time when you might have been able to reinvest those funds at a rate of interest higher than the interest rate on the offered certificates. We cannot predict the rate at which borrowers will prepay their mortgage loans.

         Borrowers may prepay their mortgage loans in whole or in part at any time. Certain of the group I and group II mortgage loans, however, require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from six months to five years after origination. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

         The timing of payments of principal also may be affected by liquidations of or insurance payments on the mortgage loans. In addition, the originators or seller of the mortgage loans may be required to purchase mortgage loans from the issuing entity in the event that certain breaches of representations and warranties in respect of the mortgage loans made by each are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

         Refinance programs, which may involve soliciting all or some of the borrowers to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. These programs might be conducted by an originator or the servicer, the master servicer, any of their affiliates or a third party.

         A prepayment or purchase of a mortgage loan usually will result in a payment of principal on the offered certificates. If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

         The prepayment experience of the mortgage loans may differ significantly from that of other similar mortgage loans.

         See "Yield, Prepayment and Weighted Average Life Considerations" in
this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

         The yields and weighted average lives of the Class II certificates will be subject to any negative amortization on the mortgage loans.

         If a monthly payment on a group II mortgage loan is less than the interest accrued on that mortgage loan with respect to any month, the shortfall will be added to the principal amount of the mortgage loan. For any distribution date, principal prepayments on the group II mortgage loans received during the related prepayment period will be applied to reduce such negative amortization until reduced to zero. Any additional negative amortization in excess of such prepayments will constitute "group II allocated net deferred interest" that will

                                      S-16

increase the balance of the related Class II certificate. The treatment of negative amortization with respect to the mortgage loans could reduce principal payments on the certificates from that which otherwise would occur. Similarly, if interest rates on the mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize faster.

         For a discussion of the risks resulting from negative amortization mortgage loans, see "Risk Factors--Risks Related to the Mortgage Loans--Pay
Option ARM loans create more prepayment uncertainty and may have greater default risk than other loans" in this free writing prospectus and "Risk Factors--Risks related to Mortgage Loans--Negatively Amortizing Loans" in the prospectus.

         The overcollateralization provisions of the certificates will affect the yields to maturity of the certificates.

         The overcollateralization provisions of the certificates will affect the weighted average life of the certificates and consequently the yields to maturity of the certificates. If the overcollateralization level is reduced below the required level due to losses on the mortgage loans, such payments would have the effect of reducing the weighted average lives of the certificates. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cash flow as payments of principal on the certificates in order to maintain the required amount of overcollateralization.

         Decrement tables are based upon assumptions and models.

         The decrement tables set forth in Annex C have been prepared on the basis of the structuring assumptions described under "Yield, Prepayment and
Weighted Average Life Considerations--Structuring Assumptions." There will likely be discrepancies between the characteristics of the actual mortgage loans and the characteristics of the assumed mortgage loans used in preparing the decrement tables. Any such discrepancy may have an effect upon the percentages of original certificate principal balance outstanding set forth in the decrement tables (and the weighted average lives of the offered certificates). In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the decrement tables, the certificate principal balance of the class of offered certificates could be reduced to zero earlier or later than indicated by the decrement tables.

         Risks Related to the Mortgage Loans

         Mortgage loans originated under the underwriting guidelines described in this free writing prospectus carry a risk of higher delinquencies.

         The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a borrower and the value of the mortgaged property. The borrowers, however, generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines.

         As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, the mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in strict accordance with Fannie Mae and Freddie Mac guidelines. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties securing the mortgage loans. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value. The foregoing characteristics of the mortgage loans may adversely affect the value of the offered certificates.

                                      S-17

         Pay Option ARM loans create more prepayment uncertainty and may have greater default risk than other loans.

         After an initial fixed rate period of one month or three months after origination, the interest rates on the group II mortgage loans adjust monthly but their monthly payments and amortization schedules adjust annually (after a period of one year) and are subject to maximum interest rates and payment caps, if applicable. After the end of the initial fixed rate period, the interest rates on some of the mortgage loans may be lower than the sum of the index applicable at origination and the related margin. During a period of rising interest rates, as well as prior to the annual adjustment to the monthly payment made by the borrower, the amount of interest accruing on the principal balance of a mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the group II mortgage loans may become deferred interest that will be added to their respective principal balances and will also bear interest at the applicable interest rates. In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. If interest rates on the group II mortgage loans adjust lower prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certificates to amortize faster. If the unpaid principal balance of a mortgage loan exceeds the original balance of the mortgage loan by the amount specified in the related mortgage note, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. In addition, on the fifth payment adjustment date of a mortgage loan, and every fifth payment adjustment date thereafter, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity. These features may affect the rate at which principal on the group
II mortgage loans is paid and may create a greater risk of default if the related borrowers are unable to pay the monthly payments on the related increased principal balances.

         For a discussion of the risks resulting from negative amortization mortgage loans, see "Risk Factors--Risks related to Mortgage Loans-Negatively
Amortizing Loans" in the prospectus.

         The interest rates of the group I mortgage loans will adjust periodically after a fixed period.

         All of the group I mortgage loans have fixed rates of interest for a period of six months to ten years following their origination. After the applicable fixed rate period, approximately 70.93% of the group I mortgage loans adjust annually, and the balance adjust semi-annually. Adjustments are subject to periodic caps, but could result in higher mortgage payments, which could lead to increased delinquencies on the mortgage loans.

         Some of the group I mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

         As of the cut-off date, approximately 85.90% group I mortgage loans have an initial interest only period of three, five, seven or ten years. During this period, the payments made by the related mortgagor will be less than they would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing

                                      S-18

during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

         Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

         The rate of default on mortgage loans that are secured by investor properties or are secondary residences may be higher than on other mortgage loans.

         Approximately 21.34% of the group I mortgage loans and approximately
10.32% of the group II mortgage loans are secured by investor properties.
Approximately 3.15% of the group I mortgage loans and approximately 3.24% of the group II mortgage loans are secured by secondary residences. An investor property is a property which, at the time of origination, the mortgagor represented would not be used as the borrower's primary residence or second home. Because the borrower is not living on the property, the borrower may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the borrower from other sources. Should this income not materialize, it is possible the borrower would not have sufficient resources to make payments on the mortgage loan.

         Mortgage loans with large principal balances may increase risk of loss on the certificates.

         Mortgage Loans with large principal balances relative to the class balances of the Class B certificates may, in the event of liquidation, result in realized losses large enough to significantly reduce or eliminate the certificate principal balance of one or more of such classes. In addition, any realized loss that reduces the certificate principal balance of a class of Class
B certificates decreases the subordination provided to the related Class A certificates.

         The current principal balances of the Mortgage Loans and the percentages they represent in each group of mortgage loans are specified in
Annex A.

         The existence of second mortgage liens may adversely affect default rates and losses on the mortgage loans.

         Based upon the information available to the depositor, approximately
43.65% of the group I mortgage loans and approximately 42.97% of the group II mortgage loans were secured by a second mortgage lien at the time of closing on the first mortgage lien that is included in the issuing entity. In addition, mortgagors may generally obtain additional mortgages secured by their properties at any time. The existence of additional mortgage liens may adversely affect default rates because a mortgagor must make two or more mortgage payments, and a default under a subordinate mortgage could cause the related mortgaged property to be foreclosed at a time when the first mortgage is still in good standing.
This will affect prepayment speeds on the mortgage loans and could result in increased losses on the mortgage loans, which could adversely affect the related certificates.

                                      S-19

         The mortgage insurers may not be able to honor claims made under the mortgage insurance policies or may not be able to pay claims.

         Substantially all of the mortgage loans (except group II mortgage loans securing property in New York) with a loan-to-value ratio of greater than or equal to 75% (approximately 53.05% of the group I mortgage loans and approximately 74.86% of the group II mortgage loans) are covered by a mortgage insurance policy insuring the holder against some portion of losses incurred with respect to that mortgage loan. Coverage under the policies requires compliance with certain conditions, and failure to comply with all the conditions could excuse the mortgage insurer from having to pay a claim. In addition, the payment of losses with respect to each mortgage loan is limited to a specified percentage and certain policies are limited by an aggregate loss amount. Finally, the insurer may be unable to pay claims. Investors should not expect mortgage insurance to cover all losses, even with respect to covered loans.

         Credit scores may not accurately predict the likelihood of default.

         An originator generally uses credit scores as part of its underwriting process. The tables in Annex A show credit scores for the borrowers obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans like mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the depositor, the sponsor or any originator makes any representations or warranties as to any borrower's current credit score or the actual performance of any mortgage loans or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

         Geographic concentration of mortgage loans may adversely affect the offered certificates.

Approximately 53.88% of the group I mortgage loans and approximately 66.36% of the group II mortgage loans are secured by mortgaged properties located in
California. The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher if mortgage loans are concentrated in a small number of states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

   o     weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;

   o     declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the effective loan-to-value ratios; or

   o     a region's economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

         A number of states, particularly California, have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in the western United States in particular are more susceptible to earthquakes, fires and mudslides. Properties located in

                                      S-20

the southeast portion of the United States may be particularly susceptible to wind and flood damage from hurricanes and tropical storms.

         For additional information regarding the geographic concentration of the mortgage loans, see the geographic distribution table under "Description of the Mortgage Loans" and Annex A to this free writing prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

         General

         Except where otherwise specifically indicated, the discussion that follows and the information presented in Annexes A-1 and A-2 are derived solely from the characteristics of the mortgage loans as of January 1, 2007 or the origination date of the mortgage loans originated after such date (the "cut-off date"). Whenever reference is made in this free writing prospectus to the characteristics of the mortgage loans or to a percentage of the mortgage loans, unless otherwise specified, that reference is based on the stated principal balances of the mortgage loans or mortgage loans of the applicable group as of the applicable cut-off date. The "stated principal balance" of any mortgage loan as of any date of determination will be generally equal to its outstanding principal balance as of the applicable cut-off date, after giving effect to scheduled monthly payments due on or before such date, whether or not received, reduced by (i) the principal portion of all scheduled monthly payments due on or before the due date in the due period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the prepayment period immediately preceding such date of determination, and increased, with respect to any group II mortgage loan, by the amount of deferred interest. A "scheduled monthly payment" is the monthly scheduled payment of interest and principal specified in the related loan document for a mortgage loan including any required reductions. The "minimum monthly payment" is the amount, calculated as specified in the mortgage note, that the borrower is obligated to pay monthly, which may be more or less than the amount of interest that is accruing on the mortgage loan.

         The mortgage loans are divided into two groups. Group I will consist of approximately 1,227 mortgage loans with a stated principal balance as of the cut-off of approximately $431,778,638. All of the group I mortgage loans are hybrid adjustable rate mortgage loans ("hybrid ARMs"), the interest rate of which adjust semi-annually or annually after an initial fixed period. Group II will consist of approximately 669 mortgage loans with a stated principal balance as of the cut-off date of approximately $275,061,549. All of the group II mortgage loans are pay option adjustable rate mortgage loans ("pay option
ARMs").

         The mortgage loans were acquired by the seller in the secondary market in the ordinary course of its business. The mortgage loans were selected, based on their acceptability to the Sponsor and with advice from the underwriters as to the characteristics of the mortgage loans that will optimize marketability of the certificates, from the mortgage loans purchased from the originators and were chosen to meet the requirements imposed by the rating agencies.

         All of the group I mortgage loans were originated (or acquired from correspondent lenders or on the secondary market) by Washington Mutual Mortgage
Securities Corp. ("WMMSC" or an "originator"). All of the group II mortgage loans were originated (or acquired from correspondent lenders) by IndyMac Bank,
F.S.B. ("IndyMac" or an "originator"). The mortgage loans generally were originated in accordance with the underwriting guidelines described under
"Mortgage Loan Origination."

                                      S-21

         The seller acquired the mortgage loans originated by WMMSC from WMMSC pursuant to a mortgage loan purchase and sale agreement (referred to herein as an "underlying purchase agreement"). These mortgage loans will be serviced by
Washington Mutual Bank, the parent of WMMSC, under a reconstituted servicing agreement among Washington Mutual Bank, the seller, the depositor and the master servicer (acknowledged by the trustee) (also referred to herein as a
"reconstitution agreement").

         The seller acquired the mortgage loans originated by IndyMac from
IndyMac pursuant to a flow sale and servicing agreement (referred to as an
"underlying purchase agreement"). These mortgage loans will be serviced by
IndyMac pursuant to a reconstituted servicing agreement among IndyMac, the seller, the depositor and the master servicer (acknowledged by the trustee)
(also referred to herein as a "reconstitution agreement").

         Under the pooling agreement, the seller will transfer and assign the mortgage loans and all of its rights (other than rights to certain premium amounts in excess of the stated principal balance of repurchased or prepaid mortgage loans) with respect to each underlying purchase agreement, including rights with respect to representations and warranties made by each of the originators or transferors, to the depositor, which will in turn assign the mortgage loans and underlying purchase agreements to the trustee. Subject to certain limitations set forth in the underlying purchase agreements, the originator or transferors, as applicable, will be obligated to repurchase any related mortgage loan as to which there exists deficient documentation or an uncured breach of any representation or warranty, if such deficiency or breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such mortgage loan. The seller will make certain limited representations and warranties to the depositor generally with respect to the period during which the seller held the mortgage loans. Subject to certain limitations set forth in the pooling agreement, the seller (or if it fails to do so, the sponsor) will be obligated to repurchase, or substitute a similar loan for, any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if the breach of such representation or warranty materially and adversely affects the certificateholders' interests in such mortgage loan. The depositor will make no representations or warranties with respect to the mortgage loans and neither the seller nor the depositor will have any obligation to cure, repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. No originator or transferor will have any obligation with respect to the certificates in its capacity as an originator or transferor other than the repurchase, indemnity or substitution obligations described in this free writing prospectus.

         The underlying purchase agreements provide that if certain monthly payments due after purchase are not made by the mortgagor within 30 days of their respective due dates, the originator is obligated to repurchase such mortgage loan upon request of the seller. This affects approximately 98.7% of the group II mortgage loans with respect to payments due on February 1, 2007.
Any repurchases will have the effect of a prepayment on the mortgage loans. See
"Risks Related to Prepayment and Yield--loan prepayments or repurchases of the mortgage loans may adversely affect the average life of, and rate of return on, the offered certificates" in this free writing prospectus.

         The Indices. The index applicable to the determination of the loan rates of approximately 70.93% of the group I mortgage loans will be a per annum rate equal to the average of interbank offered rates for one year U.S.
dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the "One-Year LIBOR Index"). The
index applicable to the determination of the loan rates of the balance of the group I mortgage loans will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the
London market based on quotations of major banks as published in The Wall Street
Journal (the "Six-Month LIBOR Index").

                                      S-22

         The index applicable to the determination of the loan rates of the group II mortgage loans will be a per annum rate equal to the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical
Release H.15(519) (the "MTA" index).

         The indices will be calculated as of the date specified in the related mortgage note. In the event that an index described above becomes unavailable or is otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

         Loan Rate Adjustments. The loan rates for the group I mortgage loans are generally fixed for six months to ten years following their origination and then adjust semi-annually or annually. The loan rates for the group II mortgage loans are generally fixed for one month following their origination and then adjust monthly. The loan rate for each mortgage loan will be adjusted to equal the sum, generally rounded to or rounded up to, as applicable, the index and a fixed percentage amount known as the "gross margin" for that loan.

         No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of the maximum loan rates, the loan rate on each mortgage loan that has such a maximum loan rate, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See
"--The Index" in this free writing prospectus.

         Monthly Payment Adjustments. Monthly scheduled payments on the group II mortgage loans adjust annually on a date specified in the related mortgage note
(each, a "Payment Adjustment Date"), subject to the conditions (the "Payment
Caps") that (i) the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the related
Payment Adjustment Date, (ii) as of the fifth Payment Adjustment Date and on the same day every fifth Payment Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (110% or 115% depending on the mortgage loan) of the original principal balance due to deferred interest, the monthly payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity. All of the group II mortgage loans have payment dates that adjust annually one year following the first payment date on the mortgage loan.

         Because the loan rates on substantially all of the group II mortgage loans adjust at a different time than the monthly payments thereon and the
Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the stated principal balance of the mortgage loans over its then remaining term at the applicable loan rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued during the related accrual period at the applicable loan rate is greater than the entire monthly payment due on the related due date (such excess accrued interest, "deferred interest")); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event a mortgage loan negatively amortizes, deferred interest, if any, is added to the stated principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump

                                      S-23

sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

         Prepayment Premium Payments. As of the cut-off date, approximately
17.93% of the group I mortgage loans and approximately 89.49% of the group II mortgage loans require the payment of a prepayment premium in connection with a voluntary prepayment of principal. Generally, each such mortgage loan provides for payment of a prepayment premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally for four months to three years from the date of origination of such mortgage loan. Certain mortgage loans that require the payment of a prepayment premium, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment premium. The amount of the applicable prepayment premium, to the extent permitted under applicable law, is as provided in the related mortgage note. A servicer may generally waive (or permit a subservicer to waive) a prepayment premium without the consent of the trustee, the master servicer, the depositor or the sponsor (and without reimbursing the trust fund from its own funds for any foregoing prepayment premium) only if (i) the prepayment is not the result of a refinancing by such servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of such servicers, such waiver would maximize recovery of total proceeds from the mortgage loan, taking into account the value of the prepayment premium and the related mortgage loan, (ii) such waiver relates to a prepayment premium the collection of which would, in the reasonable judgment of the related servicer, be in violation of law, (iii) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or (iv) the mortgage debt has been accelerated as a result of the mortgagor's default in making its monthly payments. The issuing entity owns the prepayment premiums with respect to all of the mortgage loans that have prepayment penalties. The servicer will be obligated to deposit with the master servicer all prepayment premiums collected by the servicer or, from its own funds, the amount of any prepayment premium to the extent not collected from a borrower (except with respect to a waiver of any such prepayment premium as described above). Prepayment premiums belonging to the issuing entity will be paid directly to the related Class P certificates and will not be available to make payments on the offered certificates.

         Attributes of the Mortgage Loans

         The group I mortgage loans are expected to have the stated
characteristics as of the cut-off date as set forth in Annex A-1 to this free writing prospectus, which is incorporated herein by reference. The group II mortgage loans are expected to have the stated characteristics of the cut-off date as set forth in Annex A-2 to this free writing prospectus, which is incorporated herein by reference. The sum of the columns in Annex A may not equal the totals due to rounding.

         All of the mortgage loans are or will be secured by mortgages or deeds of trust or other similar security instruments creating first liens on residential properties, substantially all of which consist of one-to-four family dwelling units.

         Each mortgage loan is required to be covered by a standard hazard insurance policy in an amount equal to the lesser of the outstanding principal balance of the mortgage loan or the replacement value of the improvements on the mortgaged property. See "Credit Enhancement--Hazard Insurance Policies" in the
prospectus.

         In the past twelve months, none of the mortgage loans have been 30 or more days delinquent in payment more than once and none of the mortgage loans has been 60 or more days delinquent in payment at any time. In addition, none of the mortgage loans are delinquent with respect to their scheduled monthly payments due on January 1, 2007 (using the MBA method).

                                      S-24

         The "loan-to-value ratio" of a mortgage loan secured by a first lien mortgage at any time is the ratio of the original loan amount of such mortgage loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (b) the amount paid by the borrower for the mortgaged property.

         The weighted average original loan-to-value ratio of the group I and group II mortgage loans is approximately 70.93% and 75.88%, respectively.
Approximately 1.52% of the group I mortgage loans, and approximately 6.85% of the group II mortgage loans, have original loan-to-value ratios in excess of
80%. All of these loans are covered by existing borrower-paid or lender-paid primary mortgage insurance policies.

     In  addition,  approximately  51.53% and 68.01% of the group I and group II mortgage loans, respectively, have loan-to-value ratios greater than or equal to
75%, but less than or equal to 80%. All of those mortgage loans (except 12 group
II mortgage  loans,  the related  mortgaged  property of which is located in New
York) will be covered by a lender-paid  primary mortgage  insurance policy.  The amount of coverage  provided by the TGIC Policy (excluding any coverage provided under any other  primary  mortgage  guaranty  insurance  policy),  which is also referred  to below as the  "insured  percentage  of the  claim,"  will be either
14.00% or 19.00% based upon the original LTV of the mortgage loan and subject to compliance with coverage conditions and to aggregate loss limits. The Trust will obtain two master policies,  one with respect to the group I mortgage loans with
LTVs  greater  than 75% and less than 80%,  and one with respect to the group II mortgage  loans with LTVs greater than 75% and less than 80%. The aggregate loss limit for each of the policies is equal to 3.00% of the cut-off  date  principal balance of the mortgage loans covered by each such policy.

         The premiums for such insurance will be paid from the cash flows of the mortgage loans before such amounts are available to make distributions on the certificates. The annual premiums will be equal to approximately 0.36% with respect to the covered group I mortgage loans, and approximately 0.48% times the stated principal balance of the covered group II loans. The premiums do not include taxes imposed by the Commonwealth of Kentucky and the State of West
Virginia.

         The LPMI Insurer

         Triad Guaranty Insurance Corporation ("TGIC"), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly owned subsidiary of Triad
Guaranty Inc. TGIC is licensed in fifty (50) states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie
Mae and Freddie Mac. TGIC is rated "AA" by Standard & Poor's Ratings Services,
"AA" by Fitch Ratings and "Aa3" by Moody's Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. As of
September 30, 2006, TGIC reported on a consolidated statutory accounting basis, assets of approximately $760 million, policyholders' surplus of approximately
$158 million and a statutory contingency reserve of approximately $516 million.
Direct insurance in force totaled $53.885 billion at September 30, 2006. An
Annual Statement for TGIC for the year ended December 31, 2005, prepared on the
Convention Form prescribed by the National Association of Insurance
Commissioners, and the most recent Quarterly Statement for TGIC are available upon written request to the Servicer. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to
Triad Guaranty Inc.'s Form 10-K and Form 10-Qs, filed with the Securities and
Exchange Commission, which can be found at www.triadguaranty.com.

                                      S-25

         The LPMI Policy

         The TGIC mortgage insurance policy (the "TGIC Policy") is required to remain in force with respect to each covered loan ("TGIC Insured Loan") until certain conditions are satisfied, including (i) the principal balance of the
TGIC Insured Loan is paid in full or (ii) the principal balance of the TGIC
Insured Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less and the loan has been insured under the
TGIC Policy for at least five (5) years. Coverage on all loans insured under the
TGIC Policy may be cancelled by the insured when the aggregate outstanding principal balance of all insured loans is less than ten per cent (10%) of the cut-off date balance of all insured loans. The TGIC Policy may not be assigned or transferred without the prior written consent of TGIC. The TGIC Policy generally requires that delinquencies on any TGIC Insured Loan must be reported to TGIC within forty-five (45) days of default, if it occurs when the first payment is due under the Loan, or within ten (10) days of the earlier of (i)
four (4) months of default or (ii) the initiation of any proceedings which affect the loan or the property or the interest of the borrower or insured therein. Appropriate proceedings must be commenced within six (6) months of default.

         The TGIC Policy under which the TGIC Insured Loans are insured contains provisions substantially as follows:

         o for the insured to present a claim, the insured must have acquired, and be able to tender to TGIC, good and merchantable title to the property securing the TGIC Insured Loan, free and clear of all liens and encumbrances, including, but not limited to, any right to redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the TGIC Policy;

         o a claim generally includes unpaid principal, accrued interest to the date of such tender to TGIC by the insured, and certain expenses;

         o when a claim is presented, TGIC will have the option of either (i)
paying the allowable claim in full and taking title to the property securing the
TGIC Insured Loan, (ii) paying the insured percentage of the allowable claim and the insured retaining title to the property securing the TGIC Insured Loan or
(iii) paying any allowable remaining shortfall after a sale of the property securing the TGIC Insured Loan;

         Generally, claims must be filed within sixty (60) days after the insured has acquired the borrower's title to the property securing the TGIC
Insured Loan or the early disposition of the property securing the TGIC Insured
Loan and a perfected claim generally must be paid within sixty (60) days after the claim is filed by the insured.

         Pursuant to the servicing agreements, the servicers will take all actions under the TGIC Policy on behalf of the Trust. The servicers must follow specified procedures for making a claim on a TGIC Insured Loan. When a TGIC
Insured Loan becomes six (6) months delinquent and arrangements satisfactory to
TGIC to bring the loan current are not made, the Servicer will initiate foreclosure proceedings. The servicers are required to file a claim with TGIC no later than sixty (60) days after the earlier of acquiring borrower title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by a servicer is incomplete, within twenty (20) days of receipt of the claim TGIC is required to notify such servicer of all items needed to perfect the claim in which case payment of the claim is suspended until the information is provided. If a notice of deficiency is sent by TGIC after the twenty (20)-day period, then payment of the claim is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the TGIC Policy, TGIC is required to process and pay a perfected claim within sixty (60) days.

                                      S-26

         No payment for a loss will be made under the TGIC Policy unless the property securing the TGIC Insured Loan is in the same physical condition as when the TGIC Insured Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured. The insured, under the TGIC Policy, may not make any change in the terms of a TGIC Insured Loan, including the borrowed amount, interest rate, term or amortization schedule of the TGIC Insured Loan, except as specifically permitted by the terms of the TGIC Insured Loan; nor make any change in the property or other collateral securing the TGIC Insured Loan;
nor release any mortgagor under the TGIC Insured Loan from liability without the prior written approval of TGIC. If a TGIC Insured Loan is assumed with the insured's approval, TGIC's liability for coverage of the TGIC Insured Loan under the TGIC Policy generally will terminate as of the date of such assumption unless TGIC approves the assumption in writing.

         Claims involving certain specified circumstances are excluded from the coverage of the TGIC Policy. The exclusions, more particularly described in the
TGIC Policy, include, but are not limited to, the following:

         o any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;

         o certain claims where there is an environmental condition which existed on the property securing the TGIC Insured Loan (whether or not known by the person or persons submitting an application for coverage of the TGIC Insured
Loan) as of the effective date of coverage;

         o any claim involving a TGIC Insured Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;

         o any claim, if the mortgage deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the TGIC Insured Loan;

         o certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the TGIC
Policy or of its obligations as imposed by operation of law; and

         o    any claim for a balloon payment on a Balloon Loan.

         The TGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the TGIC Insured Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the TGIC Insured Loan or the application for insurance; (ii) failure to construct a property securing a TGIC Insured Loan in accordance with specified plans or (iii) physical damage to a property securing a TGIC Insured Loan. In issuing the TGIC Policy, TGIC has relied upon certain information and data regarding the TGIC Insured Loans furnished to TGIC by the depositor or other parties.

         The preceding description of the TGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the TGIC Policy.

         If the TGIC Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of TGIC is

                                      S-27

reduced to below investment grade, the Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the TGIC
Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the TGIC Policy.

                             ADDITIONAL INFORMATION

         The description in this free writing prospectus of the mortgage loans and the mortgaged properties is based upon the mortgage loans as constituted at the close of business on the cut-off date, as adjusted for minimum monthly payments due on or before the related cut-off date. A Current Report on Form 8-K will be filed, together with the pooling agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. In the event that mortgage loans are removed from or added to the issuing entity, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

         The issuing entity's annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in "Servicing and Administration of the
Trust Fund--Evidence as to Compliance" in this free writing prospectus), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports prepared and filed by the securities administrator with the Commission will be posted on the securities administrator's internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is:
https:/www.ctslink.com.

                                   THE SPONSOR

         Luminent Mortgage Capital, Inc. is the sponsor of the transaction.  The sponsor is a Maryland corporation that was incorporated in April 2003 and commenced operations in June 2003.  Its common stock is traded on the New York
Stock Exchange, or  NYSE, under the trading symbol "LUM".  See "The Sponsor" in the prospectus.

         The sponsor has been engaged in the securitization of mortgage loans since November 2005 and has securitized mortgage loans of the type included in the current transaction only as described in the table below. Consequently, the sponsor has limited experience in securitizing mortgage loans.

       Prior Securitized Pools of the Sponsor for the Current Asset Types

Issuing Entity                 Depositor                  Title of Securities             Issue Date

Luminent Mortgage Trust        Structured Asset           Mortgage-Backed Notes, Series   November 2, 2005
2005-1                         Mortgage Investments II    2005-1
                               Inc.

Luminent Mortgage              CWMBS, Inc.                Mortgage Pass-Through           January 26, 2006
Trust 2006-1                                              Certificates, Series 2006-1

Luminent Mortgage Trust        Greenwich Capital          Mortgage Pass-Through           February 23, 2006
2006-2                         Acceptance Inc.            Certificates, Series 2006-2

                                      S-28

Luminent Mortgage Trust        Structured Asset           Mortgage Pass-Through           April 28, 2006
2006-3                         Mortgage Investments II,   Certificates, Series 2006-3
                               Inc.

Luminent Mortgage Trust        Greenwich Capital          Mortgage Pass-Through           May 25, 2006
2006-4                         Acceptance Inc.            Certificates, Series 2006-4

Luminent Mortgage Trust        Greenwich Capital          Mortgage Pass-Through           June 29, 2006
2006-5                         Acceptance Inc.            Certificates, Series 2006-5

Luminent Mortgage Trust        Lares Asset                Mortgage Pass-Through           September 28, 2006
2006-6                         Securitization, Inc.       Certificates, Series 2006-6

Luminent Mortgage Trust        Lares Asset                Mortgage Pass-Through           December 27, 2006
2006-7                         Securitization, Inc.       Certificates, Series 2006-7

         The Sponsor does not service the mortgage loan assets in its mortgage-backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to "special foreclosure" rights and "clean-up call" rights which are similar to those described herein. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities and certain other securities issued in its asset-backed securities transactions.

         The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

                                   THE SELLER

         Maia Mortgage Finance Statutory Trust, a Maryland business trust, will acquire the mortgage loans from the various originators, and sell them to the depositor pursuant to a pooling agreement dated as of January 1, 2007 by and among the seller, the depositor, the master servicer, the securities administrator and the trustee. The seller is a wholly owned subsidiary of the sponsor.

                                  THE DEPOSITOR

         The depositor is Lares Asset Securitization, Inc., which was incorporated in June 2006 as a wholly owned, limited-purpose securitization subsidiary of the sponsor.

         See "The Depositor" in the prospectus for more information about the depositor and its material roles and duties in this securitization.

                             STATIC POOL INFORMATION

         Static pool information with respect to previous securitizations of the sponsor is available on the world wide web at
www.luminentcapital.com/phoenix.zhtml?c=142466&p=debtABS. Access to this website is unrestricted and free of charge. Information available on this website is deemed to be part of this free writing prospectus, except to the extent provided under "Static Pool Information" in the accompanying prospectus.

         Certain static pool data and delinquency, loss and prepayment information for Washington Mutual Mortgage Securities Corp. is appended as Annex

                                      S-29

E. Such static pool data relates to (i) prior securitized pools and vintage pools of fixed-rate residential mortgages utilizing non-traditional or ALT-A underwriting standards, and (ii) prior securitized pools of adjustable rate residential mortgage loans with initial fixed rate periods for various numbers of years.

         Certain static pool data and delinquency, cumulative loss and prepayment data for IndyMac Bank is available on the internet at
http://regab.indymacbank.com/. On this website, you can view summary pool information as of the applicable cut-off date for securitizations previously sponsored by IndyMac and delinquency, cumulative loss and prepayment information as of each distribution date by securitization for the past five years or, since the applicable closing date for each securitization if the applicable closing date occurred less than five years from the date hereof. In particular, you can view data with respect to IndyMac option ARM pools for vintage years 2005 and
2006, such transactions being identified with even numbers (e.g., INDX 2006-AR2,
INDX 2006-AR4, INDX 2006-AR6, etc.).

         Each securitization is unique, and the characteristics of each securitized mortgage pool vary from each other as well as from the group II mortgage loans. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond
Luminent's or an originator's control, such as housing prices and market interest rates. The performance of these prior securitizations is likely not indicative of the future performance of the group I or group II mortgage loans.

         Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

                         AFFILIATIONS AND RELATIONSHIPS

         The sponsor, seller and depositor are all affiliates of each other and have the following ownership structure:

        o   The depositor, Lares Asset Securitization, Inc., is a wholly owned, direct subsidiary of the Sponsor, Luminent Mortgage Capital, Inc.

        o   The seller, Maia Mortgage Finance Statutory Trust, is a wholly-owned indirect subsidiary of the Sponsor, Luminent Mortgage Capital, Inc.

         All of the group I mortgage loans were acquired from Washington Mutual
Mortgage Securities Corp., an affiliate of WaMu Capital Corp., one of the underwriters of the certificates. The parent of those WaMu entities, Washington
Mutual Bank, is servicing those mortgage loans. In addition, the Swap Provider and Cap Provider is an affiliate of Greenwich Capital Markets, Inc., an underwriter of this transaction.

                                      S-30

                            MORTGAGE LOAN ORIGINATION

         All of the group I mortgage loans were originated or acquired in the secondary market by Washington Mutual Mortgage Securities Corp. Of those,
Metrocities Mortgage originated more than 10%, but less than 20%, of the group I mortgage loans. All of the group II mortgage loans were originated by IndyMac
Bank, F.S.B. The underwriting guidelines generally applied by the originators in originating the mortgage loans are described under their names below.

         Washington Mutual Mortgage Securities Corp.

         Washington Mutual Mortgage Securities Corp. ("WMMSC") is a Delaware
corporation and a wholly owned subsidiary of Washington Mutual Bank ("WaMu") and an indirect wholly-owned subsidiary of Washington Mutual, Inc. At December 31,
2006, Washington Mutual, Inc. and its subsidiaries had assets of $346.3 billion.
WMMSC engages in the business of (i) purchasing mortgage loans on a servicing retained and servicing released basis, (ii) selling mortgage loans in whole loan transactions and securitizing mortgage loans through affiliated and unaffiliated depositors, (iii) master servicing mortgage loans, (iv) acting as administrative agent of WaMu and its affiliates with respect to mortgage loans serviced by WaMu and its affiliates and (v) providing securitization services.

         The following table shows, for each indicated period, the aggregate principal balance of first and second lien single-family residential mortgage loans purchased by WMMSC during that period (except mortgage loans purchased in its capacity as depositor from an affiliated sponsor).

          WMMSC's Purchase of Single-Family Residential Mortgage Loans

------------------------------------------ ------------------------ ------------------------ ------------------------
                                             Year Ended December      Year Ended December       Nine Months Ended
                                                  31, 2004                 31, 2005            September 30, 2006
------------------------------------------ ------------------------ ------------------------ ------------------------
                                                         (Dollar Amounts in Millions)
---------------------------------------------------------------------------------------------------------------------

Aggregate Principal Balance of Mortgage             $ 10,803                 $ 11,265        $19,742
Loans Purchased by WMMSC
------------------------------------------ ------------------------ ------------------------ ------------------------

         WMMSC's Origination Channels

         All of the WMMSC mortgage loans have been purchased by WMMSC either from WaMu or from approved mortgage loan sellers. Through WMMSC's conduit program, WMMSC purchases mortgage loans in bulk from approved mortgage loan sellers on both a servicing retained and servicing released basis. In initially approving a mortgage loan seller, WMMSC takes into account the following: annual origination volume, tenure of business and key staff in originating loans, policies and procedures for originating loans including quality control and appraisal review, review audits performed on mortgage loan seller by rating agencies, regulatory agencies and government sponsored entities, the mortgage loan seller's financial statements, errors and omissions insurance coverage and fidelity bond and liability insurance coverage. Approved mortgage loan sellers'
financial statements, insurance coverage and new review audits are reviewed on an annual basis. Additionally, WMMSC performs a monthly ongoing performance review of previously purchased mortgage loans for trends in delinquencies, losses and repurchases. The mortgage loan sellers' underwriting guidelines are reviewed for consistency with WMMSC's credit parameters and conformity with the underwriting standards described below and are either approved or approved with exceptions. The mortgage loan sellers represent to WMMSC upon sale that the mortgage loans have been underwritten in accordance with the approved underwriting guidelines.

                                      S-31

         WMMSC purchases some mortgage loans from WaMu. WaMu originates mortgage loans through its retail lending division, which is a network of its own banks and mortgage lending offices; through its ConsumerDirect lending division, which originates mortgage loans to employees of WaMu and its affiliates, originates mortgage loans through the internet and refinances mortgage loans held in WaMu's mortgage loan portfolio; and through its wholesale lending division, which is a network of independent mortgage loan brokers approved by WaMu. For each mortgage loan originated through WaMu's wholesale lending division, a mortgage loan broker submits a loan application package to WaMu for underwriting and funding, and receives a portion of the loan origination fee charged to the mortgagor at the time the loan is made. For some of the mortgage loans originated under
WaMu's correspondent division, the correspondent lenders have delegated underwriting approval. Those correspondent lenders are authorized to underwrite mortgage loans with specified characteristics up to specified loan amounts, and must refer all other mortgage loans to WaMu for underwriting. In the case of mortgage loans underwritten by a correspondent lender, the correspondent lender will represent to WaMu that the mortgage loans have been underwritten in accordance with WaMu's underwriting guidelines. Correspondent lenders without delegated underwriting approval submit loan application packages to WaMu for underwriting and fund each loan only upon approval by WaMu.

         Underwriting Guidelines

         The mortgage loans have been originated generally in accordance with the following underwriting standards established by WMMSC or underwriting guidelines established by WaMu. The following is a summary of the underwriting standards or guidelines generally applied by WMMSC or WaMu and does not purport to be a complete description of the underwriting standards of WMMSC or WaMu.
Such underwriting standards or guidelines generally are intended to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Some mortgage loans are manually underwritten, in which case an underwriter reviews a loan application and supporting documentation, if required, and a credit report of the borrower, and based on that review determines whether to originate a loan in the amount and with the terms stated in the loan application. Some mortgage loans may be underwritten through an automated underwriting system, including WaMu's automated underwriting system, described below.

         Prospective borrowers are required to complete a standard loan application in which they may provide financial information regarding such factors as their assets, liabilities and related monthly payments, income, employment history and credit history. Each borrower also provides an authorization to access a credit report that summarizes the borrower's credit history.

         Evaluation of the Borrower's Credit Standing

         To evaluate a prospective borrower's credit history, the loan underwriter obtains a credit report relating to the borrower from one or more credit reporting companies, usually in the form of a merged credit report. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most cases the credit report provides a credit score for the borrower, which represents a numerical weighing of the borrower's credit characteristics. Credit scores are designed to assess a borrower's creditworthiness and likelihood to default on an obligation over a defined period (usually two to three years)
based on a borrower's credit history. Credit scores do not necessarily correspond to the probability of default over the life of a mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, credit scores only indicate general creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Credit scores range from approximately 250 to approximately 900, with higher scores indicating more favorable credit history. If the loan underwriter obtains credit scores from three credit reporting companies, the middle score generally is used, and if two credit scores are obtained, the

                                      S-32

lowest score generally is used. In the case of co-borrowers, the credit score for the borrower with the lowest credit score generally is used (determined for each borrower as described in the immediately preceding sentence). Minimum credit scores are required for some loan products and loan programs. For borrowers for which credit scores are not available, the loan underwriter will require alternative documentation indicating the borrower's creditworthiness, such as rental or utility payment history or payment history on other debt.

         Evaluation of the Borrower's Repayment Ability

         Under all documentation programs other than the no ratio programs and the no documentation programs, in evaluating a prospective borrower's ability to repay a mortgage loan, the loan underwriter considers the ratio of the borrower's mortgage payments, real property taxes and other monthly housing expenses to the borrower's gross income (referred to as the "housing-to-income ratio" or "front end ratio"), and the ratio of the borrower's total monthly debt
(including certain non-housing expenses) to the borrower's gross income
(referred to as the "debt-to-income ratio" or "back end ratio"). The maximum acceptable ratios may vary depending on other loan factors, such as loan amount and loan purpose, loan-to-value ratio, credit score and the availability of other liquid assets. Exceptions to the ratio guidelines may be made when compensating factors are present.

         Evaluation of the Adequacy of the Collateral

         The adequacy of the mortgaged property as collateral generally is determined by an appraisal made in accordance with pre-established appraisal guidelines. At origination, all appraisals are required to conform to the
Uniform Standards of Professional Appraisal Practice adopted by the Appraisal
Standards Board of the Appraisal Foundation, and are made on forms acceptable to
Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by
WaMu or independent appraisers selected in accordance with the pre-established appraisal guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in adequate condition and, if the property is new construction, whether it is substantially completed. However, in the case of mortgage loans underwritten through an automated underwriting system, an automated valuation model may be used, under which an appraiser does not inspect the property. In either case, the valuation normally is based upon a market data analysis of recent sales of comparable properties and, in some cases, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. In the case of a streamline refinance, the appraisal guidelines may permit the property value obtained for an existing mortgage loan (or a mortgage loan which was previously refinanced) to be used. Title insurance is required for all mortgage loans, except that for mortgage loans secured by shares of cooperative apartments, title insurance is not required for the cooperative apartment building (but a lien search is provided by the title company).
Specific additional title insurance coverage is required for some types of mortgage loans.

         Documentation Programs

         Each mortgage loan has been underwritten under one of the following documentation programs. Under a full/alternative documentation program, a borrower's employment and income are verified. The employment and income as stated in the prospective borrower's loan application are verified either directly with the borrower's stated employer(s) or through receipt of alternative documentation such as the borrower's recent pay stub(s) and/or W-2 form(s) reflecting a minimum of 12 months of employment and income or, in the case of self-employed borrowers or borrowers who derive a substantial portion of their income from commissions, receipt of the borrower's personal (and, if applicable, business) tax returns. For self-employed borrowers, profit and loss statements may also be required. Generally, under a full/alternative

                                      S-33

documentation program, the borrower's stated assets are also verified either directly with the stated financial institution holding the stated asset or through receipt of alternative documentation such as the borrower's recent bank and/or brokerage statement(s). In addition, the borrower's employment may be verified with the employer by telephone or by other independent means.

         Generally, a reduced documentation program is available to borrowers with certain loan-to-value ratios, loan amounts, and credit scores. A reduced documentation program places increased reliance on the value and adequacy of the mortgaged property as collateral, the borrower's credit standing and (in some cases) the borrower's assets. Generally, under a reduced documentation program, either (i) a borrower's employment and assets are verified, but no verification of a borrower's income is undertaken, (ii) a borrower's employment and income are verified, but no verification of a borrower's assets is undertaken, or (iii)
in the case of some rate/term and cash-out refinance mortgage loans, only the borrower's employment is verified. For mortgage loans underwritten under a reduced documentation program, less than 12 months of the borrower's income may be verified. Additionally, mortgage loans underwritten under a reduced documentation program may include mortgage loans originated as a "streamline"
refinance if the lender originated the borrower's existing mortgage loan. In this case, the prospective borrower's income and assets either are not required to be obtained or are obtained but not verified, and the appraisal obtained for the existing mortgage loan (or a mortgage loan which was previously refinanced)
may be used rather than a new appraisal. Eligibility criteria vary but may include minimum credit scores, maximum loan amounts, maximum debt-to-income ratios and specified payment histories on an existing mortgage loan (generally, a history of timely mortgage payments for the past twelve months, or for the duration of the mortgage loan if less than twelve months old) or on other debt.
In all cases, the borrower's employment is verified with the employer by telephone or by other independent means.

         Generally, a no ratio program is available to borrowers with certain loan-to-value ratios, loan amounts, and credit scores. A no ratio program relies on the value and adequacy of the mortgaged property as collateral and the borrower's credit standing. The borrower's income is not required to be obtained or verified. Generally, under a no ratio program, the borrower's stated assets are also verified through receipt of the borrower's recent bank or brokerage statements or directly with the financial institution. In all cases, the borrower's employment is verified with the employer by telephone or by other independent means.

         Generally, a no documentation program is available to borrowers with certain loan-to-value ratios, loan amounts, and credit scores. A no documentation program relies on the value and adequacy of the mortgaged property as collateral and the borrower's credit standing. Generally, the borrower's employment, income and assets are neither obtained nor verified. In some cases, the borrower's employment may be verified by telephone with the employer or by other independent means if the borrower's employment has been disclosed.

         Exceptions to Program Parameters

         Exceptions to underwriting standards described above may be made on a case-by-case basis if compensating factors are present. In those cases, the basis for the exception is documented. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit standing, the availability of other liquid assets, stable employment and time in residence at the prospective borrower's current address.

         Automated Underwriting System

         Some mortgage loans may have been originated through WaMu's retail and wholesale lending divisions and have been underwritten in whole or in part through WaMu's proprietary automated underwriting system, known as Enterprise
Decision Engine or "EDE". Based on the borrower's credit report and the information in the borrower's loan application, the system either (a) approves

                                      S-34

the loan subject to the satisfaction of specified conditions, which may include the receipt of additional documentation, or (b) refers the loan application to an underwriter for manual underwriting. In making the underwriting decision, EDE evaluates the borrower's default risk based on both the credit score and the characteristics of the loan. WaMu has been using EDE for underwriting of mortgage loans since January 2005. The version of EDE used by WaMu through
October 2006 was developed based on a statistical analysis of the past performance of approximately 193,000 mortgage loans originated by WaMu for its own portfolio between 1998 and 2001. The version of EDE used by WaMu since
October 2006 was developed based on a statistical analysis of the past performance of approximately one million mortgage loans originated by WaMu between 1998 and 2002. WaMu has also used in the past, and currently uses, other automated underwriting systems. All or some of the WMMSC mortgage loans originated by WaMu may have been underwritten through EDE or another automated underwriting system.

         Due Diligence

         WMMSC's credit risk oversight department conducts a credit, appraisal, and compliance review of adverse samplings (and, in some cases, statistical samplings) of mortgage loans prior to purchase from unaffiliated mortgage loan sellers. Sample size is determined by due diligence results for prior purchased pools from that seller, performance of mortgage loans previously purchased and characteristics of the pool presented for purchase. Automated valuation models are obtained on all mortgage loans purchased from unaffiliated sellers. For mortgage loans originated by WaMu, WaMu's credit risk oversight department conducts a quality control review of statistical samplings of originated mortgage loans on a regular basis.

         IndyMac Bank, F.S.B.

         The principal executive offices of IndyMac Bank ("IndyMac Bank") are located at 888 East Walnut Street, Pasadena, California 91101-7211. IndyMac is a
federal savings bank and a wholly-owned subsidiary of IndyMac Intermediate
Holdings, Inc., which is a wholly-owned subsidiary of IndyMac Bancorp, Inc. The business now operated by IndyMac began in 1993 and became a federal savings bank in 2000. During the years 2003, 2004 and 2005, IndyMac conventional mortgage loan production was approximately $29.2 billion, $37.9 billion and $60.8 billion.

         Origination Process

         IndyMac acquires mortgage loans principally through four channels:
mortgage professionals, consumer direct, correspondent and conduit. IndyMac also acquires a relatively small number of mortgage loans through other channels.

         Mortgage professionals: Mortgage brokers, mortgage bankers, financial institutions and homebuilders who have taken applications from prospective borrowers and submitted those applications to IndyMac Bank.

         Consumer direct: Mortgage loans initiated through direct contact with the borrower. This contact may arise from internet advertising and IndyMac website traffic, affinity relationships, company referral programs, realtors and through its Southern California retail banking branches.

         Correspondent: Mortgage brokers, mortgage bankers, financial, institutions and homebuilders who sell previously funded mortgage loans to
IndyMac.

         Conduit: IndyMac acquires pools of mortgage loans in negotiated transactions either with the original mortgagee or an intermediate owner of the mortgage loans.

                                      S-35

         IndyMac approves each mortgage loan seller prior to the initial transaction on the basis of the seller's financial and management strength, reputation and prior experience. Sellers are periodically reviewed and if their performance, as measured by compliance with the applicable loan sale agreement, is unsatisfactory, IndyMac will cease doing business with them.

         Underwriting Criteria

         Mortgage loans that are acquired by IndyMac Bank are underwritten by
IndyMac Bank according to IndyMac Bank's underwriting guidelines, which also accept mortgage loans meeting Fannie Mae or Freddie Mac guidelines regardless of whether such mortgage loans would otherwise meet IndyMac Bank's guidelines, or pursuant to an exception to those guidelines based on IndyMac Bank's procedures for approving such exceptions. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. Non-conforming mortgage loans originated or purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

         IndyMac Bank has two principal underwriting methods designed to be responsive to the needs of its mortgage loan customers: traditional underwriting and e-MITS (Electronic Mortgage Information and Transaction System)
underwriting. E-MITS is an automated, internet-based underwriting and risk-based pricing system. IndyMac Bank believes that e-MITS generally enables it to estimate expected credit loss, interest rate risk and prepayment risk more objectively than traditional underwriting and also provides consistent underwriting decisions. IndyMac Bank has procedures to override an e-MITS decision to allow for compensating factors.

         IndyMac Bank's underwriting criteria for traditionally underwritten mortgage loans includes an analysis of the borrower's credit history, ability to repay the mortgage loan and the adequacy of the mortgaged property as collateral. Traditional underwriting decisions are made by individuals authorized to consider compensating factors that would allow mortgage loans not otherwise meeting IndyMac Bank's guidelines.

         In determining a borrower's FICO credit score, IndyMac Bank generally selects the middle credit score of the scores provided by each of the three major U.S. credit repositories (Equifax, TransUnion and Experian) for each borrower, and then selects the lowest of these scores. In some instances,
IndyMac Bank selects the middle score of the borrower with the largest amount of qualifying income among all of the borrowers on the mortgage loan. A FICO credit score might not be available for a borrower due to insufficient credit information on file with the credit repositories. In these situations, IndyMac
Bank will establish a borrower's credit history through documentation of alternative sources of credit such as utility payments, auto insurance payments and rent payments. In addition to the FICO credit score, other information regarding a borrower's credit quality is considered in the loan approval process, such as the number and degree of any late mortgage or rent payments within the preceding 12-month period, the age of any foreclosure action against any property owned by the borrower, the age of any bankruptcy action, the number of seasoned tradelines reflected on the credit report and any outstanding judgments, liens, charge-offs or collections.

         For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank will usually require a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac.
After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or

                                      S-36

less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

         All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or
Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with Loan-to-Value Ratios greater than 80%.

         IndyMac Bank originates and purchases loans that have been originated under one of seven documentation programs: Full/Alternate, FastForward, Bank
Statement, Stated Income, No Income/No Asset, No Ratio and No Doc.

         Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate
Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs. Borrowers applying under the Full/Alternate Documentation Program may, based on certain credit and loan characteristics, qualify for IndyMac
Bank's FastForward program and be entitled to income and asset documentation relief. Borrowers who qualify for FastForward must state their income, provide a signed Internal Revenue Service Form 4506 (authorizing IndyMac Bank to obtain copies of their tax returns), and state their assets; IndyMac Bank does not require any verification of income or assets under this program.

         The Bank Statement Documentation Program is similar to the
Full/Alternate Documentation Program except that borrowers generally must document income and employment for six months (rather than two, as required by the Full/Alternate Documentation Program). Borrowers under the Bank Statement
Documentation Program may use bank statements to verify their income and employment. If applicable, written verification of a borrower's assets is required under this program.

         Under the Stated Income Documentation Program and the No Ratio Program,
more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income
Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified.
The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications.
The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

         Under the No Income/No Asset Documentation Program and the No Doc
Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower.
Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset
Documentation Program, employment is orally verified.

         IndyMac Bank generally will re-verify income, assets, and employment for mortgage loans it acquires through the wholesale channel, but not for mortgage loans acquired through other channels.

                                      S-37

         Maximum loan-to-value and combined loan-to-value ratios and loan amounts are established according to the occupancy type, loan purpose, property type, FICO credit score, number of previous late mortgage payments, and the age of any bankruptcy or foreclosure actions. Additionally, maximum total monthly debt payments-to-income ratios and cash-out limits may be applied. Other factors may be considered in determining loan eligibility such as a borrower's residency and immigration status, whether a non-occupying borrower will be included for qualification purposes, sales or financing concessions included in any purchase contract, the acquisition cost of the property in the case of a refinance transaction, the number of properties owned by the borrower, the type and amount of any subordinate mortgage, the amount of any increase in the borrower's monthly mortgage payment compared to previous mortgage or rent payments and the amount of disposable monthly income after payment of all monthly expenses.

         To determine the adequacy of the property to be used as collateral, an appraisal is generally made of the subject property in accordance with the
Uniform Standards of Profession Appraisal Practice. The appraiser generally inspects the property, analyzes data including the sales prices of comparable properties and issues an opinion of value using a Fannie Mae/Freddie Mac appraisal report form, or other acceptable form. In some cases, an automated valuation model (AVM) may be used in lieu of an appraisal. AVMs are computer programs that use real estate information, such as demographics, property characteristics, sales prices, and price trends to calculate a value for the specific property. The value of the property, as indicated by the appraisal or
AVM, must support the loan amount.

         Underwriting procedures vary by channel of origination. Generally, mortgage loans originated through the mortgage professional channel will be submitted to e-MITS for assessment and subjected to a full credit review and analysis. Mortgage loans that do not meet IndyMac Bank's guidelines may be manually re-underwritten and approved under an exception to those underwriting guidelines. Mortgage loans originated through the consumer direct channel are subjected to essentially the same procedures, modified as necessary to reflect the fact that no third-party contributes to the preparation of the credit file.

         IndyMac Bank currently operates two mortgage loan purchase programs as part of its correspondent channel:

         1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan generally with the same procedures used for mortgage loans originated through the mortgage professionals channel. Only after IndyMac Bank issues an approval notice to a "third party loan originator" is a mortgage loan eligible for purchase pursuant to this program.

         2. Preferred Delegated Underwriting Program. Under this program, third party loan originators that meet certain eligibility requirements are allowed to tender mortgage loans for purchase without the need for IndyMac Bank to verify mortgagor information. The eligibility requirements for participation in the
Preferred Delegated Underwriting Program vary based on the net worth of the third party loan originators with more stringent requirements imposed on third party loan originators with a lower net worth. Third party loan originators are required to submit a variety of information to IndyMac Bank for review, including their current audited financial statements, their quality control policies and procedures, their current errors and omissions/fidelity insurance coverage evidencing blanket coverage in a minimum amount of $300,000, at least three underwriters' resumes showing at least three years experience or a direct endorsement designation, and at least two references from mortgage insurance companies. Third party loan originators are required to have an active, traditional warehouse line of credit, which is verified together with the bailee letter and wire instructions. IndyMac Bank requires each third party loan originator to be recertified on an annual basis to ensure that it continues to meet the minimum eligibility guidelines for the Preferred Delegated Underwriting
Program.

                                      S-38

         Under the Preferred Delegated Underwriting Program, each eligible third party loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines usually by use of e-MITS or, infrequently, by submission of the mortgage loan to IndyMac Bank for traditional underwriting. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program.

         Mortgage loans originated through the conduit channel are generally initially underwritten by a "third party seller" to the third party seller's underwriting guidelines. IndyMac Bank reviews each third party seller's guidelines for acceptability, and these guidelines generally meet industry standards and incorporate many of the same factors used by Fannie Mae, Freddie
Mac and IndyMac Bank. Each mortgage loan is re-underwritten by IndyMac Bank for compliance with its guidelines based only on the objective characteristics of the mortgage loan, such as FICO credit score, documentation type, loan-to-value ratio, etc., but without reassessing the underwriting procedures originally used. In addition, a portion of the mortgage loans acquired from a third party seller are subjected to a full re-underwriting.

         Exceptions to underwriting standards are permitted in situations in which compensating factors exist. Examples of these factors are significant financial reserves, a low loan-to-value ratio, significant decrease in the borrower's monthly payment and long-term employment with the same employer.

                               THE MASTER SERVICER

         Wells Fargo Bank, N.A. ("Wells Fargo Bank") will act as master servicer under the pooling agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, 23+ million customers and 167,000+ employees as of September 30, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.
Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, the seller and the servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank maintains principal corporate trust offices located at 9062 Old Annapolis
Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue,
Minneapolis, Minnesota 55479.

         The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust fund and at the direction of the trustee against such defaulting servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of
December 31, 2006, Wells Fargo Bank was acting as master servicer for approximately 1,427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

                                  THE SERVICERS

         All of the group I mortgage loans will be serviced by Washington Mutual
Bank (a "servicer"). All of the group II mortgage loans will be serviced by
IndyMac Bank F.S.B. (also a "servicer"). The servicers will have primary

                                      S-39

responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the mortgage loans and the related mortgaged properties in accordance with the servicing provisions of the reconstitution agreement or underlying purchase agreement, as the case may be (such servicing provisions referred to herein as the servicing agreements).

         The trustee on behalf of the trust fund and the master servicer will be parties to or third-party beneficiaries under the servicing agreements. Under each servicing agreement, the master servicer has the right to terminate the servicer for certain events of default which indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

         Washington Mutual Bank

         WaMu is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At December 31, 2006, Washington Mutual, Inc. and its
subsidiaries had assets of $346.3 billion.

         WaMu's Servicing Experience

         WaMu has been servicing single-family residential mortgage loans for over 100 years. The single-family residential mortgage loans serviced by WaMu have included, since 2001, sub-prime residential mortgage loans originated by
Long Beach Mortgage, a division of WaMu.

         The following table shows the number and aggregate principal balance of single-family residential mortgage loans including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by WaMu as of the specified date.

            Single-Family Residential Mortgage Loans Serviced by WaMu
                          (Dollar Amounts in Millions)

                                                 12/31/2004                12/31/2005               9/30/2006

                                                   965,841                  964,940                  974,758
Number of Mortgage Loans Serviced for
WaMu or Its Affiliates (or Their
Securitization Trusts)
                                                  $238,360                 $259,466                 $275,298
Aggregate Principal Balance
                                                  3,832,119                3,568,487                3,404,400
Number of Mortgage Loans Serviced for
Third Parties
                                                  $445,272                 $436,293                 $427,785
Aggregate Principal Balance

         The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by WaMu as of the specified date.

                                      S-40

         Single-Family Residential Prime Mortgage Loans Serviced by WaMu
                          (Dollar Amounts in Millions)

                                                 12/31/2004                12/31/2005               9/30/2006

                                                   798,269                  766,384                  710,431
Number of Mortgage Loans Serviced for
WaMu or Its Affiliates (or Their
Securitization Trusts)
                                                  $ 213,525                $ 226,334                $ 230,132
Aggregate Principal Balance
                                                  3,820,696                3,527,670                3,403,002
Number of Mortgage Loans Serviced for
Third Parties
                                                  $ 444,595                $ 429,944                $ 427,578
Aggregate Principal Balance

         Servicing Procedures

         Servicing Functions. The functions to be performed by WaMu will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration for the mortgage loans it services. WaMu will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin;
Northridge/Chatsworth, California; and Jacksonville, Florida.

         Mortgage Loan Servicing System. In performing its servicing functions,
WaMu will use computerized mortgage loan servicing systems that it leases from
Fidelity Information Services, a division of Fidelity National Financial
("Fidelity"), a third party vendor (collectively, the "Fidelity System"). The
Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. WaMu began using the Fidelity
System in 1996. Prior to July 2004, WaMu serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, WaMu consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the
Fidelity System.

         WaMu's Third Party Vendors. WaMu expects to outsource to third party vendors all or a portion of the following servicing functions: (i) early stage collections, up to 59 days delinquent, (ii) processing and monitoring of foreclosure actions, (iii) monitoring of mortgagor bankruptcy proceedings, (iv)
preservation of properties related to delinquent loans, (v) maintenance, marketing and sale of REO properties, (vi) assuring that hazard insurance coverage is maintained, (vii) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (viii) tax bill procurement and tracking of delinquent tax payments, (ix) printing and mailing billing statements, ARM notices and default notices and (x) depositing mortgagor payments into a lockbox account. From time to time, WaMu may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

         WaMu has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases

                                      S-41

minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. WaMu will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or
WaMu.

         WaMu's Quality Control Procedure. WaMu uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function. The data center for the Fidelity System, which is located in
Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

         In addition, WaMu conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie
Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual,
Inc.'s independent accountants in connection with their audit of Washington
Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by WaMu's regulatory authorities may provide additional independent review of WaMu's management controls.

         Both WaMu and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically. Fidelity is contractually obligated to return WaMu to full functionality within 48 hours of a reported system outage. WaMu and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity's back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

         It is WaMu's policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

         Servicing of Delinquent Mortgage Loans; Foreclosure. WaMu will make reasonable efforts to collect or cause to be collected all delinquent payments
(that is, payments that are more than 30 days past due). Such efforts may include payment reminder telephone calls to the mortgagor, letter campaigns and drive-by property inspections. WaMu will be required to foreclose upon the mortgaged property related to each defaulted mortgage loan as to which no satisfactory arrangements can be made for collection of delinquent payments.
WaMu will be permitted, in lieu of foreclosure, if prudent to do so and taking into account the desirability of maximizing net liquidation proceeds, to accept a payment of less than the outstanding principal balance of the defaulted mortgage loan. WaMu will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property and it determines that it would be imprudent to foreclose.  In addition, WaMu will not be permitted to foreclose upon a mortgaged property if the holder of the most junior subordinated certificates objects to WaMu's course of action and purchases the delinquent mortgage loans from the trust fund at the fair market value as provided in the servicing agreements. See "Servicing of the Mortgage Loan--Special Foreclosure Rights" in
this free writing prospectus for additional information.

         Maintenance of Primary Mortgage, Hazard and Flood Insurance. For each mortgage loan with an original loan-to-value ratio greater than 80%, WaMu generally will keep in full force and effect a primary mortgage insurance policy. WaMu generally will not maintain such policy if the outstanding principal balance of the mortgage loan is 80% or less of the original appraised value of the related mortgaged property, unless required by applicable law.

                                      S-42

         WaMu will also maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

         IndyMac Bank, F.S.B.

         IndyMac Bank will act as servicer under the pooling and servicing agreement. The principal executive offices of the servicer are located at 888
East Walnut Street, Pasadena, California 91101-7211. IndyMac Bank has been master servicing mortgage loans since 1993 and servicing mortgage loans directly
(servicing without the use of a subservicer) since 1998. As of the date of this free writing prospectus, IndyMac Bank is rated (x) by Fitch, "RPS2+" as a servicer of alt/A, prime and sub-prime mortgage loans, (y) by Moody's, "SQ2-" as a primary servicer of sub-prime mortgage loans, SQ2 as a primary servicer of prime mortgage loans and "SQ2-" as a special servicer and (z) by S&P, "above average" as a primary servicer and "average" as a servicer and special servicer.

         The servicer will be responsible for servicing the mortgage loans in accordance with the terms set forth in the pooling and servicing agreement employing the same degree of skill and care which it employs in servicing the mortgage loans comparable to the mortgage loans serviced by the servicer for itself or others.

         The servicer will not have any custodial responsibilities for the mortgage loans.

         As of December 31, 2003, December 31,2004 and December 31, 2005,
IndyMac Bank provided servicing for approximately $30.77 billion, $50.22 billion and $84.50 billion, respectively, in conventional mortgage loans owned by others. As of the date of this free writing prospectus, no servicing related performance trigger has occurred as to any other securitization due to any act or failure to act on the part of the servicer nor has there been any material non-compliance by the servicer with applicable servicing criteria as to any other securitization as to which the servicer is a party.

         IndyMac Bank handles foreclosures and delinquencies generally in accordance with industry practices, adopting such means and practices as are consistent with the obligations of the applicable servicing agreement and with the aim of maximizing proceeds to the owner of the Mortgage Loan.

         The servicer intends to relocate certain default management, collections, and loss mitigation functions from California to Texas in 2006.
Fewer than 70 of the servicer's employees will be affected by this relocation.
Although certain of these employees will be offered the opportunity to relocate, the servicer expects that a substantial number of these employees may elect not to do so.

         If a substantial number of employees in default management services resign prior to the relocation or elect not to relocate, the servicer's collection and default management processes may be disrupted which may result in an increase in delinquencies and defaults. Although any increase in delinquencies and defaults is expected to be temporary, there can be no assurance as to the duration or severity of any disruption in the collection and default management processes or as to the resulting effects on the yield of the certificates. In an attempt to mitigate any disruptions in these processes, the servicer will continue to provide default management services from its current offices in Pasadena, California and Kalamazoo, Michigan until the relocation of those services to Texas has been completed and the default management, collections, and loss mitigation functions in Texas are fully operational.

                                      S-43

                         SERVICING OF THE MORTGAGE LOANS

         Servicing of the Mortgage Loans

         The servicers will have primary responsibility for servicing the mortgage loans. The servicers will directly service the mortgage loans under the supervision of the master servicer. The master servicer, however, will not be ultimately responsible for the servicing of the mortgage loans except to the extent described herein. The master servicer will be a party to or a third party beneficiary under each servicing agreement and can enforce the obligations of the servicer thereunder. The master servicer will have no obligation to monitor any subservicer and will have no responsibility for the subservicing of the mortgage loans.

         Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the servicing agreement.

         If a servicer fails to fulfill its obligations under a servicing agreement, the master servicer has the right to terminate such servicer as described below under "--Servicer Events of Default."

         The transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling agreement and the related servicing agreement, which include, among other things, the requirements that: (1) any such successor servicer have a net worth of not less than $15,000,000, (2) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and (3) that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

         Custodial Accounts

         Each servicing agreement entered into by a servicer will provide that it will establish a custodial account for the deposit of principal and interest payments on the mortgage loans. On the 18th day of each month, or the business day immediately before or after the 18th if such day is not a business day, each servicer will remit the amounts on deposit in the related custodial account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. Each servicer is entitled to reimburse itself from the related custodial account for any advances made and expenses incurred, as described below under "--Servicing Compensation and
Payment of Expenses") and "--Advances" in this free writing prospectus.

         Servicing Compensation and Payment of Expenses

         The master servicer will be paid a monthly fee (the "master servicing fee") with respect to each mortgage loan serviced by it calculated at the master servicing fee rate (the "master servicing fee rate"). The master servicing fee and the master servicing fee rate are each as set forth under "Fees and
Expenses." The master servicer will pay any ongoing fees of the securities administrator, the custodian and the trustee using a portion of its master servicing fee. See "Fees and Expenses" in this free writing prospectus.

         Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the servicing fee rate, as set forth under "Fees and Expenses." Each servicer will be entitled to retain investment income with respect to its custodial account and miscellaneous

                                      S-44

ancillary servicing fees (such as late fees, modification fees and assumption fees). In addition, certain servicers will be entitled to a fee upon disposition of any REO Property and certain others to any prepayment penalties on the mortgage loans.

         The master servicing fees and the servicing fees are subject to reduction as described below under "--Prepayment Interest Shortfalls." The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

         Waiver or Modification of Mortgage Loan Terms

         The servicers may waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any term of any mortgage loan so long as that waiver, modification or postponement is not materially adverse to the trust fund; provided, however, that unless a servicer has received the prior written consent of the master servicer on behalf of the issuing entity, such servicer may not permit any modification for any mortgage loan that would change the mortgage rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance
(except for actual payments of principal) or change the final maturity date on that mortgage loan. In the event of any such modification that permits the deferral of interest or principal payments on any mortgage loan, the related servicer must make an advance. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling agreement to fail to qualify as a
REMIC or result in the imposition of any tax on any such REMIC.

         Prepayment Interest Shortfalls

         When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a "prepayment interest shortfall." Any prepayment interest shortfall in any month with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is required to be paid by the related servicer, generally limited to the extent that such amounts in the aggregate do not exceed the total of its servicing fees for such month.

         Any prepayment interest shortfall required to be funded but not funded by the applicable servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amounts in the aggregate do not exceed the total of its master servicing fee for the applicable distribution date, through a reduction in the amount of the master servicer compensation.

         Advances

         Each servicer will generally be obligated to make advances with respect to delinquent payments on the related mortgage loans to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of such mortgage loan. The servicers of the group II mortgage loans will generally be obligated to advance only the minimum payment, as set forth in the related mortgage note, which may be less than the amount of interest accrued on such mortgage loan. As a consequence, negative amortization may continue to occur during the time that a servicer is making advances with respect to a delinquent mortgage loan. The master servicer, in its capacity as successor servicer, will be obligated to make any such advances if a servicer is required to and fails to do so, to the extent provided in the pooling agreement. Any servicer or the master servicer, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from

                                      S-45

collections on other mortgage loans. Such reimbursements may result in realized losses.

         The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount or the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the
Relief Act.

         Hazard Insurance

         To the extent not maintained by the related borrower, the related servicer will maintain and keep, with respect to each mortgage loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii)
either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood
Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

         The servicers, on behalf of the issuing entity and certificateholders, will present claims to the insurer under any applicable hazard insurance policy.
As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a

                                      S-46

designated account. In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

         Realization Upon Defaulted Mortgage Loans

         The servicers will take such action as they deem to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made subject to the special foreclosure rights described below. To the extent set forth in the related servicing agreement, the servicer will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

         Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by a servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

         In addition, each servicer, on behalf of the trust fund, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the related servicer reasonably believes that such sale would maximize proceeds to the trust fund (on a present value basis) with respect to those mortgage loans.

         Special Foreclosure Rights

         A servicer will not commence foreclosure or take other action with respect to a mortgage loan that is more than 60 or 90 days delinquent unless (i)
no later than five business days prior to such commencement, it notifies the master servicer and the 100% holder of the most junior class of subordinate certificates of its intention to do so, and (ii) such holder does not, within such period, affirmatively object to such action. If the 100% holder of the most junior class of subordinate certificates timely and affirmatively objects to such action, then it will instruct the master servicer to hire three appraisal firms to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection
Residential Appraisal Report (each such appraisal firm computation, a "Fair
Value Price"), in each case no later than 30 days from the date of such holder's objection. Subject to certain provisions in the pooling agreement and in the related servicing agreement, the 100% holder of the most junior class of subordinate certificates will, no later than 5 business days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the lesser of (i) the unpaid principal balance of the related mortgage loan and (ii) the average of such three Fair
Value Prices determined by such appraisal firms; provided, that if three such appraisals cannot be obtained, then such holder must purchase such mortgage loan at a purchase price established in accordance with the provisions of the related servicing agreement and the pooling agreement.

         Notwithstanding anything in this free writing prospectus to the contrary, the 100% holder of the most junior class of subordinate certificates will not be entitled to any of its rights described in this free writing prospectus with respect to a mortgage loan following its failure to purchase such mortgage loan and the related mortgaged property (at the average of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the preceding paragraph following its objection to the servicer's action.

                                      S-47

         Collection of Taxes, Assessments and Similar Items

         Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

         Insurance Coverage

         The servicers will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

         Servicer Events of Default

         An event of default with respect to the servicer will consist, among other things, of:

                o     any failure by the servicer to remit to the master
                      servicer any payment required to be made under the terms
                      of the servicing agreement, subject to a grace period of
                      up to three days;

                o     the failure to timely provide the Master Servicer with
                      various reports and certifications required under
                      Regulation AB;

                o     failure by the servicer duly to observe or perform in any
                      material respect any other of the covenants or agreements
                      on the part of the servicer set forth in the servicing
                      agreement, including, but not limited to, breach by the
                      servicer of any one or more of the representations,
                      warranties and covenants of the servicer, which continues
                      unremedied for a specified period set forth in the
                      servicing agreement, generally a period of 30 or 60 days
                      after the date on which written notice of such failure,
                      requiring the same to be remedied, shall have been given
                      to the servicer by the master servicer or the trustee;

                o     failure by the servicer to maintain its license to do
                      business in any jurisdiction where the mortgaged property
                      is located if such license is required;

                o     bankruptcy, insolvency, or cessation of normal business
                      operation;

                o     the servicer ceases to meet the servicer eligibility
                      qualifications of Fannie Mae or Freddie Mac; or

                o     the servicer attempts to assign its right to servicing
                      compensation or to assign the servicing agreement or the
                      servicing responsibilities thereunder or to delegate its
                      duties thereunder or any portion thereof in violation of
                      the applicable provisions thereof.

         Rights Upon Servicer Event of Default

         So long as an event of default under the servicing agreement remains unremedied, the master servicer may (and, pursuant to the pooling agreement, if

                                      S-48

so directed by holders of certificates evidencing at least 66-2/3% of the voting rights, shall) terminate all of the rights and obligations of the servicer in its capacity as servicer of the mortgage loans. If this occurs, the master servicer will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the servicer under the servicing agreement, including the obligation to make advances.

         Any removal of a servicer will not be effective until acceptance of appointment of a successor servicer. A removed servicer is obligated to pay the costs and expenses incurred in effecting its replacement, but if it does not, the master servicer is entitled to reimburse itself for such costs from amounts on deposit in the distribution account.

         No assurance can be given that termination of the rights and obligations of the servicer under the servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

         No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling agreement to institute any proceeding with respect to termination of the servicer, unless the holder previously has given to the depositor, the master servicer and the trustee written notice of the servicer's default and certificateholders having not less than 66 2/3% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the master servicer or the trustee, as applicable.

         Resignation of Servicers

         A servicer may not resign from the obligations and duties imposed on it under its respective servicing agreement except upon the determination that the servicer's duties under such servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer. Any such determination permitting the resignation of a servicer shall be evidenced by an opinion of counsel to such effect delivered to the trustee and master servicer which opinion of counsel shall be in form and substance acceptable to the trustee and master servicer. No such resignation shall become effective until a successor meeting the requirements set forth in the pooling agreement shall have assumed the servicer's responsibilities and obligations under the servicing agreement.

         Amendment of the Servicing Agreements

         Each servicing agreement may be amended only by written agreement signed by the related servicer, the seller, the sponsor, the trustee and the master servicer. Such amendment may not materially adversely affect the interest of the certificateholders in the mortgage loans.

                                      S-49

                 SERVICING AND ADMINISTRATION OF THE TRUST FUND

         Servicing and Administrative Responsibilities

         The servicers, the master servicer, the securities administrator, the trustee and the custodian will have the following responsibilities with respect to the trust fund:

Party:                                                       Responsibilities:

Servicers              Performing the servicing functions with respect to the
                       mortgage loans and the mortgaged properties in accordance
                       with the provisions of the related servicing agreement,
                       including, but not limited to:

                       o    collecting monthly remittances of principal and
                            interest on the mortgage loans from the borrowers,
                            depositing such amounts into the related custodial
                            account and delivering all amounts on deposit in the
                            related custodial account for deposit into the
                            distribution account on the related remittance date;

                       o    where applicable, collecting amounts in respect of
                            taxes and insurance from the borrowers, depositing
                            such amounts in the account maintained for the
                            escrow of such payments and paying such amounts to
                            the related taxing authorities and insurance
                            providers, as applicable;

                       o    making advances of the minimum payment or scheduled
                            monthly payment on the mortgage loans to the extent
                            not paid by the borrower (any such delinquent
                            payment reduced by the servicing fee), except to the
                            extent the servicer determines such advance is
                            nonrecoverable;

                       o    paying, as servicing advances, customary costs
                            and expenses incurred in the performance by the
                            servicer of its servicing obligations,
                            including, but not limited to, the cost of (a)
                            the preservation, restoration and protection of
                            the mortgaged property, (b) any enforcement of
                            judicial proceedings, including foreclosures,
                            (c) compliance with the obligations under the
                            servicing agreement or (d) fire and hazard
                            insurance coverage; and

                       o    providing monthly loan-level reports to the master
                            servicer.

                       See "Servicing of the Mortgage Loans--Servicing of the
                       Mortgage Loans," "--Advances," "--Hazard Insurance" and
                       "--Collection of Taxes, Assessments and Similar Items" in
                       this free writing prospectus.

Master                 Performing the master servicing functions in accordance
Servicer               with the provisions of the pooling agreement and the
                       servicing agreements, including but not limited
                       to:

                       o  monitoring each servicer's performance and
                          enforcing each servicer's obligations
                          under the related servicing agreement;

                       o  gathering the monthly loan-level reports delivered by
                          each servicer and providing a comprehensive loan-level
                          report to the securities administrator with respect to
                          the mortgage loans;

                       o  upon the termination of a servicer, appointing a
                          successor servicer, and until a successor servicer is
                          appointed, acting as successor servicer; and

                                      S-50

                       o  upon the failure of a servicer to make advances with
                          respect to a mortgage loan, making those advances to
                          the extent provided in the pooling agreement.

              See "The Master Servicer" and "Servicing of the Mortgage Loans" in
              this free writing prospectus.

Securities Performing the securities administration and supplemental interest
Administrator trustee functions in accordance with the provisions of the pooling agreement, including but not limited to:

                       o  distributing all amounts on deposit in the
                          distribution account to the certificateholders in
                          accordance with the priorities described under
                          "Descriptions of the Offered
                          Certificates--Distributions to Certificateholders" on
                          each distribution date;

                       o  preparing and distributing investor reports, including
                          the monthly distribution date statement to
                          certificateholders based on information received from
                          the master servicer;

                       o  receiving monthly remittances from each servicer on
                          the related servicer remittance date for deposit in
                          the distribution account;

                       o  upon the failure of the master servicer to make any
                          advance required under the pooling agreement, provide
                          notice of such master servicer event of default to the
                          trustee, the seller and the rating agencies;

                       o  preparing and filing annual federal and (if required)
                          state tax returns on behalf of the trust fund; and

                       o  preparing and filing periodic reports with the
                          Securities and Exchange Commission on behalf of the
                          trust fund with respect to the certificates.

Trustee       Performing the trustee functions in accordance with the provisions of the pooling agreement, including but not limited to:

                       o  enforcing the obligations of each of the master
                          servicer and the securities administrator under the
                          pooling agreement;

                       o  examining certificates, statements and opinions
                          required to be furnished to it to ensure they are in
                          the form required under the pooling agreement;

                       o  upon the termination of the custodian, appointing a
                          successor custodian;

                       o  upon the occurrence of a master servicer event of
                          default under the pooling agreement, provide notice of
                          such master servicer event of default to the master
                          servicer, the depositor, the seller and the rating
                          agencies;

                       o  upon the occurrence of a master servicer event of
                          default under the pooling agreement, at its discretion
                          (or if so directed by the certificateholders having a
                          majority of the

                                      S-51

                          voting rights applicable to the certificates),
                          terminating the master servicer; and

                       o  upon such termination of the master servicer,
                          appointing a successor master servicer or succeeding
                          as master servicer in accordance with the terms of the
                          pooling agreement.

              See "The Pooling Agreement--The Trustee," "Description of the
              Certificates--Distribution Date Reports" in this free writing prospectus.

Custodian     Performing the custodial functions in accordance with the
              provisions of the custodial agreement, including but not limited to:

                       o  holding and maintaining the related mortgage files in
                          a fire resistant facility intended for the safekeeping
                          of mortgage loan files as agent for the trustee.

              See "The Pooling Agreement--Custody of the Mortgage Files;
              Custodian" in this free writing prospectus.

         Trust Accounts

         All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the holders of certificates, be invested in the trust accounts specified below. Funds on deposit in such trust accounts may be invested in permitted investments by the party responsible for such trust account. such trust accounts will be established by the applicable parties listed below, and any investment income earned on each such trust account will be retained or distributed as follows:

        Trust Account:                Responsible Party:                  Application of any Investment Earnings:
        --------------                ------------------                  ---------------------------------------
      Custodial                                                 Accounts
                                                                Servicers Any
                                                                investment
                                                                earnings will be
                                                                paid to the
                                                                related servicer
                                                                and will not be
                                                                available for
                                                                distribution to
                                                                the holders of
                                                                any
                                                                certificates.
     Distribution Account               Master Servicer         Any investment earnings will be paid to the Master
                                                                Servicer and will not be available or distribution to the
                                                                holders of any certificates.  The Master Servicer has
                                                                separately agreed to pay these investment earnings to the
                                                                Sponsor.

         If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by such responsible party or the Sponsor, in the case of the distribution account, out of its own funds, without any right of reimbursement therefor.

         Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the trustee, the master servicer, the securities administrator or any of their respective affiliates or for which an affiliate serves as an advisor, will be considered a permitted investment:

                                      S-52

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or their agents acting in their respective commercial capacities) incorporated under the laws of the United States of America, any state thereof or the District of
         Columbia and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

                  (iii) repurchase obligations with respect to any security
         described in clause (i) above and entered into with a depository institution or trust company (acting as principal) incorporated under the laws of the United States of America, any state thereof or the
         District of Columbia and rated "A" or higher by the rating agencies rating the certificates;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United
         States of America, any State thereof or the District of Columbia and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing
         discount obligations and interest-bearing obligations) that is issued by any corporation incorporated under the laws of the United States of
         America, any state thereof or the District of Columbia that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of United States money market funds (which may be
         12b-l funds, as contemplated by the Commission under the Investment
         Company Act of 1940) registered under the Investment Company Act of
         1940 including funds managed or advised by the trustee, the master servicer, the securities administrator or an affiliate thereof having the highest applicable rating from each rating agency rating the certificates and such fund; and

                  (vii) if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the senior certificates;

         In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than
120% of the yield to maturity at par of the underlying obligations.

                                      S-53

         Evidence as to Compliance

         The servicing agreements and the custodial agreement will each provide that on or before March 15 of each year, beginning in March 2008, the servicers and the custodian, respectively, will provide to the master servicer, securities administrator and/or the depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to such person. The pooling agreement will provide that on or before March 15 of each year, beginning in March 2008, the master servicer and the securities administrator will provide to the depositor a report on an assessment of compliance with the AB Servicing Criteria applicable to such person. In addition, any subservicer, or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB, will also provide to the master servicer, securities administrator and/or the depositor a report on an assessment of compliance with the AB Servicing Criteria.

         Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB
Servicing Criteria include specific criteria relating to the following areas:
general servicing considerations, cash collection and administration, investor remittances and reporting and mortgage loan administration. Each report is required to indicate that the AB Servicing Criteria applicable to such party were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

         The servicing agreements will also provide for delivery to the master servicer and the depositor on or before March 15 of each year, beginning in
March of 2008, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure.

         Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance will be posted on the securities administrator's website as described in "Additional Information" in this free writing prospectus or, if not posted on such website, may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under "Additional
Information." These items will also be filed with the issuing entity's annual report on Form 10-K, to the extent required under Regulation AB.

                                FEES AND EXPENSES

         In consideration of their duties on behalf of the issuing entity, the trustee, the servicers, and the master servicer will receive from the mortgage loans of the trust fund certain fees as set forth in the following table:

                                      S-54

Fee          Frequency of
Payable to:    Payment:                                     Amount of Fee:                          How and When Fee Is Payable:
-----------    --------                                     --------------                            ----------------------------
Servicers      monthly    For each mortgage loan serviced by a servicer, the "servicing fee"    Withdrawn from the custodial account
                          will be a monthly fee out of collections received from such mortgage  in respect of each mortgage loan,
                          loan calculated as the product of (a) the stated principal balance    before distribution of any amounts
                          of such mortgage loan and (b) 1/12th of the servicing fee rate.       to certificateholders.
                          For each mortgage loan serviced by WaMu, the "servicing fee rate"
                          will range from 0.250 to 0.375% perannum (with a weighted average as of the cut-off date of 0.324% per annum).  For each mortgage loan serviced by IndyMac, the "servicing fee rate" will be 0.375% per annum.
                          Each servicer also will retain all investment earnings on amounts held in its custodial accounts  and, to the extent permitted by applicable law, its escrow accounts, and any ancillary
                          servicer fees such as loan assumption or modification fees and late fees.  Certain servicers will have the right to receive an REO disposition fee of $1,000 from liquidation proceeds with respect to such REO and to retain prepayment penalties.

Master monthly The master servicer will receive as compensation for its services, Withdrawn from the distribution Servicer for each mortgage loan, a monthly fee paid out of collections account before distribution of any received from such mortgage loan calculated as the
                          product of amounts to certificateholders. (a) the
                          stated principal balance of such mortgage loan and (b)
                          1/12th of a "master servicing fee rate" equal to
                          0.0185% per annum. The Master Servicer also will
                          receive investment earnings on the distribution
                          account, which it has separately agreed to pay to an
                          affiliate of the sponsor.

Trustee        annually   The trustee will receive a fixed annual fee as agreed with            Payable by the master servicer from
                          the master servicer and payable by it from its own funds.             its own funds.

Custodian                 monthly The custodian will receive on-going
                          safekeeping and release Payable by the master servicer
                          from fees as agreed with the master servicer and
                          payable by the its own funds. master servicer from its
                          own funds as provided in the custodial agreement.

Securities monthly The securities administrator will receive a fee as agreed
Payable by the master servicer from Administrator with the master servicer and payable by the master servicer its own funds.
                          from its own funds.

Primary monthly Triad Guaranty Insurance Corporation Withdrawn from the distribution Mortgage will receive a monthly premium equal to 1/12th of 0.36%
account before distribution of any Insurer of the stated principal balance of the insured group I mortgage amounts to certificateholders.
                          loans, and 1/12th of 0.48% of the stated principal balance of the insured group II mortgage loans

                                      S-55

         The servicing fees are subject to reduction as described above under
"Servicing of the Mortgage Loans--Prepayment Interest Shortfalls." The master servicer will pay the fees of the securities administrator and the custodian on behalf of the trust fund out of the master servicer's own funds. The servicers, the master servicer, the securities administrator, the trustee and the custodian will each be entitled to reimbursement for certain expenses and indemnification by the trust fund prior to distribution of any amounts to certificateholders.

         None of the servicing fees set forth in the table above may be changed without amendment of the servicing agreements, and none of the other fees set forth in the table above may be changed without amendment of the pooling agreement or the custodial agreement, as applicable.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

         General

         The Luminent Mortgage Trust 2007-1, Mortgage-Backed Pass-Through
Certificates, Series 2007-1 will consist of the Class I-A-1, Class I-A-2
(together, the "Class I-A certificates"), Class I-B-1, Class I-B-2, Class I-B-3,
Class I-B-4 (together, the "Class I-B certificates" and with the Class I-A certificates, the "Class I certificates"), Class II-A-1, Class II-A-2 and Class
II-A-3 (together, the "Class II-A certificates"), Class II-B-1, Class II-B-2,
Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 (collectively, the
"Class II-B certificates," and with the Class II-A certificates, the "Class II certificates"), Class I-C-1, Class I-C-2, Class II-C, Class I-P, Class II-P,
Class R and Class RX Certificates. Only the Class I and Class II
certificates (collectively, the "offered certificates") are offered hereby.

         The certificates will be issued in accordance with the pooling agreement, dated as of January 1, 2007 (the "pooling agreement"), by and among the depositor, the seller, the master servicer, the securities administrator and the trustee.

         The certificates represent beneficial ownership interests in the issuing entity, the assets of which (the "trust fund") consist primarily of:

                o  a pool of mortgage loans;

                o  accounts that are maintained by the servicers, the master servicer and the securities administrator;

                o  property acquired by foreclosure of mortgage loans or deed in lieu of foreclosure;

                o  the insurance policies covering the mortgage loans or related mortgaged properties;

                o  the Swap Agreement and Cap Agreement;

                o  certain reserve funds;

                o  the rights of the trustee under the pooling agreement, as described under "The Pooling Agreement--Assignment of
                   Assets"; and

                o  all proceeds of the foregoing.

                                      S-56

         The issuing entity shall be entitled to (a) all scheduled principal due after the cut-off date, (b) all other recoveries of principal collected after the cut-off date (less scheduled payments of principal due on or before the cut-off date and collected after the cut-off date), (c) all payments of interest on the mortgage loans (minus that portion of any such payment which is allocable to any period prior to the cut-off date) and (d) prepayment premiums with respect to certain of the mortgage loans.

         The certificates will not represent an interest in or an obligation of, nor will the mortgage loans be guaranteed by, the sponsor, the seller, the depositor, any originator, any servicer, the master servicer, the securities administrator, the cap provider, the trustee, or any of their affiliates.

         Book-Entry Registration

         The offered certificates will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its participants, and for such purpose the offered certificates are referred to in this free writing prospectus as "book-entry certificates." Beneficial owners will hold their certificates through DTC, Clearstream Banking, societe anonyme, or the Euroclear System.

         Each class of book-entry certificates will be represented by one or more global certificates that is equal in the aggregate to the initial certificate principal balance of the related Class registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in a book-entry certificate will be entitled to receive a physical certificate representing such person's interest, except as set forth in limited circumstances described under
"Description of the Securities--Book-Entry Procedures and Definitive
Certificates" in the accompanying prospectus.

         See "Description of the Securities--Book-Entry Procedures and
Definitive Certificates" in the accompanying prospectus for a general discussion of the book-entry procedures of DTC.

         Distributions to Certificateholders

         Distributions on the certificates will be made on the 25th day of each calendar month or, if the 25th day is not a business day, on the next succeeding business day, beginning in February 2007 (each, a "distribution date"), to certificateholders of record on the applicable record date. For so long as the offered certificates are book-entry certificates, the "record date" for each distribution date will be the close of business on the business day immediately preceding such distribution date. A "business day" is any day other than (a) a
Saturday or a Sunday, or (b) a day on which banking institutions in the States of New York, Maryland or Minnesota or any city in which the corporate trust office of the trustee or the principal office of the securities administrator is located, are authorized or obligated by law or executive order to be closed. For so long as any certificate is in book-entry form with DTC, the only
"certificateholder" of such certificate will be Cede & Co. See "Description of the Certificates--Book-Entry Registration" in this free writing prospectus.

         The offered certificates will be issued in minimum denominations in principal balances of $100,000 and integral multiples of $1.00 in excess thereof. Accrued interest on any certificate will be calculated based upon a
360-day year and the actual number of days in each interest accrual period. The
"percentage interest" represented by any certificate will be equal to the percentage obtained by dividing the initial certificate principal balance of such certificate by the initial class principal balance of its class. For certain other terms and material characteristics of the offered certificates, see the table on page (iv) of this free writing prospectus.

                                      S-57

         Distributions on the offered certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided, that the final distribution in respect of any certificate will be made only upon presentation and surrender of such certificate at the corporate trust office of the securities administrator designated for such purpose. See "The Pooling Agreement - The Trustee" in this free writing prospectus.

         Priority of Distributions--Group I

         (I)      On each distribution date, (or the business day prior thereto in the case of payments to the Swap Provider) the Group I
                  Interest Remittance Amount will be distributed in the
                  following order of priority:

                  (a)      first, concurrently to each class of Class I-A
                           certificates, pro rata, their respective Interest
                           Distribution Amount and Interest Carry Forward
                           Amounts for such distribution date;

                  (b)      second, sequentially, to each class of Class I-B
                           certificates in numerical order, their respective
                           Interest Distribution Amount and Interest Carry
                           Forward Amounts for such distribution date; and

                  (c)      third, for distribution as Group I Excess Cashflow
                           pursuant to clause (III) below.

         (II)     On each distribution date (or the business day prior thereto in the case of payments to the Swap Provider), the Group I
                  Principal Distribution Amount will be distributed in the
                  following order of priority:

                  (a)      if such distribution date is prior to the Group I
                           Stepdown Date or a Group I Trigger Event is in effect
                           on such distribution date:

                           (1)      first, to each class of Class I-A
                                    certificates, pro rata, in reduction of
                                    their certificate principal balances, until
                                    reduced to zero;

                           (2)      second, to each class of Class I-B
                                    certificates, sequentially in numerical
                                    order in reduction of their certificate
                                    principal balances, until reduced to zero;
                                    and

                           (3)      third, for distribution as Group I Excess
                                    Cashflow pursuant to clause (III) below; or

                  (b)      if such distribution date is on or after the Group I
                           Stepdown Date and no Group I Trigger Event is in
                           effect on such distribution date:

                           (1)      first, to the Class I-A certificates, an
                                    amount equal to the Class I-A Principal
                                    Distribution Amount, pro rata, in reduction
                                    of their certificate principal balances
                                    until reduced to zero;

                                      S-58

                           (2)      second, to each class of Class I-B
                                    certificates, sequentially in numerical
                                    order, an amount up to their respective
                                    Class Principal Distribution Amounts, in
                                    reduction of their respective certificate
                                    principal balances, until reduced to zero;
                                    and

                           (3)      third, for distribution as Group I Excess
                                    Cashflow pursuant to clause (III) below.

         (III)    On each distribution date (or the business day prior thereto in the case of payments to the Swap Provider), Group I Excess
                  Cashflow, if any, will be distributed in the following order of priority:

                  (a) first, to distribute the Group I
                           Overcollateralization Deficiency Amount as principal,
                           in accordance with clause (II) above;

                  (b)      second, to each class of Class I-A certificates, pro
                           rata, based upon the entitlement of each class (1)
                           first, to pay any Interest Distribution Amounts and
                           Interest Carry Forward Amounts and (2) second, to pay
                           any realized losses applied to reduce the certificate
                           principal balances of the Class I-A certificates on
                           such distribution date and prior distribution dates;

                  (c)      third, to each class of Class I-B certificates
                           sequentially in numerical order (1) first, to pay any
                           Interest Distribution Amounts and Interest Carry
                           Forward Amounts and (2) second, to pay any realized
                           losses applied to reduce the certificate principal
                           balances of the Class I-B certificates on such
                           distribution date and prior distribution dates;

                  (d)      fourth, from amounts otherwise distributable to the
                           Class I-C-1 certificates, first, to each class of
                           Class I-A certificates, pro rata, based upon the
                           entitlement of each class and then sequentially in
                           numerical order to each class of Class I-B
                           certificates, any unpaid Basis Risk Shortfall
                           Carryover Amounts with respect to the Class I
                           certificates;

                  (e)      fifth, from amounts otherwise distributable to the
                           Class I-C-1 certificates, to the Supplemental
                           Interest Trust, for payment to the Swap Provider, to
                           the extent not previously paid, any swap termination
                           payment owed to the Swap Provider pursuant to the
                           Swap Agreement in the event that the Swap Provider is
                           the defaulting party under the Swap Agreement (to the
                           extent not received from a replacement Swap Provider
                           in respect of a replacement Swap Agreement or similar
                           agreement); and

                  (e)      sixth, to the non-offered certificates as provided in
                           the pooling agreement.

                                      S-59

         Priority of Distributions--Group II

         (I)      On each distribution date, the Group II Interest Remittance
                  Amount will be distributed in the following amounts and in the following order of priority:

                  (a) first, to pay the Final Maturity Reserve Amount;

                  (b)      second, concurrently to each class of Class II-A
                           certificates, pro rata, their respective Interest
                           Distribution Amounts and Interest Carry Forward
                           Amounts thereon for such distribution date;

                  (c)      third, sequentially, to each class of Class II-B
                           certificates in numerical order, their respective
                           Interest Distribution Amounts and Interest Carry
                           Forward Amounts thereon for such distribution date;
                           and

                  (d)      fourth, for distribution as Group II Excess Cashflow
                           pursuant to clause (III) below.

         (II)     On each distribution date, the Group II Principal Distribution
                  Amount for the group II mortgage loans will be distributed in the following order of priority:

                  (a)      if such distribution date is prior to the Group II
                           Stepdown Date or a Group II Trigger Event is in
                           effect on such distribution date:

                           (1)      first, to each class of Class II-A
                                    certificates, pro rata in reduction of their
                                    certificate principal balances, until
                                    reduced to zero;

                           (2)      second, to each class of Class II-B
                                    certificates, sequentially in numerical
                                    order in reduction of their certificate
                                    principal balances, until reduced to zero;
                                    and

                           (3)      third, for distribution as Group II Excess
                                    Cashflow pursuant to clause (III) below; or

                  (b)      if such distribution date is on or after the Stepdown
                           Date and no Trigger Event is in effect on such
                           distribution date:

                           (1)      first, to each class of Class II-A
                                    certificates, an amount up to the Class II-A
                                    Principal Distribution Amount, pro rata, in
                                    reduction of their certificate principal
                                    balances until reduced to zero;

                           (2)      second, to each class of Class II-B
                                    certificates, sequentially in numerical
                                    order, an amount up to their respective
                                    Class Principal Distribution Amounts, in
                                    reduction of their respective certificate
                                    principal balances, until reduced to zero;
                                    and

                           (3)      third, for distribution as Group II Excess
                                    Cashflow pursuant to clause (III) below.

                                      S-60

         (III) Group II Excess Cashflow, if any, will be distributed in the following order of priority:

                  (a)      first, to distribute the Group II
                           Overcollateralization Deficiency Amount as principal,
                           in accordance with clause (II) above;

                  (b)      second, to each class of Class II-A certificates, pro
                           rata, based upon the entitlement of each class (1)
                           first, to pay any unpaid Interest Distribution
                           Amounts and Interest Carry Forward Amounts and (2)
                           second, to pay any realized losses applied to reduce
                           the certificate principal balances of the Class II-A
                           certificates for such distribution date and prior
                           distribution dates;

                  (c)      third, to each class of Class II-B certificates
                           sequentially in numerical order (1) first, to pay any
                           unpaid Interest Distribution Amounts and Interest
                           Carry Forward Amounts and (2) second, to pay any
                           realized losses applied to reduce the certificate
                           principal balances of the class II-B certificates for
                           such distribution date and prior distribution dates;

                  (d)      fourth, from amounts otherwise distributable to the
                           Class II-C certificates, first, to each class of
                           Class II-A certificates, pro rata, based upon the
                           entitlement of each class, and then sequentially in
                           numerical order to each class of Class II-B
                           certificates, any unpaid Basis Risk Shortfall
                           Carryover Amounts; and

                  (e)      fifth, to the non-offered certificates as specified
                           in the pooling agreement.

         Prepayment Premiums

         On each distribution date, any prepayment premiums received by the securities administrator for the related prepayment period with respect to the group I or group II mortgage loans will be paid directly to the related class of
Class P certificates. Such amounts will not be available to make distributions on the offered certificates.

         Measurement of Delinquencies

         For each distribution date, the servicers will report on the delinquency of a mortgage loan based on the number of days past due on a contractual basis. The monthly distribution report will provide the information specified below with respect to delinquent mortgage loans.

         Determination of LIBOR

         With respect to each Payment Date, one-month LIBOR will equal the interbank offered rate for one-month United States dollar deposits in the London market as quoted on Telerate Page 3750 (Reuter LIBOR01) as of 11:00 A.M., London
time, on the second London business day prior to the first day of the related
Interest Accrual Period. Telerate Page 3750 means the display designated as page
3750 on the Bridge Telerate, or any other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on the page or any other page as may replace that page on that service (or if that service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the securities administrator after consultation with the depositor), the rate will be the reference bank rate.

         The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the securities administrator after consultation with the

                                      S-61

depositor, as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of the related Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate class principal amounts of the offered certificates. The securities administrator will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on the related date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the securities administrator after consultation with the depositor, as of 11:00 A.M., New York City time, on the date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate class principal amounts of the offered certificates. If no quotations can be obtained, the rate will be one-month LIBOR for the prior distribution date.

         "London business day" means any day other than a Saturday or a Sunday or a day on which banking institutions in the state of New York or in the city of London, England are required or authorized by law to be closed.

         The establishment of LIBOR by the securities administrator and the securities administrator's subsequent calculation of the certificate interest rates applicable to the offered certificates for the relevant Interest Accrual
Period, in the absence of manifest error, will be final and binding.

         Distribution Date Reports

         On each distribution date, the securities administrator shall make available to the trustee and each certificateholder, a report containing information with respect to such distribution date, including, without limitation, the following items:

                o     the Interest Distribution Amount and Interest Carry
                      Forward Amount for each class of certificates;

                o     the Pass-Through Rate with respect to each class of
                      certificates, if applicable, and the Group I and Group II
                      Net Rate Cap and Group II Adjusted Rate Cap;

                o     the Group I and Group II Interest Remittance Amount, Group
                      I and Group II Principal Remittance Amount, Group I and
                      Group II Principal Distribution Amount, Group II Allocated
                      Net Deferred Interest and Group II Net Deferred Interest;

                o     the certificate principal balance of each class of
                      certificates, after giving effect to payments of
                      principal;

                o     the amount of negative amortization on the group II
                      mortgage loans;

                o     the amount of any realized losses incurred with respect to the group I and group II mortgage loans, respectively, in
                      the applicable prepayment period and in the aggregate
                      since the cut-off date;

                o     the amount of realized losses allocated to each class of
                      certificates on such distribution date, and the total
                      realized losses allocated to each class since the closing
                      date;

                o     the amount of the master servicing fees and servicing fees paid for the due period to which such distribution date
                      relates;

                                      S-62

                o     the total number of mortgage loans, the aggregate stated
                      principal balance of the mortgage loans as of the close of business on the last day of the related due period, after
                      giving effect to payments allocated to principal;

                o     the number and aggregate principal balance of mortgage
                      loans, as reported by the servicers (and calculated using
                      the MBA method): (i) delinquent 30 to 59 days on a
                      contractual basis, (ii) delinquent 60 to 89 days on a
                      contractual basis, (iii) delinquent 90 or more days on a
                      contractual basis, (iv) as to which foreclosure
                      proceedings have been commenced as of the close of
                      business on the last business day of the related
                      prepayment period, (v) in bankruptcy, and (vi) that are
                      REO properties;

                o     the aggregate principal balance of any mortgage loans with respect to which the related mortgaged property became an
                      REO property as of the close of business on the last
                      business day of the related prepayment period;

                o     with respect to substitution of mortgage loans in the
                      preceding calendar month, the stated principal balance of
                      each Deleted Asset and of each Qualified Substitute Asset;

                o     the aggregate amount of monthly principal and interest
                      advances made by or on behalf of the servicers (or the
                      master servicer);

o                     the amount of the Group I and Group II
                      Overcollateralization Amount, Group I and Group II Target
                      Overcollateralization Amount, and Group I and Group II
                      Overcollateralization Deficiency Amount after giving
                      effect to the payments made on such distribution date; and

                o One-month LIBOR with respect to such distribution date.

         The securities administrator will prepare on a monthly basis statements containing, among other things, information relating to principal and interest distributions on the certificates and the status of the mortgage loans, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under
"Reports to Securityholders" in the prospectus. In addition, the master servicer and the servicers will furnish to the depositor or the master servicer, as applicable, the compliance statements and attestation reports in accordance with
Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under "Servicing of the Assets--Evidence as to Servicing Compliance" in the
prospectus. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the issuing entity for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

         Credit Enhancement

         Credit enhancement for the offered certificates consists of subordination of certain classes of certificates, the priority of application of realized losses, excess cash flow and overcollateralization, in each case as described in this free writing prospectus.

         Subordination

         In general, distributions on the Class B certificates on any distribution date will be subordinated to distributions on the related Class A certificates on such distribution date. Under certain circumstances on or after
February 2010, principal distributions will be made on the Class I-B or Class
II-B certificates as long as no group I or group II Trigger Event, as applicable, is in effect. There can be no assurance that the Trigger Events will

                                      S-63

operate to prevent distributions to the lower-ranking classes while more senior classes remain outstanding.

         Realized Losses

         Realized losses on the group I mortgage loans in excess of the amount of related excess interest and overcollateralization will be applied first to the Class I-B certificates in reverse numerical order until the certificate principal balance of each class has been reduced to zero. Thereafter, realized losses on the group I mortgage loans will be applied to reduce the certificate principal balances of the Class I-A certificates, first to the Class I-A-2 certificates and then to the Class I-A-1 certificates. Realized losses on the group II mortgage loans in excess of the amount of related excess interest and overcollateralization will be applied first to the Class II-B certificates in reverse numerical order until the certificate principal balance has been reduced to zero. Thereafter, realized losses on the group II mortgage loans will be applied to reduce the certificate principal balances of the Class II-A certificates, first to the Class II-A-3 certificates until their certificate principal balance has been reduced to zero, second to the Class II-A-2 certificates until their certificate principal balance has been reduced to zero and third to the Class II-A-1 certificates. To the extent that realized losses have been applied to a class of certificates, investors may not fully recover their initial investment.

         During any prepayment period, a realized loss may occur in respect of a mortgage loan in connection with the liquidation of such mortgage loan, a "debt service reduction" or a "deficient valuation." A "realized loss" means:

                  (i) for a mortgage loan that is liquidated, an amount (not less than zero or more than the stated principal balance thereof) as of the date of such liquidation, equal to (A) the stated principal balance of the mortgage loan as of the date of such liquidation, plus (B)
         interest at the mortgage rate less the applicable servicing fee rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which liquidation proceeds are required to be distributed, minus (C)
         the liquidation proceeds received during the calendar month in which such liquidation occurred, after payment of all liquidation expenses;

                  (ii) for a mortgage loan which has become the subject of a debt service reduction, the amount, if any, by which the principal portion of the related scheduled monthly payment has been reduced; and

                  (iii) for a mortgage loan which has become the subject of a deficient valuation and the principal amount due under the related certificate has been reduced, an amount equal to the difference between the principal balance of the mortgage loan outstanding immediately prior to such deficient valuation and the principal balance of the mortgage loan as reduced by the Deficient Valuation.

         A "debt service reduction" with respect to any mortgage loan, is a reduction of the scheduled monthly payment that the related mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding. A "deficient valuation" with respect to any mortgage loan, is a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the
Bankruptcy Code.

                                      S-64

         To the extent that realized losses are incurred, those realized losses will reduce the aggregate stated principal balance of the mortgage loans, and thus may reduce the Overcollateralization Amount. As described in this free writing prospectus, the Overcollateralization Amount is increased and maintained by application of excess cash flow to make distributions of principal on the offered certificates.

         "Subsequent Recoveries" means any amount (net of reimbursable expenses)
received on a mortgage loan subsequent to such mortgage loan being determined to be a liquidated asset that resulted in a realized loss. If Subsequent Recoveries are received, they will be included as part of the Principal Proceeds for the distribution date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this free writing prospectus. In addition, after giving effect to all distributions on a distribution date, the unpaid Applied Loss Amount for the Class of certificates then outstanding with the highest distribution priority will be decreased by the amount of such Subsequent Recoveries until reduced to zero (with any remaining
Subsequent Recoveries applied to reduce the realized losses applied of the class with the next highest distribution priority), and the certificate principal balances of such class or classes will be increased by the same amount.

         Excess Interest

         The mortgage loans accrue interest each month in an aggregate amount that is expected to exceed the amount need to distribute monthly principal and interest on the related certificates and to pay the fees, expenses and indemnity of the servicer, the master servicer and the trustee; however, no assurance is given in this regard. Such excess interest from a group of mortgage loans each month will be available to cover certain shortfalls in interest, absorb realized losses on such mortgage loans, restore and maintain related
overcollateralization at the required levels and cover any Basis Risk Shortfall
Carryover Amounts.

         Overcollateralization

         Credit enhancement with respect to the offered certificates will be provided by overcollateralization resulting from the aggregate stated principal balance of each group of mortgage loans exceeding the aggregate certificate principal balances of the related offered certificates. The initial Group I
Overcollateralization Amount is expected to be approximately 0.50% of the aggregate stated principal balance of the group I mortgage loans as of the cut-off date and the initial Group II Overcollateralization Amount is expected to be approximately 0.90% of the aggregate stated principal balance of the Group
II mortgage loans as of the cut-off date. Thereafter, it is intended that the
Group I or Group II Overcollateralization Amount be maintained at the Group I or
Group II Target Overcollateralization Amount, as applicable, by the application of available Group I or Group II Excess Cashflow, as applicable, to accelerate the payment of the certificate principal balances of the related certificates until the applicable Overcollateralization Amount reaches the applicable Group I
Target Overcollateralization Amount. However, realized losses with respect to mortgage loans and, with respect to the group I mortgage loans, any termination payment to the Swap Provider under the Swap Agreement, will reduce the related
Overcollateralization Amount, and could result in an Overcollateralization
Deficiency Amount.

         The application of available Group I or Group II Excess Cashflow to reduce the aggregate certificate principal balances of the related certificates on any distribution date will have the effect of accelerating the amortization of the certificates relative to the amortization of the applicable group of mortgage loans.

         Reserve Accounts

         Pursuant to the pooling agreement, the securities administrator will establish two separate trust accounts (each, a "Reserve Account") for the deposit of any Basis Risk Shortfall Carryover Amounts with respect to the Class

                                      S-65

I and Class II certificates, respectively. Amounts in each Reserve Account will be available to pay any Basis Risk Shortfall Carryover Amounts, first to the related Class A certificates, pro rata, and thereafter to the related Class B certificates sequentially in numerical order. Any funds remaining in the Reserve
Account for the Class I certificates on a distribution date after such payments will be withdrawn by the securities administrator and distributed to the holders of the Class I-C-2 certificates. Any funds remaining in the Reserve Account for the Class II certificates on a distribution date after such payments will be withdrawn by the Securities Administrator and distributed to the Class II-C certificateholders. The holders of the Class I-C-2 certificates will be the owners of the Reserve Account related to the Class I certificates for federal income tax purposes. The Class II-C Certificates will be the owners of the
Reserve Account related to the Class II Certificates for federal income tax purposes. The Reserve Accounts will not be assets of any REMIC.

         Final Maturity Reserve Account

         On or before the February 2017 distribution date, the securities administrator will establish the Final Maturity Reserve Account as part of the
Final Maturity Reserve Trust. On the distribution date occurring in February
2017, and on any distribution date thereafter, up to and including the distribution date in January 2037, in the event that the aggregate stated
principal balance of the group II mortgage loans with original terms to maturity of more than 30 years is greater than the amount shown for such distribution date in the Final Maturity Reserve Schedule set forth below, the securities administrator, as trustee of the Final Maturity Reserve Trust, will be required to deposit the Final Maturity Reserve Amount from interest payments on the group
II mortgage loans into the Final Maturity Reserve Account for such distribution date. The "Final Maturity Reserve Amount" shall be an amount equal to the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate stated
principal balance of the group II mortgage loans as of the first day of the related due period, and (iii) one-twelfth. The Final Maturity Reserve Amount will be zero on any applicable distribution date on which the aggregate stated
principal balance of the group II mortgage loans is less than or equal to the amount shown for such distribution date in the Final Maturity Reserve Schedule below. The "Final Maturity Reserve Rate" shall equal the product of 1.00%
multiplied by the quotient of (i) the aggregate stated principal balance of the group II mortgage loans with original terms to maturity in excess of 30 years as of the related due date divided by (ii) the aggregate stated principal balance of the group II mortgage loans as of the first day of the related due period.
The Final Maturity Reserve Account and any rights with respect to payments therefrom will be held in the Final Maturity Reserve Trust. Amounts on deposit in the Final Maturity Reserve Account will not be an asset of any REMIC but the account will be owned by the Final Maturity Reserve Trust.

                                      S-66

                         Final Maturity Reserve Schedule

              Aggregate                      Aggregate                     Aggregate
              Principal                      Principal                     Principal
 Period       Balance ($)        Period      Balance ($)        Period     Balance ($)
 ------       -----------        ------      -----------        ------     -----------
   121       23,280,169.14         162      12,441,171.68        203      6,571,524.59
   122       22,929,598.95         163      12,250,902.75        204      6,468,817.67
   123       22,584,197.39         164      12,063,460.23        205      6,367,652.19
   124       22,243,889.05         165      11,878,802.73        206      6,268,005.48
   125       21,908,599.62         166      11,696,889.48        207      6,169,855.17
   126       21,578,255.88         167      11,517,680.26        208      6,073,179.24
   127       21,252,785.66         168      11,341,135.48        209      5,977,955.96
   128       20,932,117.84         169      11,167,216.09        210      5,884,163.95
   129       20,616,182.34         170      10,995,883.64        211      5,791,782.12
   130       20,304,910.07         171      10,827,100.21        212      5,700,789.70
   131       19,998,232.98         172      10,660,828.44        213      5,611,166.22
   132       19,696,083.98         173      10,497,031.53        214      5,522,891.51
   133       19,398,396.98         174      10,335,673.19        215      5,435,945.67
   134       19,105,106.81         175      10,176,717.68        216      5,350,309.13
   135       18,816,149.28         176      10,020,129.77        217      5,265,962.58
   136       18,531,461.12         177      9,865,874.73         218      5,182,887.00
   137       18,250,979.99         178      9,713,918.36         219      5,101,063.65
   138       17,974,644.42         179      9,564,226.94         220      5,020,474.05
   139       17,702,393.88         180      9,416,767.25         221      4,941,100.00
   140       17,434,168.69         181      9,271,506.54         222      4,862,923.56
   141       17,169,910.03         182      9,128,412.56         223      4,785,927.07
   142       16,909,559.96         183      8,987,453.50         224      4,710,093.11
   143       16,653,061.37         184      8,848,598.04         225      4,635,404.51
   144       16,400,357.96         185      8,711,815.30         226      4,561,844.37
   145       16,151,394.28         186      8,577,074.85         227      4,489,396.01
   146       15,906,115.66         187      8,444,346.72         228      4,418,043.02
   147       15,664,468.24         188      8,313,601.34         229      4,347,769.21
   148       15,426,398.94         189      8,184,809.61         230      4,278,558.65
   149       15,191,855.43         190      8,057,942.84         231      4,210,395.62
   150       14,960,786.18         191      7,932,972.74         232      4,143,264.63
   151       14,733,140.36         192      7,809,871.45         233      4,077,150.44
   152       14,508,867.93         193      7,688,611.52         234      4,012,037.99
   153       14,287,919.54         194      7,569,165.89         235      3,947,912.50
   154       14,070,246.57         195      7,451,507.89         236      3,884,759.34
   155       13,855,801.09         196      7,335,611.24         237      3,822,564.15
   156       13,644,535.91         197      7,221,450.06         238      3,761,312.74
   157       13,436,404.47         198      7,108,998.83         239      3,700,991.15
   158       13,231,360.93         199      6,998,232.41         240      3,641,585.61
   159       13,029,360.09         200      6,889,126.01         241      3,583,082.57
   160       12,830,357.42         201      6,781,655.23         242      3,525,468.67
   161       12,634,309.03         202      6,675,795.99         243      3,468,730.72

                                      S-67

Final Maturity Reserve Schedule (cont.)

          Aggregate Principal            Aggregate Principal                 Aggregate
Period A     Balance ($)       Period A     Balance ($)        Period   Principal Balance ($)
   244       3,412,855.76        285       1,727,909.57          326       840,233.69
   245       3,357,831.01        286       1,698,741.54          327       825,006.48
   246       3,303,643.86        287       1,670,026.40          328       810,022.45
   247       3,250,281.89        288       1,641,757.35          329       795,277.92
   248       3,197,732.89        289       1,613,927.73          330       780,769.24
   249       3,145,984.78        290       1,586,530.96          331       766,492.85
   250       3,095,025.70        291       1,559,560.55          332       752,445.22
   251       3,044,843.94        292       1,533,010.12          333       738,622.87
   252       2,995,427.97        293       1,506,873.37          334       725,022.39
   253       2,946,766.42        294       1,481,144.11          335       711,640.41
   254       2,898,848.09        295       1,455,816.23          336       698,473.60
   255       2,851,661.97        296       1,430,883.70          337       685,518.69
   256       2,805,197.16        297       1,406,340.61          338       672,772.46
   257       2,759,442.96        298       1,382,181.10          339       660,231.74
   258       2,714,388.81        299       1,358,399.41          340       647,893.39
   259       2,670,024.32        300       1,334,989.89          341       635,754.34
   260       2,626,339.22        301       1,311,946.93          342       623,811.54
   261       2,583,323.43        302       1,289,265.04          343       612,062.01
   262       2,540,966.99        303       1,266,938.78          344       600,502.80
   263       2,499,260.10        304       1,244,962.81          345       589,131.01
   264       2,458,193.09        305       1,223,331.86          346       577,943.77
   265       2,417,756.45        306       1,202,040.75          347       566,938.27
   266       2,377,940.80        307       1,181,084.36          348       556,111.74
   267       2,338,736.88        308       1,160,457.66          349       545,461.44
   268       2,300,135.60        309       1,140,155.67          350       534,984.67
   269       2,262,127.98        310       1,120,173.52          351       524,678.78
   270       2,224,705.18        311       1,100,506.39          352       514,541.16
   271       2,187,858.48        312       1,081,149.52          353       504,569.23
   272       2,151,579.30        313       1,062,098.24          354       494,760.45
   273       2,115,859.19        314       1,043,347.94          355       485,112.32
   274       2,080,689.80        315       1,024,894.09          356       475,622.39
   275       2,046,062.92        316       1,006,732.20          357       466,288.22
   276       2,011,970.47        317        988,857.89           358       457,107.43
   277       1,978,404.46        318        971,266.79           359       448,077.66
   278       1,945,357.05        319        953,954.63           360       439,196.59
   279       1,912,820.48        320        936,917.21
   280       1,880,787.14        321        920,150.36
   281       1,849,249.51        322        903,650.00
   282       1,818,200.18        323        887,412.09
   283       1,787,631.85        324        871,432.67
   284       1,757,537.34        325        855,707.82

                                      S-68

         On each distribution date, after all distributions of Group II Excess
Cashflow, any amount on deposit in the Final Maturity Reserve Account in excess of the lesser of (i) the certificate principal balance of the Class II certificates and (ii) the aggregate stated principal balance of the group II mortgage loans with original terms to maturity in excess of 30 years, will be distributed in the following order of priority.

(1) to the classes of Class II certificates then entitled to receive distributions in respect of principal in the priority described above under clause (II) of "Description of the Offered Certificates - Distribution to
Certificateholders - Priority of Distributions - Group II", any remaining Group
II Overcollateralization Deficiency;

(2) to each class of Class II-A certificates, pro rata, based upon the entitlement of each class to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward Amount;

(3) to each class of Class II-A certificates, pro rata, to pay any realized losses on the group II mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class II-A certificates;

(4) to each class of Class II-B Certificates sequentially in numerical order, to pay any unpaid Interest Distribution Amounts and any Interest Carry Forward
Amounts;

(5) to each class of Class II-B Certificates sequentially in numerical order, to pay any realized losses on the group II mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class II-B certificates;

(6) to each class of Class II-A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class II-B certificates, any unpaid Basis Risk Shortfall Carryover Amounts with respect to the Class II certificates; and

(7) to the Class II-C certificates, any remaining amounts.

Amounts distributed in respect of clauses (1), (3) and (5) above together with amounts distributed in respect of clauses (1), (3) and (5) on prior distribution dates shall not exceed the aggregate of current or prior realized losses on the group II mortgage loans not previously reimbursed by subsequent recoveries.

         On the earlier of the distribution date occurring in January 2037 and the distribution date on which the final distribution of payments from the group
II mortgage loans and the other assets in the trust is expected to be made, any remaining amounts on deposit in the Final Maturity Reserve Account held in the
Final Maturity Reserve Trust will be distributed to the Class II certificates in the following order of priority:

         (1) to the Class II-A certificates, pro rata, in accordance with their respective outstanding certificate principal balances until the certificate principal balances thereof have been reduced to zero;

         (2) sequentially, to the Class II-B certificates in numerical order, until the certificate principal balances thereof have been reduced to zero;

         (3) to each class of Class II certificates, any Interest Distribution
Amount and Interest Carry Forward Amount for each such class remaining unpaid after giving effect to interest distributions on such distribution date in accordance with payment priorities set forth in "Description of the
Certificates--Distributions on the Certificates;"

         (4) to each class of Class II certificates, any Basis Risk Shortfall
Carryover Amount for each such class remaining unpaid after giving effect to the distributions on such distribution date in accordance with payment priorities set forth in "Description of the Certificates--Distributions on the
Certificates;" and

         (5) to the Class II-F certificates, any remaining amount.

         If the mortgage loans are purchased in connection with an optional termination of the Class II certificates, the funds on deposit in the Final
Maturity Reserve Account will be used to make payments in accordance with priorities (4) and (5) above after application of the purchase price pursuant to the exercise of the optional termination.

         Final Scheduled Distribution Date

         The "final scheduled distribution date" for the each of the Class I certificates has been determined to be the distribution date following the month of the scheduled maturity date of the mortgage loan having the latest scheduled maturity date as of the cut-off date. The "final scheduled distribution date"
for each of the Class II certificates has been determined based upon thirty year mortgage loans and the Final Maturity Reserve Account. As to each class, the actual final distribution date may be earlier or later, and could be substantially earlier, than such class's final scheduled distribution date.

         Optional Termination

         The majority holders of the Class I-C-1 certificates may, at their option, purchase all group I mortgage loans and REO properties remaining in the trust fund on any distribution date (any such event, an "Optional Termination")
on which the aggregate stated principal balance of such mortgage loans and REO properties on such distribution date is 10% or less of the aggregate stated
principal balance of the group I mortgage loans as of the cut-off date. The majority holders of the Class II-C certificates may, at their option, purchase all group II mortgage loans and REO properties remaining in the trust fund on

                                      S-69

any distribution date (any such event, an "Optional Termination") occurring on or after the distribution date on which the aggregate stated principal balance of such mortgage loans and REO properties on such distribution date is 10% or less of the aggregate stated principal balance of the group II mortgage loans as of the cut-off date. Any such optional terminations will be permitted only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(a) of the Internal Revenue Code of 1986, as amended. See "Description of the
Securities--Optional Redemption or Termination" in the accompanying prospectus.

         In the event that the option is exercised, the repurchase will be made at a price generally equal (a) to the stated principal balance of each mortgage loan and, with respect to REO property, the lesser of the fair market value of each REO property, as determined by the servicer, and the principal balance of the related mortgage loan plus (b) accrued and unpaid interest at the related mortgage loan rate up to and including the first day of the month in which the termination price is paid, plus (c) the amount of any unreimbursed servicing-related advances made by a servicer in respect of such mortgage loan and any and all amounts owing to the trustee, the master servicer, the securities administrator, the custodian and the servicers, plus (d) with respect to the group I mortgage loans, any Swap Termination Payments owed by the
Supplemental Interest Trust (including any Swap Termination payment owed in connection with such Optional Termination). Proceeds from the repurchase will be included in available funds and will be distributed to the certificateholders in accordance with the pooling agreement. In addition, in connection with any termination of the group I mortgage loans, the majority holders of the Class I-C-1 certificates will be obligated to pay any Swap
Termination Payments owed by the Supplemental Interest Trust.

         Any repurchase of the group I or group II mortgage loans and REO properties in accordance with the preceding paragraph will result in the early retirement of any related outstanding certificates. To the extent that there are losses on the mortgage loans (because the fair market value of the REO property is less than the principal amount of the related mortgage loan plus interest thereon), certificateholders might not receive an amount equal to the remaining certificate principal balances plus interest.

         Upon presentation and surrender of the certificates, the securities administrator shall cause to be distributed, to the extent of available funds, to the certificateholders on the final distribution date the amounts due them in accordance with the pooling agreement. The amount remaining on deposit in the distribution account, other than amounts retained to meet claims, after all required distributions have been made on the offered certificates, will be paid to the non-offered certificates in accordance with the provisions of the pooling agreement.

                           THE SWAP AND CAP AGREEMENTS

         General

         On the closing date, the supplemental interest trust trustee will enter into a swap agreement (the "Swap Agreement") with the Swap Provider and a cap agreement (the "Cap Agreement") with the Cap Provider, in each case for the benefit of the Class I certificates. On the Business Day prior to each distribution date, the supplemental interest trust will be obligated to make a payment to the swap provider based on a fixed rate equal to 5.100% and the applicable notional balance, and the Swap Provider will be obligated to make a payment to the supplemental interest trust based on one-month LIBOR, determined pursuant to the Swap Agreement, and the applicable notional balance. The applicable notional balances for the Swap Agreement are set forth in a table below. Payments under the Swap Agreement will be made on a net basis. Payments under the Swap Agreement commence on the first distribution date and terminate on the distribution date in January 2014. Funds provided under the Swap
Agreement (each, a "Swap Payment") will be used to make certain payments on the
Class I certificates.

                                      S-70

                    Swap Agreement Notional Balance Schedule

-----------------------------------------------------------------------------
          Notional
Period   Balance ($)    Rate %        Period  Notional Balance ($)  Rate %
-----------------------------------------------------------------------------
   1   431,778,638.43   5.10000         43       49,937,979.85      5.10000
   2   410,550,366.13   5.10000         44       47,505,676.32      5.10000
   3   390,367,087.85   5.10000         45       45,191,811.81      5.10000
   4   371,177,286.52   5.10000         46       42,990,620.30      5.10000
   5   352,931,989.14   5.10000         47       40,896,616.45      5.10000
   6   335,461,588.65   5.10000         48       38,904,581.90      5.10000
   7   318,886,456.23   5.10000         49       37,009,552.31      5.10000
   8   292,897,566.29   5.10000         50       35,206,804.95      5.10000
   9   278,588,140.13   5.10000         51       33,491,847.00      5.10000
  10   264,978,020.23   5.10000         52       31,860,404.31      5.10000
  11   252,033,016.93   5.10000         53       29,408,382.31      5.10000
  12   239,720,612.98   5.10000         54       27,808,505.40      5.10000
  13   228,009,881.74   5.10000         55       26,184,607.60      5.10000
  14   216,871,409.27   5.10000         56       11,396,668.57      5.10000
  15   205,874,866.01   5.10000         57       10,772,577.22      5.10000
  16   195,821,075.25   5.10000         58       10,247,691.09      5.10000
  17   186,258,373.05   5.10000         59        9,748,372.30      5.10000
  18   177,162,763.74   5.10000         60        9,273,375.76      5.10000
  19   168,349,646.83   5.10000         61        8,821,517.03      5.10000
  20   160,129,977.95   5.10000         62        8,391,669.32      5.10000
  21   152,311,713.63   5.10000         63        7,982,760.70      5.10000
  22   144,875,245.84   5.10000         64        7,593,771.44      5.10000
  23   137,801,924.74   5.10000         65        7,223,731.45      5.10000
  24   131,074,011.81   5.10000         66        6,871,717.88      5.10000
  25   124,674,635.34   5.10000         67        6,536,852.80      5.10000
  26   118,587,748.01   5.10000         68        6,218,301.05      5.10000
  27   112,480,334.78   5.10000         69        5,915,268.12      5.10000
  28   106,099,604.40   5.10000         70        5,626,998.18      5.10000
  29   100,928,880.37   5.10000         71        5,352,772.21      5.10000
  30    96,010,121.36   5.10000         72        5,091,906.22      5.10000
  31    91,292,878.13   5.10000         73        4,843,749.48      5.10000
  32    86,487,344.91   5.10000         74        4,607,682.99      5.10000
  33    82,275,429.02   5.10000         75        4,383,117.87      5.10000
  34    78,268,583.99   5.10000         76        4,169,493.92      5.10000
  35    74,456,827.38   5.10000         77        3,966,278.22      5.10000
  36    70,830,662.55   5.10000         78        3,772,963.80      5.10000
  37    67,381,055.09   5.10000         79        3,589,068.37      5.10000
  38    64,099,410.28   5.10000         80        1,608,724.45      5.10000
  39    60,977,551.72   5.10000         81        1,530,283.25      5.10000
  40    58,007,700.93   5.10000         82        1,455,665.46      5.10000
  41    55,182,458.06   5.10000         83        1,384,684.77      5.10000
  42    52,494,783.39   5.10000         84        1,317,163.96      5.10000
-----------------------------------------------------------------------------

         On the Business Day prior to each distribution date, the cap provider will be obligated to make a payment to the supplemental interest trust equal to the product of (a) the excess, if any, of (i) one-month LIBOR up to 10.50% over
(ii) the cap rate, as set forth in a table below, (b) the notional amount for such distribution date, as set forth in a table below, and (c) a fraction, the numerator of which is equal to the actual number of days in the related calculation period (as set forth in the Cap Agreement), and the denominator of which is 360. Funds provided under the Cap Agreement (each, a "Cap Payment")
will be used to make certain payments on the Class I certificates. The Cap
Agreement commences on the distribution date in March 2007 and terminates on the distribution date in January 2015.

                                      S-71

                     Cap Agreement Notional Balance Schedule

------------------------------------------------------------------------------------------------------------------------------------
          Notional         Cap             Notional      Cap                 Notional         Cap            Notional        Cap
Period  Balance ($)       Rate %  Period  Balance ($)   Rate %   Period     Balance ($)      Rate % Period    Balance%      Rate%

   1         N/A            N/A     25   150,801,787.51  5.868519   49    138,681,762.35    5.904413  73    41,028,016.31   6.328519
   2     13,218,156.43   6.449423   26   151,776,629.09  6.530477   50    137,220,691.70    6.570206  74    40,412,471.91   7.039689
   3     25,539,615.94   5.795321   27   152,866,643.56  5.876916   51    135,732,301.76    5.904346  75    39,801,199.63   6.328338
   4     37,013,154.01   5.998870   28   154,322,766.72  6.102644   52    134,219,748.34    6.111456  76    39,194,467.99   6.549521
   5     47,685,052.63   5.795394   29   154,660,388.36  5.895757   53    133,586,028.33    5.931877  77    38,592,523.60   6.328154
   6     57,722,277.58   5.999189   30   154,835,531.20  6.102587   54    132,152,348.42    6.146238  78    37,995,592.44   6.549330
   7     67,001,865.18   5.795707   31   154,896,990.24  5.897167   55    130,798,003.37    5.946346  79    37,403,880.96   6.327967
   8     85,830,296.40   5.862921   32   155,132,879.06  5.903339   56    142,662,550.75    6.327084  80    17,348,279.66   6.463391
   9     93,116,442.27   6.068664   33   154,859,861.00  6.110420   57    140,370,634.27    6.551193  81    17,074,322.66   6.689084
   10    99,833,254.51   5.862879   34   154,464,820.94  5.903279   58    138,033,852.93    6.329785  82    16,803,075.83   6.463222
   11   106,012,520.87   6.068621   35   153,956,205.96  6.110357   59    135,725,168.56    6.551029  83    16,534,604.58   6.688908
   12   111,684,401.08   5.862838   36   153,342,005.72  5.903218   60    133,444,826.02    6.329625  84    16,268,967.45   6.463051
   13   116,877,507.77   5.862816   37   152,629,775.47  5.903188   61     48,613,898.11    6.329544  85    17,259,150.97   6.462964
   14   121,618,983.58   6.288505   38   151,826,658.07  6.570633   62     47,977,996.16    6.787356  86    16,938,233.73   7.188542
   15   126,336,928.72   5.866006   39   150,939,404.89  5.904735   63     47,340,887.94    6.329380  87    16,623,267.45   6.462788
   16   130,228,401.21   6.071850   40   149,974,395.70  6.111860   64     46,703,228.39    6.550607  88    16,314,141.99   6.688455
   17   133,742,845.23   5.865961   41   148,937,657.46  5.904672   65     46,065,629.51    6.329213  89    16,010,749.26   6.462609
   18   136,902,148.37   6.071803   42   147,834,882.35  6.111795   66     45,428,662.69    6.550433  90    15,712,983.13   6.688268
   19   139,888,841.98   5.868658   43   146,671,444.82  5.904609   67     44,792,860.88    6.329044  91    15,420,739.46   6.462426
   20   142,389,954.04   5.868635   44   145,452,417.75  5.904577   68     44,158,720.66    6.328958  92    15,133,916.04   6.462334
   21   144,595,519.52   6.074566   45   144,182,587.91  6.111696   69     43,526,704.17    6.550167  93    14,852,412.53   6.687982
   22   146,523,189.80   5.868589   46   142,866,470.61  5.904512   70     42,897,241.05    6.328784  94    14,576,130.44   6.462146
   23   148,189,694.24   6.074518   47   141,508,323.59  6.111628   71     42,270,730.13    6.549986  95    14,304,973.13   6.687787
   24   149,610,886.31   5.868543   48   140,112,160.28  5.904446   72     41,647,541.13    6.328608  96    14,038,845.72   6.461956
------------------------------------------------------------------------------------------------------------------------------------

         Swap or Cap Termination

         Upon the occurrence of any Event of Default or Termination Event, each as defined in the Swap Agreement or Cap Agreement, as applicable, the non-defaulting party, burdened party or affected party as applicable will have the right to designate an Early Termination Date (as defined therein). The Early
Termination Date will occur only after notice has been given, all as set forth in the related agreement. The occurrence of an Early Termination Date under an
Agreement will constitute an "Early Termination."

         Upon any Early Termination, one party may be liable to make a termination payment (the "Termination Payment" or a "Swap Termination Payment,"
as applicable) to the other party (regardless, if applicable, of which of the parties has caused the termination). The Termination Payment will be based on the value of the Agreement computed in accordance with the procedures set forth therein.

         Upon an Early Termination, the depositor on behalf of the supplemental interest trust will seek a replacement Swap Provider or Cap Provider, as applicable, to enter into a replacement agreement or similar agreement. To the extent the supplemental interest trust receives a Termination Payment from the
Swap Provider or Cap Provider, the supplemental interest trust will apply all or such portion of such Termination Payment as may be required to the payment of

                                      S-72

amounts due to a replacement provider under a replacement Swap Agreement or Cap
Agreement or similar agreement. To the extent the supplemental interest trust owes a Termination Payment to the Swap Provider, the supplemental interest trust will apply all or such portion of any amount as may be received by it from a replacement provider in respect of a replacement agreement or similar agreement as may be required to the payment of such Termination Payment.

         The Swap Provider or Cap Provider's obligations may be guaranteed by a guarantor (a "Guarantor"). An Additional Termination Event may occur if the Swap
Provider or Cap Provider fails to comply with the Downgrade Provisions (as defined below). If the Swap Provider's or Cap Provider's or Guarantor's credit ratings fall below the levels specified in the related Agreement, the Swap
Provider or Cap Provider, or the Guarantor on its behalf, may be required to (1)
post collateral securing its obligations under the related agreement, (2)
transfer the related agreement to a replacement provider acceptable to the
Rating Agencies, or (3) obtain a guaranty of the Swap Provider's or Cap
Provider's obligations under the related agreement all as provided in the related agreement (such provisions, the "Collateralization Requirement"). If the
Swap Provider or Cap Provider or Guarantor's credit ratings fall below levels specified in the related agreement that generally are lower than those levels for the Collateralization Requirement, the Swap Provider or Cap Provider, while posting collateral securing its obligations under the related agreement, may also be required, within a certain number of days, to transfer the related agreement to a replacement provider acceptable to the Rating Agencies (such provisions, the "Substitution Requirement," and together
with the Collateralization Requirement, the "Downgrade Provisions").

         The significance percentage related to the Swap and Cap Agreements, which is their estimated aggregate maximum probable exposure divided by the stated principal balance of the group I mortgage loans as of the cut-off date, is less than 10%.

         The Swap Provider and Cap Provider

         The Swap Provider and Cap Provider is The Royal Bank of Scotland plc.

         The Royal Bank of Scotland plc is a company limited by shares incorporated under the law of Scotland and the principal operating subsidiary of
The Royal Bank of Scotland Group plc ("RBS Group"), which, together with its subsidiaries, are a diversified financial services group engaged in a wide range of banking, financial and finance related activities in the United Kingdom and internationally. The short-term unsecured and unguaranteed debt obligations of the Swap and Cap Provider are currently rated "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch, Inc. The long-term, unsecured, unsubordinated and unguaranteed debt obligations of the Swap and Cap Provider are currently rated
"AA" by S&P, "Aa1" by Moody's and "AA+" by Fitch, Inc. Except for the
information provided in this paragraph, neither the Swap Provider, the Cap
Provider nor the RBS Group has been involved in the preparation of, and do not accept responsibility for, this free writing prospectus or the accompanying prospectus. The Swap and Cap Provider is an affiliate of Greenwich Capital
Markets, Inc., an underwriter of this transaction.

         Accounts

         Pursuant to the pooling agreement, the securities administrator, as supplemental interest trust trustee, will establish a trust account (the "Swap
Account") for the deposit of any Swap Payments that the supplemental interest trust trustee may receive under the Swap Agreement and any net swap payments or swap termination payments payable by the supplemental interest trust trustee to the Swap Provider. The Swap Account will not be an asset of any REMIC but will be owned by the supplemental interest trust. Pursuant to the pooling agreement, the supplemental interest trust trustee will establish a trust account (the "Cap
Account") for the deposit of any Cap Payments that the supplemental interest trust trustee may receive under the Cap Agreement. The Cap Account will not be an asset of any REMIC but will be owned by the Supplemental Interest Trust.

         With respect to each distribution date for which a Swap Payment is received by the securities administrator, as supplemental interest trust trustee under the Swap Agreement, the supplemental interest trust trustee, to the extent of the Swap Payment, will withdraw funds on deposit in the Swap Account for payment to the Class I certificates. With respect to each distribution date for which a Cap Payment is received by the securities administrator, as supplemental interest trust trustee under the Cap Agreement, the supplemental interest trust trustee, to the extent of the Cap Payment, will withdraw funds on deposit in the
Cap Account for payment to the Class I certificates.

                                      S-73

         On each distribution date, or the business day prior thereto in the case of payments to the Swap Provider (and, with respect to clauses third through eighth and clause tenth, after all distributions of Group I
Excess Cashflow), funds in the Supplemental Interest Trust with respect to the
Swap Agreement will be distributed in the following order of priority:

                  (a) first, to the Swap Provider, all net swap payments, if any, owed to the Swap Provider for such Distribution Date;

                  (b) second, to the Swap Provider, any swap termination
         payment, other than due to a Swap Provider Trigger Event, if any, owed to the Swap Provider (to the extent not received from a replacement
         Swap Provider in respect of a replacement swap Agreement or similar agreement);

                  (c) third, to the classes of Class I certificates then
         entitled to receive distributions in respect of principal in the priority described above under clause (II) of "Description of the
         Offered Certificates - Distribution to Certificateholders - Priority of
         Distributions - Group I", any remaining Group I Overcollateralization
         Deficiency;

                  (d) fourth, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class to pay any unpaid Interest
         Distribution Amounts and any Interest Carry Forward Amount;

                  (e) fifth, to each class of Class I-A certificates, pro rata, to pay any realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-A certificates;

                  (f) sixth, to each class of Class I-B Certificates
         sequentially in numerical order, to pay any unpaid Interest
         Distribution Amounts and any Interest Carry Forward Amounts;

                  (g) seventh, to each class of Class I-B Certificates
         sequentially in numerical order, to pay any realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-B certificates;

                  (h) eighth, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class I-B certificates, any unpaid
         Basis Risk Shortfall Carryover Amounts with respect to the Class I certificates;

                  (i) ninth, to the Swap Provider, to the extent not previously paid, any swap termination payment due to a Swap Provider Trigger Event
         (to the extent not received from a replacement Swap Provider in respect of a replacement Swap Agreement or similar agreement); and

                  (j) tenth, to the Class I-C-2 certificates, any remaining
         amounts.

         Amounts distributed in respect of clauses (c), (e) and (g) above shall not exceed the aggregate of current or prior realized losses on the group I mortgage loans not previously reimbursed by subsequent recoveries or amounts previously distributed pursuant to clauses (c), (e) and (g) above together with amounts previously distributed from the Cap Account pursuant to clauses (a), (c)
and (e) as described under "The Swap and Cap Agreements -- Accounts" below.

                                      S-74

         On each distribution date, or the business day prior thereto in the case of payments to the Cap Provider (and after all distributions of Group I
Excess Cashflow and funds in the Swap Account), funds in the Supplemental
Interest Trust with respect to the Cap Agreement will be distributed in the following order of priority:

                  (a) first, to the classes of Class I certificates then
         entitled to receive distributions in respect of principal in the priority described above under clause (II) of "Description of the
         Offered Certificates - Distribution to Certificateholders - Priority of
         Distributions - Group I", any remaining Group I Overcollateralization
         Deficiency;

                  (b) second, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class to pay any unpaid Interest
         Distribution Amounts and any Interest Carry Forward Amounts;

                  (c) third, to each class of Class I-A certificates, pro rata, any remaining realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-A certificates;

                  (d) fourth, to each class of Class I-B certificates
         sequentially in numerical order, to pay any unpaid Interest
         Distribution Amounts and any Interest Carry Forward Amounts;

                  (e) fifth, to each class of Class I-B certificates
         sequentially in numerical order, any remaining realized losses on the group I mortgage loans applied to reduce the certificate principal balances for such distribution date and prior distribution dates for such class of Class I-B certificates;

                  (f) sixth, to each class of Class I-A certificates, pro rata, based upon the entitlement of each class and then sequentially in numerical order to each class of Class I-B certificates, any unpaid
         Group I Basis Risk Shortfall Carryover Amounts; and

                  (g) seventh, to the Class I-C-2 Certificates, any remaining amounts.

         Amounts distributed in respect of clauses (a), (c) and (e) above shall not exceed the aggregate of current and prior realized losses on the group I mortgage loans not previously reimbursed by subsequent recoveries or amounts previously distributed pursuant to clauses (a), (c) and (e) above together with amounts previously distributed from the Swap Account pursuant to clauses (c),
(e) and (g) as described under "The Swap and Cap Agreements -- Accounts" above.

                                      S-75

           YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE CONSIDERATIONS

         Yield and Prepayments

                  General

         The effective yields to maturity to the holders of the offered certificates will be affected by the rate of principal payments on the related mortgage loans and the application of excess cash flow to retire the certificate principal balances of the offered certificates. In particular, prepayments
(which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) of the mortgage loans and resulting prepayment interest shortfalls (to the extent not covered by the servicer as described in this free writing prospectus) may affect the yields to maturity of the related offered certificates. Other factors that may affect yields to maturity include the extent to which mortgage loans bearing higher mortgage loan rates prepay at a more rapid rate than mortgage loans with lower mortgage loan rates, the amount and timing of borrower delinquencies and defaults resulting in realized losses and the purchase price for the offered certificates.

         If the purchaser of an offered certificate offered at a discount from its initial certificate principal balance calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related mortgage loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an offered certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the mortgage loans, the actual yield may be lower than that so calculated.

         The rate of principal payments on the mortgage loans will also be affected by the amortization schedules of the mortgage loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted mortgage loans and repurchases of mortgage loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and repurchases of the related mortgage loans may, and the timing of realized losses will, significantly affect the yield to maturity to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Prepayments, liquidations and repurchases of mortgage loans will result in payments to holders of the certificates of principal amounts that would otherwise be paid over the remaining terms of such mortgage loans. The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

         Because the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the offered certificates. In general, the earlier a prepayment of principal of the mortgage loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower)
than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments. In addition, as discussed below, the interest rates on the offered certificates beginning with the Accrual Period following the first adjustment date may decrease, and may decrease significantly, after the mortgage loan rates on the mortgage loans begin to adjust.

                                      S-76

   The Interest Distribution Amount of the offered certificates is subject to a Net Rate Cap

         The Interest Distribution Amount for each class of offered certificates and on any distribution date is subject to a monthly cap based upon the related net rate cap, which is based, at least in part, on the weighted average of the net mortgage rates of the related group of mortgage loans. Therefore, the prepayment of the mortgage loans with higher mortgage loan rates may result in a lower Net Rate Cap for those related classes of certificates.

         To the extent interest to be distributed on a distribution date to any class of certificates is determined by reference to the Net Rate Cap, the difference between that Net Rate Cap and the rate otherwise applicable will create a shortfall that will carry forward with interest thereon. Such a shortfall with respect to the Class I certificates may be covered by the Swap
Agreement or the Cap Agreement, if it is in effect. Otherwise, the shortfalls described above will only be payable from any related Excess Cashflow available for that purpose. These shortfalls may remain unpaid on the date on which the
Optional Termination of the certificates is exercised or, if it is not exercised, on the final scheduled distribution date.

         For any distribution date, interest distributions on the Class II offered certificates will be further limited by the Adjusted Rate Cap. Any shortfalls arising from the application of the Adjusted Rate Cap will be added to the principal balance of the related Class II Certificates.

                  Prepayments

         The rate of prepayments on the mortgage loans will depend on future events and a variety of factors and, therefore, cannot be predicted. Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the mortgage loans. In general, if prevailing interest rates fall below the interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on the mortgage loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the mortgage loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the generally values of mortgaged properties, mortgage market interest rates and servicing decisions.

         Borrowers may prepay their mortgage loans in whole or in part at any time. As of the cut-off date, certain of the group I and group II mortgage loans require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of six months to five years after origination. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Generally, a prepayment penalty remains applicable with respect to a mortgage loan only for a limited time period following its origination, as specified in the terms of the mortgage note. In addition, prepayment penalties may be waived by a servicer or may be unenforceable.

         The negative amortization of the group II mortgage loans may affect the yield on the Class II certificates. As a result of the negative amortization of these mortgage loans, the outstanding principal balance of a mortgage loan will increase by the amount of interest that is deferred as described in this free writing prospectus under "The Mortgage Loans--General." During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, any negative amortization ultimately will result in

                                      S-77

higher monthly payments on the mortgage loan, which may increase the possibility of default.

         In addition, because the loan rates on the group II mortgage loans adjust, after their initial fixed rate periods, at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of the mortgage loans over its then remaining term at the applicable loan rate.
Accordingly, the group II mortgage loans may be subject to reduced amortization
(if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule);
or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule).

         Principal prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan, any purchase of mortgage loans with early payment defaults, and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this free writing prospectus, will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of distributions thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans.
Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. The application of principal payments to payments of deferred interest will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors'
net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Loans" in this free writing prospectus. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

         The rate of prepayment may affect the certificate interest rates on the offered certificates. Prepayments of mortgage loans with net loan rates in excess of the then-current Net Rate Cap of the group I or group II mortgage

                                      S-78

loans may reduce the certificate interest rate on the related certificates.
Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the certificate interest rate on the related certificates.

         As described under "Description of the Certificates--Distribution to
Certificateholders" in this free writing prospectus, principal payments initially will be made only on the Class A certificates, increasing their amortization compared to the mortgage loans, and decreasing the amortization of the Class B certificates, as compared to the related mortgage loans.

         The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation.
In general, the earlier a prepayment of principal on the mortgage loans occurs
(that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates)
occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes.

                  Overcollateralization

         The yields of the offered certificates will be affected by the application of group I or group II Excess Cashflow as described in this free writing prospectus and by the amount of Overcollateralization. The amount of
Group I or Group II Excess Cashflow will be affected by the delinquency, default and prepayment experience of the related mortgage loans. There can be no assurance as to whether overcollateralization will be maintained at the levels described in this free writing prospectus.

         The level of Group I or Group II Excess Cashflow available on any distribution date will be influenced by, among other things:

                o     the overcollateralization level of the related group
                      mortgage loans. This means the extent to which interest on the mortgage loans is accruing on a higher principal
                      balance than the aggregate certificate principal balance
                      of the related certificates;

                o     the loss experience of the related group of mortgage
                      loans.  For example, excess interest will be reduced as a
                      result of realized losses on the related mortgage loans;
                      and

                o     the extent to which the weighted average mortgage rates of the related mortgage loans (after deducting the servicing
                      fee rate and master servicer fee rate) exceed the related
                      certificate interest rates of the certificates.

         No assurances can be given as to the amount or timing of excess cash flow distributable on the certificates.

                                      S-79

                  Subordination

         As described in this free writing prospectus, a class of certificates having a more senior class designation will have a preferential right to receive payments of interest and principal. As a result, the yields of subordinate certificates will be more sensitive, in varying degrees, to delinquencies and losses on the mortgage loans than the yields of more senior classes of certificates.

         Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security
(assuming no losses). The weighted average life of a certificate is determined by (a) multiplying the net reduction, if any, of the applicable certificate principal balance by the number of years from the date of issuance of the certificate to the related distribution date, (b) adding the results and (c)
dividing the sum by the aggregate of the net reductions of certificate principal balance described in (a) above. The weighted average lives of the offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of related
Group I or Group II Monthly Excess Cashflow and, with respect to the Class I certificates, supplemental interest trust cashflow applied in reduction of the certificate principal balances of the offered certificates.

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus with respect to the mortgage loans is a constant prepayment rate ("CPR"), which represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. A 25% CPR assumes a constant prepayment rate of 25% per annum of the then outstanding principal balance of the related mortgage loans. In addition, the model used in this free writing prospectus with respect to the Group I mortgage loans is a Hybrid ARM
Prepayment Assumption ("HAA"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% HAA assumes that the outstanding principal balance of a pool of mortgage loans prepays at an assumed rate of prepayment each month as disclosed in Annex E, herein incorporated by reference. In addition, the model used in this free writing prospectus with respect to the Group II mortgage loans is a
Option ARM Prepayment Assumption ("OAA"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% OAA assumes that the outstanding principal balance of a pool of mortgage loans prepays at an assumed rate of prepayment each month as disclosed in Annex E.

         The constant prepayment rate, Hybrid ARM Prepayment Assumption or
Option ARM Prepayment Assumption does not purport to be either a historical description of the prepayment experience of the Assets or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the issuing entity.

         Structuring Assumptions

         The tables that appear in Annex C to this free writing prospectus were prepared based on the following assumptions (collectively, the "Structuring
Assumptions"):

                                      S-80

                o     the initial certificate principal balances of each class
                      of certificates are as set forth in the table on page (iv)
                      of this free writing prospectus (except that each of the
                      Class I-P, Class II-P, Class R and Class RX
                      Certificates have an initial certificate principal balance equal to zero) and the Pass-Through Rates are calculated
                      as described in this free writing prospectus;

                o     the mortgage loans prepay at the specified CPR, OAA or HAA percentages as applicable;

                o     each scheduled monthly payment of principal and interest
                      is timely received on the first day of each month
                      commencing in February 2007 for the mortgage loans;

                o     principal prepayments are received in full on the last day of each month commencing in January 2007 for the mortgage
                      loans and include 30 days interest;

                o     there are no defaults or delinquencies on the mortgage
                      loans;

                o     distribution dates occur on the 25th day of each month,
                      commencing in February 2007;

                o     there are no purchases or substitutions of mortgage loans;

                o     there is no Optional Termination (except in the case of
                      Weighted Average Life to Optional Termination);

                o     the certificates are issued on January 25, 2007;

                o     the mortgage loans have the characteristics described in
                      "Assumed Asset Characteristics" in Annexes B-1 and B-2 to
                      this free writing prospectus, which are incorporated
                      herein by reference;

                o     the value of MTA index, one-month LIBOR, six-month LIBOR
                      and one-year LIBOR constant at _____%, ____%, ______% and
                      _____%, respectively;

                o     the mortgage rate on each mortgage loan will be adjusted
                      on each interest adjustment date to a rate equal to the
                      applicable related index plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum
                      lifetime mortgage rates and periodic caps, as applicable;

                o     scheduled monthly payments of principal and interest on
                      the group I mortgage loans are calculated on their
                      respective principal balances (prior to giving effect to
                      prepayments received thereon during the preceding calendar month), mortgage rates and remaining terms to stated
                      maturity such that the mortgage loans will fully amortize
                      by their stated maturities;

                o     scheduled monthly payments of principal and interest on
                      each group II mortgage loan will be adjusted on each
                      payment adjustment date, provided that the amount of the
                      monthly payment on a mortgage loan will not increase or
                      decrease by an amount that is more than 7.50% of the
                      monthly payment on that mortgage loan prior to its payment adjustment date (provided, however, that as of the fifth
                      anniversary of the first due date for a mortgage loan,

                                      S-81

                      and on every fifth anniversary thereafter, and on the last payment adjust date, prior to the related mortgage loan's
                      scheduled maturity date, the minimum monthly payment on
                      such mortgage loan will be reset without regard to this
                      limitation, and provided further, that if the unpaid
                      principal balance on a mortgage loan exceeds 110% or 115%, as applicable, of the original principal balance on such
                      mortgage loan due to the deferred interest being added to
                      the principal balance of such mortgage loan, then the
                      monthly payment on such mortgage loan will be reset on the related payment date without regard to this limitation, so as to amortize fully the then unpaid principal balance of
                      such mortgage loan over its remaining term to maturity).

         The actual characteristics and the performance of the mortgage loans will differ from the assumptions used in constructing the tables that appear in
Annexes C-1 and C-2 to this free writing prospectus, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the mortgage loans will prepay at a constant rate until maturity, that all of the mortgage loans will prepay at the same rate or that there will be no defaults or delinquencies on the mortgage loans. Moreover, the diverse remaining terms to maturity and the mortgage loan rate of the mortgage loans could produce slower or faster principal payments than indicated in the tables at the various CPR percentages specified, even if the weighted average remaining term to maturity and the weighted average mortgage loan rates of the mortgage loans are as assumed. Any difference between such assumptions and the actual characteristics and performance of the mortgage loans, or the actual prepayment or loss experience, will cause the percentages of initial certificate principal balances outstanding over time and the weighted average lives of the offered certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated CPR percentage.

         Subject to the foregoing discussion and assumptions, the tables that appear in Annex C to this free writing prospectus indicates the weighted average lives for each class of the offered certificates and sets forth the percentages of the initial certificate principal balances for each class of the offered certificates that would be outstanding after each of the distribution dates shown at various CPR percentages.

                                      S-82

                              THE POOLING AGREEMENT

         General

         The certificates will be issued pursuant to a pooling agreement dated as of January 1, 2007, among the seller, the depositor, the master servicer, the securities administrator and the trustee.

         The Issuing Entity

         Luminent Mortgage Trust 2007-1, the issuing entity, is a common law trust (the "issuing entity"), formed under the laws of the State of New York pursuant to a pooling agreement among the depositor, the master servicer and the trustee. The issuing entity will have no officers or directors and no activities or continuing duties other than to hold the mortgage loans underlying the certificates and to issue the certificates. The fiscal year end of the issuing entity will be December 31 of each year.

         The issuing entity will be administered pursuant to the terms of the pooling agreement and as described below in this free writing prospectus under
"The Pooling Agreement." The trustee, on behalf of the issuing entity, is only permitted to take the actions specifically provided in the pooling agreement.
The trustee, on behalf of the issuing entity, will not have the power to issue additional securities representing interests in or obligations of the issuing entity, borrow money on behalf of the issuing entity or make loans from the mortgage loans of the issuing entity to any person or entity.

         Assignment of Mortgage Loans

         On or prior to the date the certificates are issued, pursuant to the pooling agreement, the sponsor will transfer the mortgage loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such mortgage loans after the cut-off date, to the depositor.

         Pursuant to the pooling agreement, the sponsor will transfer the mortgage loans, together with all right, title and interest in and to all payments of principal and interest due and received in respect of such mortgage loans after the cut-off date, to the depositor. The depositor in turn, will convey to the issuing entity all of the depositor's right, title and interest with respect to the mortgage loans. Concurrently with such transfer, the securities administrator will authenticate and deliver the certificates at the direction of the depositor in exchange for the mortgage loans.

         Each mortgage loan transferred to the issuing entity will be identified in a scheduled delivered pursuant to the pooling agreement, which will specify with respect to each mortgage loan, among other things, the original principal balance and the stated principal balance as of the close of business on the cut-off date, the mortgage rate, the scheduled monthly payment, the maturity date, the originator and the servicer.

         As to each mortgage loan, the following documents are generally required to be delivered to the trustee (or its custodian) in accordance with the pooling agreement:

                o     the related original mortgage note endorsed without
                      recourse to the trustee or in blank, or, to the extent
                      that the original mortgage note has been lost, a certified copy of the mortgage note together with a lost note
                      affidavit;

                o     the original mortgage with evidence of recording indicated
                      thereon (or, if such original recorded mortgage loan has
                      not yet been returned by the recording office, an

                                      S-83

                      officer's certificate of the originator stating that such
                      mortgage has been dispatched to the appropriate public
                      recording office and that the original recorded mortgage
                      or copy thereof certified to be a true and complete copy
                      of such mortgage sent for recording will be promptly
                      delivered to the custodian);

                o     an original assignment of the mortgage to the trustee or
                      in blank in recordable form with respect to all mortgage
                      loans other than mortgage loans registered on the system
                      Mortgage Electronic Registration Systems, Inc. ("MERS");

                o     the policies of title insurance issued with respect to
                      each mortgage loan; and

                o     the originals of any assumption, modification, extension
                      or guaranty agreements.

         Certain of the mortgages or assignments of mortgages will have been recorded in the name of MERS, as agent of the holder of the related mortgage note. In that case, no assignment in favor of the trustee will be required to be prepared, delivered or recorded. Instead, the sponsor will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         Representations

         Pursuant to the terms of the mortgage loan purchase agreement pursuant to which the seller acquired the mortgage loans, the originator has made certain representations and warranties concerning the mortgage loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Origination and Sale of Assets--Representations and Warranties; Repurchases." The representations and warranties of the originators in respect of the mortgage loans generally will have been made as of the date the mortgage loans were sold by the originator to the seller. The seller will "bring-down" certain of those representations to the cut-off date and will make certain representations in respect of the mortgage loans.

         Under the terms of the pooling agreement, and subject to the seller's option to effect a substitution as described in the next paragraph, the originator or the seller, as the case may be, will be obligated to repurchase any mortgage loan for its repurchase price within 90 days after the discovery, or receipt of written notice, from the party discovering such breach, of a breach of any representation or warranty made by the originator or seller in respect of a mortgage loan that materially and adversely affects the value of such mortgage loan or any interest therein of the certificateholders, if the breach has not been cured by the 90th day following of such notice.

         The "repurchase price" for any mortgage loan will be the stated
principal balance thereof at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next due date for the mortgage loan following the repurchase, any unreimbursed advances and any costs and damages incurred with respect to a mortgage loan in connection with the violation by such mortgage loan of any predatory or anti-abusive lending law.
Prior to being paid to certificateholders, the repurchase price will be used to reimburse a servicer or master servicer for any previously unreimbursed advances made by the servicer or master servicer in respect of the repurchased mortgage loan.

         In lieu of repurchasing a mortgage loan as specified in the preceding paragraph, the seller may, at its option, cause such mortgage loan to be removed from the trust fund (in which case it shall become a "Deleted Asset") and substitute one or more Qualified Substitute Assets for any mortgage loan to be repurchased. Any such mortgage loan shall only be substituted if such substitution occurs within two years of the closing date. A "Qualified

                                      S-84

Substitute Asset" is any mortgage loan that, on the date of substitution, among other things:

                o     has an outstanding principal balance, after deduction of
                      all scheduled monthly payments due in the month of
                      substitution (or in the case of a substitution of more
                      than one mortgage loan for a Deleted Asset, an aggregate
                      principal balance), not in excess of the stated principal
                      balance of the Deleted Asset;

                o     has a net mortgage loan rate not less than, and not more
                      than two percentage points in excess of, the net mortgage
                      loan rate of the Deleted Asset;

                o     has a remaining term to maturity not greater than and not
                      more than one year less than that of the Deleted Asset;

                o     complies with the mortgage loan representations and
                      warranties set forth in the pooling agreement;

                o     is of the same type as the Deleted Asset;

                o     has a gross margin not less than that of the Deleted
                      Asset;

                o     has the same index as the Deleted Asset, if the original
                      mortgage loan is an adjustable rate mortgage loan;

                o     is a first lien priority mortgage (or a first or a second
                      lien priority mortgage if the replaced mortgage loan is a
                      second lien mortgage);

                o     will have a credit score not less than that of the Deleted
                      Asset;

                o     have an loan-to-value ratio not greater than that of the
                      Deleted Asset; and

                o     has a prepayment premium with a term and an amount at
                      least equal to the prepayment premium of the Deleted
                      Asset.

If more than one mortgage loan is substituted for a replaced mortgage loan, the stated principal balances may be determined on an aggregate basis and the net mortgage rate and term may be determined on a weighted average basis. A
Qualified Substitute Asset also shall satisfy the following criteria as of the date of its substitution for a replaced mortgage loan:

                o    the mortgage loan shall not be 30 or more days delinquent;
                     and

                o    the mortgage loan file for such mortgage loan shall not
                     contain any material deficiencies in documentation, and
                     shall include an executed note or lost note affidavit, as
                     applicable, and, a recorded mortgage.

         The seller will make a payment to the securities administrator for deposit into the distribution account in the amount, if any, by which the aggregate stated principal balances of any Deleted Assets exceed the aggregate stated principal balances of the Qualified Substitute Assets replacing such
Deleted Assets, together with one month's interest on such excess amount at the applicable adjustable mortgage loan rate.

                                      S-85

         To the extent that any mortgage loan as to which a representation or warranty has been breached is not repurchased by the originator or sponsor, as applicable, and a realized loss occurs with respect to that mortgage loan, holders of certificates may incur a loss to the extent not covered by available credit enhancement.

         The Trustee

         HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, will be named trustee under the pooling agreement. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling agreement. The trustee's offices for notices under the pooling agreement are located at 452 Fifth Avenue,
New York, New York 10018, and its telephone number is (212) 525-1362.

         In the event the master servicer defaults in the performance of its obligations pursuant to the terms of the pooling agreement prior to the appointment of a successor, the trustee is obligated to perform such obligations in accordance with the terms of the pooling agreement until a successor master servicer is appointed. If the trustee resigns or is removed under the terms of the pooling agreement, a successor trustee will be appointed within 30 days by the depositor. If no such successor trustee is appointed within the 30-day period, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

         The compensation of the trustee is described under "Fee and Expenses"
in this free writing prospectus.

         The trustee and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust fund against any loss, liability or expense set forth in the pooling agreement. In addition, the trustee will be indemnified by the trust fund for any losses, liabilities or expenses resulting from the servicer's breach of its obligations as provided in the pooling agreement. The trustee's duties are limited solely to its express obligations under the pooling agreement. See "The Pooling Agreement" in this free writing prospectus.

         HSBC Bank USA, National Association, has been, and currently is, serving as trustee for numerous securities transactions involving similar pool assets to those found in this transaction.

         The Securities Administrator

         Under the terms of the pooling agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns and grantor trust tax returns on behalf of the trust fund and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form
10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of December 31,
2006, Wells Fargo Bank was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

         The trustee and the securities administrator may resign at any time, in which event the sponsor will be obligated to appoint a successor trustee or securities administrator, as applicable. The sponsor may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling agreement, if the trustee or securities administrator

                                      S-86

becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee, the securities administrator or its respective property, or if the credit rating of the trustee falls below certain levels. Upon such resignation or removal of the trustee or the securities administrator and the seller will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the holders of certificates evidencing ownership of not less than a majority of the certificates having voting rights. Any resignation or removal of the trustee or securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the securities administrator will also be reimbursed any outstanding and unpaid costs and expenses.

         Custody of the Mortgage Files; Custodian

         The servicers will generally not have responsibility for custody of the mortgage loan documents described under "--Assignment of Mortgage Loans" above.
These documents are generally required to be delivered to the custodian. The custodian will hold the mortgage loan documents on behalf of the trustee pursuant to a custodial agreement between the custodian and the trustee.

         Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the custodial agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo
Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its
Minneapolis, Minnesota headquarters and in three regional offices located in
Richfield, Minnesota, Irvine, California and Salt Lake City, Utah. As of
December 31, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

         Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the depositor or the sponsor or an affiliate of the depositor or the sponsor and anticipates that one or more of those mortgage loans may be included in the trust fund. The terms of any custodial agreement under which those services are provided by Wells Fargo
Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The custodian will be entitled to its compensation as set forth under "Fees and
Expenses" in this free writing prospectus. The custodian and any director, officer, employee or agent of the trustee will be indemnified and held harmless by the trust fund against any loss, liability or expense set forth in the pooling agreement.

         Voting Interests

         The voting interests will be allocated 98% among the Class I certificates and Class II certificates in proportion to the certificate principal balances of their respective certificates on any determination date.
Voting interests with respect to matters that affect only the Class I or Class
II certificates will be allocated 98% to the certificates of the affected Class, to be allocated among the Classes in proportion to their respective certificate principal balances. The remaining 2% of the voting interests will be allocated
0.5% to each of the Class I-C-1, Class I-C-2 and Class II-C certificates, and
0.25% to each of the Class R certificates and RX certificates.

                                      S-87

         Amendment

         The pooling agreement may be amended by the depositor, the seller, the securities administrator, master servicer and the trustee without the consent of the holders of the certificates, for any of the purposes set forth under
"Certain Terms of the Pooling Agreement and the Indenture--Amendment" in the
accompanying prospectus. In addition, the pooling agreement may be amended by the depositor, the seller, the securities administrator, the master servicer and the trustee, with the consent of the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the pooling agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event may any amendment without the consent of all of the certificateholders:

                o     reduce in any manner the amount of, or delay the timing
                      of, distributions required to be made on any class of
                      offered certificates without the consent of the holders of all the affected certificates;

                o     affect adversely in any material respect the interests of
                      the holders of any class of offered certificates in a
                      manner other than as described in the clause above,
                      without the consent of the holders of that class
                      evidencing percentage interests aggregating at least 66
                      2/3%; or

                o     reduce the aforesaid percentages of the aggregate
                      outstanding certificate principal balances of the offered
                      certificates, the holders of which are required to consent to any such amendment, without the consent of the holders
                      of all those certificates.

         Notwithstanding anything to the contrary contained in this free writing prospectus, no amendment shall be granted if it would jeopardize the status of any REMIC created under the pooling agreement or cause any tax to be imposed on any REMIC created under the pooling agreement.

         Master Servicer Events of Default

         An event of default with respect to the master servicer (a "master servicer event of default") will consist of:

                o     any failure by the master servicer to remit to the
                      securities administrator for distribution to the
                      certificateholders any funds required to be remitted by
                      the master servicer under the terms of the pooling
                      agreement;

                o     after receipt of notice from the securities administrator
                      or trustee, any failure of the master servicer to make any advances required to be made under the pooling agreement;

                o     any failure on the part of the master servicer duly to
                      observe or perform in any material respect any other of
                      the covenants or agreements on the part of the master
                      servicer contained in the pooling agreement, or the breach by the master servicer of any representation and warranty
                      contained in the pooling agreement, which continues
                      unremedied for a period of 30 days after the earlier of
                      (i) the date on which written notice of such failure,
                      requiring the same to be remedied, shall have been given
                      to the master servicer by the depositor or the trustee, or to the master servicer, the depositor and the trustee by
                      the certificateholders representing a majority of the

                                      S-88

                      total voting rights and (ii) actual knowledge of such
                      failure by a servicing officer of the master servicer;

                o     a decree or order of a court or agency or supervisory
                      authority having jurisdiction in the premises in an
                      involuntary case under any present or future federal or
                      state bankruptcy, insolvency or similar law or the
                      appointment of a conservator or receiver or liquidator in
                      any insolvency, readjustment of debt, marshalling of
                      mortgage loans and liabilities or similar proceeding, or
                      for the winding-up or liquidation of its affairs, shall
                      have been entered against the master servicer and such
                      decree or order shall have remained in force undischarged
                      or unstayed for a period of 90 days; or

                o     insolvency, readjustment of debt, marshalling of mortgage
                      loans and liabilities or similar proceedings, and certain
                      actions by or on behalf of the master servicer indicating
                      its insolvency or inability to pay its obligations.

         Rights Upon Master Servicer Events of Default

         So long as a master servicer event of default under the pooling agreement remains unremedied, the trustee, by notice in writing to the master servicer, may, and shall, if so directed by certificateholders evidencing a majority of the voting rights), terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling agreement. If this occurs, the trustee will succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling agreement, including the obligation to make advances. If the Master Servicer is removed as a result of an event of default, it is obligated to pay the costs and expenses incurred in effecting its replacement, but if it does not, the trustee is entitled to reimburse itself for such costs from amounts on deposit in the distribution account.

         No assurance can be given that termination of the rights and obligations of the master servicer under the pooling agreement would not adversely affect the master servicing of the mortgage loans.

         Certificateholders representing a majority of the voting rights may waive any master servicer event of default, except that a default in the making of any required deposit to the distribution account that would result in a failure of the securities administrator to make any required payment of principal of or interest on the certificates may only be waived with the consent of 100% of the affected certificateholders.

         Resignation of Master Servicer

         No resignation of the master servicer shall become effective until the trustee shall have assumed, or a successor master servicer appointed by the trustee shall have assumed, the master servicer's obligations under the pooling agreement. Notice of resignation shall be given promptly by the master servicer and the depositor to the trustee.

         Certain Matters Regarding the Depositor, the Master Servicer, the
Securities Administrator and the Trustee

         The pooling agreement provides that none of the depositor, the master servicer, the securities administrator and the trustee, nor any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling agreement, or for errors in judgment, provided that none of the depositor, the master servicer, the securities administrator or the trustee will be protected against liability

                                      S-89

arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the securities administrator's, the master servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling agreement.

         The depositor, the master servicer, the securities administrator, the trustee and any director, officer, employee, affiliate or agent of the foregoing will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling agreement, the mortgage loans or the certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of such person's willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the pooling agreement.

         None of the depositor, the master servicer, the securities administrator or the trustee is obligated under the pooling agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling agreement, the depositor, the servicer, the master servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling agreement and
(ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer, the master servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the servicer, the master servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                        FEDERAL INCOME TAX CONSIDERATIONS

         The discussion in this section and in the section "Federal Income Tax
Considerations" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates. References in this section and in the "ERISA Considerations" section of this free writing prospectus to the "Code" and "Sections" are to the Internal Revenue Code of
1986, as amended. For a general discussion of the tax consequences applicable to holders of the offered certificates see "Federal Income Tax
Considerations--REMIC Certificates" in the prospectus.

         General

         One or more elections will be made to treat certain designated portions of the trust fund (exclusive of the Reserve Accounts, the Supplemental Interest
Trust, the Swap Agreement, the Swap Account, the Cap Agreement, the Cap Account,
the Final Maturity Reserve Account, the Final Maturity Reserve Trust and certain other assets specified in the pooling and servicing agreement) as one or more real estate mortgage investment conduits (each, a "REMIC") for federal income tax purposes. Upon the issuance of the offered certificates, Hunton & Williams
LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling agreement, for federal income tax purposes, each REMIC elected by the issuing entity will qualify as a REMIC under Section 860A through 860G of the Code.

                                      S-90

         Taxation of the Offered Certificates

         For federal income tax purposes, a beneficial owner of a Class I offered certificate will be treated as owning (i) an interest in a REMIC regular interest corresponding to that Certificate (a "Regular Interest") and (ii) the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts and the obligation to make payments to the Supplemental Interest Trust, which are expected to represent an interest in a notional principal contract for federal income tax purposes (a "Notional Principal Contract"). The Regular
Interest corresponding to a Class I offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class I offered certificate to which it corresponds, except that (x) payments in respect of Basis Risk Shortfall Carryover Amounts will not be paid to the Regular Interest, (y) the maximum interest rate of the corresponding Regular Interest for the purposes of all calculations relating to such Regular Interest will equal the Group I Net Rate Cap, computed for this purpose without regard to clause (2)(ii) of the definition of Group I Net WAC and by limiting the notional balance of the Swap Agreement to the aggregate principal balance of the group I mortgage loans, and (z) any Swap Termination
Payment will be treated as being first payable solely from the Group I Excess
Cashflow otherwise distributable to the Class I-C-1 Certificate and then from distributions made to the corresponding Regular Interests, which are then paid to the Swap Provider.

         For federal income tax purposes, a beneficial owner of a Class II offered certificate will be treated as owning (i) a Regular Interest corresponding to that Certificate and (ii) the right to receive payments in respect of Basis Risk Shortfall Carryover Amounts, which is expected to represent an interest in a Notional Principal Contract. The Regular Interest
corresponding to a Class II offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Class II offered certificate to which it corresponds, except that
(x) payments in respect of Basis Risk Shortfall Carryover Amounts will not be paid to the Regular Interest and (y) payments of principal from the Final
Maturity Reserve Account will not be paid to the Regular Interest.

         As a result of the foregoing, the amount of distributions on the
Regular Interest corresponding to an offered certificate may differ from the actual amount of distributions on the offered certificate. Any payment on an offered certificate in respect of Basis Risk Shortfall Carryover Amounts will be deemed to have been paid pursuant to the Notional Principal Contract.
Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the Regular Interest component as discussed under "Federal Income Tax Considerations--REMIC Certificates" in the
prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income accruing with respect to the Notional Principal
Contract component and, if applicable, will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under "--The Notional Principal Contract Component" below.
Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

         A beneficial owner of an offered certificate must allocate its purchase price for the certificate between its components - the Regular Interest component and the Notional Principal Contract component. To the extent the
Notional Principal Contract component has significant value, the Regular
Interest component may be viewed as having been issued with an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax
Considerations--REMIC Certificates--Original Issue Discount" in the prospectus.

         Upon the sale, exchange, or other disposition of an offered certificate, the beneficial owner of the offered certificate must allocate the amount realized between the components of such certificate based on the relative fair market values of those components at the time of sale. Assuming that the offered certificate is held as a "capital asset" within the meaning of Section

                                      S-91

1221 of the Code, gain or loss on the disposition of an interest in the Notional
Principal Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Considerations--REMIC Certificates--Gain or Loss on
Disposition."

         Interest on the Regular Interest component of an offered certificate must be included in income by the beneficial owner of such certificate under the accrual method of accounting, regardless of the beneficial owner's regular method of accounting. In addition, the Regular Interest components of the Class
I offered certificates may be, and the Regular Interest components of the Class
II offered certificates are expected to be, issued with OID. The amount of OID on a Certificate will be the amount by which the stated redemption price of the
Certificates at maturity exceeds their issue price. The issue price of the
Certificates will be the first cash price at which a substantial amount of
Certificates are sold (excluding sales to bond houses, brokers and underwriters). Under the regulations related to OID, the stated redemption price of a Certificate is equal to the total of all payments to be made on such
Certificate other than "qualified stated interest." "Qualified stated interest"
includes interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate or variable rate. Because a portion of the interest accruing on the Class II Certificates may remain undistributed and instead be capitalized to the principal balance of the related
Class II Certificates, it is possible that some or all of such interest may not be treated as payable at least annually. Since at the time of issuance the likelihood of such capitalization is not known, for tax information reporting purposes, the Issuer will take the position that the stated interest on the
Class II Certificates is not qualified stated interest. Accordingly, the Issuer intends to take the position that the Class II Certificates will be issued with original issue discount. See "Federal Income Tax Considerations--REMIC
Certificates--Original Issue Discount" in the prospectus.

         The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, for the Class I Certificates and the Class II Certificates will be the respective
CPR percentages set forth in Annex D with respect to the related mortgage loans and the distribution dates related to the months indicated therein (with respect to the Class I Certificates, the "Hybrid ARM Assumption" or "HAA" and with respect to the Class II Certificates, the "Option ARM Assumption" or "OAA").
100% OAA assumes prepayment rates equal to 100% of the Option ARM Assumption.
100% HAA assumes prepayment rates equal to 100% of the Hybrid ARM Assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

         Status of the Offered Certificates

         This paragraph applies to the offered certificates exclusive of the portion of the certificates that represents the Notional Principal Contract. The
Regular Interest components of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any REMIC, would be so treated. In addition, to the extent the
Regular Interest component of an offered certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Notional
Principal Contract components of the offered certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code, and any income attributable to such assets will not qualify as "interest on obligations secured by mortgages on real

                                      S-92

property" within the meaning of Section 856(c)(3)(B) of the Code. As a result, the offered certificates generally are not suitable investments for inclusion in another REMIC and may not be a suitable investment for a REIT or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

         The Notional Principal Contract Component

         General. Each holder of an offered certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights and any obligations with respect to the Notional
Principal Contract component of its certificate on the date it purchases its certificates. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Swap Regulations"). Under these regulations and the REMIC regulations, in general, the holders of the offered certificates must allocate the price they pay for the offered certificates between their Regular Interest component and the Notional Principal Contract component based on their relative fair market values. To the extent rights to receive payments are determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by the holders of the offered certificates. A holder of an offered certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the
Notional Principal Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Prospective purchasers of the offered certificates should consult their own tax advisors regarding the appropriate method of amortizing any Cap Premium. The Swap
Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Swap
Regulations.

         Under the Swap Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the Notional
Principal Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a notional principal contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively. Individuals may be limited in their ability to deduct any such net deduction and should consult their tax advisors prior to investing in the offered certificates.

         Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding Regular Interest (other than payments of principal from the Final Maturity Reserve Account) will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of any Basis Risk Shortfall Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on a Regular Interest corresponding to a Class I offered certificate in excess of the amount of payments on the offered certificate to which it relates will be treated as having been received by the beneficial owners of such
Certificates and then paid by such owners to the Supplemental Interest Trust, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the related Notional Principal Contract

                                      S-93

component for such taxable year. Although not clear, net income or a net deduction with respect to the Notional Principal Contract components should be treated as ordinary income or as an ordinary deduction. Holders of the offered certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to payments and obligations under the Notional Principal Contract component.

         An offered certificateholder's ability to recognize a net deduction with respect to the Notional Principal Contract component is limited under
Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii)
individuals owning an interest in such component directly or through a
"pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a holder will not be able to recognize a net deduction with respect the Notional Principal
Contract component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of an offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Notional Principal Contract but may not be able to deduct that amount from income, a beneficial owner of an offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Notional Principal Contract would be subject to the limitations described above.

         It is possible that the right of the Class I offered certificates to receive payments in respect of the Basis Risk Shortfall Carryover Amounts could be treated as a partnership among the holders of the Class I offered certificates and the holders of the Class I-C-2 Certificates. It is possible that the right of the Class II offered certificates to receive payments in respect of Basis Risk Shortfall Carryover Amounts could be treated as a partnership among the holders of the Class II offered certificates and the holders of the Class II-C Certificates. In such case, holders of such
Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of any related Basis Risk Shortfall Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

         Any amount of proceeds from the sale, redemption or retirement of an offered certificate that is considered to be allocated to rights under the
Notional Principal Contract component would be considered a "termination payment" under the Swap Regulations. It is anticipated that the securities administrator in accordance with the pooling agreement, will account for any termination payments for reporting purposes in accordance with the Swap
Regulations, as described below.

         Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner's rights under the Notional
Principal Contract in connection with the sale or exchange of an offered certificate would be considered a "termination payment" under the Swap
Regulations allocable to that offered certificate. A holder of an offered certificate will have gain or loss from such a termination of the Notional
Principal Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Notional Principal Contract.

         Gain or loss realized upon the termination of the Notional Principal
Contract component of the offered certificates will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution,
Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

                                      S-94

         Payments from the Final Maturity Reserve Account

         Any Class II certificateholder receiving a principal payment from the
Final Maturity Reserve Account will be treated as selling a portion of its certificate to the Class II-C Certificateholder and will be treated as receiving the amount of the principal payment from the Class II-C Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the certificate principal balance of such certificate. Accordingly, any principal payment from the Final Maturity
Reserve Account will not be treated as a distribution from any REMIC.
Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale.

         Other Matters

         For a discussion of information reporting, backup withholding and taxation of foreign investors in the offered certificates, see "Federal Income
Tax Considerations--REMIC Certificates--Backup Withholding" and "--Taxation of
Certain Foreign Holders of REMIC Certificates" in the prospectus.

         REMIC Taxes and Reporting

         It is not anticipated that the issuing entity will engage in any transactions that would subject it to the prohibited transactions tax as defined in section 860F(a)(2) of the Code, the prohibited contributions tax as defined in section 860G(d) of the Code or the tax on net income from foreclosure property as defined in section 860G(c) of the Code. However, in the event that any tax is imposed on the issuing entity, the tax will be borne (i) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the pooling agreement, (ii) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the pooling agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the pooling agreement, (iv)
by the securities administrator, if the securities administrator has breached its obligations with respect to REMIC compliance under the pooling agreement and
(v) otherwise by the issuing entity, with a resulting reduction in amounts otherwise distributable to holders of the Certificates. See "Federal Income Tax
Considerations--REMIC Certificates--REMIC Level Taxes" in the prospectus.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax
Considerations--REMIC Certificates" in the prospectus.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Class I-A-1, Class I-B, Class II-A, Class II-B-1, Class II-B-2 and
Class II-B-3 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for
so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. All offered certificates will be subject to general regulatory considerations governing investment practices under state and federal laws. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the offered certificates may be purchased by such investors. See "Legal Investment
Considerations" in the prospectus.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended
("ERISA") and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans (as defined in section 3(3)
of ERISA) that are subject to Title I of ERISA; plans (as defined in section
4975(e)(1) of the Code) that are subject to Section 4975 of the Code and entities that hold assets of such a an employee benefit plan or plan (or are

                                      S-95

deemed to hold the assets of such an employee benefit plan or plan pursuant to
29 CFR section 2510.3-101 as modified by section 3(42) of ERISA) by reason of such employee benefit plan's or plan's investment in the entity (collectively, a
"Benefit Plan") and on fiduciaries for those Benefit Plans or other persons acting on behalf of those Benefit Plans.

         Some employee benefit plans, such as governmental plans or church plans
(as defined in ERISA Section 3(32)) are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code.
However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the foregoing provisions of ERISA and the
Code ("Similar Law"). (such a governmental plan or church plan, together with a
Benefit Plan, referred to collectively or individually as a "Plan").

         ERISA generally imposes on Benefit Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan. In addition, Section
406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Benefit Plan and persons, referred to as "parties in interest" or "disqualified persons" who have certain specified relationships to the Benefit Plan unless a statutory, regulatory or administrative exemption is available.

         See "ERISA Considerations" in the accompanying prospectus for a discussion of the considerations in the purchasing, holding or selling offered certificates by a Benefit Plan, a governmental or church plan or any person acting on behalf of, or investing assets of a such a plan.

         A fiduciary of any Benefit Plan should carefully review the discussion of ERISA considerations set forth in this supplement and the accompanying
Prospectus and consult with its legal advisors as to whether the purchase or holding of any of the offered certificates could give rise to a transaction that raises fiduciary issues with respect to ERISA (including, in particular, the application of the "Plan Asset Regulation" as defined below and as discussed in the Prospectus) or is prohibited under ERISA or the Code. In addition, persons investing assets by, or on behalf of, a governmental or church plan described above should consider whether the transaction involving the offered certificates may trigger the application of Similar Law.

         A Benefit Plan's investment in the offered certificates may cause the mortgage loans and other assets related to the issuing entity to be deemed to be
"plan assets" for purposes of ERISA or the Code. Section 2510.3-101 of the regulations of the United States Department of Labor (the "DOL"), as amended by
Section 3(42) of ERISA (the "Plan Asset Regulation") provides that when a
Benefit Plan acquires an equity interest in an entity, the Benefit Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions, not applicable here, apply.

         The DOL issued to one of the Underwriters an individual administrative exemption from the prohibited transaction rules of ERISA and related excise tax provisions of Section 4975 of the Code with respect to certain types of transactions relating to the investment by a Benefit Plan or a person investing assets by, or on behalf of, a Benefit Plan in certain types of securities. The individual administrative exemption is Prohibited Transaction Exemption 90-59,
55 FR 36724 (September 6, 1990), as amended by Prohibited Transaction Exemptions
97-34, 62 FR 39021 (July 21, 1997), 2000-58, 65 FR 67765 (November 13, 2000) and
2002-41, 67 FR 54487 (August 22, 2002), issued to Greenwich Capital Markets,
Inc., (hereinafter referred to collectively and individually as the
"Exemption"). The Exemption generally exempts from the application of the prohibited transaction rules certain transactions relating to the servicing, management and operation of mortgage pools and the purchase, sale and holding of securities underwritten by the Underwriter that (a) represent a beneficial

                                      S-96

ownership interest in the assets of a trust fund and entitle the holder to pass-through payments of principal, interest and/or other payments made with respect to the assets of a trust fund or (b) are denominated as a debt instrument and represent an interest in a REMIC or certain other specified entities, provided that certain conditions set forth in the Exemption are satisfied. The conditions that must be satisfied in order for a particular transaction to qualify for relief are set forth in the Exemption and include that the Benefit Plan is an "accredited investor" within the meaning of Rule
501(a)(1) of Regulation D of the Commission under the Securities Act of 1933 and that the securities, at the time of acquisition by the Benefit Plan, must meet certain ratings requirements (determined in part on the basis of the composition assets of the issuing entity) as determined by Standard & Poor's, a division of
The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Services, Inc.,
("Moody's") or Fitch Ratings ("Fitch" and, together with S&P and Moody's, the
"Rating Agencies").

         The Exemption offers several types of relief from the prohibited transaction rules of section 406 of ERISA and section 4975 of the Code to the extent that the applicable conditions of the Exemption are satisfied. For example, the Exemption may provide an exemption from the restrictions imposed by
Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section
4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section
3(14) of ERISA) or a "disqualified person" (within the meaning of Section
4975(e)(2) of the Code) with respect to an investing Benefit Plan by virtue of providing services to the Benefit Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Benefit Plan's ownership of certificates. Further, the Exemption offers relief from certain self-dealing/conflict of interest prohibited transactions that may arise under
Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section
4975(c)(1)(E) of the Code) when a fiduciary causes a Benefit Plan to invest in an issuing entity that holds obligations on which the fiduciary (or its affiliate) is an obligor.

         See "ERISA Considerations" in the accompanying Prospectus for a general description of the requirements for relief under the Exemption.

         Class I Certificates. At closing, the Class I Offered Certificates have the benefit of certain payments from the Cap Agreement and the Swap Agreement.
The Cap Agreement and the Swap Agreement and rights to payments in respect of each of the Cap Agreement and the Swap Agreement are held in the Supplemental
Interest Trust. For so long as the Supplemental Interest Trust is in existence, a holder of a Class I Offered Certificate or any interest therein represents an interest in two assets: (1) the right to receive payments from the issuing entity with respect to the class of certificates and without taking into account the payments under or pursuant to either the Cap Agreement and the Swap
Agreement and (2) the right to receive payments under or pursuant to each of the
Cap Agreement and the Swap Agreement from the Supplemental Interest Trust and
(in the case of the Swap Agreement) the obligation to make payments to the
Supplemental Interest Trust. The Exemption may cover the acquisition, holding and transfer of the Class I Offered Certificates exclusive of the right of such
Class I Certificateholders to receive payments under or pursuant to the Cap
Agreement and the Swap Agreement held in the Supplemental Interest Trust if all of the conditions of the Exemption are met. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental
Interest Trust.

         If the Exemption does not provide prohibited transaction exemptive relief to a Benefit Plan's purchase and holding of such an interest, other prohibited transaction exemptions may be available to such a Benefit Plan depending in part upon the type of Benefit Plan fiduciary making the decision to

                                      S-97

acquire the certificates (or any interest therein) and the circumstances under which such decision is made. These exemptions include, but are not limited to,
Prohibited Transaction Class Exemption ("PTCE") 90-1 (regarding investments by insurance pooled separate accounts), PTCE 91-38 (regarding investments by bank collective funds), PTCE 84-14 (regarding investment decision made by a qualified plan asset managers), PTCE 95-60 (regarding investments by insurance company general accounts) or PTCE 96-23 (regarding investment decisions by in-house asset managers) (collectively, the "Investor-Based Class Exemptions"). In addition, certain statutory prohibited transaction exemptions may be available to provide exemptive relief for a Benefit Plan, including, without limitation, the statutory exemption set forth in section 408(b)(17) of ERISA (the "Statutory
Exemption") regarding transactions with certain service providers. However, even if the conditions specified in one of the PTCEs or the Statutory Exemption are met, the scope of the relief provided under any such Investor-Based Class
Exemption or the Statutory Exemption may or may not cover all acts which might be construed as prohibited transactions. Benefit Plan fiduciaries should consult their legal counsel concerning these issues.

         For so long as the Supplemental Interest Trust is in existence, no Plan or person acting on behalf of , or using the assets of, a Plan may acquire or hold a Class I Offered Certificate unless (1) in the case of a Benefit Plan, such plan is an accredited investor within the meaning of the Exemption and (2)
the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory Exemption and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the
Code or a violation of Similar Law.

         Accordingly, for so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Class I Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Class I Offered Certificate, or interest therein, that either (i) it is not a Plan or a person acting on behalf of a Plan or using assets of a Plan, or (ii) (A) in the case of a Benefit Plan, it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the
Supplemental Interest Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory Exemption and
will not result in a non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.

         In addition, if at any time after closing, the credit rating of a Class
I Offered certificate is not at least BBB- (or its equivalent) by S&P, Fitch or
Moody's, then a purchaser or transferee of any such Class I Offered Certificate will be deemed to have represented that either (i) it is not a Plan or a person acting on behalf of a Plan or using assets of a Plan, or (ii) the acquisition and holding of such certificate meets all of the conditions for exemptive relief under PTCE 95-60 (in the case of a Benefit Plan) and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or
Section 4975 of the Code or a violation of Similar Law.

         Class II Certificates. At closing, the Class II Offered Certificates have the benefit of certain payments from the Final Maturity Reserve Account.
The Final Maturity Reserve Account and the right to payments in respect of this account are held in the Final Maturity Reserve Trust. For so long as the Final
Maturity Reserve Trust is in existence, a holder of a Class II Offered
Certificate or any interest therein represents an interest in two assets (1) the right to receive payments from the issuing entity with respect to the class of certificates and without taking into account payments from the Final Maturity
Reserve Trust and (2) the right to receive payments from the Final Maturity
Reserve Trust. The Exemption may cover the acquisition, holding and transfer of the Class II-A-1 Offered Certificates exclusive of the right of such Class
II-A-1 Certificates to receive payments from the Final Maturity Reserve Account held in

                                      S-98

the Final Maturity Reserve Trust if all of the conditions of the Exemption are met. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Final Maturity Reserve Trust.

         For so long as the Final Maturity Reserve Trust is in existence, no
Plan or person acting on behalf of, or using the assets of, a Plan may acquire or hold a Class II-A-1 Offered Certificate unless (1) in the case of a Benefit
Plan, such plan is an accredited investor within the meaning of the Exemption and (2) the acquisition and holding of such certificate and the separate right to receive payments from the Final Maturity Reserve Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory Exemption and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the
Code or a violation of Similar Law.

         Accordingly, for so long as the Final Maturity Reserve Trust is in existence, each beneficial owner of a Class II-A-1 Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Class II-A-1 Offered Certificate, or interest therein, that either (i) it is not a Plan or a person acting on behalf of a Plan or using assets of a Plan, or (ii) (A) in the case of a Benefit Plan, it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Final Maturity Reserve Trust meets all of the conditions for exemptive relief under one of the Investor-Based Class Exemptions or the Statutory
Exemption and will not result in a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or a violation of
Similar Law.

        No Benefit Plan or person acting on behalf of or using assets of, a
 Benefit Plan may acquire or hold a Class II-A-2, Class II-A-3 or Class II-B
Certificate unless such Benefit Plan's acquisition and holding of such certificate meets all of the conditions for exemptive relief under PTCE 95-60.
Each beneficial owner of the a Class II-A-2, Class II-A-3 or a Class II-B
Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition and holding of a Class II-A-2, Class II-A-3 or a Class
II-B Certificate or interest therein, that either (i) it is not a Plan or a person acting on behalf of a Plan or using assets of a Plan or (ii)(A) in the case of a Benefit Plan, it is an accredited investor within the meaning of the
Exemption and (B) the acquisition and holding of such certificate or interest therein meets all the conditions for exemptive relief under PTCE 95-60 (in the case of a Benefit Plan) and will not result in a non-exempt prohibited transaction within the meaning of section 406 of ERISA or section 4975 of the
Code.

         For purposes of the foregoing discussion related to the Class I and
Class II Offered Certificates, the Group I Mortgage Loans and the Group II
Mortgage Loans are deemed to be held in separate sub-trusts.

         See "ERISA Considerations" in the accompanying Prospectus for a general description of the requirements for relief under the exemptions discussed above.

         If any offered certificate or interest therein is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate or interest therein was effected in violation of the provisions of this section shall indemnify to the extent permitted by law and hold harmless the depositor, the seller, the master servicer, any servicer, the securities administrator, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding. The Securities Administrator will not be able to monitor compliance with any transfer restrictions in the case of book entry certificates, and will not have any liability if a transfer of any such certificate or an interest therein is transferred in violation of the foregoing restrictions.

         The sale of any offered certificates to a Plan or a person acting on behalf of, or with assets of, a Plan is in no respect a representation by the depositor, the seller, the master servicer, any servicer, the trustee, the securities administrator or an Underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular
Plan, or that the investment is appropriate for Plans generally or any particular Plan.

         Government plans and church plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the
Code. However, there may be Similar Law that establish standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans or church plans. A person considering investing in the offered certificates on behalf of a Plan that is a

                                      S-99

government plan or a church plan should consult with legal advisors regarding the requirements of Similar Law.

         This discussion is a general discussion of some of the rules that apply to Plans. Prior to making an investment in the offered certificates, prospective plan investors should consult with their legal and other advisors concerning the availability of, and scope of relief provided by, the Exemption, the Investor
Based Class Exemptions or the Statutory Exemption, and the impact of ERISA, the
Code and any Similar Law, the applicability of the Plan Asset Regulation and the
Exemption or any other exemption, the potential consequences in their specific circumstances, and, in the case of government plans or church plans and related investment vehicles, any Similar Law considerations. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                  LEGAL MATTERS

         Certain legal matters with respect to the certificates will be passed upon for the depositor by Hunton & Williams LLP and for the underwriters by
McKee Nelson LLP.

                                     RATINGS

         It is a condition to the issuance of the offered certificates that they receive ratings as set forth on page (iv) of this free writing prospectus.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, withdrawal or qualification at any time by the assigning rating agency. A securities rating addresses the likelihood of receipt by holders of offered certificates of payments in the amount of scheduled monthly payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the offered certificates. The ratings on the offered certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that holders of offered certificates might suffer a lower than anticipated yield due to prepayments. The ratings do not address the possibility of certificateholders receiving payments in respect of Basis Risk Shortfall Carryover Amount, if any.

         The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities.

         The depositor has not requested a rating of the offered certificates by any rating agency other than the rating agencies identified on page (iv) of this free writing prospectus. There can be no assurance, however, as to whether any other rating agency will rate the offered certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

                                      S-100

                                    GLOSSARY

Accrual Period - The period from and including the preceding distribution date
(or from the closing date with respect to the first distribution date) to and including the day prior to the current distribution date. All distributions of interest on the offered certificates will be based on a 360-day year and the actual number of days in the applicable Accrual Period.

Adjustable Rate Mortgage Loans - Mortgage loans that contain a provision pursuant to which the mortgage rate is adjusted periodically.

Adjustment Date - As to each adjustable rate mortgage loan, the date on which the mortgage rate is adjusted in accordance with the terms of the related mortgage note and mortgage.

Available Funds - For any distribution date and group of mortgage loans, an amount that generally includes, in addition to current principal and interest payments on such mortgage loans, (a) all previously undistributed principal and interest portions of scheduled payments, principal prepayments and the principal and interest portions of net liquidation proceeds, (b) any monthly advances and compensating interest payments on such mortgage loans made by the master servicer or servicers for such distribution date, (c) any prepayment penalties
(to the extent owned by the issuing entity) on such mortgage loans collected by the servicers for such distribution date, and (d) any amounts reimbursed in connection with losses on certain eligible investments, net of (x) fees payable to, and amounts reimbursable to, the master servicer, the servicers, the securities administrator, the trustee and the custodian and (y) investment earnings on amounts on deposit in the distribution account.

Basic Risk Shortfall Carryover Amount - With respect to any distribution date and any class of offered certificates, the excess of (i) the amount of interest such class would have accrued on such distribution date had the applicable
Pass-Through Rate not been subject to the related Net Rate Cap, over (ii) the amount of interest such class of certificates received on such distribution date if the Pass-Through Rate is limited to the related Net Rate Cap, together with the unpaid portion of any such amount from prior distribution dates (and accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the related Net Rate Cap).

Book-Entry Certificates - Each class of certificates represented by one or more global certificates that is equal in the aggregate to the initial certificate principal balance of the related class registered in the name of the nominee of
DTC.

Business Day - Any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the states of California, New York, Maryland and
Minnesota are authorized or obligated by law or executive order to be closed.

Cap Account - An account into which Cap Payments are deposited. The Cap Account will not be an asset of any REMIC.

Cap Agreement -The agreement to be entered into by and between the supplemental interest trust and the Cap Provider, dated as of January 25, 2007, providing for certain payments to be made to the securities administrator on behalf of the issuing entity.

Cap Provider - The Royal Bank of Scotland plc.

                                      S-101

Certificate Principal Balance - With respect to any class of offered certificates and any distribution date, the maximum dollar amount of principal to which the holder thereof is then entitled hereunder, such amount being equal to the initial principal balance of such class of certificates as of the closing date, plus any subsequent recoveries allocated to such class for previous distribution dates and, with respect to the Class II certificates, any related
Group II Allocated Net Deferred Interest allocated thereto on such distribution date and on any previous distribution date on account of any negative amortization on the group II mortgage loans, minus the sum of (a) all distributions of principal previously made with respect that class of certificates and (b) all applied loss amounts previously allocated to that class of certificates.

Class I-A Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the lesser of (A) the aggregate Group I Principal Distribution Amount for such distribution date and (B) the excess (if any) of (x) the aggregate certificate principal balance of the Class I-A certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by approximately 91.00% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group I mortgage loans.

Class II-A Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the lesser of (A) the aggregate Group II Principal Distribution Amount for such distribution date and (B) the excess (if any) of (x) the aggregate certificate principal balance of the Class II-A certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in February 2013 approximately 83.125% and (ii) on or after the distribution date in February
2013 approximately 86.50% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization of the group II mortgage loans.

Class I-B-1 Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess
(if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates (after taking into account the distribution of the
Class I-A Principal Distribution Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-1 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated
principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and

                                      S-102

unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 94.80% and (b) the amount, if any, by which (i)
the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class I-B-2 Principal Distribution Amount - For any applicable distribution date on or after the group I Stepdown Date as long as a group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess
(if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates and Class I-B-1 certificates (after taking into account the distribution of the Class I-A and Class I-B-1 Principal Distribution
Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-2 certificates immediately prior to such distribution date over
(y) the lesser of (a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 97.00% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group
I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class I-B-3 Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess
(if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates, Class I-B-1 and Class I-B-2 certificates (after taking into account the distribution of the Class I-A, Class I-B-1 and Class
I-B-2 Principal Distribution Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-3 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated
principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 98.00% and (b) the amount, if any, by which (i)
the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class I-B-4 Principal Distribution Amount - For any applicable distribution date on or after the Group I Stepdown Date as long as a Group I Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess
(if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class I-A certificates, Class I-B-1, Class I-B-2 and Class I-B-3 certificates (after taking into account the distribution of the Class I-A, Class
I-B-1, Class I-B-2 and Class I-B-3 Principal Distribution Amount on such distribution date) and (ii) the certificate principal balance of the Class I-B-4 certificates immediately prior to such distribution date over (y) the lesser of
(a) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the

                                      S-103

related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by 99.00% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group I mortgage loans.

Class II-B-1 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A certificates (after taking into account the distribution of the Class II-A Principal Distribution amount on such distribution date) and (ii) the certificate principal balance of the Class
II-B-1 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in February 2013 approximately 88.375% and (ii) on or after the distribution date in February 2013 approximately 90.70% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-2 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A certificates and Class II-B-1 certificates (after taking into account the distribution of the Class II-A and Class II-B-1
Principal Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-2 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated
principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in February
2013 approximately 91.50% and (ii) on or after the distribution date in February
2013 approximately 93.20% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-3 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1 and Class II-B-2 certificates (after taking into account the distribution of the Class II-A, Class II-B-1 and Class
II-B-2 Principal Distribution Amounts on such distribution date) and (ii) the

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certificate principal balance of the Class II-B-3 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated
principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in February
2013 approximately 92.75% and (ii) on or after the distribution date in February
2013 approximately 94.20% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-4 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1, Class II-B-2 and Class II-B-3
certificates (after taking into account the distribution of the Class II-A,
Class II-B-1, Class II-B-2 and Class II-B-3 Principal Distribution Amounts on
such distribution date) and (ii) the certificate principal balance of the Class
II-B-4 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in February 2013 approximately 95.125% and (ii) on or after the distribution date in February 2013 approximately 96.10% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance and any negative amortization on the group II mortgage loans.

Class II-B-5 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3 and Class
II-B-4 certificates (after taking into account the distribution of the Class
II-A, Class II-B-1, Class II-B-2, Class II-B-3 and Class II-B-4 Principal
Distribution Amounts on such distribution date) and (ii) the certificate principal balance of the Class II-B-5 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in February 2013 approximately 96.50% and (ii) on or after the distribution date in February 2013 approximately 97.20% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of

                                      S-105

the group II mortgage loans and any negative amortization on the group II mortgage loans.

Class II-B-6 Principal Distribution Amount - For any applicable distribution date on or after the Group II Stepdown Date as long as a Group II Trigger Event has not occurred with respect to such distribution date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate certificate principal balance of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3, Class
II-B-4 and Class II-B-5 certificates (after taking into account the distribution of the Class II-A, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and
Class II- B-5 Principal Distribution Amounts on such distribution date) and (ii)
the certificate principal balance of the Class II-B-6 certificates immediately prior to such distribution date over (y) the lesser of (a) the aggregate stated
principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) multiplied by (i) prior to the distribution date in February
2013 approximately 97.75% and (ii) on or after the distribution date in February
2013 approximately 98.20% and (b) the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related prepayment period) exceeds (ii) the sum of 0.50% of the cut-off date balance of the group II mortgage loans and any negative amortization on the group II mortgage loans.

Collateralization Requirement - If the Cap Provider's or Cap Guarantor's credit rating fall below the levels specified in the Cap Agreement, the Cap Provider, or the Cap Guarantor on its behalf, may be required to (1) post collateral securing its obligations under the Cap Agreement, (2) transfer the Cap Agreement to a Cap Provider acceptable to the Rating Agencies, (3) obtain a guaranty of the Cap Provider's obligations under the Cap Agreement or (4) establish any other arrangement sufficient to restore the credit rating of the certificates.

Combined Loan-to-Value Ratio - For any mortgage loan in a junior lien position, the fraction, expressed as a percentage, the numerator of which is the sum of
(1) the original loan amount of the related mortgage loan and (2) any outstanding principal balance of mortgage loans the liens on which are equal in priority or senior to the lien on such related mortgage loan (such sum calculated at the date of origination or such related mortgage loan), and the denominator of which is the lesser of (A) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (B) the amount paid by the borrower for the mortgaged property.

CPR - Constant prepayment rate.

Credit Enhancement Percentage - With respect to any class of certificates on any distribution date, the aggregate certificate principal balance of the Class I or
Class II certificate(s) subordinated to such class (including the Class I-C-1 or
Class II-C certificates, as applicable) as a percentage of the aggregate stated
principal balance of the related group of mortgage loans.

Cumulative Realized Loss Percentage - With respect to any distribution date, a fraction, expressed as a percentage, obtained by dividing (a) the aggregate amount of cumulative realized losses incurred on the group I or group II mortgage loans from the cut-off date through the last day of the related due period by (b) the aggregate cut-off balance of the group I or group II mortgage loans, as applicable.

Cut-off Date - January 1, 2007.

                                      S-106

Debt Service Reduction - A reduction of the scheduled monthly payment that the related mortgagor is obligated to pay on any due date as a result of any proceeding under bankruptcy law or any similar proceeding.

Deficient Valuation - A valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the
Bankruptcy Code.

Deleted Asset - A mortgage loan that is removed from the trust fund.

Delinquency Rate - For any due period and loan group, the fraction, expressed as a percentage, the numerator of which is the aggregate stated principal balance of all the group I or group II mortgage loans that are 60 or more days delinquent (including all foreclosures and REO properties) as of the close of business on the last day of such due period, and the denominator of which is the aggregate stated principal balance of the group I or group II mortgage loans, as applicable, as of the close of business on the last day of such due period.

Distribution Date - The 25th day of each month beginning in February 2007. If the 25th day is not a business day, then the distribution date will be the next business day.

DTC - The Depository Trust Company.

Due Date - The day of the month on which the scheduled monthly payment is due on a mortgage loan, exclusive of any days of grace, as specified in the related mortgage note.

Due Period - With respect to any distribution date and a mortgage loan, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs (or the day following the cut-off date in respect of the first due period) and ending at the close of business on the first day of the calendar month in which such distribution date occurs.

Early Termination - The occurrence of an Early Termination Date under the Swap
Agreement or Cap Agreement.

ERISA - The Employee Retirement Income Security Act of 1974, as amended.

Final Maturity Reserve Account - A trust account established by the securities administrator and owned by the Final Maturity Reserve Trust for the deposit of the Final Maturity Reserve Amount to be used to pay the Class II certificates on their Final Stated Maturity Date.

Final Maturity Reserve Amount - For the group II mortgage loans and each distribution date beginning with the distribution date in February 2017, in the event that the aggregate stated principal balance of the group II mortgage loans with an original term to maturity of more than 30 years is greater than the amount shown for such distribution date in the Final Maturity Reserve Schedule, the product of (i) the Final Maturity Reserve Rate, (ii) the aggregate stated
principal balance of the group II mortgage loans as of the first day of the related due period, and (iii) one-twelfth.

Final Maturity Reserve Rate - For the group II mortgage loans, the product of
(a) 1.00%, multiplied by (b) the quotient of (i) the aggregate stated principal balance as of the related due date of the group II mortgage loans with original

                                      S-107

terms to maturity in excess of 30 years divided by (ii) the aggregate stated
principal balance as of the cut-off date of the group II mortgage loans.

Final Maturity Reserve Trust - The trust established by the securities administrator as the Final Maturity Reserve Trustee, which trust consists of the
Final Maturity Reserve Account, and the Final Maturity Reserve Trustee's rights thereunder.

Final Scheduled Distribution Date - With respect to the group I mortgage loans, the distribution date following the month of the scheduled maturity date of the group I mortgage loan having the latest scheduled maturity date as of the cut-off date. With respect to the group II mortgage loans, the distribution date assuming mortgage loans with 30-year maturities.

Gross Margin - With respect to each adjustable rate mortgage loan, the fixed percentage amount set forth in the related mortgage note which is added to the index in order to determine the related mortgage rate.

Group II Adjusted Rate Cap - For any distribution date and any Class II certificate, the Group II Net Rate Cap for such distribution date, computed for this purpose by first reducing the Group II Net WAC by a per annum rate equal to the product of (i) the Group II Net Deferred Interest for such distribution date multiplied by (ii) the quotient of 12 divided by the aggregate stated principal balance or the group II mortgage loans as of the first day of the related due period.

Group II Allocated Net Deferred Interest - For any distribution date and any
Class II certificate, the amount, if any, by which the interest accrued on such
Class for the related Accrual Period at the related Pass-Through Rate exceeds the amount of interest accrued for such Accrual Period at the Group II Adjusted
Cap Rate. Any interest so deferred shall be added to the certificate principal balance for such class.

Group I Excess Cashflow - With respect to any distribution date, the sum of (a)
the remaining Group I Interest Remittance Amount after the distributions pursuant to clause I(b) under "Description of the Offered Certificates -
Distributions to Certificateholders - Priority of Distributions - Group I", (ii)
the Group I Overcollateralization Release Amount and (iii) without duplication, any portion of the Group I Principal Remittance Amount remaining after the distributions pursuant to clauses II(a)(3) or II(b)(3) under "Description of the
Offered Certificates - Distributions to Certificateholders - Priority of
Distributions - Group I" for such distribution date.

Group II Excess Cashflow - With respect to any distribution date, the sum of (a)
the remaining Group II Interest Remittance Amount after the distributions pursuant to clause I(c) under "Description of the Offered Certificates -
Distributions to Certificateholders - Priority of Distributions - Group II"
herein, (ii) the Group II Overcollateralization Release Amount and (iii) without duplication, any portion of the Group II Principal Remittance Amount remaining after the distributions pursuant to clauses II(a)(2i) or II(b)(2) under
"Description of Certificates - Distribution to Certificateholders - Priority of
Distributions - Group II" for such distribution date.

Group I Excess Overcollateralization Amount - With respect to any distribution date, the excess, if any, of the Group I Overcollateralization Amount over the
Group I Overcollateralization Target Amount.

Group II Excess Overcollateralization Amount - With respect to any distribution date, the excess, if any, of the Group II Overcollateralization Amount over the
Group II Overcollateralization Target Amount.

                                      S-108

Group I Interest Remittance Amount - For any distribution date, the amount of all interest received in respect of the Group I Mortgage Loans with respect to the related due period less (i) the servicing fee (ii) the master servicing fee,
(iii) the lender-paid mortgage insurance premiums and (iv) any net swap payment or swap termination payment (to the extent not received from a replacement swap provider) owed to the Swap Provider (to the extent not received from a replacement swap provider) (other than a swap termination payment in the event that the Swap Provider is the defaulting party under the Swap Agreement.)

Group II Interest Remittance Amount - For any distribution date, the amount of all interest received in respect of the Group II Mortgage Loans with respect to the related due period less (i) the servicing fee (ii) the master servicing fee and (iii) the lender-paid mortgage insurance premiums. In addition, the Group II
Interest Remittance Amount will be increased by the amount of any principal prepayments that otherwise would have been included in the Group II Principal
Remittance Amount for such distribution date but that are applied to the Group
II Interest Remittance Amount in accordance with the definition of Group Net
Deferred Interest.

Group I Mortgage Loans - The mortgage loans constituting the first pool, consisting of hybrid adjustable rates mortgage loans.

Group II Mortgage Loans - The mortgage loans constituting the second pool, consisting primarily of pay option adjustable rates mortgage loans.

Group II Net Deferred Interest - With respect to the group II mortgage loans and any distribution date, the excess, if any, of (i) the deferred interest on the group II mortgage loans for the related due period over (ii) the aggregate amount of principal prepayments in whole or in part received with respect to the group II mortgage loans for the related prepayment period.

Group I Net Mortgage Rate - With respect to each Group I Mortgage Loan, the then applicable mortgage rate thereon minus the sum of the applicable (i) servicing fee rate, (ii) master servicing fee rate and (iii) applicable lender-paid mortgage insurance premium rate.

Group II Net Mortgage Rate - With respect to each Group II Mortgage Loan, the then applicable mortgage rate thereon minus the sum of the applicable (i)
servicing fee rate, (ii) master servicing fee rate, (iii) applicable lender-paid mortgage insurance premium rate, and (iv) for each distribution date on or after the distribution date in February 2017, the Final Maturity Reserve Rate.

Group I Net Rate Cap - For any distribution date, the product of (i) the Group I
Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period.

Group II Net Rate Cap - For any distribution date, the product of (i) the Group
II Net WAC multiplied by (ii) the quotient of 30 divided by the actual number of days in the Accrual Period

Group I Net WAC - With respect to the Class I certificate and any distribution date, the excess of (1) the weighted average of the Group I Net Mortgage Rates as of the first day of the related due period over (2) the sum of (i) a per annum rate equal to the net swap payment with respect to the Swap Agreement payable to the Swap Provider on such distribution date, divided by the stated
principal balance of the group I mortgage loans as of the first day of the related due period, multiplied by 12, and (ii) a per annum rate equal to any swap termination payment with respect to the Swap Agreement not due to a Swap
Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the stated principal balance of the group I mortgage loans as of the first day of the related due period, multiplied by 12.

                                      S-109

Group II Net WAC - With respect to the Class II certificates and any distribution date the weighted average of the Group II Net Mortgage Rates as of the first day of the related due period.

Group I Overcollateralization Amount - For any distribution date, the amount, if any, by which (i) the aggregate stated principal balance of the group I mortgage loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), exceeds
(ii) the aggregate certificate principal balance of the Class I-A, Class I-B,
Class I-P and one-half the aggregate certificate balance of the Class R and
Class RX certificates as of such distribution date (after taking into account the principal distributed on that distribution date).

Group II Overcollateralization Amount - For any distribution date, the amount, if any, by which (i) the aggregate stated principal balance of the group II mortgage loans (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period), exceeds (ii) the aggregate certificate principal balance of the Class
II-A, Class II-B, Class II-P and one-half the aggregate certificate balance of the class R and Class RX certificates as of such distribution date
(after taking into account the principal distributed on that distribution date).

Group I Overcollateralization Deficiency Amount - With respect to any distribution date, the excess, if any, of (i) the Group I Target
Overcollateralization Amount for such distribution date over (ii) the Group I
Overcollateralization Amount for such distribution date, after giving effect to distributions of the Group I Principal Distribution Amount, but prior to allocation of the realized losses to the Class I certificates on such distribution date.

Group II Overcollateralization Deficiency Amount - With respect to any distribution date, the excess, if any, of (i) the Group II Target
Overcollateralization Amount for such distribution date over (ii) the Group II
Overcollateralization Amount for such distribution date, after giving effect to distributions of the Group II Principal Distribution Amount, but prior to allocation of the realized losses to the Class II certificates, on such distribution date.

Group I Overcollateralization Release Amount - With respect to any distribution date for which the Group I Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the
Group I Excess Overcollateralization Amount for that distribution date and (ii)
principal collected on the group I mortgage loans with respect to that distribution date.

Group II Overcollateralization Release Amount - With respect to any distribution date for which the Group II Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the
Group II Excess Overcollateralization Amount for that distribution date and (ii)
principal collected on the group II mortgage loans with respect to that distribution date.

Group I Principal Distribution Amount - For any distribution date, the Group I
Principal Remittance Amount minus any Group I Overcollateralization Release
Amount for such distribution date.

Group II Principal Distribution Amount - For any distribution date, the Group II
Principal Remittance Amount minus any Group II Overcollateralization Release
Amount for such distribution date.

Group I Principal Remittance Amount - For any distribution date, the sum of (a)
the principal portion of all scheduled monthly payments on the group I mortgage loans due on the related due date, to the extent received or advanced; (ii) the

                                      S-110

principal portion of all proceeds of the repurchase of a group I mortgage loan
(or, in the case of substitution, certain amounts representing a principal adjustment during the preceding calendar month); and (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related group I mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such group I mortgage loans, liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal less (b) any amounts payable to the Swap
Provider (including any net swap payment and any swap termination payment (to the extent not received from a replacement provider) owed to the Swap Provider
(other than a swap termination payment in the event that the Swap Provider is the defaulting party or an affected party under the Swap Agreement) not covered by the Group I Interest Remittance Amount.

Group II Principal Remittance Amount - For any distribution date, the sum of (i)
the principal portion of all scheduled monthly payments on the group II mortgage loans due on the related due date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a group II mortgage loan
(or, in the case of substitution, certain amounts representing a principal adjustment) during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the group II mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such group II mortgage loans, liquidation proceeds and insurance proceeds, in each case to the extent applied as recoveries of principal. In addition, the Group II Principal Remittance
Amount will be reduced by the amount of principal prepayments that otherwise would have been included in the Group II Principal Remittance Amount but which are included in the Group II Interest Remittance Amount in accordance with the definition of Group II Net Deferred Interest.

Group I Stepdown Date - The earlier to occur of (i) the distribution date on which the aggregate certificate principal balance of the Class I-A certificates is reduced to zero and (ii) the later to occur of: (x) the distribution date occurring in February 2010 and (y) the first distribution date on which the aggregate certificate principal balance of the Class I-B certificates plus the
Group I Overcollateralization Amount divided by the aggregate stated principal balance of the group I mortgage loans is greater than or equal to 9.00%

Group II Stepdown Date - The earlier to occur of (i) the distribution date on which the aggregate certificate principal balance of the Class II-A certificates is reduced to zero and (ii) the later to occur of: (x) the distribution date occurring in February 2010 and (y) the first distribution date on which the aggregate certificate principal balance of the Class II-B certificates plus the
Group II Overcollateralization Amount divided by the aggregate stated principal balance of the group II mortgage loans is greater than or equal to (i) prior to the distribution date in February 2013, 16.875% and (ii) on or after the distribution date in February 2013, 13.50%

Group I Target Overcollateralization Amount - With respect to any distribution date, (i) prior to the group I Stepdown Date, an amount equal to approximately
0.50% of the aggregate principal balance of the group I mortgage loans as of the cut-off date, (ii) on or after the Group I Stepdown Date provided a Group I
Trigger Event is not in effect, the greater of (x) 1.00% of the aggregate stated
principal balance of the group I mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related due period) and (y) 0.50% of the aggregate stated principal balance of the group I mortgage loans as of the cut-off date (approximately $2,158,893 or (iii) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the
Group I Overcollateralization Target Amount for the immediately preceding distribution date.

                                      S-111

Group II Target Overcollateralization Amount - With respect to any distribution date, (i) prior to the Group II Stepdown Date, an amount equal to approximately
0.90% of the aggregate stated principal balance of the group II mortgage loans as of the cut-off date balance of the group II mortgage loans, (ii) on or after the Group II Stepdown Date provided a Group II Trigger Event is not in effect, the greater of (x) (1) prior to the distribution date in February 2013, 2.25% of the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related due period) and (2) on or after the distribution date in February 2013, 1.80% of the aggregate stated principal balance of the group II mortgage loans as of the last day of the related due period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related prepayment period, and after reduction for realized losses incurred during the related due period) and (y) 0.50% of the aggregate stated principal balance of the group II mortgage loans as of the cut-off date (approximately $1,375,308), or (iii) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding distribution date.

Group I Trigger Event - With respect to any distribution date, a Group I Trigger
Event shall have occurred if (i) the Rolling Three Month Delinquency Rate as of
the last day of the related due period exceeds 40.00% of the sum of the aggregate certificate principal balance of the Class I-B certificates and the
Group I Overcollateralization Amount, or if the Cumulative Realized Loss
Percentage of the group I mortgage loans exceeds:

              February 2009 - January 2010                0.15%
              February 2010 - January 2011                0.25%
              February 2011 - January 2012                0.50%
              February 2012 - January 2013                0.70%
              February 2013 and thereafter                0.75%

Group II Trigger Event - With respect to any distribution date, a Group II
Trigger Event shall have occurred if the Rolling Three Month Delinquency Rate as of the last day of the related due period exceeds 40.00% of the sum of the aggregate certificate principal balance of the Class II-B certificates and the
Group II Overcollateralization Amount, or if the Cumulative Realized Loss
Percentage of the group II mortgage loans exceeds:

              February 2009 - January 2010                0.15%
              February 2010 - January 2011                0.35%
              February 2011 - January 2012                0.60%
              February 2012 - January 2013                0.85%
              February 2013 - January 2014                1.15%
              February 2014 and thereafter                1.25%

Index - The index specified in the related mortgage note for calculation of the
Mortgage Rate thereof.

IRS - The Internal Revenue Service.

Issuing Entity - Luminent Mortgage Trust 2007-1, a New York common law trust.

Interest Carry Forward Amount - As of any distribution date and any class of certificates, an amount equal to the sum of (i) the excess of (a) the Interest
Distribution Amount for such class with respect to prior distribution dates over

                                      S-112

(b) the amount actually distributed to such class of certificates with respect to interest on or after such prior distribution dates and (ii) interest thereon at the applicable Pass-Through Rate.

Interest Distribution Amount - As of any distribution date and any class of certificates, an amount equal to interest accrued during the related Interest
Accrual Period on the certificate principal balance of that class immediately prior to the Distribution date at the Pass-Through Rate for that class, in each case, reduced by any prepayment interest shortfalls to the extent not covered by compensating interest and any shortfalls resulting from the application of the
Relief Act and with respect to the Class II offered certificates, the Group II
Allocated Net Deferred Interest allocated to such class.

Loan-to-Value Ratio - With respect to a mortgage loan secured by a first lien mortgage at any time, is the ratio of the original loan amount of such mortgage loan at its origination (unless otherwise indicated) to the lesser of (a) the value set forth in the appraisal made in connection with the origination of the related mortgage loan and (b) the amount paid by the borrower for the mortgaged property.

London Business Day - Any day other than a Saturday or a Sunday or a day on which banking institutions in the state of New York or in the city of London,
England are required or authorized by law to be closed.

Margin Stepup Date - The first distribution date on or after the date on which the Optional Termination may be exercised.

Master Servicing Fee - The monthly fee paid to the master servicer with respect to each mortgage loan serviced by it.

Master Servicing Fee Rate - 0.0185% per annum.

Maximum Final Maturity Reserve Amount - For the group II mortgage loans and each distribution date beginning with the distribution date in February 2017, an amount equal to the amount calculated in clause (a) of the definition of Final
Maturity Reserve Amount.

MERS - MERSCORP, Inc., its successor and assigns.

Minimum Monthly Payment - The amount, calculated as specified in the mortgage note, that the mortgagor is obligated to pay monthly.

OID - Original Issue Discount.

Optional Termination - The majority holders of the Class I-C-1 or Class II-C certificates may, at their option, purchase all group I or group II mortgage loans and related REO properties, respectively, remaining in the trust fund on any distribution date occurring on or after the distribution date on which the aggregate stated principal balance of the group I or group II mortgage loans and related REO properties on such distribution date is 10% or less of the aggregate stated principal balance of the group I or group II mortgage loans, as applicable, as of the cut-off date.

Originators - Washington Mutual Mortgage Securities Corp. and IndyMac Bank,
F.S.B.

Pass-Through Rates - The offered certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the related Net Rate Cap.

                                      S-113

Payment Adjustment Date - Each date on which the payment is adjusted on a mortgage loan.

Payment Cap - Any limits contained in any mortgage note that restrict the adjustment of the payment on any payment adjustment date.

Percentage Interest - Interest on any offered certificate, equal to the percentage obtained by dividing the initial certificate principal balance of such certificate by the initial class principal balance of its class.

Plan - Employee benefit plan or other retirement arrangement that is subject to
Title I of the Employee Retirement Income Security Act of 1974, as amended or
Section 4975 of the Code.

Pooling Agreement - The agreement dated as of January 1, 2007, among the seller, the depositor, the master servicer, the securities administrator and the trustee pursuant to which the certificates will be issued.

Prepayment Assumption - A constant prepayment rate each of which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. 100% of the Prepayment Assumption with respect to the adjustable rate mortgage loans assumes a CPR of 25% per annum.

Prepayment Interest Shortfall - With respect to any distribution date, for each mortgage loan that was the subject of a principal prepayment in full or in part during the related prepayment period and that the related servicer applied to reduce the outstanding principal balance of such mortgage loan on a date preceding the due date in the succeeding calendar month, an amount equal to interest at the applicable mortgage loan remittance rate on the amount of such principal prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such distribution date.

Prepayment Period - With respect to any distribution date, the calendar month preceding the month in which the distribution date occurs.

Prepayment Premium - With respect to a mortgage loan, the prepayment charge or penalty interest required to be paid by the mortgagor in connection with a prepayment of the related mortgage loan, as provided in the related mortgage note or mortgage.

Realized Loss - means:

(i) for a mortgage loan that is liquidated, an amount (not less than zero or more than the stated principal balance thereof) as of the date of such liquidation, equal to (A) the stated principal balance of the mortgage loan as of the date of such liquidation, plus (B) interest at the mortgage rate less the applicable servicing fee rate from the due date as to which interest was last paid or advanced (and not reimbursed) to certificateholders up to the due date in the month in which liquidation proceeds are required to be distributed, minus
(C) the liquidation proceeds received during the calendar month in which such liquidation occurred, after payment of all liquidation expenses;

(ii) for a mortgage loan which has become the subject of a debt service reduction, the amount, if any, by which the principal portion of the related scheduled monthly payment has been reduced; and

(iii) for a mortgage loan which has become the subject of a deficient valuation and the principal amount due under the related certificate has been reduced, an amount equal to the difference between the principal balance of the

                                      S-114

mortgage loan outstanding immediately prior to such deficient valuation and the principal balance of the mortgage loan as reduced by the Deficient Valuation.

Record Date - As to any distribution date and with respect to all the offered certificates, the last business day preceding such distribution date.

Regular Interest - A beneficial owner's ownership, for federal tax income purposes, of an interest in a REMIC regular interest corresponding to that certificate.

REIT - Real Estate Investment Trust.

Relief Act - The Servicemembers Civil Relief Act, as amended, or similar state laws.

REMIC - Real Estate Mortgage Investment Conduit.

Repurchase Price - For any mortgage loan, will be the stated principal balance thereof at the close of business on the date of repurchase, plus accrued and unpaid interest thereon to the next due date for the mortgage loan following the repurchase, any unreimbursed advances and any costs and damages incurred with respect to a mortgage loan in connection with the violation by such mortgage loan of any predatory or anti-abusive lending law. Prior to being paid to certificateholders, the repurchase price will be used to reimburse a servicer or master servicer for any previously unreimbursed advances made by the servicer or master servicer in respect of the repurchased mortgage loan.

Reserve Account - Either of the separate trust accounts established by the securities administrator for the deposit of any Basis Risk Shortfall Carryover
Amounts related to the Class I Certificates and Class II Certificates,
respectively. The Reserve Accounts will not be assets of any REMIC.

Rolling Three Month Delinquency Rate - With respect to any distribution date, the average of the Delinquency Rates for each of the three (or a shorter period, in the case of the first and second distribution dates) immediately preceding months.

Scheduled Monthly Payment - The monthly scheduled payment of interest and principal specified in the related loan document for a mortgage loan including any required reductions.

Securities Act - The Securities Act of 1933, as amended.

Servicers - Washington Mutual Bank and IndyMac Bank, F.S.B.

SMMEA - Secondary Mortgage Market Enhancement Act of 1984.

Stated Principal Balance - With respect to any mortgage loan as of any date of determination, will be generally equal to its outstanding principal balance as of the applicable cut-off date, after giving effect to scheduled monthly payments due on or before such date, whether or not received, (a) increased by any deferred interest thereon at or before the due date in the due period immediately preceding such date of determination and (b) reduced by (i) the principal portion of all scheduled monthly payments due on or before the due date in the due period immediately preceding such date of determination, whether or not received, and (ii) all amounts allocable to unscheduled principal payments received on or before the last day of the prepayment period immediately preceding such date of determination.

Subsequent Recoveries - Any amount (net of reimbursable expenses) received on a mortgage loan subsequent to such mortgage loan being determined to be a liquidated asset that resulted in a realized loss. If subsequent recoveries are

                                      S-115

received, they will be included as part of the principal proceeds for the distribution date following the calendar month in which received and distributed in accordance with the priorities of distribution described in this free writing prospectus. In addition, after giving effect to all distributions on a distribution date, the unpaid applied loss amount for the related Class B certificates then outstanding with the highest distribution priority will be decreased by the amount of such subsequent recoveries until reduced to zero
(with any remaining Subsequent Recoveries applied to reduce the realized losses applied of the class with the next highest distribution priority), and the certificate principal balance of such class or classes of related Class B certificates will be increased by the same amount.

Substitution Adjustment Amount - The excess that a seller shall deposit for any month in which any Substituting Party substitutes one or more Qualified
Substitute Mortgage Loans for one or more Deleted Mortgage Loans.

Substitution Requirement - The provision under each Cap Agreement that states that if the Cap Provider or Cap Guarantor's credit ratings fall below levels specified in the Cap Agreement that generally are lower than those levels for the Collateralization Requirement, the Cap Provider, while posting collateral securing its obligations under the Cap Agreement, may also be required, within a certain number of days, to transfer the Cap Agreement to a successor Cap
Provider acceptable to the Rating Agencies.

Supplemental Interest Trust - The trust established by the securities administrator as Supplemental Interest Trust Trustee, which trust consists of the Swap Agreement and Cap Agreement, and the Supplemental Interest Trustee's
rights thereunder, and the Swap and Cap Accounts.

Swap Agreement - The agreement to be entered into by and between the supplemental interest trust and the Swap Provider, dated as of January 25, 2007, providing for certain payments to be made to and from the Swap Provider.

Swap Provider - The Royal Bank of Scotland plc.

Swap Regulations - Final regulations, issued by the Internal Revenue Service, under Section 446 of the Code relating to notional principal contracts.

Termination Payment - A termination payment that one party may be liable to make to the other upon any Early Termination under the Swap Agreement or Cap
Agreement (regardless, if applicable, of which of the parties has caused the termination).

Trust Fund - The assets of the issuing entity.

Underwriters - RBS Greenwich Capital, Lehman Brothers and WaMu Capital Corp.

Underwriting Agreement - The agreement dated as of January __, 2007, among the depositor, the sponsor and the underwriters under which the depositor has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from the depositor, the offered certificates.

                                      S-116

                                                                       Annex A-1

                             Group I Mortgage Loans

                                                                       Minimum                 Maximum
                                                                       -------                 -------
Scheduled Principal Balance             $431,778,638                   $24,871              $2,000,000
Average Scheduled Principal Balance         $351,898
Number of Mortgage Loans                       1,227

Weighted Average Gross Coupon                 6.837%                    5.000%                  9.250%
Weighted Average FICO Score                      721                       621                     817
Weighted Average Original LTV                 70.93%                    15.00%                  95.00%

Weighted Average Original Term            360 months                360 months              360 months
Weighted Average Stated Remaining Term    355 months                338 months              357 months
Weighted Average Seasoning                5   months                3   months              22  months

Weighted Average Gross Margin                 2.358%                    2.250%                  6.250%
Weighted Average Minimum Interest Rate        2.388%                    2.250%                  8.875%
Weighted Average Maximum Interest Rate       12.106%                   10.125%                 14.875%
Weighted Average Initial Rate Cap             5.119%                    1.000%                  6.000%
Weighted Average Subsequent Rate Cap          1.959%                    1.000%                  2.000%
Weighted Average Months to Roll           69  months                1   months              116 months

Maturity Date                                                      Mar  1 2035             Oct  1 2036
Maximum Zip Code Concentration                 0.76%  94080

ARM                                          100.00%  First Lien                               100.00%

1 YR LIBOR                                     3.61%  Full Documentation                        37.17%
10/1 YR LIBOR                                  1.75%  No Documentation                          18.08%
10/1 YR LIBOR IO                              12.56%  No Ratio                                  12.50%
10/6 MO LIBOR                                  0.38%  SIVA                                      32.25%
10/6 MO LIBOR IO                               4.58%
2/28 6 MO LIBOR                                0.07%  Cash Out Refinance                        33.72%
2/28 6 MO LIBOR IO                             0.18%  Purchase                                  49.56%
3/1 YR LIBOR                                   0.30%  Rate/Term Refinance                       16.72%
3/27 6 MO LIBOR                                0.50%
3/27 6 MO LIBOR IO                             1.18%  2 Units                                    6.23%
5/1 LIBOR IO                                  28.35%  3 Units                                    3.56%
5/1 YR LIBOR                                   4.13%  4 Units                                    3.38%
5/25 6 MO LIBOR                                1.35%  Condominium                                8.96%
5/25 6 MO LIBOR IO                            19.44%  PUD                                       18.30%
6 MO LIBOR ARM IO                              0.03%  Single Family                             59.57%
7/1 YR LIBOR                                   1.87%
7/1 YR LIBOR IO                               18.36%  Investor                                  21.34%
7/23 6 MO LIBOR                                0.14%  Primary                                   75.51%
7/23 6 MO LIBOR IO                             1.21%  Second Home                                3.15%

Interest Only                                 85.90%  Top 5 States:
Not Interest Only                             14.10%  California                                53.88%
                                                      Nevada                                     5.62%
Prepay Penalty:  0 months                     82.07%  Washington                                 5.32%
Prepay Penalty:  6 months                      3.45%  Illinois                                   5.04%
Prepay Penalty: 12 months                      2.06%  Florida                                    3.82%
Prepay Penalty: 24 months                      0.42%
Prepay Penalty: 36 months                     11.57%
Prepay Penalty: 60 months                      0.43%

                                      A-1-1

                                                                                  Weighted
                                                                    Weighted       Average
                                               Current    Pct by     Average        Stated  Weighted     Weighted
                                 # of        Principal     Curr       Gross       Remaining  Average      Average
Current Principal Balance        Loans         Balance   Prin Bal     Coupon         Term   Orig LTV        FICO
-----------------------------------------------------------------------------------------------------------------
        0.01 -    50,000.00          3      112,306.95      0.03%      7.141          352      51.92         724
   50,000.01 -   100,000.00         41    3,376,242.22      0.78%      7.145          354      70.01         724
  100,000.01 -   150,000.00        118   14,912,501.47      3.45%      7.059          354      72.13         719
  150,000.01 -   200,000.00        171   30,315,156.98      7.02%      6.907          354      71.46         717
  200,000.01 -   250,000.00        165   36,987,013.76      8.57%      6.894          355      73.76         719
  250,000.01 -   300,000.00        135   37,599,937.03      8.71%      6.915          354      74.51         711
  300,000.01 -   350,000.00        110   36,000,267.08      8.34%      6.793          355      72.69         714
  350,000.01 -   400,000.00         86   32,317,458.12      7.48%      6.736          355      70.58         709
  400,000.01 -   450,000.00         94   39,835,033.20      9.23%      6.674          355      71.06         723
  450,000.01 -   500,000.00         83   39,703,120.13      9.20%      6.777          355      71.10         725
  500,000.01 -   550,000.00         45   23,658,105.90      5.48%      6.598          354      71.67         726
  550,000.01 -   600,000.00         43   24,807,154.30      5.75%      6.645          354      72.25         736
  600,000.01 -   650,000.00         44   27,732,910.61      6.42%      6.794          354      71.88         725
  650,000.01 -   700,000.00          9    6,165,888.38      1.43%      6.566          355      70.17         745
  700,000.01 -   750,000.00         16   11,759,668.10      2.72%      6.771          355      68.88         729
  750,000.01 -   800,000.00          9    7,055,148.94      1.63%      6.666          355      64.08         739
  800,000.01 -   850,000.00          9    7,408,966.87      1.72%      6.778          354      64.66         728
  850,000.01 -   900,000.00          6    5,280,500.00      1.22%      7.079          354      67.61         719
  900,000.01 -   950,000.00          6    5,586,322.96      1.29%      6.901          356      63.71         695
  950,000.01 - 1,000,000.00         17   16,738,991.13      3.88%      6.750          354      65.44         735
1,000,000.01 - 1,100,000.00          2    2,121,900.00      0.49%      7.062          355      54.23         688
1,100,000.01 - 1,200,000.00          1    1,163,500.00      0.27%      7.125          355      64.82         770
1,200,000.01 - 1,300,000.00          4    5,021,644.00      1.16%      7.821          356      71.27         725
1,300,000.01 - 1,400,000.00          2    2,685,499.97      0.62%      7.373          355      73.49         751
1,400,000.01 - 1,500,000.00          4    5,930,550.00      1.37%      7.748          355      67.35         742
1,700,000.01 - 1,800,000.00          2    3,510,000.00      0.81%      7.998          354      65.00         665
1,800,000.01 +                       2    3,992,850.33      0.92%      7.061          354      56.15         713
-----------------------------------------------------------------------------------------------------------------
Total                            1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                  Weighted
                                                                    Weighted       Average
                                               Current    Pct by     Average        Stated  Weighted     Weighted
                                  # of       Principal     Curr       Gross       Remaining  Average      Average
Current Gross Rate               Loans         Balance   Prin Bal     Coupon         Term   Orig LTV        FICO
-----------------------------------------------------------------------------------------------------------------
 5.000 - 5.499                      14    6,398,002.87      1.48%      5.211          354      60.50         756
 5.500 - 5.999                      37   13,803,873.74      3.20%      5.730          353      70.23         725
 6.000 - 6.499                     169   70,752,711.09     16.39%      6.268          354      66.18         731
 6.500 - 6.999                     593  201,263,068.83     46.61%      6.730          355      70.14         722
 7.000 - 7.499                     255   81,415,148.18     18.86%      7.182          355      75.22         720
 7.500 - 7.999                     108   40,152,590.35      9.30%      7.688          355      74.26         708
 8.000 - 8.499                      40   14,118,311.52      3.27%      8.139          355      75.14         702
 8.500 - 8.999                      10    3,749,938.90      0.87%      8.529          355      78.05         692
 9.000 - 9.499                       1      124,992.95      0.03%      9.250          342      90.00         654
-----------------------------------------------------------------------------------------------------------------
Total                            1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-2

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
FICO                                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
600-624                                  7    1,964,999.98      0.46%      6.772          355      80.00         623
625-649                                 50   14,318,958.39      3.32%      6.981          354      76.67         639
650-674                                122   46,932,999.88     10.87%      7.076          355      68.99         665
675-699                                245   81,838,306.89     18.95%      6.832          354      72.79         688
700+                                   803  286,723,373.29     66.41%      6.792          355      70.37         745
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Original LTV                         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
  0.01- 49.99                           95   31,057,313.94      7.19%      6.515          355      41.02         739
 50.00- 54.99                           33   12,260,025.71      2.84%      6.596          355      52.53         734
 55.00- 59.99                           63   28,340,368.52      6.56%      6.630          355      57.32         716
 60.00- 64.99                           83   34,190,439.00      7.92%      6.684          354      62.70         724
 65.00- 69.99                          103   44,813,017.63     10.38%      6.728          354      66.65         722
 70.00- 74.99                          120   52,063,935.18     12.06%      6.972          354      71.61         724
 75.00- 79.99                          172   59,602,928.43     13.80%      7.042          355      77.24         715
 80.00                                 527  162,888,201.00     37.72%      6.879          355      80.00         719
 80.01- 84.99                            1      323,000.00      0.07%      6.750          356      84.11         716
 85.00- 89.99                           12    2,761,141.91      0.64%      7.276          354      87.09         702
 90.00- 94.99                            8    1,810,698.25      0.42%      7.203          353      90.22         717
 95.00- 99.99                           10    1,667,568.86      0.39%      7.324          351      95.00         705
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Original Term (months)               Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
360                                  1,227  431,778,638.43    100.00%      6.837          355      70.93         721
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Stated Remaining Term (months)       Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
301-360                              1,227  431,778,638.43    100.00%      6.837          355      70.93         721
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-3

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Debt Ratio                           Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 0.01 -20.00                            39   13,909,249.39      3.22%      6.933          355      64.76         737
20.01 -25.00                            46   16,069,410.35      3.72%      6.969          354      71.81         730
25.01 -30.00                            98   33,182,938.77      7.69%      6.901          354      68.70         723
30.01 -35.00                           128   42,641,055.90      9.88%      6.759          354      72.16         717
35.01 -40.00                           208   76,507,092.73     17.72%      6.790          354      74.18         722
40.01 -45.00                           263   93,504,506.44     21.66%      6.878          354      75.82         716
45.01 -50.00                            67   20,738,357.91      4.80%      6.753          355      75.35         713
50.01 -55.00                            20    6,776,743.22      1.57%      6.644          355      74.68         729
55.01 -60.00                            16    7,171,218.22      1.66%      6.611          355      62.97         716
None                                   342  121,278,065.50     28.09%      6.854          355      65.38         724
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
FRM/ARM                              Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
ARM                                  1,227  431,778,638.43    100.00%      6.837          355      70.93         721
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Product                              Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1 YR LIBOR                              33   15,580,223.49      3.61%      5.693          355      63.17         747
10/1 YR LIBOR                           17    7,539,380.92      1.75%      6.490          353      63.68         724
10/1 YR LIBOR IO                       119   54,249,763.81     12.56%      6.466          353      68.61         734
10/6 MO LIBOR                            5    1,658,429.24      0.38%      6.642          354      67.13         739
10/6 MO LIBOR IO                        37   19,786,592.76      4.58%      6.715          354      70.56         733
2/28 6 MO LIBOR                          2      310,909.39      0.07%      6.361          350      65.11         763
2/28 6 MO LIBOR IO                       4      761,055.00      0.18%      6.827          348      82.16         729
3/1 YR LIBOR                             7    1,283,282.33      0.30%      6.850          355      80.00         728
3/27 6 MO LIBOR                         11    2,178,755.78      0.50%      6.623          350      80.69         705
3/27 6 MO LIBOR IO                      17    5,113,014.33      1.18%      6.582          351      77.57         710
5/1 LIBOR IO                           404  122,404,572.75     28.35%      6.822          355      71.59         718
5/1 YR LIBOR                            78   17,826,886.43      4.13%      6.978          355      71.78         718
5/25 6 MO LIBOR                         25    5,821,544.15      1.35%      7.320          354      75.91         710
5/25 6 MO LIBOR IO                     271   83,946,018.85     19.44%      7.159          354      75.01         712
6 MO LIBOR ARM IO                        1      124,992.95      0.03%      9.250          342      90.00         654
7/1 YR LIBOR                            19    8,074,540.27      1.87%      6.979          355      64.02         712
7/1 YR LIBOR IO                        167   79,291,075.38     18.36%      6.967          355      68.54         722
7/23 6 MO LIBOR                          1      617,300.76      0.14%      6.750          355      67.03         693
7/23 6 MO LIBOR IO                       9    5,210,299.84      1.21%      7.383          355      74.79         743
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-4

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Interest Only                        Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Interest Only                        1,029  370,887,385.67     85.90%      6.877          355      71.37         721
Not Interest Only                      198   60,891,252.76     14.10%      6.592          354      68.22         725
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                       Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
Prepayment Penalty Original           # of       Principal     Curr        Gross       Remaining   Average    Average
  Term (months)                      Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Prepay Penalty:  0 months            1,004  354,365,952.27     82.07%      6.781          355      70.17         722
Prepay Penalty:  6 months               33   14,903,496.74      3.45%      7.066          355      70.80         725
Prepay Penalty: 12 months               29    8,886,238.93      2.06%      7.391          354      74.44         710
Prepay Penalty: 24 months                7    1,792,407.11      0.42%      6.748          355      76.93         702
Prepay Penalty: 36 months              148   49,971,685.53     11.57%      7.051          354      75.31         722
Prepay Penalty: 60 months                6    1,858,857.85      0.43%      7.227          355      76.80         683
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                       Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Lien                                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
First Lien                           1,227  431,778,638.43    100.00%      6.837          355      70.93         721
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                       Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Documentation Type                   Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Full Documentation                     480  160,485,520.40     37.17%      6.761          355      73.93         719
No Documentation                       220   78,075,336.88     18.08%      6.787          355      63.99         727
No Ratio                               157   53,984,797.60     12.50%      6.992          355      68.75         719
SIVA                                   370  139,232,983.55     32.25%      6.891          354      72.21         721
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                       Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Loan Purpose                         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Cash Out Refinance                     399  145,586,623.67     33.72%      6.783          355      64.54         716
Purchase                               631  213,991,366.57     49.56%      6.923          354      76.29         725
Rate/Term Refinance                    197   72,200,648.19     16.72%      6.689          355      67.93         722
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-5

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Property Type                        Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
2 Units                                 68   26,917,329.49      6.23%      6.947          355      69.98         725
3 Units                                 32   15,369,138.82      3.56%      6.935          355      66.85         743
4 Units                                 28   14,603,137.87      3.38%      6.969          355      65.89         738
Condominium                            146   38,678,812.41      8.96%      6.931          355      71.72         723
PUD                                    230   79,018,300.44     18.30%      6.864          354      74.09         716
Single Family                          723  257,191,919.40     59.57%      6.789          354      70.47         720
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Occupancy Status                     Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Investor                               298   92,153,136.04     21.34%      7.031          355      66.05         729
Primary                                896  326,030,958.67     75.51%      6.768          354      72.46         719
Second Home                             33   13,594,543.72      3.15%      7.163          354      67.21         737
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-6

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
State                                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Alabama                                  1      110,200.00      0.03%      6.875          343      80.00         737
Arizona                                 41    9,999,669.25      2.32%      6.958          354      75.15         704
California                             506  232,632,482.04     53.88%      6.756          355      68.57         726
Colorado                                40    9,535,921.31      2.21%      6.664          354      73.32         717
Connecticut                             13    3,582,237.83      0.83%      6.924          355      72.26         733
Delaware                                 2      345,200.00      0.08%      6.734          355      79.54         689
Florida                                 73   16,484,803.00      3.82%      7.026          354      70.70         716
Georgia                                 20    4,701,398.71      1.09%      6.642          354      80.70         723
Hawaii                                   3    2,392,500.00      0.55%      7.786          354      77.61         735
Idaho                                   10    2,207,963.89      0.51%      7.464          355      81.80         720
Illinois                                87   21,771,765.49      5.04%      6.892          355      73.67         715
Indiana                                  5      579,315.00      0.13%      7.032          354      70.70         697
Kansas                                   4      691,925.55      0.16%      6.712          352      77.42         673
Kentucky                                 1      220,000.00      0.05%      6.250          346      80.00         727
Louisiana                                1       97,800.00      0.02%      6.875          356      77.01         777
Maryland                                22    6,785,299.41      1.57%      6.781          354      72.45         708
Massachusetts                           32   10,898,031.60      2.52%      6.822          353      73.18         714
Michigan                                28    7,818,144.59      1.81%      7.300          354      71.73         718
Minnesota                               11    2,975,826.39      0.69%      7.005          355      70.63         699
Missouri                                14    2,262,165.12      0.52%      6.874          352      77.25         731
Nevada                                  84   24,286,770.04      5.62%      7.171          355      77.92         698
New Hampshire                            6    2,587,493.86      0.60%      7.113          355      75.78         718
New Jersey                              16    5,033,689.02      1.17%      6.581          354      70.25         714
New Mexico                               1      126,000.00      0.03%      6.625          356      66.32         731
New York                                19   12,483,930.47      2.89%      6.856          355      64.56         735
North Carolina                           5      959,269.13      0.22%      6.813          355      75.29         729
Ohio                                     9    1,595,493.95      0.37%      6.766          353      80.64         707
Oregon                                  15    5,101,174.80      1.18%      7.315          355      66.94         708
Pennsylvania                             8    1,249,626.10      0.29%      6.608          355      72.91         729
Rhode Island                             4      786,468.07      0.18%      7.047          353      74.46         738
South Carolina                           3      649,651.30      0.15%      6.297          351      65.92         730
South Dakota                             1      162,406.88      0.04%      6.250          350      80.00         710
Tennessee                                1      319,903.33      0.07%      7.250          356      80.00         713
Texas                                   12    2,274,186.30      0.53%      6.485          353      81.81         712
Utah                                    15    4,296,896.32      1.00%      6.581          355      74.08         742
Vermont                                  1      200,000.00      0.05%      6.500          352      47.06         738
Virginia                                34   10,326,004.08      2.39%      6.864          354      74.22         723
Washington                              77   22,985,985.29      5.32%      6.855          355      75.25         723
Wisconsin                                2      261,040.31      0.06%      6.875          356      72.72         721
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-7

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Gross Margin                         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 2.000 - 2.499                       1,097  395,893,436.63     91.69%      6.814          355      70.31         723
 2.500 - 2.999                          59   14,682,290.96      3.40%      7.033          353      77.62         709
 3.000 - 3.499                          23    8,536,116.75      1.98%      6.694          355      76.71         703
 3.500 - 3.999                          10    1,662,668.52      0.39%      6.823          346      82.80         712
 4.000 - 4.499                          14    3,991,646.13      0.92%      7.237          355      76.87         713
 4.500 - 4.999                           5    1,443,200.10      0.33%      7.933          355      75.06         711
 5.000 - 5.499                          15    4,180,065.22      0.97%      7.421          355      79.69         679
 5.500 - 5.999                           3      950,811.47      0.22%      7.836          355      80.00         686
 6.000 - 6.499                           1      438,402.65      0.10%      8.250          355      80.00         655
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Minimum Interest Rate                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 2.000 - 2.499                       1,097  395,893,436.63     91.69%      6.814          355      70.31         723
 2.500 - 2.999                          48   12,499,335.15      2.89%      6.924          352      77.51         709
 3.000 - 3.499                          23    8,536,116.75      1.98%      6.694          355      76.71         703
 3.500 - 3.999                          10    1,662,668.52      0.39%      6.823          346      82.80         712
 4.000 - 4.499                          14    3,991,646.13      0.92%      7.237          355      76.87         713
 4.500 - 4.999                           5    1,443,200.10      0.33%      7.933          355      75.06         711
 5.000 - 5.499                          12    3,288,235.17      0.76%      7.375          355      79.60         662
 5.500 - 5.999                           3      950,811.47      0.22%      7.836          355      80.00         686
 6.000 - 6.499                           1      438,402.65      0.10%      8.250          355      80.00         655
 7.000 - 7.499                           6    1,409,865.96      0.33%      7.220          355      78.32         697
 7.500 - 7.999                           5    1,083,755.52      0.25%      7.712          355      79.47         722
 8.000 - 8.499                           2      395,164.38      0.09%      8.343          355      80.00         790
 8.500 - 8.999                           1      186,000.00      0.04%      8.875          355      75.00         716
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Maximum Interest Rate                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
10.000 -10.499                           6    3,355,036.68      0.78%      5.165          355      61.21         765
10.500 -10.999                          19    7,430,152.17      1.72%      5.752          354      68.21         723
11.000 -11.499                         132   56,694,837.63     13.13%      6.216          354      65.30         732
11.500 -11.999                         477  169,085,947.26     39.16%      6.693          355      69.54         723
12.000 -12.499                         203   62,901,519.96     14.57%      6.930          354      72.79         722
12.500 -12.999                         212   68,083,962.08     15.77%      7.144          354      73.23         711
13.000 -13.499                         124   45,761,940.72     10.60%      7.402          355      75.56         717
13.500 -13.999                          36   13,417,002.43      3.11%      7.858          354      77.23         709
14.000 -14.499                          13    3,970,838.67      0.92%      8.080          355      78.05         701
14.500 -14.999                           5    1,077,400.83      0.25%      8.600          355      79.14         722
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-8

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Initial Periodic Rate Cap            Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1.000                                    1      124,992.95      0.03%      9.250          342      90.00         654
2.000                                   45   18,112,535.87      4.19%      5.892          355      65.47         744
5.000                                  861  307,167,222.98     71.14%      6.858          355      70.20         721
6.000                                  320  106,373,886.63     24.64%      6.933          354      73.93         719
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Subsequent Periodic Rate Cap         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1.000                                   58   17,905,996.37      4.15%      7.802          354      77.07         702
2.000                                1,169  413,872,642.06     95.85%      6.795          355      70.66         722
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Months to Payment Roll               Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1   - 12 Months                         36   15,989,471.44      3.70%      5.748          354      63.78         746
13  - 24 Months                         12    2,533,192.56      0.59%      6.316          346      78.20         719
25  - 36 Months                         27    6,829,569.27      1.58%      6.734          353      78.39         713
37  - 48 Months                          2      387,000.00      0.09%      6.148          339      79.39         709
49  - 60 Months                        776  229,612,022.18     53.18%      6.971          355      72.95         715
61  - 72 Months                          1       98,307.28      0.02%      7.000          343      95.00         709
73  - 84 Months                        195   93,094,908.97     21.56%      6.990          355      68.46         722
97  - 108 Months                         2    1,213,302.86      0.28%      6.045          344      71.81         774
109 - 120 Months                       176   82,020,863.87     19.00%      6.538          354      68.55         733
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
First Pymt Adj Freq                  Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
6                                        1      124,992.95      0.03%      9.250          342      90.00         654
12                                      33   15,580,223.49      3.61%      5.693          355      63.17         747
24                                       6    1,071,964.39      0.25%      6.692          349      77.21         739
36                                      35    8,575,052.44      1.99%      6.632          351      78.73         711
60                                     778  229,999,022.18     53.27%      6.970          355      72.96         715
84                                     196   93,193,216.25     21.58%      6.990          355      68.49         722
120                                    178   83,234,166.73     19.28%      6.531          354      68.60         733
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                      A-1-9

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Period Pymt Adj Freq                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
6                                      383  125,528,913.05     29.07%      7.062          354      74.43         717
12                                     844  306,249,725.38     70.93%      6.744          355      69.49         723
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Index                                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1 YR LIBOR                             844  306,249,725.38     70.93%      6.744          355      69.49         723
6 MO LIBOR                             383  125,528,913.05     29.07%      7.062          354      74.43         717
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Months to Roll Group                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1   - 12 Months                         36   15,989,471.44      3.70%      5.748          354      63.78         746
13  - 24 Months                         13    3,081,764.57      0.71%      6.327          346      76.89         729
25  - 36 Months                         26    6,280,997.26      1.45%      6.765          354      79.05         708
37  - 48 Months                          2      387,000.00      0.09%      6.148          339      79.39         709
49  - 60 Months                        776  229,612,022.18     53.18%      6.971          355      72.95         715
61  - 72 Months                          1       98,307.28      0.02%      7.000          343      95.00         709
73  - 84 Months                        195   93,094,908.97     21.56%      6.990          355      68.46         722
97  - 108 Months                         4    1,832,292.36      0.42%      6.147          345      69.45         755
109 - 120 Months                       174   81,401,874.37     18.85%      6.539          354      68.58         733
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Prepay Remaining Term                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
0 Months                             1,015  357,721,786.84     82.85%      6.784          355      70.18         722
1  - 6 Months                           30   14,072,631.43      3.26%      7.029          355      71.05         724
7  - 12 Months                          21    6,361,269.67      1.47%      7.605          355      74.86         711
13 - 18 Months                           5      807,561.00      0.19%      7.032          346      85.69         698
19 - 24 Months                           8    1,938,607.11      0.45%      6.729          353      77.18         710
25 - 30 Months                          28    9,508,297.97      2.20%      6.830          353      72.83         730
31 - 36 Months                         114   39,509,626.56      9.15%      7.107          355      75.68         720
37+ Months                               6    1,858,857.85      0.43%      7.227          355      76.80         683
---------------------------------------------------------------------------------------------------------------------
Total                                1,227  431,778,638.43    100.00%      6.837          355      70.93         721

                                     A-1-10

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Effective Original LTV               Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
  0.01- 49.99                           95    31,057,313.94     7.19%      6.515          355      41.02         739
 50.00- 54.99                           33    12,260,025.71     2.84%      6.596          355      52.53         734
 55.00- 59.99                           63    28,340,368.52     6.56%      6.630          355      57.32         716
 60.00- 64.99                          784   257,048,707.27    59.53%      6.891          355      64.36         719
 65.00- 69.99                          124    49,312,441.95    11.42%      6.775          354      66.69         721
 70.00- 74.99                          128    53,759,781.04    12.45%      6.985          354      71.71         723
---------------------------------------------------------------------------------------------------------------------
Total                                1,227   431,778,638.43   100.00%      6.837          355      63.07         721

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
CLTV                                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
  0.01- 49.99                           90    29,520,033.03     6.84%      6.546          355      40.71         738
 50.00- 54.99                           32    11,919,109.18     2.76%      6.617          355      52.57         735
 55.00- 59.99                           58    22,901,432.22     5.30%      6.514          354      56.91         724
 60.00- 64.99                           75    29,118,988.03     6.74%      6.616          354      62.42         723
 65.00- 69.99                           86    35,347,577.27     8.19%      6.711          355      66.75         724
 70.00- 74.99                           87    38,669,187.94     8.96%      6.807          354      71.02         722
 75.00- 79.99                          109    43,530,191.77    10.08%      6.900          355      74.13         716
 80.00                                 163    53,288,295.95    12.34%      6.936          355      78.36         721
 80.01- 84.99                           10     3,448,946.66     0.80%      6.762          355      70.84         721
 85.00- 89.99                           35    14,102,671.37     3.27%      6.912          355      75.63         706
 90.00- 94.99                           68    27,480,988.25     6.36%      7.123          354      77.22         713
 95.00- 99.99                          114    34,771,535.33     8.05%      7.103          355      79.38         715
100.00                                 300    87,679,681.43    20.31%      6.889          355      79.56         722
---------------------------------------------------------------------------------------------------------------------
Total                                1,227   431,778,638.43   100.00%      6.837          355      70.93         721

                                     A-1-11

                                                                       Annex A-2

                             Group II Mortgage Loans

                                                                  Minimum                Maximum
                                                                  -------                -------
                                        $275,061,549              $70,211             $2,963,736
Average Scheduled Principal Balance        $411,153
Number of Mortgage Loans                        669

Weighted Average Gross Coupon                8.257%               1.750%                 9.375%
Weighted Average FICO Score                     716                  628                    817
Weighted Average Original LTV                75.88%               15.38%                 90.00%

Weighted Average Original Term           406 months           360 months             480 months
Weighted Average Stated Remaining Term   402 months           348 months             478 months
Weighted Average Seasoning               4   months           2   months             12  months

Weighted Average Gross Margin                3.431%               2.275%                 4.600%
Weighted Average Minimum Interest Rate       3.431%               2.275%                 4.600%
Weighted Average Maximum Interest Rate       9.976%               8.950%                12.450%
Weighted Average Initial Rate Cap            0.000%               0.000%                 0.000%
Weighted Average Subsequent Rate Cap         0.000%               0.000%                 0.000%
Weighted Average Months to Roll          1   months           1   months             1   months

Maturity Date                                                Jan  1 2036            Nov  1 2046
Maximum Zip Code Concentration                1.08%  85253

ARM                                         100.00%  Cash Out Refinance                  51.76%
                                                     Purchase                            20.63%
Negam MTA                                   100.00%  Rate/Term Refinance                 27.61%

Not Interest Only                           100.00%  2 Units                              5.32%
                                                     3 Units                              1.18%
Prepay Penalty:  0 months                    10.51%  4 Units                              0.85%
Prepay Penalty: 12 months                    48.47%  Condominium                          6.83%
Prepay Penalty: 24 months                     2.76%  PUD                                 20.64%
Prepay Penalty: 36 months                    38.26%  Single Family                       65.17%

First Lien                                  100.00%  Investor                            10.32%
                                                     Primary                             86.44%
Full Documentation                            4.48%  Second Home                          3.24%
Reduced Documentation                         1.01%
SISA                                          2.42%  Top 5 States:
SIVA                                         92.09%  California                          66.36%
                                                     Florida                              4.30%
                                                     Arizona                              4.06%
                                                     Nevada                               3.38%
                                                     Washington                           3.16%

                                      A-2-1

                                                                                       Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average       Stated    Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Current Principal Balance            Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
   50,000.01 -   100,000.00              7      580,919.72      0.21%      8.278          372      64.60        737
  100,000.01 -   150,000.00             32    4,053,022.23      1.47%      8.255          392      74.37        718
  150,000.01 -   200,000.00             44    7,565,629.54      2.75%      8.286          381      71.73        718
  200,000.01 -   250,000.00             72   16,094,364.10      5.85%      8.162          379      77.97        711
  250,000.01 -   300,000.00             58   16,068,367.73      5.84%      8.322          400      78.46        721
  300,000.01 -   350,000.00             78   25,450,237.58      9.25%      8.323          399      76.09        707
  350,000.01 -   400,000.00             78   29,328,099.97     10.66%      8.305          399      80.22        715
  400,000.01 -   450,000.00             67   28,413,317.88     10.33%      8.284          405      75.85        718
  450,000.01 -   500,000.00             63   29,911,404.51     10.87%      8.197          410      76.36        712
  500,000.01 -   550,000.00             47   24,523,673.57      8.92%      8.369          402      77.20        714
  550,000.01 -   600,000.00             30   17,226,712.76      6.26%      8.187          416      77.69        717
  600,000.01 -   650,000.00             36   22,496,301.96      8.18%      8.203          416      78.30        724
  650,000.01 -   700,000.00             16   10,676,902.43      3.88%      8.164          409      76.02        711
  700,000.01 -   750,000.00              8    5,824,343.38      2.12%      8.249          446      74.65        741
  750,000.01 -   800,000.00              3    2,313,854.59      0.84%      8.092          396      73.48        756
  800,000.01 -   850,000.00              2    1,626,012.61      0.59%      8.181          416      75.00        694
  850,000.01 -   900,000.00              4    3,519,487.17      1.28%      8.028          385      70.63        735
  900,000.01 -   950,000.00              8    7,324,358.06      2.66%      8.098          387      71.07        724
  950,000.01 - 1,000,000.00              4    3,947,172.75      1.44%      8.191          356      59.07        713
1,000,000.01 - 1,100,000.00              3    3,033,117.36      1.10%      8.334          395      72.48        689
1,200,000.01 - 1,300,000.00              1    1,251,997.02      0.46%      8.875          357      73.04        683
1,400,000.01 - 1,500,000.00              4    5,947,116.03      2.16%      8.375          386      64.79        731
1,500,000.01 - 1,600,000.00              1    1,504,225.07      0.55%      8.500          478      60.00        662
1,600,000.01 - 1,700,000.00              1    1,623,894.48      0.59%      8.375          475      80.00        685
1,700,000.01 - 1,800,000.00              1    1,793,280.50      0.65%      8.000          477      44.55        733
1,800,000.01 +                           1    2,963,735.82      1.08%      8.250          352      72.63        744
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Current Gross Rate                   Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 1.500 - 1.999                           1      215,086.03      0.08%      1.750          358      80.00        706
 7.000 - 7.499                          14    7,300,094.13      2.65%      7.253          387      76.71        716
 7.500 - 7.999                         102   42,243,385.90     15.36%      7.721          389      74.33        726
 8.000 - 8.499                         341  135,744,818.79     49.35%      8.230          389      75.37        719
 8.500 - 8.999                         207   88,246,824.33     32.08%      8.641          430      77.24        708
 9.000 - 9.499                           4    1,311,339.64      0.48%      9.228          407      81.83        701
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                      A-2-2

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
FICO                                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
625-649                                  3      706,755.10      0.26%      7.915          357      71.20        636
650-674                                114   45,292,109.82     16.47%      8.401          398      77.35        666
675-699                                167   69,140,468.75     25.14%      8.284          402      77.63        687
700+                                   385  159,922,215.15     58.14%      8.207          404      74.72        743
--------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Original LTV                         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
  0.01- 49.99                           19    6,448,828.25      2.34%      8.086          422      40.53        737
 50.00- 54.99                           12    4,368,355.72      1.59%      8.420          383      52.44        727
 55.00- 59.99                           14    6,591,553.42      2.40%      8.098          375      57.40        711
 60.00- 64.99                           21   11,494,475.12      4.18%      8.223          402      61.75        724
 65.00- 69.99                           22   11,089,351.00      4.03%      8.146          375      66.76        730
 70.00- 74.99                           60   29,166,310.97     10.60%      8.262          396      72.44        725
 75.00- 79.99                          145   65,449,424.42     23.79%      8.153          407      76.98        718
 80.00                                 316  121,614,608.82     44.21%      8.339          405      80.00        712
 80.01- 84.99                            7    2,556,502.92      0.93%      8.161          371      84.09        700
 85.00- 89.99                           17    5,768,582.97      2.10%      8.174          395      88.52        700
 90.00- 94.99                           36   10,513,555.21      3.82%      8.306          412      90.00        698
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.85        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Original Term (months)               Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
360                                    430  168,729,943.91     61.34%      8.212          356      75.56        714
480                                    239  106,331,604.91     38.66%      8.329          476      76.38        720
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Stated Remaining Term (months)       Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
301-360                                430  168,729,943.91     61.34%      8.212          356      75.56        714
361+                                   239  106,331,604.91     38.66%      8.329          476      76.38        720
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                      A-2-3

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Debt Ratio                           Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 0.01 -20.00                            15    5,797,095.47      2.11%      8.286          400      73.51        717
20.01 -25.00                            19    6,185,709.55      2.25%      8.333          368      73.66        728
25.01 -30.00                            49   17,698,000.51      6.43%      8.329          376      76.82        705
30.01 -35.00                           124   45,672,844.16     16.60%      8.217          395      74.96        721
35.01 -40.00                           273  115,364,052.97     41.94%      8.322          403      76.32        718
40.01 -45.00                           168   75,233,470.66     27.35%      8.198          417      76.61        713
45.01 -50.00                            19    8,412,885.90      3.06%      7.914          389      68.92        709
50.01 -55.00                             2      697,489.60      0.25%      8.094          352      84.12        698
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
FRM/ARM                              Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
ARM                                    669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Product                              Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Negam MTA                              669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Interest Only                        Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Not Interest Only                      669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                       Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
Prepayment Penalty Original           # of       Principal     Curr        Gross       Remaining   Average    Average
   Term (months)                     Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Prepay Penalty:  0 months               58   28,907,384.83     10.51%      8.225          371      73.75        730
Prepay Penalty: 12 months              312  133,332,950.43     48.47%      8.273          414      73.93        726
Prepay Penalty: 24 months               16    7,582,926.68      2.76%      8.445          381      79.93        698
Prepay Penalty: 36 months              283  105,238,286.88     38.26%      8.233          398      78.64        701
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                      A-2-4

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Lien                                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
First Lien                             669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Documentation Type                   Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Full Documentation                      41   12,324,664.97      4.48%      8.061          403      74.86        722
Reduced Documentation                   10    2,781,370.10      1.01%      8.387          441      78.53        698
SISA                                    16    6,651,817.41      2.42%      8.399          404      67.29        721
SIVA                                   602  253,303,696.34     92.09%      8.262          402      76.12        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Loan Purpose                         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Cash Out Refinance                     355  142,372,775.59     51.76%      8.280          400      75.28        711
Purchase                               139   56,752,023.76     20.63%      8.227          409      78.76        732
Rate/Term Refinance                    175   75,936,749.47     27.61%      8.239          401      74.84        714
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Property Type                        Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
2 Units                                 35   14,644,490.51      5.32%      8.248          393      76.73        713
3 Units                                  7    3,253,948.86      1.18%      8.151          393      73.06        720
4 Units                                  5    2,340,703.91      0.85%      8.263          355      79.15        700
Condominium                             66   18,773,577.86      6.83%      8.261          383      78.51        717
PUD                                    125   56,778,503.54     20.64%      8.284          408      75.48        720
Single Family                          431  179,270,324.14     65.17%      8.251          404      75.67        715
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Occupancy Status                     Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Investor                                92   28,384,001.66     10.32%      8.273          380      74.40        718
Primary                                550  237,773,664.92     86.44%      8.257          405      76.02        715
Second Home                             27    8,903,882.24      3.24%      8.219          402      76.76        736
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                      A-2-5

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
State                                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
Arizona                                 28   11,168,845.27      4.06%      8.278          404      74.18        738
California                             393  182,537,383.98     66.36%      8.282          406      75.03        715
Colorado                                 8    1,747,097.57      0.64%      7.840          397      77.92        725
Connecticut                              6    3,443,965.45      1.25%      8.475          464      79.96        692
Florida                                 37   11,827,589.80      4.30%      8.270          378      79.61        712
Georgia                                  4    1,843,440.53      0.67%      8.463          370      74.92        699
Hawaii                                   7    2,960,813.87      1.08%      8.028          371      78.11        705
Illinois                                15    5,479,381.60      1.99%      8.218          372      76.77        722
Kentucky                                 1      163,773.24      0.06%      8.375          357      52.58        817
Maryland                                15    6,312,749.73      2.30%      8.243          390      79.53        707
Massachusetts                            8    2,539,966.28      0.92%      8.172          385      81.49        724
Michigan                                 6      860,339.47      0.31%      6.570          377      83.21        726
Minnesota                                5    1,078,294.33      0.39%      7.970          355      80.89        714
Missouri                                 2      592,102.64      0.22%      8.414          355      79.65        679
Nevada                                  35    9,299,297.82      3.38%      8.253          407      77.27        719
New Jersey                               4    1,523,074.75      0.55%      8.525          396      86.01        723
New Mexico                               2    1,103,516.75      0.40%      7.802          356      66.19        711
New York                                14    6,044,919.74      2.20%      8.291          394      75.16        693
North Carolina                           7    1,678,660.07      0.61%      8.048          400      80.41        709
Ohio                                     1      364,174.28      0.13%      8.625          476      78.95        687
Oklahoma                                 1      127,266.56      0.05%      7.625          358      80.00        761
Oregon                                  16    5,809,385.52      2.11%      8.136          379      79.45        720
Pennsylvania                             1      242,320.60      0.09%      8.750          356      80.00        689
Utah                                     7    2,342,686.56      0.85%      7.745          382      76.27        714
Vermont                                  1      251,322.12      0.09%      7.875          351      75.00        709
Virginia                                13    4,711,149.56      1.71%      8.367          426      76.72        735
Washington                              29    8,691,813.02      3.16%      8.166          410      76.67        729
Wisconsin                                3      316,217.71      0.11%      8.250          357      74.62        748
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Gross Margin                         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 2.000 - 2.499                           8    4,454,990.85      1.62%      7.175          366      76.20        719
 2.500 - 2.999                          76   33,366,716.26     12.13%      7.636          389      74.24        726
 3.000 - 3.499                         280  110,984,978.68     40.35%      8.145          389      75.33        719
 3.500 - 3.999                         254  108,805,418.43     39.56%      8.503          429      76.36        713
 4.000 - 4.499                          50   16,909,267.31      6.15%      8.886          359      79.41        699
 4.500 - 4.999                           1      540,177.29      0.20%      9.375          355      79.26        660
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                      A-2-6

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Minimum Interest Rate                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 2.000 - 2.499                           8    4,454,990.85      1.62%      7.175          366      76.20        719
 2.500 - 2.999                          76   33,366,716.26     12.13%      7.636          389      74.24        726
 3.000 - 3.499                         280  110,984,978.68     40.35%      8.145          389      75.33        719
 3.500 - 3.999                         254  108,805,418.43     39.56%      8.503          429      76.36        713
 4.000 - 4.499                          50   16,909,267.31      6.15%      8.886          359      79.41        699
 4.500 - 4.999                           1      540,177.29      0.20%      9.375          355      79.26        660
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Maximum Interest Rate                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
 8.500 - 8.999                           1      475,572.06      0.17%      8.375          355      72.31        755
 9.500 - 9.999                         656  268,765,447.12     97.71%      8.259          403      75.79        716
10.000 -10.499                           4    1,358,718.36      0.49%      8.577          357      78.05        690
10.500 -10.999                           1      684,572.20      0.25%      8.125          356      75.00        745
11.000 -11.499                           6    3,430,560.29      1.25%      7.996          413      81.02        701
12.000 -12.499                           1      346,678.79      0.13%      8.250          353      90.00        680
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Initial Periodic Rate Cap            Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
0.000                                  669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Subsequent Periodic Rate Cap         Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
0.000                                  669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Next Rate Change Date                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
02/01/07                               669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                      A-2-7

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Neg Amort Limit                      Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
110                                    149   55,429,551.99     20.15%      8.444          366      78.33        709
115                                    520  219,631,996.83     79.85%      8.210          412      75.26        718
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Months to Payment Roll               Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1                                        4    1,497,060.94      0.54%      8.123          348      81.23        715
2                                        1      456,724.67      0.17%      7.750          349      84.62        745
3                                        1      197,546.36      0.07%      9.125          350      80.00        726
4                                        5    1,839,045.85      0.67%      7.903          351      80.04        735
5                                        7    5,468,825.86      1.99%      8.328          352      72.24        730
6                                       29   11,066,026.94      4.02%      8.334          395      77.90        705
7                                       39   16,777,028.45      6.10%      8.337          385      76.95        714
8                                       72   29,283,384.35     10.65%      8.417          432      76.80        722
9                                      218   88,496,216.31     32.17%      8.225          400      73.90        722
10                                     225   91,240,957.62     33.17%      8.269          403      76.56        714
11                                      68   28,738,731.47     10.45%      8.103          408      77.44        699
------------------------------------------ --------------- ---------- ---------- ------------ ---------- ----------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
First Pymt Adj Freq                  Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
12                                     669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Period Pymt Adj Freq                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
12                                     669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Index                                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1 MO MTA                               669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                      A-2-8

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Months to Roll                       Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
1                                      669  275,061,548.82    100.00%      8.257          402      75.88        716
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Prepay Remaining Term                Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
0 Months                                58   28,907,384.83     10.51%      8.225          371      73.75        730
1  - 6 Months                           50   24,504,176.76      8.91%      8.260          389      75.16        725
7  - 12 Months                         262  108,828,773.67     39.57%      8.276          420      73.66        726
13 - 18 Months                           5    1,990,185.86      0.72%      8.471          353      81.58        714
19 - 24 Months                          15    7,089,801.76      2.58%      8.370          382      79.74        697
25 - 30 Months                          25    8,183,410.57      2.98%      8.394          365      80.18        690
31 - 36 Months                         254   95,557,815.37     34.74%      8.221          401      78.46        702
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
Effective Original LTV               Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
  0.01- 49.99                           19    6,448,828.25      2.34%      8.086          422      40.53        737
 50.00- 54.99                           12    4,368,355.72      1.59%      8.420          383      52.44        727
 55.00- 59.99                           14    6,591,553.42      2.40%      8.098          375      57.40        711
 60.00- 64.99                          473  193,992,388.13     70.53%      8.272          406      64.34        716
 65.00- 69.99                           71   26,177,245.81      9.52%      8.210          394      67.05        711
 70.00- 74.99                           68   32,109,669.34     11.67%      8.250          393      72.59        723
 75.00- 79.99                            8    3,783,903.50      1.38%      8.227          390      77.05        695
 80.00                                   5    2,274,176.85      0.67%      8.287          377      80.00        681
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      64.93        716

                                      A-2-9

                                                                                        Weighted
                                                                         Weighted       Average
                                                   Current    Pct by      Average        Stated   Weighted   Weighted
                                      # of       Principal     Curr        Gross       Remaining   Average    Average
CLTV                                 Loans         Balance   Prin Bal     Coupon         Term     Orig LTV     FICO
---------------------------------------------------------------------------------------------------------------------
  0.01- 49.99                           18    6,045,744.12      2.20%      8.092          426      39.96        732
 50.00- 54.99                           10    2,883,824.30      1.05%      8.313          397      52.60        746
 55.00- 59.99                           11    5,459,570.45      1.98%      8.077          379      57.61        721
 60.00- 64.99                           18    9,437,960.40      3.43%      8.248          400      61.14        728
 65.00- 69.99                           22   10,679,049.29      3.88%      8.186          367      64.63        713
 70.00- 74.99                           41   17,831,479.21      6.48%      8.340          413      71.50        723
 75.00- 79.99                          100   46,992,689.38     17.08%      8.123          390      76.05        720
 80.00                                 129   48,679,015.38     17.70%      8.357          402      79.75        714
 80.01- 84.99                           19    8,563,121.36      3.11%      8.050          392      77.21        720
 85.00- 89.99                           79   32,612,669.19     11.86%      8.172          411      80.17        708
 90.00- 94.99                          222   85,876,425.74     31.22%      8.342          412      80.23        713
---------------------------------------------------------------------------------------------------------------------
Total                                  669  275,061,548.82    100.00%      8.257          402      75.88        716

                                     A-2-10

                                                                       Annex B-1

                 Assumed Group I Mortgage Loan Characteristics

                                                                       Annex B-2

                 Assumed Group II Mortgage Loan Characteristics

                                                                       Annex C-1

                   Class I Principal Balance Decrement Tables

                                                                       Annex C-2

                  Class II Principal Balance Decrement Tables

                                                                         Annex D

               Hybrid ARM      Option ARM                              Hybrid ARM         Option ARM
               Prepayment      Prepayment                              Prepayment         Prepayment
             Assumption (%)    Assumption                            Assumption (%)    Assumption "OAA"
  Period         "HAA"            "OAA"                  Period          "HAA"
     1           21.63            10.77                    54            38.60              40.16
     2           23.62            10.98                    55            38.60              39.90
     3           25.58            11.20                    56            46.57              44.33
     4           27.61            11.41                    57            46.25              50.51
     5           29.98            11.63                    58            45.87              56.50
     6           32.17            11.84                    59            45.48              55.91
     7           34.06            12.06                    60            44.99              55.26
     8           35.11            21.25                    61            44.41              54.54
     9           35.42            35.05                    62            37.67              53.77
    10           35.75            34.89                    63            37.31              52.93
    11           36.11            34.75                    64            36.91              52.00
    12           36.49            34.62                    65            36.22              50.94
    13           36.82            34.49                    66            35.68              49.72
    14           37.16            34.38                    67            40.45              48.29
    15           37.53            34.27                    68            39.41              43.55
    16           37.91            34.18                    69            39.12              40.00
    17           38.52            34.10                    70            38.86              40.00
    18           38.92            34.03                    71            38.59              40.00
    19           39.36            33.97                    72            38.32              40.00
    20           39.78            34.47                    73            35.00              40.00
    21           39.99            35.26                    74            35.00              40.00
    22           40.49            34.99                    75            35.00              40.00
    23           40.45            34.73                    76            35.00              40.00
    24           40.42            34.46                    77            35.00              40.00
    25           40.37            34.19                    78            35.00              40.00
    26           40.38            33.92                    79            35.00              40.00
    27           39.86            33.65                    80            35.00              40.00
    28           39.91            33.39                    81            35.00              40.00
    29           39.87            33.12                    82            35.00              40.00
    30           39.83            32.85                    83            35.00              40.00
    31           39.80            32.59                    84            35.00              40.00
    32           39.80            35.75                    85            35.00              40.00
    33           39.75            33.42                    86            35.00              40.00
    34           39.62            52.63                    87            35.00              40.00
    35           39.57            52.49                    88            35.00              40.00
    36           39.51            52.29                    89            35.00              40.00
    37           39.45            52.09                    90            35.00              40.00
    38           39.32            51.89                    91            35.00              40.00
    39           39.26            51.67                    92            35.00              40.00
    40           39.19            51.45                    93            35.00              40.00
    41           39.12            51.23                    94            35.00              40.00
    42           39.04            50.99                    95            35.00              40.00
    43           38.97            50.75                    96            35.00              40.00
    44           38.89            49.20                    97            35.00              40.00
    45           38.81            48.94                    98            35.00              40.00
    46           38.72            41.64                    99            35.00              40.00
    47           38.63            41.49                    100           35.00              40.00
    48           38.54            41.35                    101           35.00              40.00
    49           38.04            41.19                    102           35.00              40.00
    50           37.97            41.01                    103           35.00              40.00
    51           37.86            40.83                    104           35.00              40.00
    52           37.84            40.63                    105           35.00              40.00
    53           38.29            40.41                    106           35.00              40.00

                                       D-1

               Hybrid ARM      Option ARM                              Hybrid ARM         Option ARM
               Prepayment      Prepayment                              Prepayment         Prepayment
             Assumption (%)    Assumption                            Assumption (%)    Assumption "OAA"
  Period         "HAA"            "OAA"                  Period          "HAA"
    107          35.00            40.00                    160           35.00              40.00
    108          35.00            40.00                    161           35.00              40.00
    109          35.00            40.00                    162           35.00              40.00
    110          35.00            40.00                    163           35.00              40.00
    111          35.00            40.00                    164           35.00              40.00
    112          35.00            40.00                    165           35.00              40.00
    113          35.00            40.00                    166           35.00              40.00
    114          35.00            40.00                    167           35.00              40.00
    115          35.00            40.00                    168           35.00              40.00
    116          35.00            40.00                    169           35.00              40.00
    117          35.00            40.00                    170           35.00              40.00
    118          35.00            40.00                    171           35.00              40.00
    119          35.00            40.00                    172           35.00              40.00
    120          35.00            40.00                    173           35.00              40.00
    121          35.00            40.00                    174           35.00              40.00
    122          35.00            40.00                    175           35.00              40.00
    123          35.00            40.00                    176           35.00              40.00
    124          35.00            40.00                    177           35.00              40.00
    125          35.00            40.00                    178           35.00              40.00
    126          35.00            40.00                    179           35.00              40.00
    127          35.00            40.00                    180           35.00              40.00
    128          35.00            40.00                    181           35.00              40.00
    129          35.00            40.00                    182           35.00              40.00
    130          35.00            40.00                    183           35.00              40.00
    131          35.00            40.00                    184           35.00              40.00
    132          35.00            40.00                    185           35.00              40.00
    133          35.00            40.00                    186           35.00              40.00
    134          35.00            40.00                    187           35.00              40.00
    135          35.00            40.00                    188           35.00              40.00
    136          35.00            40.00                    189           35.00              40.00
    137          35.00            40.00                    190           35.00              40.00
    138          35.00            40.00                    191           35.00              40.00
    139          35.00            40.00                    192           35.00              40.00
    140          35.00            40.00                    193           35.00              40.00
    141          35.00            40.00                    194           35.00              40.00
    142          35.00            40.00                    195           35.00              40.00
    143          35.00            40.00                    196           35.00              40.00
    144          35.00            40.00                    197           35.00              40.00
    145          35.00            40.00                    198           35.00              40.00
    146          35.00            40.00                    199           35.00              40.00
    147          35.00            40.00                    200           35.00              40.00
    148          35.00            40.00                    201           35.00              40.00
    149          35.00            40.00                    202           35.00              40.00
    150          35.00            40.00                    203           35.00              40.00
    151          35.00            40.00                    204           35.00              40.00
    152          35.00            40.00                    205           35.00              40.00
    153          35.00            40.00                    206           35.00              40.00
    154          35.00            40.00                    207           35.00              40.00
    155          35.00            40.00                    208           35.00              40.00
    156          35.00            40.00                    209           35.00              40.00
    157          35.00            40.00                    210           35.00              40.00
    158          35.00            40.00                    211           35.00              40.00
    159          35.00            40.00                    212           35.00              40.00

                                       D-2

               Hybrid ARM      Option ARM                              Hybrid ARM         Option ARM
               Prepayment      Prepayment                              Prepayment         Prepayment
             Assumption (%)    Assumption                            Assumption (%)    Assumption "OAA"
  Period         "HAA"            "OAA"                  Period          "HAA"
    213          35.00            40.00                    266           35.00              40.00
    214          35.00            40.00                    267           35.00              40.00
    215          35.00            40.00                    268           35.00              40.00
    216          35.00            40.00                    269           35.00              40.00
    217          35.00            40.00                    270           35.00              40.00
    218          35.00            40.00                    271           35.00              40.00
    219          35.00            40.00                    272           35.00              40.00
    220          35.00            40.00                    273           35.00              40.00
    221          35.00            40.00                    274           35.00              40.00
    222          35.00            40.00                    275           35.00              40.00
    223          35.00            40.00                    276           35.00              40.00
    224          35.00            40.00                    277           35.00              40.00
    225          35.00            40.00                    278           35.00              40.00
    226          35.00            40.00                    279           35.00              40.00
    227          35.00            40.00                    280           35.00              40.00
    228          35.00            40.00                    281           35.00              40.00
    229          35.00            40.00                    282           35.00              40.00
    230          35.00            40.00                    283           35.00              40.00
    231          35.00            40.00                    284           35.00              40.00
    232          35.00            40.00                    285           35.00              40.00
    233          35.00            40.00                    286           35.00              40.00
    234          35.00            40.00                    287           35.00              40.00
    235          35.00            40.00                    288           35.00              40.00
    236          35.00            40.00                    289           35.00              40.00
    237          35.00            40.00                    290           35.00              40.00
    238          35.00            40.00                    291           35.00              40.00
    239          35.00            40.00                    292           35.00              40.00
    240          35.00            40.00                    293           35.00              40.00
    241          35.00            40.00                    294           35.00              40.00
    242          35.00            40.00                    295           35.00              40.00
    243          35.00            40.00                    296           35.00              40.00
    244          35.00            40.00                    297           35.00              40.00
    245          35.00            40.00                    298           35.00              40.00
    246          35.00            40.00                    299           35.00              40.00
    247          35.00            40.00                    300           35.00              40.00
    248          35.00            40.00                    301           35.00              40.00
    249          35.00            40.00                    302           35.00              40.00
    250          35.00            40.00                    303           35.00              40.00
    251          35.00            40.00                    304           35.00              40.00
    252          35.00            40.00                    305           35.00              40.00
    253          35.00            40.00                    306           35.00              40.00
    254          35.00            40.00                    307           35.00              40.00
    255          35.00            40.00                    308           35.00              40.00
    256          35.00            40.00                    309           35.00              40.00
    257          35.00            40.00                    310           35.00              40.00
    258          35.00            40.00                    311           35.00              40.00
    259          35.00            40.00                    312           35.00              40.00
    260          35.00            40.00                    313           35.00              40.00
    261          35.00            40.00                    314           35.00              40.00
    262          35.00            40.00                    315           35.00              40.00
    263          35.00            40.00                    316           35.00              40.00
    264          35.00            40.00                    317           35.00              40.00
    265          35.00            40.00                    318           35.00              40.00

                                       D-3

               Hybrid ARM      Option ARM
               Prepayment      Prepayment
                            Assumption (%) Assumption
                               Period "HAA" "OAA"
    319          35.00            40.00
    320          35.00            40.00
    321          35.00            40.00
    322          35.00            40.00
    323          35.00            40.00
    324          35.00            40.00
    325          35.00            40.00
    326          35.00            40.00
    327          35.00            40.00
    328          35.00            40.00
    329          35.00            40.00
    330          35.00            40.00
    331          35.00            40.00
    332          35.00            40.00
    333          35.00            40.00
    334          35.00            40.00
    335          35.00            40.00
    336          35.00            40.00
    337          35.00            40.00
    338          35.00            40.00
    339          35.00            40.00
    340          35.00            40.00
    341          35.00            40.00
    342          35.00            40.00
    343          35.00            40.00
    344          35.00            40.00
    345          35.00            40.00
    346          35.00            40.00
    347          35.00            40.00
    348          35.00            40.00
    349          35.00            40.00
    350          35.00            40.00
    351          35.00            40.00
    352          35.00            40.00
    353          35.00            40.00
    354          35.00            40.00
    355          35.00            40.00
    356          35.00            40.00
    357          35.00            40.00
    358          35.00            40.00
    359          35.00            40.00
    360          35.00            40.00

                                       D-4

ANNEX E
										Annex E

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 06-8		WMALT 06-7		WMALT 06-6		WMALT 06-5		WMALT 06-4
	9/28/2006		8/30/2006		7/28/2006		6/29/2006		4/27/2006

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	2,060	$523,926,859.86	2,328	$683,123,711.97	2,088	$443,841,092.58	5,775	$1,419,268,643.62	1,952	$506,550,697.51
Total Mortgage Loans at End of Period	2,056	$522,382,557.54	2,274	$663,430,782.81	2,005	$424,776,840.34	5,583	$1,365,132,533.38	1,850	$477,059,243.50
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	87	$17,495,730.28	148	$42,591,979.85	115	$25,176,063.36	212	$55,004,582.26	94	$24,033,277.40
60-89 Days	0	$0.00	27	$9,530,169.01	22	$4,004,626.78	53	$15,454,713.95	24	$6,688,607.03
90-119 Days	0	$0.00	1	$212,855.29	14	$2,559,659.60	27	$7,415,340.14	9	$1,946,621.02
120 Days or More	0	$0.00	0	$0.00	0	$0.00	4	$1,336,761.94	1	$383,672.73
Total Delinquent Mortgage Loans at End of Period	87	$17,495,730.28	176	$52,335,004.15	151	$31,740,349.74	296	$79,211,398.29	128	$33,052,178.18
Delinquency Rate (2)	4.23%	3.35%	7.74%	7.89%	7.53%	7.47%	5.30%	5.80%	6.92%	6.93%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	3	$902,615.30	35	$11,712,931.73	14	$4,499,009.87
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.15%	0.21%	0.63%	0.86%	0.76%	0.94%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	2	$141,076.10	2	$390,122.79
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.04%	0.01%	0.11%	0.08%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		0.25%		2.80%		4.11%		3.65%		5.71%
Cumulative Prepayment Ratio (12)		0.25%		2.80%		4.11%		4.74%		9.37%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 06-8		WMALT 06-7		WMALT 06-6		WMALT 06-5		WMALT 06-4
	9/28/2006		8/30/2006		7/28/2006		6/29/2006		4/27/2006

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period							5,826	$1,436,276,833.74	2,025	$528,202,411.51
Total Mortgage Loans at End of Period							5,775	$1,419,268,643.62	1,952	$506,550,697.51
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days							235	$54,912,811.60	56	$14,451,551.96
60-89 Days							33	$10,814,606.71	25	$5,894,446.31
90-119 Days							4	$783,783.51	6	$2,228,043.65
120 Days or More							3	$1,083,750.00	1	$143,070.56
Total Delinquent Mortgage Loans at End of Period							275	$67,594,951.82	88	$22,717,112.48
Delinquency Rate (2)							4.76%	4.76%	4.51%	4.48%
Foreclosure at End of Period (3)							0	$0.00	2	$929,393.52
Foreclosure Ratio (4)							0.00%	0.00%	0.10%	0.18%
REO at End of Period (3)							0	$0.00	0	$0.00
REO Ratio (4)							0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)								$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)								$0.00		$0.00
Aggregate Net Losses (7)								$0.00		$0.00
Average Net Loss (8)								$0.00		$0.00
Aggregate Net Loss Ratio (9)								0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)								0.00%		0.00%
Prepayment Ratio (11)								1.14%		3.89%
Cumulative Prepayment Ratio (12)								1.14%		3.89%

**Notes:

* If the cut-off date for a prior securitized pool occurs after the beginning of the specified period, then such cut-off date is deemed to be the beginning of the specified period for such prior securitized pool.

(1) The indicated periods of delinquency reflect the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. Any mortgage loan with respect to which the servicer has arranged a schedule for payment of any delinquent installments may be considered delinquent for the purpose of this table even if the mortgage loan is current under such schedule. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(2)	Total delinquent mortgage loans, expressed as a percentage of total mortgage loans at the end of the specified period.

(3)	Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the end of the specified period.

(4)	Foreclosures and REO, expressed as a percentage of total mortgage loans at the end of the specified period.

(5)	The aggregate Gross Losses for the mortgage loans that were liquidated during the specified period. As used in this table, Gross Loss means, for each mortgage loan that was liquidated during the specified period, the excess, if any, of (a) the sum of (i) the outstanding principal balance of the mortgage loan immediately before liquidation plus accrued interest not previously paid or advanced and (ii) all previously unreimbursed advances of principal, interest or reimbursable servicing expenses with respect to the mortgage loan that were reimbursed in connection with such liquidation over (b) all amounts received in connection with the liquidation of the mortgage loan, including insurance such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged prope rty.

(6) As used in this table, Aggregate Subsequent Recoveries/Losses means the aggregate Subsequent Recoveries received by the servicer during the specified period, reduced by the aggregate Subsequent Losses incurred during the specified period (expressed as a negative number in the event that the aggregate Subsequent Losses exceed the aggregate Subsequent Recoveries) . As used in this table, with respect to each mortgage loan that was liquidated during or prior to the specified period, Subsequent Recoveries means any amounts received by the servicer with respect to such mortgage loan after such mortgage loan was liquidated, and Subsequent Losses means any reimbursable servicing expenses with respect to such mortgage loan that were reimbursed after such mortgage loan was liquidated.

(7) As used in this table, Aggregate Net Losses means the aggregate Gross Losses for the mortgage loans that were liquidated during the specified period, reduced by (or, if Aggregate Subsequent Recoveries/Losses is a negative number, increased by) Aggregate Subsequent Recoveries/Losses for the specified period.

(8) The average Net Loss on the mortgage loans that were liquidated and that experienced a Gross Loss during the specified period. As used in this table, Net Loss means, for each mortgage loan that experienced a Gross Loss, such Gross Loss, reduced by any Subsequent Recoveries received for such mortgage loan during the specified period, and increased by any Subsequent Losses incurred with respect to such mortgage loan during the specified period.

(9)	Aggregate Net Losses, expressed as a percentage of total mortgage loans at the beginning of the specified period.

(10)	The sum of Aggregate Net Losses for the specified period and for all prior periods since the pool cut-off date, expressed as a percentage of total mortgage loans as of the pool cut-off date.

(11)	The sum of (a) the aggregate amount of prepayments in full on the mortgage loans including liquidations) from the 15th day of the first calendar month of the specified period (or, if the specified period is the first period since the pool cut-off date, then from the pool cut-off date) through the 14th day of the calendar month immediately succeeding the specified period and (b) the aggregate amount of partial prepayments on the mortgage loans during the specified period, such sum expressed as a percentage of the aggregate principal balance of the mortgage loans as of the first day of the specified period (after deducting the scheduled principal payments due on or before that date, partial prepayments received before that date and prepayments in full received on or before the 14th day of the first calendar month of the specified period).

(12) The sum of (a) the aggregate amount of prepayments in full on the mortgage loans including liquidations) from the pool cut-off date through the 14th day of the calendar month immediately succeeding the specified period and (b) the aggregate amount of partial prepayments on the mortgage loans from the pool cut-off date through the last day the specified period, such sum expressed as a percentage of the aggregate principal balance of the mortgage loans as of the pool cut-off date (after deducting the scheduled principal payments due on or before that date, partial prepayments received before that date and prepayments in full received before that date).

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 06-3		WMALT 06-2		WMALT 06-1		WMALT 05-11		WMALT 05-10
	3/29/2006		2/27/2006		1/30/2006		12/28/2005		11/29/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	1,720	$519,152,265.83	1,420	$468,354,889.37	3,050	$733,782,928.49	581	$326,978,292.38	2,369	$621,528,656.17
Total Mortgage Loans at End of Period	1,679	$504,064,288.08	1,378	$455,346,772.34	2,945	$706,766,025.01	563	$315,577,156.16	2,279	$596,878,082.37
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	43	$11,425,830.07	35	$10,966,400.50	74	$17,480,250.13	12	$6,511,837.50	59	$15,737,832.04
60-89 Days	7	$1,278,606.57	4	$1,612,010.34	12	$2,567,198.23	2	$2,324,817.05	10	$2,434,291.80
90-119 Days	2	$662,497.18	4	$1,176,107.75	9	$1,781,211.79	1	$500,922.10	5	$878,915.36
120 Days or More	1	$181,600.00	0	$0.00	2	$374,699.99	1	$650,000.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	53	$13,548,533.82	43	$13,754,518.59	97	$22,203,360.14	16	$9,987,576.65	74	$19,051,039.20
Delinquency Rate (2)	3.16%	2.69%	3.12%	3.02%	3.29%	3.14%	2.84%	3.16%	3.25%	3.19%
Foreclosure at End of Period (3)	9	$3,296,053.28	3	$415,749.15	13	$2,655,393.97	1	$427,002.26	3	$624,995.47
Foreclosure Ratio (4)	0.54%	0.65%	0.22%	0.09%	0.44%	0.38%	0.18%	0.14%	0.13%	0.10%
REO at End of Period (3)	2	$577,599.66	1	$540,000.00	3	$346,422.04	0	$0.00	6	$1,182,874.95
REO Ratio (4)	0.12%	0.11%	0.07%	0.12%	0.10%	0.05%	0.00%	0.00%	0.26%	0.20%
Aggregate Gross Losses (5)		$0.00		$0.00		$582.89		$0.00		$21,535.29
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$582.89		$0.00		$21,535.29
Average Net Loss (8)		$0.00		$0.00		$582.89		$0.00		$21,535.29
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.68%		2.64%		3.39%		3.05%		3.71%
Cumulative Prepayment Ratio (12)		6.49%		7.48%		8.48%		9.14%		11.40%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 06-3		WMALT 06-2		WMALT 06-1		WMALT 05-11		WMALT 05-10
	3/29/2006		2/27/2006		1/30/2006		12/28/2005		11/29/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	1,763	$534,932,834.87	1,464	$483,324,184.20	3,145	$759,037,557.21	598	$337,810,361.21	2,442	$641,481,224.06
Total Mortgage Loans at End of Period	1,720	$519,152,265.83	1,420	$468,354,889.37	3,050	$733,782,928.49	581	$326,978,292.38	2,369	$621,528,656.17
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	25	$7,524,380.68	28	$7,201,519.55	63	$15,918,658.94	8	$4,345,303.39	30	$6,386,419.00
60-89 Days	10	$2,632,851.19	3	$991,100.00	9	$1,706,050.49	0	$0.00	10	$1,843,992.89
90-119 Days	1	$317,599.66	2	$351,967.41	2	$739,000.00	0	$0.00	2	$494,628.87
120 Days or More	1	$85,193.27	1	$995,000.00	1	$166,000.00	0	$0.00	1	$84,000.00
Total Delinquent Mortgage Loans at End of Period	37	$10,560,024.80	34	$9,539,586.96	75	$18,529,709.43	8	$4,345,303.39	43	$8,809,040.76
Delinquency Rate (2)	2.15%	2.03%	2.39%	2.04%	2.46%	2.53%	1.38%	1.33%	1.82%	1.42%
Foreclosure at End of Period (3)	4	$1,897,619.28	0	$0.00	11	$1,573,083.06	2	$1,440,000.00	4	$1,167,483.82
Foreclosure Ratio (4)	0.23%	0.37%	0.00%	0.00%	0.36%	0.21%	0.34%	0.44%	0.17%	0.19%
REO at End of Period (3)	0	$0.00	0	$0.00	1	$104,000.00	0	$0.00	3	$554,206.39
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.03%	0.01%	0.00%	0.00%	0.13%	0.09%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.73%		2.96%		3.03%		2.91%		2.54%
Cumulative Prepayment Ratio (12)		3.92%		4.98%		5.28%		6.30%		8.01%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 06-3		WMALT 06-2		WMALT 06-1		WMALT 05-11		WMALT 05-10
	3/29/2006		2/27/2006		1/30/2006		12/28/2005		11/29/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	1,780	$541,914,037.46	1,496	$494,071,750.82	3,220	$778,687,290.36	616	$349,336,798.97	2,532	$670,455,015.25
Total Mortgage Loans at End of Period	1,763	$534,932,834.87	1,464	$483,324,184.20	3,145	$759,037,557.21	598	$337,810,361.21	2,442	$641,481,224.06
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	17	$4,850,849.18	73	$19,285,694.51	71	$16,578,035.20	10	$5,504,800.90	25	$6,232,184.63
60-89 Days	1	$85,398.47	2	$531,655.08	16	$3,264,408.32	2	$1,440,000.00	11	$2,384,523.26
90-119 Days	0	$0.00	0	$0.00	4	$741,404.08	0	$0.00	5	$875,398.67
120 Days or More	1	$260,000.00	0	$0.00	1	$139,482.03	0	$0.00	1	$501,777.31
Total Delinquent Mortgage Loans at End of Period	19	$5,196,247.65	75	$19,817,349.59	92	$20,723,329.63	12	$6,944,800.90	42	$9,993,883.87
Delinquency Rate (2)	1.08%	0.97%	5.12%	4.10%	2.93%	2.73%	2.01%	2.06%	1.72%	1.56%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$104,000.00	0	$0.00	5	$1,399,679.50
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.03%	0.01%	0.00%	0.00%	0.20%	0.22%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.22%		2.08%		2.32%		3.16%		4.05%
Cumulative Prepayment Ratio (12)		1.22%		2.08%		2.32%		3.50%		5.63%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 06-3		WMALT 06-2		WMALT 06-1		WMALT 05-11		WMALT 05-10
	3/29/2006		2/27/2006		1/30/2006		12/28/2005		11/29/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period							618	$350,726,893.91	2,569	$682,738,004.24
Total Mortgage Loans at End of Period							616	$349,336,798.97	2,532	$670,455,015.25
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days							4	$1,891,100.00	126	$35,684,202.77
60-89 Days							0	$0.00	7	$1,872,800.25
90-119 Days							0	$0.00	1	$263,468.71
120 Days or More							0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period							4	$1,891,100.00	134	$37,820,471.73
Delinquency Rate (2)							0.65%	0.54%	5.29%	5.64%
Foreclosure at End of Period (3)							0	$0.00	0	$0.00
Foreclosure Ratio (4)							0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)							0	$0.00	0	$0.00
REO Ratio (4)							0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)								$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)								$0.00		$0.00
Aggregate Net Losses (7)								$0.00		$0.00
Average Net Loss (8)								$0.00		$0.00
Aggregate Net Loss Ratio (9)								0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)								0.00%		0.00%
Prepayment Ratio (11)								0.35%		1.66%
Cumulative Prepayment Ratio (12)								0.35%		1.66%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6		WMALT 05-5
	10/27/2005		9/29/2005		8/26/2005		7/28/2005		6/28/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	1,884	$476,381,240.21	2,509	$675,159,662.23	2,099	$458,085,606.96	1,212	$411,848,882.29	2,352	$448,458,047.11
Total Mortgage Loans at End of Period	1,819	$458,793,450.02	2,431	$654,754,806.69	2,035	$444,808,943.57	1,161	$392,984,736.73	2,258	$430,506,960.08
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	21	$5,304,348.68	42	$10,284,149.33	51	$10,739,594.08	16	$4,304,702.50	40	$6,966,724.04
60-89 Days	9	$1,942,201.33	9	$2,530,277.79	9	$1,607,753.72	4	$1,050,199.43	6	$630,050.31
90-119 Days	0	$0.00	4	$504,103.69	3	$366,171.35	3	$839,223.47	1	$146,297.11
120 Days or More	0	$0.00	1	$527,876.34	2	$190,285.58	1	$757,842.43	1	$184,718.14
Total Delinquent Mortgage Loans at End of Period	30	$7,246,550.01	56	$13,846,407.15	65	$12,903,804.73	24	$6,951,967.83	48	$7,927,789.60
Delinquency Rate (2)	1.65%	1.58%	2.30%	2.11%	3.19%	2.90%	2.07%	1.77%	2.13%	1.84%
Foreclosure at End of Period (3)	4	$886,338.13	6	$1,207,251.40	8	$1,145,714.21	3	$914,111.90	2	$240,354.71
Foreclosure Ratio (4)	0.22%	0.19%	0.25%	0.18%	0.39%	0.26%	0.26%	0.23%	0.09%	0.06%
REO at End of Period (3)	0	$0.00	2	$259,061.93	1	$70,910.83	4	$937,368.16	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.08%	0.04%	0.05%	0.02%	0.34%	0.24%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$17,097.30		$468.30
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$17,097.30		$468.30
Average Net Loss (8)		$0.00		$0.00		$0.00		$17,097.30		$468.30
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.48%		2.69%		2.65%		4.41%		3.74%
Cumulative Prepayment Ratio (12)		12.65%		10.18%		14.44%		16.62%		17.42%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6		WMALT 05-5
	10/27/2005		9/29/2005		8/26/2005		7/28/2005		6/28/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	1,970	$502,428,576.39	2,576	$695,623,236.23	2,197	$481,586,713.53	1,262	$426,993,920.24	2,443	$467,743,255.45
Total Mortgage Loans at End of Period	1,884	$476,381,240.21	2,509	$675,159,662.23	2,099	$458,085,606.96	1,212	$411,848,882.29	2,352	$448,458,047.11
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	21	$8,090,699.25	36	$10,559,621.88	29	$5,405,734.44	16	$4,215,785.82	32	$5,093,248.25
60-89 Days	2	$339,864.00	5	$838,735.29	4	$504,634.73	2	$308,583.34	3	$409,913.69
90-119 Days	0	$0.00	2	$497,391.63	2	$247,892.61	2	$806,927.30	2	$293,965.75
120 Days or More	0	$0.00	1	$166,859.83	1	$100,000.00	1	$760,199.61	0	$0.00
Total Delinquent Mortgage Loans at End of Period	23	$8,430,563.25	44	$12,062,608.63	36	$6,258,261.78	21	$6,091,496.07	37	$5,797,127.69
Delinquency Rate (2)	1.22%	1.77%	1.75%	1.79%	1.72%	1.37%	1.73%	1.48%	1.57%	1.29%
Foreclosure at End of Period (3)	1	$203,232.60	3	$459,442.53	1	$196,844.87	3	$1,134,819.85	2	$324,844.64
Foreclosure Ratio (4)	0.05%	0.04%	0.12%	0.07%	0.05%	0.04%	0.25%	0.28%	0.09%	0.07%
REO at End of Period (3)	0	$0.00	1	$128,491.32	1	$71,083.62	3	$307,654.97	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.04%	0.02%	0.05%	0.02%	0.25%	0.07%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$468.30
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$468.30
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$468.30
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.48%		2.62%		4.41%		3.40%		3.83%
Cumulative Prepayment Ratio (12)		9.55%		7.72%		12.14%		12.82%		14.32%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6		WMALT 05-5
	10/27/2005		9/29/2005		8/26/2005		7/28/2005		6/28/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	2,031	$521,696,657.01	2,643	$716,428,593.78	2,268	$498,144,210.93	1,310	$441,507,078.82	2,544	$489,681,521.37
Total Mortgage Loans at End of Period	1,970	$502,428,576.39	2,576	$695,623,236.23	2,197	$481,586,713.53	1,262	$426,993,920.24	2,443	$467,743,255.45
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	11	$3,184,099.01	23	$5,603,691.46	26	$5,314,113.78	7	$2,007,832.38	18	$3,180,407.72
60-89 Days	5	$845,935.30	5	$971,157.26	5	$803,438.89	4	$1,406,111.34	1	$217,422.01
90-119 Days	1	$348,000.00	3	$465,007.82	2	$314,887.49	0	$0.00	1	$139,979.37
120 Days or More	0	$0.00	0	$0.00	1	$172,906.49	2	$881,379.11	0	$0.00
Total Delinquent Mortgage Loans at End of Period	17	$4,378,034.31	31	$7,039,856.54	34	$6,605,346.65	13	$4,295,322.83	20	$3,537,809.10
Delinquency Rate (2)	0.86%	0.87%	1.20%	1.01%	1.55%	1.37%	1.03%	1.01%	0.82%	0.76%
Foreclosure at End of Period (3)	0	$0.00	1	$227,595.73	1	$240,000.00	3	$574,497.13	2	$545,481.45
Foreclosure Ratio (4)	0.00%	0.00%	0.04%	0.03%	0.05%	0.05%	0.24%	0.13%	0.08%	0.12%
REO at End of Period (3)	0	$0.00	0	$0.00	2	$324,933.17	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.09%	0.07%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.49%		2.64%		3.02%		3.00%		4.18%
Cumulative Prepayment Ratio (12)		5.33%		5.25%		8.12%		9.78%		10.94%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6		WMALT 05-5
	10/27/2005		9/29/2005		8/26/2005		7/28/2005		6/28/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	2,081	$533,783,684.04	2,697	$734,093,519.88	2,338	$518,046,615.60	1,356	$458,830,356.89	2,645	$510,848,195.46
Total Mortgage Loans at End of Period	2,031	$521,696,657.01	2,643	$716,428,593.78	2,268	$498,144,210.93	1,310	$441,507,078.82	2,544	$489,681,521.37
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	46	$14,879,019.85	68	$16,558,326.15	37	$7,877,381.51	21	$5,580,843.78	26	$4,806,954.84
60-89 Days	4	$935,120.74	6	$826,675.38	9	$1,415,480.16	4	$716,223.49	3	$927,646.64
90-119 Days	1	$285,769.46	4	$768,781.86	4	$886,683.47	2	$715,978.88	2	$302,424.48
120 Days or More	0	$0.00	0	$0.00	1	$173,290.92	4	$1,099,557.43	1	$176,800.00
Total Delinquent Mortgage Loans at End of Period	51	$16,099,910.05	78	$18,153,783.39	51	$10,352,836.06	31	$8,112,603.58	32	$6,213,825.96
Delinquency Rate (2)	2.51%	3.09%	2.95%	2.53%	2.25%	2.08%	2.37%	1.84%	1.26%	1.27%
Foreclosure at End of Period (3)	0	$0.00	1	$229,635.58	1	$80,503.54	2	$530,082.00	2	$296,850.00
Foreclosure Ratio (4)	0.00%	0.00%	0.04%	0.03%	0.04%	0.02%	0.15%	0.12%	0.08%	0.06%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.93%		2.15%		3.47%		3.35%		3.81%
Cumulative Prepayment Ratio (12)		1.93%		2.69%		5.27%		7.01%		7.08%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6		WMALT 05-5
	10/27/2005		9/29/2005		8/26/2005		7/28/2005		6/28/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period			2,713	$738,807,669.85	2,377	$528,720,316.81	1,418	$478,049,852.63	2,714	$527,570,407.15
Total Mortgage Loans at End of Period			2,697	$734,093,519.88	2,338	$518,046,615.60	1,356	$458,830,356.89	2,645	$510,848,195.46
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days			30	$6,921,510.66	99	$19,357,020.30	27	$7,306,186.21	57	$10,268,409.04
60-89 Days			3	$609,145.18	6	$800,857.87	6	$2,247,727.32	3	$390,911.66
90-119 Days			0	$0.00	1	$139,398.36	0	$0.00	2	$378,622.91
120 Days or More			0	$0.00	0	$0.00	1	$439,569.87	1	$93,085.35
Total Delinquent Mortgage Loans at End of Period			33	$7,530,655.84	106	$20,297,276.53	34	$9,993,483.40	63	$11,131,028.96
Delinquency Rate (2)			1.22%	1.03%	4.53%	3.92%	2.51%	2.18%	2.38%	2.18%
Foreclosure at End of Period (3)			0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)			0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)				$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)				$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)				$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)				$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)				0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)				0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)				0.55%		1.88%		3.80%		2.96%
Cumulative Prepayment Ratio (12)				0.55%		1.88%		3.80%		3.41%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6		WMALT 05-5
	10/27/2005		9/29/2005		8/26/2005		7/28/2005		6/28/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period									2,723	$530,406,085.76
Total Mortgage Loans at End of Period									2,714	$527,570,407.15
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days									12	$2,469,185.66
60-89 Days									0	$0.00
90-119 Days									0	$0.00
120 Days or More									0	$0.00
Total Delinquent Mortgage Loans at End of Period									12	$2,469,185.66
Delinquency Rate (2)									0.44%	0.47%
Foreclosure at End of Period (3)									0	$0.00
Foreclosure Ratio (4)									0.00%	0.00%
REO at End of Period (3)									0	$0.00
REO Ratio (4)									0.00%	0.00%
Aggregate Gross Losses (5)										$0.00
Aggregate Subsequent Recoveries/Losses (6)										$0.00
Aggregate Net Losses (7)										$0.00
Average Net Loss (8)										$0.00
Aggregate Net Loss Ratio (9)										0.00%
Cumulative Aggregate Net Loss Ratio (10)										0.00%
Prepayment Ratio (11)										0.47%
Cumulative Prepayment Ratio (12)										0.47%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-4		WMALT 05-3		WMALT 05-2		WMALT 05-1
	5/25/2005		4/26/2005		3/28/2005		2/25/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	4,652	$902,478,348.43	2,018	$438,132,724.29	1,754	$342,344,887.37	2,148	$355,848,414.36
Total Mortgage Loans at End of Period	4,498	$869,258,903.19	1,951	$422,404,742.03	1,677	$327,235,145.48	2,058	$337,695,725.52
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	70	$13,578,150.32	41	$9,253,728.45	41	$8,450,255.29	34	$6,207,750.73
60-89 Days	22	$3,355,472.47	13	$3,526,746.80	11	$1,790,693.34	3	$369,779.02
90-119 Days	6	$966,168.28	6	$1,417,372.64	1	$107,849.79	5	$978,077.20
120 Days or More	2	$332,320.71	1	$109,081.91	1	$78,643.38	1	$246,149.96
Total Delinquent Mortgage Loans at End of Period	100	$18,232,111.78	61	$14,306,929.80	54	$10,427,441.80	43	$7,801,756.91
Delinquency Rate (2)	2.22%	2.10%	3.13%	3.39%	3.22%	3.19%	2.09%	2.31%
Foreclosure at End of Period (3)	12	$1,680,419.57	5	$920,160.03	5	$754,401.52	2	$720,545.69
Foreclosure Ratio (4)	0.27%	0.19%	0.26%	0.22%	0.30%	0.23%	0.10%	0.21%
REO at End of Period (3)	5	$473,557.70	2	$282,035.53	5	$939,394.05	4	$687,960.81
REO Ratio (4)	0.11%	0.05%	0.10%	0.07%	0.30%	0.29%	0.19%	0.20%
Aggregate Gross Losses (5)		$30,241.60		$0.00		$4,483.04		$25,387.66
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$30,241.60		$0.00		$4,483.04		$25,387.66
Average Net Loss (8)		$15,120.80		$0.00		$4,483.04		$25,387.66
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.01%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.01%
Prepayment Ratio (11)		3.24%		3.36%		4.05%		4.52%
Cumulative Prepayment Ratio (12)		17.06%		20.29%		25.54%		28.68%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-4		WMALT 05-3		WMALT 05-2		WMALT 05-1
	5/25/2005		4/26/2005		3/28/2005		2/25/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	4,819	$938,560,199.02	2,100	$456,206,135.01	1,842	$361,238,155.29	2,247	$376,027,670.07
Total Mortgage Loans at End of Period	4,652	$902,478,348.43	2,018	$438,132,724.29	1,754	$342,344,887.37	2,148	$355,848,414.36
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	64	$11,250,931.82	28	$5,572,189.77	31	$5,420,182.11	24	$4,267,427.82
60-89 Days	5	$1,125,149.39	6	$1,687,408.79	9	$1,409,246.94	5	$617,815.21
90-119 Days	5	$1,151,288.18	2	$431,751.04	3	$611,325.55	2	$598,960.37
120 Days or More	0	$0.00	1	$259,927.86	2	$156,078.08	3	$797,924.06
Total Delinquent Mortgage Loans at End of Period	74	$13,527,369.39	37	$7,951,277.46	45	$7,596,832.68	34	$6,282,127.46
Delinquency Rate (2)	1.59%	1.50%	1.83%	1.81%	2.57%	2.22%	1.58%	1.77%
Foreclosure at End of Period (3)	9	$1,218,592.13	2	$239,086.34	4	$789,553.58	1	$417,607.82
Foreclosure Ratio (4)	0.19%	0.14%	0.10%	0.05%	0.23%	0.23%	0.05%	0.12%
REO at End of Period (3)	4	$934,157.23	1	$110,791.60	2	$589,343.96	5	$828,445.24
REO Ratio (4)	0.09%	0.10%	0.05%	0.03%	0.11%	0.17%	0.23%	0.23%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.43%		3.71%		4.89%		4.75%
Cumulative Prepayment Ratio (12)		14.35%		17.56%		22.47%		25.40%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-4		WMALT 05-3		WMALT 05-2		WMALT 05-1
	5/25/2005		4/26/2005		3/28/2005		2/25/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	4,986	$975,354,769.14	2,184	$474,233,779.21	1,908	$375,849,395.06	2,345	$397,492,565.55
Total Mortgage Loans at End of Period	4,819	$938,560,199.02	2,100	$456,206,135.01	1,842	$361,238,155.29	2,247	$376,027,670.07
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	41	$7,693,939.97	30	$6,490,013.98	34	$6,029,714.01	21	$4,295,797.42
60-89 Days	4	$724,460.19	4	$915,467.46	4	$713,079.64	4	$671,861.55
90-119 Days	7	$933,878.29	0	$0.00	1	$417,000.00	4	$656,590.75
120 Days or More	3	$507,663.94	2	$399,126.67	2	$156,529.76	5	$1,210,503.17
Total Delinquent Mortgage Loans at End of Period	55	$9,859,942.39	36	$7,804,608.11	41	$7,316,323.41	34	$6,834,752.89
Delinquency Rate (2)	1.14%	1.05%	1.71%	1.71%	2.23%	2.03%	1.51%	1.82%
Foreclosure at End of Period (3)	6	$1,403,532.78	2	$256,769.75	8	$1,961,349.52	5	$1,111,420.79
Foreclosure Ratio (4)	0.12%	0.15%	0.10%	0.06%	0.43%	0.54%	0.22%	0.30%
REO at End of Period (3)	1	$57,664.62	1	$111,114.10	2	$356,046.46	2	$419,507.19
REO Ratio (4)	0.02%	0.01%	0.05%	0.02%	0.11%	0.10%	0.09%	0.11%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.28%		3.51%		3.50%		4.95%
Cumulative Prepayment Ratio (12)		11.36%		14.43%		18.57%		21.76%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-4		WMALT 05-3		WMALT 05-2		WMALT 05-1
	5/25/2005		4/26/2005		3/28/2005		2/25/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	5,144	$1,011,392,646.67	2,276	$495,467,549.79	2,006	$398,878,218.42	2,490	$424,987,957.00
Total Mortgage Loans at End of Period	4,986	$975,354,769.14	2,184	$474,233,779.21	1,908	$375,849,395.06	2,345	$397,492,565.55
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	75	$17,290,040.44	27	$6,748,363.69	31	$5,615,410.62	29	$5,428,087.28
60-89 Days	14	$2,373,000.34	3	$506,084.02	8	$1,168,972.06	9	$1,308,237.59
90-119 Days	5	$690,986.82	4	$752,461.21	4	$700,087.52	7	$1,535,738.82
120 Days or More	4	$848,034.51	1	$111,431.32	2	$156,973.77	8	$1,547,248.60
Total Delinquent Mortgage Loans at End of Period	98	$21,202,062.11	35	$8,118,340.24	45	$7,641,443.97	53	$9,819,312.29
Delinquency Rate (2)	1.97%	2.17%	1.60%	1.71%	2.36%	2.03%	2.26%	2.47%
Foreclosure at End of Period (3)	6	$748,889.19	1	$355,674.38	4	$1,123,956.87	1	$140,173.31
Foreclosure Ratio (4)	0.12%	0.08%	0.05%	0.07%	0.21%	0.30%	0.04%	0.04%
REO at End of Period (3)	0	$0.00	0	$0.00	1	$257,450.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.05%	0.07%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.01%		3.80%		5.05%		6.02%
Cumulative Prepayment Ratio (12)		8.39%		11.35%		15.66%		17.75%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-4		WMALT 05-3		WMALT 05-2		WMALT 05-1
	5/25/2005		4/26/2005		3/28/2005		2/25/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	5,328	$1,054,014,256.20	2,381	$523,062,165.54	2,121	$428,217,962.40	2,634	$456,213,036.45
Total Mortgage Loans at End of Period	5,144	$1,011,392,646.67	2,276	$495,467,549.79	2,006	$398,878,218.42	2,490	$424,987,957.00
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	65	$11,998,420.82	25	$5,750,924.50	29	$5,470,796.07	34	$6,243,211.31
60-89 Days	9	$1,864,225.26	5	$896,895.84	5	$815,203.71	4	$837,526.99
90-119 Days	1	$546,296.82	1	$193,536.41	0	$0.00	3	$663,577.86
120 Days or More	5	$1,203,318.19	5	$738,203.17	10	$1,460,483.12	0	$0.00
Total Delinquent Mortgage Loans at End of Period	80	$15,612,261.09	36	$7,579,559.92	44	$7,746,482.90	41	$7,744,316.16
Delinquency Rate (2)	1.56%	1.54%	1.58%	1.53%	2.19%	1.94%	1.65%	1.82%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.68%		5.04%		6.60%		6.50%
Cumulative Prepayment Ratio (12)		5.57%		7.86%		11.21%		12.54%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-4		WMALT 05-3		WMALT 05-2		WMALT 05-1
	5/25/2005		4/26/2005		3/28/2005		2/25/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	5,430	$1,077,859,139.88	2,448	$540,282,555.09	2,196	$447,482,365.06	2,749	$481,292,425.80
Total Mortgage Loans at End of Period	5,328	$1,054,014,256.20	2,381	$523,062,165.54	2,121	$428,217,962.40	2,634	$456,213,036.45
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	139	$37,889,934.22	62	$14,086,533.43	32	$5,857,550.49	34	$5,258,620.74
60-89 Days	18	$3,987,933.40	16	$2,544,446.70	5	$762,859.82	0	$0.00
90-119 Days	1	$161,166.05	1	$129,648.72	6	$769,188.53	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	158	$42,039,033.67	79	$16,760,628.85	43	$7,389,598.84	34	$5,258,620.74
Delinquency Rate (2)	2.97%	3.99%	3.32%	3.20%	2.03%	1.73%	1.29%	1.15%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.98%		2.98%		4.05%		4.88%
Cumulative Prepayment Ratio (12)		1.98%		2.98%		4.96%		6.50%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A**

Series Designation for Prior Securitied Pool:	WMALT 05-4		WMALT 05-3		WMALT 05-2		WMALT 05-1
	5/25/2005		4/26/2005		3/28/2005		2/25/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period					2,218	$452,135,715.78	2,790	$490,803,051.27
Total Mortgage Loans at End of Period					2,196	$447,482,365.06	2,749	$481,292,425.80
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days					10	$1,710,027.71	91	$18,109,706.76
60-89 Days					0	$0.00	3	$167,231.10
90-119 Days					1	$124,586.55	2	$538,777.44
120 Days or More					0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period					11	$1,834,614.26	96	$18,815,715.30
Delinquency Rate (2)					0.50%	0.41%	3.49%	3.91%
Foreclosure at End of Period (3)					0	$0.00	0	$0.00
Foreclosure Ratio (4)					0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)					0	$0.00	0	$0.00
REO Ratio (4)					0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)						$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)						$0.00		$0.00
Aggregate Net Losses (7)						$0.00		$0.00
Average Net Loss (8)						$0.00		$0.00
Aggregate Net Loss Ratio (9)						0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)						0.00%		0.00%
Prepayment Ratio (11)						0.95%		1.72%
Cumulative Prepayment Ratio (12)						0.95%		1.72%

* If the cut-off date for a prior securitized pool occurs after the beginning of the specified period, then such cut-off date is deemed to be the beginning of the specified period for such prior securitized pool.

(1) The indicated periods of delinquency reflect the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. Any mortgage loan with respect to which the servicer has arranged a schedule for payment of any delinquent installments may be considered delinquent for the purpose of this table even if the mortgage loan is current under such schedule. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(2)	Total delinquent mortgage loans, expressed as a percentage of total mortgage loans at the end of the specified period.

(3)	Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the end of the specified period

(4)	Foreclosures and REO, expressed as a percentage of total mortgage loans at the end of the specified period.

(5)	The aggregate Gross Losses for the mortgage loans that were liquidated during the specified period. As used in this table, Gross Loss means, for each mortgage loan that was liquidated during the specified period, the excess, if any, of (a) the sum of (i) the outstanding principal balance of the mortgage loan immediately before liquidation plus accrued interest not previously paid or advanced and (ii) all previously unreimbursed advances of principal, interest or reimbursable servicing expenses with respect to the mortgage loan that were reimbursed in connection with such liquidation over (b) all amounts received in connection with the liquidation of the mortgage loan, including insurance such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged property.

(6) As used in this table, Aggregate Subsequent Recoveries/Losses means the aggregate Subsequent Recoveries received by the servicer during the specified period, reduced by the aggregate Subsequent Losses incurred during the specified period (expressed as a negative number in the event that the aggregate Subsequent Losses exceed the aggregate Subsequent Recoveries) . As used in this table, with respect to each mortgage loan that was liquidated during or prior to the specified period, Subsequent Recoveries means any amounts received by the servicer with respect to such mortgage loan after such mortgage loan was liquidated, and Subsequent Losses means any reimbursable servicing expenses with respect to such mortgage loan that were reimbursed after such mortgage loan was liquidated.

(7) As used in this table, Aggregate Net Losses means the aggregate Gross Losses for the mortgage loans that were liquidated during the specified period, reduced by (or, if Aggregate Subsequent Recoveries/Losses is a negative number, increased by) Aggregate Subsequent Recoveries/Losses for the specified period.

(8) The average Net Loss on the mortgage loans that were liquidated and that experienced a Gross Loss during the specified period. As used in this table, Net Loss means, for each mortgage loan that experienced a Gross Loss, such Gross Loss, reduced by any Subsequent Recoveries received for such mortgage loan during the specified period, and increased by any Subsequent Losses incurred with respect to such mortgage loan during the specified period.

(9)	Aggregate Net Losses, expressed as a percentage of total mortgage loans at the beginning of the specified period.

(10)	The sum of Aggregate Net Losses for the specified period and for all prior periods since the pool cut-off date, expressed as a percentage of total mortgage loans as of the pool cut-off date.

(11) The sum of (a) the aggregate amount of prepayments in full on the mortgage loans including liquidations) from the 15th day of the first calendar month of the specified period (or, if the specified period is the first period since the pool cut-off date, then from the pool cut-off date) through the 14th day of the calendar month immediately succeeding the specified period and (b) the aggregate amount of partial prepayments on the mortgage loans during the specified period, such sum expressed as a percentage of the aggregate principal balance of the mortgage loans as of the first day of the specified period (after deducting the scheduled principal payments due on or before that date, partial prepayments received before that date and prepayments in full received on or before the 14th day of the first calendar month of the specified period) (12) The sum of (a) the aggregate amount of prepayments in full on the mortgage loans including liquidations) from the pool cut-off date through the 14th day of the calendar month immediately succeeding the specified period and (b) the aggregate amount of partial prepayments on the mortgage loans from the pool cut-off date through the last day the specified period, such sum expressed as a percentage of the aggregate principal balance of the mortgage loans as of the pool cut-off date (after deducting the scheduled principal payments due on or before that date, partial prepayments received before that date and prepayments in full received before that date).

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:	WMALT 06-8		WMALT 06-7		WMALT 06-6		WMALT 06-5		WMALT 06-4
Mortgage Loan Characteristics as of Pool Settlement Date (1):	9/28/2006		8/30/2006		7/28/2006		6/29/2006		4/27/2006

Number of Mortgage Loans	2,060		2,328		2,088		5,826		2,025
Aggregate Principal Balance	$523,926,859.86		$683,123,711.97		$443,841,092.58		$1,436,186,834.85		$528,202,411.51
Approximate Weighted Average Mortgage Interest Rate	7.22%		7.23%		7.24%		7.03%		7.14%

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0
3.001 - 4.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0
4.001 - 5.000%	0	0.00%	0	0.00%	0	0.00%	1	0.02%	0
5.001 - 6.000%	8	0.32%	19	0.80%	13	1.13%	106	2.16%	22
6.001 - 7.000%	783	40.82%	888	47.13%	677	40.50%	3,278	60.26%	628
7.001 - 8.000%	1,154	54.07%	1,064	41.09%	1,217	53.10%	2,031	31.09%	1,233
8.001 - 9.000%	108	4.58%	314	9.74%	170	4.98%	387	6.04%	140
9.001 or Greater%	7	0.20%	43	1.23%	11	0.29%	23	0.43%	2

Approximate Weighted Average Original Term (in months)	359.65		359.32		355.83		353.31		359.88
Approximate Weighted Average Remaining Term (in months)	357.76		356.91		343.26		350.87		357.44
Approximate Weighted Average Loan-To-Value Ratio	71.81%		72.83%		72.74%		73.52%		75.69%
Approximate Weighted Average Credit Score (2)	717.4		710.32		705.67		704.62		704.07
Minimum Credit Score (2)	579		602		471		543		606
Maximum Credit Score (2)	820		816		837		825		863

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
Single Family Residence	1,224	58.16%	1,489	63.69%	1,319	62.50%	3,713	63.31%	1,119
Duplex	169	9.24%	173	7.37%	147	6.97%	375	6.08%	224
Triplex	49	3.23%	64	3.04%	38	2.17%	142	3.05%	82
Fourplex	43	2.52%	50	2.13%	37	1.92%	103	2.15%	89
Townhouse	3	0.12%	2	0.04%	3	0.13%	17	0.22%	13
Low Rise Condominium - 1-3 Stories	180	7.48%	181	5.67%	177	6.73%	518	7.21%	202
Planned Unit Development	367	18.01%	328	15.85%	348	18.84%	903	17.01%	249
Housing Cooperative	11	0.39%	8	0.24%	6	0.19%	17	0.16%	11
Other	14	0.85%	33	1.97%	13	0.55%	38	0.80%	36

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
Purchase/Construction To Perm	1,158	53.45%	1,146	48.54%	1,093	49.03%	2,817	46.96%	991
Rate/Term Refinance	257	13.12%	288	12.12%	312	16.06%	823	14.44%	244
Cash Out Refinance	645	33.43%	894	39.34%	683	34.91%	2,186	38.61%	790
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
Alabama	10	0.24%	9	0.12%	16	0.54%	38	0.36%	14
Alaska	0	0.00%	1	0.01%	0	0.00%	3	0.07%	2
Arizona	62	3.46%	82	3.70%	89	4.50%	352	5.76%	78
Arkansas	17	0.46%	5	0.09%	14	0.32%	31	0.30%	10
California	316	22.68%	454	29.60%	247	20.84%	1,029	26.42%	282
Colorado	46	2.18%	29	1.36%	57	2.48%	167	2.64%	41
Connecticut	26	1.18%	27	1.50%	36	1.95%	66	1.17%	21
Delaware	8	0.46%	7	0.37%	17	0.84%	15	0.18%	5
District Of Columbia	6	0.29%	5	0.32%	4	0.14%	10	0.25%	4
Florida	159	7.70%	275	10.79%	298	13.39%	611	9.47%	211
Georgia	62	2.60%	121	3.90%	72	2.44%	167	1.92%	69
Hawaii	6	0.57%	9	0.51%	3	0.28%	24	0.58%	11
Idaho	16	0.60%	12	0.32%	26	0.78%	37	0.52%	17
Illinois	109	4.41%	102	3.45%	133	5.77%	278	4.39%	83
Indiana	15	0.24%	26	0.33%	30	0.60%	40	0.25%	31
Iowa	4	0.08%	14	0.19%	9	0.22%	15	0.13%	7
Kansas	5	0.09%	15	0.33%	12	0.35%	35	0.29%	13
Kentucky	18	0.40%	9	0.18%	12	0.22%	42	0.28%	5
Louisiana	4	0.11%	16	0.35%	21	0.64%	37	0.44%	14
Maine	7	0.21%	15	0.43%	6	0.23%	29	0.37%	5
Maryland	81	4.28%	61	2.97%	60	3.49%	169	3.18%	74
Massachusetts	76	3.97%	58	3.29%	50	3.16%	128	2.75%	42

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:	WMALT 06-8		WMALT 06-7		WMALT 06-6		WMALT 06-5		WMALT 06-4
Mortgage Loan Characteristics as of Pool Settlement Date (1):	9/28/2006		8/30/2006		7/28/2006		6/29/2006		4/27/2006

Michigan	37	1.03%	63	1.54%	93	2.63%	203	2.04%	53
Minnesota	20	0.73%	18	0.66%	26	0.96%	68	1.04%	16
Mississippi	2	0.06%	10	0.17%	8	0.30%	11	0.14%	2
Missouri	24	0.56%	49	0.77%	39	1.00%	97	0.95%	37
Montana	6	0.20%	2	0.12%	12	0.43%	8	0.11%	6
Nebraska	6	0.08%	5	0.06%	3	0.07%	10	0.10%	8
Nevada	30	2.05%	26	1.13%	22	1.22%	98	1.88%	26
New Hampshire	10	0.36%	16	0.82%	10	0.46%	44	0.66%	9
New Jersey	100	5.79%	119	5.84%	68	3.99%	247	5.14%	127
New Mexico	4	0.15%	12	0.35%	12	0.33%	44	0.59%	20
New York	174	12.91%	151	9.43%	99	7.08%	314	7.94%	215
North Carolina	65	2.03%	52	1.49%	55	1.94%	122	1.42%	45
North Dakota	3	0.04%	1	0.02%	3	0.08%	1	0.01%	0
Ohio	50	1.07%	68	1.39%	71	1.69%	118	0.90%	61
Oklahoma	3	0.06%	12	0.25%	15	0.36%	34	0.31%	11
Oregon	42	1.72%	47	2.23%	35	1.61%	145	2.20%	50
Pennsylvania	44	1.23%	49	1.20%	38	1.45%	99	0.97%	41
Rhode Island	8	0.44%	7	0.28%	14	0.67%	28	0.54%	10
South Carolina	43	1.20%	20	0.57%	24	0.77%	75	0.82%	20
South Dakota	0	0.00%	2	0.03%	2	0.04%	5	0.06%	3
Tennessee	22	0.61%	24	0.52%	15	0.44%	54	0.65%	12
Texas	139	3.90%	94	1.72%	88	2.76%	245	2.63%	102
Utah	20	0.72%	13	0.41%	17	0.67%	55	0.73%	20
Virginia	73	3.48%	65	3.04%	52	3.12%	135	2.84%	42
Vermont	4	0.10%	2	0.07%	0	0.00%	7	0.13%	2
Washington	52	2.39%	39	1.53%	39	2.07%	165	2.75%	35
Wisconsin	17	0.60%	9	0.24%	10	0.49%	56	0.53%	9
West Virginia	5	0.16%	0	0.00%	3	0.09%	13	0.17%	3
Wyoming	4	0.13%	1	0.02%	3	0.07%	2	0.03%	1
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:		WMALT 06-3		WMALT 06-2		WMALT 06-1		WMALT 05-11
Mortgage Loan Characteristics as of Pool Settlement Date (1):		3/29/2006		2/27/2006		1/30/2006		12/28/2005

Number of Mortgage Loans		1,780		1,496		3,220		618
Aggregate Principal Balance		$541,914,037.46		$494,071,750.82		$778,687,290.36		$350,726,893.91
Approximate Weighted Average Mortgage Interest Rate		6.71%		6.59%		6.60%		6.36%

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Range Mortgage Interest Rates:	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
4.001 - 5.000%	0.00%	7	0.22%	1	0.09%	1	0.02%	0	0.00%
5.001 - 6.000%	2.01%	142	7.59%	132	9.79%	399	14.53%	178	28.10%
6.001 - 7.000%	44.23%	1,265	73.19%	1,103	78.28%	2,119	69.36%	408	66.48%
7.001 - 8.000%	48.16%	357	18.09%	238	10.93%	649	14.73%	30	5.12%
8.001 - 9.000%	5.53%	9	0.91%	22	0.91%	45	1.24%	2	0.30%
9.001 or Greater%	0.07%	0	0.00%	0	0.00%	7	0.13%	0	0.00%

Approximate Weighted Average Original Term (in months)		342.22		359		353.83		360
Approximate Weighted Average Remaining Term (in months)		340.09		357.42		351.96		358.24
Approximate Weighted Average Loan-To-Value Ratio		72.97%		72.84%		73.49%		71.95%
Approximate Weighted Average Credit Score (2)		706.89		724.11		709.71		726.29
Minimum Credit Score (2)		553		616		584		621
Maximum Credit Score (2)		817		840		818		818

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Property Type	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	55.95%	1,179	65.74%	919	60.99%	1,992	62.22%	452	72.72%
Duplex	10.89%	108	7.26%	103	5.69%	188	5.33%	16	2.85%
Triplex	5.04%	31	2.00%	24	1.35%	63	2.49%	4	1.06%
Fourplex	4.25%	26	1.42%	25	1.14%	66	2.21%	1	0.24%
Townhouse	0.35%	10	0.40%	15	0.57%	13	0.25%	1	0.17%
Low Rise Condominium - 1-3 Stories	7.36%	133	5.82%	115	6.05%	240	6.12%	29	4.14%
Planned Unit Development	14.15%	264	15.63%	276	22.95%	556	18.16%	109	17.84%
Housing Cooperative	0.60%	8	0.56%	6	0.30%	4	0.17%	1	0.20%
Other	1.40%	21	1.16%	13	0.97%	98	3.03%	5	0.78%

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Loan Purpose	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	44.31%	752	43.07%	710	46.77%	1,830	52.46%	248	39.69%
Rate/Term Refinance	12.89%	300	16.89%	229	15.95%	391	13.03%	76	12.83%
Cash Out Refinance	42.80%	728	40.05%	557	37.27%	999	34.51%	294	47.48%
Other	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Geographic Concentration (3)	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	0.26%	5	0.34%	7	0.27%	13	0.33%	0	0.00%
Alaska	0.11%	0	0.00%	1	0.03%	2	0.05%	1	0.19%
Arizona	3.94%	77	4.41%	81	4.38%	183	5.61%	19	2.61%
Arkansas	0.24%	5	0.17%	3	0.04%	14	0.20%	0	0.00%
California	23.76%	426	31.73%	432	40.57%	542	27.75%	275	43.41%
Colorado	1.78%	65	3.26%	63	4.46%	139	3.81%	14	2.03%
Connecticut	1.24%	23	1.08%	16	0.83%	32	0.77%	8	1.96%
Delaware	0.33%	4	0.14%	2	0.07%	8	0.18%	0	0.00%
District Of Columbia	0.32%	5	0.33%	4	0.43%	7	0.28%	5	0.81%
Florida	8.69%	138	6.09%	151	8.73%	309	8.55%	32	5.39%
Georgia	1.92%	22	0.80%	27	1.55%	86	1.93%	9	1.44%
Hawaii	0.93%	7	0.61%	4	0.25%	23	0.83%	7	1.74%
Idaho	0.49%	20	0.51%	20	0.81%	48	0.88%	1	0.18%
Illinois	3.75%	56	2.73%	24	1.47%	105	2.88%	12	2.08%
Indiana	0.67%	20	0.59%	6	0.21%	31	0.36%	0	0.00%
Iowa	0.19%	4	0.13%	3	0.05%	9	0.11%	0	0.00%
Kansas	0.37%	10	0.26%	6	0.23%	36	0.66%	0	0.00%
Kentucky	0.17%	7	0.16%	4	0.08%	13	0.25%	0	0.00%
Louisiana	0.45%	6	0.17%	10	0.20%	32	0.59%	0	0.00%
Maine	0.14%	3	0.10%	6	0.28%	5	0.20%	0	0.00%
Maryland	4.40%	35	2.26%	39	3.19%	89	3.02%	25	4.12%
Massachusetts	2.41%	25	1.91%	20	1.52%	67	2.48%	10	1.44%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:		WMALT 06-3		WMALT 06-2		WMALT 06-1		WMALT 05-11
Mortgage Loan Characteristics as of Pool Settlement Date (1):		3/29/2006		2/27/2006		1/30/2006		12/28/2005

Michigan	1.52%	47	1.78%	39	1.35%	46	0.92%	16	2.33%
Minnesota	0.57%	28	0.88%	23	1.57%	43	0.99%	6	0.83%
Mississippi	0.03%	2	0.04%	2	0.07%	1	0.01%	0	0.00%
Missouri	0.81%	26	1.05%	20	0.46%	83	1.23%	1	0.14%
Montana	0.33%	1	0.08%	2	0.17%	18	0.58%	5	0.85%
Nebraska	0.14%	4	0.08%	5	0.10%	5	0.12%	0	0.00%
Nevada	1.52%	25	1.56%	25	2.00%	53	1.84%	11	1.66%
New Hampshire	0.48%	7	0.42%	4	0.13%	18	0.53%	0	0.00%
New Jersey	8.16%	65	5.44%	41	2.67%	76	3.27%	19	3.31%
New Mexico	0.53%	6	0.40%	11	0.32%	22	0.66%	1	0.14%
New York	14.38%	175	14.84%	77	7.21%	150	7.52%	60	10.33%
North Carolina	1.07%	23	0.98%	18	0.73%	42	0.95%	7	1.01%
North Dakota	0.00%	2	0.05%	0	0.00%	1	0.02%	0	0.00%
Ohio	1.24%	39	1.08%	32	0.69%	79	1.25%	2	0.27%
Oklahoma	0.27%	12	0.26%	9	0.18%	12	0.16%	0	0.00%
Oregon	2.20%	48	2.08%	22	1.20%	109	2.97%	11	1.60%
Pennsylvania	1.02%	38	1.27%	20	1.12%	66	1.31%	3	0.42%
Rhode Island	0.68%	4	0.20%	4	0.21%	8	0.20%	0	0.00%
South Carolina	0.61%	3	0.06%	9	0.46%	23	0.53%	2	0.38%
South Dakota	0.05%	4	0.23%	1	0.03%	13	0.16%	0	0.00%
Tennessee	0.29%	10	0.48%	13	0.33%	32	0.56%	0	0.00%
Texas	2.15%	92	2.53%	71	2.61%	243	4.31%	6	0.91%
Utah	0.68%	25	0.79%	20	0.75%	64	1.59%	2	0.29%
Virginia	2.68%	38	2.01%	36	2.59%	53	2.10%	31	5.34%
Vermont	0.05%	3	0.06%	2	0.13%	2	0.09%	0	0.00%
Washington	1.66%	76	3.16%	54	3.12%	142	3.94%	13	2.07%
Wisconsin	0.22%	11	0.36%	5	0.14%	14	0.32%	1	0.20%
West Virginia	0.09%	2	0.06%	2	0.05%	3	0.05%	1	0.17%
Wyoming	0.02%	1	0.02%	0	0.00%	6	0.09%	2	0.36%
Other	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:	WMALT 05-10		WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6
Mortgage Loan Characteristics as of Pool Settlement Date (1):	11/29/2005		10/27/2005		9/29/2005		8/26/2005		7/28/2005

Number of Mortgage Loans	2,569		2,081		2,713		2,377		1,418
Aggregate Principal Balance	$682,738,004.24		$533,783,684.04		$738,807,669.85		$528,707,287.04		$478,049,852.63
Approximate Weighted Average Mortgage Interest Rate	6.34%		6.24%		6.00%		6.20%		6.23%

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0
3.001 - 4.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0
4.001 - 5.000%	3	0.17%	11	0.19%	5	0.29%	2	0.06%	0
5.001 - 6.000%	753	32.52%	731	37.98%	1,542	62.54%	1,098	51.67%	498
6.001 - 7.000%	1,508	58.84%	1,247	59.01%	1,110	36.03%	1,002	40.64%	910
7.001 - 8.000%	266	7.43%	88	2.76%	49	1.02%	264	7.35%	7
8.001 - 9.000%	35	0.97%	3	0.05%	5	0.10%	11	0.27%	3
9.001 or Greater%	4	0.07%	1	0.01%	2	0.02%	0	0.00%	0

Approximate Weighted Average Original Term (in months)	350.78		351.98		348.79		359.48		359.51
Approximate Weighted Average Remaining Term (in months)	348.89		350.47		347.19		357.32		357.66
Approximate Weighted Average Loan-To-Value Ratio	73.82%		70.68%		70.49%		71.97%		71.19%
Approximate Weighted Average Credit Score (2)	722.33		722.37		727.24		723		727.28
Minimum Credit Score (2)	613		581		560		607		520
Maximum Credit Score (2)	821		816		821		818		817

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
Single Family Residence	1,637	65.79%	1,377	66.59%	1,812	67.57%	1,605	65.43%	953
Duplex	141	6.00%	144	6.39%	94	3.40%	139	5.97%	64
Triplex	52	2.05%	30	1.48%	22	0.90%	36	1.97%	9
Fourplex	33	1.30%	35	1.86%	28	0.96%	48	2.22%	10
Townhouse	18	0.45%	10	0.25%	16	0.33%	9	0.21%	6
Low Rise Condominium - 1-3 Stories	204	6.07%	204	7.85%	198	6.64%	167	5.84%	99
Planned Unit Development	461	17.41%	265	14.77%	522	19.39%	354	17.25%	268
Housing Cooperative	13	0.49%	9	0.32%	8	0.33%	10	0.46%	5
Other	10	0.45%	7	0.50%	13	0.48%	9	0.63%	4

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
Purchase/Construction To Perm	1,525	54.94%	969	43.32%	1,258	41.21%	1,192	48.55%	698
Rate/Term Refinance	306	12.50%	303	13.59%	423	16.81%	292	12.21%	189
Cash Out Refinance	738	32.56%	809	43.09%	1,032	41.99%	893	39.25%	531
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0

	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans
Alabama	4	0.08%	10	0.25%	8	0.15%	15	0.37%	3
Alaska	2	0.06%	0	0.00%	1	0.01%	0	0.00%	0
Arizona	153	4.97%	86	4.01%	165	5.32%	63	2.54%	92
Arkansas	6	0.11%	9	0.27%	17	0.31%	25	0.73%	5
California	473	27.98%	697	44.99%	687	35.16%	428	28.45%	443
Colorado	119	3.90%	68	3.16%	112	3.53%	73	3.07%	44
Connecticut	45	1.66%	20	1.02%	27	1.28%	18	0.56%	13
Delaware	10	0.22%	4	0.08%	5	0.19%	7	0.22%	3
District Of Columbia	4	0.23%	7	0.33%	5	0.29%	3	0.18%	0
Florida	276	8.36%	190	7.42%	215	6.35%	216	8.02%	112
Georgia	75	2.19%	55	2.06%	65	1.84%	51	1.61%	13
Hawaii	5	0.32%	1	0.03%	14	0.72%	5	0.47%	2
Idaho	7	0.16%	11	0.25%	14	0.58%	16	0.54%	10
Illinois	69	2.35%	57	1.93%	82	2.52%	142	5.20%	38
Indiana	32	0.45%	28	0.55%	39	0.75%	30	0.66%	8
Iowa	13	0.19%	3	0.05%	11	0.16%	13	0.31%	3
Kansas	30	0.61%	17	0.32%	32	0.59%	28	0.77%	15
Kentucky	9	0.23%	12	0.24%	13	0.23%	16	0.39%	4
Louisiana	11	0.34%	4	0.12%	0	0.00%	8	0.19%	9
Maine	3	0.05%	2	0.07%	7	0.23%	6	0.16%	1
Maryland	38	1.81%	31	1.41%	40	1.82%	51	2.50%	20
Massachusetts	41	1.85%	31	1.95%	57	2.68%	43	1.91%	33

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:	WMALT 05-10		WMALT 05-9		WAMLT 05-8		WMALT 05-7		WMALT 05 -6
Mortgage Loan Characteristics as of Pool Settlement Date (1):	11/29/2005		10/27/2005		9/29/2005		8/26/2005		7/28/2005

Michigan	50	1.41%	34	0.94%	67	1.41%	75	2.33%	23
Minnesota	44	1.65%	22	0.92%	43	1.25%	44	1.70%	30
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0
Missouri	46	1.00%	39	0.96%	75	1.68%	99	2.32%	19
Montana	5	0.22%	6	0.33%	19	0.62%	16	0.60%	4
Nebraska	7	0.11%	7	0.16%	3	0.04%	24	0.53%	2
Nevada	50	2.32%	30	1.62%	43	1.62%	36	1.71%	17
New Hampshire	12	0.53%	8	0.24%	15	0.42%	21	0.90%	13
New Jersey	50	2.37%	44	3.03%	58	2.99%	57	3.01%	26
New Mexico	21	0.68%	12	0.24%	14	0.29%	14	0.40%	5
New York	204	12.97%	77	5.08%	116	6.16%	115	7.16%	88
North Carolina	53	1.34%	27	0.90%	39	0.88%	38	1.15%	19
North Dakota	0	0.00%	5	0.07%	4	0.06%	3	0.06%	1
Ohio	49	0.96%	38	0.85%	66	1.64%	85	2.17%	19
Oklahoma	6	0.19%	9	0.13%	9	0.14%	16	0.31%	9
Oregon	46	1.73%	47	2.35%	72	2.30%	69	2.58%	54
Pennsylvania	39	1.05%	22	0.90%	33	0.94%	38	1.03%	21
Rhode Island	10	0.34%	2	0.10%	14	0.44%	4	0.18%	1
South Carolina	10	0.26%	10	0.31%	14	0.48%	18	0.69%	14
South Dakota	6	0.20%	23	0.50%	9	0.13%	12	0.24%	3
Tennessee	43	0.83%	35	0.75%	15	0.32%	20	0.47%	4
Texas	167	3.13%	82	1.89%	154	3.65%	125	3.59%	62
Utah	37	1.01%	22	0.72%	25	0.77%	8	0.26%	8
Virginia	49	2.40%	31	1.51%	44	2.28%	44	2.42%	22
Vermont	2	0.06%	4	0.14%	1	0.08%	2	0.07%	3
Washington	121	4.69%	89	4.27%	117	4.02%	93	4.03%	66
Wisconsin	14	0.37%	9	0.37%	17	0.55%	31	0.86%	12
West Virginia	3	0.08%	1	0.03%	5	0.08%	4	0.09%	0
Wyoming	0	0.00%	3	0.18%	6	0.08%	9	0.29%	2
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:		WMALT 05-5		WMALT 05-4		WMALT 05-3		WMALT 05-2
Mortgage Loan Characteristics as of Pool Settlement Date (1):		6/28/2005		5/25/2005		4/26/2005		3/28/2005

Number of Mortgage Loans		2,723		5,430		2,448		2,218
Aggregate Principal Balance		$530,406,085.76		$1,077,859,139.88		$540,282,555.09		$452,135,715.78
Approximate Weighted Average Mortgage Interest Rate		6.10%		6.05%		6.06%		6.08%

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Range Mortgage Interest Rates:	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
4.001 - 5.000%	0.00%	0	0.00%	21	0.49%	0	0.00%	8	0.42%
5.001 - 6.000%	37.74%	1,271	49.08%	2,931	59.06%	1,400	61.51%	1,136	55.45%
6.001 - 7.000%	61.46%	1,438	50.56%	2,391	39.13%	979	36.12%	1,055	43.41%
7.001 - 8.000%	0.58%	14	0.36%	81	1.14%	68	2.25%	19	0.72%
8.001 - 9.000%	0.22%	0	0.00%	6	0.18%	1	0.12%	0	0.00%
9.001 or Greater%	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)		359.33		340.71		359.13		347.96
Approximate Weighted Average Remaining Term (in months)		358.2		339.31		357.65		346.57
Approximate Weighted Average Loan-To-Value Ratio		71.04%		70.12%		70.56%		70.98%
Approximate Weighted Average Credit Score (2)		724.76		720.38		719.39		717.46
Minimum Credit Score (2)		520		575		616		609
Maximum Credit Score (2)		821		818		817		819

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Property Type	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	67.39%	1,864	67.46%	3,729	66.94%	1,462	58.62%	1,411	63.33%
Duplex	4.52%	101	4.45%	441	7.35%	157	8.14%	132	6.22%
Triplex	0.70%	22	1.23%	98	2.16%	41	2.58%	34	1.64%
Fourplex	0.42%	18	0.96%	103	2.58%	47	2.62%	56	2.78%
Townhouse	0.24%	20	0.81%	17	0.36%	17	0.76%	20	0.63%
Low Rise Condominium - 1-3 Stories	5.69%	198	6.93%	412	6.84%	159	5.02%	170	6.39%
Planned Unit Development	20.18%	485	17.64%	605	13.20%	538	21.36%	384	18.54%
Housing Cooperative	0.46%	8	0.19%	13	0.25%	18	0.58%	8	0.38%
Other	0.40%	7	0.34%	12	0.33%	9	0.30%	3	0.10%

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Loan Purpose	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	47.02%	1,254	43.90%	2,010	35.52%	1,149	42.48%	914	37.44%
Rate/Term Refinance	13.61%	327	11.90%	1,042	18.27%	399	16.54%	420	18.71%
Cash Out Refinance	39.37%	1,142	44.19%	2,378	46.21%	900	40.98%	884	43.85%
Other	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate	Number of Mortage	Percentage of Aggregate
Geographic Concentration (3)	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	0.18%	14	0.31%	43	0.38%	19	0.41%	4	0.08%
Alaska	0.00%	2	0.09%	4	0.07%	1	0.03%	0	0.00%
Arizona	5.27%	210	7.01%	364	6.11%	281	9.22%	214	8.54%
Arkansas	0.14%	16	0.34%	49	0.49%	4	0.10%	10	0.33%
California	42.58%	632	29.84%	1,224	33.47%	573	31.20%	469	30.41%
Colorado	2.86%	174	6.23%	169	3.38%	104	3.97%	80	3.59%
Connecticut	0.99%	28	1.26%	45	0.76%	12	0.59%	22	1.07%
Delaware	0.19%	4	0.11%	5	0.09%	3	0.11%	2	0.11%
District Of Columbia	0.00%	1	0.10%	8	0.10%	1	0.05%	0	0.00%
Florida	6.64%	140	4.65%	361	5.49%	156	5.59%	167	6.52%
Georgia	0.84%	46	1.52%	96	1.16%	46	1.57%	46	2.00%
Hawaii	0.19%	20	1.15%	37	1.08%	33	2.14%	20	1.25%
Idaho	0.74%	25	0.61%	26	0.34%	7	0.18%	9	0.25%
Illinois	1.94%	111	4.04%	268	4.82%	82	3.21%	137	5.56%
Indiana	0.42%	9	0.24%	38	0.32%	12	0.22%	15	0.40%
Iowa	0.15%	12	0.21%	34	0.32%	5	0.09%	7	0.26%
Kansas	0.74%	43	1.24%	55	0.61%	23	0.52%	18	0.63%
Kentucky	0.05%	14	0.36%	42	0.37%	4	0.06%	7	0.18%
Louisiana	0.31%	12	0.24%	35	0.44%	9	0.37%	8	0.22%
Maine	0.04%	4	0.10%	20	0.30%	11	0.35%	5	0.22%
Maryland	1.43%	39	1.56%	79	1.54%	33	1.41%	32	1.35%
Massachusetts	2.28%	34	1.68%	86	2.05%	34	1.65%	52	2.84%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:		WMALT 05-5		WMALT 05-4		WMALT 05-3		WMALT 05-2
Mortgage Loan Characteristics as of Pool Settlement Date (1):		6/28/2005		5/25/2005		4/26/2005		3/28/2005

Michigan	0.86%	71	1.99%	176	2.10%	26	0.64%	64	2.18%
Minnesota	1.44%	57	1.90%	74	1.33%	27	0.85%	52	2.23%
Mississippi	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	0.61%	75	1.98%	192	2.10%	56	1.58%	48	1.40%
Montana	0.48%	10	0.31%	21	0.36%	7	0.27%	10	0.42%
Nebraska	0.05%	10	0.30%	47	0.50%	1	0.02%	5	0.15%
Nevada	1.11%	44	1.69%	86	1.67%	66	2.81%	46	2.16%
New Hampshire	0.73%	15	0.58%	44	0.90%	18	0.66%	18	0.89%
New Jersey	1.98%	49	2.16%	158	3.33%	58	2.92%	39	2.20%
New Mexico	0.17%	17	0.48%	54	0.70%	47	1.52%	25	0.92%
New York	8.83%	86	4.33%	181	5.05%	160	9.57%	59	3.41%
North Carolina	0.58%	55	1.57%	83	1.14%	55	1.72%	34	1.22%
North Dakota	0.03%	4	0.07%	11	0.12%	0	0.00%	0	0.00%
Ohio	0.65%	44	1.15%	85	0.86%	31	0.71%	62	1.98%
Oklahoma	0.15%	12	0.23%	35	0.36%	12	0.26%	13	0.38%
Oregon	3.56%	68	2.22%	125	2.04%	44	1.40%	52	2.18%
Pennsylvania	1.10%	31	0.89%	124	1.52%	44	1.13%	34	1.03%
Rhode Island	0.09%	6	0.21%	20	0.43%	4	0.17%	8	0.35%
South Carolina	0.99%	10	0.27%	31	0.41%	19	0.62%	8	0.23%
South Dakota	0.06%	22	0.50%	28	0.30%	3	0.05%	11	0.43%
Tennessee	0.12%	13	0.34%	58	0.46%	16	0.43%	11	0.38%
Texas	2.27%	230	6.49%	265	3.42%	159	4.28%	134	3.76%
Utah	0.35%	17	0.41%	44	0.62%	24	0.83%	17	0.53%
Virginia	1.59%	35	1.37%	74	1.27%	22	0.92%	30	1.27%
Vermont	0.14%	2	0.06%	5	0.08%	4	0.15%	3	0.13%
Washington	3.47%	126	4.90%	218	3.96%	64	2.65%	62	2.92%
Wisconsin	0.57%	20	0.58%	91	1.17%	27	0.77%	42	1.25%
West Virginia	0.00%	2	0.06%	6	0.10%	1	0.02%	5	0.11%
Wyoming	0.07%	2	0.05%	6	0.05%	0	0.00%	2	0.07%
Other	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:	WMALT 05-1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	2/25/2005

Number of Mortgage Loans	2,790
Aggregate Principal Balance	$490,803,051.27
Approximate Weighted Average Mortgage Interest Rate	6.09%

	Number of Mortage	Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance
0.000 - 2.000%	0	0.00%
2.001 - 3.000%	0	0.00%
3.001 - 4.000%	0	0.00%
4.001 - 5.000%	16	0.59%
5.001 - 6.000%	1,413	50.87%
6.001 - 7.000%	1,349	48.13%
7.001 - 8.000%	12	0.41%
8.001 - 9.000%	0	0.00%
9.001 or Greater%	0	0.00%

Approximate Weighted Average Original Term (in months)	341.09
Approximate Weighted Average Remaining Term (in months)	339.32
Approximate Weighted Average Loan-To-Value Ratio	69.99%
Approximate Weighted Average Credit Score (2)	715.97
Minimum Credit Score (2)	551
Maximum Credit Score (2)	817

	Number of Mortage	Percentage of Aggregate
Property Type	Loans	Pool Balance
Single Family Residence	1,873	64.65%
Duplex	261	9.63%
Triplex	66	3.22%
Fourplex	61	2.98%
Townhouse	16	0.43%
Low Rise Condominium - 1-3 Stories	210	6.22%
Planned Unit Development	289	12.30%
Housing Cooperative	2	0.13%
Other	12	0.43%

	Number of Mortage	Percentage of Aggregate
Loan Purpose	Loans	Pool Balance
Purchase/Construction To Perm	1,165	38.30%
Rate/Term Refinance	558	18.60%
Cash Out Refinance	1,067	43.09%
Other	0	0.00%

	Number of Mortage	Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance
Alabama	24	0.57%
Alaska	6	0.25%
Arizona	198	6.66%
Arkansas	25	0.49%
California	590	29.67%
Colorado	77	3.23%
Connecticut	18	0.77%
Delaware	6	0.21%
District Of Columbia	6	0.26%
Florida	154	5.03%
Georgia	48	1.17%
Hawaii	31	2.05%
Idaho	16	0.26%
Illinois	167	5.99%
Indiana	18	0.37%
Iowa	18	0.33%
Kansas	38	0.94%
Kentucky	22	0.42%
Louisiana	15	0.40%
Maine	16	0.55%
Maryland	34	1.24%
Massachusetts	43	2.14%

Asset Class Description: WMMSC CONDUIT COLLATERAL-FIXED RATE ALT A
10/27/2006 12:00

Series Designation for Prior Securitied Pools:	WMALT 05-1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	2/25/2005

Michigan	101	2.69%
Minnesota	31	0.94%
Mississippi	0	0.00%
Missouri	95	2.09%
Montana	16	0.62%
Nebraska	26	0.53%
Nevada	38	1.40%
New Hampshire	40	1.62%
New Jersey	99	4.46%
New Mexico	47	1.22%
New York	98	5.89%
North Carolina	55	1.36%
North Dakota	5	0.10%
Ohio	31	0.65%
Oklahoma	18	0.32%
Oregon	42	1.21%
Pennsylvania	81	1.96%
Rhode Island	13	0.46%
South Carolina	19	0.51%
South Dakota	16	0.44%
Tennessee	46	0.70%
Texas	132	2.72%
Utah	26	0.74%
Virginia	47	1.33%
Vermont	8	0.35%
Washington	60	1.83%
Wisconsin	23	0.67%
West Virginia	4	0.13%
Wyoming	3	0.05%
Other	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 06-AR12		WAMU 06-AR10		WAMU 06-AR8		WAMU 06-AR6		WAMU 06-AR2
	9/26/2006		8/23/2006		7/25/2006		6/26/2006		2/17/2006

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	2,321	$1,713,379,386.21	1,824	$1,343,223,942.25	1,684	$1,221,650,787.56	642	$447,861,248.40	455	$322,351,638.00
Total Mortgage Loans at End of Period	2,300	$1,689,961,694.35	1,781	$1,303,338,303.88	1,629	$1,167,642,221.45	633	$439,988,242.94	448	$316,548,270.44
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	17	$11,339,052.98	19	$15,520,143.96	10	$9,389,326.41	2	$1,245,700.00	3	$1,826,429.87
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	17	$11,339,052.98	19	$15,520,143.96	10	$9,389,326.41	2	$1,245,700.00	3	$1,826,429.87
Delinquency Rate (2)	0.74%	0.67%	1.07%	1.19%	0.61%	0.80%	0.32%	0.28%	0.67%	0.58%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.36%		2.96%		4.41%		1.75%		1.79%
Cumulative Prepayment Ratio (12)		1.36%		2.96%		4.41%		2.70%		5.54%

**Notes:

* If the cut-off date for a prior securitized pool occurs after the beginning of the specified period, then such cut-off date is deemed to be the beginning of the specified period for such prior securitized pool.

(1) The indicated periods of delinquency reflect the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for the purpose of this table until one month has passed after the related due date. Any mortgage loan with respect to which the servicer has arranged a schedule for payment of any delinquent installments may be considered delinquent for the purpose of this table even if the mortgage loan is current under such schedule. A mortgage loan is no longer considered delinquent once foreclosure proceedings have begun.

(2)	Total delinquent mortgage loans, expressed as a percentage of total mortgage loans at the end of the specified period.

(3)	Includes mortgage loans for which foreclosure proceedings had been instituted or for which the related property had been acquired as of the end of the specified period.

(4)	Foreclosures and REO, expressed as a percentage of total mortgage loans at the end of the specified period.

(5)	The aggregate Gross Losses for the mortgage loans that were liquidated during the specified period. As used in this table, Gross Loss means, for each mortgage loan that was liquidated during the specified period, the excess, if any, of (a) the sum of (i) the outstanding principal balance of the mortgage loan immediately before liquidation plus accrued interest not previously paid or advanced and (ii) all previously unreimbursed advances of principal, interest or reimbursable servicing expenses with respect to the mortgage loan that were reimbursed in connection with such liquidation over (b) all amounts received in connection with the liquidation of the mortgage loan, including insurance such as primary mortgage insurance or ordinary hazard insurance) available solely for the mortgage loan or the related mortgaged prope rty.

(6) As used in this table, Aggregate Subsequent Recoveries/Losses means the aggregate Subsequent Recoveries received by the servicer during the specified period, reduced by the aggregate Subsequent Losses incurred during the specified period (expressed as a negative number in the event that the aggregate Subsequent Losses exceed the aggregate Subsequent Recoveries) . As used in this table, with respect to each mortgage loan that was liquidated during or prior to the specified period, Subsequent Recoveries means any amounts received by the servicer with respect to such mortgage loan after such mortgage loan was liquidated, and Subsequent Losses means any reimbursable servicing expenses with respect to such mortgage loan that were reimbursed after such mortgage loan was liquidated.

(7) As used in this table, Aggregate Net Losses means the aggregate Gross Losses for the mortgage loans that were liquidated during the specified period, reduced by (or, if Aggregate Subsequent Recoveries/Losses is a negative number, increased by) Aggregate Subsequent Recoveries/Losses for the specified period.

(8) The average Net Loss on the mortgage loans that were liquidated and that experienced a Gross Loss during the specified period. As used in this table, Net Loss means, for each mortgage loan that experienced a Gross Loss, such Gross Loss, reduced by any Subsequent Recoveries received for such mortgage loan during the specified period, and increased by any Subsequent Losses incurred with respect to such mortgage loan during the specified period.

(9)	Aggregate Net Losses, expressed as a percentage of total mortgage loans at the beginning of the specified period.

(10)	The sum of Aggregate Net Losses for the specified period and for all prior periods since the pool cut-off date, expressed as a percentage of total mortgage loans as of the pool cut-off date.

(11)	The sum of (a) the aggregate amount of prepayments in full on the mortgage loans including liquidations) from the 15th day of the first calendar month of the specified period (or, if the specified period is the first period since the pool cut-off date, then from the pool cut-off date) through the 14th day of the calendar month immediately succeeding the specified period and (b) the aggregate amount of partial prepayments on the mortgage loans during the specified period, such sum expressed as a percentage of the aggregate principal balance of the mortgage loans as of the first day of the specified period (after deducting the scheduled principal payments due on or before that date, partial prepayments received before that date and prepayments in full received on or before the 14th day of the first calendar month of the specified period).

(12) The sum of (a) the aggregate amount of prepayments in full on the mortgage loans including liquidations) from the pool cut-off date through the 14th day of the calendar month immediately succeeding the specified period and (b) the aggregate amount of partial prepayments on the mortgage loans from the pool cut-off date through the last day the specified period, such sum expressed as a percentage of the aggregate principal balance of the mortgage loans as of the pool cut-off date (after deducting the scheduled principal payments due on or before that date, partial prepayments received before that date and prepayments in full received before that date).

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 06-AR12		WAMU 06-AR10		WAMU 06-AR8		WAMU 06-AR6		WAMU 06-AR2
	9/26/2006		8/23/2006		7/25/2006		6/26/2006		2/17/2006

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period							647	$452,286,241.25	462	$329,370,982.33
Total Mortgage Loans at End of Period							642	$447,861,248.40	455	$322,351,638.00
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days							0	$0.00	2	$950,694.09
60-89 Days							0	$0.00	0	$0.00
90-119 Days							0	$0.00	0	$0.00
120 Days or More							0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period							0	$0.00	2	$950,694.09
Delinquency Rate (2)							0.00%	0.00%	0.44%	0.29%
Foreclosure at End of Period (3)							0	$0.00	0	$0.00
Foreclosure Ratio (4)							0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)							0	$0.00	0	$0.00
REO Ratio (4)							0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)								$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)								$0.00		$0.00
Aggregate Net Losses (7)								$0.00		$0.00
Average Net Loss (8)								$0.00		$0.00
Aggregate Net Loss Ratio (9)								0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)								0.00%		0.00%
Prepayment Ratio (11)								0.97%		2.12%
Cumulative Prepayment Ratio (12)								0.97%		3.82%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 06-AR12		WAMU 06-AR10		WAMU 06-AR8		WAMU 06-AR6		WAMU 06-AR2
	9/26/2006		8/23/2006		7/25/2006		6/26/2006		2/17/2006

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period									471	$335,256,076.08
Total Mortgage Loans at End of Period									462	$329,370,982.33
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days									1	$652,000.00
60-89 Days									0	$0.00
90-119 Days									0	$0.00
120 Days or More									0	$0.00
Total Delinquent Mortgage Loans at End of Period									1	$652,000.00
Delinquency Rate (2)									0.22%	0.20%
Foreclosure at End of Period (3)									0	$0.00
Foreclosure Ratio (4)									0.00%	0.00%
REO at End of Period (3)									0	$0.00
REO Ratio (4)									0.00%	0.00%
Aggregate Gross Losses (5)										$0.00
Aggregate Subsequent Recoveries/Losses (6)										$0.00
Aggregate Net Losses (7)										$0.00
Average Net Loss (8)										$0.00
Aggregate Net Loss Ratio (9)										0.00%
Cumulative Aggregate Net Loss Ratio (10)										0.00%
Prepayment Ratio (11)										1.75%
Cumulative Prepayment Ratio (12)										1.75%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR18		WAMU 05-AR16		WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10
	12/22/2005		11/23/2005		10/26/2005		8/26/2005		7/26/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	1,377	$948,104,809.43	1,194	$860,599,401.95	2,082	$1,354,055,660.39	1,555	$980,229,474.18	1,376	$848,445,013.25
Total Mortgage Loans at End of Period	1,350	$925,985,653.86	1,170	$841,304,788.83	2,019	$1,305,346,764.94	1,521	$959,371,986.91	1,346	$828,193,339.30
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	16	$9,133,114.95	13	$8,516,749.01	18	$12,067,540.88	5	$2,474,948.44	3	$2,570,650.22
60-89 Days	0	$0.00	2	$1,031,441.00	0	$0.00	2	$2,304,811.20	1	$504,000.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	16	$9,133,114.95	15	$9,548,190.01	18	$12,067,540.88	7	$4,779,759.64	4	$3,074,650.22
Delinquency Rate (2)	1.19%	0.99%	1.28%	1.13%	0.89%	0.92%	0.46%	0.50%	0.30%	0.37%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.32%		2.21%		3.53%		2.11%		2.36%
Cumulative Prepayment Ratio (12)		7.27%		8.56%		9.77%		8.88%		11.21%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR18		WAMU 05-AR16		WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10
	12/22/2005		11/23/2005		10/26/2005		8/26/2005		7/26/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	1,409	$973,666,241.60	1,216	$878,616,593.20	2,127	$1,382,666,084.15	1,586	$1,004,058,820.22	1,405	$868,225,466.46
Total Mortgage Loans at End of Period	1,377	$948,104,809.43	1,194	$860,599,401.95	2,082	$1,354,055,660.39	1,555	$980,229,474.18	1,376	$848,445,013.25
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$3,758,991.09	6	$6,527,171.62	12	$6,473,970.28	5	$3,522,220.05	4	$2,616,630.56
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$504,000.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$3,758,991.09	6	$6,527,171.62	12	$6,473,970.28	5	$3,522,220.05	5	$3,120,630.56
Delinquency Rate (2)	0.44%	0.40%	0.50%	0.76%	0.58%	0.48%	0.32%	0.36%	0.36%	0.37%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.56%		1.67%		2.00%		2.36%		2.11%
Cumulative Prepayment Ratio (12)		5.07%		6.44%		6.47%		6.92%		9.07%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR18		WAMU 05-AR16		WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10
	12/22/2005		11/23/2005		10/26/2005		8/26/2005		7/26/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	1,433	$994,973,572.97	1,235	$902,236,597.51	2,174	$1,414,044,223.29	1,609	$1,019,358,714.97	1,427	$884,712,578.52
Total Mortgage Loans at End of Period	1,409	$973,666,241.60	1,216	$878,616,593.20	2,127	$1,382,666,084.15	1,586	$1,004,058,820.22	1,405	$868,225,466.46
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$4,140,000.00	5	$4,980,522.23	9	$6,012,986.74	3	$3,082,424.22	5	$2,877,743.11
60-89 Days	0	$0.00	0	$0.00	1	$700,000.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$1,200,000.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$4,140,000.00	5	$4,980,522.23	10	$6,712,986.74	3	$3,082,424.22	6	$4,077,743.11
Delinquency Rate (2)	0.43%	0.43%	0.41%	0.57%	0.47%	0.49%	0.19%	0.31%	0.43%	0.47%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.13%		2.53%		2.16%		1.49%		1.79%
Cumulative Prepayment Ratio (12)		2.58%		4.85%		4.56%		4.68%		7.12%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR18		WAMU 05-AR16		WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10
	12/22/2005		11/23/2005		10/26/2005		8/26/2005		7/26/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	1,437	$999,615,771.60	1,252	$924,385,186.87	2,208	$1,449,939,912.91	1,633	$1,039,048,676.86	1,456	$911,043,189.18
Total Mortgage Loans at End of Period	1,433	$994,973,572.97	1,235	$902,236,597.51	2,174	$1,414,044,223.29	1,609	$1,019,358,714.97	1,427	$884,712,578.52
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	10	$8,152,200.00	11	$8,522,093.52	6	$4,261,172.99	4	$3,167,310.92
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	1	$623,960.00	0	$0.00	1	$1,200,000.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	10	$8,152,200.00	12	$9,146,053.52	6	$4,261,172.99	5	$4,367,310.92
Delinquency Rate (2)	0.00%	0.00%	0.81%	0.90%	0.55%	0.65%	0.37%	0.42%	0.35%	0.49%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		0.46%		2.38%		2.45%		1.83%		2.86%
Cumulative Prepayment Ratio (12)		0.46%		2.38%		2.45%		3.24%		5.43%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR18		WAMU 05-AR16		WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10
	12/22/2005		11/23/2005		10/26/2005		8/26/2005		7/26/2005

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period							1,647	$1,054,246,240.91	1,488	$936,457,392.55
Total Mortgage Loans at End of Period							1,633	$1,039,048,676.86	1,456	$911,043,189.18
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days							11	$6,936,755.27	7	$5,068,683.63
60-89 Days							0	$0.00	0	$0.00
90-119 Days							0	$0.00	0	$0.00
120 Days or More							0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period							11	$6,936,755.27	7	$5,068,683.63
Delinquency Rate (2)							0.67%	0.67%	0.48%	0.56%
Foreclosure at End of Period (3)							0	$0.00	0	$0.00
Foreclosure Ratio (4)							0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)							0	$0.00	0	$0.00
REO Ratio (4)							0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)								$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)								$0.00		$0.00
Aggregate Net Losses (7)								$0.00		$0.00
Average Net Loss (8)								$0.00		$0.00
Aggregate Net Loss Ratio (9)								0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)								0.00%		0.00%
Prepayment Ratio (11)								1.43%		2.64%
Cumulative Prepayment Ratio (12)								1.43%		2.64%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	1,173	$721,287,314.56	669	$424,768,231.46	1,046	$634,909,058.86	988	$608,505,016.62	953	$584,229,197.95
Total Mortgage Loans at End of Period	1,147	$704,720,474.58	658	$416,687,316.20	1,021	$618,920,431.65	963	$590,856,701.16	935	$572,927,038.28
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$2,557,196.54	3	$1,547,054.39	4	$2,763,420.58	3	$2,246,163.35	6	$3,713,013.81
60-89 Days	3	$1,277,119.16	1	$546,400.00	0	$0.00	1	$573,032.09	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	1	$450,000.00	1	$714,000.00
Total Delinquent Mortgage Loans at End of Period	6	$3,834,315.70	4	$2,093,454.39	4	$2,763,420.58	5	$3,269,195.44	7	$4,427,013.81
Delinquency Rate (2)	0.52%	0.54%	0.61%	0.50%	0.39%	0.45%	0.52%	0.55%	0.75%	0.77%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$1,166,900.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.20%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.26%		1.88%		2.50%		2.88%		1.92%
Cumulative Prepayment Ratio (12)		17.03%		16.73%		17.43%		21.13%		18.09%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	1,202	$739,665,275.07	694	$440,258,132.14	1,074	$654,883,822.03	1,020	$630,270,814.24	980	$603,311,858.24
Total Mortgage Loans at End of Period	1,173	$721,287,314.56	669	$424,768,231.46	1,046	$634,909,058.86	988	$608,505,016.62	953	$584,229,197.95
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$3,355,468.13	1	$863,622.99	2	$847,955.56	6	$4,246,296.00	4	$2,501,714.42
60-89 Days	1	$604,000.00	0	$0.00	0	$0.00	2	$1,879,392.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$3,959,468.13	1	$863,622.99	2	$847,955.56	8	$6,125,688.00	4	$2,501,714.42
Delinquency Rate (2)	0.43%	0.55%	0.15%	0.20%	0.19%	0.13%	0.81%	1.01%	0.42%	0.43%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$450,000.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.07%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.46%		3.50%		3.03%		3.43%		3.15%
Cumulative Prepayment Ratio (12)		15.11%		15.14%		15.31%		18.80%		16.49%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	1,235	$761,879,211.79	716	$455,260,207.30	1,105	$678,412,730.83	1,054	$650,300,864.43	1,000	$615,924,072.05
Total Mortgage Loans at End of Period	1,202	$739,665,275.07	694	$440,258,132.14	1,074	$654,883,822.03	1,020	$630,270,814.24	980	$603,311,858.24
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,854,580.39	0	$0.00	3	$1,283,922.45	4	$2,515,000.00	3	$2,151,501.26
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$1,000,000.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$3,854,580.39	0	$0.00	3	$1,283,922.45	4	$2,515,000.00	3	$2,151,501.26
Delinquency Rate (2)	0.42%	0.52%	0.00%	0.00%	0.28%	0.20%	0.39%	0.40%	0.31%	0.36%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.89%		3.28%		3.45%		3.06%		2.03%
Cumulative Prepayment Ratio (12)		12.98%		12.06%		12.67%		15.92%		13.78%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	1,266	$785,731,900.19	737	$469,270,954.44	1,136	$699,404,856.86	1,090	$674,504,433.71	1,027	$635,226,433.56
Total Mortgage Loans at End of Period	1,235	$761,879,211.79	716	$455,260,207.30	1,105	$678,412,730.83	1,054	$650,300,864.43	1,000	$615,924,072.05
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$3,523,037.44	1	$642,256.13	4	$2,503,203.55	7	$3,857,452.81	4	$2,538,703.94
60-89 Days	0	$0.00	1	$1,207,820.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$3,523,037.44	2	$1,850,076.13	4	$2,503,203.55	7	$3,857,452.81	4	$2,538,703.94
Delinquency Rate (2)	0.40%	0.46%	0.28%	0.41%	0.36%	0.37%	0.66%	0.59%	0.40%	0.41%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.01%		2.97%		2.98%		3.57%		3.03%
Cumulative Prepayment Ratio (12)		10.39%		9.09%		9.55%		13.27%		11.99%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	1,309	$823,124,553.97	762	$487,993,052.68	1,169	$723,640,552.13	1,129	$701,962,391.13	1,064	$658,545,202.11
Total Mortgage Loans at End of Period	1,266	$785,731,900.19	737	$469,270,954.44	1,136	$699,404,856.86	1,090	$674,504,433.71	1,027	$635,226,433.56
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$2,269,259.37	1	$610,000.00	3	$1,934,667.08	3	$2,343,645.82	2	$1,065,686.31
60-89 Days	1	$1,094,588.21	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$3,363,847.58	1	$610,000.00	3	$1,934,667.08	3	$2,343,645.82	2	$1,065,686.31
Delinquency Rate (2)	0.32%	0.43%	0.14%	0.13%	0.26%	0.28%	0.28%	0.35%	0.19%	0.17%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.42%		3.82%		3.33%		3.89%		3.53%
Cumulative Prepayment Ratio (12)		7.62%		6.31%		6.77%		10.06%		9.24%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	1,345	$851,694,372.45	777	$501,075,885.91	1,193	$742,685,672.34	1,163	$730,893,964.87	1,092	$676,160,473.69
Total Mortgage Loans at End of Period	1,309	$823,124,553.97	762	$487,993,052.68	1,169	$723,640,552.13	1,129	$701,962,391.13	1,064	$658,545,202.11
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	1	$502,900.00	11	$5,749,088.83	8	$4,975,724.37	5	$2,863,788.49
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	1	$502,900.00	11	$5,749,088.83	8	$4,975,724.37	5	$2,863,788.49
Delinquency Rate (2)	0.00%	0.00%	0.13%	0.10%	0.94%	0.79%	0.71%	0.71%	0.47%	0.43%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.35%		2.59%		2.55%		3.94%		2.59%
Cumulative Prepayment Ratio (12)		3.35%		2.59%		3.56%		6.42%		5.93%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period					1,202	$750,504,106.41	1,186	$750,412,008.71	1,112	$691,626,600.66
Total Mortgage Loans at End of Period					1,193	$742,685,672.34	1,163	$730,893,964.87	1,092	$676,160,473.69
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days					0	$0.00	3	$1,693,000.00	4	$2,015,873.61
60-89 Days					0	$0.00	0	$0.00	0	$0.00
90-119 Days					0	$0.00	0	$0.00	1	$674,111.12
120 Days or More					0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period					0	$0.00	3	$1,693,000.00	5	$2,689,984.73
Delinquency Rate (2)					0.00%	0.00%	0.26%	0.23%	0.46%	0.40%
Foreclosure at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)						$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)						$0.00		$0.00		$0.00
Aggregate Net Losses (7)						$0.00		$0.00		$0.00
Average Net Loss (8)						$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)						0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)						0.00%		0.00%		0.00%
Prepayment Ratio (11)						1.04%		2.59%		2.22%
Cumulative Prepayment Ratio (12)						1.04%		2.59%		3.43%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3		WAMU 04-AR14
	6/23/2005		4/26/2005		3/24/2005		2/23/2005		12/20/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period									1,121	$700,280,019.33
Total Mortgage Loans at End of Period									1,112	$691,626,600.66
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days									0	$0.00
60-89 Days									0	$0.00
90-119 Days									0	$0.00
120 Days or More									0	$0.00
Total Delinquent Mortgage Loans at End of Period									0	$0.00
Delinquency Rate (2)									0.00%	0.00%
Foreclosure at End of Period (3)									0	$0.00
Foreclosure Ratio (4)									0.00%	0.00%
REO at End of Period (3)									0	$0.00
REO Ratio (4)									0.00%	0.00%
Aggregate Gross Losses (5)										$0.00
Aggregate Subsequent Recoveries/Losses (6)										$0.00
Aggregate Net Losses (7)										$0.00
Average Net Loss (8)										$0.00
Aggregate Net Loss Ratio (9)										0.00%
Cumulative Aggregate Net Loss Ratio (10)										0.00%
Prepayment Ratio (11)										1.23%
Cumulative Prepayment Ratio (12)										1.23%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	437	$262,880,847.40	952	$584,717,367.45	1,014	$703,839,235.40	580	$393,395,067.28	1,164	$803,459,866.45
Total Mortgage Loans at End of Period	414	$250,483,487.89	920	$565,499,044.90	997	$690,881,431.46	564	$383,299,995.27	1,133	$781,496,791.60
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,307,544.68	5	$2,866,334.19	2	$1,057,000.37	2	$1,616,400.00	5	$3,961,085.49
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$1,099,994.22
90-119 Days	1	$557,913.33	1	$630,000.00	1	$535,235.46	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$1,865,458.01	6	$3,496,334.19	3	$1,592,235.83	2	$1,616,400.00	6	$5,061,079.71
Delinquency Rate (2)	0.97%	0.74%	0.65%	0.62%	0.30%	0.23%	0.35%	0.42%	0.53%	0.65%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$344,000.00	1	$549,000.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.10%	0.05%	0.18%	0.14%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.68%		3.25%		1.82%		2.53%		2.71%
Cumulative Prepayment Ratio (12)		44.20%		33.66%		22.94%		23.03%		21.61%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	456	$274,722,589.73	983	$603,382,839.01	1,040	$723,727,788.69	596	$403,611,729.46	1,204	$832,173,232.21
Total Mortgage Loans at End of Period	437	$262,880,847.40	952	$584,717,367.45	1,014	$703,839,235.40	580	$393,395,067.28	1,164	$803,459,866.45
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$524,881.89	3	$2,154,888.14	2	$737,718.83	2	$2,160,881.58	5	$3,073,113.02
60-89 Days	0	$0.00	0	$0.00	0	$0.00	1	$549,000.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$524,881.89	3	$2,154,888.14	2	$737,718.83	3	$2,709,881.58	5	$3,073,113.02
Delinquency Rate (2)	0.23%	0.20%	0.32%	0.37%	0.20%	0.10%	0.52%	0.69%	0.43%	0.38%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.27%		3.04%		2.73%		2.50%		3.42%
Cumulative Prepayment Ratio (12)		41.47%		31.42%		21.52%		21.04%		19.43%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	472	$283,711,116.52	1,012	$622,525,481.52	1,062	$738,931,969.43	605	$413,110,443.51	1,223	$844,950,698.20
Total Mortgage Loans at End of Period	456	$274,722,589.73	983	$603,382,839.01	1,040	$723,727,788.69	596	$403,611,729.46	1,204	$832,173,232.21
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$988,470.60	4	$1,938,243.93	2	$1,435,025.17	2	$963,471.06	2	$1,252,693.90
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	1	$999,999.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	2	$988,470.60	5	$2,938,242.93	2	$1,435,025.17	2	$963,471.06	2	$1,252,693.90
Delinquency Rate (2)	0.44%	0.36%	0.51%	0.49%	0.19%	0.20%	0.34%	0.24%	0.17%	0.15%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.13%		3.04%		2.04%		2.27%		1.49%
Cumulative Prepayment Ratio (12)		38.87%		29.28%		19.32%		19.02%		16.58%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	486	$296,665,903.63	1,048	$647,448,725.99	1,099	$764,976,776.41	621	$423,710,330.93	1,254	$867,772,203.73
Total Mortgage Loans at End of Period	472	$283,711,116.52	1,012	$622,525,481.52	1,062	$738,931,969.43	605	$413,110,443.51	1,223	$844,950,698.20
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,873,391.53	7	$3,611,706.51	1	$982,079.54	2	$1,859,900.00	6	$4,509,816.17
60-89 Days	0	$0.00	0	$0.00	4	$2,860,143.19	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$373,462.52	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,873,391.53	8	$3,985,169.03	5	$3,842,222.73	2	$1,859,900.00	6	$4,509,816.17
Delinquency Rate (2)	0.85%	1.01%	0.79%	0.64%	0.47%	0.52%	0.33%	0.45%	0.49%	0.53%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.33%		3.82%		3.32%		2.47%		2.60%
Cumulative Prepayment Ratio (12)		36.90%		27.07%		17.65%		17.15%		15.33%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	522	$319,558,749.44	1,112	$686,435,070.54	1,140	$794,713,202.08	640	$436,175,083.67	1,302	$906,099,614.84
Total Mortgage Loans at End of Period	486	$296,665,903.63	1,048	$647,448,725.99	1,099	$764,976,776.41	621	$423,710,330.93	1,254	$867,772,203.73
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$1,754,433.33	4	$2,725,900.12	3	$2,044,229.88	1	$59,787.50	3	$1,958,878.46
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	1	$554,253.24	0	$0.00	1	$766,106.95	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	2	$1,754,433.33	5	$3,280,153.36	3	$2,044,229.88	2	$825,894.45	3	$1,958,878.46
Delinquency Rate (2)	0.41%	0.59%	0.48%	0.51%	0.27%	0.27%	0.32%	0.19%	0.24%	0.23%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		7.13%		5.65%		3.72%		2.82%		4.20%
Cumulative Prepayment Ratio (12)		34.05%		24.18%		14.82%		15.06%		13.07%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	564	$347,328,310.60	1,167	$718,898,811.46	1,183	$824,919,664.83	667	$455,057,976.05	1,342	$934,127,104.99
Total Mortgage Loans at End of Period	522	$319,558,749.44	1,112	$686,435,070.54	1,140	$794,713,202.08	640	$436,175,083.67	1,302	$906,099,614.84
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$1,302,795.82	2	$811,478.00	8	$4,570,329.48	1	$1,091,993.79	2	$1,159,843.63
60-89 Days	0	$0.00	1	$562,205.69	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$815,000.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$2,117,795.82	3	$1,373,683.69	8	$4,570,329.48	1	$1,091,993.79	2	$1,159,843.63
Delinquency Rate (2)	0.57%	0.66%	0.27%	0.20%	0.70%	0.58%	0.16%	0.25%	0.15%	0.13%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		7.96%		4.48%		3.64%		4.12%		2.97%
Cumulative Prepayment Ratio (12)		29.00%		19.65%		11.53%		12.59%		9.26%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period	593	$365,455,527.82	1,215	$750,726,194.17	1,213	$847,444,656.18	687	$471,601,198.02	1,373	$957,538,084.07
Total Mortgage Loans at End of Period	564	$347,328,310.60	1,167	$718,898,811.46	1,183	$824,919,664.83	667	$455,057,976.05	1,342	$934,127,104.99
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,373,950.21	7	$4,938,081.43	2	$717,293.75	1	$574,000.00	4	$3,175,855.17
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$1,373,950.21	7	$4,938,081.43	2	$717,293.75	1	$574,000.00	4	$3,175,855.17
Delinquency Rate (2)	0.53%	0.40%	0.60%	0.69%	0.17%	0.09%	0.15%	0.13%	0.30%	0.34%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.92%		4.21%		2.64%		3.47%		2.42%
Cumulative Prepayment Ratio (12)		22.86%		15.89%		8.19%		8.85%		6.48%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period	658	$411,455,222.82	1,305	$808,821,752.70	1,246	$874,515,266.76	699	$480,126,975.30	1,399	$978,626,220.84
Total Mortgage Loans at End of Period	593	$365,455,527.82	1,215	$750,726,194.17	1,213	$847,444,656.18	687	$471,601,198.02	1,373	$957,538,084.07
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$2,184,039.59	9	$6,879,761.26	5	$4,686,436.52	1	$607,700.00	6	$4,176,608.46
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	1	$375,152.79	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$2,184,039.59	9	$6,879,761.26	5	$4,686,436.52	2	$982,852.79	6	$4,176,608.46
Delinquency Rate (2)	0.51%	0.60%	0.74%	0.92%	0.41%	0.55%	0.29%	0.21%	0.44%	0.44%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		11.15%		7.09%		3.07%		1.74%		2.13%
Cumulative Prepayment Ratio (12)		18.87%		12.20%		5.71%		5.57%		4.17%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2004-09/30/2004
Total Mortgage Loans at Beginning of Period	712	$450,744,879.84	1,375	$856,122,127.07	1,267	$894,143,149.67	717	$493,820,918.00	1,414	$993,925,881.24
Total Mortgage Loans at End of Period	658	$411,455,222.82	1,305	$808,821,752.70	1,246	$874,515,266.76	699	$480,126,975.30	1,399	$978,626,220.84
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	10	$6,893,002.70	17	$8,886,779.27	6	$3,770,350.24	1	$895,013.75	3	$2,309,765.62
60-89 Days	0	$0.00	1	$498,087.44	1	$850,000.00	1	$376,427.71	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	10	$6,893,002.70	18	$9,384,866.71	7	$4,620,350.24	2	$1,271,441.46	3	$2,309,765.62
Delinquency Rate (2)	1.52%	1.68%	1.38%	1.16%	0.56%	0.53%	0.29%	0.26%	0.21%	0.24%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		8.70%		5.50%		2.17%		2.74%		1.51%
Cumulative Prepayment Ratio (12)		8.70%		5.50%		2.72%		3.90%		2.09%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4
	8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2004-06/30/2004
Total Mortgage Loans at Beginning of Period					1,271	$899,173,380.28	725	$499,897,606.51	1,419	$999,949,639.60
Total Mortgage Loans at End of Period					1,267	$894,143,149.67	717	$493,820,918.00	1,414	$993,925,881.24
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days					0	$0.00	2	$1,826,200.00	3	$2,130,193.44
60-89 Days					0	$0.00	0	$0.00	0	$0.00
90-119 Days					0	$0.00	0	$0.00	0	$0.00
120 Days or More					0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period					0	$0.00	2	$1,826,200.00	3	$2,130,193.44
Delinquency Rate (2)					0.00%	0.00%	0.28%	0.37%	0.21%	0.21%
Foreclosure at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)						$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)						$0.00		$0.00		$0.00
Aggregate Net Losses (7)						$0.00		$0.00		$0.00
Average Net Loss (8)						$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)						0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)						0.00%		0.00%		0.00%
Prepayment Ratio (11)						0.55%		1.19%		0.58%
Cumulative Prepayment Ratio (12)						0.55%		1.19%		0.58%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	1,247	$796,668,776.67	473	$270,695,121.30	489	$277,264,811.49	475	$327,035,355.47	1,891	$1,209,453,302.48
Total Mortgage Loans at End of Period	1,220	$778,164,894.95	458	$260,954,151.59	463	$262,835,465.66	457	$315,212,669.72	1,830	$1,171,715,711.62
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	8	$4,792,658.72	2	$1,343,336.32	3	$1,908,356.88	1	$537,371.11	7	$4,513,239.52
60-89 Days	3	$1,868,541.53	0	$0.00	1	$993,750.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$402,787.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	12	$7,063,988.16	2	$1,343,336.32	4	$2,902,106.88	1	$537,371.11	7	$4,513,239.52
Delinquency Rate (2)	0.98%	0.91%	0.44%	0.51%	0.86%	1.10%	0.22%	0.17%	0.38%	0.39%
Foreclosure at End of Period (3)	1	$409,029.39	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.08%	0.05%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$347,215.41
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.03%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.28%		3.55%		5.16%		3.56%		3.06%
Cumulative Prepayment Ratio (12)		34.66%		52.22%		57.58%		44.15%		44.92%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	1,298	$828,538,111.66	497	$284,006,999.46	511	$294,091,564.76	494	$342,247,150.62	1,952	$1,251,643,794.84
Total Mortgage Loans at End of Period	1,247	$796,668,776.67	473	$270,695,121.30	489	$277,264,811.49	475	$327,035,355.47	1,891	$1,209,453,302.48
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,176,897.68	2	$758,876.47	6	$3,522,475.81	1	$486,000.81	5	$2,878,873.11
60-89 Days	1	$402,787.91	0	$0.00	0	$0.00	0	$0.00	1	$390,390.42
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$1,579,685.59	2	$758,876.47	6	$3,522,475.81	1	$486,000.81	6	$3,269,263.53
Delinquency Rate (2)	0.32%	0.20%	0.42%	0.28%	1.23%	1.27%	0.21%	0.15%	0.32%	0.27%
Foreclosure at End of Period (3)	1	$345,000.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.08%	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$348,799.54
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.03%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.81%		4.64%		5.68%		4.39%		3.31%
Cumulative Prepayment Ratio (12)		33.15%		50.47%		55.29%		42.10%		43.20%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	1,328	$849,297,320.86	517	$296,643,167.08	536	$309,723,851.50	508	$351,775,501.07	2,002	$1,283,617,909.79
Total Mortgage Loans at End of Period	1,298	$828,538,111.66	497	$284,006,999.46	511	$294,091,564.76	494	$342,247,150.62	1,952	$1,251,643,794.84
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,651,634.24	3	$2,144,115.54	3	$1,593,133.52	1	$399,360.47	7	$3,972,918.31
60-89 Days	1	$402,787.91	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$345,000.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$2,399,422.15	3	$2,144,115.54	3	$1,593,133.52	1	$399,360.47	7	$3,972,918.31
Delinquency Rate (2)	0.39%	0.29%	0.60%	0.75%	0.59%	0.54%	0.20%	0.12%	0.36%	0.32%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$350,365.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.03%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.40%		4.21%		5.00%		2.65%		2.43%
Cumulative Prepayment Ratio (12)		30.52%		48.08%		52.62%		39.46%		41.27%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	1,370	$878,979,853.99	539	$308,637,548.06	565	$325,116,297.36	525	$364,267,060.88	2,094	$1,347,406,354.46
Total Mortgage Loans at End of Period	1,328	$849,297,320.86	517	$296,643,167.08	536	$309,723,851.50	508	$351,775,501.07	2,002	$1,283,617,909.79
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,357,856.24	4	$2,540,217.63	2	$935,022.08	0	$0.00	5	$2,976,948.08
60-89 Days	1	$956,638.42	0	$0.00	0	$0.00	1	$379,934.69	3	$1,122,332.39
90-119 Days	1	$402,787.91	0	$0.00	0	$0.00	0	$0.00	1	$393,666.58
120 Days or More	1	$345,000.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$3,062,282.57	4	$2,540,217.63	2	$935,022.08	1	$379,934.69	9	$4,492,947.05
Delinquency Rate (2)	0.45%	0.36%	0.77%	0.86%	0.37%	0.30%	0.20%	0.11%	0.45%	0.35%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$516,921.34	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.19%	0.17%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.34%		3.84%		4.69%		3.37%		4.60%
Cumulative Prepayment Ratio (12)		28.82%		45.81%		50.14%		37.82%		39.82%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	1,462	$936,144,413.49	575	$330,223,425.83	610	$350,464,458.25	551	$380,452,118.08	2,217	$1,426,504,445.10
Total Mortgage Loans at End of Period	1,370	$878,979,853.99	539	$308,637,548.06	565	$325,116,297.36	525	$364,267,060.88	2,094	$1,347,406,354.46
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$383,104.36	2	$972,388.19	3	$2,485,792.21	7	$3,798,154.37	7	$4,166,923.81
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	1	$516,921.34	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$383,104.36	2	$972,388.19	4	$3,002,713.55	7	$3,798,154.37	7	$4,166,923.81
Delinquency Rate (2)	0.07%	0.04%	0.37%	0.32%	0.71%	0.92%	1.33%	1.04%	0.33%	0.31%
Foreclosure at End of Period (3)	1	$345,000.00	0	$0.00	0	$0.00	0	$0.00	1	$999,000.00
Foreclosure Ratio (4)	0.07%	0.04%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.07%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		6.07%		6.49%		7.19%		4.20%		5.49%
Cumulative Prepayment Ratio (12)		26.37%		43.66%		47.69%		35.67%		36.93%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	1,527	$979,077,871.85	612	$352,514,669.53	651	$375,382,446.68	575	$396,262,428.40	2,327	$1,495,387,762.76
Total Mortgage Loans at End of Period	1,462	$936,144,413.49	575	$330,223,425.83	610	$350,464,458.25	551	$380,452,118.08	2,217	$1,426,504,445.10
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	11	$7,581,737.74	6	$3,495,539.89	2	$910,580.62	2	$931,445.00	8	$4,080,213.09
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$345,000.00	0	$0.00	0	$0.00	0	$0.00	1	$627,219.82
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	12	$7,926,737.74	6	$3,495,539.89	2	$910,580.62	2	$931,445.00	9	$4,707,432.91
Delinquency Rate (2)	0.82%	0.85%	1.04%	1.06%	0.33%	0.26%	0.36%	0.24%	0.41%	0.33%
Foreclosure at End of Period (3)	1	$992,289.24	0	$0.00	0	$0.00	0	$0.00	1	$999,000.00
Foreclosure Ratio (4)	0.07%	0.11%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.05%	0.07%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.34%		6.28%		6.59%		3.93%		4.55%
Cumulative Prepayment Ratio (12)		21.63%		39.76%		43.66%		32.86%		33.29%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period	1,585	$1,018,621,166.11	652	$377,211,602.41	691	$401,179,051.29	606	$417,716,062.75	2,437	$1,568,081,050.06
Total Mortgage Loans at End of Period	1,527	$979,077,871.85	612	$352,514,669.53	651	$375,382,446.68	575	$396,262,428.40	2,327	$1,495,387,762.76
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$1,924,169.20	5	$3,547,841.93	1	$392,413.16	2	$1,073,060.16	10	$6,740,018.14
60-89 Days	1	$992,289.24	0	$0.00	0	$0.00	0	$0.00	1	$607,500.00
90-119 Days	1	$1,039,700.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	7	$3,956,158.44	5	$3,547,841.93	1	$392,413.16	2	$1,073,060.16	11	$7,347,518.14
Delinquency Rate (2)	0.46%	0.40%	0.82%	1.01%	0.15%	0.10%	0.35%	0.27%	0.47%	0.49%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.84%		6.50%		6.38%		5.08%		4.58%
Cumulative Prepayment Ratio (12)		18.09%		35.73%		39.70%		30.12%		30.13%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period	1,663	$1,073,054,883.27	700	$405,939,531.27	745	$434,460,317.06	629	$434,499,023.07	2,558	$1,647,102,781.17
Total Mortgage Loans at End of Period	1,585	$1,018,621,166.11	652	$377,211,602.41	691	$401,179,051.29	606	$417,716,062.75	2,437	$1,568,081,050.06
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$3,809,764.71	2	$1,711,791.37	5	$2,726,251.40	1	$612,000.00	7	$4,258,426.28
60-89 Days	1	$727,566.17	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$456,593.03
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$839,850.72
Total Delinquent Mortgage Loans at End of Period	7	$4,537,330.88	2	$1,711,791.37	5	$2,726,251.40	1	$612,000.00	9	$5,554,870.03
Delinquency Rate (2)	0.44%	0.45%	0.31%	0.45%	0.72%	0.68%	0.17%	0.15%	0.37%	0.35%
Foreclosure at End of Period (3)	1	$345,000.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.06%	0.03%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		5.03%		7.03%		7.61%		3.81%		4.72%
Cumulative Prepayment Ratio (12)		14.82%		31.28%		35.60%		26.39%		26.79%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2004-09/30/2004
Total Mortgage Loans at Beginning of Period	1,726	$1,120,424,698.61	744	$435,842,333.77	792	$467,346,207.39	651	$451,944,128.47	2,678	$1,723,217,561.87
Total Mortgage Loans at End of Period	1,663	$1,073,054,883.27	700	$405,939,531.27	745	$434,460,317.06	629	$434,499,023.07	2,558	$1,647,102,781.17
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$3,446,511.44	2	$1,069,187.50	6	$3,837,312.57	2	$916,123.84	7	$3,524,281.93
60-89 Days	1	$637,500.00	0	$0.00	0	$0.00	0	$0.00	1	$325,718.44
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$345,000.00	0	$0.00	0	$0.00	0	$0.00	1	$440,000.00
Total Delinquent Mortgage Loans at End of Period	8	$4,429,011.44	2	$1,069,187.50	6	$3,837,312.57	2	$916,123.84	9	$4,290,000.37
Delinquency Rate (2)	0.48%	0.41%	0.29%	0.26%	0.81%	0.88%	0.32%	0.21%	0.35%	0.26%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.06%		6.82%		6.99%		3.80%		4.36%
Cumulative Prepayment Ratio (12)		10.32%		26.09%		30.30%		23.49%		23.17%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2004-06/30/2004
Total Mortgage Loans at Beginning of Period	1,814	$1,199,094,712.64	815	$488,307,375.40	896	$540,374,078.45	729	$514,454,413.62	2,983	$1,958,921,058.81
Total Mortgage Loans at End of Period	1,726	$1,120,424,698.61	744	$435,842,333.77	792	$467,346,207.39	651	$451,944,128.47	2,678	$1,723,217,561.87
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	17	$10,663,065.83	8	$5,043,978.69	4	$2,702,492.97	5	$3,460,992.62	12	$6,969,787.35
60-89 Days	0	$0.00	0	$0.00	0	$0.00	1	$520,000.00	1	$440,000.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	17	$10,663,065.83	8	$5,043,978.69	4	$2,702,492.97	6	$3,980,992.62	13	$7,409,787.35
Delinquency Rate (2)	0.98%	0.95%	1.08%	1.16%	0.51%	0.58%	0.92%	0.88%	0.49%	0.43%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		6.52%		10.70%		13.47%		12.10%		11.98%
Cumulative Prepayment Ratio (12)		6.52%		20.68%		25.06%		20.47%		19.68%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2004-03/31/2004
Total Mortgage Loans at Beginning of Period			895	$549,954,684.34	1,003	$620,865,803.65	783	$557,648,335.50	3,180	$2,105,111,537.81
Total Mortgage Loans at End of Period			815	$488,307,375.40	896	$540,374,078.45	729	$514,454,413.62	2,983	$1,958,921,058.81
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days			9	$4,621,887.87	2	$1,900,000.00	1	$996,160.74	13	$9,466,457.19
60-89 Days			0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days			0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More			0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period			9	$4,621,887.87	2	$1,900,000.00	1	$996,160.74	13	$9,466,457.19
Delinquency Rate (2)			1.10%	0.95%	0.22%	0.35%	0.14%	0.19%	0.44%	0.48%
Foreclosure at End of Period (3)			0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)			0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)				$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)				$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)				$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)				$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)				0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)				0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)				11.18%		12.93%		7.69%		6.89%
Cumulative Prepayment Ratio (12)				11.18%		13.40%		9.53%		8.76%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2003-12/31/2003
Total Mortgage Loans at Beginning of Period					1,007	$624,366,307.97	798	$569,335,006.37	3,219	$2,139,335,726.94
Total Mortgage Loans at End of Period					1,003	$620,865,803.65	783	$557,648,335.50	3,180	$2,105,111,537.81
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days					0	$0.00	2	$1,153,868.73	12	$8,121,436.76
60-89 Days					0	$0.00	1	$1,432,500.00	0	$0.00
90-119 Days					0	$0.00	0	$0.00	1	$450,000.02
120 Days or More					0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period					0	$0.00	3	$2,586,368.73	13	$8,571,436.78
Delinquency Rate (2)					0.00%	0.00%	0.38%	0.46%	0.41%	0.41%
Foreclosure at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)						$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)						$0.00		$0.00		$0.00
Aggregate Net Losses (7)						$0.00		$0.00		$0.00
Average Net Loss (8)						$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)						0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)						0.00%		0.00%		0.00%
Prepayment Ratio (11)						0.55%		2.00%		1.55%
Cumulative Prepayment Ratio (12)						0.55%		2.00%		2.01%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 04-AR3		WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10
	4/27/2004		2/12/2004		12/22/2003		10/28/2003		9/24/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2003-09/30/2003
Total Mortgage Loans at Beginning of Period									3,227	$2,149,945,638.93
Total Mortgage Loans at End of Period									3,219	$2,139,335,726.94
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days									0	$0.00
60-89 Days									0	$0.00
90-119 Days									0	$0.00
120 Days or More									0	$0.00
Total Delinquent Mortgage Loans at End of Period									0	$0.00
Delinquency Rate (2)									0.00%	0.00%
Foreclosure at End of Period (3)									0	$0.00
Foreclosure Ratio (4)									0.00%	0.00%
REO at End of Period (3)									0	$0.00
REO Ratio (4)									0.00%	0.00%
Aggregate Gross Losses (5)										$0.00
Aggregate Subsequent Recoveries/Losses (6)										$0.00
Aggregate Net Losses (7)										$0.00
Average Net Loss (8)										$0.00
Aggregate Net Loss Ratio (9)										0.00%
Cumulative Aggregate Net Loss Ratio (10)										0.00%
Prepayment Ratio (11)										0.48%
Cumulative Prepayment Ratio (12)										0.48%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	1,260	$804,020,013.73	939	$566,535,856.88	1,095	$654,857,392.66	964	$572,894,351.26	772	$442,956,996.96
Total Mortgage Loans at End of Period	1,212	$771,356,724.63	909	$546,866,184.54	1,053	$631,360,661.99	932	$552,164,959.05	733	$420,390,415.75
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,449,575.41	6	$3,083,720.11	1	$999,249.67	3	$1,187,428.88	3	$1,379,007.94
60-89 Days	0	$0.00	1	$326,687.49	1	$1,462,764.49	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	1	$428,600.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$409,572.83	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,449,575.41	8	$3,819,980.43	3	$2,890,614.16	3	$1,187,428.88	3	$1,379,007.94
Delinquency Rate (2)	0.33%	0.32%	0.88%	0.70%	0.28%	0.46%	0.32%	0.22%	0.41%	0.33%
Foreclosure at End of Period (3)	0	$0.00	1	$471,058.13	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.11%	0.09%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.00%		3.39%		3.51%		3.53%		5.01%
Cumulative Prepayment Ratio (12)		47.97%		55.54%		64.03%		69.04%		71.36%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	1,305	$833,571,435.17	973	$587,089,394.73	1,140	$683,382,513.34	1,007	$596,059,994.58	810	$464,553,134.69
Total Mortgage Loans at End of Period	1,260	$804,020,013.73	939	$566,535,856.88	1,095	$654,857,392.66	964	$572,894,351.26	772	$442,956,996.96
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$2,337,381.49	2	$780,195.17	5	$3,565,952.84	4	$2,497,461.15	3	$1,931,877.35
60-89 Days	0	$0.00	1	$473,306.27	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$2,337,381.49	3	$1,253,501.44	5	$3,565,952.84	4	$2,497,461.15	3	$1,931,877.35
Delinquency Rate (2)	0.24%	0.29%	0.32%	0.22%	0.46%	0.54%	0.41%	0.44%	0.39%	0.44%
Foreclosure at End of Period (3)	0	$0.00	1	$409,572.83	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.11%	0.07%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.48%		3.42%		4.09%		3.80%		4.56%
Cumulative Prepayment Ratio (12)		45.83%		54.01%		62.74%		67.93%		69.88%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	1,353	$865,347,845.38	1,009	$608,581,387.30	1,181	$711,496,809.67	1,043	$618,575,005.70	847	$488,041,385.93
Total Mortgage Loans at End of Period	1,305	$833,571,435.17	973	$587,089,394.73	1,140	$683,382,513.34	1,007	$596,059,994.58	810	$464,553,134.69
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$4,101,553.91	4	$1,981,902.08	2	$1,961,360.64	2	$815,086.74	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00	1	$881,821.40	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$4,101,553.91	4	$1,981,902.08	2	$1,961,360.64	3	$1,696,908.14	0	$0.00
Delinquency Rate (2)	0.46%	0.49%	0.41%	0.34%	0.18%	0.29%	0.30%	0.28%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	1	$409,572.83	0	$0.00	1	$356,638.58	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.10%	0.07%	0.00%	0.00%	0.10%	0.06%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.61%		3.45%		3.87%		3.55%		4.73%
Cumulative Prepayment Ratio (12)		43.89%		52.40%		61.17%		66.68%		68.46%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	1,400	$896,650,857.19	1,055	$639,306,584.27	1,232	$744,557,439.76	1,105	$654,502,838.56	897	$518,474,977.51
Total Mortgage Loans at End of Period	1,353	$865,347,845.38	1,009	$608,581,387.30	1,181	$711,496,809.67	1,043	$618,575,005.70	847	$488,041,385.93
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$3,270,485.94	8	$4,180,405.36	3	$1,689,580.29	6	$3,434,852.96	3	$1,539,977.73
60-89 Days	1	$469,599.08	1	$409,572.83	0	$0.00	1	$356,638.58	1	$540,662.79
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$1,299,897.08	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	7	$5,039,982.10	9	$4,589,978.19	3	$1,689,580.29	7	$3,791,491.54	4	$2,080,640.52
Delinquency Rate (2)	0.52%	0.58%	0.89%	0.75%	0.25%	0.24%	0.67%	0.61%	0.47%	0.43%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$47,885.76	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.10%	0.01%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.43%		4.60%		4.37%		5.41%		5.79%
Cumulative Prepayment Ratio (12)		41.81%		50.72%		59.62%		65.48%		66.92%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	1,483	$950,163,540.40	1,122	$684,042,334.11	1,326	$803,806,581.27	1,199	$710,608,421.15	968	$557,282,870.22
Total Mortgage Loans at End of Period	1,400	$896,650,857.19	1,055	$639,306,584.27	1,232	$744,557,439.76	1,105	$654,502,838.56	897	$518,474,977.51
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$3,777,594.13	6	$3,104,871.85	4	$2,683,588.50	4	$2,004,451.73	1	$707,139.05
60-89 Days	1	$1,299,897.08	0	$0.00	1	$474,940.65	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$829,891.73	0	$0.00	0	$0.00	1	$1,463,000.00
Total Delinquent Mortgage Loans at End of Period	5	$5,077,491.21	7	$3,934,763.58	5	$3,158,529.15	4	$2,004,451.73	2	$2,170,139.05
Delinquency Rate (2)	0.36%	0.57%	0.66%	0.62%	0.41%	0.42%	0.36%	0.31%	0.22%	0.42%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$478,339.32	1	$341,092.17	1	$389,130.13
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.08%	0.06%	0.09%	0.05%	0.11%	0.08%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		5.57%		6.46%		7.30%		7.82%		6.88%
Cumulative Prepayment Ratio (12)		39.76%		48.37%		57.80%		63.53%		64.92%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	1,571	$1,012,268,901.17	1,203	$731,911,462.05	1,426	$867,354,080.59	1,297	$768,288,361.75	1,049	$602,090,177.02
Total Mortgage Loans at End of Period	1,483	$950,163,540.40	1,122	$684,042,334.11	1,326	$803,806,581.27	1,199	$710,608,421.15	968	$557,282,870.22
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$6,407,904.07	8	$4,066,509.99	4	$3,921,820.81	8	$5,478,225.59	1	$1,133,115.89
60-89 Days	0	$0.00	0	$0.00	1	$602,999.99	1	$342,334.58	0	$0.00
90-119 Days	0	$0.00	0	$0.00	1	$480,331.37	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$829,891.73	0	$0.00	0	$0.00	2	$2,113,920.86
Total Delinquent Mortgage Loans at End of Period	6	$6,407,904.07	9	$4,896,401.72	6	$5,005,152.17	9	$5,820,560.17	3	$3,247,036.75
Delinquency Rate (2)	0.40%	0.67%	0.80%	0.72%	0.45%	0.62%	0.75%	0.82%	0.31%	0.58%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		5.97%		6.46%		7.26%		7.37%		7.36%
Cumulative Prepayment Ratio (12)		36.23%		44.83%		54.51%		60.47%		62.36%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period	1,633	$1,055,333,518.49	1,253	$765,366,774.41	1,523	$927,315,617.33	1,393	$826,287,144.19	1,129	$648,644,598.16
Total Mortgage Loans at End of Period	1,571	$1,012,268,901.17	1,203	$731,911,462.05	1,426	$867,354,080.59	1,297	$768,288,361.75	1,049	$602,090,177.02
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$5,493,804.44	8	$4,534,633.76	2	$1,712,308.54	6	$2,556,489.63	4	$3,119,061.05
60-89 Days	0	$0.00	1	$500,000.00	1	$482,298.73	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$829,891.73	0	$0.00	1	$532,153.37	1	$1,463,000.00
Total Delinquent Mortgage Loans at End of Period	6	$5,493,804.44	10	$5,864,525.49	3	$2,194,607.27	7	$3,088,643.00	5	$4,582,061.05
Delinquency Rate (2)	0.38%	0.54%	0.83%	0.80%	0.21%	0.25%	0.54%	0.40%	0.48%	0.76%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	1	$1,077,985.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.06%	0.11%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.02%		4.30%		6.40%		6.94%		7.09%
Cumulative Prepayment Ratio (12)		32.20%		41.05%		50.98%		57.36%		59.40%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period	1,715	$1,109,938,132.69	1,316	$805,220,644.22	1,653	$1,013,921,521.35	1,496	$892,017,588.38	1,215	$697,976,956.31
Total Mortgage Loans at End of Period	1,633	$1,055,333,518.49	1,253	$765,366,774.41	1,523	$927,315,617.33	1,393	$826,287,144.19	1,129	$648,644,598.16
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	8	$4,543,914.13	11	$5,394,206.07	4	$2,579,693.66	10	$6,107,912.21	2	$1,556,742.51
60-89 Days	1	$464,041.25	0	$0.00	1	$484,241.70	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$394,090.86
120 Days or More	0	$0.00	1	$829,891.73	0	$0.00	0	$0.00	1	$1,463,000.00
Total Delinquent Mortgage Loans at End of Period	9	$5,007,955.38	12	$6,224,097.80	5	$3,063,935.36	10	$6,107,912.21	4	$3,413,833.37
Delinquency Rate (2)	0.55%	0.47%	0.96%	0.81%	0.33%	0.33%	0.72%	0.74%	0.35%	0.53%
Foreclosure at End of Period (3)	1	$1,077,985.00	0	$0.00	0	$0.00	0	$0.00	1	$750,000.00
Foreclosure Ratio (4)	0.06%	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.09%	0.12%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.86%		4.87%		8.47%		7.29%		6.99%
Cumulative Prepayment Ratio (12)		29.37%		38.42%		47.65%		54.20%		56.33%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2004-09/30/2004
Total Mortgage Loans at Beginning of Period	1,788	$1,158,600,261.21	1,388	$854,406,800.97	1,778	$1,095,320,152.90	1,612	$969,380,129.57	1,304	$756,879,721.88
Total Mortgage Loans at End of Period	1,715	$1,109,938,132.69	1,316	$805,220,644.22	1,653	$1,013,921,521.35	1,496	$892,017,588.38	1,215	$697,976,956.31
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$3,624,271.64	11	$6,232,948.37	8	$4,491,817.52	8	$6,683,207.76	9	$5,326,788.13
60-89 Days	0	$0.00	1	$829,891.73	0	$0.00	0	$0.00	2	$2,213,000.00
90-119 Days	1	$1,077,985.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	7	$4,702,256.64	12	$7,062,840.10	8	$4,491,817.52	8	$6,683,207.76	11	$7,539,788.13
Delinquency Rate (2)	0.41%	0.42%	0.91%	0.88%	0.48%	0.44%	0.53%	0.75%	0.91%	1.08%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.14%		5.68%		7.36%		7.91%		7.70%
Cumulative Prepayment Ratio (12)		25.77%		35.28%		42.83%		50.62%		53.07%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2004-06/30/2004
Total Mortgage Loans at Beginning of Period	2,002	$1,317,241,928.56	1,601	$1,005,799,152.92	2,120	$1,334,233,095.27	1,942	$1,201,888,905.93	1,560	$917,545,894.22
Total Mortgage Loans at End of Period	1,788	$1,158,600,261.21	1,388	$854,406,800.97	1,778	$1,095,320,152.90	1,612	$969,380,129.57	1,304	$756,879,721.88
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	9	$7,937,200.85	8	$3,909,667.62	7	$4,490,019.57	6	$3,035,850.94	9	$6,091,329.95
60-89 Days	1	$459,985.00	1	$1,226,038.11	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	1	$525,000.00	2	$1,129,868.88
Total Delinquent Mortgage Loans at End of Period	10	$8,397,185.85	9	$5,135,705.73	7	$4,490,019.57	7	$3,560,850.94	11	$7,221,198.83
Delinquency Rate (2)	0.56%	0.72%	0.65%	0.60%	0.39%	0.41%	0.43%	0.37%	0.84%	0.95%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		11.99%		14.98%		17.84%		19.28%		17.44%
Cumulative Prepayment Ratio (12)		22.57%		31.39%		38.31%		46.40%		49.18%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2004-03/31/2004
Total Mortgage Loans at Beginning of Period	2,161	$1,437,455,069.49	1,798	$1,149,054,753.78	2,444	$1,570,497,762.89	2,296	$1,453,584,531.71	1,842	$1,102,577,951.58
Total Mortgage Loans at End of Period	2,002	$1,317,241,928.56	1,601	$1,005,799,152.92	2,120	$1,334,233,095.27	1,942	$1,201,888,905.93	1,560	$917,545,894.22
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	14	$10,565,629.96	6	$3,017,972.34	8	$5,110,536.88	7	$4,208,721.92	12	$8,917,903.01
60-89 Days	1	$556,000.00	0	$0.00	0	$0.00	3	$1,516,745.99	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	15	$11,121,629.96	6	$3,017,972.34	8	$5,110,536.88	10	$5,725,467.91	12	$8,917,903.01
Delinquency Rate (2)	0.75%	0.84%	0.37%	0.30%	0.38%	0.38%	0.51%	0.48%	0.77%	0.97%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		8.31%		12.40%		14.98%		17.25%		16.71%
Cumulative Prepayment Ratio (12)		12.04%		19.34%		24.96%		33.66%		38.50%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2003-12/31/2003
Total Mortgage Loans at Beginning of Period	2,206	$1,472,506,397.52	1,864	$1,198,988,038.46	2,543	$1,639,008,715.99	2,421	$1,539,415,258.84	1,974	$1,188,721,013.57
Total Mortgage Loans at End of Period	2,161	$1,437,455,069.49	1,798	$1,149,054,753.78	2,444	$1,570,497,762.89	2,296	$1,453,584,531.71	1,842	$1,102,577,951.58
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$4,850,592.05	6	$5,490,693.42	4	$3,052,811.83	15	$10,202,095.46	4	$3,094,487.54
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$750,000.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$414,200.00	0	$0.00	0	$0.00	1	$400,444.68
Total Delinquent Mortgage Loans at End of Period	5	$4,850,592.05	7	$5,904,893.42	4	$3,052,811.83	15	$10,202,095.46	6	$4,244,932.22
Delinquency Rate (2)	0.23%	0.34%	0.39%	0.51%	0.16%	0.19%	0.65%	0.70%	0.33%	0.39%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		2.33%		4.10%		4.11%		5.51%		7.17%
Cumulative Prepayment Ratio (12)		4.08%		7.94%		11.76%		19.86%		26.20%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2003-09/30/2003
Total Mortgage Loans at Beginning of Period	2,237	$1,499,961,494.15	1,928	$1,249,964,133.60	2,714	$1,760,486,818.13	2,719	$1,767,868,467.56	2,313	$1,423,285,584.90
Total Mortgage Loans at End of Period	2,206	$1,472,506,397.52	1,864	$1,198,988,038.46	2,543	$1,639,008,715.99	2,421	$1,539,415,258.84	1,974	$1,188,721,013.57
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	14	$10,078,344.57	5	$3,640,780.33	9	$5,780,946.64	7	$4,768,429.35	11	$7,189,928.57
60-89 Days	0	$0.00	1	$735,000.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$401,981.62
120 Days or More	0	$0.00	0	$0.00	0	$0.00	1	$549,572.43	0	$0.00
Total Delinquent Mortgage Loans at End of Period	14	$10,078,344.57	6	$4,375,780.33	9	$5,780,946.64	8	$5,318,001.78	12	$7,591,910.19
Delinquency Rate (2)	0.63%	0.68%	0.32%	0.36%	0.35%	0.35%	0.33%	0.35%	0.61%	0.64%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.79%		4.01%		6.84%		12.86%		16.41%
Cumulative Prepayment Ratio (12)		1.79%		4.01%		7.98%		15.20%		20.51%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7		WAMU 03-AR6		WAMU 03-AR5
	8/22/2003		7/25/2003		6/27/2003		5/23/2003		4/25/2003

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2003-06/30/2003
Total Mortgage Loans at Beginning of Period					2,743	$1,782,734,144.99	2,784	$1,817,570,225.97	2,420	$1,497,993,405.95
Total Mortgage Loans at End of Period					2,714	$1,760,486,818.13	2,719	$1,767,868,467.56	2,313	$1,423,285,584.90
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days					0	$0.00	21	$13,795,436.93	4	$3,282,099.99
60-89 Days					0	$0.00	0	$0.00	0	$0.00
90-119 Days					0	$0.00	0	$0.00	0	$0.00
120 Days or More					0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period					0	$0.00	21	$13,795,436.93	4	$3,282,099.99
Delinquency Rate (2)					0.00%	0.00%	0.77%	0.78%	0.17%	0.23%
Foreclosure at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)					0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)					0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)						$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)						$0.00		$0.00		$0.00
Aggregate Net Losses (7)						$0.00		$0.00		$0.00
Average Net Loss (8)						$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)						0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)						0.00%		0.00%		0.00%
Prepayment Ratio (11)						1.23%		2.69%		4.91%
Cumulative Prepayment Ratio (12)						1.23%		2.69%		4.91%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	514	$274,996,028.87	529	$299,224,960.24	122	$74,645,592.44	625	$345,934,468.15	533	$285,309,139.44
Total Mortgage Loans at End of Period	497	$265,723,298.87	508	$286,412,413.31	117	$71,220,586.05	596	$329,238,539.52	498	$266,267,243.88
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$4,671,128.27	3	$1,811,207.14	1	$373,388.92	5	$3,179,767.47	2	$965,216.97
60-89 Days	0	$0.00	0	$0.00	0	$0.00	2	$1,446,242.39	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	1	$364,960.89	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	7	$4,671,128.27	3	$1,811,207.14	1	$373,388.92	8	$4,990,970.75	2	$965,216.97
Delinquency Rate (2)	1.41%	1.76%	0.59%	0.63%	0.85%	0.52%	1.34%	1.52%	0.40%	0.36%
Foreclosure at End of Period (3)	3	$1,819,838.89	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.60%	0.68%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$376,500.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.17%	0.11%	0.00%	0.00%
Aggregate Gross Losses (5)		$14,615.14		$0.00		$0.00		$342,132.09		$87,321.95
Aggregate Subsequent Recoveries/Losses (6)		($13,235.34)		$0.00		$0.00		$3,860.52		$0.00
Aggregate Net Losses (7)		$1,379.80		$0.00		$0.00		$338,271.57		$87,321.95
Average Net Loss (8)		$1,379.80		$0.00		$0.00		$169,135.79		$87,321.95
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.03%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		3.26%		4.18%		4.52%		4.72%		6.34%
Cumulative Prepayment Ratio (12)		78.03%		80.26%		83.91%		82.25%		86.14%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	537	$288,156,591.45	564	$318,557,887.85	134	$81,889,153.61	655	$362,806,430.32	569	$307,682,160.35
Total Mortgage Loans at End of Period	514	$274,996,028.87	529	$299,224,960.24	122	$74,645,592.44	625	$345,934,468.15	533	$285,309,139.44
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$879,263.59	3	$2,094,537.58	0	$0.00	6	$3,602,262.91	4	$1,853,702.62
60-89 Days	1	$714,435.09	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$435,962.49	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,029,661.17	3	$2,094,537.58	0	$0.00	6	$3,602,262.91	4	$1,853,702.62
Delinquency Rate (2)	0.78%	0.74%	0.57%	0.70%	0.00%	0.00%	0.96%	1.04%	0.75%	0.65%
Foreclosure at End of Period (3)	1	$674,084.27	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.19%	0.25%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$376,500.00	1	$674,402.89
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.16%	0.11%	0.19%	0.24%
Aggregate Gross Losses (5)		$14,615.14		$0.00		$0.00		$342,132.09		$0.00
Aggregate Subsequent Recoveries/Losses (6)		($13,235.34)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$1,379.80		$0.00		$0.00		$342,132.09		$0.00
Average Net Loss (8)		$1,379.80		$0.00		$0.00		$171,066.05		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.02%		0.00%
Prepayment Ratio (11)		4.45%		5.97%		8.78%		4.54%		7.17%
Cumulative Prepayment Ratio (12)		77.32%		79.43%		83.17%		81.41%		85.23%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	562	$301,974,201.73	595	$334,302,423.12	140	$86,236,993.20	702	$391,022,755.34	615	$332,956,786.78
Total Mortgage Loans at End of Period	537	$288,156,591.45	564	$318,557,887.85	134	$81,889,153.61	655	$362,806,430.32	569	$307,682,160.35
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$2,205,885.91	5	$3,789,638.20	0	$0.00	4	$1,519,642.02	5	$2,174,964.04
60-89 Days	1	$437,758.96	0	$0.00	0	$0.00	0	$0.00	1	$524,491.25
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$1,499,154.21
Total Delinquent Mortgage Loans at End of Period	6	$2,643,644.87	5	$3,789,638.20	0	$0.00	4	$1,519,642.02	7	$4,198,609.50
Delinquency Rate (2)	1.12%	0.92%	0.89%	1.19%	0.00%	0.00%	0.61%	0.42%	1.23%	1.36%
Foreclosure at End of Period (3)	1	$676,866.93	0	$0.00	0	$0.00	1	$375,000.00	1	$674,402.89
Foreclosure Ratio (4)	0.19%	0.23%	0.00%	0.00%	0.00%	0.00%	0.15%	0.10%	0.18%	0.22%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$376,500.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.15%	0.10%	0.00%	0.00%
Aggregate Gross Losses (5)		$14,615.14		$0.00		$0.00		$342,132.09		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$14,615.14		$0.00		$0.00		$342,132.09		$0.00
Average Net Loss (8)		$14,615.14		$0.00		$0.00		$171,066.05		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.02%		0.00%
Prepayment Ratio (11)		4.47%		4.61%		4.98%		7.11%		7.49%
Cumulative Prepayment Ratio (12)		76.29%		78.16%		81.58%		80.56%		84.13%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	598	$322,148,298.39	637	$355,169,422.49	158	$98,862,807.72	754	$419,354,411.60	664	$365,973,499.92
Total Mortgage Loans at End of Period	562	$301,974,201.73	595	$334,302,423.12	140	$86,236,993.20	702	$391,022,755.34	615	$332,956,786.78
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$3,150,927.52	0	$0.00	1	$622,000.00	6	$3,122,121.96	4	$1,950,861.48
60-89 Days	2	$1,294,411.67	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	1	$321,153.60	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$1,499,154.21
Total Delinquent Mortgage Loans at End of Period	6	$4,445,339.19	0	$0.00	1	$622,000.00	7	$3,443,275.56	5	$3,450,015.69
Delinquency Rate (2)	1.07%	1.47%	0.00%	0.00%	0.71%	0.72%	1.00%	0.88%	0.81%	1.04%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$375,000.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.14%	0.10%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$376,500.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.14%	0.10%	0.00%	0.00%
Aggregate Gross Losses (5)		$14,615.14		$0.00		$0.00		$342,132.09		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$14,615.14		$0.00		$0.00		$342,132.09		$0.00
Average Net Loss (8)		$14,615.14		$0.00		$0.00		$171,066.05		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.02%		0.00%
Prepayment Ratio (11)		6.02%		5.77%		12.71%		6.66%		8.93%
Cumulative Prepayment Ratio (12)		75.21%		77.13%		80.63%		79.11%		82.88%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	657	$353,910,193.79	701	$392,724,343.46	170	$105,405,999.86	830	$461,095,420.79	730	$404,359,528.77
Total Mortgage Loans at End of Period	598	$322,148,298.39	637	$355,169,422.49	158	$98,862,807.72	754	$419,354,411.60	664	$365,973,499.92
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,336,385.19	1	$484,093.50	2	$985,562.16	2	$951,146.92	1	$445,425.57
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$1,499,154.21
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,336,385.19	1	$484,093.50	2	$985,562.16	2	$951,146.92	2	$1,944,579.78
Delinquency Rate (2)	0.67%	0.73%	0.16%	0.14%	1.27%	1.00%	0.27%	0.23%	0.30%	0.53%
Foreclosure at End of Period (3)	1	$441,277.16	0	$0.00	0	$0.00	1	$599,486.33	1	$528,879.31
Foreclosure Ratio (4)	0.17%	0.14%	0.00%	0.00%	0.00%	0.00%	0.13%	0.14%	0.15%	0.14%
REO at End of Period (3)	1	$439,872.38	0	$0.00	0	$0.00	1	$376,500.00	0	$0.00
REO Ratio (4)	0.17%	0.14%	0.00%	0.00%	0.00%	0.00%	0.13%	0.09%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$342,132.09		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$342,132.09		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$171,066.05		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.02%		0.00%
Prepayment Ratio (11)		8.87%		9.46%		6.14%		8.95%		9.41%
Cumulative Prepayment Ratio (12)		73.65%		75.76%		77.86%		77.67%		81.25%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	709	$382,914,315.26	767	$433,079,713.82	184	$112,544,114.88	894	$498,140,500.59	807	$447,352,358.27
Total Mortgage Loans at End of Period	657	$353,910,193.79	701	$392,724,343.46	170	$105,405,999.86	830	$461,095,420.79	730	$404,359,528.77
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$2,584,549.77	2	$1,293,949.55	0	$0.00	3	$2,524,486.33	2	$651,250.00
60-89 Days	0	$0.00	1	$806,061.33	1	$1,085,999.37	0	$0.00	1	$699,863.01
90-119 Days	0	$0.00	0	$0.00	1	$504,907.42	0	$0.00	1	$531,026.35
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$390,000.00
Total Delinquent Mortgage Loans at End of Period	5	$2,584,549.77	3	$2,100,010.88	2	$1,590,906.79	3	$2,524,486.33	5	$2,272,139.36
Delinquency Rate (2)	0.76%	0.73%	0.43%	0.53%	1.18%	1.51%	0.36%	0.55%	0.68%	0.56%
Foreclosure at End of Period (3)	1	$407,067.93	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.15%	0.12%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	1	$441,652.06	0	$0.00	0	$0.00	1	$376,500.00	0	$0.00
REO Ratio (4)	0.15%	0.12%	0.00%	0.00%	0.00%	0.00%	0.12%	0.08%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$342,132.09		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$342,132.09		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$171,066.05		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.07%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.02%		0.00%
Prepayment Ratio (11)		7.47%		9.22%		6.28%		7.11%		9.52%
Cumulative Prepayment Ratio (12)		71.14%		73.28%		76.43%		75.53%		79.35%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period	771	$419,028,027.55	847	$475,513,406.70	199	$121,243,471.50	986	$554,110,228.85	885	$489,099,837.63
Total Mortgage Loans at End of Period	709	$382,914,315.26	767	$433,079,713.82	184	$112,544,114.88	894	$498,140,500.59	807	$447,352,358.27
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,377,183.54	5	$1,961,665.40	1	$504,907.42	0	$0.00	10	$7,002,478.89
60-89 Days	0	$0.00	1	$335,693.79	0	$0.00	1	$627,197.53	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$728,708.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$3,105,891.80	6	$2,297,359.19	1	$504,907.42	1	$627,197.53	10	$7,002,478.89
Delinquency Rate (2)	0.71%	0.81%	0.78%	0.53%	0.54%	0.45%	0.11%	0.13%	1.24%	1.57%
Foreclosure at End of Period (3)	3	$1,384,609.77	0	$0.00	0	$0.00	1	$1,150,000.00	0	$0.00
Foreclosure Ratio (4)	0.42%	0.36%	0.00%	0.00%	0.00%	0.00%	0.11%	0.23%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$376,500.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.11%	0.08%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$3,017.46		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$3,017.46		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$3,017.46		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		8.52%		8.83%		7.11%		9.92%		8.45%
Cumulative Prepayment Ratio (12)		68.85%		70.62%		74.87%		73.69%		77.22%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period	837	$459,584,890.07	946	$536,385,228.71	223	$139,219,257.15	1,114	$627,893,132.67	1,007	$553,576,614.49
Total Mortgage Loans at End of Period	771	$419,028,027.55	847	$475,513,406.70	199	$121,243,471.50	986	$554,110,228.85	885	$489,099,837.63
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$4,916,116.04	8	$3,250,946.83	1	$743,538.83	8	$5,449,921.05	6	$3,768,821.88
60-89 Days	2	$855,454.92	0	$0.00	0	$0.00	0	$0.00	1	$1,499,154.21
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	9	$5,771,570.96	8	$3,250,946.83	1	$743,538.83	8	$5,449,921.05	7	$5,267,976.09
Delinquency Rate (2)	1.17%	1.38%	0.94%	0.68%	0.50%	0.61%	0.81%	0.98%	0.79%	1.08%
Foreclosure at End of Period (3)	2	$978,872.79	0	$0.00	0	$0.00	3	$1,238,090.83	1	$410,000.00
Foreclosure Ratio (4)	0.26%	0.23%	0.00%	0.00%	0.00%	0.00%	0.30%	0.22%	0.11%	0.08%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		8.72%		11.26%		12.85%		11.66%		11.56%
Cumulative Prepayment Ratio (12)		65.99%		67.82%		72.97%		70.85%		75.15%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2004-09/30/2004
Total Mortgage Loans at Beginning of Period	932	$518,186,929.61	1,033	$591,505,166.39	244	$154,346,210.82	1,221	$694,025,340.85	1,099	$613,550,530.16
Total Mortgage Loans at End of Period	837	$459,584,890.07	946	$536,385,228.71	223	$139,219,257.15	1,114	$627,893,132.67	1,007	$553,576,614.49
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$4,067,271.31	5	$2,270,879.17	0	$0.00	8	$5,100,013.73	2	$965,970.61
60-89 Days	2	$979,350.13	1	$806,245.31	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$410,000.00
120 Days or More	2	$1,373,955.48	0	$0.00	0	$0.00	1	$468,446.13	0	$0.00
Total Delinquent Mortgage Loans at End of Period	11	$6,420,576.92	6	$3,077,124.48	0	$0.00	9	$5,568,459.86	3	$1,375,970.61
Delinquency Rate (2)	1.31%	1.40%	0.63%	0.57%	0.00%	0.00%	0.81%	0.89%	0.30%	0.25%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		11.21%		9.23%		9.75%		9.44%		9.69%
Cumulative Prepayment Ratio (12)		62.78%		63.79%		69.02%		67.05%		71.95%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2004-06/30/2004
Total Mortgage Loans at Beginning of Period	1,136	$646,371,467.14	1,278	$736,715,891.62	296	$190,732,894.63	1,500	$861,130,071.74	1,365	$775,247,143.39
Total Mortgage Loans at End of Period	932	$518,186,929.61	1,033	$591,505,166.39	244	$154,346,210.82	1,221	$694,025,340.85	1,099	$613,550,530.16
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	12	$7,698,624.59	11	$6,381,727.79	2	$1,834,140.96	8	$5,754,216.12	14	$6,776,696.82
60-89 Days	1	$448,536.88	1	$696,462.76	0	$0.00	3	$1,382,700.88	1	$416,421.54
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$449,652.66	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	14	$8,596,814.13	12	$7,078,190.55	2	$1,834,140.96	11	$7,136,917.00	15	$7,193,118.36
Delinquency Rate (2)	1.50%	1.66%	1.16%	1.20%	0.82%	1.19%	0.90%	1.03%	1.36%	1.17%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		19.69%		19.63%		19.02%		19.32%		20.78%
Cumulative Prepayment Ratio (12)		58.12%		60.15%		65.70%		63.66%		68.98%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2004-03/31/2004
Total Mortgage Loans at Beginning of Period	1,356	$784,654,261.71	1,507	$871,710,969.73	349	$225,405,573.93	1,790	$1,045,635,057.41	1,654	$956,880,253.50
Total Mortgage Loans at End of Period	1,136	$646,371,467.14	1,278	$736,715,891.62	296	$190,732,894.63	1,500	$861,130,071.74	1,365	$775,247,143.39
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	8	$4,302,297.56	4	$2,696,451.83	2	$1,310,195.17	7	$2,782,879.60	9	$6,323,119.66
60-89 Days	2	$1,037,253.01	1	$800,000.00	1	$486,671.00	1	$516,519.83	0	$0.00
90-119 Days	1	$451,258.40	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	11	$5,790,808.97	5	$3,496,451.83	3	$1,796,866.17	8	$3,299,399.43	9	$6,323,119.66
Delinquency Rate (2)	0.97%	0.90%	0.39%	0.47%	1.01%	0.94%	0.53%	0.38%	0.66%	0.82%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		17.54%		15.36%		15.32%		17.56%		18.90%
Cumulative Prepayment Ratio (12)		47.93%		50.50%		57.69%		55.04%		60.92%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2003-12/31/2003
Total Mortgage Loans at Beginning of Period	1,473	$862,274,853.38	1,653	$969,773,790.03	396	$258,747,416.26	1,988	$1,168,821,473.92	1,884	$1,108,729,102.92
Total Mortgage Loans at End of Period	1,356	$784,654,261.71	1,507	$871,710,969.73	349	$225,405,573.93	1,790	$1,045,635,057.41	1,654	$956,880,253.50
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$2,411,646.78	10	$4,818,998.85	1	$1,100,000.00	13	$9,038,809.01	6	$2,701,957.10
60-89 Days	1	$700,265.26	2	$1,935,500.00	0	$0.00	1	$512,000.00	1	$353,000.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$520,000.00
Total Delinquent Mortgage Loans at End of Period	6	$3,111,912.04	12	$6,754,498.85	1	$1,100,000.00	14	$9,550,809.01	8	$3,574,957.10
Delinquency Rate (2)	0.44%	0.40%	0.80%	0.77%	0.29%	0.49%	0.78%	0.91%	0.48%	0.37%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		8.92%		10.03%		12.83%		10.45%		13.62%
Cumulative Prepayment Ratio (12)		36.91%		41.57%		50.06%		45.53%		51.87%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2003-09/30/2003
Total Mortgage Loans at Beginning of Period	1,847	$1,101,382,650.37	2,150	$1,290,006,030.04	509	$339,548,959.77	2,620	$1,573,242,053.94	2,587	$1,568,126,676.92
Total Mortgage Loans at End of Period	1,473	$862,274,853.38	1,653	$969,773,790.03	396	$258,747,416.26	1,988	$1,168,821,473.92	1,884	$1,108,729,102.92
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	11	$6,388,517.99	4	$3,418,778.71	2	$1,234,046.95	7	$4,312,175.87	4	$1,649,944.15
60-89 Days	0	$0.00	0	$0.00	0	$0.00	2	$1,650,998.21	2	$1,017,558.28
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	11	$6,388,517.99	4	$3,418,778.71	2	$1,234,046.95	9	$5,963,174.08	6	$2,667,502.43
Delinquency Rate (2)	0.75%	0.74%	0.24%	0.35%	0.51%	0.48%	0.45%	0.51%	0.32%	0.24%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		21.63%		24.74%		23.74%		25.62%		29.22%
Cumulative Prepayment Ratio (12)		30.75%		35.08%		42.74%		39.20%		44.32%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2003-06/30/2003
Total Mortgage Loans at Beginning of Period	2,026	$1,229,458,595.41	2,419	$1,475,908,975.86	644	$431,232,705.74	3,053	$1,861,370,913.90	3,077	$1,890,842,726.75
Total Mortgage Loans at End of Period	1,847	$1,101,382,650.37	2,150	$1,290,006,030.04	509	$339,548,959.77	2,620	$1,573,242,053.94	2,587	$1,568,126,676.92
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$2,885,804.11	9	$5,656,811.54	0	$0.00	12	$6,940,435.30	12	$8,813,605.45
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	1	$397,342.76	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$2,885,804.11	9	$5,656,811.54	0	$0.00	13	$7,337,778.06	12	$8,813,605.45
Delinquency Rate (2)	0.32%	0.26%	0.42%	0.44%	0.00%	0.00%	0.50%	0.47%	0.46%	0.56%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		10.33%		12.51%		21.20%		15.39%		16.99%
Cumulative Prepayment Ratio (12)		11.67%		13.78%		24.95%		18.31%		21.41%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2003-03/31/2003
Total Mortgage Loans at Beginning of Period	2,052	$1,248,537,577.61	2,448	$1,498,678,348.31	674	$453,072,396.92	3,153	$1,929,958,305.53	3,224	$1,993,496,396.27
Total Mortgage Loans at End of Period	2,026	$1,229,458,595.41	2,419	$1,475,908,975.86	644	$431,232,705.74	3,053	$1,861,370,913.90	3,077	$1,890,842,726.75
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	24	$12,823,083.55	1	$329,000.00	16	$8,853,560.99	5	$2,813,078.61
60-89 Days	0	$0.00	0	$0.00	0	$0.00	8	$5,528,930.49	2	$842,797.62
90-119 Days	0	$0.00	0	$0.00	1	$610,400.00	1	$791,328.42	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	24	$12,823,083.55	2	$939,400.00	25	$15,173,819.90	7	$3,655,876.23
Delinquency Rate (2)	0.00%	0.00%	0.99%	0.87%	0.31%	0.22%	0.82%	0.82%	0.23%	0.19%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.50%		1.46%		4.77%		3.46%		5.07%
Cumulative Prepayment Ratio (12)		1.50%		1.46%		4.77%		3.46%		5.34%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
	3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2002-12/31/2002
Total Mortgage Loans at Beginning of Period									3,230	$1,999,854,039.48
Total Mortgage Loans at End of Period									3,224	$1,993,496,396.27
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days									0	$0.00
60-89 Days									0	$0.00
90-119 Days									0	$0.00
120 Days or More									0	$0.00
Total Delinquent Mortgage Loans at End of Period									0	$0.00
Delinquency Rate (2)									0.00%	0.00%
Foreclosure at End of Period (3)									0	$0.00
Foreclosure Ratio (4)									0.00%	0.00%
REO at End of Period (3)									0	$0.00
REO Ratio (4)									0.00%	0.00%
Aggregate Gross Losses (5)										$0.00
Aggregate Subsequent Recoveries/Losses (6)										$0.00
Aggregate Net Losses (7)										$0.00
Average Net Loss (8)										$0.00
Aggregate Net Loss Ratio (9)										0.00%
Cumulative Aggregate Net Loss Ratio (10)										0.00%
Prepayment Ratio (11)										0.29%
Cumulative Prepayment Ratio (12)										0.29%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	569	$313,538,842.45	232	$125,277,687.83	411	$227,363,767.72	161	$94,236,694.19	122	$70,527,815.32
Total Mortgage Loans at End of Period	539	$298,513,930.39	219	$118,591,865.54	383	$211,550,281.99	151	$89,426,177.51	110	$63,613,263.34
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$3,749,628.17	1	$357,500.00	1	$356,726.72	1	$810,000.00	0	$0.00
60-89 Days	0	$0.00	0	$0.00	1	$442,316.63	1	$420,000.00	0	$0.00
90-119 Days	1	$339,679.79	0	$0.00	1	$540,000.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$4,089,307.96	1	$357,500.00	3	$1,339,043.35	2	$1,230,000.00	0	$0.00
Delinquency Rate (2)	1.11%	1.37%	0.46%	0.30%	0.78%	0.63%	1.32%	1.38%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	1	$435,402.47	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.26%	0.21%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$128,448.36		$0.00		$892.16		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$128,448.36		$0.00		$892.16		$0.00		$483.64
Average Net Loss (8)		$128,448.36		$0.00		$892.16		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.04%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.01%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		4.57%		5.21%		6.43%		5.02%		9.71%
Cumulative Prepayment Ratio (12)		84.34%		87.95%		88.77%		90.86%		91.52%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	603	$330,469,429.38	244	$133,524,540.70	436	$241,684,014.84	173	$101,294,633.78	128	$73,637,650.40
Total Mortgage Loans at End of Period	569	$313,538,842.45	232	$125,277,687.83	411	$227,363,767.72	161	$94,236,694.19	122	$70,527,815.32
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$3,916,554.81	2	$1,268,038.32	2	$788,608.95	0	$0.00	0	$0.00
60-89 Days	0	$0.00	0	$0.00	1	$444,182.84	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	7	$3,916,554.81	2	$1,268,038.32	3	$1,232,791.79	0	$0.00	0	$0.00
Delinquency Rate (2)	1.23%	1.25%	0.86%	1.01%	0.73%	0.54%	0.00%	0.00%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$977,250.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.24%	0.43%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	1	$359,774.15	0	$0.00	1	$435,402.47	0	$0.00	0	$0.00
REO Ratio (4)	0.18%	0.11%	0.00%	0.00%	0.24%	0.19%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		5.02%		6.06%		5.83%		6.88%		4.13%
Cumulative Prepayment Ratio (12)		83.63%		87.32%		88.03%		90.40%		90.67%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	640	$352,212,578.73	254	$141,370,759.03	451	$249,751,885.91	178	$103,892,689.83	136	$78,118,187.08
Total Mortgage Loans at End of Period	603	$330,469,429.38	244	$133,524,540.70	436	$241,684,014.84	173	$101,294,633.78	128	$73,637,650.40
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$3,010,758.77	3	$2,388,689.82	2	$986,000.00	0	$0.00	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00	1	$420,000.00	0	$0.00
90-119 Days	1	$342,686.03	0	$0.00	1	$977,250.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$3,353,444.80	3	$2,388,689.82	3	$1,963,250.00	1	$420,000.00	0	$0.00
Delinquency Rate (2)	0.83%	1.01%	1.23%	1.79%	0.69%	0.81%	0.58%	0.41%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	1	$361,286.17	0	$0.00	1	$435,402.47	0	$0.00	0	$0.00
REO Ratio (4)	0.17%	0.11%	0.00%	0.00%	0.23%	0.18%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		6.07%		5.44%		3.14%		2.41%		5.65%
Cumulative Prepayment Ratio (12)		82.80%		86.53%		87.31%		89.72%		90.29%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	695	$385,623,447.31	272	$152,604,139.19	493	$273,338,908.89	202	$116,257,733.48	150	$85,255,496.63
Total Mortgage Loans at End of Period	640	$352,212,578.73	254	$141,370,759.03	451	$249,751,885.91	178	$103,892,689.83	136	$78,118,187.08
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,586,621.99	4	$3,318,632.80	4	$2,530,803.20	0	$0.00	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00	1	$352,578.04	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,586,621.99	4	$3,318,632.80	4	$2,530,803.20	1	$352,578.04	0	$0.00
Delinquency Rate (2)	0.63%	0.73%	1.57%	2.35%	0.89%	1.01%	0.56%	0.34%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$435,402.47	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.22%	0.17%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	1	$362,777.60	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.16%	0.10%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		8.57%		7.26%		8.54%		10.55%		8.28%
Cumulative Prepayment Ratio (12)		81.72%		85.79%		86.92%		89.48%		89.74%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	768	$430,209,713.40	307	$170,786,178.32	549	$307,021,754.58	235	$132,675,990.29	174	$100,835,114.76
Total Mortgage Loans at End of Period	695	$385,623,447.31	272	$152,604,139.19	493	$273,338,908.89	202	$116,257,733.48	150	$85,255,496.63
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,605,980.39	2	$885,037.55	2	$961,326.91	1	$1,199,128.72	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	1	$435,402.47	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$1,605,980.39	2	$885,037.55	3	$1,396,729.38	1	$1,199,128.72	0	$0.00
Delinquency Rate (2)	0.43%	0.42%	0.74%	0.58%	0.61%	0.51%	0.50%	1.03%	0.00%	0.00%
Foreclosure at End of Period (3)	2	$709,863.26	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.29%	0.18%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		10.27%		10.55%		10.89%		12.29%		15.37%
Cumulative Prepayment Ratio (12)		80.07%		84.71%		85.73%		88.29%		88.86%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	829	$462,208,387.79	338	$189,843,272.95	592	$329,730,988.36	254	$147,519,207.20	195	$112,905,904.93
Total Mortgage Loans at End of Period	768	$430,209,713.40	307	$170,786,178.32	549	$307,021,754.58	235	$132,675,990.29	174	$100,835,114.76
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	3	$2,283,867.51	2	$844,334.09	1	$460,901.36	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$347,050.30	0	$0.00	1	$451,391.27	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$347,050.30	3	$2,283,867.51	3	$1,295,725.36	1	$460,901.36	0	$0.00
Delinquency Rate (2)	0.13%	0.08%	0.98%	1.34%	0.55%	0.42%	0.43%	0.35%	0.00%	0.00%
Foreclosure at End of Period (3)	1	$365,699.76	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.13%	0.09%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		6.83%		9.94%		6.80%		9.98%		10.61%
Cumulative Prepayment Ratio (12)		77.85%		82.97%		84.04%		86.70%		86.93%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period	888	$493,488,658.44	376	$210,120,632.07	650	$371,436,432.92	283	$166,877,142.08	209	$123,571,486.32
Total Mortgage Loans at End of Period	829	$462,208,387.79	338	$189,843,272.95	592	$329,730,988.36	254	$147,519,207.20	195	$112,905,904.93
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,281,500.05	1	$996,041.67	1	$292,879.28	3	$1,105,397.61	2	$1,795,871.60
60-89 Days	0	$0.00	0	$0.00	1	$453,131.05	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$1,281,500.05	1	$996,041.67	2	$746,010.33	3	$1,105,397.61	2	$1,795,871.60
Delinquency Rate (2)	0.36%	0.28%	0.30%	0.52%	0.34%	0.23%	1.18%	0.75%	1.03%	1.59%
Foreclosure at End of Period (3)	1	$367,131.06	0	$0.00	2	$1,050,273.68	0	$0.00	1	$376,724.09
Foreclosure Ratio (4)	0.12%	0.08%	0.00%	0.00%	0.34%	0.32%	0.00%	0.00%	0.51%	0.33%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		6.25%		9.56%		11.15%		11.53%		8.56%
Cumulative Prepayment Ratio (12)		76.27%		81.14%		82.91%		85.27%		85.43%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period	1,011	$569,117,585.86	424	$236,577,369.67	733	$420,219,957.60	331	$195,281,205.98	238	$140,609,424.50
Total Mortgage Loans at End of Period	888	$493,488,658.44	376	$210,120,632.07	650	$371,436,432.92	283	$166,877,142.08	209	$123,571,486.32
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,633,746.50	5	$4,070,460.90	8	$3,960,874.39	1	$957,135.03	2	$1,055,446.78
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	2	$718,408.86	0	$0.00	0	$0.00	0	$0.00	1	$378,098.47
Total Delinquent Mortgage Loans at End of Period	6	$3,352,155.36	5	$4,070,460.90	8	$3,960,874.39	1	$957,135.03	3	$1,433,545.25
Delinquency Rate (2)	0.68%	0.68%	1.33%	1.94%	1.23%	1.07%	0.35%	0.57%	1.44%	1.16%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		13.20%		11.10%		11.53%		14.48%		12.05%
Cumulative Prepayment Ratio (12)		74.73%		79.19%		80.81%		83.40%		84.11%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2004-09/30/2004
Total Mortgage Loans at Beginning of Period	1,132	$638,232,263.02	481	$267,284,836.65	827	$475,820,807.30	378	$224,953,471.06	266	$157,610,589.94
Total Mortgage Loans at End of Period	1,011	$569,117,585.86	424	$236,577,369.67	733	$420,219,957.60	331	$195,281,205.98	238	$140,609,424.50
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$4,945,558.51	5	$3,518,539.56	2	$1,867,730.68	1	$383,717.57	2	$1,244,780.03
60-89 Days	0	$0.00	0	$0.00	1	$540,000.00	0	$0.00	0	$0.00
90-119 Days	1	$369,935.40	0	$0.00	1	$354,956.62	0	$0.00	0	$0.00
120 Days or More	1	$351,246.44	0	$0.00	1	$948,000.00	1	$330,791.91	1	$379,452.86
Total Delinquent Mortgage Loans at End of Period	9	$5,666,740.35	5	$3,518,539.56	5	$3,710,687.30	2	$714,509.48	3	$1,624,232.89
Delinquency Rate (2)	0.89%	1.00%	1.18%	1.49%	0.68%	0.88%	0.60%	0.37%	1.26%	1.16%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		10.74%		11.40%		11.61%		13.12%		10.71%
Cumulative Prepayment Ratio (12)		70.96%		76.64%		78.36%		80.65%		82.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2004-06/30/2004
Total Mortgage Loans at Beginning of Period	1,359	$773,136,902.11	600	$339,335,392.91	1,040	$606,334,049.46	463	$277,928,362.86	327	$195,718,448.47
Total Mortgage Loans at End of Period	1,132	$638,232,263.02	481	$267,284,836.65	827	$475,820,807.30	378	$224,953,471.06	266	$157,610,589.94
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	12	$6,730,615.51	5	$2,331,591.06	10	$7,858,701.98	1	$324,971.56	1	$1,001,420.13
60-89 Days	0	$0.00	1	$415,697.95	0	$0.00	2	$366,252.26	1	$380,787.56
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	12	$6,730,615.51	6	$2,747,289.01	10	$7,858,701.98	3	$691,223.82	2	$1,382,207.69
Delinquency Rate (2)	1.06%	1.05%	1.25%	1.03%	1.21%	1.65%	0.79%	0.31%	0.75%	0.88%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		17.32%		21.15%		21.45%		18.99%		19.40%
Cumulative Prepayment Ratio (12)		67.53%		73.68%		75.56%		77.79%		79.90%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2004-03/31/2004
Total Mortgage Loans at Beginning of Period	1,611	$922,219,920.15	740	$427,298,462.68	1,294	$760,029,351.25	569	$342,591,461.82	409	$243,734,607.08
Total Mortgage Loans at End of Period	1,359	$773,136,902.11	600	$339,335,392.91	1,040	$606,334,049.46	463	$277,928,362.86	327	$195,718,448.47
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	15	$8,109,411.21	7	$4,987,379.05	0	$0.00	3	$1,493,095.94	2	$987,102.84
60-89 Days	2	$838,537.33	0	$0.00	1	$357,510.67	1	$333,172.30	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	2	$707,128.69	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	19	$9,655,077.23	7	$4,987,379.05	1	$357,510.67	4	$1,826,268.24	2	$987,102.84
Delinquency Rate (2)	1.40%	1.25%	1.17%	1.47%	0.10%	0.06%	0.86%	0.66%	0.61%	0.50%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$483.64
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$483.64
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		16.08%		20.50%		20.15%		18.80%		19.30%
Cumulative Prepayment Ratio (12)		60.82%		66.72%		68.97%		72.65%		75.16%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2003-12/31/2003
Total Mortgage Loans at Beginning of Period	1,805	$1,042,612,294.90	842	$494,029,123.66	1,475	$879,009,664.70	673	$410,247,886.40	476	$288,599,372.05
Total Mortgage Loans at End of Period	1,611	$922,219,920.15	740	$427,298,462.68	1,294	$760,029,351.25	569	$342,591,461.82	409	$243,734,607.08
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$4,426,549.73	3	$2,568,596.43	9	$7,199,881.69	5	$2,779,024.33	1	$470,052.20
60-89 Days	1	$761,588.62	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$910,000.00	0	$0.00	1	$358,743.62	0	$0.00	0	$0.00
120 Days or More	1	$354,413.95	1	$412,878.66	1	$600,000.00	0	$0.00	2	$754,546.64
Total Delinquent Mortgage Loans at End of Period	9	$6,452,552.30	4	$2,981,475.09	11	$8,158,625.31	5	$2,779,024.33	3	$1,224,598.84
Delinquency Rate (2)	0.56%	0.70%	0.54%	0.70%	0.85%	1.07%	0.88%	0.81%	0.73%	0.50%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$407,598.77
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.24%	0.17%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		11.46%		13.42%		13.46%		16.42%		15.47%
Cumulative Prepayment Ratio (12)		53.39%		58.22%		61.22%		66.39%		69.29%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2003-09/30/2003
Total Mortgage Loans at Beginning of Period	2,500	$1,478,674,970.04	1,213	$739,342,628.87	2,126	$1,281,271,643.47	969	$613,751,710.36	740	$454,697,650.09
Total Mortgage Loans at End of Period	1,805	$1,042,612,294.90	842	$494,029,123.66	1,475	$879,009,664.70	673	$410,247,886.40	476	$288,599,372.05
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	8	$3,442,374.06	2	$1,058,343.03	4	$2,038,109.32	2	$1,307,909.21	2	$659,567.56
60-89 Days	0	$0.00	1	$685,289.21	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$382,294.31	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	2	$757,147.23
Total Delinquent Mortgage Loans at End of Period	9	$3,824,668.37	3	$1,743,632.24	4	$2,038,109.32	2	$1,307,909.21	4	$1,416,714.79
Delinquency Rate (2)	0.50%	0.37%	0.36%	0.35%	0.27%	0.23%	0.30%	0.32%	0.84%	0.49%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$409,085.01
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.21%	0.14%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		29.31%		33.11%		31.33%		33.09%		36.46%
Cumulative Prepayment Ratio (12)		47.40%		51.79%		55.23%		59.84%		63.72%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2003-06/30/2003
Total Mortgage Loans at Beginning of Period	3,056	$1,840,826,413.43	1,514	$937,122,974.08	2,800	$1,742,181,918.75	1,337	$864,673,632.33	1,023	$647,278,248.06
Total Mortgage Loans at End of Period	2,500	$1,478,674,970.04	1,213	$739,342,628.87	2,126	$1,281,271,643.47	969	$613,751,710.36	740	$454,697,650.09
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	9	$5,360,288.75	3	$2,063,577.01	10	$5,902,122.75	6	$2,701,329.86	2	$870,559.94
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$385,935.01
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	1	$530,100.00	0	$0.00	1	$373,776.20
Total Delinquent Mortgage Loans at End of Period	9	$5,360,288.75	3	$2,063,577.01	11	$6,432,222.75	6	$2,701,329.86	4	$1,630,271.15
Delinquency Rate (2)	0.36%	0.36%	0.25%	0.28%	0.52%	0.50%	0.62%	0.44%	0.54%	0.36%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$410,551.45
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.14%	0.09%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		19.59%		21.03%		26.38%		28.95%		29.68%
Cumulative Prepayment Ratio (12)		25.69%		28.04%		34.91%		40.10%		43.05%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2003-03/31/2003
Total Mortgage Loans at Beginning of Period	3,259	$1,972,882,734.43	1,624	$1,012,377,582.44	3,072	$1,924,017,081.55	1,507	$976,837,941.94	1,201	$765,342,043.15
Total Mortgage Loans at End of Period	3,056	$1,840,826,413.43	1,514	$937,122,974.08	2,800	$1,742,181,918.75	1,337	$864,673,632.33	1,023	$647,278,248.06
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	8	$6,496,569.94	6	$3,749,027.38	11	$5,698,722.97	0	$0.00	1	$387,175.42
60-89 Days	0	$0.00	1	$1,499,399.74	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	1	$930,266.68	0	$0.00	1	$375,063.68
120 Days or More	1	$1,500,000.00	0	$0.00	0	$0.00	1	$1,055,000.00	1	$411,998.36
Total Delinquent Mortgage Loans at End of Period	9	$7,996,569.94	7	$5,248,427.12	12	$6,628,989.65	1	$1,055,000.00	3	$1,174,237.46
Delinquency Rate (2)	0.29%	0.43%	0.46%	0.56%	0.43%	0.38%	0.07%	0.12%	0.29%	0.18%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		6.60%		7.35%		9.37%		11.41%		15.34%
Cumulative Prepayment Ratio (12)		7.62%		8.92%		11.63%		15.76%		19.09%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2002-12/31/2002
Total Mortgage Loans at Beginning of Period	3,287	$1,995,977,878.46	1,649	$1,030,719,967.88	3,135	$1,975,024,800.28	1,573	$1,024,539,300.20	1,246	$797,264,554.14
Total Mortgage Loans at End of Period	3,259	$1,972,882,734.43	1,624	$1,012,377,582.44	3,072	$1,924,017,081.55	1,507	$976,837,941.94	1,201	$765,342,043.15
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	46	$32,539,072.99	9	$5,600,702.67	14	$9,867,494.88	4	$4,217,494.16	3	$2,307,466.52
60-89 Days	0	$0.00	2	$1,661,574.08	6	$5,652,032.36	0	$0.00	2	$983,426.01
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	46	$32,539,072.99	11	$7,262,276.75	20	$15,519,527.24	4	$4,217,494.16	5	$3,290,892.53
Delinquency Rate (2)	1.41%	1.65%	0.68%	0.72%	0.65%	0.81%	0.27%	0.43%	0.42%	0.43%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.10%		1.70%		2.50%		4.58%		3.92%
Cumulative Prepayment Ratio (12)		1.10%		1.70%		2.50%		4.93%		4.45%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13
	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2002-09/30/2002
Total Mortgage Loans at Beginning of Period							1,575	$1,028,589,782.28	1,249	$801,901,920.87
Total Mortgage Loans at End of Period							1,573	$1,024,539,300.20	1,246	$797,264,554.14
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days							0	$0.00	0	$0.00
60-89 Days							0	$0.00	0	$0.00
90-119 Days							0	$0.00	0	$0.00
120 Days or More							0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period							0	$0.00	0	$0.00
Delinquency Rate (2)							0.00%	0.00%	0.00%	0.00%
Foreclosure at End of Period (3)							0	$0.00	0	$0.00
Foreclosure Ratio (4)							0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)							0	$0.00	0	$0.00
REO Ratio (4)							0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)								$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)								$0.00		$0.00
Aggregate Net Losses (7)								$0.00		$0.00
Average Net Loss (8)								$0.00		$0.00
Aggregate Net Loss Ratio (9)								0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)								0.00%		0.00%
Prepayment Ratio (11)								0.37%		0.55%
Cumulative Prepayment Ratio (12)								0.37%		0.55%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2006-09/30/2006
Total Mortgage Loans at Beginning of Period	160	$86,239,181.99	129	$66,933,664.62	144	$77,499,822.74
Total Mortgage Loans at End of Period	148	$82,443,171.53	119	$61,932,509.29	129	$70,797,366.85
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$917,003.26	1	$629,881.28	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	2	$917,003.26	1	$629,881.28	0	$0.00
Delinquency Rate (2)	1.35%	1.11%	0.84%	1.02%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$195,732.80		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$195,732.80		$0.00
Average Net Loss (8)		$0.00		$195,732.80		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.02%		0.00%
Prepayment Ratio (11)		4.32%		7.38%		8.60%
Cumulative Prepayment Ratio (12)		91.20%		93.22%		94.29%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2006-06/30/2006
Total Mortgage Loans at Beginning of Period	168	$91,108,365.34	139	$72,742,253.26	153	$82,421,077.04
Total Mortgage Loans at End of Period	160	$86,239,181.99	129	$66,933,664.62	144	$77,499,822.74
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$594,491.88	1	$312,957.39	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$594,491.88	1	$312,957.39	0	$0.00
Delinquency Rate (2)	0.63%	0.69%	0.78%	0.47%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$195,732.80		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$195,732.80		$0.00
Average Net Loss (8)		$0.00		$195,732.80		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.02%		0.00%
Prepayment Ratio (11)		5.26%		7.90%		5.92%
Cumulative Prepayment Ratio (12)		90.83%		92.73%		93.78%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2006-03/31/2006
Total Mortgage Loans at Beginning of Period	174	$95,052,452.59	148	$79,160,334.70	163	$87,920,571.84
Total Mortgage Loans at End of Period	168	$91,108,365.34	139	$72,742,253.26	153	$82,421,077.04
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	2	$958,827.26	0	$0.00
60-89 Days	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	2	$958,827.26	0	$0.00
Delinquency Rate (2)	0.00%	0.00%	1.44%	1.32%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$195,732.80		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$195,732.80		$0.00
Average Net Loss (8)		$0.00		$195,732.80		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.02%		0.00%
Prepayment Ratio (11)		4.07%		8.03%		6.20%
Cumulative Prepayment Ratio (12)		90.35%		92.15%		93.40%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2005-12/31/2005
Total Mortgage Loans at Beginning of Period	188	$102,893,583.20	159	$87,137,091.67	182	$100,201,734.57
Total Mortgage Loans at End of Period	174	$95,052,452.59	148	$79,160,334.70	163	$87,920,571.84
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$839,751.58	0	$0.00	2	$778,620.91
60-89 Days	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$375,819.67	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	2	$1,215,571.25	0	$0.00	2	$778,620.91
Delinquency Rate (2)	1.15%	1.28%	0.00%	0.00%	1.23%	0.89%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$195,732.80		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$195,732.80		$0.00
Average Net Loss (8)		$0.00		$195,732.80		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.22%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.02%		0.00%
Prepayment Ratio (11)		7.54%		8.16%		12.20%
Cumulative Prepayment Ratio (12)		89.96%		91.51%		92.98%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2005-09/30/2005
Total Mortgage Loans at Beginning of Period	219	$119,406,620.65	187	$102,376,802.77	225	$127,911,584.96
Total Mortgage Loans at End of Period	188	$102,893,583.20	159	$87,137,091.67	182	$100,201,734.57
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$377,297.40	1	$384,056.92	2	$1,664,654.06
60-89 Days	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$377,297.40	1	$384,056.92	2	$1,664,654.06
Delinquency Rate (2)	0.53%	0.37%	0.63%	0.44%	1.10%	1.66%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	1	$806,250.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.63%	0.93%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		12.92%		14.82%		21.62%
Cumulative Prepayment Ratio (12)		89.19%		90.80%		92.04%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2005-06/30/2005
Total Mortgage Loans at Beginning of Period	245	$136,316,944.43	207	$114,061,972.12	253	$144,943,352.58	221	$114,553,618.73
Total Mortgage Loans at End of Period	219	$119,406,620.65	187	$102,376,802.77	225	$127,911,584.96	172	$89,230,468.78
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$996,389.92	0	$0.00	1	$340,494.12	2	$1,043,800.81
60-89 Days	1	$378,752.73	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$1,375,142.65	0	$0.00	1	$340,494.12	2	$1,043,800.81
Delinquency Rate (2)	1.37%	1.15%	0.00%	0.00%	0.44%	0.27%	1.16%	1.17%
Foreclosure at End of Period (3)	1	$992,656.36	0	$0.00	0	$0.00	1	$508,882.68
Foreclosure Ratio (4)	0.46%	0.83%	0.00%	0.00%	0.00%	0.00%	0.58%	0.57%
REO at End of Period (3)	0	$0.00	1	$806,250.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.53%	0.79%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		12.32%		10.18%		11.71%		22.06%
Cumulative Prepayment Ratio (12)		87.64%		89.28%		89.91%		93.64%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2005-03/31/2005
Total Mortgage Loans at Beginning of Period	269	$150,607,564.15	226	$124,048,729.75	269	$154,281,010.64	250	$132,712,725.47	187	$98,339,704.48
Total Mortgage Loans at End of Period	245	$136,316,944.43	207	$114,061,972.12	253	$144,943,352.58	221	$114,553,618.73	160	$83,700,696.92
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$839,751.58	3	$1,461,445.46	1	$596,463.77	2	$1,278,217.00	3	$1,161,506.28
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$839,751.58	3	$1,461,445.46	1	$596,463.77	2	$1,278,217.00	3	$1,161,506.28
Delinquency Rate (2)	0.41%	0.62%	1.45%	1.28%	0.40%	0.41%	0.90%	1.12%	1.88%	1.39%
Foreclosure at End of Period (3)	1	$992,656.36	0	$0.00	0	$0.00	1	$510,578.11	1	$1,050,000.00
Foreclosure Ratio (4)	0.41%	0.73%	0.00%	0.00%	0.00%	0.00%	0.45%	0.45%	0.63%	1.25%
REO at End of Period (3)	0	$0.00	1	$806,250.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.48%	0.71%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		9.40%		7.98%		6.01%		13.63%		14.83%
Cumulative Prepayment Ratio (12)		85.96%		88.11%		88.61%		91.95%		94.05%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period	304	$171,520,551.37	262	$143,363,046.60	308	$177,282,058.89	287	$156,333,853.52	215	$114,881,839.34
Total Mortgage Loans at End of Period	269	$150,607,564.15	226	$124,048,729.75	269	$154,281,010.64	250	$132,712,725.47	187	$98,339,704.48
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$720,594.67	3	$741,767.89	3	$1,222,849.38	1	$652,906.42	2	$899,883.33
60-89 Days	1	$992,656.36	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	3	$1,713,251.03	3	$741,767.89	3	$1,222,849.38	1	$652,906.42	2	$899,883.33
Delinquency Rate (2)	1.12%	1.14%	1.33%	0.60%	1.12%	0.79%	0.40%	0.49%	1.07%	0.92%
Foreclosure at End of Period (3)	0	$0.00	1	$806,250.00	0	$0.00	1	$512,245.77	1	$1,050,000.00
Foreclosure Ratio (4)	0.00%	0.00%	0.44%	0.65%	0.00%	0.00%	0.40%	0.39%	0.53%	1.07%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		12.11%		13.40%		12.93%		15.06%		14.34%
Cumulative Prepayment Ratio (12)		84.54%		87.12%		87.90%		90.74%		93.08%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2004-09/30/2004
Total Mortgage Loans at Beginning of Period	342	$193,328,575.31	305	$166,905,249.82	361	$212,146,227.07	332	$183,446,581.72	254	$140,314,148.55
Total Mortgage Loans at End of Period	304	$171,520,551.37	262	$143,363,046.60	308	$177,282,058.89	287	$156,333,853.52	215	$114,881,839.34
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,860,827.41	2	$828,494.43	0	$0.00	4	$2,167,384.63	1	$1,098,882.09
60-89 Days	1	$336,000.00	0	$0.00	0	$0.00	0	$0.00	1	$397,119.79
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	1	$513,886.10	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,196,827.41	2	$828,494.43	0	$0.00	5	$2,681,270.73	2	$1,496,001.88
Delinquency Rate (2)	1.32%	1.28%	0.76%	0.58%	0.00%	0.00%	1.74%	1.72%	0.93%	1.30%
Foreclosure at End of Period (3)	0	$0.00	1	$806,250.00	0	$0.00	0	$0.00	1	$1,050,000.00
Foreclosure Ratio (4)	0.00%	0.00%	0.38%	0.56%	0.00%	0.00%	0.00%	0.00%	0.47%	0.91%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		11.20%		14.02%		16.39%		14.21%		18.07%
Cumulative Prepayment Ratio (12)		82.46%		85.19%		86.13%		89.16%		91.98%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2004-06/30/2004
Total Mortgage Loans at Beginning of Period	430	$244,792,301.60	375	$203,601,047.56	460	$269,642,761.69	405	$227,900,949.73	363	$210,016,872.52
Total Mortgage Loans at End of Period	342	$193,328,575.31	305	$166,905,249.82	361	$212,146,227.07	332	$183,446,581.72	254	$140,314,148.55
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,558,819.38	1	$590,836.16	1	$538,247.72	1	$750,000.00	2	$1,448,357.90
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$806,250.00	0	$0.00	1	$515,499.56	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,558,819.38	2	$1,397,086.16	1	$538,247.72	2	$1,265,499.56	2	$1,448,357.90
Delinquency Rate (2)	1.17%	1.32%	0.66%	0.84%	0.28%	0.25%	0.60%	0.69%	0.79%	1.03%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		20.95%		17.94%		21.28%		19.46%		33.15%
Cumulative Prepayment Ratio (12)		80.29%		82.84%		83.45%		87.41%		90.29%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2004-03/31/2004
Total Mortgage Loans at Beginning of Period	506	$287,992,572.20	465	$256,872,468.11	550	$324,484,602.64	506	$285,846,986.13	426	$247,952,154.61
Total Mortgage Loans at End of Period	430	$244,792,301.60	375	$203,601,047.56	460	$269,642,761.69	405	$227,900,949.73	363	$210,016,872.52
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	2	$1,081,602.45	2	$962,759.82	4	$3,549,034.46	3	$1,295,667.06	1	$399,575.34
60-89 Days	0	$0.00	1	$806,250.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	1	$593,365.14	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	1	$517,086.60	0	$0.00
Total Delinquent Mortgage Loans at End of Period	2	$1,081,602.45	4	$2,362,374.96	4	$3,549,034.46	4	$1,812,753.66	1	$399,575.34
Delinquency Rate (2)	0.47%	0.44%	1.07%	1.16%	0.87%	1.32%	0.99%	0.80%	0.28%	0.19%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		14.92%		20.66%		16.85%		20.22%		15.26%
Cumulative Prepayment Ratio (12)		75.16%		79.17%		79.04%		84.45%		85.64%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2003-12/31/2003
Total Mortgage Loans at Beginning of Period	574	$328,524,967.68	539	$300,932,950.37	636	$376,431,596.36	602	$340,488,909.30	513	$301,274,925.24
Total Mortgage Loans at End of Period	506	$287,992,572.20	465	$256,872,468.11	550	$324,484,602.64	506	$285,846,986.13	426	$247,952,154.61
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$2,477,038.95	3	$1,736,376.20	3	$1,288,439.48	3	$1,301,451.92	2	$1,000,254.99
60-89 Days	0	$0.00	1	$399,687.11	1	$339,966.62	1	$518,647.63	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$2,477,038.95	4	$2,136,063.31	4	$1,628,406.10	4	$1,820,099.55	2	$1,000,254.99
Delinquency Rate (2)	1.19%	0.86%	0.86%	0.83%	0.73%	0.50%	0.79%	0.64%	0.47%	0.40%
Foreclosure at End of Period (3)	0	$0.00	1	$419,776.94	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.22%	0.16%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		12.25%		14.56%		13.75%		15.99%		17.66%
Cumulative Prepayment Ratio (12)		70.86%		73.84%		74.83%		80.58%		83.12%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2003-09/30/2003
Total Mortgage Loans at Beginning of Period	908	$546,846,744.78	810	$458,872,350.85	1,005	$615,709,579.99	940	$537,376,451.00	782	$468,295,826.16
Total Mortgage Loans at End of Period	574	$328,524,967.68	539	$300,932,950.37	636	$376,431,596.36	602	$340,488,909.30	513	$301,274,925.24
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$1,121,250.00	1	$395,250.00	1	$444,000.00	2	$1,203,862.38	3	$1,973,790.48
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$333,075.83	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$1,121,250.00	2	$728,325.83	1	$444,000.00	2	$1,203,862.38	3	$1,973,790.48
Delinquency Rate (2)	0.17%	0.34%	0.37%	0.24%	0.16%	0.12%	0.33%	0.35%	0.58%	0.66%
Foreclosure at End of Period (3)	0	$0.00	2	$1,018,875.02	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.37%	0.34%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		39.86%		34.34%		38.82%		36.33%		35.37%
Cumulative Prepayment Ratio (12)		66.83%		69.44%		70.85%		76.93%		79.57%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2003-06/30/2003
Total Mortgage Loans at Beginning of Period	1,243	$781,387,152.37	1,159	$675,713,017.47	1,376	$866,980,771.63	1,294	$752,719,219.85	1,136	$671,890,038.83
Total Mortgage Loans at End of Period	908	$546,846,744.78	810	$458,872,350.85	1,005	$615,709,579.99	940	$537,376,451.00	782	$468,295,826.16
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$2,696,359.61	4	$1,876,469.74	1	$504,000.47	13	$6,572,102.82	4	$1,771,073.20
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$2,696,359.61	4	$1,876,469.74	1	$504,000.47	13	$6,572,102.82	4	$1,771,073.20
Delinquency Rate (2)	0.44%	0.49%	0.49%	0.41%	0.10%	0.08%	1.38%	1.22%	0.51%	0.38%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		29.94%		32.01%		28.93%		28.56%		30.04%
Cumulative Prepayment Ratio (12)		45.00%		53.61%		52.45%		63.86%		68.51%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2003-03/31/2003
Total Mortgage Loans at Beginning of Period	1,456	$918,371,632.70	1,460	$864,305,623.31	1,697	$1,093,627,517.55	1,730	$1,022,973,707.98	1,468	$869,645,832.12
Total Mortgage Loans at End of Period	1,243	$781,387,152.37	1,159	$675,713,017.47	1,376	$866,980,771.63	1,294	$752,719,219.85	1,136	$671,890,038.83
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$4,294,952.38	1	$649,543.75	6	$3,552,958.86	4	$1,754,019.06	4	$2,023,260.79
60-89 Days	0	$0.00	0	$0.00	1	$345,970.31	2	$877,200.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	7	$4,294,952.38	1	$649,543.75	7	$3,898,929.17	6	$2,631,219.06	4	$2,023,260.79
Delinquency Rate (2)	0.56%	0.55%	0.09%	0.10%	0.51%	0.45%	0.46%	0.35%	0.35%	0.30%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		14.84%		21.73%		20.67%		26.37%		22.70%
Cumulative Prepayment Ratio (12)		21.58%		31.89%		33.14%		49.47%		55.04%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2002-12/31/2002
Total Mortgage Loans at Beginning of Period	1,558	$985,482,906.94	1,620	$967,326,157.51	1,880	$1,236,717,685.12	2,103	$1,267,203,913.50	1,920	$1,142,952,939.43
Total Mortgage Loans at End of Period	1,456	$918,371,632.70	1,460	$864,305,623.31	1,697	$1,093,627,517.55	1,730	$1,022,973,707.98	1,468	$869,645,832.12
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	11	$6,499,555.29	2	$1,492,844.94	9	$6,665,131.70	11	$5,813,875.30	16	$9,107,155.25
60-89 Days	1	$444,739.48	1	$587,304.11	1	$346,970.00	1	$502,197.56	0	$0.00
90-119 Days	1	$839,760.49	0	$0.00	0	$0.00	1	$1,300,000.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	13	$7,784,055.26	3	$2,080,149.05	10	$7,012,101.70	13	$7,616,072.86	16	$9,107,155.25
Delinquency Rate (2)	0.89%	0.85%	0.21%	0.24%	0.59%	0.64%	0.75%	0.74%	1.09%	1.05%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		6.73%		10.55%		11.52%		19.22%		23.87%
Cumulative Prepayment Ratio (12)		7.93%		13.03%		15.74%		31.41%		41.87%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2002-09/30/2002
Total Mortgage Loans at Beginning of Period	1,573	$998,724,014.44	1,659	$995,677,821.37	1,957	$1,299,312,842.29	2,429	$1,493,632,954.72	2,415	$1,466,343,757.34
Total Mortgage Loans at End of Period	1,558	$985,482,906.94	1,620	$967,326,157.51	1,880	$1,236,717,685.12	2,103	$1,267,203,913.50	1,920	$1,142,952,939.43
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	9	$6,572,588.39	16	$13,367,160.71	13	$7,853,509.76	13	$9,343,891.74
60-89 Days	0	$0.00	0	$0.00	0	$0.00	3	$1,270,408.35	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	1	$79,063.51
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	9	$6,572,588.39	16	$13,367,160.71	16	$9,123,918.11	14	$9,422,955.25
Delinquency Rate (2)	0.00%	0.00%	0.56%	0.68%	0.85%	1.08%	0.76%	0.72%	0.73%	0.82%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		1.30%		2.78%		4.78%		15.10%		22.01%
Cumulative Prepayment Ratio (12)		1.30%		2.78%		4.78%		15.10%		23.67%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR12		WAMU 02-AR11		WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7
	9/24/2002		8/28/2002		8/27/2002		7/25/2002		6/24/2002

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2002-06/30/2002
Total Mortgage Loans at Beginning of Period									2,457	$1,498,556,656.00
Total Mortgage Loans at End of Period									2,415	$1,466,343,757.34
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days									0	$0.00
60-89 Days									0	$0.00
90-119 Days									0	$0.00
120 Days or More									0	$0.00
Total Delinquent Mortgage Loans at End of Period									0	$0.00
Delinquency Rate (2)									0.00%	0.00%
Foreclosure at End of Period (3)									0	$0.00
Foreclosure Ratio (4)									0.00%	0.00%
REO at End of Period (3)									0	$0.00
REO Ratio (4)									0.00%	0.00%
Aggregate Gross Losses (5)										$0.00
Aggregate Subsequent Recoveries/Losses (6)										$0.00
Aggregate Net Losses (7)										$0.00
Average Net Loss (8)										$0.00
Aggregate Net Loss Ratio (9)										0.00%
Cumulative Aggregate Net Loss Ratio (10)										0.00%
Prepayment Ratio (11)										2.13%
Cumulative Prepayment Ratio (12)										2.13%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2004-12/31/2004
Total Mortgage Loans at Beginning of Period			378	$222,113,279.93
Total Mortgage Loans at End of Period			302	$173,642,703.96
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days			2	$1,098,816.01
60-89 Days			0	$0.00
90-119 Days			0	$0.00
120 Days or More			0	$0.00
Total Delinquent Mortgage Loans at End of Period			2	$1,098,816.01
Delinquency Rate (2)			0.66%	0.63%
Foreclosure at End of Period (3)			1	$974,931.29
Foreclosure Ratio (4)			0.33%	0.56%
REO at End of Period (3)			0	$0.00
REO Ratio (4)			0.00%	0.00%
Aggregate Gross Losses (5)				$0.00
Aggregate Subsequent Recoveries/Losses (6)				$0.00
Aggregate Net Losses (7)				$0.00
Average Net Loss (8)				$0.00
Aggregate Net Loss Ratio (9)				0.00%
Cumulative Aggregate Net Loss Ratio (10)				0.00%
Prepayment Ratio (11)				21.82%
Cumulative Prepayment Ratio (12)				95.25%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2004-09/30/2004
Total Mortgage Loans at Beginning of Period			445	$265,870,406.83					82	$46,237,958.49
Total Mortgage Loans at End of Period			378	$222,113,279.93					73	$40,482,559.56
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days			4	$1,958,339.05					0	$0.00
60-89 Days			2	$1,554,186.64					0	$0.00
90-119 Days			0	$0.00					0	$0.00
120 Days or More			0	$0.00					0	$0.00
Total Delinquent Mortgage Loans at End of Period			6	$3,512,525.69					0	$0.00
Delinquency Rate (2)			1.59%	1.58%					0.00%	0.00%
Foreclosure at End of Period (3)			2	$1,463,413.59					1	$689,170.78
Foreclosure Ratio (4)			0.53%	0.66%					1.37%	1.70%
REO at End of Period (3)			0	$0.00					0	$0.00
REO Ratio (4)			0.00%	0.00%					0.00%	0.00%
Aggregate Gross Losses (5)				$0.00						$0.00
Aggregate Subsequent Recoveries/Losses (6)				$0.00						$0.00
Aggregate Net Losses (7)				$0.00						$0.00
Average Net Loss (8)				$0.00						$0.00
Aggregate Net Loss Ratio (9)				0.00%						0.00%
Cumulative Aggregate Net Loss Ratio (10)				0.00%						0.00%
Prepayment Ratio (11)				16.06%						12.36%
Cumulative Prepayment Ratio (12)				93.94%						94.46%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2004-06/30/2004
Total Mortgage Loans at Beginning of Period	163	$71,317,344.99	590	$357,519,566.31	112	$51,389,686.71	118	$55,809,689.33	108	$62,088,782.23
Total Mortgage Loans at End of Period	123	$52,829,408.74	445	$265,870,406.83	85	$38,693,370.76	89	$41,587,779.27	82	$46,237,958.49
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,366,959.19	4	$3,617,145.33	1	$312,578.81	1	$304,513.43	1	$689,170.78
60-89 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$311,077.84	1	$974,931.29	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	4	$1,678,037.03	5	$4,592,076.62	1	$312,578.81	1	$304,513.43	1	$689,170.78
Delinquency Rate (2)	3.25%	3.18%	1.12%	1.73%	1.18%	0.81%	1.12%	0.73%	1.22%	1.49%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		25.59%		25.63%		24.30%		25.27%		25.44%
Cumulative Prepayment Ratio (12)		93.19%		92.78%		93.32%		94.08%		93.76%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2004-03/31/2004
Total Mortgage Loans at Beginning of Period	200	$88,147,522.28	771	$479,650,442.22	146	$66,756,925.77	159	$73,999,728.37	140	$81,780,222.24
Total Mortgage Loans at End of Period	163	$71,317,344.99	590	$357,519,566.31	112	$51,389,686.71	118	$55,809,689.33	108	$62,088,782.23
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$1,528,768.82	6	$3,711,536.58	1	$313,550.76	0	$0.00	2	$647,772.55
60-89 Days	2	$753,431.70	1	$440,000.00	0	$0.00	0	$0.00	1	$689,170.78
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$2,282,200.52	7	$4,151,536.58	1	$313,550.76	0	$0.00	3	$1,336,943.33
Delinquency Rate (2)	3.68%	3.20%	1.19%	1.16%	0.89%	0.61%	0.00%	0.00%	2.78%	2.15%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	1	$398,000.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.85%	0.71%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	1	$74,715.45	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.89%	0.15%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		18.77%		25.46%		22.18%		24.36%		23.98%
Cumulative Prepayment Ratio (12)		91.24%		90.30%		91.55%		92.44%		91.82%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2003-12/31/2003
Total Mortgage Loans at Beginning of Period	268	$119,911,444.25	951	$598,496,213.27	177	$80,716,314.52	209	$99,680,724.34	174	$101,884,335.81
Total Mortgage Loans at End of Period	200	$88,147,522.28	771	$479,650,442.22	146	$66,756,925.77	159	$73,999,728.37	140	$81,780,222.24
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	3	$1,162,270.12	6	$2,544,531.71	1	$314,506.48	2	$1,144,911.46	1	$583,755.45
60-89 Days	1	$313,102.70	1	$599,846.09	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	1	$745,382.20	1	$974,931.29	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$2,220,755.02	8	$4,119,309.09	1	$314,506.48	2	$1,144,911.46	1	$583,755.45
Delinquency Rate (2)	2.50%	2.52%	1.04%	0.86%	0.68%	0.47%	1.26%	1.55%	0.71%	0.71%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$298,643.62	1	$398,000.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.68%	0.45%	0.63%	0.54%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	1	$445,344.85	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.68%	0.67%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		26.18%		19.86%		17.01%		25.55%		19.64%
Cumulative Prepayment Ratio (12)		89.47%		87.00%		89.45%		90.34%		89.41%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2003-09/30/2003
Total Mortgage Loans at Beginning of Period	453	$200,262,804.16	1,421	$903,369,607.33	296	$138,217,296.08	345	$168,608,031.91	259	$146,334,910.09
Total Mortgage Loans at End of Period	268	$119,911,444.25	951	$598,496,213.27	177	$80,716,314.52	209	$99,680,724.34	174	$101,884,335.81
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$3,456,150.60	4	$2,022,336.45	2	$805,601.67	3	$1,238,425.92	1	$689,085.57
60-89 Days	0	$0.00	2	$1,374,741.69	1	$358,342.76	0	$0.00	1	$585,864.61
90-119 Days	0	$0.00	0	$0.00	0	$0.00	1	$398,000.00	0	$0.00
120 Days or More	1	$307,175.02	0	$0.00	1	$376,516.09	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	8	$3,763,325.62	6	$3,397,078.14	4	$1,540,460.52	4	$1,636,425.92	2	$1,274,950.18
Delinquency Rate (2)	2.99%	3.14%	0.63%	0.57%	2.26%	1.91%	1.91%	1.64%	1.15%	1.25%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	2	$746,339.28	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	1.13%	0.92%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		39.85%		33.69%		41.35%		40.68%		30.27%
Cumulative Prepayment Ratio (12)		86.10%		83.78%		87.50%		87.38%		86.96%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2003-06/30/2003
Total Mortgage Loans at Beginning of Period	690	$307,138,677.76	2,019	$1,284,865,543.89	444	$208,984,716.39	553	$274,497,915.41	382	$211,100,635.00
Total Mortgage Loans at End of Period	453	$200,262,804.16	1,421	$903,369,607.33	296	$138,217,296.08	345	$168,608,031.91	259	$146,334,910.09
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$2,262,474.41	10	$6,997,756.55	2	$948,241.92	6	$2,750,635.41	2	$1,854,773.46
60-89 Days	0	$0.00	0	$0.00	3	$1,053,425.59	1	$308,766.11	1	$689,107.06
90-119 Days	1	$308,078.28	1	$455,000.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	2	$1,374,741.66	1	$447,854.90	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	6	$2,570,552.69	13	$8,827,498.21	6	$2,449,522.41	7	$3,059,401.52	3	$2,543,880.52
Delinquency Rate (2)	1.32%	1.28%	0.91%	0.98%	2.03%	1.77%	2.03%	1.81%	1.16%	1.74%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	2	$1,062,352.52	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.68%	0.77%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		34.35%		29.69%		33.61%		38.35%		30.57%
Cumulative Prepayment Ratio (12)		77.56%		75.54%		79.40%		79.42%		81.52%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2003-03/31/2003
Total Mortgage Loans at Beginning of Period	956	$432,615,982.04	2,786	$1,797,854,408.75	624	$298,211,501.89	761	$381,697,671.69	558	$309,616,251.64
Total Mortgage Loans at End of Period	690	$307,138,677.76	2,019	$1,284,865,543.89	444	$208,984,716.39	553	$274,497,915.41	382	$211,100,635.00
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	7	$2,492,872.89	9	$5,704,161.25	2	$677,649.67	1	$398,000.00	5	$3,990,852.29
60-89 Days	0	$0.00	1	$1,461,703.77	0	$0.00	0	$0.00	0	$0.00
90-119 Days	1	$538,734.86	1	$316,400.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	2	$750,441.90	0	$0.00	1	$826,829.02
Total Delinquent Mortgage Loans at End of Period	8	$3,031,607.75	11	$7,482,265.02	4	$1,428,091.57	1	$398,000.00	6	$4,817,681.31
Delinquency Rate (2)	1.16%	0.99%	0.54%	0.58%	0.90%	0.68%	0.18%	0.14%	1.57%	2.28%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$763,985.75	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.23%	0.37%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		28.72%		28.53%		29.66%		27.85%		31.70%
Cumulative Prepayment Ratio (12)		66.26%		65.21%		69.44%		67.18%		73.60%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2002-12/31/2002
Total Mortgage Loans at Beginning of Period	1,329	$619,215,338.10	3,745	$2,460,433,530.49	911	$448,972,892.78	1,102	$555,355,109.66	789	$446,156,672.90
Total Mortgage Loans at End of Period	956	$432,615,982.04	2,786	$1,797,854,408.75	625	$298,211,501.89	761	$381,697,671.69	558	$309,616,251.64
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	11	$5,266,174.80	15	$9,999,804.06	10	$4,442,762.87	7	$2,761,366.54	4	$2,476,629.35
60-89 Days	3	$1,602,896.01	2	$1,265,701.72	2	$1,187,597.99	0	$0.00	1	$692,989.00
90-119 Days	0	$0.00	1	$524,201.80	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$747,391.11	0	$0.00	0	$0.00	1	$829,243.78
Total Delinquent Mortgage Loans at End of Period	14	$6,869,070.81	19	$12,537,098.69	12	$5,630,360.86	7	$2,761,366.54	6	$3,998,862.13
Delinquency Rate (2)	1.46%	1.59%	0.68%	0.70%	1.92%	1.89%	0.92%	0.72%	1.08%	1.29%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		29.86%		26.93%		33.34%		31.05%		30.48%
Cumulative Prepayment Ratio (12)		52.95%		51.32%		56.90%		54.83%		61.56%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2002-09/30/2002
Total Mortgage Loans at Beginning of Period	1,791	$863,879,832.64	5,098	$3,524,502,522.19	1,294	$652,057,700.30	1,519	$798,466,152.42	1,174	$699,049,865.37
Total Mortgage Loans at End of Period	1,329	$619,215,338.10	3,746	$2,460,433,530.49	911	$448,972,892.78	1,102	$555,355,109.66	789	$446,156,672.90
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	12	$4,903,055.73	26	$15,632,351.19	9	$3,886,108.05	4	$1,782,420.79	14	$9,933,556.59
60-89 Days	1	$402,160.13	2	$1,108,775.68	0	$0.00	1	$303,027.60	1	$744,739.60
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	13	$5,305,215.86	28	$16,741,126.87	9	$3,886,108.05	5	$2,085,448.39	15	$10,678,296.19
Delinquency Rate (2)	0.98%	0.86%	0.75%	0.68%	0.99%	0.87%	0.45%	0.38%	1.90%	2.39%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		28.05%		30.19%		30.90%		30.23%		36.06%
Cumulative Prepayment Ratio (12)		33.15%		33.38%		35.68%		34.80%		44.87%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2002-06/30/2002
Total Mortgage Loans at Beginning of Period	1,918	$933,702,768.94	5,301	$3,681,909,318.55	1,373	$697,394,176.57	1,594	$842,168,486.67	1,277	$766,647,970.43
Total Mortgage Loans at End of Period	1,791	$863,879,832.64	5,098	$3,524,502,522.19	1,294	$652,057,700.30	1,519	$798,466,152.42	1,174	$699,049,865.37
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	8	$3,993,787.40	13	$9,661,753.48	8	$4,768,872.80	8	$4,050,971.93	6	$3,093,727.97
60-89 Days	2	$1,042,194.94	0	$0.00	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	10	$5,035,982.34	13	$9,661,753.48	8	$4,768,872.80	8	$4,050,971.93	6	$3,093,727.97
Delinquency Rate (2)	0.56%	0.58%	0.26%	0.27%	0.62%	0.73%	0.53%	0.51%	0.51%	0.44%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)		7.19%		4.27%		6.23%		4.95%		8.69%
Cumulative Prepayment Ratio (12)		7.19%		4.57%		7.12%		6.76%		13.93%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2002-03/31/2002
Total Mortgage Loans at Beginning of Period			5,314	$3,693,182,114.44	1,384	$705,379,854.53	1,621	$860,673,825.31	1,336	$806,004,602.89
Total Mortgage Loans at End of Period			5,301	$3,681,909,318.55	1,373	$697,394,176.57	1,594	$842,168,486.67	1,278	$767,026,275.45
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days			0	$0.00	12	$6,210,341.35	9	$4,763,741.75	8	$4,040,755.88
60-89 Days			0	$0.00	1	$618,349.89	1	$398,469.66	3	$2,258,505.70
90-119 Days			0	$0.00	0	$0.00	0	$0.00	1	$563,943.60
120 Days or More			0	$0.00	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period			0	$0.00	13	$6,828,691.24	10	$5,162,211.41	12	$6,863,205.18
Delinquency Rate (2)			0.00%	0.00%	0.95%	0.98%	0.63%	0.61%	0.94%	0.89%
Foreclosure at End of Period (3)			0	$0.00	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)			0	$0.00	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)			0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)				$0.00		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)				$0.00		$0.00		$0.00		$0.00
Aggregate Net Losses (7)				$0.00		$0.00		$0.00		$0.00
Average Net Loss (8)				$0.00		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)				0.00%		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)				0.00%		0.00%		0.00%		0.00%
Prepayment Ratio (11)				0.31%		0.96%		1.92%		4.76%
Cumulative Prepayment Ratio (12)				0.31%		0.96%		1.92%		5.75%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1		WAMU 01-AR6
	4/30/2002		3/27/2002		2/25/2002		1/28/2002		12/14/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2001-12/31/2001
Total Mortgage Loans at Beginning of Period									1,347	$814,842,698.14
Total Mortgage Loans at End of Period									1,336	$806,004,602.89
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days									0	$0.00
60-89 Days									0	$0.00
90-119 Days									0	$0.00
120 Days or More									0	$0.00
Total Delinquent Mortgage Loans at End of Period									0	$0.00
Delinquency Rate (2)									0.00%	0.00%
Foreclosure at End of Period (3)									0	$0.00
Foreclosure Ratio (4)									0.00%	0.00%
REO at End of Period (3)									0	$0.00
REO Ratio (4)									0.00%	0.00%
Aggregate Gross Losses (5)										$0.00
Aggregate Subsequent Recoveries/Losses (6)										$0.00
Aggregate Net Losses (7)										$0.00
Average Net Loss (8)										$0.00
Aggregate Net Loss Ratio (9)										0.00%
Cumulative Aggregate Net Loss Ratio (10)										0.00%
Prepayment Ratio (11)										1.04%
Cumulative Prepayment Ratio (12)										1.04%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2003-12/31/2003
Total Mortgage Loans at Beginning of Period	101	$53,587,648.40	155	$61,245,910.38
Total Mortgage Loans at End of Period	74	$37,402,897.17	117	$42,303,875.14
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	3	$648,418.77
60-89 Days	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	3	$648,418.77
Delinquency Rate (2)	0.00%	0.00%	2.56%	1.53%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%
Prepayment Ratio (11)		30.09%		30.75%
Cumulative Prepayment Ratio (12)		94.21%		93.55%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2003-09/30/2003
Total Mortgage Loans at Beginning of Period	171	$85,074,925.58	254	$107,016,019.58	148	$60,565,689.48
Total Mortgage Loans at End of Period	101	$53,587,648.40	155	$61,245,910.38	96	$39,990,629.08
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	4	$1,914,402.24	0	$0.00
60-89 Days	0	$0.00	1	$584,537.65	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	5	$2,498,939.89	0	$0.00
Delinquency Rate (2)	0.00%	0.00%	3.23%	4.08%	0.00%	0.00%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	1	$272,750.13
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	1.04%	0.68%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		36.90%		42.61%		33.73%
Cumulative Prepayment Ratio (12)		91.94%		91.00%		93.67%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2003-06/30/2003
Total Mortgage Loans at Beginning of Period	277	$135,077,793.41	364	$152,788,489.73	231	$96,403,302.05
Total Mortgage Loans at End of Period	171	$85,074,925.58	254	$107,016,019.58	148	$60,565,689.48
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	0	$0.00	4	$2,412,432.41	2	$767,126.40
60-89 Days	0	$0.00	2	$933,535.79	1	$322,652.08
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	1	$382,519.07	0	$0.00
Total Delinquent Mortgage Loans at End of Period	0	$0.00	7	$3,728,487.27	3	$1,089,778.48
Delinquency Rate (2)	0.00%	0.00%	2.76%	3.48%	2.03%	1.80%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	1	$273,568.46
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.68%	0.45%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		36.89%		29.79%		36.93%
Cumulative Prepayment Ratio (12)		87.53%		84.83%		90.91%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2003-03/31/2003
Total Mortgage Loans at Beginning of Period	419	$210,184,352.22	529	$231,974,701.16	363	$154,609,201.81
Total Mortgage Loans at End of Period	277	$135,077,793.41	364	$152,788,489.73	231	$96,403,302.05
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	1	$542,249.10	3	$941,681.87	5	$2,020,600.41
60-89 Days	0	$0.00	0	$0.00	1	$534,062.80
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	1	$542,249.10	3	$941,681.87	6	$2,554,663.21
Delinquency Rate (2)	0.36%	0.40%	0.82%	0.62%	2.60%	2.65%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$274,372.89
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.43%	0.28%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		35.61%		33.97%		37.41%
Cumulative Prepayment Ratio (12)		80.52%		78.66%		86.11%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2002-12/31/2002
Total Mortgage Loans at Beginning of Period	654	$329,955,398.07	769	$347,182,273.20	569	$247,621,472.37
Total Mortgage Loans at End of Period	419	$210,184,352.22	529	$231,974,701.16	363	$154,609,201.81
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	4	$1,515,739.50	7	$3,563,556.50	7	$3,262,198.89
60-89 Days	0	$0.00	2	$1,091,711.86	1	$339,368.68
90-119 Days	0	$0.00	2	$1,840,579.84	0	$0.00
120 Days or More	1	$429,015.29	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$1,944,754.79	11	$6,495,848.20	8	$3,601,567.57
Delinquency Rate (2)	1.19%	0.93%	2.08%	2.80%	2.20%	2.33%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	1	$275,163.64
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.28%	0.18%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		36.17%		33.02%		37.33%
Cumulative Prepayment Ratio (12)		69.99%		67.99%		78.31%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2002-09/30/2002
Total Mortgage Loans at Beginning of Period	948	$507,640,989.94	1,040	$492,131,710.34	835	$369,388,132.75
Total Mortgage Loans at End of Period	654	$329,955,398.07	769	$347,182,273.20	569	$247,621,472.37
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$2,853,256.51	7	$2,822,185.60	8	$3,309,336.16
60-89 Days	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	0	$0.00
120 Days or More	0	$0.00	0	$0.00	1	$275,940.96
Total Delinquent Mortgage Loans at End of Period	6	$2,853,256.51	7	$2,822,185.60	9	$3,585,277.12
Delinquency Rate (2)	0.92%	0.86%	0.91%	0.81%	1.58%	1.45%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		34.88%		29.30%		32.73%
Cumulative Prepayment Ratio (12)		53.20%		52.47%		65.83%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
04/01/2002-06/30/2002
Total Mortgage Loans at Beginning of Period	1,064	$583,832,357.78	1,165	$554,816,260.41	990	$444,064,977.22
Total Mortgage Loans at End of Period	948	$507,640,989.94	1,040	$492,131,710.34	835	$369,388,132.75
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	5	$3,036,148.76	6	$2,782,153.51	4	$1,814,362.40
60-89 Days	0	$0.00	0	$0.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	1	$276,705.07
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	5	$3,036,148.76	6	$2,782,153.51	5	$2,091,067.47
Delinquency Rate (2)	0.53%	0.60%	0.58%	0.57%	0.60%	0.57%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		12.92%		11.13%		16.57%
Cumulative Prepayment Ratio (12)		28.30%		32.95%		49.52%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
01/01/2002-03/31/2002
Total Mortgage Loans at Beginning of Period	1,183	$656,702,315.74	1,316	$638,610,584.96	1,240	$570,479,824.09
Total Mortgage Loans at End of Period	1,064	$583,832,357.78	1,165	$554,816,260.41	990	$444,064,977.22
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	6	$3,468,821.61	18	$8,372,586.87	6	$2,880,773.06
60-89 Days	0	$0.00	1	$587,137.39	0	$0.00
90-119 Days	0	$0.00	1	$376,070.17	0	$0.00
120 Days or More	0	$0.00	0	$0.00	1	$328,721.18
Total Delinquent Mortgage Loans at End of Period	6	$3,468,821.61	20	$9,335,794.43	7	$3,209,494.24
Delinquency Rate (2)	0.56%	0.59%	1.72%	1.68%	0.71%	0.72%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		10.97%		12.96%		22.00%
Cumulative Prepayment Ratio (12)		17.69%		24.59%		39.59%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
10/01/2001-12/31/2001
Total Mortgage Loans at Beginning of Period	1,252	$710,978,510.70	1,480	$738,640,415.33	1,534	$723,888,993.59
Total Mortgage Loans at End of Period	1,183	$656,702,315.74	1,316	$638,610,584.96	1,240	$570,479,824.09
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days	9	$5,379,760.12	24	$13,113,842.09	8	$3,541,328.50
60-89 Days	0	$0.00	1	$401,844.00	0	$0.00
90-119 Days	0	$0.00	0	$0.00	1	$329,582.90
120 Days or More	0	$0.00	0	$0.00	0	$0.00
Total Delinquent Mortgage Loans at End of Period	9	$5,379,760.12	25	$13,515,686.09	9	$3,870,911.40
Delinquency Rate (2)	0.76%	0.82%	1.90%	2.12%	0.73%	0.68%
Foreclosure at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
Foreclosure Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
REO at End of Period (3)	0	$0.00	0	$0.00	0	$0.00
REO Ratio (4)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Aggregate Gross Losses (5)		$0.00		$0.00		$0.00
Aggregate Subsequent Recoveries/Losses (6)		$0.00		$0.00		$0.00
Aggregate Net Losses (7)		$0.00		$0.00		$0.00
Average Net Loss (8)		$0.00		$0.00		$0.00
Aggregate Net Loss Ratio (9)		0.00%		0.00%		0.00%
Cumulative Aggregate Net Loss Ratio (10)		0.00%		0.00%		0.00%
Prepayment Ratio (11)		7.55%		13.39%		20.97%
Cumulative Prepayment Ratio (12)		7.55%		13.39%		22.66%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS**

Series Designation for Prior Securitied Pool:	WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
	11/14/2001		10/12/2001		8/23/2001

	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of	By Number of	By Dollar Amount of
	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans	Mortgage Loans
07/01/2001-09/30/2001
Total Mortgage Loans at Beginning of Period					1,563	$741,185,906.39
Total Mortgage Loans at End of Period					1,534	$723,888,993.59
Period of Delinquency for Mortgage Loans at End of Period (1)
30-59 Days					31	$17,575,445.65
60-89 Days					4	$2,785,090.16
90-119 Days					0	$0.00
120 Days or More					0	$0.00
Total Delinquent Mortgage Loans at End of Period					35	$20,360,535.81
Delinquency Rate (2)					2.28%	2.81%
Foreclosure at End of Period (3)					0	$0.00
Foreclosure Ratio (4)					0.00%	0.00%
REO at End of Period (3)					0	$0.00
REO Ratio (4)					0.00%	0.00%
Aggregate Gross Losses (5)						$0.00
Aggregate Subsequent Recoveries/Losses (6)						$0.00
Aggregate Net Losses (7)						$0.00
Average Net Loss (8)						$0.00
Aggregate Net Loss Ratio (9)						0.00%
Cumulative Aggregate Net Loss Ratio (10)						0.00%
Prepayment Ratio (11)						2.18%
Cumulative Prepayment Ratio (12)						2.18%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 06-AR12		WAMU 06-AR10		WAMU 06-AR8		WAMU 06-AR6		WAMU 06-AR2		WAMU 05-AR18		WAMU 05-AR16
Mortgage Loan Characteristics as of Pool Settlement Date (1):	9/26/2006		8/23/2006		7/25/2006		6/26/2006		2/17/2006		12/22/2005		11/23/2005

Number of Mortgage Loans	2,321		1,824		1,684		647		471		1,437		1,252
Aggregate Principal Balance	$1,713,379,386.21		$1,343,223,942.25		$1,221,650,787.56		$452,286,241.25		$335,256,076.08		$999,615,771.60		$924,385,186.87
Approximate Weighted Average Mortgage Interest Rate	6.52%		6.42%		6.40%		6.30%		5.85%		5.70%		5.53%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.24%	0	0.00%	0	0.00%
4.001 - 5.000%	1	0.03%	5	0.32%	2	0.11%	4	0.70%	26	5.42%	60	4.41%	84	6.62%
5.001 - 6.000%	154	7.09%	201	10.91%	205	12.07%	91	16.17%	276	60.27%	1,172	82.65%	1,137	90.55%
6.001 - 7.000%	1,997	86.65%	1,562	85.86%	1,443	85.79%	537	81.09%	168	34.07%	205	12.94%	31	2.84%
7.001 - 8.000%	169	6.23%	56	2.90%	34	2.03%	15	2.03%	0	0.00%	0	0.00%	0	0.00%
8.001 - 9.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360.06		360.32		360		360		360		360
Approximate Weighted Average Remaining Term (in months)	359.62		359.38		359.86		359.27		358.19		359.47		359.67
Approximate Weighted Average Loan-To-Value Ratio	67.78%		67.82%		67.56%		67.23%		66.67%		65.87%		63.90%
Approximate Weighted Average Credit Score (2)	733.66		741.5		742.06		742.9		739.22		739.75		741.19
Minimum Credit Score (2)	613		622		620		625		620		614		551
Maximum Credit Score (2)	818		819		819		816		816		831		821

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 06-AR12		WAMU 06-AR10		WAMU 06-AR8		WAMU 06-AR6		WAMU 06-AR2		WAMU 05-AR18		WAMU 05-AR16
Mortgage Loan Characteristics as of Pool Settlement Date (1):	9/26/2006		8/23/2006		7/25/2006		6/26/2006		2/17/2006		12/22/2005		11/23/2005

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	1,588	68.85%	1,208	65.78%	1,141	68.62%	434	67.87%	326	70.00%	983	69.17%	854	68.50%
Duplex	34	1.35%	31	1.98%	16	0.94%	5	0.75%	2	0.45%	2	0.26%	1	0.05%
Triplex	0	0.00%	0	0.00%	0	0.00%	1	0.21%	0	0.00%	0	0.00%	0	0.00%
Fourplex	0	0.00%	0	0.00%	1	0.08%	1	0.15%	0	0.00%	0	0.00%	0	0.00%
Townhouse	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.47%	7	0.38%	1	0.06%
Low Rise Condominium - 1-3 Stories	229	9.07%	179	9.05%	151	8.05%	66	10.05%	38	7.71%	151	9.24%	121	8.34%
Planned Unit Development	455	19.94%	392	22.28%	369	21.99%	134	19.75%	97	19.92%	281	19.78%	263	22.01%
Housing Cooperative	15	0.79%	14	0.91%	6	0.31%	6	1.22%	6	1.45%	13	1.16%	12	1.04%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	737	33.36%	606	34.12%	601	36.54%	234	37.71%	170	34.91%	451	31.23%	347	25.92%
Rate/Term Refinance	597	26.08%	478	26.73%	424	24.58%	138	20.91%	130	29.86%	346	24.52%	285	23.17%
Cash Out Refinance	987	40.56%	740	39.15%	659	38.88%	275	41.38%	171	35.23%	640	44.25%	620	50.92%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 06-AR12		WAMU 06-AR10		WAMU 06-AR8		WAMU 06-AR6		WAMU 06-AR2		WAMU 05-AR18		WAMU 05-AR16
Mortgage Loan Characteristics as of Pool Settlement Date (1):	9/26/2006		8/23/2006		7/25/2006		6/26/2006		2/17/2006		12/22/2005		11/23/2005

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	1	0.03%	1	0.04%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Arizona	37	1.63%	31	1.61%	43	2.23%	10	1.21%	6	1.53%	26	1.79%	21	1.61%
Arkansas	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
California	1,622	68.78%	1,298	70.20%	1,148	67.92%	465	73.04%	302	63.80%	1,060	73.23%	852	67.53%
Colorado	34	1.61%	28	1.77%	29	1.94%	8	1.05%	6	1.41%	20	1.25%	14	1.05%
Connecticut	54	2.80%	45	3.12%	24	1.97%	15	2.79%	15	4.30%	34	2.51%	46	4.64%
Delaware	1	0.05%	0	0.00%	1	0.08%	0	0.00%	0	0.00%	1	0.05%	1	0.11%
District Of Columbia	1	0.04%	5	0.29%	4	0.33%	1	0.13%	0	0.00%	3	0.13%	3	0.29%
Florida	70	3.14%	54	3.05%	63	3.67%	21	3.27%	11	2.03%	29	2.38%	24	1.75%
Georgia	5	0.21%	5	0.24%	4	0.24%	1	0.10%	4	0.54%	4	0.32%	4	0.31%
Hawaii	0	0.00%	1	0.11%	0	0.00%	0	0.00%	0	0.00%	1	0.23%	0	0.00%
Idaho	2	0.08%	2	0.15%	2	0.12%	0	0.00%	2	0.32%	1	0.05%	4	0.36%
Illinois	49	2.16%	39	1.95%	49	2.83%	15	2.07%	15	2.53%	23	1.22%	36	2.41%
Indiana	1	0.04%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.13%	2	0.13%
Iowa	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.04%	0	0.00%
Kansas	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.12%	0	0.00%
Kentucky	1	0.04%	1	0.05%	0	0.00%	0	0.00%	0	0.00%	1	0.04%	0	0.00%
Louisiana	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Maine	1	0.04%	0	0.00%	1	0.04%	1	0.15%	0	0.00%	3	0.16%	1	0.06%
Maryland	11	0.44%	4	0.28%	18	1.01%	6	0.70%	2	0.45%	14	1.09%	11	0.79%
Massachusetts	44	2.05%	31	1.66%	33	1.82%	8	1.14%	10	2.58%	21	1.72%	30	2.50%
Michigan	1	0.03%	4	0.25%	4	0.20%	1	0.11%	1	0.45%	3	0.19%	2	0.12%
Minnesota	4	0.16%	3	0.14%	2	0.09%	1	0.13%	0	0.00%	0	0.00%	5	0.73%
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	3	0.15%	2	0.09%	1	0.04%	1	0.10%	1	0.13%	1	0.06%	0	0.00%
Montana	0	0.00%	0	0.00%	3	0.29%	0	0.00%	1	0.13%	0	0.00%	0	0.00%
Nebraska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Nevada	20	0.71%	16	0.85%	16	0.77%	10	1.36%	10	1.97%	15	0.96%	24	2.19%
New Hampshire	2	0.07%	2	0.09%	0	0.00%	0	0.00%	2	0.60%	1	0.05%	4	0.27%
New Jersey	49	2.26%	33	1.88%	33	1.63%	8	1.04%	8	1.77%	25	2.09%	26	2.29%
New Mexico	1	0.03%	0	0.00%	1	0.05%	0	0.00%	0	0.00%	1	0.10%	0	0.00%
New York	111	5.10%	72	4.52%	57	3.91%	23	4.53%	32	7.56%	56	4.51%	40	3.12%
North Carolina	4	0.19%	1	0.04%	6	0.36%	1	0.11%	1	0.30%	1	0.04%	2	0.37%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	1	0.04%	1	0.04%	2	0.13%	0	0.00%	1	0.20%	5	0.26%	0	0.00%
Oklahoma	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.05%	0	0.00%
Oregon	22	0.84%	17	0.78%	15	0.77%	5	0.55%	3	0.50%	6	0.35%	4	0.22%
Pennsylvania	9	0.32%	4	0.21%	6	0.48%	0	0.00%	2	0.32%	3	0.14%	6	0.45%
Rhode Island	6	0.36%	1	0.07%	2	0.13%	1	0.18%	1	0.15%	0	0.00%	2	0.26%
South Carolina	0	0.00%	1	0.05%	4	0.40%	2	0.35%	0	0.00%	2	0.11%	1	0.06%
South Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.17%	0	0.00%	0	0.00%
Tennessee	2	0.08%	1	0.04%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Texas	6	0.20%	7	0.36%	9	0.45%	6	0.80%	3	0.47%	7	0.47%	5	0.41%
Utah	5	0.22%	10	0.50%	7	0.64%	0	0.00%	1	0.07%	3	0.18%	4	0.31%
Virginia	19	0.87%	16	0.93%	16	0.83%	5	0.83%	5	1.13%	15	1.00%	23	1.57%
Vermont	1	0.10%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.10%
Washington	119	5.03%	87	4.64%	80	4.57%	32	4.25%	24	4.42%	44	2.84%	54	3.98%
Wisconsin	2	0.10%	1	0.04%	1	0.04%	0	0.00%	1	0.18%	2	0.16%	0	0.00%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10		WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3
Mortgage Loan Characteristics as of Pool Settlement Date (1):	10/26/2005		8/26/2005		7/26/2005		6/23/2005		4/26/2005		3/24/2005		2/23/2005

Number of Mortgage Loans	2,208		1,647		1,488		1,345		777		1,202		1,186
Aggregate Principal Balance	$1,449,939,912.91		$1,054,246,240.91		$936,457,392.55		$851,694,372.45		$501,075,885.91		$750,504,106.41		$750,412,008.71
Approximate Weighted Average Mortgage Interest Rate	5.47%		5.23%		5.27%		5.38%		5.12%		5.11%		5.09%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	2	0.13%	1	0.04%	0	0.00%	2	0.10%	0	0.00%	0	0.00%	4	0.31%
4.001 - 5.000%	200	8.76%	305	18.53%	298	20.51%	195	15.13%	280	36.76%	471	40.14%	510	43.67%
5.001 - 6.000%	1,973	89.59%	1,339	81.33%	1,168	78.08%	1,131	83.68%	497	63.24%	730	59.81%	672	56.02%
6.001 - 7.000%	33	1.51%	2	0.10%	22	1.42%	17	1.09%	0	0.00%	1	0.05%	0	0.00%
7.001 - 8.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8.001 - 9.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360		360		360		360		360		360
Approximate Weighted Average Remaining Term (in months)	359.38		359.72		359.61		359.51		359.68		371.57		359.29
Approximate Weighted Average Loan-To-Value Ratio	67.28%		65.94%		66.64%		67.81%		67.57%		67.03%		66.90%
Approximate Weighted Average Credit Score (2)	738.57		743.27		742.07		743.85		741.69		742.29		741.58
Minimum Credit Score (2)	621		624		625		621		626		620		622
Maximum Credit Score (2)	822		817		819		819		821		846		826

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10		WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3
Mortgage Loan Characteristics as of Pool Settlement Date (1):	10/26/2005		8/26/2005		7/26/2005		6/23/2005		4/26/2005		3/24/2005		2/23/2005

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	1,908	88.09%	1,428	88.33%	1,312	89.16%	1,116	84.59%	683	88.59%	1,056	88.94%	1,028	87.57%
Duplex	1	0.07%	0	0.00%	1	0.05%	5	0.32%	0	0.00%	0	0.00%	2	0.16%
Triplex	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.29%	0	0.00%	0	0.00%
Fourplex	0	0.00%	0	0.00%	1	0.16%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Townhouse	5	0.19%	2	0.10%	4	0.21%	6	0.42%	1	0.09%	0	0.00%	2	0.12%
Low Rise Condominium - 1-3 Stories	274	10.73%	205	11.04%	150	9.00%	193	12.45%	86	10.08%	133	9.77%	144	11.34%
Planned Unit Development	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Housing Cooperative	20	0.92%	12	0.53%	20	1.41%	25	2.23%	6	0.94%	13	1.30%	10	0.81%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	777	34.87%	561	32.85%	583	38.81%	644	47.76%	306	38.94%	473	38.82%	432	36.55%
Rate/Term Refinance	465	21.59%	425	26.29%	368	25.60%	241	17.88%	168	22.25%	255	21.69%	261	22.27%
Cash Out Refinance	966	43.53%	661	40.86%	537	35.59%	460	34.36%	303	38.81%	474	39.50%	493	41.17%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 05-AR14		WAMU 05-AR12		WAMU 05 AR10		WAMU 05-AR7		WAMU 05-AR5		WAMU 05-AR4		WAMU 05-AR3
Mortgage Loan Characteristics as of Pool Settlement Date (1):	10/26/2005		8/26/2005		7/26/2005		6/23/2005		4/26/2005		3/24/2005		2/23/2005

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	1	0.04%	1	0.06%	3	0.24%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Arizona	36	1.75%	32	1.99%	14	0.99%	24	1.77%	24	3.58%	28	2.61%	21	2.05%
Arkansas	0	0.00%	1	0.06%	0	0.00%	1	0.06%	0	0.00%	1	0.05%	0	0.00%
California	1,479	66.08%	1,133	68.38%	1,012	67.87%	849	62.33%	569	73.29%	809	67.65%	842	70.03%
Colorado	29	1.40%	11	0.53%	25	1.67%	22	1.52%	4	0.39%	20	1.63%	19	1.70%
Connecticut	57	2.97%	55	3.93%	54	3.97%	44	3.55%	15	2.08%	27	2.59%	38	3.71%
Delaware	2	0.07%	2	0.09%	1	0.11%	1	0.05%	1	0.19%	0	0.00%	0	0.00%
District Of Columbia	7	0.25%	2	0.09%	3	0.22%	2	0.13%	0	0.00%	0	0.00%	3	0.19%
Florida	60	2.73%	49	2.71%	34	2.09%	60	4.51%	18	2.22%	29	2.11%	27	2.45%
Georgia	8	0.40%	8	0.42%	7	0.46%	3	0.20%	3	0.31%	9	0.71%	5	0.39%
Hawaii	3	0.14%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Idaho	5	0.26%	1	0.04%	1	0.04%	3	0.17%	0	0.00%	2	0.13%	0	0.00%
Illinois	50	2.22%	38	2.22%	35	2.47%	30	2.00%	30	3.77%	33	2.44%	21	1.77%
Indiana	2	0.08%	1	0.06%	2	0.09%	0	0.00%	0	0.00%	2	0.15%	0	0.00%
Iowa	0	0.00%	0	0.00%	0	0.00%	1	0.05%	0	0.00%	0	0.00%	0	0.00%
Kansas	0	0.00%	0	0.00%	0	0.00%	2	0.13%	0	0.00%	0	0.00%	0	0.00%
Kentucky	1	0.03%	1	0.04%	0	0.00%	0	0.00%	1	0.14%	0	0.00%	0	0.00%
Louisiana	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.08%	0	0.00%
Maine	3	0.10%	1	0.07%	0	0.00%	1	0.04%	0	0.00%	0	0.00%	2	0.18%
Maryland	17	0.70%	13	0.70%	7	0.38%	16	1.22%	10	1.17%	10	0.86%	15	1.07%
Massachusetts	40	2.01%	32	2.16%	25	1.74%	32	2.49%	7	0.93%	25	1.96%	18	1.40%
Michigan	7	0.27%	6	0.37%	4	0.33%	5	0.40%	0	0.00%	5	0.53%	1	0.07%
Minnesota	7	0.33%	5	0.46%	5	0.30%	2	0.22%	0	0.00%	4	0.25%	3	0.23%
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	1	0.03%	2	0.08%	1	0.06%	1	0.06%	0	0.00%	1	0.07%	0	0.00%
Montana	0	0.00%	1	0.04%	0	0.00%	0	0.00%	2	0.24%	0	0.00%	0	0.00%
Nebraska	0	0.00%	0	0.00%	2	0.11%	0	0.00%	1	0.08%	0	0.00%	0	0.00%
Nevada	31	1.59%	20	1.13%	15	1.00%	14	0.96%	8	0.86%	17	1.58%	13	0.92%
New Hampshire	1	0.04%	0	0.00%	1	0.08%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
New Jersey	55	2.40%	25	1.70%	25	1.95%	28	2.35%	4	0.51%	27	1.97%	16	1.11%
New Mexico	1	0.07%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
New York	128	6.74%	66	4.39%	70	4.99%	89	7.55%	23	3.26%	83	7.51%	65	6.30%
North Carolina	6	0.29%	2	0.19%	1	0.05%	3	0.23%	1	0.08%	2	0.17%	1	0.09%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	4	0.23%	1	0.04%	2	0.25%	4	0.22%	2	0.16%	1	0.06%	0	0.00%
Oklahoma	1	0.03%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Oregon	15	0.52%	10	0.45%	13	0.72%	4	0.21%	0	0.00%	6	0.55%	2	0.17%
Pennsylvania	11	0.48%	7	0.41%	6	0.52%	7	0.62%	2	0.18%	4	0.28%	3	0.23%
Rhode Island	2	0.07%	0	0.00%	2	0.09%	2	0.22%	0	0.00%	0	0.00%	2	0.26%
South Carolina	1	0.03%	4	0.19%	5	0.37%	2	0.10%	1	0.30%	3	0.21%	0	0.00%
South Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Tennessee	1	0.04%	1	0.04%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Texas	5	0.24%	3	0.20%	7	0.45%	4	0.38%	1	0.13%	3	0.25%	5	0.46%
Utah	7	0.30%	4	0.23%	4	0.37%	1	0.06%	4	0.39%	1	0.05%	4	0.38%
Virginia	33	1.30%	24	1.51%	23	1.45%	21	1.64%	5	0.63%	9	0.58%	10	0.78%
Vermont	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Washington	89	3.61%	83	4.91%	77	4.44%	66	4.48%	41	5.09%	39	2.90%	50	4.07%
Wisconsin	2	0.12%	1	0.04%	2	0.11%	1	0.07%	0	0.00%	1	0.06%	0	0.00%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	0	0.00%	1	0.08%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 04-AR14		WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4		WAMU 04-AR3
Mortgage Loan Characteristics as of Pool Settlement Date (1):	12/20/2004		8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004		4/27/2004

Number of Mortgage Loans	1,121		712		1,375		1,271		725		1,419		1,814
Aggregate Principal Balance	$700,280,019.33		$450,744,879.84		$856,122,127.07		$899,173,380.28		$499,897,606.51		$999,949,639.60		$1,199,094,712.64
Approximate Weighted Average Mortgage Interest Rate	4.71%		5.16%		4.84%		4.39%		4.26%		4.24%		4.63%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	5	0.37%	23	3.95%	104	8.41%	109	8.94%	129	17.71%	223	16.34%	34	1.67%
4.001 - 5.000%	1,034	92.81%	224	34.38%	787	59.13%	1,151	90.49%	584	81.08%	1,192	83.40%	1,657	92.50%
5.001 - 6.000%	82	6.82%	458	60.83%	480	32.03%	11	0.57%	12	1.21%	4	0.26%	123	5.83%
6.001 - 7.000%	0	0.00%	7	0.84%	4	0.43%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
7.001 - 8.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8.001 - 9.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360		360		360		360		360		359.93
Approximate Weighted Average Remaining Term (in months)	358.53		358.91		359.06		359.04		359.7		359.93		359.29
Approximate Weighted Average Loan-To-Value Ratio	66.73%		67.90%		66.40%		62.09%		61.95%		62.20%		64.31%
Approximate Weighted Average Credit Score (2)	741.56		730.9		748.3		752.63		750.6		750.49		746.62
Minimum Credit Score (2)	562		627		618		629		629		620		620
Maximum Credit Score (2)	836		819		821		821		813		817		817

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 04-AR14		WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4		WAMU 04-AR3
Mortgage Loan Characteristics as of Pool Settlement Date (1):	12/20/2004		8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004		4/27/2004

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	1,009	91.05%	598	85.42%	1,169	86.37%	1,148	91.57%	653	91.09%	1,276	92.10%	1,627	91.22%
Duplex	1	0.08%	0	0.00%	1	0.11%	1	0.06%	0	0.00%	0	0.00%	1	0.04%
Triplex	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Fourplex	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Townhouse	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Low Rise Condominium - 1-3 Stories	104	8.19%	87	10.82%	175	11.05%	114	7.80%	68	8.19%	138	7.57%	174	8.09%
Planned Unit Development	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Housing Cooperative	7	0.68%	27	3.76%	30	2.47%	8	0.56%	4	0.72%	5	0.33%	12	0.65%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	388	33.56%	358	47.46%	605	42.72%	294	21.97%	135	17.69%	245	15.34%	486	24.46%
Rate/Term Refinance	385	36.09%	140	21.58%	332	26.20%	566	46.72%	385	55.38%	773	58.01%	726	43.08%
Cash Out Refinance	348	30.35%	214	30.97%	438	31.09%	411	31.31%	205	26.93%	401	26.65%	602	32.46%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 04-AR14		WAMU 04-AR11		WAMU 04-AR9		WAMU 04-AR7		WAMU 04-AR5		WAMU 04-AR4		WAMU 04-AR3
Mortgage Loan Characteristics as of Pool Settlement Date (1):	12/20/2004		8/25/2004		7/23/2004		6/25/2004		5/25/2004		5/25/2004		4/27/2004

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	0	0.00%	0	0.00%	3	0.15%	0	0.00%	1	0.10%	0	0.00%	0	0.00%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Arizona	24	2.27%	10	1.29%	9	0.57%	14	1.09%	2	0.19%	28	2.03%	22	1.37%
Arkansas	0	0.00%	1	0.14%	0	0.00%	0	0.00%	1	0.07%	0	0.00%	1	0.03%
California	812	73.43%	407	57.37%	941	68.93%	942	74.88%	501	71.95%	959	68.19%	1,330	73.84%
Colorado	29	2.69%	17	2.25%	21	1.33%	20	1.69%	10	1.10%	52	3.50%	47	2.41%
Connecticut	28	2.70%	42	6.97%	36	2.93%	36	3.04%	21	2.94%	35	3.03%	38	2.28%
Delaware	0	0.00%	1	0.10%	2	0.12%	3	0.22%	1	0.11%	0	0.00%	0	0.00%
District Of Columbia	5	0.46%	1	0.15%	3	0.18%	2	0.15%	6	1.03%	9	0.63%	3	0.18%
Florida	19	1.42%	16	2.39%	31	2.19%	24	1.76%	22	2.80%	24	1.61%	38	1.95%
Georgia	5	0.41%	1	0.10%	6	0.53%	5	0.36%	8	0.96%	12	0.71%	6	0.28%
Hawaii	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.06%
Idaho	2	0.12%	2	0.42%	3	0.18%	3	0.15%	0	0.00%	2	0.18%	2	0.09%
Illinois	30	2.75%	23	3.27%	42	3.00%	39	2.95%	19	2.37%	91	6.19%	41	2.10%
Indiana	0	0.00%	0	0.00%	2	0.11%	1	0.04%	0	0.00%	2	0.14%	2	0.15%
Iowa	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Kansas	0	0.00%	0	0.00%	1	0.05%	0	0.00%	2	0.17%	0	0.00%	0	0.00%
Kentucky	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.04%	1	0.05%
Louisiana	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Maine	1	0.06%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Maryland	10	0.93%	5	0.64%	8	0.45%	9	0.62%	2	0.35%	14	0.83%	18	0.99%
Massachusetts	9	0.77%	17	2.00%	23	1.59%	28	2.25%	19	2.64%	26	2.00%	30	1.57%
Michigan	3	0.30%	5	0.58%	7	0.62%	7	0.63%	6	0.67%	4	0.25%	7	0.46%
Minnesota	3	0.19%	6	0.76%	7	0.39%	4	0.29%	1	0.10%	3	0.19%	2	0.06%
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	0	0.00%	1	0.28%	0	0.00%	0	0.00%	0	0.00%	3	0.33%	5	0.31%
Montana	0	0.00%	0	0.00%	1	0.04%	0	0.00%	0	0.00%	0	0.00%	1	0.03%
Nebraska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.04%
Nevada	15	1.23%	7	0.88%	13	0.90%	9	0.60%	2	0.28%	10	0.64%	19	0.98%
New Hampshire	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.08%	0	0.00%	1	0.08%
New Jersey	9	0.70%	10	1.64%	19	1.22%	12	0.95%	10	1.12%	17	1.10%	7	0.34%
New Mexico	0	0.00%	0	0.00%	1	0.07%	2	0.10%	0	0.00%	1	0.06%	1	0.04%
New York	32	2.82%	80	11.47%	96	7.29%	50	3.78%	18	2.91%	34	1.89%	87	4.76%
North Carolina	0	0.00%	1	0.08%	3	0.20%	1	0.11%	1	0.19%	1	0.06%	3	0.10%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	3	0.26%	5	0.73%	7	0.46%	3	0.21%	9	1.32%	3	0.27%	5	0.26%
Oklahoma	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Oregon	9	0.64%	2	0.20%	5	0.23%	3	0.25%	3	0.34%	5	0.34%	7	0.34%
Pennsylvania	3	0.18%	4	0.64%	3	0.17%	4	0.25%	7	0.60%	7	0.31%	4	0.16%
Rhode Island	1	0.07%	0	0.00%	2	0.22%	1	0.04%	3	0.30%	0	0.00%	0	0.00%
South Carolina	2	0.18%	4	0.48%	5	0.41%	3	0.26%	4	0.35%	4	0.30%	5	0.23%
South Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Tennessee	0	0.00%	0	0.00%	2	0.10%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Texas	1	0.06%	3	0.55%	3	0.20%	2	0.17%	4	0.34%	3	0.28%	5	0.26%
Utah	1	0.14%	0	0.00%	5	0.56%	1	0.05%	0	0.00%	2	0.10%	4	0.15%
Virginia	17	1.38%	10	1.09%	10	0.70%	7	0.46%	13	1.58%	6	0.39%	15	0.89%
Vermont	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Washington	47	3.77%	31	3.53%	52	3.75%	35	2.56%	28	3.05%	59	4.32%	55	3.15%
Wisconsin	1	0.06%	0	0.00%	3	0.16%	1	0.06%	0	0.00%	2	0.12%	0	0.00%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10		WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7
Mortgage Loan Characteristics as of Pool Settlement Date (1):	2/12/2004		12/22/2003		10/28/2003		9/24/2003		8/22/2003		7/25/2003		6/27/2003

Number of Mortgage Loans	895		1,007		798		3,227		2,237		1,928		2,743
Aggregate Principal Balance	$549,954,684.34		$624,366,307.97		$569,335,006.37		$2,149,945,638.93		$1,499,961,494.15		$1,249,964,133.60		$1,782,734,144.99
Approximate Weighted Average Mortgage Interest Rate	4.97%		5.01%		4.52%		4.53%		4.53%		4.68%		4.87%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	5	0.43%	11	1.27%	43	5.02%	147	4.66%	122	5.37%	41	2.16%	31	1.14%
4.001 - 5.000%	523	59.30%	484	49.58%	728	92.54%	2,953	92.04%	2,021	91.22%	1,722	90.57%	2,127	79.44%
5.001 - 6.000%	367	40.27%	512	49.15%	27	2.44%	127	3.30%	92	3.34%	165	7.28%	583	19.37%
6.001 - 7.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.06%	0	0.00%	2	0.04%
7.001 - 8.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8.001 - 9.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360		360		360		360		360		359.9
Approximate Weighted Average Remaining Term (in months)	358.87		359.53		357.85		359.56		359.25		359.63		359.63
Approximate Weighted Average Loan-To-Value Ratio	65.70%		67.14%		62.19%		63.04%		64.24%		63.99%		63.86%
Approximate Weighted Average Credit Score (2)	746.53		744.73		747.1		746.95		746.16		744.55		744.53
Minimum Credit Score (2)	620		620		620		620		620		620		620
Maximum Credit Score (2)	815		819		849		822		821		823		819

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10		WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7
Mortgage Loan Characteristics as of Pool Settlement Date (1):	2/12/2004		12/22/2003		10/28/2003		9/24/2003		8/22/2003		7/25/2003		6/27/2003

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	776	88.56%	891	89.57%	698	89.24%	2,929	92.29%	2,023	91.57%	1,771	92.91%	2,510	92.33%
Duplex	1	0.09%	0	0.00%	1	0.08%	3	0.11%	5	0.21%	0	0.00%	2	0.08%
Triplex	0	0.00%	1	0.11%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Fourplex	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Townhouse	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Low Rise Condominium - 1-3 Stories	107	10.22%	105	9.39%	85	8.69%	259	6.58%	174	6.70%	150	6.74%	211	6.87%
Planned Unit Development	0	0.00%	0	0.00%	3	0.66%	0	0.00%	0	0.00%	0	0.00%	11	0.39%
Housing Cooperative	11	1.13%	10	0.93%	11	1.33%	36	1.03%	35	1.51%	7	0.34%	9	0.33%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	395	42.61%	473	44.73%	162	17.69%	710	20.01%	522	21.80%	475	23.00%	601	21.15%
Rate/Term Refinance	218	26.14%	245	25.18%	467	61.48%	1,700	54.07%	1,141	52.77%	961	51.35%	1,391	51.58%
Cash Out Refinance	282	31.24%	289	30.08%	169	20.84%	817	25.92%	574	25.43%	492	25.65%	751	27.28%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 04-AR1		WAMU 03-AR12		WAMU 03-AR11		WAMU 03-AR10		WAMU 03-AR9		WAMU 03-AR8		WAMU 03-AR7
Mortgage Loan Characteristics as of Pool Settlement Date (1):	2/12/2004		12/22/2003		10/28/2003		9/24/2003		8/22/2003		7/25/2003		6/27/2003

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	0	0.00%	1	0.10%	0	0.00%	1	0.02%	0	0.00%	1	0.04%	1	0.03%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Arizona	13	1.26%	22	2.27%	22	2.45%	67	2.07%	54	2.40%	42	2.33%	42	1.46%
Arkansas	0	0.00%	0	0.00%	0	0.00%	1	0.03%	0	0.00%	0	0.00%	0	0.00%
California	585	66.91%	646	64.39%	538	69.72%	2,140	67.70%	1,434	64.95%	1,195	63.39%	1,658	62.12%
Colorado	18	1.95%	28	2.55%	22	2.56%	94	2.80%	70	2.91%	61	2.85%	88	2.94%
Connecticut	30	3.60%	30	4.06%	17	2.51%	82	2.78%	53	2.71%	36	2.24%	49	2.03%
Delaware	1	0.06%	2	0.13%	0	0.00%	5	0.14%	0	0.00%	1	0.08%	4	0.15%
District Of Columbia	5	0.52%	0	0.00%	0	0.00%	10	0.28%	6	0.32%	5	0.28%	14	0.41%
Florida	25	2.64%	29	2.75%	18	1.98%	54	1.64%	50	1.98%	43	2.04%	84	2.93%
Georgia	8	0.72%	9	0.79%	2	0.31%	21	0.61%	17	0.75%	17	0.74%	34	1.12%
Hawaii	1	0.17%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Idaho	1	0.08%	3	0.38%	1	0.26%	4	0.14%	0	0.00%	0	0.00%	3	0.15%
Illinois	20	2.09%	27	2.41%	29	3.12%	131	3.52%	108	4.44%	115	5.67%	149	5.03%
Indiana	0	0.00%	2	0.21%	1	0.17%	3	0.05%	4	0.22%	0	0.00%	5	0.18%
Iowa	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Kansas	0	0.00%	0	0.00%	1	0.13%	2	0.05%	0	0.00%	4	0.13%	3	0.08%
Kentucky	1	0.12%	0	0.00%	0	0.00%	6	0.15%	2	0.08%	1	0.03%	1	0.03%
Louisiana	0	0.00%	1	0.09%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Maine	0	0.00%	1	0.11%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.06%
Maryland	8	1.02%	11	1.21%	5	0.45%	28	0.93%	17	0.76%	13	0.68%	38	1.21%
Massachusetts	15	1.56%	17	1.87%	20	2.22%	74	2.36%	51	2.23%	54	2.65%	87	3.05%
Michigan	4	0.52%	8	0.86%	21	2.10%	34	0.82%	26	1.19%	28	1.29%	39	1.24%
Minnesota	3	0.26%	0	0.00%	3	0.35%	10	0.30%	9	0.39%	5	0.21%	9	0.33%
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	0	0.00%	2	0.36%	1	0.07%	7	0.19%	5	0.25%	11	0.71%	10	0.35%
Montana	2	0.15%	3	0.18%	1	0.11%	1	0.04%	0	0.00%	1	0.08%	1	0.05%
Nebraska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.04%	0	0.00%
Nevada	10	1.03%	7	0.72%	9	1.27%	37	1.18%	20	0.84%	13	0.61%	21	0.81%
New Hampshire	1	0.09%	0	0.00%	0	0.00%	2	0.04%	1	0.03%	1	0.05%	6	0.29%
New Jersey	17	1.73%	15	1.32%	8	0.91%	38	0.99%	23	0.91%	28	1.40%	36	1.06%
New Mexico	0	0.00%	1	0.21%	1	0.07%	0	0.00%	0	0.00%	1	0.04%	0	0.00%
New York	62	6.92%	71	7.30%	33	4.31%	114	3.71%	116	5.77%	77	4.23%	129	5.20%
North Carolina	4	0.43%	4	0.34%	3	0.40%	8	0.26%	9	0.35%	5	0.21%	12	0.43%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	3	0.25%	0	0.00%	2	0.15%	13	0.38%	14	0.57%	12	0.61%	11	0.42%
Oklahoma	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Oregon	3	0.25%	1	0.13%	0	0.00%	16	0.47%	8	0.28%	15	0.64%	11	0.37%
Pennsylvania	7	0.71%	5	0.40%	2	0.16%	7	0.25%	7	0.35%	15	0.71%	9	0.37%
Rhode Island	1	0.11%	2	0.23%	0	0.00%	2	0.04%	3	0.08%	1	0.04%	4	0.09%
South Carolina	3	0.33%	3	0.23%	4	0.38%	8	0.24%	12	0.50%	3	0.13%	14	0.42%
South Dakota	1	0.08%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Tennessee	1	0.07%	0	0.00%	0	0.00%	0	0.00%	2	0.05%	1	0.03%	1	0.03%
Texas	6	0.49%	11	0.85%	5	0.59%	20	0.55%	11	0.42%	15	0.60%	28	0.90%
Utah	1	0.07%	7	0.46%	3	0.42%	3	0.07%	0	0.00%	0	0.00%	5	0.14%
Virginia	6	0.71%	5	0.35%	6	0.63%	29	0.85%	17	0.71%	13	0.63%	22	0.69%
Vermont	0	0.00%	1	0.08%	0	0.00%	0	0.00%	1	0.07%	0	0.00%	0	0.00%
Washington	27	2.89%	28	2.29%	19	2.08%	153	4.30%	86	3.45%	90	4.45%	108	3.64%
Wisconsin	2	0.22%	3	0.29%	1	0.10%	2	0.06%	1	0.03%	3	0.12%	6	0.20%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	0	0.00%	1	0.07%	0	0.00%	0	0.00%	0	0.00%	1	0.04%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 03-AR6		WAMU 03-AR5		WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
Mortgage Loan Characteristics as of Pool Settlement Date (1):	5/23/2003		4/25/2003		3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

Number of Mortgage Loans	2,784		2,420		2,052		2,448		674		3,153		3,230
Aggregate Principal Balance	$1,817,570,225.97		$1,497,993,405.95		$1,248,537,577.61		$1,498,678,348.31		$453,072,396.92		$1,929,958,305.53		$1,999,854,039.48
Approximate Weighted Average Mortgage Interest Rate	4.87%		5.02%		5.23%		5.28%		5.30%		5.31%		5.29%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	5	0.21%	6	0.19%	0	0.00%	1	0.07%	0	0.00%	0	0.00%	3	0.10%
4.001 - 5.000%	2,140	79.32%	1,278	55.31%	320	16.08%	286	12.44%	57	9.35%	320	11.18%	346	10.65%
5.001 - 6.000%	639	20.47%	1,135	44.48%	1,730	83.79%	2,157	87.33%	616	90.43%	2,821	88.49%	2,870	88.95%
6.001 - 7.000%	0	0.00%	1	0.02%	2	0.13%	4	0.16%	1	0.22%	12	0.33%	10	0.29%
7.001 - 8.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.02%
8.001 - 9.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360		359.98		360		360		360		360
Approximate Weighted Average Remaining Term (in months)	359.71		359.62		359.54		359.67		357.28		359.57		359.53
Approximate Weighted Average Loan-To-Value Ratio	62.66%		63.78%		63.44%		63.10%		62.48%		62.86%		62.43%
Approximate Weighted Average Credit Score (2)	745.48		742.75		740.76		740.82		745.6		740.09		739.79
Minimum Credit Score (2)	620		620		620		620		620		620		620
Maximum Credit Score (2)	819		848		874		883		813		857		861

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 03-AR6		WAMU 03-AR5		WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
Mortgage Loan Characteristics as of Pool Settlement Date (1):	5/23/2003		4/25/2003		3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	2,548	92.83%	2,177	90.87%	1,868	92.34%	2,233	92.27%	621	92.20%	2,886	92.24%	2,955	92.24%
Duplex	2	0.06%	0	0.00%	0	0.00%	1	0.03%	0	0.00%	3	0.11%	2	0.06%
Triplex	1	0.04%	1	0.04%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Fourplex	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Townhouse	0	0.00%	3	0.09%	0	0.00%	0	0.00%	0	0.00%	1	0.02%	0	0.00%
Low Rise Condominium - 1-3 Stories	214	6.42%	220	8.15%	182	7.55%	194	6.86%	51	7.48%	231	6.64%	235	6.41%
Planned Unit Development	2	0.11%	11	0.53%	0	0.00%	15	0.64%	0	0.00%	21	0.61%	28	1.00%
Housing Cooperative	12	0.40%	8	0.33%	2	0.10%	5	0.19%	1	0.11%	11	0.38%	10	0.29%
Other	5	0.14%	0	0.00%	0	0.00%	0	0.00%	1	0.22%	0	0.00%	0	0.00%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	491	16.22%	485	19.16%	396	19.34%	383	15.71%	117	16.36%	528	16.46%	503	14.91%
Rate/Term Refinance	1,573	58.39%	1,235	51.08%	1,019	48.95%	1,235	48.90%	339	50.04%	1,570	48.98%	1,700	51.80%
Cash Out Refinance	720	25.39%	700	29.76%	637	31.71%	830	35.39%	218	33.60%	1,055	34.57%	1,027	33.29%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 03-AR6		WAMU 03-AR5		WAMU 03-AR4		WAMU 03-AR3		WAMU 03-AR2		WAMU 03-AR1		WAMU 02-AR19
Mortgage Loan Characteristics as of Pool Settlement Date (1):	5/23/2003		4/25/2003		3/21/2003		2/25/2003		2/24/2003		1/28/2003		12/23/2002

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	0	0.00%	0	0.00%	0	0.00%	2	0.05%	0	0.00%	1	0.02%	1	0.02%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.02%	0	0.00%
Arizona	69	2.39%	52	2.01%	42	2.20%	66	2.72%	9	1.36%	70	2.08%	66	1.94%
Arkansas	0	0.00%	0	0.00%	0	0.00%	1	0.03%	0	0.00%	1	0.03%	1	0.02%
California	1,782	66.83%	1,557	65.71%	1,222	60.38%	1,466	61.14%	418	63.05%	1,813	59.05%	1,956	63.03%
Colorado	113	3.73%	64	2.42%	77	3.51%	91	3.10%	12	1.32%	103	3.14%	120	3.38%
Connecticut	50	1.84%	59	3.06%	68	3.74%	79	3.83%	18	2.63%	95	3.57%	96	3.43%
Delaware	1	0.02%	1	0.05%	1	0.03%	2	0.06%	0	0.00%	3	0.08%	1	0.05%
District Of Columbia	5	0.15%	5	0.16%	6	0.35%	4	0.16%	2	0.19%	6	0.23%	7	0.21%
Florida	52	1.60%	62	2.69%	49	2.23%	29	1.34%	17	2.74%	67	2.22%	49	1.28%
Georgia	26	0.86%	16	0.67%	11	0.53%	13	0.51%	10	1.23%	17	0.53%	32	0.93%
Hawaii	1	0.03%	0	0.00%	1	0.06%	0	0.00%	0	0.00%	1	0.02%	0	0.00%
Idaho	2	0.05%	1	0.03%	2	0.10%	2	0.09%	1	0.13%	1	0.02%	3	0.08%
Illinois	157	5.10%	108	3.97%	103	4.59%	108	3.71%	26	3.51%	185	5.16%	153	4.08%
Indiana	3	0.11%	6	0.22%	3	0.12%	3	0.12%	0	0.00%	4	0.11%	6	0.14%
Iowa	0	0.00%	0	0.00%	0	0.00%	1	0.02%	0	0.00%	0	0.00%	2	0.05%
Kansas	2	0.07%	3	0.14%	1	0.03%	7	0.24%	0	0.00%	5	0.13%	5	0.14%
Kentucky	1	0.04%	2	0.07%	1	0.03%	6	0.20%	1	0.08%	3	0.06%	4	0.10%
Louisiana	0	0.00%	1	0.07%	1	0.03%	1	0.03%	0	0.00%	1	0.02%	0	0.00%
Maine	0	0.00%	0	0.00%	1	0.04%	0	0.00%	0	0.00%	3	0.09%	2	0.03%
Maryland	19	0.67%	15	0.52%	9	0.39%	20	0.85%	9	0.89%	23	0.69%	38	1.13%
Massachusetts	69	2.33%	86	3.21%	78	3.79%	108	4.00%	16	2.43%	138	3.92%	120	3.06%
Michigan	29	0.94%	30	1.07%	42	1.73%	29	0.94%	7	0.73%	59	1.57%	46	1.18%
Minnesota	5	0.18%	10	0.39%	9	0.50%	7	0.29%	0	0.00%	10	0.25%	10	0.32%
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	8	0.33%	13	0.50%	9	0.44%	11	0.37%	0	0.00%	14	0.46%	22	0.58%
Montana	1	0.03%	4	0.13%	2	0.11%	1	0.03%	0	0.00%	1	0.02%	0	0.00%
Nebraska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.02%	0	0.00%
Nevada	27	0.87%	23	0.88%	15	0.64%	19	0.88%	2	0.22%	36	1.22%	16	0.38%
New Hampshire	2	0.04%	2	0.05%	4	0.21%	10	0.31%	0	0.00%	0	0.00%	8	0.15%
New Jersey	24	0.76%	29	1.12%	37	1.89%	44	1.77%	14	2.11%	49	1.63%	41	1.14%
New Mexico	1	0.03%	2	0.07%	1	0.03%	2	0.08%	0	0.00%	0	0.00%	0	0.00%
New York	93	3.34%	94	4.46%	111	5.51%	130	5.80%	59	10.57%	193	6.93%	176	6.30%
North Carolina	14	0.41%	6	0.16%	5	0.21%	10	0.30%	3	0.67%	12	0.26%	16	0.37%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	9	0.22%	7	0.21%	10	0.45%	11	0.48%	2	0.23%	12	0.38%	12	0.39%
Oklahoma	0	0.00%	1	0.04%	0	0.00%	1	0.02%	0	0.00%	0	0.00%	0	0.00%
Oregon	16	0.47%	9	0.36%	9	0.50%	10	0.38%	6	0.86%	23	0.56%	24	0.63%
Pennsylvania	12	0.46%	6	0.20%	9	0.36%	14	0.55%	3	0.33%	13	0.37%	18	0.63%
Rhode Island	2	0.05%	1	0.03%	1	0.07%	2	0.08%	0	0.00%	5	0.12%	4	0.10%
South Carolina	5	0.18%	10	0.43%	15	0.70%	5	0.20%	3	0.50%	13	0.34%	9	0.24%
South Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Tennessee	2	0.04%	0	0.00%	2	0.07%	2	0.07%	0	0.00%	1	0.02%	2	0.04%
Texas	18	0.66%	11	0.42%	8	0.36%	9	0.54%	2	0.24%	11	0.33%	19	0.52%
Utah	4	0.11%	8	0.28%	4	0.24%	6	0.21%	1	0.09%	9	0.24%	17	0.53%
Virginia	21	0.61%	20	0.69%	7	0.33%	18	0.68%	7	0.80%	30	0.86%	17	0.43%
Vermont	1	0.02%	1	0.03%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.04%
Washington	136	4.40%	90	3.32%	74	3.41%	91	3.62%	25	3.02%	108	2.91%	102	2.76%
Wisconsin	2	0.05%	5	0.15%	1	0.04%	7	0.22%	1	0.07%	12	0.30%	6	0.13%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	0	0.00%	0	0.00%	1	0.05%	0	0.00%	0	0.00%	0	0.00%	1	0.02%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13		WAMU 02-AR12		WAMU 02-AR11
Mortgage Loan Characteristics as of Pool Settlement Date (1):	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002		9/24/2002		8/28/2002

Number of Mortgage Loans	3,287		1,649		3,135		1,575		1,249		1,573		1,659
Aggregate Principal Balance	$1,995,977,878.46		$1,030,719,967.88		$1,975,024,800.28		$1,028,589,782.28		$801,901,920.87		$998,724,014.44		$995,677,821.37
Approximate Weighted Average Mortgage Interest Rate	5.31%		5.35%		5.39%		5.40%		5.43%		5.50%		5.63%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
4.001 - 5.000%	293	9.79%	120	8.47%	180	7.22%	83	6.97%	80	7.81%	70	5.12%	34	2.10%
5.001 - 6.000%	2,985	89.99%	1,514	90.76%	2,927	92.16%	1,485	92.67%	1,156	91.41%	1,451	92.14%	1,506	92.04%
6.001 - 7.000%	9	0.21%	15	0.77%	28	0.62%	7	0.37%	13	0.78%	51	2.64%	119	5.86%
7.001 - 8.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.09%	0	0.00%
8.001 - 9.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360		360		360		360		360		360
Approximate Weighted Average Remaining Term (in months)	359.77		359.86		359.69		359.98		359.94		359.46		359.85
Approximate Weighted Average Loan-To-Value Ratio	62.55%		63.72%		62.98%		61.92%		62.28%		62.72%		64.10%
Approximate Weighted Average Credit Score (2)	739.8		738.37		739.56		740.25		739.12		739.31		738.19
Minimum Credit Score (2)	620		620		620		620		620		620		565
Maximum Credit Score (2)	834		810		877		813		829		866		858

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13		WAMU 02-AR12		WAMU 02-AR11
Mortgage Loan Characteristics as of Pool Settlement Date (1):	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002		9/24/2002		8/28/2002

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	3,001	91.30%	1,513	93.02%	2,882	92.86%	1,439	92.33%	1,162	93.40%	1,450	92.67%	1,507	92.03%
Duplex	3	0.09%	2	0.08%	2	0.06%	0	0.00%	1	0.05%	1	0.04%	3	0.16%
Triplex	0	0.00%	0	0.00%	2	0.06%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Fourplex	1	0.04%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Townhouse	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.06%	0	0.00%	0	0.00%
Low Rise Condominium - 1-3 Stories	242	6.64%	125	6.37%	227	6.21%	113	5.81%	71	4.70%	101	5.60%	125	6.39%
Planned Unit Development	28	1.38%	7	0.45%	15	0.51%	20	1.58%	14	1.80%	17	1.35%	22	1.29%
Housing Cooperative	12	0.55%	2	0.08%	7	0.29%	3	0.28%	0	0.00%	4	0.34%	2	0.13%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	584	17.49%	323	18.12%	600	17.84%	265	15.63%	220	16.81%	353	21.11%	417	23.06%
Rate/Term Refinance	1,756	52.51%	797	48.20%	1,663	52.51%	855	53.20%	691	55.35%	804	50.48%	875	53.69%
Cash Out Refinance	947	30.01%	529	33.67%	872	29.65%	455	31.18%	338	27.83%	416	28.40%	367	23.25%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 02-AR18		WAMU 02-AR16		WAMU 02-AR15		WAMU 02-AR14		WAMU 02-AR13		WAMU 02-AR12		WAMU 02-AR11
Mortgage Loan Characteristics as of Pool Settlement Date (1):	11/25/2002		10/28/2002		10/24/2002		9/25/2002		9/25/2002		9/24/2002		8/28/2002

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	4	0.08%	0	0.00%	1	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Arizona	82	2.44%	45	2.57%	83	2.52%	37	2.43%	29	2.02%	17	1.04%	40	2.34%
Arkansas	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
California	2,024	63.57%	966	61.00%	1,920	63.68%	1,026	67.26%	768	63.53%	998	65.20%	965	62.17%
Colorado	117	3.30%	88	4.77%	109	3.09%	49	2.80%	7	0.35%	35	2.00%	45	2.29%
Connecticut	100	3.48%	50	3.76%	107	3.83%	40	2.76%	42	3.73%	62	4.82%	46	2.88%
Delaware	2	0.05%	2	0.12%	1	0.03%	1	0.05%	1	0.05%	3	0.13%	0	0.00%
District Of Columbia	4	0.10%	4	0.31%	9	0.27%	4	0.25%	2	0.23%	2	0.10%	5	0.27%
Florida	64	2.16%	27	1.57%	63	2.03%	29	1.59%	26	2.00%	14	0.82%	33	2.05%
Georgia	23	0.57%	11	0.61%	13	0.29%	8	0.48%	10	0.57%	12	0.65%	10	0.56%
Hawaii	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.07%
Idaho	4	0.11%	0	0.00%	2	0.04%	1	0.07%	1	0.12%	0	0.00%	0	0.00%
Illinois	153	3.94%	106	5.61%	150	4.21%	69	3.63%	71	5.46%	89	4.93%	141	7.45%
Indiana	6	0.13%	3	0.19%	2	0.10%	3	0.24%	2	0.11%	0	0.00%	2	0.13%
Iowa	0	0.00%	0	0.00%	1	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Kansas	3	0.07%	0	0.00%	5	0.14%	2	0.12%	2	0.09%	1	0.06%	0	0.00%
Kentucky	5	0.13%	0	0.00%	2	0.05%	1	0.04%	0	0.00%	0	0.00%	5	0.27%
Louisiana	0	0.00%	1	0.03%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Maine	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.09%	1	0.05%	0	0.00%
Maryland	32	0.82%	10	0.67%	41	1.20%	19	1.04%	12	0.95%	26	1.56%	19	1.23%
Massachusetts	107	2.86%	47	2.58%	104	3.21%	52	3.08%	30	2.14%	49	2.97%	65	3.57%
Michigan	43	1.02%	25	1.16%	37	0.96%	25	1.28%	20	1.31%	12	0.46%	27	1.28%
Minnesota	4	0.12%	6	0.32%	2	0.04%	5	0.36%	2	0.12%	7	0.34%	11	0.59%
Mississippi	3	0.07%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	18	0.51%	4	0.20%	20	0.61%	4	0.16%	2	0.17%	6	0.28%	6	0.32%
Montana	1	0.02%	0	0.00%	2	0.04%	0	0.00%	0	0.00%	1	0.03%	0	0.00%
Nebraska	0	0.00%	1	0.03%	1	0.03%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Nevada	15	0.48%	14	0.70%	26	0.75%	18	1.18%	17	1.30%	16	0.99%	15	0.92%
New Hampshire	2	0.07%	1	0.04%	1	0.02%	1	0.08%	1	0.06%	1	0.04%	0	0.00%
New Jersey	34	1.03%	33	2.05%	50	1.38%	16	1.03%	11	0.92%	14	0.78%	21	1.11%
New Mexico	1	0.03%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.04%
New York	125	4.25%	43	2.71%	106	3.68%	33	2.30%	29	2.61%	80	5.72%	38	2.24%
North Carolina	12	0.37%	9	0.42%	18	0.60%	5	0.35%	3	0.30%	2	0.07%	4	0.33%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	12	0.33%	6	0.29%	12	0.40%	8	0.38%	7	0.68%	3	0.28%	8	0.47%
Oklahoma	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.06%
Oregon	21	0.55%	15	0.69%	10	0.28%	9	0.54%	9	0.58%	10	0.43%	9	0.42%
Pennsylvania	10	0.28%	6	0.32%	13	0.38%	11	0.64%	2	0.17%	0	0.00%	4	0.18%
Rhode Island	2	0.04%	4	0.31%	4	0.09%	1	0.05%	2	0.13%	1	0.04%	2	0.07%
South Carolina	9	0.26%	8	0.44%	3	0.10%	3	0.37%	3	0.27%	4	0.24%	0	0.00%
South Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Tennessee	3	0.05%	1	0.04%	3	0.06%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Texas	28	0.93%	15	0.75%	16	0.43%	2	0.14%	8	0.66%	8	0.40%	13	0.74%
Utah	6	0.15%	4	0.17%	12	0.29%	2	0.08%	4	0.21%	2	0.10%	3	0.18%
Virginia	43	1.32%	12	0.75%	45	1.24%	17	0.81%	19	1.29%	12	0.52%	26	1.17%
Vermont	0	0.00%	1	0.06%	3	0.10%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Washington	156	4.09%	78	4.59%	134	3.67%	74	4.40%	105	7.69%	83	4.84%	89	4.41%
Wisconsin	9	0.21%	3	0.17%	4	0.08%	0	0.00%	1	0.05%	2	0.11%	4	0.20%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7		WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	8/27/2002		7/25/2002		6/24/2002		4/30/2002		3/27/2002		2/25/2002		1/28/2002

Number of Mortgage Loans	1,957		2,429		2,457		1,918		5,314		1,384		1,621
Aggregate Principal Balance	$1,299,312,842.29		$1,493,632,954.72		$1,498,556,656.00		$933,702,768.94		$3,693,182,114.44		$705,379,854.53		$860,673,825.31
Approximate Weighted Average Mortgage Interest Rate	5.66%		6.06%		6.41%		6.30%		6.15%		6.29%		6.18%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
4.001 - 5.000%	25	1.43%	5	0.23%	0	0.00%	2	0.08%	0	0.00%	1	0.05%	0	0.00%
5.001 - 6.000%	1,754	90.17%	1,120	49.74%	149	7.73%	362	18.91%	1,890	39.30%	243	19.36%	506	33.22%
6.001 - 7.000%	178	8.40%	1,290	49.60%	2,298	91.91%	1,543	80.39%	3,419	60.58%	1,131	79.79%	1,096	65.70%
7.001 - 8.000%	0	0.00%	14	0.43%	10	0.36%	11	0.63%	5	0.12%	9	0.79%	19	1.08%
8.001 - 9.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360		360		360		360		360		360
Approximate Weighted Average Remaining Term (in months)	360.44		359.27		358.69		358.52		358.14		359.2		358.84
Approximate Weighted Average Loan-To-Value Ratio	63.38%		64.94%		65.40%		66.95%		60.63%		65.46%		65.48%
Approximate Weighted Average Credit Score (2)	738.12		741.29		741.84		717.3		743.74		721.55		725.38
Minimum Credit Score (2)	620		514		620		620		680		620		586
Maximum Credit Score (2)	862		814		818		820		819		809		809

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7		WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	8/27/2002		7/25/2002		6/24/2002		4/30/2002		3/27/2002		2/25/2002		1/28/2002

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	1,786	92.75%	2,199	91.76%	2,182	90.20%	1,785	93.72%	4,974	94.84%	1,288	93.37%	1,505	93.56%
Duplex	3	0.13%	5	0.20%	12	0.45%	5	0.28%	0	0.00%	3	0.18%	2	0.12%
Triplex	0	0.00%	1	0.05%	0	0.00%	2	0.13%	0	0.00%	0	0.00%	0	0.00%
Fourplex	1	0.08%	1	0.06%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Townhouse	0	0.00%	1	0.03%	1	0.03%	0	0.00%	1	0.01%	0	0.00%	1	0.17%
Low Rise Condominium - 1-3 Stories	131	5.30%	197	6.58%	220	7.59%	126	5.87%	337	5.12%	86	5.96%	112	6.09%
Planned Unit Development	36	1.74%	19	1.04%	20	0.82%	0	0.00%	2	0.03%	7	0.48%	1	0.05%
Housing Cooperative	0	0.00%	6	0.27%	22	0.90%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	502	23.83%	962	38.09%	941	37.83%	406	20.18%	804	13.99%	221	14.79%	276	16.18%
Rate/Term Refinance	948	48.68%	816	34.05%	747	29.87%	1,103	58.43%	2,327	44.26%	813	59.46%	945	58.58%
Cash Out Refinance	507	27.50%	651	27.86%	769	32.30%	409	21.39%	2,183	41.76%	350	25.75%	400	25.24%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 02-AR10		WAMU 02-AR8		WAMU 02-AR7		WAMU 02-AR5		WAMU 02-AR4		WAMU 02-AR3		WAMU 02-AR1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	8/27/2002		7/25/2002		6/24/2002		4/30/2002		3/27/2002		2/25/2002		1/28/2002

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Arizona	49	2.23%	43	1.80%	48	1.96%	44	2.33%	138	2.57%	16	1.25%	30	1.93%
Arkansas	0	0.00%	0	0.00%	0	0.00%	1	0.11%	0	0.00%	0	0.00%	0	0.00%
California	1,397	72.75%	1,590	67.34%	1,713	70.54%	920	49.06%	3,698	70.30%	796	57.79%	893	56.67%
Colorado	29	1.48%	65	2.33%	59	2.39%	94	4.53%	142	2.30%	44	3.53%	61	3.58%
Connecticut	47	2.90%	77	3.65%	66	3.10%	36	1.89%	177	3.75%	42	3.52%	44	2.87%
Delaware	2	0.12%	4	0.19%	1	0.03%	2	0.08%	4	0.06%	2	0.13%	3	0.18%
District Of Columbia	4	0.21%	10	0.48%	3	0.13%	5	0.20%	16	0.26%	3	0.18%	6	0.41%
Florida	22	1.18%	43	1.75%	49	2.01%	22	1.31%	84	1.55%	16	1.03%	21	1.40%
Georgia	15	0.61%	13	0.42%	10	0.32%	14	0.63%	26	0.50%	5	0.32%	7	0.44%
Hawaii	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Idaho	2	0.10%	2	0.08%	3	0.13%	2	0.15%	2	0.03%	1	0.04%	3	0.20%
Illinois	90	4.26%	104	3.79%	82	3.06%	230	12.44%	171	3.03%	122	8.21%	147	8.58%
Indiana	3	0.14%	6	0.19%	2	0.08%	3	0.21%	8	0.12%	4	0.30%	6	0.33%
Iowa	0	0.00%	1	0.04%	0	0.00%	1	0.05%	0	0.00%	0	0.00%	0	0.00%
Kansas	0	0.00%	1	0.02%	0	0.00%	3	0.18%	0	0.00%	2	0.10%	0	0.00%
Kentucky	2	0.12%	2	0.06%	0	0.00%	8	0.39%	3	0.05%	2	0.10%	2	0.14%
Louisiana	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Maine	2	0.11%	1	0.08%	0	0.00%	1	0.06%	1	0.01%	2	0.13%	0	0.00%
Maryland	19	1.00%	22	0.84%	18	0.74%	18	0.87%	53	0.87%	12	1.01%	10	0.51%
Massachusetts	23	1.04%	69	2.69%	54	2.06%	79	4.11%	133	2.79%	53	3.61%	57	3.32%
Michigan	8	0.36%	17	0.56%	11	0.46%	43	2.09%	18	0.26%	15	0.95%	21	1.09%
Minnesota	4	0.15%	8	0.27%	6	0.16%	6	0.30%	22	0.45%	4	0.30%	7	0.52%
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	5	0.23%	13	0.50%	7	0.28%	24	1.27%	16	0.33%	5	0.34%	9	0.49%
Montana	0	0.00%	0	0.00%	0	0.00%	3	0.18%	2	0.02%	0	0.00%	0	0.00%
Nebraska	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Nevada	18	0.77%	10	0.37%	19	0.78%	11	0.60%	47	0.83%	8	0.60%	2	0.10%
New Hampshire	0	0.00%	3	0.12%	0	0.00%	4	0.26%	3	0.06%	5	0.35%	2	0.10%
New Jersey	28	1.36%	25	0.99%	25	0.97%	35	1.76%	78	1.43%	25	1.62%	27	1.86%
New Mexico	0	0.00%	0	0.00%	0	0.00%	1	0.04%	0	0.00%	0	0.00%	0	0.00%
New York	34	2.16%	85	3.60%	93	4.16%	19	0.93%	129	2.55%	24	2.10%	14	1.15%
North Carolina	4	0.24%	4	0.19%	2	0.06%	4	0.16%	19	0.39%	5	0.29%	1	0.05%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	12	0.66%	23	0.80%	14	0.60%	12	0.57%	36	0.53%	8	0.55%	5	0.36%
Oklahoma	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Oregon	14	0.68%	13	0.44%	19	0.53%	22	1.06%	24	0.46%	14	0.95%	31	1.73%
Pennsylvania	6	0.22%	7	0.22%	11	0.40%	6	0.29%	23	0.31%	11	0.90%	12	0.87%
Rhode Island	2	0.05%	0	0.00%	2	0.05%	1	0.05%	5	0.07%	1	0.05%	2	0.09%
South Carolina	4	0.22%	4	0.16%	0	0.00%	4	0.18%	4	0.06%	1	0.06%	2	0.09%
South Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Tennessee	0	0.00%	0	0.00%	0	0.00%	1	0.05%	0	0.00%	0	0.00%	0	0.00%
Texas	9	0.44%	9	0.34%	9	0.34%	21	0.99%	29	0.55%	8	0.54%	14	0.78%
Utah	9	0.34%	3	0.10%	5	0.24%	9	0.44%	6	0.10%	6	0.35%	8	0.45%
Virginia	14	0.48%	33	1.24%	18	0.63%	14	0.66%	29	0.51%	16	1.22%	10	0.45%
Vermont	0	0.00%	1	0.02%	2	0.07%	0	0.00%	0	0.00%	1	0.06%	0	0.00%
Washington	80	3.39%	115	4.22%	105	3.65%	189	9.14%	168	2.88%	101	7.26%	161	9.11%
Wisconsin	0	0.00%	3	0.11%	1	0.09%	6	0.38%	0	0.00%	4	0.25%	3	0.16%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 01-AR6		WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	12/14/2001		11/14/2001		10/12/2001		8/23/2001

Number of Mortgage Loans	1,347		1,252		1,480		1,563
Aggregate Principal Balance	$814,842,698.14		$710,978,510.70		$738,640,415.33		$741,185,906.39
Approximate Weighted Average Mortgage Interest Rate	6.37%		6.59%		6.79%		6.99%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Range Mortgage Interest Rates:	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
0.000 - 2.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
2.001 - 3.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
3.001 - 4.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
4.001 - 5.000%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
5.001 - 6.000%	106	9.47%	12	1.29%	6	0.36%	16	0.91%
6.001 - 7.000%	1,213	88.79%	1,213	96.97%	1,299	88.16%	911	59.45%
7.001 - 8.000%	22	1.39%	26	1.70%	170	10.85%	636	39.64%
8.001 - 9.000%	6	0.35%	1	0.04%	5	0.63%	0	0.00%
9.001 or Greater%	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Approximate Weighted Average Original Term (in months)	360		360		360		360
Approximate Weighted Average Remaining Term (in months)	359.67		358.95		358.01		358.69
Approximate Weighted Average Loan-To-Value Ratio	63.96%		65.16%		67.12%		69.08%
Approximate Weighted Average Credit Score (2)	727.95		731.77		727.14		722.03
Minimum Credit Score (2)	541		620		620		620
Maximum Credit Score (2)	813		813		809		815

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 01-AR6		WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	12/14/2001		11/14/2001		10/12/2001		8/23/2001

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Property Type	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Single Family Residence	1,268	95.14%	1,167	94.35%	1,342	92.80%	1,445	93.19%
Duplex	3	0.20%	1	0.05%	8	0.47%	4	0.28%
Triplex	0	0.00%	1	0.07%	0	0.00%	0	0.00%
Fourplex	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Townhouse	1	0.05%	0	0.00%	1	0.05%	3	0.20%
Low Rise Condominium - 1-3 Stories	75	4.61%	81	5.36%	129	6.68%	101	5.71%
Planned Unit Development	0	0.00%	0	0.00%	0	0.00%	1	0.04%
Housing Cooperative	0	0.00%	2	0.17%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	9	0.58%

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Loan Purpose	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Purchase/Construction To Perm	212	14.30%	310	21.80%	569	36.70%	503	30.94%
Rate/Term Refinance	680	51.37%	601	49.64%	448	32.96%	556	37.75%
Cash Out Refinance	455	34.33%	341	28.55%	463	30.35%	504	31.31%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Asset Class Description: WMB COLLATERAL-HYBRID ARMS
10/26/2006 12:00

Series Designation for Prior Securitied Pools:	WAMU 01-AR6		WAMU 01-AR4		WAMU 01-AR2		WAMU 01-AR1
Mortgage Loan Characteristics as of Pool Settlement Date (1):	12/14/2001		11/14/2001		10/12/2001		8/23/2001

	Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate		Number of Mortage Percentage of Aggregate
Geographic Concentration (3)	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance	Loans	Pool Balance
Alabama	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Alaska	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Arizona	28	2.04%	23	1.66%	26	1.67%	18	1.30%
Arkansas	0	0.00%	0	0.00%	1	0.13%	1	0.04%
California	846	66.09%	734	63.24%	665	49.92%	929	60.19%
Colorado	35	1.98%	35	2.62%	34	1.97%	39	2.41%
Connecticut	37	3.29%	39	3.39%	81	6.09%	43	2.95%
Delaware	0	0.00%	0	0.00%	3	0.21%	0	0.00%
District Of Columbia	0	0.00%	2	0.11%	4	0.38%	3	0.24%
Florida	14	1.26%	14	0.83%	27	1.77%	10	0.72%
Georgia	4	0.28%	2	0.09%	5	0.24%	10	0.54%
Hawaii	0	0.00%	0	0.00%	1	0.19%	0	0.00%
Idaho	0	0.00%	0	0.00%	0	0.00%	1	0.04%
Illinois	87	5.58%	100	6.88%	139	8.09%	121	7.16%
Indiana	6	0.31%	0	0.00%	4	0.27%	2	0.10%
Iowa	0	0.00%	0	0.00%	0	0.00%	1	0.04%
Kansas	1	0.09%	0	0.00%	1	0.01%	1	0.04%
Kentucky	2	0.11%	3	0.14%	9	0.43%	4	0.18%
Louisiana	0	0.00%	0	0.00%	0	0.00%	1	0.11%
Maine	0	0.00%	0	0.00%	2	0.14%	0	0.00%
Maryland	12	0.85%	5	0.29%	6	0.38%	12	0.84%
Massachusetts	77	4.65%	68	4.69%	127	7.29%	68	4.03%
Michigan	11	0.64%	13	0.95%	9	0.65%	17	1.27%
Minnesota	4	0.23%	5	0.31%	3	0.19%	3	0.14%
Mississippi	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Missouri	5	0.38%	5	0.44%	5	0.29%	5	0.33%
Montana	0	0.00%	0	0.00%	2	0.18%	3	0.16%
Nebraska	0	0.00%	0	0.00%	1	0.04%	0	0.00%
Nevada	4	0.22%	11	0.88%	6	0.56%	6	0.47%
New Hampshire	1	0.05%	0	0.00%	4	0.24%	1	0.04%
New Jersey	15	0.93%	27	1.92%	65	3.49%	27	1.90%
New Mexico	0	0.00%	0	0.00%	0	0.00%	0	0.00%
New York	23	2.02%	11	0.97%	27	2.29%	17	0.98%
North Carolina	2	0.16%	8	0.67%	10	0.71%	2	0.14%
North Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Ohio	11	0.80%	14	0.95%	34	1.85%	5	0.37%
Oklahoma	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Oregon	11	0.75%	9	0.54%	11	0.64%	19	1.35%
Pennsylvania	15	1.18%	11	0.83%	55	3.15%	20	1.18%
Rhode Island	4	0.24%	2	0.15%	5	0.23%	0	0.00%
South Carolina	1	0.06%	0	0.00%	5	0.25%	1	0.09%
South Dakota	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Tennessee	0	0.00%	0	0.00%	1	0.02%	2	0.09%
Texas	8	0.47%	10	0.62%	16	0.86%	21	1.34%
Utah	1	0.06%	13	0.80%	2	0.08%	8	0.42%
Virginia	9	0.62%	7	0.43%	8	0.36%	6	0.32%
Vermont	1	0.05%	0	0.00%	2	0.09%	2	0.10%
Washington	70	4.52%	80	5.54%	70	4.54%	131	8.23%
Wisconsin	1	0.06%	1	0.05%	4	0.12%	3	0.15%
West Virginia	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Wyoming	1	0.07%	0	0.00%	0	0.00%	0	0.00%
Other	0	0.00%	0	0.00%	0	0.00%	0	0.00%

Notes:
(1) Weighted averages refer to weighted averages
by principal balance.

(2) Excludes mortgage loans for which no credit
score was available.

(3) Percentage of aggregate pool balance represented
by mortgage loans in the specified state.

Prospectus

                         Lares Asset Securitization Inc.
                                    Depositor
                         Luminent Mortgage Capital, Inc.
                                     Sponsor
                    Mortgage-Backed Pass-Through Certificates
                              Mortgage-Backed Notes
                              (Issuable in Series)

--------------------------------------------------------------------------------
Consider carefully the risk factors beginning on page 9 in this prospectus.

Your securities will represent obligations of the related issuing entity only and will not represent interests in or obligations of Lares Asset
Securitization, Inc., the sponsor or any of their affiliates. Neither your securities nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality. Unless expressly provided in the accompanying prospectus supplement, your securities will not be insured or guaranteed by any person.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

The Securities

Lares Asset Securitization Inc. from time to time may form separate issuing entities to issue mortgage-backed pass-through certificates or mortgage-backed notes in one or more series with one or more classes.

o Each issuance of securities will have its own series designation. o Each class of securities will evidence either the ownership interest in the assets of an issuing entity or a debt obligation of an issuing entity secured by the assets of that issuing entity.
o  Holders of the securities will receive distributions or payments of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans and other assets in their issuing entity.
o  Each class of securities may be entitled to the benefit of one or more types of credit support or derivative instruments described in this prospectus and in more detail in the accompanying prospectus supplement, specifically including:
     o Excess interest and overcollateralization o Subordination and the application of realized losses o Reserve funds or accounts o Various types of insurance policies or guarantees o Letters of credit
     o  Derivative agreements such as guaranteed investment contracts, interest rate hedge agreements (including cap, corridor and floor agreements) and currency exchange swap agreements.
o  No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

Each Issuing Entity and its Assets

As specified in the related prospectus supplement, each issuing entity will be established to hold assets transferred to it by Lares Asset Securitization,
Inc., which will consist primarily of the following assets:

o mortgage loans secured by one- to four-family residential properties; o mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;
o  mortgage loans secured by mixed residential and commercial real estate properties;
o  apartment cooperative loans; or
o  closed-end or revolving home equity loans or balances secured by one- to four-family residential properties.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                  July 20, 2006

                                                                            Page
                                                                            ----

                                        i

   Maintenance of Insurance Policies; Insurance Claims and Other

CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT, THE

                                       ii

                                       iii

              Important Notice About Information Presented in this
              Prospectus and the Accompanying Prospectus Supplement
              -----------------------------------------------------

     We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities; and the accompanying prospectus supplement, which will describe the specific terms of your series of securities, including:

     o  the principal amount, interest rate and authorized denominations of each class of securities;
     o the timing and priority of interest and principal payments; o statistical and other information about the specific assets of your
        issuing entity;
     o information about credit enhancement, if any, for each class; o the ratings for each class; and o the method for selling your securities.

     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

     If the description of your securities in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in that prospectus supplement.

     We have included cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can also find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Terms" beginning on page
I-1 in this prospectus.

                                       iv

                              SUMMARY OF PROSPECTUS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus
Supplement which will be prepared in connection with each series of securities.

Securities..................... Either mortgage-backed pass-through certificates or mortgage-backed notes, which securities will
                                be issued from time to time in series and in
                                classes.

Originator..................... Each of the entities that originate mortgage loans or other assets that are transferred to
                                the sponsor, either directly or indirectly,
                                which originators may include affiliates of the
                                sponsor.

Sponsor........................ Luminent Mortgage Capital, Inc., a Maryland
                                corporation and an affiliate of the depositor,
                                or such other entity as specified in the related
                                prospectus supplement which may include
                                affiliates of the depositor, will serve as the
                                sponsor for each series of securities and will
                                sell the mortgage loans or other assets to the
                                depositor.

Depositor...................... Lares Asset Securitization Inc., a Delaware
                                corporation, will act as depositor for each
                                series of securities. The depositor will acquire
                                the mortgage loans from the sponsor and will
                                transfer the mortgage loans or other assets to
                                the issuing entity. It is not expected that the
                                depositor will have any business operations
                                other than offering securities and related
                                activities.

Issuing Entity................. A trust created pursuant to either a pooling and servicing agreement, in connection with the
                                issuance of certificates, or a trust agreement,
                                in connection with the issuance of notes.

Trustee/Indenture               Trustee...... Each trustee or indenture trustee
                                under the applicable pooling and servicing
                                agreement, transfer and servicing agreement or
                                indenture, as applicable, and named as such in
                                the related prospectus supplement. The trustee
                                or indenture trustee generally will be
                                responsible under each pooling and servicing
                                agreement, transfer and servicing agreement or
                                indenture, as applicable, for providing general
                                administrative services on behalf of the issuing
                                entity for a series. To the extent specified in
                                the accompanying prospectus supplement, a
                                securities administrator may perform certain of
                                the duties

                                        1

                                 of the trustee.

                                The trustee may service securities that serve as
                                collateral for a series of securities.

Servicer(s).................... Mortgage loans generally will be serviced by one or more servicers as identified in the
                                prospectus supplement. Each servicer will
                                perform certain servicing functions relating to
                                the mortgage loans or other assets serviced by
                                it in accordance with the related pooling and
                                servicing agreement, transfer and servicing
                                agreement or underlying servicing agreement. A
                                servicer's primary compensation generally will
                                come from the periodic payment to it of a
                                portion of the interest payment on each mortgage
                                loan.

Master Servicer................ A master servicer may supervise the servicing of the assets of a trust for certain series.  The
                                master servicer, upon the default of a servicer,
                                generally will assume the primary servicing
                                responsibilities with respect to the assets
                                serviced by a defaulting servicer or engage a
                                successor servicer.  The master servicer may be
                                an affiliate of a servicer and/or an originator.

                                Unless otherwise specified in the related
                                prospectus supplement, the master servicer's
                                compensation with respect to a mortgage loan or
                                other assets generally will come from the
                                periodic payment to it of a portion of the
                                interest payment on each mortgage loan or from
                                investment earnings on various accounts, or some
                                combination thereof. The accompanying prospectus
                                supplement will describe the amount or formula
                                for calculating the servicer's and master
                                servicer's compensation in connection with the
                                servicing of the related mortgage loans or other
                                assets.

Assets......................... Your trust primarily may include assets of the following types:

 o                              Single-Family Mortgage Loans Mortgage loans
                                secured by mortgage liens on one- to four-family
                                residential properties;

 o Multifamily Mortgage Loans.. Mortgage loans secured by mortgage liens on multifamily (five or more families) residential
                                properties;

                                        2

 o Apartment Cooperative Loans. Mortgage loans secured by shares issued by housing cooperatives and related leases and
                                occupying agreements;

 o Mixed Use Mortgage Loans.... Mortgage loans secured by mortgage liens on mixed commercial/residential use properties;

 o Home Equity Loans........... Closed-end and/or revolving home equity loans or balances thereof secured by mortgage liens on
                                one-to four-family residential properties;

Important Dates................ The following are certain significant dates and periods related to your securities;

 o Payment Date................ The business day set forth in the related prospectus supplement on which payments are made
                                to the securityholders.  In connection with the
                                issuance of certificates, this day may be
                                referred to as the "distribution date";

 o Servicer Remittance Date.... The business day set forth in the related prospectus supplement on which the servicer
                                remits collections on the assets and advances,
                                if any, to the master servicer or the trustee;

 o Determination Date.......... The business day set forth in the related prospectus supplement on which the servicer is
                                required to determine among other things the
                                amounts to be advanced with respect to the
                                securities;

 o Record Date................. Unless otherwise specified in the prospectus supplement, with respect to any payment date and
                                fixed rate securities, the last business day of
                                the month preceding such payment date.  With
                                respect to any payment date and floating rate
                                securities, the business day preceding such
                                payment date;

 o Accrual Period.............. Unless otherwise specified in the prospectus supplement, with respect to any payment date and
                                fixed rate securities, the calendar month
                                preceding such payment date, and with respect to
                                any payment date and floating rate securities,
                                the period from the preceding payment date
                                through the calendar day preceding such payment
                                date;

 o Due Period.................. Unless otherwise specified in the prospectus supplement, with respect to a payment date, the
                                period from the second day of the calendar month
                                preceding the calendar month in which the
                                payment date occurs through the first day of the
                                calendar month in which the payment date occurs;
                                and

                                        3

 o Prepayment Period........... As specified in the related prospectus supplement, either the calendar month preceding
                                the calendar month in which the payment date
                                occurs, or a period beginning in the middle of
                                the previous calendar month and ending in the
                                middle of the calendar month in which the
                                payment date occurs, or some combination with
                                respect to full and partial prepayments.

Credit Enhancement............. If so provided in the related prospectus supplement, partial or full protection against
                                certain defaults and losses on the assets may be
                                provided to one or more classes of securities in
                                the form of excess interest or
                                overcollateralization, and/or the subordination
                                of one or more other classes of securities of
                                such series.  In addition, credit enhancement
                                may include non-mortgage assets, such as a
                                letter of credit, pool insurance policy, special
                                hazard insurance policy, mortgage bankruptcy
                                insurance, financial guarantee insurance policy,
                                primary mortgage insurance, reserve fund or
                                certain financial instruments or another type of
                                credit enhancement identified in this
                                prospectus, or a combination thereof.  The
                                amount and types of coverage, the identification
                                of the entity providing the coverage and related
                                information with respect to each type of credit
                                enhancement will be described in the related
                                prospectus supplement.  See "Risk Factors--Risks
                                Related to the Securities--Credit enhancement
                                may not cover all losses on your securities" in
                                this prospectus.

Advances....................... A servicer may be obligated as part of its servicing responsibilities to make certain
                                advances that in its good faith judgment it
                                deems recoverable with respect to delinquent
                                scheduled payments of principal and interest on
                                assets. The servicers also may be obligated to
                                advance delinquent payments of taxes, insurance
                                premiums and escrowed items, as well as
                                liquidation-related expenses with respect to
                                assets. Neither the depositor nor any of its
                                affiliates that are not also servicers will have
                                any responsibility to make such advances.
                                Advances made by any servicer with respect to
                                any asset will be reimbursable generally from
                                subsequent recoveries in respect of such asset
                                and otherwise to the extent described herein and
                                in the related prospectus supplement. The
                                prospectus supplement will describe any advance
                                obligations in connection with the assets
                                included in your trust. See "Servicing of the
                                Mortgage Loans" in this prospectus.

                                        4

Optional Termination or
Redemption..................... If so specified in the related prospectus supplement, a series of securities may be
                                subject to optional early termination through
                                the repurchase of the assets of your issuing
                                entity by the party specified therein, under the
                                circumstances and in the manner set forth
                                therein. If so provided in the related
                                prospectus supplement, upon the reduction of the
                                principal amount of a specified class or classes
                                of securities to a specified percentage or
                                amount, or on and after a date specified in such
                                prospectus supplement, the party specified in
                                such prospectus supplement will solicit bids for
                                the purchase of all of the assets of the related
                                trust, or of a sufficient portion of such assets
                                to retire such class or classes, or purchase
                                such assets at a price set forth in the related
                                prospectus supplement. In addition, if so
                                provided in the related prospectus supplement,
                                the securities of a series may be redeemed prior
                                to their final scheduled payment date at the
                                option of the sponsor, the trustee, the servicer
                                or another party by the purchase of the
                                outstanding securities of such series, under the
                                circumstances and in the manner provided
                                therein. If an election is made to treat the
                                issuing entity (or one or more segregated pools
                                of assets of such issuing entity) as one or more
                                "real estate mortgage investment conduits," any
                                optional termination or redemption will be
                                permitted only pursuant to a "qualified
                                liquidation," as defined under Section 860F(a)
                                (4)(A) of the Internal Revenue Code of 1986, as
                                amended. See "Risk Factors--Risks Related to the
                                Securities--Exercise of any right of optional
                                termination or redemption may affect the yield
                                to maturity on your securities" and "Description
                                of the Securities--Optional Redemption or
                                Termination" in this prospectus.

Substitution of Mortgage
Loans.......................... Provided the mortgage loans meet certain requirements, within three months of the
                                settlement date or as otherwise specified in the
                                related prospectus supplement, the depositor or
                                the sponsor may deliver to the trustee other
                                mortgage loans in substitution for any one or
                                more mortgage loans initially included in your
                                issuing entity. Only like-kind collateral may be
                                substituted. In addition, if stated in the

                                        5

                                related prospectus supplement, if the sponsor or
                                depositor discovers or receives notice of any
                                material breach of its representations and
                                warranties relating to a mortgage loan which
                                breach adversely affects the securityholders,
                                within two years of the date of the initial
                                issuance of the securities, or other period as
                                may be specified in the related prospectus
                                supplement, the sponsor or depositor may remove
                                that mortgage loan from the trust fund, rather
                                than repurchase the mortgage loan as provided
                                above, and substitute in its place a substitute
                                mortgage loan.

Optional Repurchase............ If so provided in the related prospectus supplement, the depositor or sponsor may
                                repurchase, or substitute for, a limited number
                                of mortgage loans under circumstances described
                                in the related prospectus supplement.  In
                                addition, the sponsor or an affiliate or
                                originator may direct the Servicer in connection
                                with the foreclosure of delinquent mortgage
                                loans, including the repurchase by it of
                                delinquent mortgage loans.

Book-Entry                      Securities.......... If so provided in the
                                related prospectus supplement, one or more
                                classes of the securities will initially be
                                represented by one or more certificates or
                                notes, as applicable, registered in the name of
                                Cede & Co., as the nominee of DTC. No person
                                acquiring an interest in securities so
                                registered will be entitled to receive a
                                definitive certificate or note, as applicable,
                                representing such person's interest except in
                                the event that definitive securities or notes,
                                as applicable, are issued under the limited
                                circumstances described herein. See "Risk
                                Factors--Risks Related to the Securities-
                                -Book-Entry registration may affect the
                                liquidity of your securities" and "Description
                                of the Securities--Book-Entry Procedures and
                                Definitive securities" in this prospectus.

Tax                             Status of the Securities... The federal income
                                tax consequences to securityholders will vary
                                depending on whether one or more elections are
                                made to treat the related trusts or specified
                                portions thereof as one or more REMICs (as
                                defined in this prospectus) under the provisions
                                of the Internal Revenue Code of 1986, as amended
                                (the "Code"). The prospectus supplement for each
                                series of securities will specify whether such
                                an election

                                        6

                                will be made. The opinion of Hunton & Williams
                                LLP, counsel to the depositor, is contained
                                herein regarding the federal income tax
                                treatment of each class of securities. See
                                "Federal Income Tax Considerations--General" in
                                this prospectus.

                                   o  If an election is made to treat all or a
                                      portion of the issuing entity relating to
                                      a series of securities as one or more
                                      REMICs, each class of securities of such
                                      series will constitute, in whole or in
                                      part, "regular interests" in a REMIC or
                                      the "residual interest" in a REMIC.

                                   o  A series of securities also may be issued
                                      pursuant to an arrangement to be
                                      classified as a grantor trust under
                                      Subpart E, Part I of Subchapter J of the
                                      Code. In that case, holders of securities
                                      generally will be treated as the owners of
                                      a prorata undivided interest in each of
                                      the assets of the issuing entity.

                                   o  If notes are issued by an owner trust,
                                      such notes generally will be treated as
                                      indebtedness for federal income tax
                                      purposes.

                                   o  If a issuing entity is classified as a
                                      partnership for federal income tax
                                      purposes, the trust will not be treated as
                                      an association or a publicly traded
                                      partnership taxable as a corporation as
                                      long as all of the provisions of the
                                      applicable owner trust agreement are
                                      complied with and the statutory and
                                      regulatory requirements are satisfied.

                                If one or more REMIC elections are made,
                                certificates that are regular interests will be
                                treated as newly issued debt instruments of the
                                REMIC and must be accounted for under an accrual
                                method of accounting. Certificates that are
                                residual interests are not treated as debt
                                instruments, but rather must be treated
                                according to the rules prescribed in the
                                Internal Revenue Code for REMIC residual
                                interests, including restrictions on transfer
                                and the reporting of net income or loss of the
                                REMIC, including the possibility of a holder of
                                such certificate having taxable income without a
                                corresponding distribution of cash to pay taxes
                                currently due.

                                The federal income tax considerations for
                                investors associated with the purchase,
                                ownership and disposition of the securities are

                                        7

                                set forth in this prospectus under "Federal
                                Income Tax Considerations." The federal income
                                tax considerations for investors associated with
                                the purchase, ownership and disposition of the
                                securities offered pursuant to this prospectus
                                and the related prospectus supplement will be
                                set forth under the heading "Federal Income Tax
                                Considerations" in the related prospectus
                                supplement. See "Federal Income Tax
                                Considerations" in this prospectus.

ERISA Considerations........... A fiduciary of an employee benefit plan and certain other retirement plans and arrangements,
                                subject to Title I of the Employee Retirement
                                Income Security Act of 1974, as amended
                                ("ERISA"), Section 4975 of the Code or any
                                federal, state or local law that is
                                substantially similar to ERISA or the Code
                                should carefully review with its legal advisors
                                whether the purchase or holding of securities
                                could give rise to a transaction that is
                                prohibited or is not otherwise permissible
                                either under ERISA, the Code or similar law.
                                See "ERISA Considerations" in this prospectus
                                and in the related prospectus supplement.

Legal Investment............... The prospectus supplement will specify which, if any, of the classes of offered securities will
                                constitute "mortgage related securities" for
                                purposes of the Secondary Mortgage Market
                                Enhancement Act of 1984 ("SMMEA").  Securities
                                designated as qualifying as "mortgage related
                                securities" will continue to qualify as such for
                                so long as they are rated in one of the two
                                highest rating categories by at least one
                                nationally recognized statistical rating
                                organization.

                                Classes of securities that qualify as "mortgage
                                related securities" under SMMEA will be legal
                                investments for persons, trusts, corporations,
                                partnerships, associations, business trusts and
                                business entities (including depository
                                institutions, life insurance companies and
                                pension funds) created pursuant to or existing
                                under the laws of the United States or of any
                                state whose authorized investments are subject
                                to state regulation to the same extent as, under
                                applicable law, obligations issued by or
                                guaranteed as to principal and interest by the
                                United States or any agency or instrumentality
                                thereof constitute legal investments for any

                                        8

                                such entities. Investors should consult their
                                own legal advisors regarding applicable
                                investment restrictions and the effect of such
                                restrictions on the purchase of any class of
                                securities and the liquidity of any investment
                                in any class of securities. See "Legal
                                Investment Considerations" in this prospectus
                                and in the related prospectus supplement.

Ratings........................ It is a condition to the issuance of the securities that they be rated in one of the four
                                highest rating categories by at least one
                                nationally recognized statistical rating
                                organization.

                                        9

                                  RISK FACTORS

     An investment in the securities involves significant risks. You should consider the following information and the information under the caption "Risk
Factors" in the accompanying prospectus supplement in deciding whether to purchase the securities.

Risks Related to Prepayment and Yield

     The timing and amount of prepayments on the assets may reduce your yield to maturity.

     Prepayment
     ----------

     Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

               o  the extent of prepayments on the underlying mortgage loans in your issuing entity;

               o  how payments of principal are allocated among the classes of securities of a series, as specified in the related prospectus supplement;

               o  if any party has an option to terminate your issuing entity or redeem the securities early, the effect of the exercise of the option;

               o  the rate and timing of payment defaults and losses on the mortgage loans in your issuing entity;

               o  the extent to which amounts in any pre-funding account have not been used to purchase additional mortgage loans for your issuing entity; and

               o  repurchases of mortgage loans in your issuing entity as a result of material breaches of representations and warranties made by the depositor, the originator, the servicer or the sponsor.

     The mortgage loans included in your issuing entity generally may be prepaid at any time, although sometimes only with a prepayment penalty. When interest rates decline, borrowers are more likely to prepay so that they may obtain lower cost financing. If the mortgage loans in your issuing entity are repaid more quickly than you expected, principal on your securities will be paid to you sooner than you predicted. Depending on then-prevailing economic conditions and interest rates, you may not be able to reinvest these proceeds in comparable investments with a yield that is equal to or greater than the yield on your securities. When interest rates increase, borrowers are less likely to prepay.
If the mortgage loans in your issuing entity are repaid more slowly than you expected, principal on your securities will be paid to you later than you predicted. Your ability to reinvest these funds, therefore, would be delayed. If the yield on your securities is lower than the yield available on comparable investments at the date on which you expected your securities to prepay or mature, you will be disadvantaged by having less principal available to reinvest

                                       10

and by having your investment dollars remain invested in the securities for a longer than expected period.

     Yield
     -----

     In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. Your securities' sensitivity to prepayments will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

     The yield to maturity on certain classes of securities, including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the assets and to the occurrence of an early retirement of the securities than other classes of securities.

     The difference between end of the accrual period and the related payment date may reduce the effective yield of your securities.

     Interest payable on the securities on any payment date will include all interest accrued during the related accrual period. The accompanying prospectus supplement will specify the accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated coupon rate.

     The overcollateralization provisions of the offered securities, if any, will affect the yields to maturity of the offered securities.

     If a particular series involves overcollateralization, that will affect the weighted average lives of the offered securities and consequently the yields to maturity of the offered securities. If the overcollateralization level is reduced below the required level due to realized losses on the mortgage loans, any payments to the securities to maintain overcollateralization would have the effect of reducing the weighted average lives of the offered securities. We cannot predict whether, or to what degree, it will be necessary to apply monthly excess cashflow as payments of principal on the offered securities in order to restore or maintain the required amount of overcollateralization.

     Timing of prepayments on the mortgage loans may result in interest shortfalls on the securities.

     When a mortgage loan is prepaid in full, the underlying obligor pays interest on the amount prepaid only to the date of prepayment. Liquidation proceeds and amounts received in settlement of insurance claims are also likely

                                       11

to include interest only to the time of payment or settlement. When an asset is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are paid to securityholders. To partially mitigate this reduction in yield, the pooling and servicing agreement or transfer and servicing agreement relating to a series may provide, to the extent specified in the applicable prospectus supplement, that for specified types of principal prepayments received, the applicable servicer or the master servicer will be obligated, on or before each payment date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to the payment date resulting from those principal prepayments by borrowers and (ii) all or a portion of the servicer's or the master servicer's, as applicable, servicing compensation for the payment date as specified in the applicable prospectus supplement or other mechanisms specified in the applicable prospectus supplement. To the extent these shortfalls from the mortgage loans are not covered by the amount of compensating interest or other mechanisms specified in the applicable prospectus supplement, they will be allocated among the classes of securities as described in the related prospectus supplement. No comparable interest shortfall coverage will be provided by the servicer or the master servicer with respect to liquidations of any assets. Any interest shortfall arising from liquidations will be covered by means of the subordination of the rights of subordinate securityholders or any other credit support arrangements described in this prospectus.

     The interest rates or pass-through rates on the offered securities may be capped depending on movements of the indices on the mortgage loans.

     The adjustable rate mortgage loans for a series may have interest rates that adjust at different times or adjust based on an index other than the index that is used to determine the pass-through rates on the offered securities. In a rising interest rate environment, the interest rates on the offered securities may rise before the interest rates on the adjustable rate mortgage loans. Even if all the indices move in the same direction, one index may rise more rapidly than the other indices in a rising interest rate environment or fall less rapidly in a declining interest rate environment.

     In addition, in any of these interest rate environments, the interest rates or pass-through rates on the offered securities may be limited by the available funds rate or the weighted average adjusted net asset rate or available funds rate described in the related prospectus supplement. Any shortfalls arising from the application of the available funds rate or the weighted average adjusted net asset rate or available funds rate or "basis risk shortfalls," respectively, will be carried over as described in the related prospectus supplement with accrued interest at the then-applicable pass-through rate (computed without regard to the weighted average adjusted net asset rate or available funds rate)
and paid to the extent of excess cashflow available therefor on later distribution dates.

     To provide limited protection to the offered securities, the issuing entity may enter into a cap agreement which may provide additional funds to pay the offered securities. However, we can give you no assurance that amounts, if any, received under the cap agreement will be adequate to protect the offered securities against interest shortfalls because (a) the cap agreement provides payments for specified increases in the index on which the pass-through rate of the offered securities is based and (b) the amount paid under the cap agreement

                                       12

will be calculated based on a notional amount that may be less than the aggregate scheduled principal balance of the mortgage loans. In addition, the cap agreement will terminate after the distribution date specified in the related prospectus supplement and the issuing entity will not receive any further cap payments thereafter.

Risks Related to the Securities

     Limited liquidity for securities may affect your ability to resell your securities.

     The liquidity of your securities may be limited. You should consider that:

     o  a secondary market for the securities of any series may not develop, or if it does, it may not provide you with liquidity of investment or it may not continue for the life of the securities of any series;

     o  the prospectus supplement for any series of securities may indicate that an underwriter intends to establish a secondary market in those securities, but no underwriter will be obligated to do so; and

     o  unless specified in the applicable prospectus supplement, the securities will not be listed on any securities exchange.

     As a result, you may not be able to sell your securities or you may not be able to sell your securities at a high enough price to produce your desired return on investment.

     The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk (such as securities that receive only payments of principal or interest or subordinate securities), or that have been structured to meet the investment requirements of limited categories of investors.

     An investment in the offered securities may not be appropriate for some investors.

     If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of a class of securities, certain securities of a series may not be an appropriate investment for you.
This may be the case because, among other things:

     o  if you purchase your securities at a price other than par, your yield to maturity will be especially sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans;

     o  the rate of principal distributions on, and the weighted average lives of, the securities will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans and the priority of principal distributions among the classes of securities. Because of this, the securities may be inappropriate investments for

                                       13

        you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     o  you may not be able to reinvest amounts distributed relating to principal on your securities (which distributions, in general, are expected to be greater during periods of relatively low interest rates)
        at a rate as high as the applicable interest rate or your expected yield;

     o  a secondary market for the securities may not develop or provide you with liquidity of investment; and

     o  you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

     Book-entry registration may affect the liquidity of your securities.

     Because transfers and pledges of securities registered in the name of a nominee of the depository, which initially is expected to be The Depository
Trust Company ("DTC"), can be effected only through the book-entry system at DTC through participants, the liquidity of the secondary market for DTC registered securities may be reduced to the extent that some investors are unwilling to purchase securities for which the investors cannot obtain physical certificates.
Beneficial owners of DTC registered securities may, in certain cases, experience delay in the receipt of payments of principal and interest because payments will be forwarded by the trustee to DTC. DTC will then forward payment to the participants, who will thereafter forward payment to beneficial owners. In the event of the insolvency of DTC or a participant in whose name DTC registered securities are recorded, the ability of beneficial owners to obtain payment of principal and interest on DTC registered securities may be impaired.

     The assets of your issuing entity are the only source of payments for your securities.

     Your securities will be payable solely from the assets of your issuing entity, including any credit enhancement, and will not have any claims against the assets of any other issuing entity or recourse to any other party. Unless otherwise provided in the related prospectus supplement, your securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the servicer, the originator, any of their affiliates, or any other person.

     Since certain representations and warranties with respect to the assets may have been made and/or assigned in connection with transfers of the assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

     Proceeds of the assets included in the related issuing entity for each series of securities (including the assets and any form of credit enhancement)
will be the sole source of payments on the securities, and there will be no recourse to the depositor, the sponsor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments

                                       14

provided for under the securities. As a result, you must depend on payments on the assets and any related credit enhancement for the required payments on your securities.

         In addition, certain amounts remaining in certain funds or accounts, including the Payment Account, the Custodial Account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

     Certain transaction participants are entitled to indemnification for costs and expenses prior to payment on the offered securities.

     Certain transaction participants are entitled to indemnification for costs and expenses incurred by them with respect to the trust and the assets prior to the payment of any amounts on the offered securities. Any such payments could result in a reduction of payments made on the offered securities.

     If amounts in any pre-funding account are not used to purchase assets, you may receive a prepayment on the related securities.

     The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the issuing entity generally during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of any such specified period will be paid as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

     Credit enhancement may not cover all losses on your securities.

     Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula as set forth in the related prospectus supplement. Furthermore, credit enhancement may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

     An issuing entity may include one or more financial instruments, such as guaranteed investment contracts, interest rate hedge agreements, currency exchange hedge agreements, letters of credit, guarantees and insurance, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to

                                       15

such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

     The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities or the application of realized losses to such class, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

     A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded or if losses or prepayments on the related assets substantially exceed the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the sponsor, the master servicer, the originator, the servicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

     Losses on the mortgage loans may have a greater impact on holders of subordinate securities.

     The rights of subordinate securityholders to receive payments to which they would otherwise be entitled with respect to the mortgage loans will be subordinate to the rights of the servicer, master servicer and the trustee, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

     The yields on the subordinate securities may be extremely sensitive to the loss experience of the mortgage loans in your issuing entity and the timing of any such losses. If the actual rate and amount of losses experienced by the mortgage loans in your issuing entity exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

     The subordination of other classes to your class may not protect you from all losses.

     The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinate securities or other items of credit enhancement, like a reserve fund, then you may experience losses on your securities.

                                       16

     You may experience delays or reductions of payments on your securities if the transfer of assets to your issuing entity is not considered a sale in the event of bankruptcy.

     In an offering of certificates, it is expected that the sponsor and the depositor will treat each conveyance of assets by the sponsor to the depositor and by the depositor to the issuing entity, as a sale of those assets. In an offering of notes, the sponsor may treat the overall transaction as a financing for accounting purposes, in which case the transfer of assets by the sponsor to the depositor or, in the case of subsequently conveyed assets, the issuing entity, nevertheless will be structured as a sale for contractual and legal purposes, rather than a pledge of the assets to secure indebtedness. In each case, the depositor will treat each conveyance of assets from the depositor to the issuing entity as a sale of those assets.

     Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the issuing entity as a sale for contractual and legal purposes, in the event that the sponsor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the sponsor secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the issuing entity to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

     Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities.

     Your issuing entity may be subject to optional termination prior to the stated maturity of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the accompanying prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your issuing entity or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your issuing entity or redeem your securities.

     If one or more REMIC elections are made for your issuing entity, then your issuing entity also may be terminated and your securities retired upon a determination; however, any such optional termination or redemption will be permitted only pursuant to a "qualified liquidation," as defined under Section
860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

     The termination of your issuing entity and the early retirement of securities may adversely affect your yield.

     There is a possibility that, upon an optional termination of the issuing entity, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest.

     Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related issuing entity by the party specified therein. If provided in the related prospectus

                                       17

supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the issuing entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

     In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

     Certain certificates may have adverse tax consequences.

     Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receipt of the related cash payments.

     In addition, if an election is made to treat your issuing entity, or one or more segregated pools of assets, as one or more REMICs, holders of the related
REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the
REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Considerations" in this prospectus.
Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal or are not entitled to any stated principal or interest. The holder's share of a REMIC's taxable income may be treated as excess inclusion income to the holder, which:

        o  generally, will not be subject to offset by losses from other activities;

        o  for a tax-exempt holder, will be treated as unrelated business taxable income; and

        o  for a foreign holder, will not qualify for exemption from withholding tax.

     Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition,
REMIC residual certificates are subject to certain restrictions on transfer, which may affect their liquidity. See "Federal Income Tax Considerations" in this prospectus.

     ERISA plans that invest in the securities must follow technical benefit plan regulations.

     If you are buying the securities on behalf of or with the assets of an individual retirement account, subject to Title I of ERISA, Section 4975 of the
Code or any federal, state or local law that is substantially similar to ERISA

                                       18

or the Code, special rules apply to you. Due to the complexity of regulations that govern these plans, if you are a plan or using the assets of a plan, we suggest that you consult with your counsel regarding any consequences under
ERISA, the Code or any similar law of the acquisition, ownership and disposition of the securities. See "ERISA Considerations" in this prospectus.

     The ratings provided by the rating agencies do not purport to address all risks contained in your investment.

     Your securities may be rated by one or more nationally recognized rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not downgrade, withdraw or qualify its rating in the future. The rating agency could downgrade, withdraw or qualify its rating due to:

          o  any decrease in the adequacy of the value or payment performance of the underlying assets or any related credit enhancement; or

          o  any adverse change in the financial or other condition of any credit enhancement provider.

     In the event any rating is downgraded, withdrawn, or qualified the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the issuing entity that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

Risks Related to Mortgage Loans

     The payment performance of your securities will relate to the payment performance of your mortgage loans, and certain types of mortgage loans may involve greater risks of loss.

     Certain mortgage loans may have a greater likelihood of delinquency, foreclosure and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your issuing entity, resulting losses not covered by credit enhancement will be allocated to the securities in the manner described in the related prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with certain types of mortgage loans that may be included in your issuing entity.

                                       19

     Negatively Amortizing Loans
     ---------------------------

     Some mortgage loans may be subject to negative amortization, if the borrower (or someone else on his or her behalf) is not obligated to pay the entire amount of accrued interest in a month. This could occur with respect to a mortgage loan where the interest rate is adjusted monthly or more often than the payment amount. In addition, the adjustment of the payment amount could be subject to caps not applicable to interest rate adjustments. In such event, the amount of accrued and unpaid interest is added to the principal amount of the mortgage loan. Although there will typically be limitations on the amount of negative amortization on any mortgage loan, the principal balance of a mortgage loan could be increased to an amount in excess of the value of the underlying mortgaged property. This would increase the likelihood of default. To the extent recoveries from mortgaged properties for defaulted mortgage loans are less the outstanding principal and unpaid interest on the defaulted mortgage loans, and resultant losses are not covered by credit support, you could suffer a loss on your securities.

     Buydown Mortgage Loans
     ----------------------

     Some mortgage loans are subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan are less than the scheduled monthly payments on the mortgage loan, with the difference contributed by the sponsor of the mortgaged property or another source and placed in a custodial account, together with investment earnings.
Generally, the borrower under a buydown mortgage loan will be qualified only for a loan that would result in a monthly payment equal to the borrower's portion of the total monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit support, you could suffer a loss on your securities.

     Balloon Loans
     -------------

     Certain mortgage loans may not be fully amortizing--or may not amortize at all--over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage assets of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to satisfy the balloon payment obligation. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower's equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

                                       20

     Interest-Only Loans
     -------------------

     The mortgage loans owned by an issuing entity may have interest-only periods. During this period, the scheduled payments made by the borrowers will be less than they would be if the mortgage loans amortized. In addition, each such mortgage loan's scheduled principal balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, the offered certificates may receive smaller principal payments during the interest-only period than they would have received if each borrower was required to make monthly payments of interest and principal from the origination of the related mortgage loan, except in the case of a prepayment.

     The scheduled monthly payment on mortgage loans with an initial interest-only period will increase substantially after the expiration of such period, which may result in increased delinquencies by borrowers, particularly if interest rates have increased and the borrowers are unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loans not amortizing during the early years of these mortgage loans.
Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after origination, in the aggregate this amount can be significant. Any realized losses, to the extent not covered by credit enhancement, may be allocated to the securities in reduction of their respective principal balances as described in the related prospectus supplement.

     Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with new mortgage loans, which may result in higher or lower prepayment speeds than would otherwise be the case. A general decline in housing prices where the related mortgaged property is located could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, the failure to build equity in the property by the borrower may affect the delinquency and prepayment rates of these mortgage loans.

     The presence of these mortgage loans will, absent other considerations such as increased prepayments resulting from refinancings, result in longer weighted average lives of the securities than would have been the case had these mortgage loans not been included in the trust. If you purchase an offered security at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the initial years of the term of a mortgage as a disincentive to prepayment during that period.

     Adjustable Rate Mortgage Loans
     ------------------------------

     The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower's monthly payment may change. If it does, a borrower may be unable to continue to

                                       21

pay the mortgage loan as interest rates rise. If the monthly payment does not adjust, the payment amount may be insufficient to pay the interest due, resulting in negative amortization. In either case, borrowers with adjustable rate mortgage loans may be more likely to default on their obligations than borrowers with mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan.

     Junior Liens
     ------------

     Some of the assets serving as collateral for your series of securities may be secured by junior liens subordinate to the rights of the senior lienholder under the related senior loans. The proceeds from any liquidation, insurance or condemnation proceedings in connection with an asset will be available to satisfy the outstanding balance of the junior loan only after the claims of all senior lienholders have been satisfied in full, including any related foreclosure costs. In addition, a junior lienholder may not foreclose on the property securing a junior loan unless it forecloses subject to the senior loans, in which case it must either pay the entire amount due on the senior loans to the senior lienholders at or prior to the foreclosure sale or undertake the obligation to make payments on the senior loans in the event the borrower is in default thereunder. The trust fund will not have any source of funds to satisfy any senior loans or make payments due to any senior lienholders and may therefore be prevented from foreclosing on the related underlying property.

     Hybrid Mortgage Loans
     ---------------------

     The mortgage loans included in an issuing entity may be hybrid mortgage loans, which have a fixed interest rate typically for a period of up to ten years following origination, and then convert to an adjustable interest rate.
The prepayment experience on hybrid mortgage loans may differ from the prepayment experience on fixed rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to start accruing interest at an adjustable rate. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if prevailing fixed rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment. A failure by the borrower to refinance the mortgage loan may result in delinquencies or defaults that may disrupt interest payments on the mortgage loan, and if the proceeds from the sale of the related mortgaged property are insufficient to pay the mortgage loan, realized losses may occur.

                                       22

     Limited Recourse and Non-Recourse Obligations
     ---------------------------------------------

     Some or all of the mortgage loans included in your issuing entity may be non-recourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

     Non-Conforming Loans
     --------------------

     Non-conforming mortgage loans are mortgage loans that do not qualify for purchase by government sponsored entities such as Fannie Mae and Freddie Mac.
Mortgage loans included in an issuing entity may conform to the requirements for purchase by Fannie Mae or Freddie Mac, except that the initial principal balances of the mortgage loans may exceed Fannie Mae and Freddie Mac purchase limits. These loans are commonly referred to as "jumbo" loans. In addition, certain of the mortgage loans may be originated with more flexible underwriting standards or documentation requirements than would be required by Fannie Mae or
Freddie Mac. Also, other loan characteristics, such as loan-to-value ratio and income documentation requirements, may differ from stated Fannie Mae or Freddie
Mac guidelines. Interest rates on non-conforming mortgage loans typically are somewhat higher than those charged on conforming mortgage loans. Therefore, it is possible that non-conforming mortgage loans may experience somewhat higher rates of prepayment or default than conforming loans underwritten in accordance with similar underwriting guidelines.

     Collateral Securing Cooperative Loans May Diminish in Value

     If specified in the related prospectus supplement, certain of the mortgage loans may be cooperative loans. There are certain risks that differentiate cooperative loans from other types of mortgage loans. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building and the underlying land. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of the collateral securing the cooperative loans.

                                       23

     Varying underwriting standards of originators may present a greater risk of loss.

     Mortgage loans included in your issuing entity will have been purchased by the depositor from one or more originators. These mortgage loans generally will have been originated in accordance with underwriting standards acceptable to the sponsor and generally described in this prospectus and in the accompanying prospectus supplement. However, in some cases, particularly those involving various originators, the underwriting standards used in the origination of the mortgage loans may differ, perhaps significantly. Holders of securities cannot assume that the underwriting standards are uniform. The lack of uniformity among the underwriting standards may mean that the performance of the pool of mortgage loans included in your issuing entity may not be as good as the performance of pools of mortgage loans included in other issuing entities, and any greater losses on the mortgage loans in your issuing entity may adversely affect the yield to maturity of your securities.

     Failure of the originator or sponsor to repurchase or replace a mortgage loan may result in losses.

     Each originator will make representations and warranties in respect of the mortgage loan sold by it. In addition, the sponsor or an affiliate will typically make limited representations and warranties with respect to the mortgage loans. In the event of a breach of an originator's or sponsor's representations or warranties that materially and adversely affects your interests, the originator (or sponsor, in certain circumstances), will be obligated to cure the breach or repurchase or replace the mortgage loan. An originator or sponsor may not have the resources to honor its obligation to cure the breach or repurchase or replace any mortgage loan as to which such a breach of a representation or warranty arises. An originator's or sponsor's failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit support, may adversely affect the yield to maturity of your securities.

     In instances where an originator or sponsor is unable or disputes its obligation to repurchase affected mortgage loans, the servicer or trustee may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected mortgage loans. A settlement could lead to losses on the mortgage loans, which would be borne by the securities.
None of the depositor, the sponsor, the master servicer or the servicer will be obligated to purchase an a mortgage loan if an originator defaults on this obligation; provided, however, that the sponsor may have limited obligations to make representations and warranties with respect to the mortgage loans and to undertake repurchase obligations to the extent of a breach thereof that materially and adversely affects your interests. We cannot assure you that originators or the sponsor will carry out their repurchase obligations. A default by an originator is not a default by the depositor, the sponsor, the master servicer or the servicer, and a default by the sponsor is not a default by the depositor, the master servicer or the servicer. Any affected mortgage loan not repurchased or substituted for shall remain in your issuing entity and losses shall be allocated first to the reduction of credit support and next to the classes of securities.

     Unless otherwise specified in the related prospectus supplement, the representations and warranties of an originator in respect of a mortgage loan generally will have been made as of the date on which that originator sold the asset to the sponsor or its affiliate. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of

                                       24

securities evidencing an interest in that asset. Since the representations and warranties of an originator do not address events that may occur following the sale of a mortgage loan by that originator, the originator's repurchase and substitution obligation will not arise if, during the period commencing on the date of sale of a mortgage loan by that originator to the sponsor or an affiliate, the relevant event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan.
The occurrence of events during this period could lead to losses that, to the extent not covered by representations and warranties made by the sponsor or by other credit enhancement, may adversely affect the yield to maturity of your securities.

     Economic downturns and the decline in the value of mortgaged properties could result in losses.

     An investment in the securities may be affected by a decline in real estate values and changes in borrowers' financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers' timely payment of scheduled payments of principal and interest on the assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your issuing entity. If residential real estate values decline and the balances of the mortgage loans in your issuing entity exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

     Servicing transfer may result in payment delays or losses.

     If specified in the prospectus supplement for a series, the owner of the right to service the assets may transfer the servicing from the existing servicer to a successor servicer. Any servicing transfer will involve notifying borrowers to remit payments to the successor servicer, transferring physical possession of the loan files and records to the successor servicer, and entering loan and borrower data on the information management systems of the successor servicer. Such transfers could result in misdirected notices, misapplied payments, data input errors and other problems. Industry experience indicates that the rate and severity of delinquencies, defaults and losses on assets are likely to temporarily increase, and may increase significantly, during the transition to a successor servicer and immediately following the servicing transfer. Any transfer of servicing is expected to increase the rate of delinquencies, defaults, and losses on assets at least until all of the related borrowers are informed of such transfer, the successor servicer has received all of the related loan files and records, and all relevant data has been entered on the successor servicer's management information systems. There can be no assurance as to the severity or duration of any increase in the rate of delinquencies, defaults, or losses due to transfers of servicing. In addition, if the transferring servicer becomes bankrupt, a bankruptcy trustee may have the power to prevent or delay the completion of the servicing transfer. Any related delay in transfer of servicing may result in increased delinquencies, defaults

                                       25

and losses on the assets. To the extent that any such loss is not otherwise covered by the credit support, securityholders will experience a loss on their securities.

     Following the occurrence of a servicer event of default under a pooling and servicing agreement or transfer and servicing agreement, the trustee or master servicer for the related series may, in its discretion or pursuant to direction from securityholders, remove the defaulting master servicer or servicer, as applicable, and succeed to its responsibilities, or may petition a court to appoint a successor master servicer or servicer. The trustee or other parties will be entitled to reimbursement of their costs of effecting the servicing transfer from the predecessor master servicer or servicer, or from the assets of the related issuing entity if the predecessor fails to pay. In the event that such reimbursement is made from the issuing entity, the resulting shortfall will be borne by holders of the related securities, to the extent not covered by any applicable credit support. In addition, during the pendency of a servicing transfer or for some time thereafter, borrowers of the related assets may delay making their monthly payments or may inadvertently continue making payments to the predecessor servicer, potentially resulting in delays in distributions on the related securities.

     Consumer protection laws may adversely affect your issuing entity's assets.

    The mortgage loans in your issuing entity may be subject to federal and state laws relating to the origination and underwriting of loans. These laws

          o  require certain disclosures to prospective borrowers regarding the terms of the loans;

          o  prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

          o  regulate the use and reporting of information related to the borrower's credit experience; and

          o  require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

     The mortgage loans may also be subject to federal laws that impose additional disclosure requirements on lenders with respect to non-purchase money loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the issuing entity, as assignee of the lender, would generally be subject to all claims and defenses that the borrower could assert against the lender, including the right to rescind the loan.

     If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The issuing entity also could be subject to damages and administrative enforcement.

                                       26

     The failure to comply with consumer protection laws may create liabilities for your issuing entity.

     A failure by an originator to comply with federal or state consumer protection laws could create liabilities on behalf of your issuing entity. These liabilities could include a reduction in the amount payable under the mortgage loans, the inability to foreclose on the mortgaged property, or liability of your issuing entity to a borrower. Each originator will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your issuing entity's interest in any mortgage loan would create an obligation on the part of the originator to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator to repurchase the defective mortgage loan or pay the liability could expose your issuing entity to losses.

     In addition, some violations of consumer protection laws may subject the issuing entity to damages and administrative enforcement. If so provided in the related prospectus supplement, each originator will be required to indemnify the sponsor or an affiliate (which indemnification obligation will be assigned to the issuing entity) for any liability arising from a violation of consumer protection laws. However, the failure of an originator to pay such indemnification obligation may result in your issuing entity suffering a loss.

     Geographic concentration of mortgage loans may adversely affect the offered securities.

     The mortgage loans owned by an issuing entity may be secured by mortgaged properties located predominantly in one state or region of the United States.
The rate of delinquencies, defaults and losses on the pool of mortgage loans may be higher if mortgage loans are concentrated in a small number of states because the following conditions could have a disproportionate impact on the mortgage loans concentrated in any one state:

          o  weak economic conditions, which may or may not affect real property values, may affect the ability of borrowers to repay their mortgage loans on time;

          o  declines in the real estate market may reduce the values of properties located in that state, which would result in an increase in the effective loan-to-value ratios; or

          o  a region's economic conditions and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods, wildfires, mudslides or eruptions, civil disturbances such as riots, disruptions such as power outages or hostilities such as terrorist acts or acts of war.

     A number of states have experienced natural disasters, such as earthquakes, fires, floods and hurricanes, which may not be fully insured against and which may result in property damage and losses on the mortgage loans. Properties located in the western United States in particular are more susceptible to earthquakes, fires and mudslides. Properties located in the southeast portion of

                                       27

the United States may be particularly susceptible to wind and flood damage from hurricanes and tropical storms.

     Effects of military action.

     The United States has undertaken military operations in Afghanistan and
Iraq and has placed a substantial number of military reservists and members of the National Guard on active duty status. These operations, and other possible future operations, may increase the likelihood that the interest rates of the assets in the trust will be reduced by the application of the Servicemembers
Civil Relief Act, as amended, or comparable state laws. This legislation provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. These borrowers may not be charged interest on a loan in excess of 6.0% per annum during the period of the borrower's active duty. If any mortgage loan in the trust experiences a reduction in the interest rate upon the application of such statutory requirement, less interest will be available for payments on the offered securities.

     The Servicemembers Civil Relief Act also limits the ability of the servicer to foreclose on a mortgage loan during the borrower's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or similar legislation or regulations. Any adverse impact resulting from these events could be borne by the holders of the offered securities. Neither the master servicer nor the servicer will make advances in respect of such interest shortfalls.

     State law may limit a servicer's ability to foreclose on assets in a manner that maximizes your return.

     Substantial delays can be encountered in connection with the liquidation of defaulted assets and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property or other secured property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property or other secured property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or other secured property or to obtain sufficient liquidation proceeds. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated asset and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any secured properties fail to provide adequate security for the related assets and insufficient funds are available from any applicable credit support, you could experience a loss on your investment.

                                       28

     Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the asset at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted assets, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of assets with lower principal balances than of assets with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for assets with lower principal balances, as compared with the percentage recovery for assets with higher principal balances.

     The liquidation proceeds of mixed use loans may take longer to recover.

     Due to the limited market for the type of properties securing multifamily and mixed use loans, in the event of a foreclosure on such properties, we expect that it will take longer to recover proceeds from the liquidation of a property securing a multifamily or mixed use loan than it would for a loan secured by a one- to four-family dwelling.

     The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans.

     Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on "owners" and "operators" of property whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner's or operator's ability to sell the property.
Mortgage loans contained in your issuing entity may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. To the extent that any servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent an originator does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your issuing entity could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

                                   THE SPONSOR

     Luminent Mortgage Capital, Inc. will be the sponsor of the transaction (the
"sponsor").  The sponsor is a Maryland  corporation  which was  incorporated  in
April 2003 and commenced  operations in June 2003. Its common stock is traded on the New York Stock Exchange,  or NYSE,  under the trading symbol "LUM",  and its headquarters  and  executive  offices are located at 101  California  St.,  13th
Floor, San Francisco, California 94111, Telephone: (415) 217-4500.

     The sponsor has elected to be taxed as a real estate investment trust, or
REIT, under the Internal Revenue Code of 1986, as amended, and its business objective is to invest primarily in mortgage-backed securities and other mortgage-related assets, to finance its investments in the capital markets and to use the related financing to generate an attractive return on its stockholders' equity. The sponsor manages all of its mortgage-related assets

                                       29

other than its agency mortgage securities and some of its more highly-rated mortgage-backed securities, which are managed by Seneca Capital Management LLC, or Seneca, pursuant to a management agreement between Seneca and the sponsor that expires in March 2008.

     The purpose of the sponsor's asset-backed securities transactions is to use securitization as a form of long-term financing for mortgage loan assets in which the sponsor invests. The sponsor has been engaged in the securitization of mortgage loans since November 2005. Consequently, the sponsor has limited experience in securitizing mortgage loans.

     The sponsor purchases mortgage loans in which it wishes to invest from originators or others in the secondary market, directly or indirectly through its affiliates, and finances those assets for an interim period pending their securitization. The sponsor determines whether it wishes to invest in particular mortgage loan assets by analyzing the pricing, terms and credit quality of those assets, the cost and availability of hedges and financing for those assets, the documentation, underwriting, origination, servicing and performance of those assets (including delinquencies and prepayments) and the other information available with respect to those assets. The sponsor determines whether to securitize the mortgage loans in which it invests on the basis of this analysis and by evaluating the structure, terms, pricing and other features of a prospective asset-backed securities transaction. The sponsor does not originate any of the mortgage loans that it securitizes.

     In its asset-backed securities transactions, the sponsor participates in structuring the transactions, pools the mortgage loan assets to be securitized and receives the net cash proceeds of the related securitizations. The sponsor also makes certain representations and warranties as to those assets for the period during which they were held by the sponsor, and it agrees either to cure a breach of any such representation or warranty having a material adverse effect or to repurchase the mortgage loan asset as to which such breach occurred. The sponsor generally does not service the mortgage loan assets in its asset-backed securities transactions, but under the terms of those transactions, the sponsor, directly or indirectly through its affiliates, typically is entitled to "special foreclosure" rights and "clean-up call" rights. Additionally, the sponsor typically receives and holds, directly or indirectly through its affiliates, the entire interest in one or more of the most subordinated classes of securities and certain other securities issued in its asset-backed securities transactions.

     Luminent Mortgage Capital, Inc. is an affiliate of the Depositor. The sponsor is not aware of any prior securitization initiated by it which has defaulted or experienced an early amortization triggering event.

                                  THE DEPOSITOR

     Lares Asset Securitization, Inc. (the "Depositor") was incorporated in
Delaware in June 2006, and is a wholly owned, limited-purpose securitization subsidiary of Luminent Mortgage Capital, Inc., a Maryland corporation. The
Depositor's principal executive office is located at 101 California St., 13th
Floor, San Francisco, California 94111, Telephone: (415) 978-3000. The Depositor
has authorized capital stock consisting of 250 shares of $0.01 par value Common
Stock, all of which have been issued and currently are held by the sponsor.

                                       30

     The Depositor was formed solely for the purpose of facilitating the financing and sale of mortgage-related assets. It may not engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage-related assets and taking certain similar actions. It is not expected that the Depositor will have any business operations other than offering asset-backed pass-through securities and related activities. The Depositor's Certificate of Incorporation limits its business to the foregoing and places certain other restrictions on the
Depositor's activities.

     The Depositor will have limited obligations and rights under each Pooling and Servicing Agreement or Transfer and Servicing Agreement after the closing date for any series. Except with respect to its authority to convey the mortgage loans, the Depositor generally will not make any representations with respect to the mortgage loans.

     The Depositor and any director, officer, employee or agent of the Depositor shall be indemnified by the Issuing Entity and held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or Transfer and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing
Agreement or Transfer and Servicing Agreement.

     Neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Securities of any series.

                                       31

                             STATIC POOL INFORMATION

     Static pool information with respect to the Sponsor's prior securitized pools, to the extent material, will be available online at
www.luminentcapital.com/phoenix.zhtml?c=142466jp=debtABS. Alternatively, to the extent static information on prior securitized pools is not available and to the extent material, static pool information with respect to the portfolio of mortgage loans or other assets originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool data related to an Issuing Entity will include information, to the extent material, presented in periodic increments, relating to:

          o  payment delinquencies of the mortgage loans or other assets;

          o  cumulative losses with respect to the mortgage loans or other assets; and

          o  prepayments of the mortgage loans or other assets.

     In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans or other assets, as applicable, may be provided in the prospectus supplement, to the extent material. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or other assets or originated or purchased mortgage loans or other assets; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans or other assets; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans or other assets by interest rate; and information regarding the geographic distribution of the mortgage loans or other assets.

     Static pool information is not deemed part of this prospectus or of the
Registration Statement of which this prospectus is a part to the extent that the static pool information relates to (a) any Issuing Entity that was established by the Depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans or other assets originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any Issuing Entity established on or after January 1, 2006, information regarding those mortgage loans or other assets for periods before January 1, 2006.

     Static pool information made available via an internet website in connection with an offering of Securities of any series will remain available on that website for at least five years following commencement of the offering.

     In the event that static pool information cannot be acquired by the Sponsor without unreasonable effort or expense, a statement to that effect will be made in the related prospectus supplement.

                                       32

                                 USE OF PROCEEDS

     Substantially all of the net proceeds from the sale of each series of
Securities will be applied by the Depositor to purchase the assets sold to the
Issuing Entity underlying each series, and to pay for certain expenses incurred in connection with such acquisition of assets and sale of Securities. The
Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                       33

                          DESCRIPTION OF THE SECURITIES

General

     The Securities will be issued from time to time in series offered by this prospectus and the related prospectus supplements and may be sold in amounts, at prices and on terms determined at the time of sale as set forth in the related prospectus supplement. A particular series of Securities will consist of certificates (the "Certificates") or notes (the "Notes") and, as applicable, may include one or more separate classes, (each, a "Class") of Certificates or
Notes. Certificates may be styled as "mortgage pass-through certificates,"
"pass-through certificates," "asset-backed certificates," "collateralized mortgage obligations" or another similar name. Notes may be styled
"mortgage-backed notes," "asset-backed notes" or another similar name.

     Each series of Certificates will be issued pursuant to a pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the
Depositor, the Trustee (as defined herein), the Sponsor, and if applicable, the servicer (the "Servicer"), the master servicer (the "Master Servicer") and/or securities administrator (the "Securities Administrator"). The issuing entity of a series of Notes will be a trust established by the Depositor for the sole purpose of issuing the series of Notes (the "Issuing Entity") pursuant to an owner trust agreement among the Depositor, an issuing entity administrator (the
"Issuing Entity Administrator") and the owner trustee (the "Owner Trustee")
(each, an "Owner Trust Agreement"). Each series of Notes will be issued pursuant to an indenture among an Issuing Entity, the indenture trustee (the "Indenture
Trustee") and, if applicable, the Master Servicer and/or Securities
Administrator (each, an "Indenture") and a transfer and servicing agreement among an Issuing Entity, the Depositor, the Indenture Trustee, the Sponsor, and
if applicable, the Servicer, the Master Servicer and/or Securities Administrator
(each, a "Transfer and Servicing Agreement"). In either case, the servicing provisions may be contained in servicing agreements separate from the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

     For purposes of the discussion in this prospectus, each of a Pooling and
Servicing Agreement, an Indenture, a Transfer and Servicing Agreement and an
Owner Trust Agreement is referred to as an "Agreement" in certain instances and each of the trustee, the Indenture Trustee and the Owner Trustee is referred to as "Trustee" in certain instances. The Sponsor, Master Servicer, Servicer,
Securities Administrator, Trustee, Indenture Trustee and Owner Trustee, as
applicable, will be named in the accompanying prospectus supplement. The provisions of each Agreement will vary depending on the nature of the Securities to be issued and the nature of the Issuing Entity. Forms of the Pooling and
Servicing Agreement, the Indenture, the Transfer and Servicing Agreement and the
Owner Trust Agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

     The following summaries describe the material provisions common to each series of Securities. These summaries do not purport to be complete and are subject to and qualified by the accompanying prospectus supplement and the specific provisions of the Agreements. When particular provisions or terms used in an Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference in this prospectus.

                                       34

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement
or the Indenture for a series generally will provide that Securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include

          o  one or more classes of senior Securities entitled to certain preferential rights to payments of principal and interest,

          o  one or more classes of subordinate Securities,

          o  one or more classes representing an interest only in a specified portion of interest payments on the mortgage loans in the related
             Issuing Entity and that may have no principal balance, a nominal principal balance or a notional principal balance ("Interest Only
             Class," "IO Class" or "Strip Class"),

          o  one or more classes representing an interest only in payments of principal on the mortgage loans in the related Issuing Entity
             ("Principal Only Class" or "PO Class"),

          o  one or more classes upon which interest will accrue but will not be paid until certain other classes of that series have received their final distribution (each "Accrual Securities"),

          o  one or more classes entitled to prepayment penalties with respect to the mortgage loans ("P Class"),

          o  one or more classes entitled to control the servicing of the mortgage loans ("ES Class"),

          o  one or more classes entitled to specified amounts of principal
             ("TAC Classes"),

          o  one or more classes entitled to payments from specified portions of the mortgage loans in the related Issuing Entity, and

          o  one or more classes entitled to fixed or targeted principal payments under certain conditions ("PAC Classes"), and companion classes thereto, referred to as companion classes.

     Some series or classes of Securities may be covered by insurance policies, letters of credit or other forms of credit enhancement, in each case as described in "Credit Enhancement" in this prospectus and in the related prospectus supplement.

     As to each series of Certificates, one or more elections may be made to treat the related Issuing Entity or designated portions thereof as a "real estate mortgage investment conduit" (a "REMIC") as defined in the Internal
Revenue Code of 1986, as amended (the "Code"). The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any federal income tax considerations to applicable securityholders that are not

                                       35

otherwise described in this prospectus. If such an election is made with respect to a series of Certificates, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related
REMIC as defined under the Code (the "Residual Certificates"). In the case of multiple REMIC elections, one class of Certificates may be designated as evidencing all "residual interests" in certain REMICs and a second class of
Certificates may be designated as evidencing all "residual interests" in the remaining REMICs. All other classes of Certificates in such a series will constitute, at least in part, "regular interests" in the related REMIC as defined in the Code and will be generally referred to as the "REMIC Regular
Certificates." See "Federal Income Tax Considerations--REMIC Certificates" in
this prospectus.

     With respect to a series of Notes, the ownership of the equity of an
Issuing Entity will be represented by equity Certificates issued under the Owner
Trust Agreement. Any equity Certificate will be subordinate to the Notes of the same series.

     The Securities of a series offered by this prospectus and a related prospectus supplement will be rated on issuance by a nationally recognized statistical rating organization, such as Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc.,
Fitch Ratings, Inc. or Dominion Bond Rating Service. In addition to the
Securities being offered pursuant to this prospectus and the related prospectus supplement, the Depositor may sell to investors one or more classes of a series of Securities in transactions not requiring registration under the Securities
Act of 1933, as amended.

     The Securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee will make payments of principal and interest to each class of Securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of Securities in certificated form will be made only upon presentation and surrender of such Securities at the corporate trust office of the Trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related Agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of
Securities by wire transfer of "immediately available" or "next day" funds.
Payments with respect to Securities in book-entry form will be made as set forth below. See "Description of the Securities--Book-Entry Procedures and Definitive
Securities" in this prospectus.

Principal and Interest Payments

     The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the mortgage loans in the related Issuing Entity with respect to the due date in the current month, and the amount of principal prepaid during the applicable prepayment period, net of applicable servicing, Trustee, administrative, guarantee and other fees and indemnities, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed

                                       36

advances. The available distribution amount will be allocated among the classes of Securities of your series--including any Securities not offered through this prospectus--in the proportion and order of application found in the Pooling and
Servicing Agreement, the Transfer and Servicing Agreement or the Indenture, as
applicable, and described in the accompanying prospectus supplement. The available distribution amount may be allocated so that amounts collected as interest on the assets may be paid as principal on the Securities and amounts collected as principal on the assets may be paid as interest on the Securities.

     The final scheduled payment date for each class of Securities will be the date on which the last distribution of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the Issuing Entity for that series, as set forth in the related prospectus supplement.

     Payments of Interest

     Interest will accrue on the aggregate principal balance (or, in the case of
Securities entitled only to payments allocable to interest, the aggregate notional amount) of each class of Securities entitled to interest from the date, at the pass-through rate or interest rate, as applicable (which in either case may be a fixed rate or adjustable rate as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement.
To the extent funds are available therefor, interest accrued during each specified period on each class of Securities entitled to interest (other than
Accrual Securities) will be payable on the business day set forth in the related prospectus supplement on which payments are made to the securityholders (the
"Payment Date") until the aggregate principal balance of that class of
Securities has been paid in full or, in the case of Securities entitled only to payments allocable to interest, until the aggregate notional amount of those
Securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original aggregate principal balance of each class of Securities will equal the aggregate payments allocable to principal to which that security is entitled. Payments allocable to interest on each security that is not entitled to payments allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to payments allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

     Interest payable on the Securities of a series on a Payment Date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a Payment Date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that
Payment Date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

     The interest rate on the Securities could be fixed or variable. If variable, it could be based upon one of a number of indices, or it simply could reflect the pass-through rate of the underlying assets, net of expenses payable out of interest payable on the assets (the "Pass-Through Rate"). The interest rate could be based upon the London Interbank Offered Rate ("LIBOR") for one, three or six-month dollar deposits; or the prime rate of a particular bank or as

                                       37

reported by a specified source, in any case as specified in the related prospectus supplement. In addition, the interest rate may be variable, but may be subject to a cap such as the Pass-Through Rate, or a cap based upon the funds available to pay on the Securities. In certain cases, the difference between the variable rate (on an uncapped basis) and a lower cap rate will still be payable on the Securities, but only after certain other payments are made, and only to the extent of available funds. The Depositor may seek to mitigate the effect of any interest rate cap through the use of one or more derivative instruments.

     If specified in the related prospectus supplement, any interest that has accrued on a class of Accrual Securities but is not paid on a given Payment Date will be added to the aggregate principal balance of that class of Accrual
Securities on that Payment Date. Payments of interest on any class of Accrual
Securities will commence only after the occurrence of the events specified in the related prospectus supplement. Until payment of interest commences, the beneficial ownership interest in the trust fund or the principal balance, as applicable, of that class of Accrual Securities, will increase on each Payment
Date by the amount of interest that accrued on that class of Securities during the preceding accrual period (the "Accrual Period") but was not paid to that class on that Payment Date. Each class of Accrual Securities will thereafter accrue interest on its outstanding aggregate principal balance as so adjusted.

     Payments of Principal

     The related prospectus supplement will specify the method by which the amount of principal to be paid on the Securities on each Payment Date will be calculated and the manner in which principal will be allocated among the classes of Securities entitled to payments of principal. The aggregate principal balance of any class of Securities entitled to payments of principal generally will be the initial aggregate principal balance of that class of Securities specified in the related prospectus supplement, reduced by all payments reported to the holders of those Securities as allocable to principal and,

          o  in the case of Accrual Securities, increased by all interest accrued but not then payable on the Accrual Securities, and

          o  in the case of adjustable rate Securities, subject to the effect of negative amortization, if applicable.

     If so provided in the related prospectus supplement, one or more classes of
Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of these payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of Principal Prepayments to a class or classes of Securities will have the effect of accelerating the amortization of those Securities while increasing the interests evidenced by one or more other classes of Securities. Increasing the interests of the other classes of Securities relative to that of specific Securities is intended to preserve the availability of the subordination provided by the other Securities.
See "Credit Enhancement--Subordinate Securities" in this prospectus.

                                       38

     Unscheduled Payments

     If specified in the related prospectus supplement, the Securities will be subject to receipt of payments before the next scheduled Payment Date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the Trustee will be required to make unscheduled payments on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal
Prepayments) on the mortgage loans, the Trustee or the Servicer determines that the funds available or anticipated to be available from the Payment Account and, if applicable, any reserve account, may be insufficient to make required payments on the Securities on that Payment Date. The applicable prospectus supplement may provide for limits on the amount of any unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be paid as principal on the Securities on the next Payment Date. The applicable prospectus supplement may specify whether unscheduled payments will include interest, but if it does not, unscheduled payments will include interest at the applicable Pass-Through Rate (if any) or interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

     Residual Certificates

     Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates,
Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Payment Account on any Payment Date after allocation of scheduled payments to all other outstanding classes of Certificates of that series and after all required deposits have been made into any related reserve funds.

Allocation of Realized Losses

     A "Realized Loss", or collectively, "Realized Losses", unless otherwise defined in your prospectus supplement, means

          o  the amount of any loss realized by an Issuing Entity in respect of any related liquidated mortgage loan, which shall generally equal the unpaid principal balance of the liquidated asset, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the Servicer for previously unreimbursed advances, minus net liquidation proceeds in respect of the liquidated asset,

          o  the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the

                                       39

             unpaid principal balance that remains secured by the secured property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

          o  any other amount of a loss realized by an Issuing Entity in respect of any mortgage loan, which has been allocated to the mortgage loan in accordance with its terms as described in the prospectus supplement.

     With respect to a series that includes one or more classes of subordinate
Certificates, the senior Certificates generally will not bear any Realized
Losses on the related mortgage loans in the related Issuing Entity until the subordinate Certificates of that series have borne Realized Losses up to a specified subordination amount or loss limit, until the principal amount of the subordinate Certificates has been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or until both of the foregoing have occurred. With respect to a series that includes a class of subordinate
Certificates, any shortfall may result in a reallocation of amounts otherwise payable to less senior Certificates for payment to more senior Certificates.

     Realized Losses will not reduce the principal amount of any Notes issued by your Issuing Entity. However, in the event that the aggregate principal balance of the assets is reduced below the aggregate principal balance of the related
Notes, you may experience a loss on your investment.

     Payments of interest on Certificates may be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to prepayment interest shortfalls on the assets. "Prepayment Interest Shortfall"
means, for any asset that is prepaid in full or in part, or liquidated on any date other than a due date for the asset, the difference between the amount of interest that would have accrued on the asset through the day preceding the first due date after the prepayment in full or in part, or liquidation had the asset not been prepaid or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the asset prior to the prepayment or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the asset during the applicable due period with respect to such Payment Date. Payments of interest on Certificates may also be reduced, as specified in the related prospectus supplement, to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to a "Relief Act Reduction" on the assets, which is a shortfall in respect of an asset resulting from application of the federal
Servicemembers Civil Relief Act or similar state laws.

Optional Redemption or Termination

     To the extent and under the circumstances specified in the related prospectus supplement, the Securities of any series may be redeemed and/or the
Issuing Entity terminated, prior to the final scheduled payment date of the
Securities of any series at the option of the Sponsor, the Servicer, the Master
Servicer or another party or parties as specified in the prospectus supplement.
A redemption or termination may be accomplished by the purchase of the

                                       40

outstanding series of Securities or the purchase of the mortgage loans of the
Issuing Entity. The right to redeem the Securities generally will be conditioned upon

          o  the passage of a certain date specified in the prospectus supplement, or

          o  the scheduled principal balance of the mortgage loans in the
             Issuing Entity, or the outstanding principal amount of a specified class of Securities at the time of purchase, aggregating less than a percentage specified in the prospectus supplement of the initial asset value of the mortgage loans in the Issuing Entity or the initial principal amount of the applicable class of Securities.

     In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal the unpaid principal amount of the mortgage loans, together with accrued and unpaid interest therein, unpaid expenses of the Issuing Entity and the fair market value of any real estate owned by the Issuing Entity; provided that with respect to a series of Notes, such purchase price may not be less than 100% of the outstanding principal amount of the Notes, together with accrued and unpaid interest thereon. With respect to a series of Certificates, this amount may not be sufficient to pay off in full the entire aggregate principal amount of
Securities, together with accrued and unpaid interest thereon. Notice of the redemption of the Securities of any series will be given to related securityholders as provided in the related Pooling and Servicing Agreement or
Indenture.

     In addition, in the case of an Issuing Entity for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a "qualified liquidation" under Section 860F of the Code, as specified in the related Pooling and Servicing Agreement. See "Federal Income
Tax Considerations--REMIC Certificates--Liquidation of the REMIC" in this prospectus.

     Definitive Securities

     If so specified in the related prospectus supplement, Securities of a series may be issued as definitive securities ("Definitive Securities").
Distributions of principal of, and interest on, Definitive Securities will be made directly to holders of Definitive Securities in accordance with the procedures set forth in the applicable Pooling and Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement. The Definitive Securities of a series offered hereby and by means of the applicable prospectus supplement will be transferable and exchangeable at the office or agency maintained by the
Trustee (or Securities Administrator) or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Securities, but the Trustee (or
Securities Administrator) or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

     In the event that an election is made to treat the Issuing Entity (or one or more pools of segregated assets therein) as a REMIC, the Residual
Certificates thereof will be issued as Definitive Securities. No legal or beneficial interest in all or a portion of any Residual Certificate may be transferred without the receipt by the transferor and the Trustee of an

                                       41

affidavit described under "Federal Income Tax Considerations--Tax Treatment of
Residual Certificates" in this prospectus.

Book-Entry Securities and Procedures

     Persons acquiring beneficial ownership interests ("Beneficial Owners") in the book-entry securities (the "Book-Entry Securities")), will hold their
Securities through DTC in the United States, or Clearstream or Euroclear (in
Europe) if they are participants of those systems (the "Participants"), or indirectly through organizations which are participants in those systems (the
"Indirect Participants"). Each Class of the Book-Entry Securities of a series initially will be represented by one or more physical certificates registered in the name of Cede & Co., as nominee of DTC, which will be the "holder" or
"securityholder" of those Securities, as those terms are used in this prospectus and the applicable prospectus supplement for a series. No Beneficial Owner of a
Book-Entry Security will be entitled to receive a Definitive Security representing that person's interest in the Book-Entry Security, except as set forth below. Unless and until Definitive Securities are issued under the limited circumstances described below, all references to actions taken by securityholders or holders shall, in the case of the Book-Entry Securities, refer to actions taken by DTC upon instructions from its DTC Participants, and all references in this prospectus and the applicable prospectus supplement for a series to distributions, notices, reports and statements to securityholders or holders shall, in the case of the Book-Entry Securities, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Securities, as the case may be, for distribution to Beneficial
Owners in accordance with DTC procedures. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream and JPMorgan Chase Bank, National Association will act as depositary for Euroclear (in those capacities, individually the "Relevant
Depositary" and collectively the "European Depositaries").

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial
Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on
the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Securities from the Trustee through DTC and
Participants. While the Book-Entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Securities.
Participants and Indirect Participants with whom Beneficial Owners have accounts for their Book-Entry Securities are similarly required to make book-entry

                                       42

transfers and receive and transmit these distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess Certificates representing their respective interests in the Book-Entry
Securities, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Unless and until Definitive Securities are issued, securityholders who are not Participants may transfer ownership of Book-Entry Securities only through
Participants and Indirect Participants by instructing Participants and Indirect
Participants to transfer Book-Entry Securities, by book-entry transfer, through
DTC, for the account of the purchasers of the Book-Entry Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry
Securities will be executed through DTC and the accounts of the respective
Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

     Because of time zone differences, credits of Securities received in
Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in
Securities settled during this processing will be reported to the relevant
Euroclear or Clearstream Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of Securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant
will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities see "--Certain U.S. Federal Income Tax
Documentation Requirements" below and "Federal Income Tax
Considerations--REMICs--Taxation of Certain Foreign Investors" and "--Backup
Withholding" in this prospectus.

     Transfers between Participants will occur in accordance with the Rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, these cross-market transfers will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within established deadlines (European time).
The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant
Depositary to take action to effect final settlement on its behalf by delivering or receiving Securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.
Clearstream Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

                                       43

     DTC is a limited purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a
"clearing agency" registered pursuant to Section 17A of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"). DTC performs services for its
Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the Rules, as in effect from time to time.

     Clearstream International, a Luxembourg limited liability company, was formed in January 2000 through the merger of Cedel International and Deutsche
Boerse Clearing. Clearstream is registered as a bank in Luxembourg and is subject to regulation by the Luxembourg Monetary Authority, which supervises
Luxembourg banks.

     Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.
Clearstream also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. (which operates
Euroclear) in Brussels to facilitate settlement of trades between systems.
Clearstream currently accepts over 200,000 securities issues on its books.

     Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is available to other institutions which clear through or maintain custodial relationship with an account holder of Clearstream.

     The Euroclear System was created in 1968 to hold securities for its
Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in a variety of currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator.
Euroclear plc establishes policy for Euroclear on behalf of Euroclear
Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.
Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                                       44

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the
related Operating Procedures of the Euroclear System and applicable Belgian law.
These terms and conditions govern transfers of securities and cash within
Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions of Euroclear only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear
Participants.

     Distributions on the Book-Entry Securities will be made on each
Distribution Date by the Trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of these distributions to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each
DTC Participant will be responsible for disbursing these distributions to the
Beneficial Owners of the Book-Entry Securities that it represents and to each
Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the
Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, since payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through Clearstream or Euroclear will be credited to the cash accounts of
Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant
Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax
Consequences--REMICs--Taxation of Certain Foreign Investors" and "--Backup
Withholding" in this prospectus. Because DTC can only act on behalf of DTC
Participants, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions regarding their Book-Entry Securities, may be limited due to the lack of physical certificates for their Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the Book-Entry Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates.

     DTC has advised the Depositor that, unless and until Definitive Securities are issued, DTC will take any action the holders of the Book-Entry Securities are permitted to take under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose DTC accounts the Book-Entry
Securities are credited, to the extent that these actions are taken on behalf of
Financial Intermediaries whose holdings include the Book-Entry Securities.
Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the Pooling and Servicing
Agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect these actions on its behalf through DTC.
DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Securities which conflict with actions taken with respect to other Book-Entry Securities.

                                       45

     Definitive Securities will be issued to Beneficial Owners of the Book-Entry
Securities, or their nominees, rather than to DTC, only if (a) DTC advises the
Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the
Book-Entry Securities and the Depositor or the Trustee is unable to locate a qualified successor or (b) in the case of Securities of a series that receive distributions pursuant to request or random lot, if pro rata distributions cannot be made through the facilities of DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify the applicable Beneficial
Owners of the occurrence of the event and the availability through DTC of
Definitive Securities. Upon surrender by DTC of the global certificate or
Certificates representing the Book-Entry Securities and instructions for re-registration, the Trustee will issue Definitive Securities, and thereafter the Trustee will recognize the holders of those Definitive Securities as securityholders under the Pooling and Servicing Agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among
Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

     In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC
Participant in whose name Book-Entry Securities are registered, the ability of the Beneficial Owners of the Book-Entry Securities to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor
Protection Corporation are exceeded or if the coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to the Book-Entry
Securities may be impaired.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC
Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issued in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Clearstream or Euroclear Purchaser. When
Book-Entry Securities are to be transferred from the account of a DTC
Participant to the account of a Clearstream Participant or a Euroclear
Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective
Depositary, as the case may be, to receive the Book-Entry Securities against payment. Payment will include interest accrued on the Book-Entry Securities from

                                       46

and including the last coupon payment date to and excluding the settlement date, on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the Accrual Period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.
Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Book-Entry Securities. After settlement has been completed, the Book-Entry Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Book-Entry Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Book-Entry Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear
Participants purchasing Book-Entry Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Book-Entry Securities were credited to their accounts. However, interest on the Book-Entry Securities would accrue from the value date. Therefore, in many cases the investment income on the Book-Entry Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC
Participants can employ their usual procedures for sending Book-Entry Securities to the respective European Depositary for the benefit of Clearstream
Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC
Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, Clearstream Participants and Euroclear
Participants may employ their customary procedures for transactions in which
Book-Entry Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or
Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Book-Entry Securities to the DTC Participant's

                                       47

account against payment. Payment will include interest accrued on the Book-Entry
Securities from and including the last coupon payment to and excluding the settlement date on the basis of either a 360-day year comprised of 30-day months or the actual number of days in the Accrual Period and a year assumed to consist of 360 days, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the
Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's
account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream
Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase
Book-Entry Securities from DTC Participants for delivery to Clearstream
Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or
     Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Book-Entry Securities in the U.S. from a DTC
     Participant no later than one day prior to settlement, which would give the
     Book-Entry Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream
     Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Book-Entry Securities that is not a "U.S. Person"
within the meaning of Section 7701(a)(30) of the Code (a "Non-U.S. Holder")
holding a Book-Entry Security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless it provides certain documentation to the
Trustee, a Paying Agent or any other entity required to withhold tax (any of the foregoing, a "U.S. Withholding Agent") establishing an exemption from withholding. A Non-U.S. Holder may be subject to withholding unless each U.S.
Withholding Agent receives:

          (i) from a Non-U.S. Holder that is classified as a corporation for
     U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or

                                       48

     reduced rate) based on a treaty, a duly completed and executed Internal
     Revenue Service ("IRS") Form W-8BEN (or any successor form);

          (ii) from a Non-U.S. Holder that is eligible for an exemption on the basis that the holder's income from the Book-Entry Securities is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

          (iii) from a Non-U.S. Holder that is classified as a partnership for
     U.S. federal income tax purposes, a duly completed and executed IRS Form
     W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that those partnerships consult their tax advisors regarding these certification rules;

          (iv) from a Non-U.S. Holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the
     Beneficial Owner of Book-Entry Securities):

               (a) if the intermediary is a "qualified intermediary" within the meaning of Section 1.1441-1(e)(5)(ii) of the U.S. Treasury regulations
          (a "Qualified Intermediary"), a duly completed and executed IRS Form
          W-8IMY (or any successor or substitute form):

                    (1) stating the name, permanent residence address and
               employer identification number of the Qualified Intermediary and the country under the laws of which the Qualified Intermediary is created, incorporated or governed,

                    (2) certifying that the Qualified Intermediary has provided, or will provide, a withholding statement as required under
               Section 1.1441-1(e)(5)(v) of the U.S. Treasury regulations,

                    (3) certifying that, with respect to accounts it identifies on its withholding statement, the Qualified Intermediary is not acting for its own account but is acting as a Qualified
               Intermediary, and

                    (4) providing any other information, certifications, or
               statements that may be required by the IRS Form W-8IMY or
               accompanying instructions in addition to, or in lieu of, the information and certifications described in Section
               1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
               regulations; or

               (b) if the intermediary is not a Qualified Intermediary, a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (1) stating the name and permanent residence address of the non-Qualified Intermediary and the country under the laws of which the non-Qualified Intermediary is created, incorporated or governed,

                                       49

                    (2) certifying that the non-Qualified Intermediary is not
               acting for its own account,

                    (3) certifying that the non-Qualified Intermediary has
               provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of the
               non-Qualified Intermediary's Beneficial Owners, and

                    (4) providing any other information, certifications or
               statements that may be required by the IRS Form W-8IMY or
               accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in Section
               1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury regulations; or

          (v) from a Non-U.S. Holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of Book-Entry Securities, either an IRS Form W-8BEN or W-8IMY; any
     Non-U.S. Holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All Non-U.S. Holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. Persons, holding
Book-Entry Securities through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

          (a) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a Non-U.S.
     Holder;

          (b) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. Person; or

          (c) can be treated as a "exempt recipient" within the meaning of
     Section 1.6049-4(c)(1)(ii) of the U.S. Treasury regulations (e.g, a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
Non-U.S. Holders. Those holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Book-Entry
Securities.

                                       50

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Maturity and Prepayment Considerations

     The prepayment experience on the mortgage loans will affect

          o  the average life of the Securities and each class thereof issued by the related Issuing Entity,

          o  the extent to which the final distribution for each class occurs prior to its final scheduled payment date, and

          o  the effective yield on each class of such Securities.

     The "Weighted Average Life" of a class of Securities in a series is the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor.
Weighted Average Life will be influenced by the rate at which principal on the assets comprising or underlying the assets in the Issuing Entity is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Because prepayments will be passed through to the holders of Securities as payments or payments of principal on such
Securities, it is likely that the actual final payments on the classes of
Securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the assets of an Issuing Entity experience significant prepayments, the actual final payments on the Securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the Weighted Average Life of each class of such series.

     In addition, the Weighted Average Life of the Securities may be affected by the varying maturities of the mortgage loans of an Issuing Entity. If any mortgage loans in a particular Issuing Entity have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage loans will, to some extent, be a function of the mix of mortgage loan rates and maturities of the mortgage loans. Other factors affecting Weighted
Average Life include the types of asset, defaults, foreclosures, refinancings and inclusion of due-on-sale clauses.

     Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model ("CPR")
or the Standard Prepayment Assumption prepayment model ("SPA"), each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then-outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month

                                       51

thereafter during the life of the loans, 100% of SPA assumes a CPR of 6% per annum each month. It is unlikely that the prepayment of the assets of any
Issuing Entity will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement. The assumption with respect to any particular series may use one model for fixed rate mortgage loans and another for adjustable rate mortgage loans.

     No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans. The rate of principal payments on mortgage loans included in an Issuing Entity will be affected by the amortization schedules of the mortgage loans and by the rate of Principal
Prepayments--including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the Servicer. The rate of Principal Prepayments on pools of mortgage loans is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in an Issuing Entity, such assets are likely to be the subject of higher Principal Prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

Yield Considerations

     Payments of interest on the Securities generally will include interest accrued through the last day of the Accrual Period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your Securities, because payments to you will not be made until the Payment Date following the applicable Accrual Period.

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the assets in the related Issuing Entity. The prospectus supplement with respect to any series of Securities will specify the interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of any mortgage loan on the interest rate of one or more classes of Securities.

     The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from the price at which a security will yield its coupon, after giving effect to any payment delay (the "Parity
Price"), calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying assets, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

     The timing of changes in the rate of prepayments on the assets may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on an

                                       52

underlying mortgage loan, the greater will be the effect on a related investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher--or lower--than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction--or increase--in the rate of principal payments. Because the rate of principal payments on the underlying assets affects the weighted average life and other characteristics of any class of Securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the underlying mortgage loans and the suitability of the applicable Securities to their investment objectives. See "--Maturity, Prepayment and Yield Considerations" in
this prospectus.

     The yield on your Securities also will be affected by Realized Losses,
Prepayment Interest Shortfalls or Relief Act Shortfalls allocated to your
Securities. If Realized Losses, Prepayment Interest Shortfalls and Relief Act
Shortfalls are not absorbed by Securities subordinate to your Securities or by other forms of credit enhancement, like a reserve fund, then you may have losses or delays in payment on your Securities. Losses on your Securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely distribution of amounts owed to you. Losses or delays in payment will reduce your yield. See "Description of the Securities--Allocation of Realized Losses"
in this prospectus.

                                       53

                              THE ISSUING ENTITIES

Assignment of Assets

     In connection with the issuance of Certificates, the Depositor will cause the assets to be sold, assigned and transferred to the Trustee, together with all principal and interest paid on the mortgage loans from the cut-off date under a Pooling and Servicing Agreement. The Trustee will, in exchange for the mortgage loans, deliver to the Depositor Certificates of a series in authorized denominations registered in the names that the Depositor requests, representing the beneficial ownership interest in the assets.

     In connection with the issuance of Notes by an Issuing Entity that is an owner trust, the Depositor will cause the assets to be assigned and transferred to the Owner Trustee, together with all principal and interest paid on the mortgage loans from the cut-off date under a Transfer and Servicing Agreement.
The Issuing Entity of the Notes, typically a Delaware statutory trust, will pledge all of its rights in and to the assets to a Trustee pursuant to an
Indenture. The Issuing Entity will direct the Trustee to deliver Notes of a series secured by a first priority security interest in the assets. The Notes will be issued in authorized denominations registered in the names requested by the Depositor.

     Each mortgage loan included in your Issuing Entity will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement or
Transfer and Servicing Agreement. This schedule will include information as to the scheduled principal balance of each mortgage loan as of the cut-off date and its interest rate, original principal balance and other information.

     The assets for your series will be assigned and transferred to your Issuing
Entity and/or pledged to your Issuing Entity's Indenture Trustee for the sole benefit of securityholders. If so provided in the related prospectus supplement, the assets for your series may be segregated into one or more pools that serve as collateral for different Securities issued by your Issuing Entity.

     Mortgage Loans

     The Depositor will deliver or cause to be delivered to your Trustee of the
Issuing Entity the related mortgage note endorsed in blank or to the order of the Trustee, evidence of recording of the security instrument, an assignment of each security instrument in recordable form naming the Trustee as assignee
(unless the mortgage loan is registered on the book-entry system of the Mortgage
Electronic Registration Systems, Inc. (the "MERS System")), and certain other original documents evidencing or relating to each mortgage loan. With respect to mortgage loans registered on the MERS System, the Depositor or the related
Sponsor or Servicer must deliver to MERS the original recorded assignment or assignments showing a complete chain of assignments. To the extent required by the applicable rating agencies, the Depositor or the related Sponsor or Servicer will cause the assignments of the mortgage loans (other than mortgage loans registered on the MERS System) to be recorded in the appropriate public office for real property records within one year following the settlement date for an offering. The original mortgage documents (other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System)

                                       54

will be held by the Trustee or a custodian, except to the extent released to a
Servicer from time to time in connection with servicing the mortgage loan. The
Servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the Trustee or MERS and instruments concerning your Issuing Entity's assets.

The Assets

     Your prospectus supplement will describe the type of assets that will be transferred to your Issuing Entity. The assets may include the following asset types, each of which is more fully described in this prospectus:

          o  mortgage loans secured by one-to four-family residential properties;

          o  mortgage loans secured by multifamily residential properties consisting of five or more dwelling units;

          o  mortgage loans secured by mixed residential and commercial real estate properties;

          o  apartment cooperative loans;

          o  closed-end or revolving home equity loans or balances secured by one- to four-family residential properties;

          o  other assets evidencing interests in loans secured by residential property; and

          o  all payments on these items.

     Mortgage Loans

     Mortgage loans that are assets of your Issuing Entity will consist of one or more of the following:

          o  mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties;

          o  mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties and other multifamily residential properties;

          o  mortgage loans secured by shares issued by housing cooperatives and related leases and occupancy agreements; and

          o  closed-end and/or revolving home equity loans or balances thereof secured by first and/or subordinate liens on one- to four-family residential properties.

With the potential exception of mortgage loans acquired with funds deposited into a pre-funding account at the issuance of related Securities, or upon the substitution of a mortgage loan in respect of a breach of a representation or

                                       55

warranty, all mortgage loans will be purchased by the Depositor, either directly or through an affiliate, from one or more originators. The originators will have either originated the mortgage loans or purchased the mortgage loans from other lenders. As more fully described in the related prospectus supplement, the mortgage loans may be "conventional" mortgage loans, mortgage loans that are insured or guaranteed by a governmental agency like the Federal Housing
Administration ("FHA") or Department of Veterans Affairs ("VA") or
non-conforming mortgage loans.

     All of the mortgage loans will have monthly payments due on a set day, but not necessarily the first day, of each month. The payment terms of the mortgage loans to be included in an Issuing Entity will be described in the related prospectus supplement and may include any of the following features (or a combination thereof), all as described below or in the related prospectus supplement.

          o  Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under specific circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic payment and rate limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate of the mortgage loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

          o  Principal may be payable in equal installments over the term of the mortgage loan, may be calculated on the basis of an assumed term to maturity that is significantly longer than the actual term to maturity (resulting in the need to make a larger "balloon" payment upon final maturity) or on an interest rate that is different from the loan's specified interest rate, or may not be payable during all or a portion of the original term. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

          o  Monthly payments of principal and interest may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          o  The mortgage loans generally may be prepaid at any time.
             Prepayments of principal may be subject to a prepayment premium, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for specific periods, which are called lockout periods. Some loans

                                       56

             may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment premium in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a premium unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related
             originator or Servicer.

     The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the related property. In the case of home equity loans, these liens generally will be subordinated to one or more senior liens on the related properties as described in the related prospectus supplement.

     If provided for in the applicable prospectus supplement, the mortgage rate on some of the adjustable rate loans will be convertible from an adjustable rate to a fixed rate at the option of the mortgagor under some circumstances. Unless otherwise specified in the related prospectus supplement, the Agreement will provide that the unaffiliated originator from which convertible adjustable rate loans were acquired will be obligated to repurchase from the Issuing Entity any adjustable rate loan as to which the conversion option has been exercised (a
"Converted Mortgage Loan"), at a purchase price set forth in the related prospectus supplement. The amount of the purchase price will be required to be deposited in the Payment Account and will be paid to the securityholders on the
Payment Date in the month following the month of the exercise of the conversion option. The obligation of the unaffiliated originator to repurchase Converted
Mortgage Loans may or may not be supported by cash, letters of credit, third party guarantees or other similar arrangements.

     If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans pursuant to which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan ("Buy-Down Loans"). The resulting difference in payment shall be compensated for from an amount contributed by the Depositor, the seller of the related mortgaged property, the
Servicer or another source and placed in a custodial account (the "Buy-Down
Fund") by the Servicer, or if so specified in the related prospectus supplement, with the Trustee. In lieu of a cash deposit, if so specified in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the Trustee to fund the Buy-Down Fund. Buy-Down Loans included in an Issuing Entity will provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of the mortgage loans.

     If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans pursuant to which the monthly payments by the borrower during the early years of the related mortgage note are less than the amount of interest that would otherwise be payable on the mortgage note, with the interest not so paid added to the outstanding principal balance of the mortgage loan ("GPM Loans"). If so specified in the related prospectus supplement, the resulting difference in payment shall be compensated for from an amount contributed by the Depositor or another source and delivered to the
Trustee (the "GPM Fund"). In lieu of a cash deposit, the Depositor may deliver

                                       57

to the Trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the rating agency rating the related series to fund the
GPM Fund.

     Mortgage loans may be secured by a first lien or second lien on the related mortgaged property, as provided in the related prospectus supplement. Also as provided in the related prospectus supplement, the mortgage rate on some of the mortgage loans may provide for a fixed interest rate for a fixed period of up to ten years following origination, and then convert to an adjustable interest rate
("Hybrid Mortgage Loans"). The mortgage loans included with respect to any series may also include loans that are not fully amortizing or may not amortize at all, over their terms to maturity and will require substantial payments of principal at their stated maturity ("Balloon Mortgage Loans"). The mortgage loans included with respect to any series may also include loans whereby only interest is payable for a specified number of years ("Interest-Only Mortgage
Loans"). The residential mortgage market regularly develops new mortgage products and these will be described, as applicable, in the related prospectus supplement.

     If provided for in the applicable prospectus supplement, an Issuing Entity may contain mortgage loans where the interest rate adjusts more often than the payment rate and/or the payment rate adjustments are subject to caps not applicable to interest rate adjustments ("Option ARMs"). If the interest accrued on these mortgage loans is more than the amount paid, the difference will be added to the principal. Conversely, if the interest accrued on these mortgage loans is less than the amount paid, the amortization of the mortgage loans may increase. These features may make the timing and amount of principal payable more uncertain than conventional mortgage loans.

     The properties relating to residential loans and home equity loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, cooperative apartments, individual units in planned unit developments, and some other one- to four-family dwelling units ("Single Family Properties"). The properties relating to mixed use loans will consist of other multifamily properties and structures, which include residential dwelling units and space used for retail, professional or other commercial uses ("Mixed Use Properties"). The properties may include vacation and second homes and investment properties and may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other territory of the United States.

     The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the sole basis for a representation that a given percentage of the loans is secured by Single Family
Properties that are owner-occupied will be either

               o  the making of a representation by the borrower at origination of the loan that the underlying property will be used by the borrower for a period of at least six months every year, or that the borrower intends to use the property as a primary residence, or

               o  a finding that the address of the underlying property is the borrower's mailing address.

                                       58

     Multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties typically is dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Multifamily real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be more sensitive to adverse economic conditions than residential mortgage loans. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, including rent control laws, which impact the future cash flow of the property. Corresponding to the greater lending risk is a generally higher interest rate applicable to multifamily mortgage loans.

     Home Equity Loans

     Some of the loans included in your Issuing Entity may be non-purchase money loans secured by the borrower's equity in his or her home ("Home Equity Loans").
These Home Equity Loans may consist of closed-end loans and/or revolving credit line loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan.
Principal amounts on a revolving credit line loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The full amount of a closed-end loan is advanced at the inception of the loan and, except to the extent provided in the related prospectus supplement, generally is repayable in equal (or substantially equal)
installments of an amount to fully amortize the loan by its stated maturity.
Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 480 months. Under some circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding principal balance of the loan.

     The applicable prospectus supplement may provide that all or a portion of the principal collections on any revolving credit line loans may be applied by the Trustee to the acquisition of subsequent revolving credit line loans during a specified period rather than used to distribute payments of principal to securityholders during that period. These Notes or Certificates, as applicable, would then possess an interest only period, also commonly referred to as a revolving period, which will be followed by an amortization period during which principal will be paid. Any interest-only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the Notes or Certificates, as applicable.

                                       59

Mortgage Loan Information in Prospectus Supplements

     Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the Depositor, with respect to the mortgage loans, which may include:

          o  the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date;

          o  the type of property securing the mortgage loans;

          o  the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans;

          o  the weighted average coupon of the mortgage loans;

          o  the weighted average credit score of the mortgage loans;

          o  the earliest and latest origination date and maturity date of the mortgage loans;

          o  the range of the loan-to-value ratios at origination of the mortgage loans;

          o  the rates or range of rates and the weighted average rate borne by the mortgage loans;

          o  the state or states in which most of the mortgaged properties or other secured properties are located;

          o  information with respect to the prepayment provisions, if any, of the assets;

          o  with respect to mortgage loans with adjustable rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable rates;

          o  information regarding the payment characteristics of the mortgage loans, including without limitation, prepayment penalties balloon payment and other amortization provisions; and

          o  a description of the underwriting criteria used to originate the mortgage loans.

     If specific information respecting the mortgage loans is not known to the
Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be filed as part of a current report on Form 8-K with the U.S. Securities and Exchange Commission
("SEC") within 15 days after initial issuance.

                                       60

Payment Provisions of the Mortgage Loans

     Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will:

          o  have individual principal balances at origination of not less than
             $25,000;

          o  have original terms to maturity of not more than 40 years; and

          o  provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed rate or a different adjustable rate, or from a fixed to an adjustable rate, from time to time pursuant to an election or as otherwise specified on the related note, in each case as described in the related prospectus supplement. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related prospectus supplement.

Substitution of Mortgage Loans

     The Depositor or the Sponsor may, within three months of the closing date or as otherwise specified in the related prospectus supplement, deliver to the
Trustee other mortgage loans in substitution for any one or more mortgage loans initially included in your Issuing Entity. In general, substitute mortgage loans must, on the date of substitution,

          o  be of the same type as the replaced mortgage loan,

          o  have an unpaid principal balance not greater than the unpaid principal balance of the replaced mortgage loan,

          o  have an applicable interest rate not less than, and not more than two percentage points in excess of, the applicable interest rate of the replaced mortgage loan,

          o  have a remaining term to maturity not greater than, and not more than one year less than, that of the replaced mortgage loan, and

          o  comply with each representation and warranty relating to the mortgage loans and, if the Sponsor is effecting the substitution, comply with each representation and warranty set forth in the sales agreement conveying the mortgage loans to the Depositor.

                                       61

     In addition, the substitute mortgage loan must have a loan-to-value ratio as of the substitution date not greater than the loan-to-value ratio of the replaced mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

          o  have a minimum lifetime applicable interest rate that is not less than the minimum lifetime applicable interest rate on the replaced mortgage loan,

          o  have a maximum lifetime applicable interest rate that is not less than the maximum lifetime applicable interest rate on the replaced mortgage loan,

          o  provide for a lowest possible net applicable interest rate that is not lower than the lowest possible net applicable interest rate for the replaced mortgage loan and a highest possible net applicable interest rate that is not lower than the highest possible net applicable interest rate for the replaced mortgage loan,

          o  have a gross margin not less than the gross margin of the replaced mortgage loan,

          o  have a periodic rate cap equal to the periodic rate cap on the replaced mortgage loan,

          o  have a next interest adjustment date that is the same as the next interest adjustment date for the replaced mortgage loan or occurs not more than two months prior to the next interest adjustment date for the replaced mortgage loan, and

          o  not be a mortgage loan convertible from an adjustable rate to a fixed rate unless the replaced mortgage loan is so convertible.

     In the event that more than one mortgage loan is substituted for a replaced mortgage loan, one or more of the preceding characteristics may be applied on a weighted average basis as described in the Pooling and Servicing Agreement,
Transfer and Servicing Agreement or Indenture.

Pre-Funding Account

     If specified in the accompanying prospectus supplement, a portion of the issuance proceeds of your Securities (the "Pre-Funded Amount") will be deposited into a pre-funding account to be established with the Trustee (the "Pre-Funding
Account"), which will be used to acquire additional assets from time to time during the time specified in the prospectus supplement (the "Pre-Funding
Period"). Prior to the investment of the Pre-Funded Amount in additional assets, the Pre-Funded Amount may be invested in one or more eligible investments.

     During any Pre-Funding Period, the Depositor will be obligated, subject only to availability, to transfer to your Issuing Entity additional assets from time to time during the Pre-Funding Period. Additional assets will be required

                                       62

to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the assets included in your Issuing Entity on the settlement date, but exceptions may expressly be stated in the prospectus supplement.

     Use of a Pre-Funding Account with respect to any issuance of Securities will be conditioned upon the following:

          o  the Pre-Funding Period will not exceed a period specified in the related prospectus supplement, which for a REMIC will not exceed three months from the settlement date;

          o  the additional assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the assets included in the Issuing Entity on the settlement date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement; and

          o  the Pre-Funded Amount will not exceed a specified percentage of the principal amount of the Securities issued, which for a REMIC will not exceed 25% of the principal amount of the Securities issued.

     To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of additional assets by the end of the
Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first
Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of Securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

     Information regarding additional assets acquired by your Issuing Entity during the Pre-Funding period comparable to the disclosure regarding the assets in the prospectus supplement will be filed on a Current Report in Form 8-K within 15 days following the end of the Pre-Funding Period.

Other Accounts

     For each Issuing Entity, the Trustee or the Servicers will maintain the accounts described below. The prospectus supplement may describe additional accounts, including various custodial accounts in which assets are held.

     Custodial Account

     With respect to a Payment Date, each Servicer will deposit into a custodial account (the "Custodial Account") all payments of principal and interest on the mortgage loans for the period from the second day of the calendar month preceding the calendar month in which the Payment Date occurs through the first day of the calendar month in which the Payment Date occurs ("Due Period") and

                                       63

all unscheduled prepayments received during the principal prepayment period, unless otherwise specified in the prospectus supplement. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the
Servicer shall remit to the Securities Administrator or Trustee all amounts deposited in the Custodial Account for the related Due Period and Prepayment
Period; provided that the Servicer may retain any fees owing to such Servicer with respect to the related Payment Date.

     Escrow Account

     Each Servicer will deposit into one or more escrow accounts all payments with respect to tax and insurance escrow payments for each Due Period for any loans for which the obligors escrow their taxes and insurance premiums. Unless otherwise specified in the related prospectus supplement, any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers shall be retained by the Servicer.

     Payment Account

     The Trustee or its designee will maintain a payment account (the "Payment
Account") into which it will deposit all amounts received from the Servicers or the Master Servicer on any Servicer Remittance Date and any payments received in respect of any financial asset. The Payment Account will be an eligible account as required by the rating agencies. On the related Payment Date, the Trustee or its designees will make payments of amounts in the Payment Account as set forth in the prospectus supplement.

Investment of Funds

     Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the Trustee, as directed by the Depositor, in certain investments approved by the rating agencies rating your series. Eligible investments may include any dollar-denominated investment that is one or more of the following (and may include investments for which the Trustee, the Master
Servicer or any of their respective affiliates, provides services or receives compensation):

          o  cash;

          o  obligations of the United States or any of its agencies, provided the obligations are backed by the full faith and credit of the
             United States;

          o  demand and time deposits, certificates of deposit, bankers'
             acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state subject to supervision and examination by federal and/or state banking authorities, provided that the long-term unsecured debt obligations and/or commercial paper of the
             depository institution or trust company--or provided that the long-term unsecured debt obligations and/or commercial paper of the parent company of the depository institution or trust company--are then rated in the

                                       64

             security rating category required to support the then-highest rating assigned to any class of Securities in your series;

          o  certain unleveraged repurchase obligations with an institution with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

          o  registered debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United
             States or any state thereof with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

          o  commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series;

          o  guaranteed reinvestment agreements issued by any bank, insurance company, corporation or other entity with commercial or finance company paper which is then rated in the commercial paper rating category required to support the then highest rating assigned to any class of Securities in your series; or

          o  interests in any money market fund or similar investment vehicle having at the time of investment therein the highest credit rating assigned by each of the rating agencies.

     Unless otherwise specified in the related prospectus supplement, eligible investments may not include (i) any interest-only security, any security purchased at a price in excess of 100% of the par value, (ii) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread, (iii) securities subject to an offer, (iv)
any security with a rating from Standard & Poor's which includes the subscript
"p," "pi," "q," "r" or "t", or (v) any investment, the income from which is or will be subject to deduction or withholding for or on account of any withholding or similar tax.

     Eligible investments will include only obligations or securities that mature on or before the date when the Payment Account, reserve fund and other funds or accounts for your series are required or may be anticipated to be required to be applied. Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series and may be paid to one or more transaction parties as additional compensation. Reinvestment income from eligible investments may be payable to the Servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

Cash Flow Agreements and Derivative Instruments

                                       65

     If so provided in the related prospectus supplement, the Issuing Entity may include one or more of the following agreements: guaranteed investment contracts, interest rate hedge agreements and currency exchange swap agreements.
In such event, the prospectus supplement will disclose the information required by Item 1115 of Regulation AB (17 C.F.R. ss. 229.1115), including the principal terms of any such cash flow agreement or derivative instrument, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof. In addition, the prospectus supplement for the related series will provide descriptive and financial information about any counterparty under a cash flow agreement or derivative instrument whose maximum probable exposure under the cash flow agreement is a "significant percentage,"
as that term is defined under the rules and regulations promulgated by the SEC, of the Securities for a series.

     Guaranteed Investment Contract

     If specified in the accompanying prospectus supplement, your series of
Securities may have the benefit of one or more guaranteed investment contracts provided by one or more financial institutions or insurance company. Under the terms of a guaranteed investment contract, a financial institution or insurance company will provide for a specified return on an investment deposited by the trust with the financial institution or insurance company.

     Interest Rate Hedge Agreement

     To mitigate the effects of fluctuations of prevailing interest rates, if so specified in accompanying prospectus supplement, your series of Securities may have the benefit of one or more interest rate hedge agreements. Under each hedge agreement, the Issuing Entity (or the Trustee on behalf of the trust) will enter into a bilateral agreement with a financial institution on the closing date pursuant to which, based upon a notional balance, the parties will exchange interest payments for a set length of time. The amount of each counterparty's interest payment will be determined pursuant to a formula established in the hedge agreement. One party's entire payment or a portion thereof may be paid at the outset of the agreement, either as a lump sum or in set payments. In addition, the parties may agree to certain other upfront payments that will result in future payments that differ from the expected payments in the absence of such upfront payment. Unless otherwise stated in your prospectus supplement, the interest rate hedge agreements will be documents on standard forms and using definitions established by the International Swap Dealers Association ("ISDA").

     As set forth in the prospectus supplement for any series that has the benefit of an interest rate hedge agreement, in the event the agreement is terminated, the parties will calculate a termination payment. Generally, this payment will either represent (a) an estimate of the cost to enter into a new interest rate hedge agreement with another counterparty on the remaining term of the contract, or (b) the amount of loss, including benefit of the bargain, that each party sustains. It is possible, unless the terms of the hedge agreement dictates otherwise, that both parties are obligated to make termination payments, and such payments may be netted. To the extent the trust (or the
Trustee on the trust's behalf) must make a payment to the counterparty upon termination of the interest rate hedge agreement, such payment will be subject to the priority of payments or other limitations as set forth in the related prospectus supplement.

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               (i) Interest Rate Exchange or Swap Agreement

     Under an interest rate exchange or swap agreement, one party will agree to pay an amount of interest on each payment date at a fixed rate based upon the notional balance of the interest rate exchange or swap agreement. In return, the other counterparty will pay an amount of interest on each payment date at floating rate based upon the notional balance of the exchange or swap agreement.

               (ii) Interest Rate Cap Agreement

     Under an interest rate cap agreement, one party will pay the other a fixed premium in return for which the other party agrees to make payments on agreed payment dates to the other party, based upon the positive difference between the then-current interest rate and the agreed strike rate. In certain interest rate cap agreements, the current interest rate may be subject to a ceiling, above which current interest rates are deemed to be at such ceiling rate.

               (iii) Interest Rate Floor Agreement

     Under an interest rate floor agreement, one party will pay the other a fixed premium in return for which the other party agrees to make payments to the first party, on agreed payment dates, based upon the positive difference between the agreed strike rate and the then current interest rate. In certain interest rate cap agreements, the current interest rate may be subject to a floor, below which the then-current interest rates are deemed to be at such floor rate.

               (iv) Interest Rate Corridor Agreement

     Under an interest rate corrider agreement, one party, typically the Issuing
Entity (or the Trustee on behalf of the Issuing Entity) will (a) enter into a interest rate cap agreement at a strike rate above which it will receive future payments, and (b) contemporaneously enter into another interest rate cap agreement at a higher strike rate above which it will make future payments. Such an arrangement may be documented in the same agreement or in separate agreements. For certain series of Securities, the interest rate corrider agreement might consist of two interest rate cap agreements entered into with different parties but having the same overall economic effect as a single agreement.

     Currency Exchange Swap Agreement

     Unless otherwise defined in your prospectus supplement, your series of
Securities may be supported by a currency exchange swap agreement. A currency exchange swap agreement is (a) an agreement between two parties to exchange cash flows in two currencies or (b) the exchange and re-exchange of two currencies for different value dates. Typically, the exchange is the sale of one currency for another in the spot market with the simultaneous repurchase of the first currency in the forward market, however, currency exchange swaps also can be made against two forward rates. Unless otherwise specified in the prospectus supplement for your series, currency exchange swap agreements will be documented on forms and using definitions developed by ISDA.

                                       67

                               CREDIT ENHANCEMENT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related
Issuing Entity may be provided to one or more classes of Securities in the related series. Credit support may be in the form of the subordination of one or more classes of Securities, cross-support, overcollateralization, letters of credit, insurance policies, guarantees, cash flow agreements and derivative instruments as described herein, the establishment of one or more reserve funds, cash flow agreements or derivative instruments, or the delivery of additional assets, or any combination of the foregoing. The credit enhancement will not provide protection against all risks of loss and may not guarantee repayment of the entire balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies.

     The applicable prospectus supplement will describe the material terms of such credit enhancement, including any limits on the timing or amount of such credit enhancement or any conditions that must be met before such credit enhancement may be accessed. If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of Securities, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and financial information required by Item 1114(b)(2) of Regulation AB (17 C.F.R.
ss. 229.1114). Copies of the limited guarantee, financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or Cash Flow Agreement, if any, relating to a series of Securities will be filed with the SEC as an exhibit to a
Current Report on Form 8-K.

Subordinate Securities

     If so specified in the related prospectus supplement, one or more classes of Securities of a series may be subordinate Securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate
Securities to receive payments of principal and interest on any Payment Date will be subordinated to the rights of the holders of senior Securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate
Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Overcollateralization

     If stated in the related prospectus supplement, the principal balance of the Securities may be less than the aggregate scheduled principal balance of the mortgage loans. In such event, the Securities will be said to be
"overcollateralized," and payments on the mortgage loans may be used to pay down the Securities faster than would otherwise be the case. In addition, the overcollateralization may be used to absorb realized losses on the mortgage loans.

                                       68

Cross-Support Provisions

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit enhancement may be provided by cross-support provisions requiring that payments be made on senior Securities evidencing interests in one group of assets prior to payments on subordinate Securities evidencing interests in a different group of assets within the Issuing Entity. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Excess Interest

     If stated in the related prospectus supplement, interest collections on the assets included in an Issuing Entity may exceed interest payments on the
Securities issued by such Issuing Entity for the related Payment Date. To the extent such excess interest is applied as Principal Prepayments on the related
Securities, the effect will be to reduce the principal balance of such
Securities relative to the outstanding balance of the related assets, thereby creating overcollateralization and additional protection to the securityholders.

Letter of Credit

     If so provided in the prospectus supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit issued by a bank or financial institution (each, an "L/C Bank"). Under a letter of credit, the L/C
Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of Securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses or shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the
Issuing Entity.

Reserve Fund or Accounts

     The Depositor may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the Trustee to make payments of principal or interest on your Securities to the extent funds are not otherwise available, if so provided in the Pooling and Servicing Agreement,
Transfer and Servicing Agreement or Indenture and described in the accompanying prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute assets of your Issuing Entity. The Depositor may have certain rights on a Payment Date to cause the Trustee to make withdrawals from the

                                       69

reserve fund and to pay these amounts in accordance with the instructions of the
Depositor, as specified in the accompanying prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Guarantee

     If so specified in the related prospectus supplement, some or all of the payments of principal and interest on one or more classes of Securities of a series may be guaranteed by a transaction party or one of its affiliates. The terms of and limitations on any guarantee will be described in the related prospectus supplement.

Securities Insurance Policy

     If specified in the accompanying prospectus supplement, your series of
Securities may have the benefit of one or more financial guarantee insurance policies provided by one or more insurers. Securities insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of the financial guarantee insurance policy for your Securities, if any, will be filed with the
SEC as an exhibit to a Current Report on Form 8-K following the issuance of your
Securities.

Primary Mortgage Insurance

     If so specified in the related prospectus supplement for a series of
Securities, each primary mortgage insurance ("PMI") policy covering any mortgage loans in your trust will be issued by a mortgage insurer under its master policy. The Depositor or issuer, and the Trustee as assignee of the Depositor or issuer under each mortgage loan, generally will be the insureds or assignees of record, as their interests may appear, under each PMI policy. The Servicer will cause a PMI policy to be maintained in full force and effect on each covered mortgage loan and to act on behalf of the insured concerning all actions required to be taken by the insured under each PMI policy.

     The amount of a claim for benefits under a PMI policy generally will consist of the insured portion of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest and reimbursement of some expenses, less

          o  all rents or other payments collected or received by the insured--other than the proceeds of hazard insurance--that are derived from or are in any way related to the mortgaged property,

          o  hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

          o  amounts expended by the Servicer but not approved by the mortgage insurer, and

          o  unpaid premiums.

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     As conditions precedent to the filing of or payment of a claim under a PMI policy, the insured generally will be required to, in the event of default by the borrower

          o  advance or discharge all hazard insurance premiums and, as necessary and approved in advance by the mortgage insurer,

               o  real estate property taxes,

               o  all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged
                  property in at least as good a condition as existed at the effective date of the PMI policy, ordinary wear and tear
                  excepted,

               o  property sales expenses,

               o  any outstanding liens on the mortgaged property, and

               o  foreclosure costs, including court costs and reasonable attorneys' fees,

          o  in the event of any physical loss or damages to the mortgaged property, have restored and repaired the mortgaged property to at least as good a condition as existed at the effective date of the
             PMI policy, ordinary wear and tear excepted, and

          o  tender to the mortgage insurer good and merchantable title to and possession of the mortgaged property.

     Other provisions and conditions of each PMI policy generally will provide that:

          o  no change may be made in the terms of the mortgage loan without the consent of the mortgage insurer;

          o  written notice must be given to the mortgage insurer within ten days after the insured becomes aware that a borrower is delinquent in the payment of two scheduled payments due under the mortgage loan or that any proceedings affecting the borrower's interest in the mortgaged property have been commenced;

          o  the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

          o  the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price specified in the third bullet point at least 15 days prior to the sale of the

                                       71

             mortgaged property by foreclosure, and bid this amount unless the mortgage insurer specifies a lower or higher amount;

          o  the insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the mortgage insurer, provided that the ability of the insured to assign specified rights to the mortgage insurer are not impaired or the specified rights of the mortgage insurer are not adversely affected;

          o  the insured agrees that the mortgage insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter; and

          o  under most policies, the mortgage insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts--including error or omission--by some persons, or claims involving or arising out of the negligence of persons if this negligence is material either to the acceptance of the risk or to the hazard assumed by the mortgage insurer.

Pool Insurance

     If any mortgage loan is not covered by a full coverage insurance policy or other credit enhancement, the Depositor may obtain a pool insurance policy to cover loss by reason of default by the borrowers of all or a portion of the mortgage loans included in your Issuing Entity to the extent not covered by a
PMI policy. The Servicer must maintain the pool insurance policies, if any, for your series and will present claims to the insurer on your behalf.

     The amount and principal terms of the pool insurance policy, if any, will be specified in the accompanying prospectus supplement. A pool insurance policy will not be a blanket policy against loss, because claims may only be made for particular defaulted mortgage loans and only upon satisfaction of certain conditions.

Hazard Insurance Policies

     Standard Hazard Insurance Policies

     The Servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the Servicer under any standard hazard insurance policy--less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer--will be deposited to the Custodial Account or the Payment Account.

                                       72

     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans' standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism.
This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by the U.S. Department of Housing and Urban Development ("HUD")
pursuant to the National Flood Insurance Act of 1968, the Servicer will cause flood insurance to be maintained for such properties.

     The standard hazard insurance policies covering mortgaged properties typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage--generally 80%
to 90%--of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured's coverage falls below this percentage, the clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of the actual cash value--the replacement cost less physical depreciation--of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

     Any losses incurred with respect to mortgage loans due to uninsured risks--including earthquakes, mudflows and floods--or insufficient hazard insurance proceeds may reduce the value of the assets included in your Issuing
Entity to the extent these losses are not covered by the special hazard insurance policy and could affect payments to you.

     Special Hazard Insurance Policy

     A special hazard insurance policy may be obtained with respect to the mortgage loans included in your Issuing Entity. The amount and principal terms of any such coverage will be set forth in the prospectus supplement. A special hazard insurance policy generally will protect you from

          o  loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your Issuing Entity caused by certain hazards--including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows--not covered by the standard hazard insurance policies,
             and

                                       73

          o  loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

     Any special hazard insurance policy, however, generally will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the accompanying prospectus supplement.

     The Servicer will be obligated to maintain the special hazard insurance policy in full force and effect. The Servicer also will be required to present claims, on behalf of the Trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims. See "Servicing of the Assets--Maintenance of
Insurance Policies; Insurance Claims and Other Realization Upon Defaulted
Assets" in this prospectus.

     Partially or entirely in lieu of a special hazard insurance policy, the
Depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the
Trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to Issuing Entities for other series of Securities or that secure other asset-backed securities obligations issued by the Depositor or one of its affiliates. However, the extension of coverage--and the corresponding assignment of the special hazard insurance policy--to any other series or other Securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading, withdrawal or qualification of the credit rating of any outstanding Securities of your series. The Depositor may also elect to insure against special hazard losses by the delivery of additional assets to your Issuing Entity rather than through a special hazard insurance policy or special hazard fund.

Borrower Bankruptcy Insurance on the Assets

     In the event of a personal bankruptcy of a borrower, the bankruptcy court may establish the value of the secured property of the borrower at an amount less than the then-outstanding principal balance of the asset secured by the secured property. The amount of the secured debt could be reduced to this value, and the holder of the asset would become an unsecured creditor to the extent the outstanding principal balance of asset exceeds the value so assigned to the secured property by the bankruptcy court. In addition, other modifications of the terms of an asset can result from a bankruptcy proceeding. See "Certain
Legal Aspects of the Assets--Anti-Deficiency Legislation and Other Limitations
on Lenders" in this prospectus.

     Losses resulting from a bankruptcy proceeding affecting assets may be covered by borrower bankruptcy insurance or any other instrument that will not result in a downgrading, withdrawal or qualification of the credit rating of your Securities by any rating agency. The amount and term of any borrower bankruptcy insurance, which will be specified in the accompanying prospectus

                                       74

supplement, must be acceptable to each rating agency rating your Securities.
Subject to the terms of the borrower bankruptcy insurance, the Issuing Entity may have the right to purchase any asset if a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of the asset plus accrued and unpaid interest. In the alternative, partially or entirely in lieu of borrower bankruptcy insurance, to the extent specified in the accompanying prospectus supplement, the Depositor may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency rating your Securities in an initial amount acceptable to each rating agency. This deposit will be credited to a borrower bankruptcy fund or similar fund or account, including a fund or account that may also provide coverage for special hazard losses, and the
Trustee will be able to draw on the fund or account to recover losses that would be insured against by borrower bankruptcy insurance. The borrower bankruptcy fund or account may or may not constitute a part of your Issuing Entity. The amount of the borrower bankruptcy insurance or deposit may be reduced as long as any reduction will not result in a downgrade, withdrawal or qualification of the credit rating of any Securities in your series. The borrower bankruptcy insurance or any borrower bankruptcy fund may insure against losses on assets assigned to Issuing Entities for other series of Securities or that secure other asset-backed Securities issued by the Depositor or one of its affiliates.
However, the extension of coverage--and corresponding assignment of the borrower bankruptcy insurance or borrower bankruptcy fund--to any other series or
Securities may not result in the downgrading, withdrawal or qualification of the credit rating of any Securities of your series. The Depositor may elect to deposit or cause to be deposited additional assets to your Issuing Entity in lieu of obtaining borrower bankruptcy insurance or establishing a borrower bankruptcy fund.

Fidelity Bonds and Errors and Omissions Insurance

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement or Transfer and Servicing Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The related
Pooling and Servicing Agreement or Transfer and Servicing Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in the Pooling and Servicing Agreement or Transfer and
Servicing Agreement are met.

                                       75

                         ORIGINATION AND SALE OF ASSETS

General

     The Sponsor or its affiliates have purchased the assets, directly or indirectly, from various lenders that have originated the assets (the
"Originator" or "Originators"). The assets that the Depositor acquires will have been originated in accordance with the underwriting criteria specified under "--
Origination of the Assets and Underwriting Standards" below or such other underwriting criteria as are specified in the related prospectus supplement.

     If any Originator or group of affiliated Originators originated 10% or more of the mortgage loans or other assets in an Issuing Entity, the applicable prospectus supplement will disclose the identity of the Originator, and, if such
Originator or group of affiliated Originators originated 20% or more of the mortgage loans or other assets, the applicable prospectus supplement will provide information about the Originator's form of organization and, to the extent material, a description of the Originator's origination program and how long it has been engaged in originating mortgage loans or other assets of the same type.

     An Originator or an affiliate may act as a Servicer of assets included in your Issuing Entity or an unrelated party may act as Servicer.

Origination of the Assets and Underwriting Standards

     Underwriting Standards for Mortgage Loans

     The Depositor expects that the Originator of each of the mortgage loans will have applied, consistent with applicable federal, state and local laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The Depositor expects that any FHA loan or VA loan will have been originated in compliance with the underwriting policies of the FHA or
VA, respectively. The underwriting criteria applied by the Originators of the mortgage loans included in a pool may vary significantly among Originators. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the Depositor, that were applied by the Originators of the mortgage loans. In most cases, the Depositor will have less detailed information concerning the origination of seasoned mortgage loans than it will have concerning newly-originated mortgage loans.

     The underwriting standards of any particular Originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the mortgage loan is in substantial compliance with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

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     Mortgage loans may have been originated over the internet, or acquired by the Depositor or the Sponsor pursuant to a purchase that was arranged over the internet.

     Single Family and Multifamily Mortgage Loans
     --------------------------------------------

     Except as provided below or in the related prospectus supplement, the mortgage credit approval process for one- to four-family residential loans follows a standard procedure that generally complies with Freddie Mac and Fannie
Mae regulations and guidelines, except that certain mortgage loans may have higher loan amount and qualifying ratios, and applicable federal and state laws and regulations. The credit approval process for cooperative loans follows a procedure that generally complies with applicable federal and state laws and regulations and applicable Fannie Mae regulations and guidelines, except for the loan amounts and qualifying ratios and documentation requirements. The
Originator of a mortgage loan generally will review a detailed credit application by the prospective borrower designed to provide pertinent credit information, including a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the prospective borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, an employment verification generally is obtained from the prospective borrower's employer wherein the employer reports the length of employment with that organization, the current salary, and gives an indication as to whether it is expected that the prospective borrower will continue such employment in the future. If the prospective borrower is self-employed, he or she may be required to submit copies of signed tax returns. The prospective borrower may also be required to authorize verification of deposits at financial institutions. In certain circumstances, other credit considerations may cause the Originator or Depositor not to require some of the above documents, statements or proofs in connection with the origination or purchase of certain mortgage loans.

     An appraisal generally will be required to be made on each residence to be financed. Such appraisal generally will be made by an appraiser who meets Fannie
Mae requirements as an appraiser of one- to four-family residential properties.
The appraiser is required to inspect the property and verify that it is in good condition and that, if new, construction has been completed. The appraisal generally will be based on the appraiser's judgment of value, giving appropriate weight to both the market value of comparable homes and the cost of replacing the residence. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

          o  a statistical valuation;

          o  a broker's price opinion;

          o  the tax assessment; or

          o  a drive-by appraisal or other certification of value.

     Based on the data provided, certain verifications and the appraisal, a determination is made by the Originator as to whether the prospective borrower has sufficient monthly income available to meet the prospective borrower's monthly obligations on the proposed loan and other expenses related to the

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residence, such as property taxes, hazard and primary mortgage insurance and, if applicable, maintenance, and other financial obligations and monthly living expenses. Each Originator's lending guidelines for conventional mortgage loans generally will specify that mortgage payments plus taxes and insurance and all monthly payments extending beyond one year, including those mentioned above and other fixed obligations, such as car payments, would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will be applied only to the payments to be made during the first year of the loan. Other credit considerations may cause an Originator to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The mortgaged properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the borrower but rather must look solely to the property for repayment in the event of foreclosure. Lenders' underwriting standards applicable to all states, including anti-deficiency states, typically require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding loan balance.

     Certain of the types of mortgage loans that may be included in the mortgage pools may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GPM Loans, Payment Option ARMs with potential negative amortization, and Interest-Only Loans provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger monthly payments in subsequent years. In some instances the borrower's income may not be sufficient to enable it to continue to make scheduled loan payments as such payments increase.

     To the extent specified in the related prospectus supplement, the Depositor may purchase mortgage loans for inclusion in an Issuing Entity that are underwritten under standards and procedures which vary from and are less stringent than those described in this prospectus. For instance, mortgage loans may be underwritten under a "limited documentation" program if stated in the related prospectus supplement. With respect to these mortgage loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the Originator and such mortgage loans may be underwritten primarily on the basis of an appraisal of the mortgaged property or cooperative dwelling and the loan-to-value ratio at origination. Thus, if the loan-to-value ratio is less than a percentage specified in the related prospectus supplement, the Originator may forego certain aspects of the review relating to monthly income, and traditional ratios of monthly or total expenses to gross income may not be considered.

     Other examples of underwriting standards that may be less stringent than traditional underwriting standards include standards applied to investment properties, loans with high loan-to-value ratios and no primary mortgage insurance, and loans made to borrowers with imperfect credit histories. Loans with high loan-to-value ratios and no primary mortgage insurance are underwritten with an emphasis on the creditworthiness of the related borrower and with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

     The loan-to-value ratio of a mortgage loan will be equal to:

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          o  the original principal amount of the mortgage loan divided by the lesser of the "appraised value" or the sales price for the mortgaged property; or

          o  such other ratio as described in the related prospectus supplement.

     The underwriting standards for mortgage loans secured by multifamily properties will be described in the related prospectus supplement.

     Mixed Use Mortgage Loans
     ------------------------

     The underwriting procedures and standards for mixed use mortgage loans included in a mortgage pool will be specified in the related prospectus supplement to the extent such procedures and standards are known or available.
Such mortgage loans may be originated in contemplation of the transactions described in this prospectus and the related prospectus supplement or may have been originated by third parties and acquired by the Sponsor or its affiliates directly or through its affiliates in negotiated transactions.

     The majority of Originators of mixed use mortgage loans will have applied underwriting procedures intended to evaluate, among other things, the income derived from the mortgaged property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures to determine its ability to recognize and respond to problems, and its accounting procedures to determine cash management ability, the borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral.

     If stated in the related prospectus supplement, the adequacy of a mixed use property as security for repayment will generally have been determined by an appraisal by an appraiser selected in accordance with pre-established guidelines established by or acceptable to the loan Originator. If stated in the related prospectus supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. The appraisal will have been based upon a cash flow analysis and/or a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property, or such other factors that are described in the applicable prospectus supplement.

     No assurance can be given that values of any Mixed Use Properties in a mortgage pool have remained or will remain at their levels on the dates of origination of the related mortgage loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on
Mixed Use Properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of any mixed use mortgage loans and any additional financing on the related mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses on such mortgage loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the forms of credit enhancement described in this prospectus, they will be borne by the securityholders of the series. Even where credit enhancement covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience

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on the related mortgage loans, thus shortening Weighted Average Life and affecting yield to maturity.

Qualifications of Unaffiliated Originators

     Each Originator unaffiliated with the Depositor must be an institution experienced in originating conventional mortgage loans and/or FHA Loans or VA
Loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate those loans, or have such other origination or servicing experience as may be specified in the related prospectus supplement.

Representations and Warranties; Repurchases

     Unless otherwise specified in the prospectus supplement, each Originator that sells assets directly or indirectly to the Sponsor will make certain representations and warranties in respect of the mortgage loans sold by that
Originator. These representations and warranties generally will include, among other things:

          o  that the Originator had good and marketable title to each mortgage loan sold by it;

          o  that the mortgage loan was underwritten in accordance with the underwriting guidelines disclosed to the Sponsor;

          o  that each mortgage loan was originated in material compliance with all applicable laws, rules and regulations;

          o  that each mortgage loan was originated by the Originator or a banking institution supervised by a federal or state authority, or by a mortgagee approved as such by HUD;

          o  that the Originator did not use adverse selection procedures in determining which mortgage loans to sell to the Sponsor;

          o  that each mortgage loan and related security agreement are enforceable against the borrower;

          o  with respect to each mortgaged property, that title insurance, or in the case of mortgaged properties located in areas where such policies are generally not available, an attorney's certificate of title, and any required hazard and primary mortgage insurance was effective at the origination of each mortgage loan, and that each policy, or certificate of title, remained in effect on the date of sale of the mortgage loan to the Sponsor;

          o  with respect to each mortgaged property or other secured property, that each mortgage or security interest constituted a valid first lien, or, if applicable, a more junior lien, on such property, subject only to customary or immaterial exceptions;

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          o  with respect to each mortgaged property or other secured party, that there were no mechanics liens, tax liens or other liens or assessments on the property at the time of sale;

          o  to the best of the Originator's knowledge, the mortgaged property or other secured property was free from damage and in good repair on the date of sale;

          o  no residential mortgage loan asset had a loan-to-value ratio in excess of 100% at the time of origination;

          o  that no asset was more than some number of days delinquent as of the date of sale; and

          o  that the borrower holds good and marketable title to the mortgaged property or other secured property;

     With respect to a cooperative loan, the Originator will represent and warrant that:

          o  the security interest created by the cooperative security agreements constituted a valid first lien, or, if applicable, a more junior lien, on the collateral securing the cooperative loan, subject to the right of the related cooperative to cancel shares and terminate the proprietary lease for unpaid assessments and to the lien of the related cooperative for unpaid assessments representing the borrower's pro rata share of the cooperative's payments for its mortgage, current and future real property taxes, maintenance charges and other assessments to which like collateral is commonly subject; and

          o  the related cooperative apartment was free from damage and was in good repair.

     The representations and warranties of an Originator in respect of an asset generally will have been made as of the date on which that Originator sold the asset to the Sponsor or its affiliate. A substantial period of time may have elapsed between such date and the cut-off with respect to an issuance of a series of Securities evidencing an interest in that asset. In connection with the assignment of the Originator's representations and warrantees for the benefit of a series of Securities, the Sponsor generally will "bring down" those representations that could involve a change in condition due to the lapse of time. In addition, the Sponsor may make limited representations that duplicate those of the Originator. Other than as to its authority to sell the assets, the
Depositor generally will not make representations and warranties with respect to the mortgage loans.

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     Upon the discovery of the breach of any representation or warranty made by an Originator or the Sponsor in respect of a mortgage loan that materially and adversely affects the interests of the securityholders of the related series, the Originator or the Sponsor, as the case may be, will be obligated to repurchase the mortgage loan at a purchase price equal to 100% of the scheduled principal balance thereof at the date of repurchase or, in the case of a series of Certificates as to which the Depositor has elected to treat the related trust fund as a REMIC, as defined in the Code, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest on the asset, to the first day of the month following the repurchase, and the amount of any unreimbursed advances made with regard to that mortgage loan. The Trustee, or the Securities
Administrator or Master Servicer on behalf of the Trustee, will be required to enforce this obligation for the benefit of the securityholders, following the practices it would employ in its good faith business judgment were it the owner of that mortgage loan. Subject to the right, if any, and the ability of the
Originator or the Sponsor to substitute for certain mortgage loans, this repurchase obligation constitutes the sole remedy available to the securityholders of the related series for a breach of representation or warranty by an Originator or the Sponsor.

     If stated in the related prospectus supplement, if the Originator, the
Sponsor or Depositor discovers or receives notice of any breach of its representations and warranties relating to an mortgage loan within two years of the date of the initial issuance of the Securities, or other period as may be specified in the related prospectus supplement, the Originator, the Sponsor or
Depositor may remove that mortgage loan from the trust fund, rather than repurchase the asset as provided above, and substitute in its place a substitute asset. This repurchase or substitution obligation constitutes the sole remedy available to the securityholders or the Trustee for any breach of representation.

     No assurance can be given that Originators or the Sponsor will carry out their respective repurchase obligations with respect to mortgage loans. Neither the Depositor nor the Sponsor will be obligated to repurchase mortgage loans if the Originator fails to do so unless it has also breached a representation with respect to that mortgage loan.

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                             SERVICING OF THE ASSETS

General

     One or more Servicers will provide customary servicing functions with respect to the assets pursuant to the Pooling and Servicing Agreement, the
Transfer and Servicing Agreement or separate servicing agreements, as set forth in the related prospectus supplement which will be assigned to the Trustee. The applicable prospectus supplement will identify (i) any Master Servicer, (ii)
each Servicer affiliations with the other parties to the securitization transaction, (iii) each Servicer that services 10% or more of the mortgage loans and (iv) any other material Servicer that is responsible for performing an aspect of the servicing on which the performance of the related mortgage loans or Securities are materially dependent.

     For certain series, a Master Servicer may oversee the performance of the
Servicers. Upon the default of any Servicer for any such series, the Master
Servicer will assume, or cause another Servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted Servicer.
For purposes of the following discussion, the Master Servicer is deemed to be a
Servicer. The Servicers may be entitled to withhold their servicing fees and other fees and charges from remittances of payments received on the mortgage loans they service.

     Each Servicer generally will be approved by Fannie Mae or Freddie Mac. In addition, the Servicer likely will be evaluated by the Master Servicer, who will review the credit of the Servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and will evaluate the ability of the
Servicer to conform with required servicing procedures. Once a Servicer has been evaluated, the Master Servicer, if any, will continue to monitor on a regular basis the financial position and servicing performance of the Servicer.

     The duties to be performed by the Servicers include collection and remittance of principal and interest payments on the assets, administration of escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the assets. Each Servicer also will provide necessary accounting and reporting services to the Trustee, and if applicable, the Master Servicer. Each Servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the Master
Servicer, some servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer.

     A Master Servicer may administer and supervise the performance by the
Servicers of their duties and responsibilities. The Master Servicer may be entitled to receive a portion of the interest payments on the assets included in your Issuing Entity to cover its fees as Master Servicer. In addition or in the alternative, the Master Servicer may be entitled to the investment earnings on one or more accounts established with respect to the Trust Fund.

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Remittance of Payments on Mortgage Loans

     Each Servicer will be required to establish and maintain one or more separate, insured custodial accounts into which the Servicer will deposit within two Business Days payments of principal and interest received with respect to mortgage loans serviced by it. These amounts will include Principal Prepayments
(may include Prepay Penalties), insurance proceeds and liquidation proceeds, any advances by the Servicer, and proceeds of any mortgage loans repurchased from your Issuing Entity for defects in documentation, breach of representations or warranties or otherwise.

     The amount on deposit in any Custodial Account will be invested in eligible investments, typically for the account of the Servicer establishing the Account.

     On each Servicer Remittance Date, which will be identified in the accompanying prospectus supplement, each Servicer will be required to remit to the Account amounts advanced by the Servicer that were due during the applicable
Due Period, Principal Prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the Servicer. To the extent that a borrower prepays an asset in full or an asset is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the Servicer may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the servicing fee which is owed to the Servicer, as applicable (any such payment shall constitute a "Compensating Interest
Payment"). The Master Servicer will withdraw from the Custodial Account and remit to the Payment Account those amounts allocable to the available distribution for the Payment Date. In addition, there will be deposited in the
Payment Account for your series advances of principal and interest made by the
Servicer or the Master Servicer and any insurance, guarantee or liquidation proceeds--including amounts paid in connection with the purchase of defective assets from your Issuing Entity--to the extent these amounts were not deposited in the custodial account or received and applied by the Servicer or the Master
Servicer.

     On each Determination Date, the Servicer will furnish to the Trustee a statement setting forth required information concerning the assets included in your Issuing Entity.

Advances

     Unless otherwise specified in the related prospectus supplement, each
Servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan,

          o  delinquent payments of principal and interest on the mortgage loans,

          o  delinquent payments of taxes, insurance premiums, and other escrowed items, and

          o  foreclosure costs, including reasonable attorneys' fees.

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The Servicer or any other party will not be obligated to make advances with respect to the final payment of any Balloon Mortgage Loan or any shortfall of interest on a mortgage loan resulting from the servicemember's Civil Relief Act or a deficient valuation in connection with a borrower's bankruptcy. The failure of a Servicer to make advances may constitute a default for which the Servicer may be terminated. Upon a default by the Servicer, the Master Servicer or the
Trustee may be required to make advances to the extent necessary to make required payments on your Securities, provided that the advancing party deems the amounts to be recoverable. Alternatively, the Depositor may obtain an endorsement to a pool insurance policy that obligates the insurer to advance delinquent payments of principal and interest. The insurer would only be obligated under an endorsement to the extent the borrower fails to make a payment and the Servicer fails to make a required advance. The Servicer may agree to reimburse the insurer for any sums the insurer pays under an endorsement.

     The advance obligation of the Servicer, Master Servicer, Trustee or the insurer may be further limited to an amount specified by the rating agencies rating your Securities. Any advances by the Servicers, the Trustee or the insurer, as the case may be, must be deposited into the Custodial Account or the
Payment Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced will be reimbursable out of future payments on the assets, insurance proceeds and liquidation proceeds of the assets for which these amounts were advanced. If an advance made by a Servicer,
Master Servicer or the Trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the Pooling and Servicing Agreement or Transfer and Servicing Agreement, a Servicer, Master Servicer or the Trustee,
as the case may be, will be entitled to reimbursement from funds in the
Custodial Account or the Payment Account (including collections in respect of other assets) prior to the distribution of payments to you.

     Any advances made by a Servicer, Master Servicer or the Trustee are intended to enable the Trustee to make timely payment of the scheduled payments of principal and interest on your Securities. However, none of the Servicer, the
Master Servicer or the Trustee will insure or guarantee your Securities or the assets included in your Issuing Entity.

Withdrawals from the Payment Account

     A Trustee (or other entity acting in such capacity) may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make withdrawals from the Payment Account for each Issuing Entity for any of the following purposes:

     (i)  to make payments to the securityholders on each Payment Date;

     (ii) to reimburse a Servicer for unreimbursed amounts advanced as described under "Servicing of the Assets--Advances," such reimbursement to be made out of amounts received which were identified and applied by the
          Servicer as late collections of interest (net of related servicing fees) and principal of the particular assets with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to such assets, to the extent not previously withdrawn by the Servicer from the Custodial Account;

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     (iii)  to reimburse a Servicer and Master Servicer for unpaid servicing fees and master servicing fees, respectively, earned and certain unreimbursed servicing expenses incurred with respect to assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular assets and
            properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit
            enhancement with respect to such assets and properties, to the extent not previously withdrawn by the Servicer from the Custodial
            Account;

     (iv)   to reimburse the Trustee, a Servicer or Master Servicer, as the case may be, for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the
            Trustee's, Servicer's or Master Servicer's, as applicable, good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other assets to the extent not previously withdrawn by the Servicer from the Custodial Account;

     (v)    to reimburse a Servicer, Master Servicer or other transaction parties, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby;

     (vi)   if and to the extent described in the related prospectus supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Master Servicer's or other transaction parties' fees;

     (vii)  to pay itself interest earned on funds deposited in the Custodial
            Account;

     (viii) to pay for costs reasonably incurred in connection with the proper management and maintenance of any mortgaged property or secured personal property acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

     (ix)   if one or more elections have been made to treat the Issuing Entity or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Issuing Entity or its assets or transactions, as and to the extent described under "Federal Income
            Tax Considerations--REMIC Certificates" in this prospectus;

     (x)    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted asset or a property acquired in respect thereof in connection with the liquidation of such asset or property;

     (xi)   to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement for the benefit of
            securityholders;

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     (xii)  to pay for the costs of recording the related servicing agreement if such recordation materially and beneficially affects the interests of securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the warranting party to remedy any breach of representation or warranty under the servicing agreement;

     (xiii) to pay the person entitled thereto any amounts deposited in the
            Payment Account in error, including amounts received on any asset after its removal from the Issuing Entity whether by reason of purchase or substitution;

     (xiv)  to make any other withdrawals permitted by the related Pooling and
            Servicing Agreement or Transfer and Servicing Agreement; and

     (xv)   to clear and terminate the Payment Account at the termination of the
            Issuing Entity.

     The Servicer shall keep and maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from
Custodial Account.

Collection and Other Servicing Procedures

     Each Servicer, directly or through other Servicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your Issuing Entity and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise provided in the prospectus supplement, provided such procedures are consistent with:

          o  the terms of the related Servicing Agreement and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related Issuing Entity;

          o  applicable law; and

          o  the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     The Servicer may waive, modify, or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any homeowner if in the Servicer's reasonable and prudent determination, consistent with accepted servicing practices, such waiver, modification, postponement or indulgence is not materially adverse to the Issuing Entity or the securityholders; provided, however, the Servicer shall not extend the due dates for scheduled monthly payments on a mortgage loan beyond the final maturity for the related Securities.

     The note or security instrument used in originating a conventional mortgage loan may contain a "due-on-sale" clause. The Servicer will be required to use reasonable efforts to enforce "due-on-sale" clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which

                                       87

mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the Servicer will be authorized, on behalf of the Trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the Servicer, on behalf of the Trustee as holder of the note, will release the original borrower from liability under the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable interest rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the Servicer as additional servicing compensation.

     Each Servicer will, to the extent permitted by law and required by the related loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums, standard hazard insurance premiums and other comparable items. Some Servicers may provide insurance coverage acceptable to the Servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the
Servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The Servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists.

Custody

     Unless otherwise specified in the prospectus supplement, the files and documents related to the mortgage loans will be held by an entity independent of the Sponsor and the Depositor. The custodian will be identified in the related prospectus supplement, and will be obligated to retain custody of the mortgage loan files (except when required for servicing) in secure and fire-resistant facilities.

Interim Servicers

     A Pooling and Servicing Agreement, Transfer and Servicing Agreement or
other servicing agreement may provide for certain interim servicers. Each interim servicer will service the mortgage loans for such period of time and pursuant to such terms as specified in the related Pooling and Servicing
Agreement, Transfer and Servicing Agreement or other servicing agreement. Each interim servicer will be entitled to such compensation as designated in the related servicing agreement.

     In the event an interim servicer meets the thresholds provided in Item
1108(a)(3) of Regulation AB (17 C.F.R. ss. 229.1108), the applicable prospectus supplement will provide the disclosure required by Items 1108(b) and (c) of
Regulation AB (17 C.F.R. ss. 229.1108).

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Subservicers

     A Servicer may delegate its servicing obligations in respect of the mortgage loans to subservicers, but such Servicer will remain obligated under the related servicing agreement. Each subservicing agreement between a Servicer and a subservicer must be consistent with the terms of the related Pooling and
Servicing Agreement, Transfer and Servicing Agreement or other servicing agreement and must provide that, if for any reason the Servicer for the related series of Securities is no longer acting in such capacity, the Trustee, Master
Servicer or any successor Master Servicer may assume the Servicer's rights and obligations under such agreement.

     Unless otherwise provided in the related prospectus supplement, the
Servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the Servicer's compensation pursuant to the related servicing agreement is sufficient to pay such fees.

     In the event a Servicer appoints a subservicer that meets the thresholds provided in Item 1108(a)(3) of Regulation AB (17 C.F.R. ss. 229.1108), the
applicable prospectus supplement will provide the disclosure required by Items
1108(b) and (c) of Regulation AB (17 C.F.R. ss. 229.1108). In the event that such appointment occurs after the issuance of the related series of Securities, the Depositor will report such appointment on Form 8-K.

Maintenance of Insurance Policies; Insurance Claims and Other Realization upon
Defaulted Mortgage Loans

     The Servicer will maintain a standard hazard insurance policy on each mortgaged property or secured personal property in full force and effect as long as the coverage is required and will pay the premium on a timely basis.

     If applicable, the Servicer will be required to maintain any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy in full force and effect throughout the term of your Issuing Entity, subject to payment of premiums by the Trustee. The Servicer will be required to notify the Trustee to pay from amounts in your Issuing Entity the premiums for any special hazard insurance policy, any borrower bankruptcy insurance and any pool insurance policy for your series on a timely basis. Premiums may be payable on a monthly basis in advance, or on any other payment schedule acceptable to the insurer. In the event that the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the Master Servicer or the Trustee may obtain from another insurer a comparable replacement policy with a total coverage equal to the then existing coverage (or a lesser amount if the Master Servicer or the Trustee, as the case may be, confirms in writing with the rating agencies that the lesser amount will not impair the rating on your Securities) of the special hazard insurance policy, the borrower bankruptcy insurance or the pool insurance policy. However, if the cost of a replacement policy or bond is greater than the cost of the policy or bond that has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond that was terminated.

                                       89

     The Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain this insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to this borrower's cooperative dwelling or this cooperative's building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

     The Servicer, Master Servicer or Trustee will present claims to the insurer under any insurance policy applicable to the assets and will take reasonable steps as are necessary to permit recovery under the insurance policies.

     If any property securing a defaulted asset is damaged and the proceeds, if any, from the standard hazard insurance policy or any special hazard insurance policy are insufficient to restore the damaged mortgaged property or other secured property to the condition to permit recovery under the mortgage insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines that these expenses will be recoverable to it through liquidation proceeds or insurance proceeds.

     If recovery under a mortgage insurance policy or from additional assets is not available, the Servicer nevertheless will be obligated to follow standard practice and procedures to realize upon the defaulted mortgage loan. In this regard, the Servicer will sell the mortgaged property pursuant to foreclosure,
Trustee's sale or, in the event a deficiency judgment is available against the borrower or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any liquidation proceedings are less than the unpaid principal balance or asset value of the defaulted mortgage loan, there will be a reduction in the value of the assets of your Issuing Entity such that you may not receive payments of principal and interest on your Securities in full.

Evidence as to Servicing Compliance

     Each Servicer, Master Servicer and Securities Administrator, as applicable, will deliver annually to the Trustee, Securities Administrator or Master
Servicer, as applicable, on or before the date specified in the applicable servicing agreement, an officer's certificate stating that (i) a review of the
Servicer's, Master Servicer's or Securities Administrator's activities during the preceding calendar year and of performance under the applicable servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, the Servicer, Master
Servicer or Securities Administrator has fulfilled all its obligations under the applicable Pooling and Servicing Agreement or underlying servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and/or other assets comprising a trust fund will deliver annually to the Depositor and the Trustee

                                       90

(or the Securities Administrator), a report that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17
C.F.R. ss. 229.1122) (an "Assessment of Compliance"). Each party which is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report of a registered public accounting firm prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria (an "Attestation Report").

     The Assessment of Compliance must contain the following:

     o  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     o  a statement that the party used the criteria in Item 1122(d) of
        Regulation AB to assess compliance with the applicable servicing criteria;

     o  the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party;
        and

     o  a statement that a registered public accounting firm has issued an
        Attestation Report on the party's Assessment of Compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Servicer Compensation

     Unless otherwise specified in the related prospectus supplement, the
Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Issuing Entity property. Since a Servicer's primary compensation is a percentage of the principal balance of each mortgage loan, such amounts will decrease in accordance with the amortization of such mortgage loan. The prospectus supplement with respect to a series of Securities evidencing interests in an Issuing Entity that includes mortgage loans may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment penalties collected from borrowers and any interest or other income which may be earned on funds held in any account held by any Servicer pursuant to the Pooling and Servicing
Agreement, Transfer and Servicing Agreement or Servicing Agreement.

     The Servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Issuing Entity property, including, without limitation, payment of the fees and disbursements of the independent accountants and payment of expenses incurred in connection with payments and reports to securityholders. Certain other expenses, including certain expenses relating to defaults and liquidations on the assets and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the Issuing Entity.

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     If and to the extent provided in the related prospectus supplement, the
Servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any assets in the related Issuing Entity during the Prepayment Period prior to their due dates therein.

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              CERTAIN TERMS OF THE POOLING AND SERVICING AGREEMENT,
             THE TRANSFER AND SERVICING AGREEMENT AND THE INDENTURE

The Agreements

     The following discussion summarizes the material provisions of the Pooling and Servicing Agreement (with respect to a series of Certificates) and the
Transfer and Servicing Agreement and Indenture (with respect to a series of
Notes). When particular provisions or terms used in the agreements are referred to, the actual provisions are incorporated by reference in this prospectus as part of these discussions.

The Trustee

     The Trustee under each Pooling and Servicing Agreement, Transfer and
Servicing Agreement or Indenture will be named in the related prospectus supplement. The Trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. The
Trustee must be an institution insured by the FDIC, have combined capital and surplus of at least $50,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the Trustee may not be an affiliate of the Depositor or the Servicer, the Depositor or a Servicer may
maintain normal banking relations with the Trustee if the Trustee is a depository institution.

     The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer and the Servicer within 90 days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the Pooling and Servicing Agreement or Indenture. If at any time the Trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the
Securities, or the Trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Pooling and Servicing Agreement,
Transfer and Servicing Agreement, or the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the Depositor may remove the
Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the
Trustee, remove the Trustee without cause and appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Owner Trustee under an Owner Trust Agreement will be named in the related prospectus supplement.

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     The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture, Pooling and Servicing Agreement or
Transfer and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of
Securities covered by such agreement, unless such securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Administration of the Issuing Entity

     The Trustee, Master Servicer, or a designee shall act as administrator of an Issuing Entity and therefore will be responsible under the applicable agreement for providing general administrative services to an Issuing Entity including, among other things:

          o  oversight of payments received on assets;

          o  monitoring the amounts on deposit in various Issuing Entity accounts;

          o  calculation of the amounts payable to securityholders on each
             Payment Date;

          o  preparation of periodic reports to the Trustee(s) or the securityholders with respect to the foregoing matters;

          o  preparation of federal, state and local, if applicable, tax and information returns; and

          o  preparation of reports, if any, required under the Exchange Act.

Master Servicer

     The Pooling and Servicing Agreement or the Transfer and Servicing Agreement
may designate a person to act as Master Servicer with respect to each series of
Securities. In respect of transactions in which Notes are issued, such parties may be designated in separate agreements. The entity serving as Master Servicer may be an affiliate of the Depositor or the Trustee and may have normal business relationships with the Depositor or the Depositor's affiliates.

     In the event that a Servicer is terminated or resigns, the Master Servicer is responsible to perform or cause to be performed the servicing obligations of the former Servicer until a successor Servicer is appointed. The Master
Servicer's obligations to act as a Servicer following the termination of a servicing agreement will not, however, require the Master Servicer to purchase assets from the Issuing Entity due to a breach by the Servicer of a representation or warranty under its servicing agreement, purchase from the
Issuing Entity any converted asset, or advance payments of principal and interest on a delinquent asset or make servicing advances in respect of the assets in excess of the Master Servicer's independent advance obligation under the Pooling and Servicing Agreement or Transfer and Servicing Agreement.

     The Master Servicer will be required to supervise and administer the performance of one or more Servicers. In addition, the Master Servicer may be obligated to make advances of delinquent payments of principal and interest on

                                       94

the assets or servicing advances to the extent that the related Servicer fails to make an advance as required pursuant to the related servicing agreement;
provided that the Master Servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance.

     The compensation of the Master Servicer with regard to a particular series will be set forth in the related prospectus supplement. The Master Servicer's compensation may be derived from a portion of the interest payable on the assets or from interest earned on various accounts, or some combination of the foregoing.

     The Master Servicer for a series may resign from its obligations and duties under the Pooling and Servicing Agreement, Transfer and Servicing Agreement,
servicing agreement or other governing document with respect to such series with the consent of the Depositor, or if the Trustee or the Master Servicer
determines that the Master Servicer's duties under the Agreement(s) are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor Master Servicer has assumed the
Master Servicer's obligations and duties. If specified in the prospectus supplement for a series, the Depositor may appoint a stand-by Master Servicer, which will assume the obligations of the Master Servicer upon a default by the
Master Servicer.

Master Servicer Events of Default

     Unless otherwise provided in the related prospectus supplement, Master
Servicer events of default under the Pooling and Servicing Agreement or Transfer and Servicing Agreement or other document governing the obligations of the
Master Servicer in respect of a series will include, among other things,

          o  any default in the performance or breach of any covenant, agreement, representation or warranty of the Master Servicer under the Pooling and Servicing Agreement or Transfer and Servicing
             Agreement with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the Master Servicer by the Trustee or by the holders of
             Securities entitled to at least 2/3% of the aggregate voting rights,

          o  any failure by the Master Servicer to make any payment required to be made to the Trustee under the Pooling and Servicing Agreement or
             Transfer and Servicing Agreement, including any advances, and such failure continues for at least two business days,

          o  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the
             Servicer, if any, and certain actions by or on behalf of the Master
             Servicer indicating its insolvency or inability to pay its obligations, and

          o  a dissolution of the Master Servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the Master Servicer under

                                       95

             the Pooling and Servicing Agreement or Transfer and Servicing
             Agreement, assignment of rights of the Master Servicer thereunder or an assignment or a delegation of the rights or duties of the
             Master Servicer thereunder shall have occurred in any manner not otherwise permitted thereunder and without the prior written consent of securityholders entitled to at least 2/3% of the voting rights.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the Trustee shall, not later than the later of 45 days after the occurrence of any event which constitutes an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor of the applicable series notice of such occurrence, unless such default shall have been cured or waived. Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of Securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

Rights Upon Master Servicer Event of Default

     So long as an event of default with respect to the Pooling and Servicing
Agreement or Transfer and Servicing Agreement or other document governing the
Master Servicer's obligations, as applicable, remains unremedied, the Trustee may, and at the direction of the holders of a series entitled to at least 2/3 of the voting rights, as specified in the Pooling and Servicing Agreement or
Transfer and Servicing Agreement or other document governing the Master
Servicer's obligations, terminate all of the rights and obligations of the
Master Servicer under the applicable agreement. Upon termination, the Trustee will succeed to all the responsibilities, duties and liabilities of the Master
Servicer under such agreement (except that if the Trustee is to so succeed the
Master Servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated)
and will be entitled to similar compensation arrangements. In the event that the
Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint or, if the holders of Securities representing a certain percentage of the voting rights, as specified in the Pooling and
Servicing Agreement, Transfer and Servicing Agreement, Indenture or other document governing the Master Servicer's obligations, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $25,000,000 to act as successor to the Master Servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade, withdrawal or qualification of the then-current rating of the
Securities of the related series. The Trustee and such successor may agree upon the master servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under the applicable Agreement.

                                       96

     No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless

          o  such holder previously has given to the Trustee written notice of default and the continuance thereof,

          o  the holders of Notes or equity Certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity,

          o  the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity,
             and

     no direction inconsistent with such written request has been given to the
Trustee during such 60 day period by the holders of a majority of the outstanding principal balance of such class.

Servicer Events of Default

     Unless otherwise provided in the related prospectus supplement, Servicer events of default under the Pooling and Servicing Agreement or Transfer and
Servicing Agreement or other document governing the obligations of the Servicer in respect of a series will include, among other things,

          o  any default in the performance or breach of any covenant, agreement, representation or warranty of the Servicer under the
             Pooling and Servicing Agreement or Transfer and Servicing Agreement
             with respect to such series which continues unheeded for a specified period after the giving of written notice of such failure to the Servicer by the Trustee or by the Master Servicer,

          o  any failure by the Servicer to make any payment required to be made to the Trustee under the Pooling and Servicing Agreement or
             Transfer and Servicing Agreement, including any advances, and such failure continues for two business days,

          o  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the
             Servicer, if any, and certain actions by or on behalf of the
             Servicer indicating its insolvency or inability to pay its obligations,

          o  a dissolution of the Servicer, disposition of all or substantially all of its assets, consolidation with or merger into another entity that does not meet the criteria under the Agreement, sale or pledge of any of the right of the Servicer under the Pooling and Servicing
             Agreement or Transfer and Servicing Agreement, assignment of rights

                                       97

             of the Servicer thereunder or an assignment or a delegation of the rights or duties of the Servicer thereunder shall have occurred in any manner not otherwise permitted thereunder,

          o  a failure by the Servicer to comply with various licensing requirements, including its eligibility as a servicer under Fannie
             Mae or Freddie Mac guidelines, and

          o  a failure of the Servicer to provide reports and certifications as required pursuant to SEC Rules.

     Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of Securities affected by any event of default may be entitled to waive such event of default.
Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the applicable Agreement.

Rights Upon Servicer Event of Default

     So long as an event of default with respect to the Pooling and Servicing
Agreement or Transfer and Servicing Agreement or other document governing the
Servicer's obligations, as applicable, remains unremedied, the Master Servicer or the Trustee may terminate all of the rights and obligations of the Servicer under the applicable agreement. Upon termination, the Master Servicer or the
Trustee will succeed to all the responsibilities, duties and liabilities of the
Servicer under such agreement (except that if either is to so succeed the
Servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated)
and will be entitled to similar compensation arrangements. If either the Master
Servicer or the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint or, if the holders of Securities representing a certain percentage of the voting rights, as specified in the
Pooling and Servicing Agreement, Transfer and Servicing Agreement, Indenture or
other document governing the Servicer's obligations, so request in writing, it or the Depositor shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution to act as successor to the Servicer under the applicable agreement. The Depositor and such successor may agree upon the master servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the applicable Agreement.

     In certain cases, the Depositor may retain the ownership rights with respect to the servicing of the mortgage loans. In such event, it may retain a portion of the servicing compensation, and may remove the Servicer at any time.

     No noteholder or holder of an equity certificate in an owner trust generally will have any right under an Indenture or Owner Trust Agreement to institute any proceeding with respect to such agreement unless

                                       98

          o  such holder previously has given to the Trustee written notice of default and the continuance thereof,

          o  the holders of Notes or equity Certificates of any class evidencing not less than 25% of the aggregate outstanding balance with respect of such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity,

          o  the Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity,
             and

          o  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority of the outstanding principal balance of such class.

Limitation on Liability and Indemnification

     The transaction parties and their respective directors, officers, employees or agents generally shall not be liable to the securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment. The transaction parties and their respective directors, officers, employees or agents generally shall be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the related Securities other than loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties or by reason of reckless disregard of their respective obligations and duties.

Amendment

The Pooling and Servicing Agreement, the Transfer and Servicing Agreement or the
Indenture may be amended without the consent of securityholders, for the purpose of, among other things,

          o  curing any ambiguity or mistake,

          o  correcting any defective provision or supplementing any inconsistent provisions,

          o  adding to the duties of the Depositor, Servicer or Master Servicer,

          o  modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of the Issuing Entity as a REMIC under the Code, if applicable, or

          o  adding any other provisions with respect to matters or questions arising under the agreements or matters arising with respect to the
             Issuing Entity that are not covered by the related agreement and which shall not be inconsistent with the current provisions of the

                                       99

             agreement, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

     Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the Trustee written notification from each rating agency that rated the applicable
Securities to the effect that such amendment or supplement will not cause any rating agency to downgrade, withdraw or qualify the then current rating assigned to such Securities.

     However, with respect to any series of Certificates as to which one or more
REMIC elections are to be made, the Trustee will not consent to any amendment of a Pooling and Servicing Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not cause the imposition of any tax on any REMIC or the certificate holders, or cause the trust fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement
or the Indenture may also be amended by the parties thereto with the consent of the holders of outstanding Securities holding at least a majority (or such other percentage as defined in the prospectus supplement) of the voting rights of a series; provided, that no such amendment will (i) reduce the amount of, or delay the timing of, payments on the Securities without the consent of each securityholder affected thereby, (ii) adversely affect in any other manner the interests of the securityholders absent the consent of at least 66% of the affected securityholders, or (iii) reduce the aforesaid percentages required to consent to any amendment.

     Voting rights with respect to any series may be allocated to specific classes of Securities without regard to such classes' outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding.

Termination

     The Pooling and Servicing Agreement, the Transfer and Servicing Agreement
or the Indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

          o  the purchase of all the assets in the Issuing Entity and the related secured properties acquired in respect thereof, if the related prospectus supplement so provides, or

          o  the later of the final payment or other liquidation of the last asset remaining in the Issuing Entity or the disposition of all secured properties acquired in respect thereof.

     Written notice of termination of the Pooling and Servicing Agreement, the
Transfer and Servicing Agreement or Indenture will be given to each securityholder, and the final distribution will be made only upon surrender and

                                       100

cancellation of the Securities at the corporate trust office of the Trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Issuing
Entity by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Issuing Entity, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

     In addition, in the case of a trust fund for which one or more REMIC elections have been made, an early termination will constitute a "qualified liquidation" under Section 860F of the Code. See "Federal Income Tax
Considerations--REMIC Certificates--Liquidation of the REMIC" in this prospectus.

Certain Terms of the Indenture

     With respect to any series of Notes, the Trustee, the Issuing Entity and an
Issuing Entity Administrator will enter into an Indenture governing the right, title and obligations of securityholders and payment priorities with respect to the Notes. The following summary supplements the general discussion above regarding certain provisions of the Indenture.

     Removal, Replacement or Resignation of Trustee

     The Trustee may resign at any time by giving written notice to the
Depositor, the Master Servicer and the Servicer at least 90 days before the date of resignation specified in the notice. If at any time the Trustee shall cease to be eligible to continue as such under the Indenture, or if at any time the
Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the
Securities, or the Trustee shall fail to observe or perform in any material respect any of the covenants set forth in the Indenture, or a tax is imposed or threatened with respect to the trust fund, then the Trustee may be removed.
Holders of the Securities of any series entitled to more than 50% (or such other percentage specified in the related prospectus supplement) of the voting rights for such series may at any time, upon 30 days written notice to the Trustee, remove the Trustee without cause and appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

     Indenture Events of Default

     Unless otherwise specified in the related prospectus supplement, events of default under the Indenture for each series of Notes include:

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          o  a default for 5 days (or such other number of days specified in such prospectus supplement) or more in the payment of any current interest on any note of such series;

          o  a default in the failure to pay required principal on a Payment
             Date or upon final maturity;

          o  failure to perform any other covenant of the Issuing Entity in the
             Indenture which continues for a period of 30 days (or such other number of days specified in such prospectus supplement) after notice thereof has been given to the Issuing Entity by the Trustee or by holders of Securities entitled to at least 25% of the aggregate voting rights;

          o  any representation or warranty made by the Depositor or the Issuing
             Entity in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 30 days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

          o  if the Issuing Entity becomes subject to federal income tax as a taxable asset pool or otherwise;

          o  certain events of  bankruptcy, insolvency, receivership or liquidation of the Issuing Entity; or

          o  any other event of default provided with respect to Notes of that series.

     If an indenture event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are
Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

     If, following an indenture event of default with respect to any series of
Notes, the Notes of such series have been declared to be due and payable, the
Trustee may:

          o  institute proceedings for the collection of all amounts payable on the Notes;

          o  exercise any remedies of a secured party under the uniform commercial code, including selling all or any part of the assets of such series;

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provided, however, that absent a payment default, the Trustee may not sell or otherwise liquidate the assets for a series unless:

          o  the proceeds of such sale would be sufficient to repay the Notes;
             or

          o  it is determined that the assets will not continue to provide sufficient funds to continue making payment on the Notes absent acceleration, and the Trustee receives written direction from noteholders evidencing at least 66-2/3% of the voting rights.

Notwithstanding the foregoing, the Trustee may elect to maintain possession of the assets.

     In the event that the Trustee liquidates the assets in connection with an indenture event of default involving a default for 30 days (or such other number of days specified in the related prospectus supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an indenture event of default, the amount available for distribution to the securityholders would be less than would otherwise be the case. However, the
Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the securityholders after the occurrence of such an indenture event of default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the
Trustee, in case an indenture event of default shall occur and be continuing with respect to a series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

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Limitation of Suits

     No noteholder has any right to institute any proceeding with respect to the
Indenture, or for the appointment of a receiver or Trustee, or for any other remedy, unless:

          o  such noteholder has previously given written notice to the Trustee of a continuing event of default;

          o  noteholders evidencing at least 25% of the then-outstanding Notes have made written request to the Trustee to institute such proceeding;

          o  such noteholder or noteholders have offered reasonable indemnity to the Trustee against the costs, expenses and liabilities to be incurred in complying with such request;

          o  the Trustee for 60 days after receipt of such notice, request and offer of indemnity has failed to institute such proceedings; and

          o  directions inconsistent with such written request have not been given to the Trustee during such 60-day period by noteholders evidencing a majority of the then-outstanding Notes.

Discharge of the Indenture

     The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Issuing Entity will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange
Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

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                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

     The following discussion contains summaries of the material legal aspects of the mortgage loans that are general in nature. Because these legal aspects are governed primarily by applicable state law, which laws may differ substantially, these summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the assets is situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the assets. In this regard, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

     The mortgage loans, other than cooperative loans, will be secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor
(similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.
The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest in Real Property

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the Depositor or the Sponsor will make certain representations and warranties with respect to any assets that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the prospectus supplement.

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Foreclosure

     General

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     Judicial Foreclosure

     Foreclosure of a mortgage generally is accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings often are not contested by any of the parties defendant. However, when the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages also may be foreclosed by advertisement pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Non-Judicial Foreclosure/Power of Sale

     Foreclosure of a deed of trust generally is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the Trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the Trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the Trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated
within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally

                                       106

accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     Public Sale

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the Trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the Trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender's investment therein. Any loss may be reduced by the receipt of insurance proceeds. See "Credit Enhancement--Primary Mortgage Insurance,"
"--Pool Insurance" and "--Hazard Insurance Policies" in this prospectus.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     Rights of Reinstatement and Redemption

     In many states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

                                       107

     If one or more REMIC elections are made with respect to your Issuing
Entity, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the Issuing Entity acquired the property. The Pooling and Servicing
Agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the IRS grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Cooperative Loans

     The mortgage loans may contain cooperative loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all of the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, is also responsible for meeting these mortgage or rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord is generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements arising under its land lease. Similarly, upon non-payment of the land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date, and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements.
A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an

                                       108

individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

     Realizing Upon Cooperative Loan Security

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a borrower fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

                                       109

     Recognition agreements also typically provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.
Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Consumer Protection Laws with respect to Assets

     Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit
Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate
Settlement Procedures Act, Regulation X, the Fair Housing Act and related statutes (including federal, state and local predatory lending legislation).
These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In particular, the Originators'
failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both Originators and assignees of such obligations to monetary penalties and could result in borrowers' rescinding the contracts against either the Originators or assignees.

     Under federal and state predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles generally are designed to relieve a consumer from the legal consequences of a default.

                                       110

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

     Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.
In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

     In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

     In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the "Bankruptcy
Code"), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment

                                       111

schedule. Court decisions have applied this relief to claims secured by the debtor's principal residence. If a court relieves a borrower's obligation to repay amounts otherwise due on a mortgage loan, the Servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

     Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

          o  are entitled to have interest rates reduced and capped at 6% per annum on obligations--including mortgage loans--incurred prior to the commencement of military service for the duration of military service,

          o  may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service, and

          o  may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

States have enacted similar legislation which mandate interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on an asset included in your Issuing
Entity is relieved pursuant to the Servicemembers Civil Relief Act or similar state laws, neither the Servicer nor the Trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on assets included in your Issuing Entity resulting from application of the Servicemembers Civil Relief Act and similar state laws may be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these assets had this interest shortfall not occurred, unless a different allocation is specified in the related prospectus supplement.

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Environmental Considerations

     The federal Comprehensive Environmental Response Compensation and Liability
Act, as amended ("CERCLA"), imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "1996 Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site

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at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a "superlien."

     At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. Each of the Originators will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you. However, no representations or warranties are made by the Depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property.

     Generally, a servicer is not permitted to foreclose on any mortgaged property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property is, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged property is determined to be contaminated or affected.

"Due-on Sale" Clauses

     The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. Over the years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses

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in many states. However, effective October 15, 1982, Congress enacted the
Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"),
which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that
"due-on-sale" clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Garn-St Germain Act are enforceable within limitations identified in the Garn-St Germain Act and its regulations.

     By virtue of the Garn-St Germain Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a
"due-on-sale" clause upon transfer of an interest in the mortgaged property.
With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including

          o  the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

          o  a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property,

          o  a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property
             settlement agreement by which the spouse becomes an owner of the mortgaged property,

          o  the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed,

          o  a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

          o  other transfers set forth in the Garn-St Germain Act and its regulations.

As a result, a lesser number of mortgage loans which contain "due-on-sale"
clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Garn-St
Germain Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See "Description of the Securities--Maturity, Prepayment and Yield
Considerations" in this prospectus.

Enforceability of Prepayment and Late Payment Fees

     The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which

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a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states, of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Unless otherwise stated in the related prospectus supplement, late charges and prepayment fees may be retained by the
Servicers as additional servicing compensation to the extent permitted by law and not waived by the Servicers.

Equitable Limitations on Remedies

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     The assets may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

     Some of the assets may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the assets may preclude secondary financing--by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the secured property or in some other fashion--or may require the

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consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

     Where the borrower encumbers the secured property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans, or acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender.
For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act ("Title VIII"). Title VIII
provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;
state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration ("NCUA") with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the
Office of Thrift Supervision ("OTS"), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject the applicability of the provisions of Title
VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and
Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime
Control Act"), the government may seize the property even before conviction. The

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government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or
RICO activities.

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                        FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is based on the advice of Hunton & Williams LLP as to the anticipated material federal income tax considerations in respect of the purchase, ownership and disposition of the Securities offered hereunder. As to any Securities offered pursuant hereto, Hunton & Williams LLP is of the opinion that the following discussion, as supplemented by the discussion under the heading "Federal Income Tax Considerations" if any, in the prospectus supplement accompanying this prospectus with respect to those Securities, is correct in all material respects as of the date of such prospectus supplement. Except as specifically set forth elsewhere herein, the opinion set forth in the preceding sentence and any opinions specifically set forth in this discussion or the related prospectus supplement are the only opinions being rendered with respect to tax matters affecting the Securities offered hereunder by Hunton & Williams
LLP. The opinion stated above and the opinions specifically identified as such in the following discussion and in the related prospectus supplement are the only opinions that Hunton & Williams LLP has been asked to render with respect to the tax consequences of the purchase, ownership and dispositions of the
Securities offered under this prospectus and the related prospectus supplement.
This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules.

     This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, REITs, investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the Securities as part of a hedge, straddle or an integrated or conversion transaction, securityholders whose functional currency is not the
United States dollar and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the
Securities as capital assets--generally, property held for investment--within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the "REMIC Regulations")
have been issued by the United States Department of the Treasury (the
"Treasury"), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular securities and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC.
Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly residual securityholders.
Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the IRS will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state, local or foreign income tax consequences to investors of owning and disposing of the Securities.

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Consequently, you should consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the Securities.

General

     Many aspects of the federal income tax treatment of the Securities will depend upon whether an election is made to treat your Issuing Entity, or one or more segregated pools of assets of such Issuing Entity, as one or more REMICs.
The accompanying prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your Issuing Entity. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to Lares Asset Securitization, Inc., will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with all provisions of the related Pooling and Servicing Agreement and certain other documents specified in the opinion, the Issuing Entity--or one or more segregated pools of assets--will qualify as one or more REMICs (each, a
"Series REMIC"). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the Issuing Entity will be treated as (i) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the
"Grantor Trust Securities"), (ii) a trust treated as a partnership for federal income tax purposes that will issue securities (the "Partnership Securities"), or (iii) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue Notes (the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

     Each REMIC certificate will be classified as either a REMIC regular certificate (for purposes of the REMIC provisions, a ("REMIC Regular
Certificate")), which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the REMIC. The accompanying prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC Regular Certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a "domestic building and loan association" generally will constitute a "regular or residual interest in a REMIC," as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buy-Down
Loans, it is possible that the percentage of such assets constituting "loans . .
.. secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered "real estate assets" with the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC's assets would so qualify. If 95% or more of the assets of a given
Series REMIC constitute qualifying assets for thrift institutions and REITs, the

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REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC Regular Certificates generally will be "qualified mortgages" within the meaning of Section 860G(a)(3)
of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies ("RICs") in any case.

     Tax Treatment of REMIC Regular Certificates

     Payments received by holders of REMIC Regular Certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC Regular
Certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC Regular Certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC Regular
Certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The Trustee, the Master Servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC Regular Certificate holders each taxable year (the "Tax
Administrator").

     A "single-class REMIC", in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust. Under temporary Treasury regulations, holders of REMIC Regular Certificates issued by single-class REMICs who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class
REMIC is allocated (i) a share of the REMIC's "allocable investment
expenses"--i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums--and
(ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses--including Section 212 expenses--only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class
REMIC--either directly or through a pass-through entity--will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified statutory amount (the
"Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over such Applicable Amount, and (ii) 80% of the amount of

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itemized deductions otherwise allowable for the taxable year. These limitations will phase out and be eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either
Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular
REMIC series will indicate that the holders of Certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC Regular Certificates evidencing an interest in a single-class
REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

     Original Issue Discount

     Certain classes of REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the
"stated redemption price at maturity" of the REMIC Regular
Certificate--generally, its principal amount--over its "issue price." Holders of
REMIC Regular Certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

     The amount of original issue discount required to be included in a REMIC regular certificateholder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC Regular Certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section
1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC
Regular Certificate generally is calculated based on (i) a single constant yield to maturity and (ii) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC Regular Certificate (the "Pricing Prepayment Assumptions"). No
regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues final guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section
1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the "OID Regulations"), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC Regular Certificates. The Tax
Administrator will account for income on certain REMIC Regular Certificates that provide for one or more contingent payments as described in "Federal Income Tax
Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI
Certificates" in this prospectus. Prospective purchasers should be aware that neither the Depositor, the Trustee nor any Servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

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     The amount of original issue discount on a REMIC Regular Certificate is an amount equal to the excess, if any, of the certificate's stated redemption price at maturity over its issue price. Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than qualified stated interest (the "Deemed Principal
Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property--other than debt instruments of the
Issuing Entity--at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See
"Federal Income Tax Considerations--REMIC Certificates--Variable Rate
Certificates" in this prospectus. Thus, in the case of any REMIC Regular
Certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

     Since a certificate that is part of an Accrual Security generally will not require unconditional payments of interest at least annually, the stated
redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC Regular Certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

     The OID Regulations contain an aggregation rule (the "Aggregation Rule")
under which two or more debt instruments issued in connection with the same transaction or related transactions--determined based on all the facts and circumstances--generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single Issuing Entity to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash--or property traded on an established market--to parties who are not related to the Issuing
Entity or holder and who do not purchase other debt instruments of the same
Issuing Entity in connection with the same transaction or related transactions.
In most cases, the Aggregation Rule will not apply to REMIC Regular Certificates of different classes because one or both of the exceptions to the Aggregation
Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation
Rule to REMIC Regular Certificates for purposes of reporting to securityholders.

     Under a de minimis rule, a REMIC Regular Certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate's stated redemption price at maturity multiplied by the weighted average maturity ("WAM") of all Deemed Principal Payments. For that purpose, the WAM of a REMIC Regular Certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate's issue date until the payment is made, and the denominator of which is the certificate's stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC Regular Certificate will be computed using the Pricing Prepayment Assumptions. A REMIC Regular Certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon

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disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC Regular Certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC Regular
Certificate, under the constant yield method used to account for original issue discount (an "All OID Election").

     REMIC Regular Certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates ("Teaser Certificates"). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more Accrual
Periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (i) the excess of the stated principal amount of the certificate over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

     The holder of a REMIC Regular Certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC
Regular Certificate, of the "daily portions" of the original issue discount on such certificate. In the case of an original holder of a REMIC Regular
Certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any
Accrual Period the certificate's ratable portion of the excess, if any, of (i)
the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any Deemed
Principal Payments received on the certificate during such period over (ii) the certificate's "adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a REMIC Regular Certificate is computed using the Pricing Prepayment Assumptions and the certificate's original yield to maturity--adjusted to take into account the length of the particular
Accrual Period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the Accrual Period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed
Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC
Regular Certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

     The yield to maturity of a REMIC Regular Certificate is calculated based on
(i) the Pricing Prepayment Assumptions and (ii) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of mandatory redemptions, that

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are taken into account by the parties in pricing the REMIC Regular Certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate's yield to maturity. The Tax Administrator's determination of whether a contingency relating to a class of REMIC Regular
Certificates is more likely than not to occur is binding on each holder of a
REMIC Regular Certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

     In many cases, REMIC Regular Certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, the
Depositor will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If the Depositor is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, the
Depositor will not be presumed to exercise its option to redeem the certificates because a redemption by the Depositor would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, the Depositor may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether the
Depositor will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax
Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing
Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the Depositor will exercise its option. However, the OID
Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the
IRS will agree with the Tax Administrator's position.

     A REMIC Regular Certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder's adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See "Federal Income Tax Considerations--REMIC Certificates--Amortizable
Premium" in this prospectus. If the subsequent holder's adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal
Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate's adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed
Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted

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basis of a REMIC Regular Certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date.
Alternatively, the subsequent holder of a REMIC Regular Certificate having original issue discount may make an All OID Election with respect to the certificate.

     The OID Regulations provide that a certificateholder generally may make an
All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC Regular
Certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC Regular Certificate. To make the All
OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder's other debt instruments with market discount, as described in "Federal Income Tax
Considerations--REMIC Certificates--Market Discount" in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder's other debt instruments with amortizable premium under the constant yield method. See "Federal Income Tax Considerations--REMIC
Certificates--Amortizable Premium" in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See "Federal Income
Tax Considerations--REMIC Certificates--Interest Weighted Certificates and
Non-VRDI Certificates" in this prospectus.

     If the interval between the issue date of a current interest certificate and the first Payment Date (the "First Distribution Period") contains more days than the number of days of stated interest that are payable on the first Payment
Date, the effective interest rate received by you during the First Distribution
Period will be less than your certificate's stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate's stated redemption price at maturity. Accordingly, the holder of a
Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

     Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated
rate of interest if a certificateholder receives interest on the first Payment
Date based on a full Accrual Period. Unless the Pre-Issuance Accrued Interest
Rule described below applies, the certificate (a "Rate Bubble Certificate")
would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble
Certificate attributable to the First Distribution Period would be the amount by

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which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the "Pre-Issuance Accrued Interest Rule", if, (i) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date ("Pre-Issuance Accrued Interest") and (ii) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance
Accrued Interest, the certificate's issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the
Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the
Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest
Rule to each Rate Bubble Certificate for which it is available if the certificate's stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued
Interest Rule typically will not prevent disqualification of the certificate's stated interest because its effective interest rate during the First
Distribution Period will be less than its stated interest rate. Thus, a REMIC
Regular Certificate with a long First Distribution Period typically will be a
Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

     It is not entirely clear how income should be accrued with respect to a
REMIC Regular Certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate").
Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in
"Federal Income Tax Considerations--REMIC Certificates--Interest Weighted
Certificates and Non-VRDI Certificates," in this prospectus. Some Interest
Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Certificates").
Superpremium Certificates technically are issued with amortizable premium.
However, because of their close similarity to other Interest Weighted
Certificates it appears more appropriate to account for Superpremium
Certificates in the same manner as for other Interest Weighted Certificates.
Consequently, in the absence of further administrative guidance, the Tax
Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the
Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

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     In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC Regular
Certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

     Variable Rate Certificates

     A REMIC Regular Certificate may pay interest at a variable rate (a
"Variable Rate Certificate"). A Variable Rate Certificate that qualifies as a
"variable rate debt instrument" as that term is defined in the OID Regulations
(a "VRDI") will be governed by the rules applicable to VRDIs in the OID
Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (i) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a)
..015 multiplied by the product of such noncontingent principal amount and the
WAM of the certificate or (b) 15% of such noncontingent principal amount (an
"Excess Premium"); (ii) stated interest on the certificate compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; (iii) the qualified floating rate or the objective rate in effect during an Accrual Period is set at a current value of that rate--i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (iv)
the certificate does not provide for contingent principal payments.

     Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the Issuing Entity of the debt instrument or for Issuing
Entities in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC Regular Certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

     A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a
"Cap"), a restriction or restrictions on the minimum stated interest rate (a
"Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor,

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or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a
Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

     An objective rate is a rate--other than a qualified floating rate--that (i)
is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that either is within the control of the Issuing Entity--or a related party--or is unique to the circumstances of the Issuing Entity or related party, such as dividends, profits, or the value of the Issuing Entity's or related party's stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the Issuing Entity. An objective rate is a qualified inverse floating rate if (i) the rate is equal to a fixed rate minus a qualified floating rate and (ii) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

     If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than
25 basis points.

     All interest payable on a Variable Rate Certificate that qualifies as a
VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a "Single Rate VRDI Certificate") is treated as qualified stated
interest. The amount and accrual of original issue discount on a Single Rate
VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under "Federal Income Tax Considerations--REMIC
Certificates--Original Issue Discount" in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an Accrual Period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such Accrual Period exceeds or is less than the interest assumed to be accrued or paid during such Accrual Period under the related hypothetical fixed rate certificate.

     Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate
VRDI Certificate (a "Multiple Rate VRDI Certificate") is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the
Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate
VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified

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floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI
Certificate. Qualified stated interest or original issue discount allocable to an Accrual Period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such
Accrual Period exceeds or is less than the interest assumed to be accrued or paid during such Accrual Period under the hypothetical equivalent fixed rate certificate.

     The amount and accrual of original issue discount on a Multiple Rate VRDI
Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate--other than an initial fixed rate that is intended to approximate the subsequent variable rate--is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate--or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple
Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

     REMIC Regular Certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related Pooling and
Servicing Agreement ("Weighted Average Certificates"). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

     REMIC Regular Certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate ("Inverse Floater Certificates"). Under the
OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute "qualified inverse floating rates" under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates.
Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans--or other interest bearing assets--held by the related

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REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater
Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in "Federal Income Tax Considerations--REMIC
Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

     Interest Weighted Certificates and Non-VRDI Certificates

     The treatment of a Variable Rate Certificate that is issued at an Excess
Premium, any other Variable Rate Certificate that does not qualify as a VRDI
(each a "Non-VRDI Certificate") or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the "Contingent
Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent
Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment
Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to
Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax
Administrator will account for Non-VRDI Certificates, Interest Weighted
Certificates, and other REMIC Regular Certificates that are Contingent Payment
Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year.
In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

     The method described in the foregoing paragraph for accounting for Interest
Weighted Certificates, Non-VRDI Certificates and any other REMIC Regular
Certificates that are Contingent Payment Obligations is consistent with Code
Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC Regular Certificates that are Contingent
Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

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     Anti-Abuse Rule

     Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the OID
Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

     Market Discount

     A subsequent purchaser of a REMIC Regular Certificate at a discount from its outstanding principal amount--or, in the case of a REMIC Regular Certificate having original issue discount, its adjusted issue price--will acquire such certificate with "market discount." The purchaser generally will be required to recognize the market discount--in addition to any original issue discount remaining with respect to the certificate--as ordinary income. A person who purchases a REMIC Regular Certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "Federal Income Tax
Considerations--REMIC Certificates--Original Issue Discount" in this prospectus.
A REMIC Regular Certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of
(i) 0.25% of the remaining principal amount of the certificate--or in the case of a REMIC Regular Certificate having original issue discount, the adjusted issue price of such certificate--multiplied by (ii) the WAM of the certificate determined as for original issue discount remaining after the date of purchase.
Regardless of whether the subsequent purchaser of a REMIC Regular Certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC Regular Certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition
Election"). The IRS has set forth in Revenue Procedure 92-67 the manner in which a Current Recognition Election may be made. In addition, a purchaser may make an
All OID Election with respect to a REMIC Regular Certificate purchased with market discount. See "Federal Income Tax Considerations--REMIC
Certificates--Original Issue Discount" in this prospectus.

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     Until the Treasury promulgates applicable regulations, the purchaser of a
REMIC Regular Certificate with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a REMIC Regular Certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii)
in the case of a REMIC Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. The IRS indicated in Revenue Procedure 92-67 the manner in which an election may be made to accrue market discount on a REMIC Regular Certificate on the basis of a constant interest rate. Regardless of which computation method is elected, the
Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

     A certificateholder who has acquired any REMIC Regular Certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate
at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the Issuing Entity of such certificate. See "Federal Income Tax
Considerations--REMIC Certificates--Interest Weighted Certificates and Non-VRDI
Certificates" in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable--e.g., based on a constant yield to maturity.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.
For example, the treatment of a REMIC Regular Certificate subject to optional redemption by the Depositor that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC Regular Certificates. Prospective investors in REMIC Regular Certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

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     Amortizable Premium

     A purchaser of a REMIC Regular Certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC
Regular Certificate will be calculated using the Pricing Prepayment Assumptions.
Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC Regular Certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC
Regular Certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC Regular
Certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

     Amortizable premium on a REMIC Regular Certificate that is subject to redemption at the option of the Issuing Entity generally must be amortized as if the optional redemption price and date were the certificate's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC Regular
Certificate that is subject to optional redemption at a price equal to or greater than the certificateholder's acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

     Under the Contingent Payment Regulations, a secondary market purchaser of a
Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the Issuing Entity of such certificate. See "Federal Income Tax Considerations--REMIC
Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is
reasonable--e.g., based on a constant yield to maturity.

     Consequences of Realized Losses

     Under Section 166 of the Code, both corporate holders of REMIC Regular
Certificates and noncorporate holders that acquire REMIC Regular Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC Regular
Certificates become wholly or partially worthless as the result of one or more

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Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its
REMIC Regular Certificate becomes wholly worthless--i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in payments attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC Regular Certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized
Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

     The Tax Administrator will adjust the accrual of original issue discount on
REMIC Regular Certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC Regular Certificates.

     Gain or Loss on Disposition

     If a REMIC Regular Certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a
REMIC Regular Certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder's gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC Regular Certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

     If the holder of a REMIC Regular Certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC Regular Certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a
REMIC Regular Certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income

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with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified
United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC Regular
Certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

     A holder of a REMIC Regular Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult its tax advisors as to the need to file IRS
Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

     Tax Treatment of Residual Certificates

     Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other asset-backed assets in which investors hold multiple classes of interests. To be treated as a
REMIC, the Issuing Entity or one or more segregated pools of assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "Federal Income Tax Considerations--REMIC
Certificates--REMIC Qualification" in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes--i.e., not subject to entity-level tax. All interests in a Series REMIC other than the
Residual Certificates must be regular interests--i.e., REMIC Regular
Certificates. As described in "Federal Income Tax Considerations--REMIC
Certificates--Tax Treatment of REMIC Regular Certificates" in this prospectus, a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC Regular Certificates will generate interest and original issue discount deductions for the REMIC. Each Issuing Entity for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (i) stated principal and interest on such certificate, if any, and (ii) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC's expenses.

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In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual
Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC's income or loss will continue until all of the REMIC Regular Certificates have been retired, which may not occur until well beyond the date on which the last payments on
Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize
"phantom" income--i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles--which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

     A portion of the income of Residual Certificateholders in certain Series
REMICs will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

     Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC's taxable income or loss for each day during his taxable year on which he holds the Residual Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

     A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest, original issue discount, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the
REMIC Regular Certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to
REMIC Regular Certificates, reduced by the REMIC's deductions, including deductions for interest and original issue discount expense on the REMIC Regular
Certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC Regular Certificates, any tax
imposed on the REMIC's income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See "Federal
Income Tax Considerations--REMIC Certificates--REMIC-Level Taxes" in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in "Federal
Income Tax Considerations--REMIC Certificates--Special Considerations for
Certain Types of Investors--Individuals and Pass-Through Entities" in this prospectus.

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     The amount of the REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder's adjusted basis in the Residual Certificate as of the end of that quarter--or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual
Certificateholder's basis in its Residual Certificate initially is equal to the price paid for such certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of payments made and the amount of net losses recognized with respect to that certificate. The amount of the
REMIC's net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a
Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his
Residual Certificate. If a distribution exceeds the adjusted basis of the
Residual Certificate, the excess is treated as gain from the sale of such
Residual Certificate.

     Although the law is unclear in certain respects, a Residual
Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all
Residual Certificates and REMIC Regular Certificates. In general, the issue price of a REMIC Regular Certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC Regular Certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

     The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in "Federal Income Tax
Considerations--REMIC Certificates--Treatment by the REMIC of Original Issue
Discount, Market Discount, and Amortizable Premium," the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC's taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual Certificateholders. It should be noted, however, that the law concerning the amortization of premium on assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC's assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their
Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in

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later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a
Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i)
the structure of the particular Series REMIC and (ii) the rate of prepayment on the mortgage loans comprising or underlying the REMIC's assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

     The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

     Treasury regulations concerning the federal income tax treatment of inducement fees received by transferees of noneconomic residual interests require that inducement fees be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income and net loss to its holder. Under two safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same time period that the holder used for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular interests and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interest under the applicable prepayment assumption. If the holder of a Residual Certificate sells or otherwise disposes of its certificate, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale of disposition.

     A portion of the REMIC's taxable income may be subject to special treatment. That portion ("Excess Inclusion Income") generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See "Federal
Income Tax Considerations--REMIC Certificates--Taxation of Residual
Certificates--Limitations on Offset or Exemption of REMIC Income" and "Federal
Income Tax Considerations--REMIC Certificates--Special Considerations for
Certain Types of Investors" in this prospectus.

     Limitations on Offset or Exemption of REMIC Income. Generally, a Residual
Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual
Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price

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of the Residual Certificate, increased by the amount of the daily accruals of
REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder's excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a REIT, the aggregate excess inclusions with respect to the Residual
Certificate, as reduced, but not below zero, by the REIT's taxable income, will be allocated among the shareholders of the Issuing Entity in proportion to the dividends received by the shareholders from the Issuing Entity, and any amount so allocated will be treated as an excess inclusion with respect to a Residual
Certificate as if held directly by the shareholder. A REIT's taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject.
Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "Federal
Income Tax Considerations--REMIC Certificates--Taxation of Certain Foreign
Holders of REMIC Certificates--Residual Certificates" in this prospectus.

     Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The
transfer of a noneconomic residual interest to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,--i.e., the transferor has "improper knowledge." A transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (ii) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

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     Treasury regulations provide for a safe harbor for transfers of REMIC
Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (i) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (ii) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due and (iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another
U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

     Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) as stated in the preceding paragraph, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (i) any consideration given to the transferee to acquire the interest, (ii) the expected future distributions of interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer. In addition, for purposes of the computations above, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate.

     Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to
(i), (ii) and (iii) above, (a) the transferee's gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an "eligible corporation" as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

     A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See "Federal Income Tax Considerations--REMIC
Certificates--Taxation of Certain Foreign Holders of REMIC
Certificates--Residual Certificates" in this prospectus.

     Ownership of Residual Certificates by Disqualified Organizations. The Code
contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual
Certificate, by the United States, any state or political subdivision, any

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foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization--other than a farmers' cooperative described in Section 521 of the Code--that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a
"Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

     First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (i) residual interests in Series REMICs will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a residual interest may be effected only (A) by surrender of the old residual interest instrument and reissuance by the Trustee of a new residual interest instrument to the new holder or (B) through a book entry system maintained by the Trustee,
(ii) the applicable Pooling and Servicing Agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (iii) each residual interest instrument will contain a legend providing notice of that prohibition.
Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by
Disqualified Organizations.

     Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual
Certificate, to a Disqualified Organization. The one-time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the
Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax.
For that purpose, the term "agent" includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a
Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

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     Third, the Code imposes an annual tax on any pass-through entity--i.e.,
RIC, REIT, common trust, partnership, trust, estate or cooperative described in
Code Section 1381--that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified
Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder.
Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required payments. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the
RIC or REIT allocates such tax expense only to the shares held by Disqualified
Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

     If an "electing large partnership" within the meaning of Section 860E(c) of the Code holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

     The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Trustee. The Trustee will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the
Residual Certificate as a nominee or agent for a Disqualified Organization and
(ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Pooling and
Servicing Agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a
Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

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     Special Considerations for Certain Types of Investors

     Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the "Mark-to-Market
Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual
Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market
Regulations.

     Tax-Exempt Entities. Any excess inclusion income with respect to a Residual
Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Federal Income Tax
Considerations--REMIC Certificates--Taxation of Residual Certificates" in this prospectus.

     Individuals and Pass-Through Entities. A Residual Certificateholder who is
an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder's other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder's adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii)
held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a the Applicable Amount will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the Applicable
Amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010.
In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of
REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related
REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that
Residual Certificate.

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     Employee Benefit Plans. See "Federal Income Tax Considerations--REMIC
Certificates--Special Considerations for Certain Types of Investors--Tax-Exempt
Entities" and "ERISA Considerations" in this prospectus.

     REITs and RICs. If the Residual Certificateholder is a REIT and the related
REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in
Residual Certificates could face unfavorable treatment of a portion of their
REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders.
Moreover, because Residual Certificateholders may recognize phantom income, a
REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See
"Federal Income Tax Considerations--REMIC Certificates--Special Considerations
for Certain Types of Investors--Foreign Residual Certificateholders" and
"Federal Income Tax Considerations--REMIC Certificates--Tax Treatment of
Residual Certificates--Taxation of Residual Certificateholders" in this prospectus.

     A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT
Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT
Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the
REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the
REIT's adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

     Significant uncertainty exists with respect to the treatment of a Residual
Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security,"
but will not be considered a "government security" for purposes of Section
851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

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     Partnerships. Partners in a partnership (other than an "electing large partnership") that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by
Disqualified Organizations. For the treatment of an "electing large partnership," see "Federal Income Tax Considerations--REMIC Certificates--Tax
Treatment of Residual Certificates--Ownership of Residual Certificates by
Disqualified Organizations" in this prospectus.

     Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person.
See "Federal Income Tax Considerations--REMIC Certificates--Taxation of Certain
Foreign Holders of REMIC Certificates--Residual Certificates" in this prospectus.

     Thrift Institutions, banks, and certain other financial institutions.
Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC's regular and residual interests would be treated as qualifying assets. In addition, the REMIC
Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC
Certificates will be treated as qualifying assets for thrift institutions.
Moreover, two REMICs that are part of a tiered structure will be treated as one
REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC's life. The amount of a Residual
Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder's adjusted basis in that Residual Certificate.

     Generally, gain or loss arising from the sale or exchange of Residual
Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual
Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "Federal Income Tax
Considerations--REMIC Certificates--Disposition of Residual Certificates" in
this prospectus.

     Disposition of Residual Certificates

     A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized--or the fair market value of any property--received and his adjusted basis in the Residual Certificate. If the holder has held the Residual
Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See "Federal Income Tax
Considerations--REMIC Certificates--Special Considerations for Certain Types of
Investors" in this prospectus.

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     A special version of the wash sale rules will apply to dispositions of
Residual Certificates. Under that version, losses on dispositions of Residual
Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

     A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form
8886 (disclosing certain potential tax shelters) on its federal income tax return.

     Liquidation of the REMIC

     A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered a "qualified liquidation"
under Section 860F of the Code if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (iii) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

     Treatment by the REMIC of Original Issue Discount, Market Discount, and
Amortizable Premium

     Original Issue Discount. Generally, the REMIC's deductions for original issue discount expense on its REMIC Regular Certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in "Federal Income Tax
Considerations--REMIC Certificates--Original Issue Discount" in this prospectus, without regard to the de minimis rule described therein.

     Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC's aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC's qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC's qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (i) on the date they were acquired by the REMIC and (ii) for a price equal to the REMIC's initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC's qualified mortgages.

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     Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC's initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under "Federal Income Tax
Considerations--REMIC Certificates-Amortizable Premium" in this prospectus, a
REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the
1986 Act limiting the deductibility of interest for non-corporate taxpayers.
Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

     REMIC-Level Taxes

     Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC's income or loss that is includable in the federal income tax returns of Residual
Certificateholders, but rather will be taxed directly to the REMIC at a 100%
rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (i) the disposition of qualified mortgages other than pursuant to (a)
the repurchase of a defective mortgage, (b) the substitution for a defective mortgage within two years of the closing date, (c) a substitution for any qualified mortgage within three months of the closing date, (d) the foreclosure, default, or imminent default of a qualified mortgage, (e) the bankruptcy or insolvency of the REMIC, (f) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan's current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (g) a qualified liquidation of the REMIC; (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (iii) the receipt of compensation for services by the REMIC;
and (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (i) required to prevent default on a regular interest resulting from a default on one or more of the REMIC's qualified mortgages or (ii) made to facilitate a clean-up call. The REMIC
Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of

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regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC
Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (i) takes place within the three-month period beginning on the closing date, (ii) is made to facilitate a clean-up call or a qualified liquidation, (iii) is a payment in the nature of a guarantee, (iv) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (v) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

     To the extent that a REMIC derives certain types of income from foreclosure property--generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

     The organizational documents governing the REMIC Regular Certificates and
Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the Trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the Trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

     REMIC Qualification

     The Issuing Entity underlying a series, or one or more designated pools of assets held by the Issuing Entity, will qualify under the Code as a REMIC in which the REMIC Regular Certificates and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the
REMIC's assets and (ii) the nature of the securityholders' interests in the
REMIC are met on a continuing basis.

     Asset Composition

     In order for an Issuing Entity, or one or more designated pools of assets held by an Issuing Entity, to be eligible for REMIC status, substantially all of the assets of the Issuing Entity must consist of "qualified mortgages" and
"permitted investments" as of the close of the third month beginning after the closing date and at all times thereafter (the "Asset Qualification Test"). A
REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC's assets)
are assets other than qualified mortgages and permitted investments. A qualified

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mortgage is any obligation if (i) it is principally secured by an interest in real property, including a regular interest in another REMIC, (ii) is either transferred to the REMIC on the closing date or purchased by the REMIC pursuant to a fixed price contract within a three-month period thereafter, and (iii) any increase in the principal amount of the obligation is (a) attributable to an advance made to the obligor pursuant to the original terms of the obligation,
(b) occurs after the startup day of the REMIC and (c) is purchase by the REMIC pursuant to a fixed price contract in effect on the startup day. Under the REMIC regulations, a qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on that date. The assets of each Series REMIC will be treated as qualified mortgages.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC. Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a "Qualified Reserve Fund") maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price contract or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50 percent of the aggregate fair market value of all assets of the REMIC on the startup day. A Qualified Reserve Fund will be disqualified if more than
30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified
Reser+ve Fund exceeds a reasonably required amount, it must be reduced "promptly and appropriately." Foreclosure property generally is property acquired by the
REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

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     Investors' Interests

     In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified ten-day period and belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which payments are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC Regular Certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

     If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC Regular Certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC Regular Certificates, will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC's qualified mortgages.

     A REMIC interest qualifies as a regular interest if (i) it is issued on the startup day with fixed terms, (ii) it is designated as a regular interest, (iii)
it entitles its holder to a specified principal amount, and (iv) if it pays interest, such interest either (a) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC's qualified mortgages, (b) is payable at a fixed rate with respect to the principal amount of the regular interest, or (c) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC
Regulations, the following rates are permissible variable rates for REMIC regular interests: (i) a qualified floating rate set at a current value as described in "Federal Income Tax Considerations--REMIC Certificates--Variable
Rate Certificates" in this prospectus, without regard to the rules in the OID
Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (ii) a rate equal to the highest, lowest, or average of two or more qualified floating rates--e.g., a rate based on the average cost of funds of one or more financial institutions, or (iii) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC;
provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the

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restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC's qualified mortgages.

     The Code requires that certain arrangements be made with respect to all
REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in "Federal Income Tax Considerations--REMIC
Certificates--Taxation of Residual Certificates--Ownership of Residual Interests
by Disqualified Organizations" in this prospectus. Series REMICs will be structured to provide for such arrangements.

     Consequences of Disqualification

     If a Series REMIC fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the
Code, in which case no entity-level tax would be imposed on the former REMIC.
Alternatively, the REMIC Regular Certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in "Federal Income Tax
Considerations--REMIC Certificates--Taxable Mortgage Pools" in this prospectus.
If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC--i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC Regular
Certificates and any administrative expenses of the REMIC--would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC Regular Certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC Regular Certificates would be deductible by the former REMIC. In the latter two cases, the Residual
Certificates also would be treated as stock interests in such Taxable Mortgage
Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for
REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report accompanying the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

     Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable
Mortgage Pools"). Any entity other than a REMIC or a REIT will be considered to be a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (ii) such entity is the borrower under debt obligations

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with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage
Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules.

     Taxation of Certain Foreign Holders of REMIC Certificates

     REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC Regular Certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as portfolio interest and, therefore, will not be subject to any
United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the Trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form
W-8BEN that the beneficial owner of the certificate is a foreign person
("foreign person certification") (iii) the foreign person is not a 10%
shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the
Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holders, certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United
States and if you certify this on Form W-8ECI. See "Federal Income Tax
Considerations--REMIC Certificates--Backup Withholding" in this prospectus.

     Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as "portfolio interest" exempt from the 30% withholding tax only to the extent that (i) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (ii) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and
(iii) the certificateholder meets the requirements listed under "Federal Income
Tax Considerations--REMIC Certificates--Taxation of Certain Foreign Holders of
REMIC Certificates--REMIC Regular Certificates" in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual
Certificateholders who are foreign persons will not be exempt from the 30%
withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related
REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than

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otherwise provided where necessary to prevent avoidance of tax--i.e., where the
Residual Certificates, as a class, do not have significant value. Further, a
Residual Certificateholder will not be entitled to any exemption from the 30%
withholding tax or a reduced treaty rate on excess inclusion income.

     Under the REMIC Regulations, a transfer of a Residual Certificate that has
"tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the "30%
Test"). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See
"Federal Income Tax Considerations--REMIC Certificates--Original Issue
Discount," in this prospectus. If a foreign person transfers a Residual
Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30%
withholding as though the foreign person still owned the Residual Certificate.
Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a
Residual Certificate. Effective for payments made after December 31, 200_, any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

     Backup Withholding

     Under federal income tax law, a certificateholder may be subject to backup withholding under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social certificate number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the
Trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the Trustee or the certificateholder's certificates broker with a foreign person certification.
Backup withholding applies to reportable payments which include interest payments and principal payments to the extent of accrued original issue discount, as well as payments of proceeds from the sale of REMIC Regular
Certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult

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your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

     Reporting and Tax Administration

     REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC Regular Certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) original issue discount, if any, accrued on the certificates, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

     Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Trustee. The
REMIC Regulations require reports to be made by a REMIC to its Residual
Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual
Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a Series REMIC's taxable year will be the calendar year.

     Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual
Certificates have been paid in full.

     A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. The
Depositor, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

     Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the
REMIC's return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement

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identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series
REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

     Treatment of the Issuing Entity for Federal Income Tax Purposes

     With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust
(the "Grantor Trust") will be classified as a grantor trust under Subpart E,
Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust
Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the assets assigned to your Issuing
Entity for federal income tax purposes.

     Tax Treatment of the Grantor Trust Security

     The types of Grantor Trust Securities offered in a series may include:

          o  Grantor Trust Securities evidencing ownership interests only in the interest payments on the assets, net of certain fees, ("IO
             Securities"),

          o  Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the assets ("PO
             Securities"),

          o  Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the assets ("Ratio Securities"), and

          o  Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the assets ("Pass-Through
             Securities").

The federal income tax treatment of Grantor Trust Securities other than
Pass-Through Securities ("Strip Securities") will be determined in part by
Section 1286 of the Code. Moreover, where there is a retained interest with respect to the assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and
"stripped coupon" rules of the Code, as described below. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

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     Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code
Sections, Pass-Through Securities will be characterized with reference to the assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the assets is not attributable to the Strip Securities for purposes of those Sections.
However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the assets, the Strip Securities, like the
Pass-Through Securities, should be considered to represent "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the assets would qualify for such treatment.

     The assets constituting certain Grantor Trusts may include Buy-Down Loans.
The characterization of an investment in Buy-Down Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the
Buy-Down Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buy-Down Loans.
Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust
Securities representing an interest in a Grantor Trust that includes Buy-Down
Loans.

     One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust
Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become
Realized Losses. Employee benefit plans subject to Title I of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA") should consult their own tax advisors before purchasing any Grantor Trust Security. See "ERISA
Considerations" in this prospectus and in the accompanying prospectus supplement.

     Treatment of Pass-Through Securities

     The holder of a Pass-Through Security ("Pass-Through Securityholder")
generally will be treated as owning a pro rata undivided interest in each of the assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the

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taxable year in question, exceeds 2% of its adjusted gross income. In addition,
Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount--will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80%
of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT.
Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

     The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC Regular Certificates. See "Federal Income Tax
Considerations--REMIC Certificates--Original Issue Discount," "-- Variable Rate
Certificates," "-- Market Discount" and "-- Amortizable Premium" in this prospectus.

     For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

          o  a single constant yield to maturity, and

          o  the Pricing Prepayment Assumptions.

As in the case of REMIC Regular Certificates, Code Section 1272(a)(6) applies to
Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC Regular Certificates with the same terms.
There can be no assurance, however, that the IRS ultimately will sanction the
Tax Administrator's position.

     It is anticipated that most or all of the assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor
Trust contains assets purchased for a price below their outstanding principal amount, Pass-Through Securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such assets. Moreover, if assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for assets over their adjusted issue prices. See "Federal Income Tax Considerations--REMIC

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Certificates--Original Issue Discount," "-- Market Discount" and "-- Amortizable
Premium" in this prospectus.

     Treatment of Strip Securities

     Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton &
Williams LLP believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

     Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the assets or that represent an ownership interest in the assets to the extent a party is paid (or retains)
servicing compensation in an amount greater than reasonable consideration for servicing the assets also falls within this category. Therefore, Strip
Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

     Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity--or, in the case of a stripped coupon, the amount payable on the due date of such coupon--over its issue price. Treasury regulations under Section 1286 of the Code (the
"Stripping Regulations"), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

          o  the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

          o  an aggregation approach similar to the Aggregation Rule may be applied, and

          o  unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated
             redemption price at maturity in appropriate circumstances.

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In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See "Federal Income Tax Considerations--Grantor Trusts--Determination
of Income With Respect to Strip Securities" in this prospectus.

     The application of Section 1286 of the Code to the Strip Securities is not
entirely clear under current law. That Section could be interpreted as causing any or all of the following:

          o  in the case of an IO Security, each interest payment due on the assets to be treated as a separate debt instrument;

          o  in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount--i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the assets--to be treated as a separate debt instrument; and

          o  in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip
Security to be allocated among each of the rights to payment on the assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip
Securities would trade in such market as whole units. In addition, because no market exists for individual payments on assets, the proper allocation of the security's purchase price to each separate payment on the assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a
Strip Security is entitled should be treated as a single installment obligation.
Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme.
Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

     Determination of Income with Respect to Strip Securities

     For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "Federal
Income Tax Considerations--REMIC Certificates--Original Issue Discount," "--
Variable Rate Certificates," "-- Interest Weighted Certificates and Non-VRDI
Securities," "-- Anti-Abuse Rule," "-- Market Discount" and "-- Amortizable

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Premium" in this prospectus will apply. PO Securities, and certain classes of
Ratio Securities, will be issued at a price that is less than their stated
principal amount and thus generally will be issued with original issue discount.
A Strip Security that would meet the definition of an Interest Weighted
Certificate or a Weighted Average Certificate if it were a REMIC Regular
Certificate is subject to the same tax accounting considerations applicable to the REMIC Regular Certificate to which it corresponds. As described in "Federal
Income Tax Considerations--REMIC Certificates--Interest Weighted Certificates
and Non-VRDI Certificates" in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the
IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding
REMIC Regular Certificate. See "Federal Income Tax Considerations--REMIC
Certificates--Interest Weighted Certificates and Non-VRDI Certificates" in this prospectus.

     If a PO Security or a Ratio Security that is not considered a Contingent
Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in "Federal Income Tax
Considerations--REMIC Certificates--Original Issue Discount" in this prospectus.
PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping
Regulations or (ii) the annual stated rate of interest payable on the Grantor
Trust Security is no more than 1% lower than the annual stated rate of interest payable on the assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "Federal Income Tax
Considerations--REMIC Certificates--Market Discount" in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in "Federal Income Tax Considerations--REMIC Certificates--Original Issue
Discount" in this prospectus, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "Federal Income Tax
Considerations--REMIC Certificates--Amortizable Premium" in this prospectus.

     Purchase of Complementary Classes of Strip Securities

     Strip Securities of certain classes of the same series ("Complementary
Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that
Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied.
Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

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     Possible Alternative Characterizations

     The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the
IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate paid from the Issuing Entity taking into account all of the Securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and
(ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through
Security with an interest rate equal to the Net Series Rate and a PO Security.
Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio
Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

          o  the stated maturity should be used to calculate yield on the
             Grantor Trust Securities,

          o  the Contingent Payment Regulations should not apply to the IO
             Securities, or

          o  the Contingent Payment Regulations should apply to the Ordinary
             Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

     Limitations on Deductions With Respect to Strip Securities

     The holder of a Strip Security will be treated as owning an interest in each of the assets and will recognize an appropriate share of the income and expenses associated with those assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See "Federal
Income Tax Considerations--Grantor Trusts--Treatment of Pass-Through Securities"
in this prospectus.

     Sale of a Grantor Trust Security

     A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a
REMIC Regular Certificate. See "Federal Income Tax Considerations--REMIC
Certificates--Gain or Loss on Disposition" in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or

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short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "Federal
Income Tax Considerations--REMIC Certificates--Gain or Loss on Disposition" in
this prospectus.

     Taxation of Certain Foreign Holders of Grantor Trust Securities

     Interest, including original issue discount, paid on a Grantor Trust
Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that

          o  such interest is not effectively connected with a trade or business in the United States of the securityholder,

          o  the Trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

          o  the foreign person is not a 10% shareholder within the meaning of
             Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

          o  the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest--including original issue discount--paid on a Grantor Trust Security may be subject to either a 30%
withholding tax or backup withholding.

     In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust
Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate--or lower treaty rate, if applicable. IO
Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a
Pass-Through Security is attributable to mortgage loans issued on or before July
18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18,
1984, interest generated by the security may be subject to the withholding tax.
See "Federal Income Tax Considerations--Grantor Trusts--Possible Alternative
Characterizations" in this prospectus. Although Code Sections 871(h)(4) and
881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to securityholders who are foreign persons. However, because the scope of those provisions is not

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entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

     Backup Withholding

     The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC Regular Certificates. See "Federal Income
Tax Considerations--REMIC Certificates--Backup Withholding" in this prospectus.

     Reporting and Tax Administration

     For purposes of reporting and tax administration, the holders of Grantor
Trust Securities will be treated in the same fashion as the holders of REMIC
Regular Certificates. See "Federal Income Tax Considerations--REMIC
Certificates--Reporting and Tax Administration" in this prospectus.

Debt Securities and Partnership Trusts

     Classification of Debt Securities and Partnership Trusts

     With respect to each series of Partnership Securities and Debt Securities,
Hunton & Williams LLP will deliver its opinion that the Partnership Trust (the
"Partnership Trust") will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt
Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the Issuing Entity is not a publicly traded partnership or the nature of the income of the Issuing Entity will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     Characterization of Investments in Partnership Securities and Debt
Securities

     For federal income tax purposes, (i) Partnership Securities and Debt
Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and (iii) Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust's capital interest in the Partnership Trust.

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Taxation of Debt Securityholders

     Treatment of the Debt Securities as Indebtedness

     The Depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt
Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as
REMIC Regular Certificates issued by a REMIC except that (i) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on the sale or exchange of a REMIC
Regular Certificate as ordinary income is inapplicable to Debt Securities. See
"Federal Income Tax Considerations--REMIC Certificates--Tax Treatment of REMIC
Regular Certificates" and "-- Gain or Loss on Disposition" in this prospectus.

Taxation of Owners of Partnership Securities

     Treatment of the Partnership Trust as a Partnership

     If so specified in the applicable prospectus supplement, the Depositor will agree, and the securityholders will agree by their purchase of Partnership
Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the Depositor), and the Debt Securities (if any)
being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the
Debt Securities, and the Depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust. Any such characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the
Partnership Securities represent equity interests in a partnership.

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     Partnership Taxation

     As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans
(including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "Federal Income Tax
Considerations--REMIC Certificates--Original Issue Discount," "-- Market
Discount" and "-- Amortizable Premium" in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing with respect to the Debt
Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet paid; (ii) any
Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership
Trust may not have sufficient cash to make current cash payments of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust (including fees of the
Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Considerations--REMIC
Certificates--Tax Treatment of REMIC Regular Certificates" in this prospectus.
Accordingly, such deductions might be disallowed to the individual, estate or

                                       166

trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually paid to such holder over the life of the Partnership Trust.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under "Federal Income
Tax Considerations--REMIC Certificates--Original Issue Discount," "-- Market
Discount" and "-- Amortizable Premium" in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the
Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

     Discount and Premium

     Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See
"Federal Income Tax Considerations--REMIC Certificates--Original Issue
Discount," "-- Market Discount" and "-- Amortizable Premium" in this prospectus.
(As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

     If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated
above, a portion of such market discount income or premium deduction may be allocated to securityholders.

     Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new
Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed paid to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements.
Furthermore, the Partnership Trust might not be able to comply due to lack of data.

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     Gain or Loss on Disposition of Partnership Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership
Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income (includible in income) and decreased by any payments received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the
Partnership Trust will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize an aggregate amount of income
(not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash payments with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

     Allocations Between Transferors and Transferees

     In general, the Partnership Trust's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of
Partnership Securities owned by them as of the close of the last day of such Due
Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The
Depositor will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     Section 731 Payments

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money paid with respect to such security does not exceed the adjusted basis of

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such securityholder's interest in the security. To the extent that the amount of money paid exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

     Section 754 Election

     In the event that a securityholder sells its Partnership Securities at a profit (or loss), the purchasing securityholder will have a higher (or lower)
basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

     Administrative Matters

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership
Trust and will report each securityholder's allocable share of the items of
Partnership Trust income and expense to holders and the IRS on Schedule K-1. The
Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

     Under Section 6031 of the Code, any person that holds Partnership
Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a
United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership
Trust on or before the following January 31. Nominees, brokers and financial

                                       169

institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

     The Depositor will be designated as the TMP in the Pooling and Servicing
Agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.
Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the
Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

     Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be paid to the Foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the
Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

     To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate
United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered portfolio interest. As a result, a foreign securityholder may be subject to
United States federal income tax and withholding at a rate of 30%, unless

                                       170

reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

     Backup Withholding

     Payments made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a backup withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                                       171

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Considerations" in this prospectus, you should consider the state income tax consequences of the acquisition, ownership, and disposition of the
Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the
Securities.

                              ERISA CONSIDERATIONS

General

     ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, that are subject to Title I of ERISA or to
Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those
Plans and on persons who are deemed to hold the assets of such plans.

     Some employee benefit plans, such as governmental plans (as defined in
ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as "parties in interest" who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and
Section 4975 of the Code.

Plan Assets

     A Plan's investment in Certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") (the "Plan Asset
Regulation") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by benefit plan investors (i.e., Plans, employee benefit plans not subject to
ERISA, and entities whose underlying assets include plan assets by reason of a
Plan's investment in the entity) is not significant. This treatment could cause

                                       172

certain transactions concerning the assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

     Under the Plan Asset Regulation, an Issuing Entity's assets will not be considered plan assets of a Plan if the Securities are considered debt. For this purpose, the Securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term "substantial equity features" has no definition under the Plan Asset
Regulation. In the absence of such a definition, we cannot assure you that the
Securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of Securities may tell you whether the Issuing Entity believes the Securities are debt for ERISA purposes. To the extent that the Securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan
Asset Regulation will not apply if (i) the security is registered under the
Exchange Act, is freely transferable and is part of a class of Securities that is held by more than 100 unrelated investors (the "publicly offered exception"), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the Issuing Entity (the "insignificant participation exception"). If the Securities may be treated as an equity investment under the
Plan Asset Regulation, the prospectus supplement may tell you whether either of the following exceptions to the Plan Asset Regulation will apply.

     However, without regard to whether the Securities are treated as an equity interest or as debt, the acquisition or holding of Securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Issuing Entity or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires
Securities.

     Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a fiduciary of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of Certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

     The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

                                       173

          o  Prohibited Transaction Class Exemption ("PTCE") 95-60, regarding investments by insurance company general accounts;

          o  PTCE 96-23, regarding investment decisions by in-house asset managers;

          o  PTCE 91-38, regarding investments by bank collective investment funds;

          o  PTCE 90-1, regarding investments by insurance company pooled separate accounts;

          o  PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

          o  PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

          o  various underwriter exemptions.

Underwriters' Exemption

     For purposes of the "ERISA Considerations" section of this prospectus, the term "underwriter" includes (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

     The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the "Exemption") that generally exempt from the application of the prohibited transaction provisions of Sections
406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities that are underwritten by an underwriter and where the trust and the offered Securities meet certain specified conditions, several of which are set forth below. Amendments to the Exemption may be found at 62 Fed. Reg.
39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed.
Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of Securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

     The Exemption also sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

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          o  the acquisition of certificates by a Plan must be on terms
             (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length
             transaction with an unrelated party;

          o  if the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

          o  the certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a "designated
             transaction") by a Rating Agency;

          o  one- to four-family residential and Home Equity Loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

          o  the Trustee may not be an affiliate of any other member of the
             Restricted Group, other than any underwriter;

          o  the sum of all payments made to and retained by the underwriter(s)
             must represent not more than reasonable compensation for
             underwriting the certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the Master Servicer and any other Servicer must represent not more than reasonable compensation for that person's services under the related agreement and reimbursement of that person's reasonable expenses in connection therewith;

          o  the Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
             Commission under the Securities Act of 1933, as amended; and

          o  for certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

     In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of an Issuing Entity only if the transactions are carried out in accordance with the terms of a binding Pooling and Servicing Agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase
Securities issued by the Issuing Entity.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and
406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a)

                                       175

and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an Issuing Entity that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; (3) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more Issuing Entities containing assets sold or serviced by the same entity; (4) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not a Plan that is sponsored by a member of the Restricted Group, which consists of the Trustee, each underwriter, any insurer of the Issuing Entity, the Sponsor, each Servicer, any obligor with respect to obligations included in the Issuing Entity constituting more than 5%
of the aggregate unamortized principal balance of the assets of the Issuing
Entity on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons (an
"Excluded Plan").

     A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

     The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

     If certain specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The
Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a)
and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of

                                       176

ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person)
solely as a result of the Plan's ownership of certificates.

     The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date.
The relief is available if the following conditions are met:

          o  the ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the
             "Pre-Funding Limit") must not exceed 25%;

          o  all assets transferred after the closing date (the "Subsequent
             Assets") must meet the same terms and conditions for eligibility as the original assets used to create the Issuing Entity, which terms and conditions have been approved by at least one Rating Agency;

          o  the transfer of the Subsequent Assets to the Issuing Entity during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the Issuing Entity;

          o  the weighted average annual percentage interest rate for all of the assets in the Issuing Entity at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the Issuing Entity on the closing date;

          o  in order to ensure that the characteristics of the Subsequent
             Assets are substantially similar to the original assets that were transferred to the Issuing Entity:

             (1) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the Depositor; or (2) an independent accountant retained by the
             Depositor must provide the Depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the Trustee) stating whether or not the
             characteristics of the Subsequent Assets conform to the
             characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the Issuing Entity as of the closing date;

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          o  the pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs);

          o  amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the
             pre-funding may be invested only in certain eligible investments;

          o  the prospectus or prospectus supplement must describe: (1) the pre-funding account and/or capitalized interest account used in connection with the pre-funding account; (2) the duration of the pre-funding period; (3) the percentage and/or dollar amount of the pre-funding limit for the Issuing Entity; and (3) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal; and

          o  the related agreement must describe the eligible investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and
             conditions for eligibility of Subsequent Assets.

     The Exemption also permits "eligible yield supplement agreements" to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the Issuing Entity, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("Cap Agreement"). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives
Association, Inc. ("ISDA") form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

          o  the Cap Agreement is denominated in U.S. dollars;

          o  the trust fund pays or receives, on or immediately prior to the respective payment or Payment Date for the class of Securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g,
             LIBOR) or the U.S. Federal Reserve's Cost of Funds Index (COFI)),
             with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted;

          o  payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference;

                                       178

          o  the Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the
             Trustee;

          o  the Cap Agreement is entered into between the Issuing Entity and an
             "eligible counterparty" which means a bank or other financial institution which has a rating at the date of issuance of the
             Securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency; and

          o  the notional amount that does not exceed either: (i) the principal balance of the class of certificates to which the Cap Agreement relates, or (ii) the portion of the principal balance of such class represented by obligations.

     The Exemption covers Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the Issuing
Entity and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the Issuing
Entity. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to
Excluded Plans would also be applicable to the Notes as described herein.

     In the event that the Exemption is not applicable to the Notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made.
These exemptions include, as listed above, but are not limited to, PTCE 90-1,
PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

     Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its counsel with respect to the potential applicability of
ERISA and the Code to that investment, the application of the Plan Asset
Regulation, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of Certificates should consider the federal income tax consequences of that investment.

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     The sale of Certificates to a Plan is in no respect a representation by the
Depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

     A purchaser of Securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain Issuing
Entities. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Issuing Entity or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of Securities from, or the sale of Securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or Sponsor in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the Sponsor. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Securities. None of the Depositor, the Trustee, the Servicer or any of their respective affiliates will make any representation to the effect that the
Securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Securities are an appropriate investment for Plans generally or any particular Plan.

     Insurance companies contemplating the investment of general account assets in the Securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which became applicable on July 5, 2001.

     Government plans are generally not subject to the fiduciary standards of
ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in Securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Certain Required Representations

     Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the Securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual
Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the Trustee unless the transferee provides the Depositor with a "Benefit Plan Opinion." A
Benefit Plan Opinion is an opinion of counsel satisfactory to the Depositor (and upon which the Depositor, the Trustee, the TMP, and their respective counsel are authorized to rely) that the ownership of a security of such class:

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          o  will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code, and

          o  either

             o  will not cause any of the assets in the Issuing Entity -- or in the case of a REMIC, the REMIC's assets -- to be regarded as plan assets for purposes of the Plan Asset Regulation, or

             o  will not give rise to any fiduciary duty under ERISA on the part of the Depositor, the Trustee, the Servicer or the TMP in
                addition to any obligation undertaken in the agreement.

     A Benefit Plan Opinion will not be required with respect to the purchase of
Book-Entry Securities. Any purchaser of a Book-Entry Security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

     This discussion is a general discussion of some of the rules that apply to
Plans and similar entities. Prior to making an investment in Securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

                                       181

                         LEGAL INVESTMENT CONSIDERATIONS

     The accompanying prospectus supplement describes whether the Securities will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984 ("SMMEA"). To the extent that any
Securities constitute mortgage related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in
"mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the
Securities only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the Securities without limitation as to the percentage of their assets represented thereby;
federal credit unions may invest in the Securities; and national banks may purchase the Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24
(Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     Securities that do not constitute "mortgage-related securities" under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be "legal investments" to the same extent as
"mortgage-related securities."

     Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered Securities. Any financial institution which is subject to the jurisdiction of the office of the
Comptroller of the Currency, the Board of Governors of the Federal Reserve
System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions
Examination Council, for example, has issued a Supervisory Policy Statement on
Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities."
The policy statement has been adopted by the Comptroller of the Currency, the
Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate.
The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation

                                       182

obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered Securities will not be treated as high-risk under the policy statement.

     The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform,
Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the
FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners
released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related prospectus supplement, other classes of offered
Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered
Securities, may be subject to significant interpretive uncertainties.

     The Depositor will make no representations as to the proper characterization of the offered Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered Securities under applicable legal investment restrictions.
The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered Securities) may adversely affect the liquidity of the offered
Securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                                       183

                              PLAN OF DISTRIBUTION

     The Depositor may sell the Securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The accompanying prospectus supplement sets forth the terms of the offering of your Securities, including the name or names of the underwriters, the proceeds to and their use by the Depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the
Securities will be determined.

     Your Securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the accompanying prospectus supplement, if any are purchased. If Securities of a series are offered other than through underwriters, the accompanying prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the Depositor and purchasers of these
Securities.

     This Prospectus may be used, to the extent required, by any underwriter in connection with offers and sales related to market making transactions.

     The place and time of delivery for your Securities is set forth in the accompanying prospectus supplement.

     The Depositor or certain of its affiliates may retain certain of the
Securities but may offer such Securities for sale from time to time in the future.

     Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by the Depositor and deposited by the Depositor to be part of the estate of a new Issuing Entity. In addition, other securities issued by affiliates of the Depositor or persons unaffiliated with the Depositor may be acquired by the Depositor and deposited to new Issuing Entities to be part of the Issuing Entity estate for Securities issued pursuant to this prospectus and a related prospectus supplement.

                                     RATINGS

     It is a condition to the issuance of any class of Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization (a "Rating Agency").

     Any ratings on the Securities address the likelihood of receipt by you of all collections on the underlying assets to which you are entitled. These ratings address the structural, legal and Issuing Entity-related aspects associated with your Securities, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of Principal Prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result,

                                       184

you might suffer a lower than anticipated yield, and, in addition, holders of
Strip Securities in extreme cases might fail to recoup their initial investments.

                           REPORTS TO SECURITYHOLDERS

     The Trustee will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the Issuing Entity. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by a Servicer with respect to compliance with the provisions of an
Agreement, as applicable, will be furnished to securityholders upon written request addressed to Lares Asset Securitization, Inc., 101 California St., 13th
Floor, San Francisco, California 94111, Attention: President.

     The monthly statement generally will set forth, among other things, the following information, if applicable:

          o  the amount of the related payment allocable to principal of the assets of the related trust fund, separately identifying the aggregate amount of any prepayments of principal on the related assets included in that trust fund, and the portion, if any, advanced by the Servicer or the Master Servicer;

          o  the amount of the related payment allocable to interest on the assets of the related trust fund and the portion, if any, advanced by the Servicer or the Master Servicer;

          o  in the case of a series of Securities with a variable Pass-Through
             Rate or interest rate, the Pass-Through Rate or interest rate applicable to the payment;

          o  the amount of coverage remaining under the financial guaranty insurance policy, surety bond, letter of credit, pool insurance policy, special hazard insurance policy, mortgagor bankruptcy bond, or reserve fund as applicable, in each case, after giving effect to any amounts with respect thereto distributed on that Payment Date;

          o  the aggregate unpaid principal balance of the assets of the related trust fund as of a date not earlier than the Payment Date after giving effect to payments of principal distributed to
             securityholders on the Payment Date;

          o  the book value of any collateral acquired by the asset pool through foreclosure, repossession or otherwise;

          o  the number and aggregate principal amount of assets 30 to 59 days,
             60 to 89 days and 90 days or more delinquent; and

          o the remaining balance, if any, in the Pre-Funding Account.

                                       185

                             ADDITIONAL INFORMATION

     The Depositor is subject to the informational requirements of the Exchange
Act and, in accordance therewith, files reports and other information with the
SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and amendments to these reports. With respect to each series of Securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Securities, that relate specifically to the related series of Securities. Reports and other information filed by the
Depositor with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.
Information concerning the operation of the SEC's public reference facilities may be obtained by calling the SEC at (800) SEC-0330. In addition, the SEC maintains a public access site on the internet through the "world wide web" at which any electronic filings, reports, information statements and other information regarding the Depositor may be viewed. The internet address of the
SEC's site is http://www.sec.gov.

     This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits the Depositor has filed with the SEC. Copies of the information and the exhibits are on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the
SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to the Depositor, Attention:
President.

Financial Information

     A new Issuing Entity will be formed with respect to each series of
Securities and no Issuing Entity will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of
Securities. Accordingly, no financial statements with respect to any Issuing
Entity will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the Securities and certain federal income tax matters in connection with the Securities will be passed on for the Depositor by Hunton &
Williams LLP.

                                       186

                                 INDEX OF TERMS

1996 Lender Liability Act....................................................113
30% Test.....................................................................154
Accrual Period.............................................................3, 38
Accrual Securities............................................................35
Aggregation Rule.............................................................123
Agreement.....................................................................34
All OID Election.............................................................124
AMT..........................................................................122
Applicable Amount............................................................121
Assessment of Compliance......................................................91
Asset Qualification Test.....................................................149
Attestation Report............................................................91
Balloon Mortgage Loans........................................................58
Bankruptcy Code..............................................................111
Beneficial Owners.............................................................42
Benefit Plan Opinion.........................................................180
Book-Entry Securities......................................................6, 42
Buy-Down Fund.................................................................57
Buy-Down Loans................................................................57
Cap..........................................................................128
Cap Agreement................................................................178
CERCLA.......................................................................113
Certificates..................................................................34
Class.........................................................................34
Code.......................................................................6, 35
compensating interest payment.................................................84
Complementary Securities.....................................................161
Contingent Payment Obligations...............................................131
Contingent Payment Regulations...............................................131
Converted Mortgage Loan.......................................................57
CPR...........................................................................51
Crime Control Act............................................................117
Current Recognition Election.................................................132
Custodial Account.............................................................63
Debt Securities..............................................................120
Deemed Principal Payments....................................................123
Definitive Securities.........................................................41
Depositor.....................................................................30
Determination Date.............................................................3
Disqualified Organization....................................................142
distribution date..............................................................3
DOL..........................................................................172
Due Period.................................................................3, 64
due-on-sale..................................................................114
ERISA.....................................................................8, 157
ES Class......................................................................35
Euroclear Operator............................................................44
European Depositaries.........................................................42
excess inclusion income......................................................139
Excess Premium...............................................................128
Exchange Act..................................................................44
Excluded Plan................................................................176
Exemption....................................................................174
FHA...........................................................................56
Financial Intermediary........................................................42
First Distribution Period....................................................126
Floor........................................................................128
foreign person...............................................................153
foreign person certification.................................................153
Garn-St Germain Act..........................................................115
Governor.....................................................................128
GPM Fund......................................................................57
GPM Loans.....................................................................57
Grantor Trust................................................................156
Grantor Trust Securities.....................................................120
Home Equity Loans.............................................................59
HUD...........................................................................73
Hybrid Mortgage Loans.........................................................58
Indenture.....................................................................34
Indenture Trustee..........................................................1, 34
Indirect Participants.........................................................42
insignificant participation exception........................................173
Interest Only Class...........................................................35
Interest Weighted Certificate................................................127
Interest-Only Mortgage Loans..................................................58
Inverse Floater Certificates.................................................130
IO Class......................................................................35
IO Securities................................................................156
IRS...........................................................................49
ISDA.........................................................................178
Issuing Entity.................................................................1
Issuing Entity Administrator..................................................34
L/C Bank......................................................................69
LIBOR.........................................................................37
Mark-to-Market Regulations...................................................144
Master Servicer............................................................2, 34
MERS System...................................................................54
Mixed Use Properties..........................................................58

                                       I-1

Model Law....................................................................183
mortgage related securities..................................................182
Multiple Rate VRDI Certificate...............................................129
NCUA.........................................................................117
Net Series Rate..............................................................162
Non-U.S. Holder...............................................................48
Non-VRDI Certificate.........................................................131
Notes.........................................................................34
OID Regulations..............................................................122
Option ARMs...................................................................58
Ordinary Ratio Security......................................................161
Originators...................................................................76
OTS..........................................................................117
Owner Trust Agreement.........................................................34
Owner Trustee.................................................................34
P Class.......................................................................35
PAC Classes...................................................................35
Parity Price..................................................................52
Participants..................................................................42
Partnership Securities.......................................................120
Partnership Trust............................................................164
Pass-Through Rate.............................................................37
Pass-Through Securities......................................................156
Pass-Through Securityholder..................................................157
Payment Account...............................................................64
Payment Date...............................................................3, 37
Plan Asset Regulation........................................................172
Plans........................................................................172
PMI...........................................................................70
PO Class......................................................................35
PO Securities................................................................156
Pooling and Servicing Agreement...............................................34
portfolio interest...........................................................153
Pre-Funded Amount.............................................................62
Pre-Funding Account...........................................................62
Pre-Funding Limit............................................................177
Pre-Funding Period............................................................62
Pre-Issuance Accrued Interest................................................127
Pre-Issuance Accrued Interest Rule...........................................127
Prepayment Interest Shortfall.................................................40
Prepayment Period..............................................................4
Pricing Prepayment Assumptions...............................................122
Principal Only Class..........................................................35
Principal Prepayments.........................................................38
PTCE.........................................................................174
publicly offered exception...................................................173
Qualified Intermediary........................................................49
Qualified Reserve Fund.......................................................150
Qualifying REIT Interest.....................................................145
Rate Bubble Certificate......................................................126
Rating Agency................................................................184
Ratio Securities.............................................................156
Realized Loss.................................................................39
Record Date....................................................................3
Relevant Depositary...........................................................42
Relief Act Reduction..........................................................40
REMIC.........................................................................35
REMIC Regular Certificate....................................................120
REMIC Regular Certificates....................................................36
REMIC Regulations............................................................119
Residual Certificates.........................................................36
Restricted Group.............................................................176
RICO.........................................................................117
RICs.........................................................................121
Rules.........................................................................42
SEC...........................................................................60
Securities Administrator......................................................34
Series REMIC.................................................................120
Servicer...................................................................2, 34
Servicer Remittance Date.......................................................3
Single Family Properties......................................................58
Single Rate VRDI Certificate.................................................129
single-class REMIC...........................................................121
SMMEA.....................................................................8, 182
SPA...........................................................................51
sponsor.......................................................................29
Strip Class...................................................................35
Strip Securities.............................................................156
Stripping Regulations........................................................159
Subsequent Assets............................................................177
Superpremium Certificates....................................................127
TAC Classes...................................................................35
Tax Administrator............................................................121
Taxable Mortgage Pools.......................................................152
Teaser Certificates..........................................................124
TIN..........................................................................154
Title VIII...................................................................117
TMP..........................................................................155
Transfer and Servicing Agreement..............................................34
Treasury.....................................................................119
True Discount................................................................124
Trustee.......................................................................34

                                       I-2

U.S. Withholding Agent........................................................48
UBTI.........................................................................137
underwriter..................................................................174
VA............................................................................56
Variable Rate Certificate....................................................128
VRDI.........................................................................128
WAM..........................................................................123
Weighted Average Certificates................................................130
Weighted Average Life.........................................................51

                                       I-3

                                  $702,206,000
                                  (Approximate)

                         LUMINENT MORTGAGE TRUST 2007-1
            Mortgage-Backed Pass-Through Certificates, Series 2007-1

                        Lares Asset Securitization, Inc.
                                    Depositor

                             FREE WRITING PROSPECTUS

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this free writing prospectus and the accompanying prospectus is accurate as of any date other than the dates stated
on their respective covers.

RBS Greenwich Capital           Lehman Brothers             WaMu Capital Corp.

                                January 22, 2007